Filed Pursuant to Rule 433 Registration Statement No. 333-123974

The information in this free writing prospectus is preliminary and subject to completion or change. The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase. This free writing prospectus is not an offer to sell or the solicitation of an offer to purchase these securities, nor will there be any sale of these securities in any jurisdiction where that offer, solicitation or sale is not permitted.

Subject to Completion Dated January 5, 2006

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-800-503-4611.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

Free Writing Prospectus To Accompany Prospectus Dated April 26, 2005

$1,581,278,000 (Approximate)

GMAC Commercial Mortgage Securities, Inc. Series 2006-C1 Trust

Issuer

GMAC Commercial Mortgage Securities, Inc.

Depositor

GMAC Commercial Mortgage Corporation

Sponsor and Master Servicer

CWCapital Asset Management LLC

Special Servicer

Series 2006-C1 Mortgage Pass-Through Certificates

You should consider carefully the risk factors beginning on page S-24 in this prospectus supplement and page 6 in this prospectus.

The certificates represent interests only in the trust created for Series 2006-C1. They do not represent interests in or obligations of GMAC Commercial Mortgage Securities, Inc., GMAC Commercial Mortgage Corporation or any of their affiliates.

This prospectus supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus.

The certificates will consist of:

•	The 12 classes of offered certificates described in the table on page S-6.

•	22 additional classes of private certificates, 11 of which are subordinated to, and provide credit enhancement for, the offered certificates. The private certificates are not offered by this prospectus supplement.

The assets underlying the certificates will include:

•	A pool of 121 fixed rate, monthly pay mortgage loans secured by first priority liens on 216 commercial and multifamily properties. The mortgage pool will have an initial pool balance of $1,718,780,989.

Distributions on the offered certificates will be made monthly:

•	On each distribution date in accordance with the priorities described in this prospectus supplement, commencing on February 10, 2006.

Credit enhancement:

•	The subordination of certificates other than the Class A-1, A-1A, A-2, A-3, A-4 and X certificates will provide credit enhancement to the Class A-1, A-1A, A-2, A-3, A-4 and X certificates. Each class of subordinated certificates will provide credit enhancement to subordinated certificates with earlier alphabetical class designations (provided that the Class A-M certificates are senior to the Class A-J certificates).

Neither the Securities and Exchange Commission nor any state securities commission has approved the offered certificates or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The underwriters will sell the offered certificates at varying prices to be determined at the time of sale. The proceeds to GMAC Commercial Mortgage Securities, Inc. from the sale of the offered certificates will be approximately     % of their principal balance plus accrued interest, before deducting expenses. The compensation of certain of the underwriters will be a commission representing the difference between the price they pay to GMAC Commercial Mortgage Securities, Inc. for the offered certificates and the amount they receive from the sale of the offered certificates to the public. The co-manager will not be obligated to buy the offered certificates.

Co-Lead Managers and Joint Bookrunners

Deutsche Bank Securities	Morgan Stanley

Co-Manager

GMAC Commercial Holding

Capital Markets Corp.

January   , 2006

With respect to this offering, Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated are acting as joint bookrunning managers in the following manner: Deutsche Bank Securities Inc. is acting as sole bookrunning manager with respect to 60.43% of each class of offered certificates and Morgan Stanley & Co. Incorporated is acting as sole bookrunning manager with respect to 39.57% of each class of offered certificates.

Important notice about information presented in this
free writing prospectus and the accompanying prospectus

We tell you about the offered certificates in two separate documents that progressively provide more detail: the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates; and this free writing prospectus, which describes the specific terms of your series of certificates.

The prospectus and the free writing prospectus together provide a description of the material terms of your certificates. You should rely on the information in the free writing prospectus to the extent it provides a more specific description of your certificates.

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

You can find a ‘‘Glossary’’ of capitalized terms used in this prospectus supplement beginning on page S-222 in this prospectus supplement.

SUMMARY OF SERIES 2006-C1 MORTGAGE PASS-THROUGH
CERTIFICATES AND POOL CHARACTERISTICS

The Series 2006-C1 Mortgage Pass-Through Certificates(1)

Class	Ratings Fitch/S&P	Original Principal Or Notional Amount (2)		Approximate Percent Of Credit Support (3)	Approximate Initial Pass- Through Rate	Approximate Weighted Avg. Life (4) (In Years)	Principal Window (5)
Publicly Offered Classes
A-1	AAA/AAA	$53,000,000		30.000%	%(6)	2.99	2/06-9/10
A-1A	AAA/AAA	$310,191,000		30.000%	%(6)	7.68	2/06-12/15
A-2	AAA/AAA	$171,000,000		30.000%	%(6)	4.72	9/10-1/11
A-3	AAA/AAA	$99,000,000		30.000%	%(6)	7.19	1/11-6/15
A-4	AAA/AAA	$569,955,000		30.000%	%(6)	9.66	6/15-11/15
XP	AAA/AAA		$(7)	NA	%(8)	NA	NA
A-M	AAA/AAA	$171,878,000		20.000%	%(6)	9.86	12/15-12/15
A-J	AAA/AAA	$116,018,000		13.250%	%(6)	9.86	12/15-12/15
B	AA/AA	$36,524,000		11.125%	%(6)	9.93	12/15-1/16
C	AA−/AA−	$19,336,000		10.000%	%(6)	9.94	1/16-1/16
D	A+/A+	$12,891,000		9.250%	%(6)	9.94	1/16-1/16
E	A/A	$21,485,000		8.000%	%(6)	9.94	1/16-1/16

Privately Offered Classes (10)
XC	AAA/AAA	$1,718,780,989	(7)	NA	%(8)	NA	NA
F	A−/A−	$17,188,000		7.000%	%(6)	9.94	1/16-1/16
G	BBB+/BBB+	$19,336,000		5.875%	%(6)	9.94	1/16-1/16
H	BBB/BBB	$19,336,000		4.750%	%(6)	9.94	1/16-1/16
J	BBB−/BBB−	$23,634,000		3.375%	%(6)	9.94	1/16-1/16
K	BB+/BB+	$6,445,000		3.000%	%(9)	9.94	1/16-1/16
L	BB/BB	$6,445,000		2.625%	%(9)	9.94	1/16-1/16
M	BB−/BB−	$8,594,000		2.125%	%(9)	9.94	1/16-1/16
N	B+/B+	$2,149,000		2.000%	%(9)	9.94	1/16-1/16
O	B/B	$4,297,000		1.750%	%(9)	9.94	1/16-1/16
P	B−/B−	$6,445,000		1.375%	%(9)	9.94	1/16-1/16
Q	NR/NR	$23,633,989		0.000%	%(9)	12.81	1/16-1/25
FNB-1(11)	BBB-/BBB-	$5,100,000		NA
FNB-2(11)	BB/BB	$5,600,000		NA
FNB-3(11)	BB−/BB−	$2,100,000		NA
FNB-4(11)	B/B	$4,500,000		NA
FNB-5(11)	B−/B−	$2,400,000		NA
FNB-6(11)	CCC/CCC	$13,300,000		NA

(1)	References to certificates, classes of certificates or certificateholders in this prospectus supplement include the Class FNB certificates and certificateholders except as otherwise provided herein.

(2)	These amounts are approximate. They may vary upward or downward by approximately 5% depending upon the final composition of the pool of mortgage loans sold to the trust, or in the case of the Class FNB certificates, the actual cut-off date principal balance of the non-pooled portion of the First National Bank Center Loan.

(3)	The percent of credit support reflects the aggregate certificate balances of all classes of certificates (calculated as if the Class FNB certificates provide no credit support to the other classes of certificates) that will be subordinate to each class on the date the certificates are issued, expressed as a percentage of the initial pool balance.

(4)	The weighted average life of a security is the average amount of time that will elapse from the time the security is issued until the investor receives all principal payments on the security, weighted on the basis of principal paid. The weighted average life of each class is calculated assuming that there are no prepayments on the mortgage loans and according to the modeling assumptions described under ‘‘Yield and Maturity Considerations’’ in this prospectus supplement. The rated final distribution date is the distribution date that occurs in November 2045.

(5)	The principal window is the period during which each class would receive distributions of principal assuming that there are no prepayments on the mortgage loans and according to the modeling assumptions described under ‘‘Yield and Maturity Considerations’’ in this prospectus supplement.

(6)	The pass-through rate for this class of certificates will be any of (i) the specified fixed rate, (ii) the lesser of a specified fixed rate for such class and the Weighted Average Net Mortgage Rate or (iii) the Weighted Average Net Mortgage Rate minus a specified fixed rate (which may be equal to zero).

(7)	The Class XC and Class XP certificates will have a notional amount and will accrue interest on that notional amount.

(8)	Generally, the Class XC and Class XP certificates will accrue interest at a variable rate based upon the Weighted Average Net Mortgage Rate. See ‘‘Description of the Certificates—Pass-Through Rates.’’

(9)	The pass-through rate for this class of certificates will be equal to the lesser of the specified fixed rate for such class and the Weighted Average Net Mortgage Rate.

(10)	These classes are not offered by this prospectus supplement. The information presented for these classes is provided solely to assist your understanding of the offered certificates.

(11)	The Class FNB certificates will represent interests solely in a portion of the underlying mortgage loan that is secured by the mortgaged real property identified on Annex A to this prospectus supplement as First National Bank Center. The portion of the First National Bank Center Loan that is represented by the Class FNB certificates is considered the non-pooled portion of that mortgage loan and will not be part of the pooled mortgage assets backing the offered certificates. The remaining portion of the First National Bank Center Loan, which is the pooled portion of that mortgage loan, will be pooled with the other underlying mortgage loans to back the other classes of the certificates. All classes of the Class FNB certificates will only receive distributions from and will only incur losses with respect to amounts received from or losses incurred with respect to the First National Bank Center Loan.

The following table shows information regarding the mortgage loans and the mortgaged properties as of the applicable cut-off date, which is the due date of any mortgage loan in January 2006. All weighted averages set forth below are based on the balances of the mortgage loans in the mortgage pool as of that date. The balance of each mortgage loan as of the due date for any mortgage loan in January 2006 is its unpaid principal balance as of that date, after applying all payments of principal due on or before that date, whether or not those payments are received.

SERIES 2006-C1 MORTGAGE POOL CHARACTERISTICS

Characteristics	Entire Mortgage Pool	Loan Group 1	Loan Group 2
Initial pool balance	$1,718,780,989	$1,408,589,714	$310,191,275
Number of mortgage loans	121	95	26
Number of mortgaged properties	216	189	27
Average balance as of the cut-off date	$14,204,802	$14,827,260	$11,930,434
Range of mortgage rates as of the cut-off date	4.950%-8.250%	4.950%-8.250%	5.045%-7.412%
Weighted average mortgage rate	5.504%	5.508%	5.487%
Weighted average remaining term to maturity	108.3 months	111.1 months	95.7 months
Weighted average remaining amortization term	347.6 months	347.3 months	349.6 months
Weighted average debt service coverage ratio	1.47x	1.50x	1.36x
Weighted average current loan-to-value ratio	70.80%	70.12%	73.90%

Unless otherwise indicated, the balances of, and any debt service on, any related subordinated loans are not included in calculations of loan-to-value ratio and debt service coverage ratio. For a description of the calculation of the loan-to-value ratio and debt service coverage ratio, see Annex A to this prospectus supplement.

Unless specifically indicated otherwise, statistical information in this prospectus supplement with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A to this prospectus supplement as First National Bank Center is being presented without regard to the non-pooled portion of that mortgage loan. In addition, references in this prospectus supplement to the initial mortgage pool balance are to the aggregate principal balance of the underlying mortgage loans (without regard to the non-pooled portion of the First National Bank Center Loan) as of the cut-off date for the mortgage pool described in this prospectus supplement, after application of all scheduled payments of principal due with respect to the underlying mortgage loans on or before that date, whether or not received.

SUMMARY OF SERIES 2006-C1 TRANSACTION

This summary highlights selected information from this document. To understand all of the terms of the offered certificates, you should read carefully this entire document and the accompanying prospectus.

Relevant Parties and Important Dates

Title Of Series:	Series 2006-C1 Mortgage Pass-Through Certificates	Cut-Off Dates: January 1, January 7 and January 15, 2006.
Issuer:	GMAC Commercial Mortgage Securities, Inc. Series 2006-C1 Trust formed to issue the mortgage pass-through certificates and to acquire the mortgage pool.	Distribution Date: The 10th day of each month or, if the 10th day is not a business day, the immediately succeeding business day, beginning on February 10, 2006.
Depositor:	GMAC Commercial Mortgage Securities, Inc. 200 Witmer Road Horsham, Pennsylvania 19044-8015 (215) 328-4622	Closing Date: On or about January , 2006.

Determination Date: The 1st day of each month or, if the 1st day is not a business day, the immediately succeeding business day.

Collection Period: For any distribution date, the period that begins immediately following the determination date in the prior calendar month and continues through and includes the determination date in the calendar month in which that distribution date occurs. The first collection period, however, for each mortgage loan begins immediately following its cut-off date.

Interest Accrual Period: With respect to any distribution date, the calendar month immediately preceding the month in which such distribution date occurs.
Sponsor:	GMAC Commercial Mortgage Corporation, an affiliate of the depositor.
Sellers/Originators:	GMAC Commercial Mortgage Corporation, Morgan Stanley Mortgage Capital Inc., German American Capital Corporation and CWCapital LLC.
Master Servicer:	GMAC Commercial Mortgage Corporation, an affiliate of the depositor.
Special Servicer:	CWCapital Asset Management LLC, an affiliate of one of the originators.
Primary Servicer:	CWCapital LLC will act as primary servicer with respect to all of the mortgage loans that were originated by CWCapital LLC.
Trustee:	Wells Fargo Bank, N.A.

The Mortgage Pool

The mortgage pool will consist of one hundred twenty-one (121) mortgage loans. The assets of the trust consist of, among other things, the mortgage pool. Each of the mortgage loans is secured by first mortgage liens on real property interests held by borrowers that own and/or lease the mortgaged properties. The mortgaged properties are used for commercial or multifamily purposes.

The mortgaged property securing the DDR/Macquarie Mervyn's Portfolio Loan also secures the DDR/Macquarie Mervyn's Portfolio Companion Loans. The DDR/Macquarie Mervyn's Portfolio Companion Loans are not assets of the trust.

The mortgaged property securing the James Center Loan also secures the James Center Companion Loan. The James Center Companion Loan is not an asset of the trust.

The mortgaged property securing the Seven Springs Village Loan also secures the Seven Springs Village B Note. The Seven Springs Village B Note is not an asset of the trust. Payments of principal and interest in respect of the Seven Springs Village B Note will be subordinated to payments on the Seven Springs Village Loan in the event of certain uncured mortgage loan defaults.

The mortgaged property securing the Design Center of the Americas Loan also secures the Design Center of the Americas Companion Loan. The Design Center of the Americas Companion Loan is not an asset of the trust.

Payments of principal and interest made in respect of the non-pooled portion of the First National Bank Center Loan are payable only to the holders of the Class FNB certificates and to no other certificates. Such payments, however, will be subordinated to payments of the pooled portion of the First National Bank Center Loan under certain default scenarios.

The mortgaged property securing The Outlets at Hershey Loan also secures The Outlets at Hershey B Note. The Outlets at Hershey B Note is not an asset of the trust. Payments of principal and interest in respect of The Outlets at Hershey B Note will be subordinated to payments on The Outlets at Hershey Loan in the event of certain uncured mortgage loan defaults.

GMAC Commercial Mortgage Corporation (GMACCM) is the seller of forty-five (45) of the mortgage loans or 35.1% of the initial pool balance, each of which was originated by GMACCM or one of its affiliates. German American Capital Corporation (GACC) is the seller of thirty-two (32) of the mortgage loans or 32.9% of the initial pool balance, each of which was originated by GACC or one of its affiliates. CWCapital LLC (CW) is the seller of twenty-seven (27) of the mortgage loans or 20.9% of the initial pool balance, each of which was originated by CW or one of its affiliates except for four (4) mortgage loans originated by unaffiliated third parties and subsequently purchased by CW. Morgan Stanley Mortgage Capital Inc. (MSMC) is the seller of seventeen (17) of the mortgage loans or 11.1% of the initial pool balance, each of which was originated by MSMC or one of its affiliates except for one (1) mortgage loan that was originated by an unaffiliated third party and subsequently purchased by MSMC. All mortgage loans were originated between December 14, 1998 and December 21, 2005.

Each seller will make representations and warranties regarding the mortgage loans sold by it. The depositor will assign these representations and warranties to the trustee. If any of these representations and warranties are materially breached or there is a material defect in the related mortgage file delivered to the trustee, the related seller will be required to cure the breach or defect or, if it does not cure the breach or defect, to repurchase the affected mortgage loan or, except in the case of the First National Bank Center Loan, substitute a replacement mortgage loan for the affected mortgage loan.

In this prospectus supplement, the percentage of the initial pool balance refers to the principal balance of the mortgage loans or the allocated loan amount secured by a mortgaged property, divided by the aggregate pool balance. The initial pool balance of the mortgage loans is equal to their unpaid aggregate principal balances as of their respective cut-off dates, after taking into account all payments of principal due on or before that date, whether or not received. All mortgage pool information in this prospectus supplement is approximate and depends upon the final composition of the mortgage loans sold to the trust. All information presented in this prospectus supplement (including loan-to-value ratios and debt service coverage ratios) with respect to the mortgage loans with pari passu companion loans is calculated inclusive of such pari passu companion loans unless otherwise indicated. All information presented in this prospectus supplement (including loan-to-value ratios and debt service coverage ratios) with respect to the mortgage loans with related subordinated B notes is calculated exclusive of such related subordinated B notes unless otherwise indicated. All information presented in this prospectus supplement (including loan-to-value ratios and debt service coverage ratios) with respect to the First National Bank Center Loan is calculated exclusive of the non-pooled portion of such mortgage loan unless otherwise indicated.

Annex A to this prospectus supplement provides characteristics of the mortgage loans on a loan-by-loan basis. Annex B to this prospectus supplement provides characteristics of the significant mortgage loans.

Underwriting Criteria Used to Originate the Mortgage Pool

For a description of the underwriting criteria used to originate the mortgage pool including method and criteria for selection and the origination process, such as originator information and the required origination documentation, see ‘‘The Sponsor—GMAC Commercial Mortgage Corporation (GMACCM),’’ ‘‘—GMACCM’s Underwriting Standards and Origination Procedures,’’ ‘‘Other Originators and Sellers—German American Capital Corporation (GACC),’’ ‘‘—CWCapital LLC (CWCapital),’’ and ‘‘—Morgan Stanley Mortgage Capital Inc. (MSMC)’’ in this prospectus supplement.

Geographic Concentrations of the Mortgaged Properties

The mortgaged properties are located in thirty-seven (37) states and the District of Columbia. The following table lists the number and percentage of mortgaged properties with initial principal balances that in the aggregate are greater than or equal to 4.49% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

Property State	Number of Mortgaged Properties	Percentage of Initial Pool Balance
California	51	20.04%
Southern(1)	37	15.12%
Northern(1)	14	4.92%
Florida	11	13.50%
Arizona	16	8.45%
Virginia	4	7.92%
Maryland	4	6.32%
Colorado	10	4.49%
Other(2)	120	39.28%
	216	100.00%

(1)	Southern California properties have a zip code equal to or less than 93600. Northern California properties have a zip code greater than 93600.

(2)	Includes 31 states and the District of Columbia

Property Types

The following table lists the number and percentage of mortgaged properties that are operated for each indicated purpose.

Property State	Number of Mortgaged Properties	Percentage of Initial Pool Balance
Office	27	29.89%
Multifamily	37	23.92%
Anchored Retail	76	17.85%
Hospitality	10	7.78%
Special Purpose Retail	1	5.38%
Manufactured Housing	8	5.27%
Self Storage	33	3.91%
Unanchored Retail	15	2.85%
Industrial/Warehouse	7	2.44%
Mixed Use	2	0.70%

Prepayment Or Call Protection Provided By The Mortgage Loans

The terms of each mortgage loan restrict the ability of the borrower to prepay the mortgage loan. One hundred nine (109) of the mortgage loans, including the mortgage loans referenced in the first and fourth succeeding paragraphs below, which together represent 95.72% of the initial pool balance, permit defeasance after a defeasance lockout period.

Three (3) of the mortgage loans, which together represent 3.00% of the initial pool balance, permit defeasance after a lockout period followed by prepayment with a prepayment penalty equal to 0.25% of the then outstanding principal amount of such mortgage loan.

Ten (10) of the mortgage loans, which together represent 2.35% of the initial pool balance, permit prepayment after the expiration of a lockout period with payment of the greater of a yield maintenance formula and a fixed penalty equal to 1% of the principal amount of such prepayment, with no defeasance option.

One (1) of the mortgage loans, which represents 1.11% of the initial pool balance, currently permits prepayment with payment of the greater of a yield maintenance formula and a fixed penalty equal to 1% of the principal amount of such prepayment.

One (1) of the mortgage loans, which represents 0.90% of the initial pool balance, permits prepayment, in whole but not in part, at any time with payment of yield maintenance; permits prepayment, in whole but not in part, after July 1, 2015 without payment of yield maintenance and permits defeasance, in whole but not in part, at any time after the expiration of a lockout period.

One (1) of the mortgage loans, which represents 0.82% of the initial pool balance, currently permits prepayment with the payment of the greater of a yield maintenance formula and a fixed premium equal to 2% of the principal amount of such prepayment, with no defeasance option.

Notwithstanding the foregoing, the mortgage loans generally provide for a period prior to maturity (one to seven payments) during which prepayments may be made without penalty, yield maintenance charge, or otherwise requiring defeasance.

For a description of defeasance and prepayment provisions in the mortgage loans, see ‘‘Description of the Mortgage Pool—Defeasance’’ and ‘‘—Prepayment Provisions’’ in this prospectus supplement and ‘‘Characteristics of the Mortgage Loans —Yield Maintenance Loans’’ in Annex A to this prospectus supplement.

Payment Terms Of The Mortgage Loans

All the mortgage loans accrue interest at a fixed rate. See ‘‘Description of the Mortgage Pool—Calculations of Interest’’ and ‘‘—ARD loans’’ in this prospectus supplement.

The Trust

Pursuant to the terms of the pooling and servicing agreement, a new trust will be established by the depositor for this series of certificates, and such trust will not engage in any business activities or have any assets or obligations before the issuance of the certificates. Accordingly, no financial statements for the trust will be included in the prospectus or this prospectus supplement. The fiscal year end with respect to the trust will be as specified in this prospectus supplement. The trust will be a common law trust formed under the laws of the state of New York and will be administered pursuant to the terms of the pooling and servicing agreement. The trust will not be managed by a board of directors or persons performing similar functions.

The Certificates

Your certificates represent the right to a portion of the collections on the trust’s assets. The certificates represent all of the beneficial ownership interests in the trust. The offered certificates are the only securities offered through this prospectus supplement. The private certificates are not offered by this prospectus supplement.

Certificate Designations

We refer to the certificates by the following designations:

Designation	Related Classes
Offered certificates	Classes A-1, A-1A, A-2, A-3, A-4, XP, A-M, A-J, B, C, D and E
Senior certificates	Classes XC, XP, A-1, A-1A, A-2, A-3 and A-4
Interest-only certificates	Classes XC and XP
Class X certificates	Classes XC and XP
Subordinate certificates	Classes A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O, P and Q
Private certificates	Classes XC, F, G, H, J, K, L, M, N, O, P, Q, S and FNB
Residual certificates	Classes R-I, R-II and R-III
REMIC regular certificates	Classes XC, XP, A-1, A-1A, A-2, A-3, A-4, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O, P and Q
Class FNB certificates	Classes FNB-1, FNB-2, FNB-3, FNB-4, FNB-5 and FNB-6

Initial Certificate Balances Of The Certificates

The aggregate principal balance of the certificates (other than the Class FNB certificates) issued by the trust will be approximately $1,718,780,989, but may vary upward or downward by approximately 5%.

The senior certificates (excluding the Class X certificates) will comprise approximately 70.00% and the subordinate certificates will comprise approximately 30.00% of the initial aggregate certificate balance of the certificates (other than the Class FNB certificates).

The Class X certificates will not have a certificate balance. The Class X certificates will have a notional amount and will accrue interest on that notional amount. The Class X certificates will not receive any distributions of principal.

The Class FNB certificates will represent interests solely in the non-pooled portion of the First National Bank Center Loan.

Distributions On The Offered Certificates

The trustee will make distributions to certificateholders on each distribution date in the order of priority described below.

Until paid in full, each class of offered certificates will be entitled to receive monthly distributions of interest.

For purposes of calculating distributions on the senior certificates, the mortgage pool (excluding the non-pooled portion of the First National Bank Center Loan) has been divided into loan group 1 and loan group 2. The mortgage loans (excluding the non-pooled portion of the First National Bank Center Loan) are identified as belonging to either loan group 1 or loan group 2 on Annex A to this prospectus supplement under the heading ‘‘Loan Group.’’

The borrowers are required to make payments of interest and/or principal on the mortgage loans to the master servicer. The master servicer will deduct its master servicing fee and other amounts required by the pooling and servicing agreement and send the remainder to the trustee. See ‘‘The Pooling and Servicing Agreement’’ in this prospectus supplement. After deducting its trustee fee, expenses and indemnity amounts, the trustee will distribute the available certificate distribution amount to the certificateholders as follows:

The Class FNB certificates will represent a subordinated right to receive out of monthly payments and other collections (or advances in lieu thereof) on the First National Bank Center Loan interest at the related pass-through rate and principal as described in the following provisions. So long as certain default scenarios do not exist with respect to the First National Bank Center Loan, the holders of the Class FNB certificates will be entitled to receive, on a subordinate basis, payments of principal equal to a proportionate share (generally based on an amount equal to the total principal balance of those certificates as a percentage of the principal amount of the First National Bank Center Loan) of (a) all scheduled payments of principal due or, in some cases, deemed due on the First National Bank Center Loan from time to time, to the extent those payments are, in each case, either received as of the end of the collection period when due or deemed due or advanced by the master servicer or the trustee, and (b) any prepayments and other unscheduled collections of previously unadvanced principal with respect to the First National Bank Center Loan. However, for so long as certain default scenarios exist with respect to the First National Bank Center Loan, the holders of the Class FNB certificates will not receive any payments of principal unless and until the holders of the other principal balance certificates collectively receive or are deemed to receive over time payments of principal equal to the cut-off date principal balance of the pooled portion of the First National Bank Center Loan.

Distributions of interest and principal will not be made to a class of certificates if its certificate balance or notional amount has been reduced to zero. However, realized losses or additional trust fund expenses allocated to reduce the certificate balance of a class of certificates may be reimbursed if the amount available for distribution is sufficient. See ‘‘Description of the Certificates—Distributions’’ for a discussion of the amount available for distribution and the priorities and amounts of distributions on the certificates. Because payments are made in the order described above, there may not be sufficient funds to make each of the payments described above after making distributions on certificates with a higher priority. Funds may be insufficient if the trust experiences realized losses, incurs unanticipated expenses or an appraisal reduction event occurs.

On any given distribution date, there may be insufficient payments received from the mortgage loans for all classes of certificates to receive the full amount of interest due on that date. Those certificates that do not receive their full interest distributions on any distribution date will be entitled to receive the shortfall in each month thereafter up to the aggregate amount of the shortfall, in the same priority as their distribution of interest. However, there will be no extra interest paid to make up for the delay in distribution of interest.

The amount of interest distributable on each class on each distribution date will equal:

•	1/12th of the pass-through rate for that class multiplied by

•	the related class certificate balance or class notional amount.

Due to allocations of losses, expenses and any net aggregate prepayment interest shortfall, the actual amount of interest distributed on each distribution date may be less than this amount. See ‘‘Description of the Certificates—Distributions’’ in this prospectus supplement.

Subordination Of Classes Of Certificates

The senior certificates will receive all distributions of interest and principal, or in the case of the Class X certificates, only interest, before the subordinate certificates are entitled to receive distributions of interest or principal. This subordination of the subordinate certificates to the senior certificates provides credit support to the senior certificates. Each class of subordinated certificates will provide credit enhancement to subordinated certificates with earlier alphabetical class designations (provided that the Class A-M certificates are senior to the Class A-J certificates). The rights of the holders of the Class FNB certificates to receive distributions in respect of the non-pooled portion of the First National Bank Center Loan will be subordinated to the rights of the holders of the other classes of certificates in respect of the pooled portion of such mortgage loan upon the occurrence of certain events of default with respect to such mortgage loan.

Allocation Of Losses And Expenses To Classes Of Certificates

A loss is realized on a mortgage loan when the master servicer or the special servicer, as applicable, determines that it has received all amounts it expects to receive from the mortgage loan and that amount is less than the outstanding principal balance on the mortgage loan plus accrued and unpaid interest.

An additional trust fund expense is an expense incurred by the trust that is not covered by a corresponding payment from a borrower. Additional trust fund expenses include, among other things:

•	special servicing compensation;

•	interest on advances made by the master servicer or the trustee;

•	extraordinary expenses, such as indemnification and reimbursements paid to the trustee; and

•	loan-specific expenses incurred because of defaults on mortgage loans or to remediate environmental conditions on mortgaged properties.

Losses and additional trust fund expenses will be allocated to the certificates by deducting those losses and additional trust fund expenses from the certificate balances of the certificates without making any payments to the certificateholders. In general, losses and additional trust fund expenses are allocated to the certificates if the aggregate outstanding principal balance of the mortgage loans immediately following the distributions to be made on the certificates on any distribution date is less than the aggregate outstanding certificate balance of the certificates. If this happens, the certificate balances of the certificates (other than the Class FNB certificates) will be reduced as shown in the following chart:

Any reductions in the certificate balances of the certificates (other than the Class FNB certificates) as the result of the allocation of losses and additional trust fund expenses will also have the effect of reducing the aggregate notional amount of the Class X certificates. Losses on the Seven Springs Village Whole Loan and The Outlets at Hershey Whole Loan will be allocated to the Seven Springs Village B Note and The Outlets at Hershey B Note, respectively, before being allocated as set forth above.

Notwithstanding the foregoing, losses on and/or default-related or other unanticipated expenses of the trust with respect to the First National Bank Center Loan will be allocated to reduce the total principal balance of the Class FNB certificates prior to being allocated to reduce the total principal balance of any class identified in the foregoing chart.

For a detailed description of the allocation of losses and additional trust fund expenses among the certificates,

see ‘‘Description of the Certificates—Subordination; Allocation of Losses and Expenses’’ in this prospectus supplement.

Servicing Of The DDR/Macquarie Mervyn’s Portfolio Whole Loan

One of the DDR/Macquarie Mervyn’s Portfolio Companion Loans is currently included in the GE 2005-C4 Trust. In connection therewith, the DDR/Macquarie Mervyn’s Portfolio Whole Loan is currently being serviced and administered pursuant to the GE 2005-C4 Pooling and Servicing Agreement. The GE 2005-C4 Pooling and Servicing Agreement provides for servicing arrangements that are similar, but not identical, to those under the pooling and servicing agreement. See ‘‘Description of the Mortgage Pool—The DDR/Macquarie Mervyn’s Portfolio Whole Loan’’ and ‘‘Servicing of the Mortgage Loans— Servicing of the DDR/Macquarie Mervyn’s Portfolio Whole Loan; Servicing of the Design Center of the Americas Whole Loan’’ in this prospectus supplement.

Servicing Of The Design Center of the Americas Whole Loan

The Design Center of the Americas Companion Loan is currently included in the GE 2005-C4 Trust. In connection therewith, the Design Center of the Americas Whole Loan is currently being serviced and administered pursuant to the GE 2005-C4 Pooling and Servicing Agreement. The GE 2005-C4 Pooling and Servicing Agreement provides for servicing arrangements that are similar, but not identical, to those under the pooling and servicing agreement. See ‘‘Description of the Mortgage Pool—The Design Center of the Americas Whole Loan’’ and ‘‘Servicing of the Mortgage Loans—Servicing of the DDR/Macquarie Mervyn's Portfolio Whole Loan; Servicing of the Design Center of the Americas Whole Loan’’ in this prospectus supplement.

Servicing of Other Loans With Companion Loans or B Notes

The mortgaged property that secures the James Center Loan also secures a pari passu companion loan that is not included in the trust and is currently owned by GACC, but may subsequently be contributed to another securitization trust or vehicle or otherwise transferred. Both the James Center Loan and the James Center Companion Loan will be serviced and administered by the master servicer and, if applicable, the special servicer pursuant to the pooling and servicing agreement. The mortgaged property that secures the Seven Springs Village Loan also secures a subordinated B note that is not included in the trust and is currently owned by one of the sellers, but may subsequently be contributed to another securitization trust or vehicle or otherwise transferred. Both the Seven Springs Village Loan and the Seven Springs Village B Note will be serviced and administered by the master servicer and, if applicable, the special servicer pursuant to the pooling and servicing agreement. The mortgaged property that secures The Outlets at Hershey Loan also secures a subordinated B note that is not included in the trust and is currently owned by an affiliate of the special servicer, the primary servicer with respect to certain mortgage loans, the majority certificateholder of the controlling class and one of the sellers, but may subsequently be contributed to another securitization trust or vehicle or otherwise transferred. Both The Outlets at Hershey Loan and The Outlets at Hershey B Note will be serviced and administered by the master servicer and, if applicable, the special servicer pursuant to the pooling and servicing agreement.

Advances Made By The Master Servicer

For any month, if the master servicer receives a payment on a mortgage loan (including the non-pooled portion of the First National Bank Center Loan) that is less than the full scheduled payment, or if no payment is received, then the master servicer is required to make P&I advances from its own funds to cover that shortfall. The master servicer is also required to make servicing advances with respect to any mortgaged property related to a mortgage loan (including the non-pooled portion of the First National Bank Center Loan) except in the case of the respective mortgaged properties that secure the DDR/Macquarie Mervyn's Portfolio Whole Loan and the Design Center of the Americas Whole Loan, which loans and related mortgaged properties are serviced by the GE 2005-C4 Master Servicer under the GE 2005-C4 Pooling and Servicing Agreement and for which the GE 2005-C4 Master Servicer is responsible for making servicing advances.

The master servicer will not be required to advance the amount of any delinquent balloon payment or any default interest or any excess interest that may be due on the ARD loans. If the master servicer fails to make a required advance, the trustee will be required to make such advance. However, the master servicer or the trustee, as applicable, will make an advance only if it determines that the advance, together with any advance interest, will be recoverable from future payments or collections on that mortgage loan. Additionally, the special servicer will be able to determine that an existing advance is nonrecoverable or that any proposed advance will be nonrecoverable, and the master servicer will be bound by such determination. Under certain circumstances, the master servicer and the trustee each will be required to rely upon the nonrecoverability determination of other master servicers with respect to certain mortgage loans whose companion loans are in other commercial mortgage securitizations. See ‘‘Description of the Certificates—Appraisal Reductions’’ in this prospectus supplement.

The master servicer and the trustee will each be entitled to recover any advance made by it from related proceeds collected on the mortgage loan for which that advance was made. If at any time an advance made by the master servicer or the trustee is determined to be a nonrecoverable advance (including the portion of any advance with respect to the non-pooled portion of the First National Bank Center Loan), the master servicer or the trustee will be entitled to recover the amount of that advance out of funds received on or in respect of other mortgage loans. The master servicer or the trustee may, in its sole discretion, defer recovery of any advance, provided that no such deferral may exceed six (6) months without the consent of the majority certificateholder of the controlling class or twelve (12) months overall. Reimbursement for nonrecoverable advances will be made from amounts received in respect of principal on such other mortgage loans before being made from other amounts received on such other mortgage loans and such amounts will be deducted from the principal distribution amount for the related distribution date (provided, however, that to the extent any such nonrecoverable advances are subsequently recovered from principal collections on the related mortgage loan, such recovery will be applied to increase the principal distribution amount for the distribution date related to the collection period in which such recovery occurs). In addition, if at any time an advance is made with respect to a mortgage loan and the mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances (together with interest thereon) in full at the time of the workout (but such amounts become an obligation of the borrower to be paid in the future), then such advance (together with interest on such advance to the extent accrued and unpaid) will constitute a workout-delayed reimbursement amount and, unless determined to be nonrecoverable, will be reimbursable only from amounts in the certificate account that represent principal on the mortgage loans (net of any principal collections used to reimburse the master servicer or the trustee for any nonrecoverable advances and interest thereon). Any principal collections used to reimburse the master servicer or the trustee for such workout-delayed reimbursement amounts will be deducted from the principal distribution amount for the related distribution date, and to the extent any such workout-delayed reimbursement amounts are subsequently recovered from principal collections on the related mortgage loan, such recovery will be applied to increase the principal distribution amount for the distribution date related to the collection period in which such recovery occurs. The master servicer and the trustee will each be entitled to interest on any advances of monthly payments made by it and advances of servicing expenses incurred by it or on its behalf. To the extent a nonrecoverable advance or workout-delayed reimbursement amount for any mortgage loan is reimbursed from collections on other mortgage loans, such reimbursement will be made from collections on mortgage loans included in the same loan group and, if such collections are insufficient for full reimbursement of such amounts, from collections on mortgage loans in the other loan group (after giving effect to any similar reimbursements in the other loan group). See ‘‘Description of the Certificates—P&I and Servicing Advances’’ in this prospectus supplement and ‘‘Description of the Certificates—Advances in Respect of Delinquencies’’ and ‘‘The Pooling and Servicing Agreements—Certificate Account’’ in the prospectus.

Notwithstanding the prior paragraph, amounts otherwise payable as interest and/or principal on the Class FNB certificates will not be available to reimburse advances in respect of any underlying mort-gage loan other than the First National Bank Center Loan. With respect to a nonrecoverable advance on the First National Bank Center Loan, the master servicer will be entitled to reimbursement, first, from collections on, and proceeds of, the non-pooled portion of the First National Bank Center Loan, second, from collections on, and proceeds of, the pooled portion of the First National Bank Center Loan, and then from general collections of the trust fund.

In addition, in considering whether any advance is, or any proposed advance, if made, would constitute, a nonrecoverable advance, any person making such determination will be entitled to give due regard to the existence of any nonrecoverable advances or workout-delayed reimbursement amounts with respect to other mortgage loans, the recovery of which is being deferred or delayed at the time of such consideration by the master servicer or, if applicable, the trustee, in light of the fact that proceeds on the related mortgage loan are a source of recovery not only for the advance under consideration, but also as a potential source of recovery of such nonrecoverable advance or workout-delayed reimbursement amounts the recovery of which is being, or may be, deferred or delayed.

The GE 2005-C4 Master Servicer is required to make servicing advances with respect to the mortgaged property related to the DDR/Macquarie Mervyn's Portfolio Whole Loan and the Design Center of the Americas Whole Loan, in accordance with the terms of the GE 2005-C4 Pooling and Servicing Agreement, unless the GE 2005-C4 Master Servicer determines that such servicing advances would not be recoverable from collections on the DDR/Macquarie Mervyn's Portfolio Whole Loan and the Design Center of the Americas Whole Loan. If the GE 2005-C4 Master Servicer is required to but fails to make such advances, then the related trustee under the GE 2005-C4 Pooling and Servicing Agreement will be required to make such advances. The master servicer will be required to make P&I advances with respect to the DDR/Macquarie Mervyn's Portfolio Loan and the Design Center of the Americas Loan to the extent described in this prospectus supplement, but not with respect to any of the DDR/Macquarie Mervyn's Portfolio Companion Loans or the Design Center of the Americas Companion Loan. See ‘‘Description of the Mortgage Pool—The DDR/Macquarie Mervyn's Portfolio Whole Loan,’’ and ‘‘Servicing of the Mortgage Loans—Servicing of the DDR/Macquarie Mervyn's Portfolio Whole Loan; Servicing of the Design Center of the Americas Whole Loan,’’ and ‘‘Description of the Mortgage Pool—The Design Center of the Americas Whole Loan,’’ and ‘‘Servicing of the Mortgage Loan—Servicing of the DDR/Macquarie Mervyn's Portfolio Whole Loan; Servicing of the Design Center of the Americas Whole Loan’’ in this prospectus supplement.

The master servicer or the trustee, as applicable, will be required to make servicing advances with respect to the mortgaged property related to the James Center Whole Loan, the Seven Springs Village Whole Loan and The Outlets at Hershey Whole Loan unless the master servicer, the trustee or the special servicer determines that such advances would not be recoverable from collections on the James Center Whole Loan, the Seven Springs Village Whole Loan or The Outlets at Hershey Whole Loan, as applicable. If the master servicer is required to but fails to make such servicing advances, then the trustee will be required to make such servicing advances. The master servicer will be required to make P&I advances with respect to the James Center Loan, the Seven Springs Village Loan and The Outlets at Hershey Loan to the extent described in this prospectus supplement, but not with respect to the James Center Companion Loan, the Seven Springs Village B Note or The Outlets at Hershey B Note.

Servicing and Other Compensation

The principal compensation to be paid to the master servicer in respect of its master servicing activities will be the master servicing fee, which will be payable monthly on a loan-by-loan basis from payments of interest on such mortgage loan and the interest portion of P&I advances (including in respect of the non-pooled portion of the First National Bank Center Loan), and will accrue for each mortgage loan at an annual master servicing fee rate as described in this prospectus supplement. The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee, which will be payable at the rates, at the times and from the sources described in this prospectus supplement.

See "Servicing of the Mortgage Loans—Servicing and Other Compensation and Payment of Expenses".

Optional Termination Of The Trust

If, on any distribution date, the remaining aggregate principal balance of the mortgage pool (including the non-pooled portion of the First National Bank Center Loan) is less than 1% of the initial pool balance, the master servicer, the majority certificateholder of the controlling class, the special servicer or the depositor may purchase the mortgage loans (including the non-pooled portion of the First National Bank Center Loan). None of the master servicer, the majority certificateholder of the controlling class, the special servicer or the depositor, however, is required to do so. If the master servicer, the majority certificateholder of the controlling class, the special servicer or the depositor does purchase the mortgage loans, the outstanding principal balance of the certificates will be paid in full, together with accrued interest. Provided that the aggregate principal balances of the Class A-1, Class A-1A, Class A-2, Class A-3, Class A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J certificates have been reduced to zero, the trust could also be terminated in connection with an exchange of all the then-outstanding certificates, including the Class X certificates and the Class FNB certificates but excluding the Class S certificates and the REMIC residual certificates, for the mortgage loans remaining in the trust, but all of the holders of such classes of outstanding certificates would have to voluntarily participate in such exchange. See ‘‘Description of the Certificates—Certificate Balances and Notional Amounts’’ and ‘‘—Termination; Retirement of Certificates.’’

Book-Entry Registration

Generally, the offered certificates will be available only in book-entry form through the facilities of The Depository Trust Company in the United States or through Clearstream or Euroclear in Europe. See ‘‘Description of the Certificates —Book-Entry Registration of the Offered Certificates’’ in this prospectus supplement and Annex D —Global Clearance Settlement and Tax to this prospectus supplement and ‘‘Description of the Certificates —Book-Entry Registration and Definitive Certificates’’ in the prospectus.

Denominations

The offered certificates are offered in minimum denominations of $25,000 each and multiples of $1 in excess thereof.

Yield And Prepayment Considerations

The yield to maturity of each class of certificates will depend upon:

•	the purchase price of the certificates;

•	the applicable pass-through rate;

•	the characteristics of the mortgage loans; and

•	the rate and timing of payments on the mortgage loans.

For a discussion of special yield and prepayment considerations applicable to these classes of certificates, see ‘‘Risk Factors’’ and ‘‘Yield and Maturity Considerations’’ in this prospectus supplement.

Legal Investment In The Certificates

None of the offered certificates will be ‘‘mortgage related securities’’ for purposes of the Secondary Mortgage Market Enhancement Act of 1984. See ‘‘Legal Investment’’ in this prospectus supplement for important information concerning possible restrictions on ownership of the offered certificates by regulated institutions. You should consult your legal advisors in determining the extent to which the offered certificates constitute legal investments for you.

ERISA Considerations For Certificateholders

If the conditions described under ‘‘ERISA Considerations’’ in this prospectus supplement and in the accompanying prospectus are satisfied, the Class A-1, Class A-1A, Class A-2, Class A-3, Class A-4, Class XP, Class A-M, Class A-J, Class B, Class C, Class D and Class E certificates may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Tax Status Of The Certificates

The certificates, other than the residual certificates and the Class S certificates (which enable the Class S certificateholders to receive certain excess interest on the ARD loans) will be treated as regular interests in a REMIC and generally as debt for federal income tax purposes. Holders of regular interest certificates will be required to include in income all interest and original issue discount in respect of their certificates in accordance with the accrual method of accounting regardless of the certificateholders’ usual methods of accounting.

For federal income tax purposes, elections will be made to treat the mortgage pool that comprises the trust (other than excess interest on the ARD loans) as separate real estate mortgage investment conduits. The certificates, other than the residual certificates and the Class S certificates, will represent ownership of regular interests in one of these real estate mortgage investment conduits. For federal income tax purposes, the residual certificates will be the residual interests in their respective real estate mortgage investment conduit. The Class S certificates will represent only the right to excess interest on the ARD loans and, for federal income tax purposes, will constitute interests in a grantor trust.

For further information regarding the federal income tax consequences of investing in the offered certificates, see ‘‘Federal Income Tax Consequences’’ in this prospectus supplement and in the accompanying prospectus.

Ratings On The Certificates

The offered certificates are required to receive ratings from Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and Fitch Ratings that are not lower than those indicated under ‘‘Summary of Series 2006-C1 Mortgage Pass-Through Certificates and Pool Characteristics.’’ The ratings of the offered certificates address the likelihood that the holders of offered certificates will receive timely distributions of interest and the ultimate repayment of principal before the rated final distribution date that occurs in November 2045. A security rating is not a recommendation to buy, sell or hold a security and may be changed or withdrawn at any time by the assigning rating agency. The ratings do not address the likelihood that holders will receive any yield maintenance charges, prepayment premiums, default interest or excess interest or experience any net aggregate Prepayment Interest Shortfall. The ratings also do not address the tax treatment of payments on the certificates or the likely actual rate of prepayments. The rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates. See ‘‘Ratings’’ in this prospectus supplement.

Affiliations And Related Transactions

GMACCM is the sponsor of the securitization described in this prospectus supplement and the master servicer of the mortgage loans. The depositor, GMAC Commercial Mortgage Securities, Inc., is a wholly-owned subsidiary of the sponsor.

CWCapital is a mortgage loan seller, the primary servicer with respect to certain mortgage loans and an affiliate of the special servicer, the holder of the subordinate B note with respect to The Outlets at Hershey Whole Loan and the majority certificateholder of the controlling class. See "Risk Factors—Conflicts of interest may occur as a result of parties' affiliations" in this prospectus supplement.

The depositor will acquire the mortgage loans from the sponsor and the other sellers, in each case, under a separate mortgage loan purchase agreement dated as of the delivery date or a similar agreement to be entered into by or assigned to the depositor, who will then assign its interests in the mortgage loans, without recourse, to the trustee for the benefit of the holders of the certificates. The material terms of the mortgage loan purchase agreements are described herein under ‘‘Description of the Mortgage Pool—Assignment of the Mortgage Loans; Repurchases and Substitutions’’ and ‘‘—Representations and Warranties; Repurchases and Substitutions’’.

The certificates will be issued under a pooling and servicing agreement. The parties to the pooling and servicing agreement will include the depositor, the trustee, the master servicer and the special servicer. The pooling and servicing agreement provides that the mortgage loans will be administered in accordance with the servicing standard described in this prospectus supplement without regard to any affiliation with any other party to the pooling and servicing agreement. See ‘‘Servicing of the Mortgage Loans—Servicing Standard’’ in this prospectus supplement. The material terms of the pooling and servicing agreement are described herein under ‘‘The Pooling and Servicing Agreement’’ and ‘‘Servicing of the Mortgage Loans’’ and in the prospectus under ‘‘The Pooling and Servicing Agreements’’.

RISK FACTORS

The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risks associated with that class. The offered certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation.

Allocations of losses on the mortgage loans will reduce your payments and yield on your certificates	If losses on the mortgage loans are allocated to your class of certificates, the amount payable to you will be reduced by the amount of these losses and the yield to maturity on your certificates will be reduced. Losses allocated to a class reduce the principal balance of the class without making a payment to the class.

Because losses on the mortgage loans, together with expenses relating to defaulted mortgage loans, will be allocated first to the most subordinated class of subordinated certificates with a positive balance, the yields on the subordinate certificates will be extremely sensitive to losses on the mortgage loans and the other related expenses.

If the principal balance of all of the subordinate certificates has been reduced to zero due to losses on and expenses of defaulted mortgage loans, losses and expenses will be allocated pro rata to the Class A-1, Class A-1A, Class A-2, Class A-3 and Class A-4 certificates.

Reductions in the principal balance of any class of certificates (other than the Class FNB certificates) will reduce the notional amount of the Class X certificates by a corresponding amount, resulting in smaller interest distributions to the Class X certificateholders. See ‘‘Description of the Certificates—Subordination; Allocation of Losses and Expenses’’ in this prospectus supplement.

Delinquencies, losses and prepayments on the mortgage loans will affect the yield on the certificates	The yield to maturity on the certificates will depend significantly on the rate and timing of payments of principal and interest on the certificates. The rate and timing of principal and interest payments on the mortgage loans, including the rates of delinquency, loss and prepayment, will affect the rate and timing of payments of principal and interest on the certificates. Some of the mortgage loans are secured by cash reserves or other credit enhancement that, if certain leasing-related or other conditions are not met, may be applied to partially defease or prepay the related mortgage loan. See ‘‘Description of the Mortgage Pool— Earnouts and Additional Collateral Loans’’ in this prospectus supplement and ‘‘Characteristics of the Mortgage Loans—Earnout Loans’’ in Annex A to this prospectus supplement. For a discussion of the impact on the yields of the certificates of the rate of delinquency, loss and prepayment on the mortgage loans, and factors that affect those rates, see ‘‘Yield and Maturity Considerations’’ and ‘‘Description of the Certificates—Subordination; Allocation of Losses and Expenses’’ in this prospectus supplement and ‘‘Risk Factors’’ and ‘‘Yield and Maturity Considerations’’ in the prospectus.

The mortgage loans are not insured	None of the mortgage loans are insured or guaranteed by the United States, any governmental entity or instrumentality, by any private mortgage insurer or by the depositor, the underwriters, the master servicer, the special servicer, the sellers or the trustee. Therefore, you should consider payment on each mortgage loan to depend exclusively on the borrower and any guarantor(s) under the particular mortgage loan documents. If the borrower or any guarantor fails to make all payments when due on the mortgage loans, the yield on your class of certificates may be adversely affected and any resulting losses may be allocated to your certificates.

Conflicts of interest may occur as a result of the rights of third parties to terminate the special servicer	Subject to the second and third succeeding sentences, the majority certificateholder of the controlling class has the right to remove the special servicer and appoint a successor special servicer, which may be an affiliate of that certificateholder. See ‘‘Servicing of the Mortgage Loans—The Majority Certificateholder of the Controlling Class.’’ Holders of certain companion loans (acting alone or with the majority certificateholder of the controlling class) and subordinated loans (or their designees) also have the right under certain circumstances to remove the special servicer and appoint a special servicer for one or more mortgage loans over which they have appointment power acting alone or jointly with the majority certificateholder of the controlling class. Under certain circumstances, the rights of the majority certificateholder of the controlling class to remove and replace the special servicer with respect to the First National Bank Center Loan will be exercised by the Class FNB Representative. The parties with this removal and appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, they do not have any duties to the holders of any class of certificates, may act solely in their own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the majority certificateholder of the controlling class, the holders of companion loans or subordinated loans or other parties for having acted solely in their respective interests. See ‘‘Description of the Mortgage Pool—The Seven Springs Village Whole Loan,’’ ‘‘—The Outlets at Hershey Whole Loan,’’ and ‘‘Servicing of the Mortgage Loans—Termination of the Special Servicer for Specially Serviced Mortgage Loans and REO Properties’’ in this prospectus supplement.

Conflicts of interest may occur as a result of the rights of third parties to withhold approval or consult on servicer actions	Subject to the second and third succeeding sentences, the majority certificateholder of the controlling class has the right to withhold its approval of certain actions proposed to be taken by the special servicer with respect to the mortgage loans and related mortgaged properties. See ‘‘Servicing of the Mortgage Loans—The Majority Certificateholder of the Controlling Class’’. With respect to certain mortgage loans with companion loans or subordinate loans, these rights or similar rights may instead be exercisable by the holders of such companion loans (acting alone or with the majority certificateholder of the controlling class) and subordinate loans (or their designees). See ‘‘Description of the Mortgage Pool—"The DDR/Macquarie Mervyn's Portfolio Whole Loan", —"The James Center Whole Loan’’, ‘‘—The Seven Springs Whole Loan’’, ‘‘—The Design Center of Americas Whole

Loan’’ and "—The Outlets at Hershey Whole Loan" in this prospectus supplement. Under certain circumstances, such rights of the majority certificateholder of the controlling class with respect to the First National Bank Center Loan will instead be exercised by the Class FNB Representative. See ‘‘Description of the Mortgage Pool—The First National Bank Center Loan’’ in this prospectus supplement. The interests of any of these holders and their designees (including any controlling class of certificateholders or operating advisor in other securitizations) may also conflict with those of the holders of the majority certificateholder of the controlling class or the interests of the holders of the offered certificates. As a result, approvals to proposed servicer actions may not be granted in all instances, thereby potentially adversely affecting some or all of the classes of offered certificates. No certificateholder may take any action against any of the parties with these approval or consent rights for having acted solely in their respective interests.

Conflicts of interest may occur as a result of parties' affiliations	The master servicer is one of the mortgage loan sellers and is an affiliate of the depositor. An affiliate of the special servicer, the primary servicer with respect to certain mortgage loans, the holder of the subordinate B note with respect to The Outlets at Hershey Whole Loan and the majority certificateholder of the controlling class, is one of the mortgage loan sellers. These affiliations could cause conflicts with the master servicer's or special servicer's duties to the trust under the pooling and servicing agreement. However, the pooling and servicing agreement provides that the mortgage loans shall be administered in accordance with the servicing standard described in this prospectus supplement without regard to any affiliation with any other party to the pooling and servicing agreement. See ‘‘Servicing of the Mortgage Loans—Servicing Standard’’ in this prospectus supplement.

Additionally, in connection with servicing of the mortgage loans, the majority certificateholder of the controlling class, the holder of a related companion loan or B note or, with respect to the First

Bank Center Loan, the Majority Class FNB certificateholders may withhold their approval to proposed actions to be taken by the master servicer or the special servicer that could adversely affect some or all of the classes of certificates. The majority certificateholder of the controlling class, the holder of a related companion loan or B note or, with respect to the First Bank Center Loan, the Majority Class FNB certificateholders may have interests in conflict with those of other certificateholders. The majority certificateholder of the controlling class, the holder of a related companion loan or B note or the Majority Class FNB certificateholder, as applicable, will have no liability to any other certificateholder for any action it takes or fails to take. However, neither the master servicer nor the special servicer is permitted to take actions which are prohibited by law, violate the servicing standard, violate any other term of the pooling and servicing agreement or violate the applicable mortgage loan documents.

Affiliates of the depositor, the master servicer and the special servicer may purchase a portion of the certificates or a related companion loan or B note. This ownership could cause a conflict between the master servicer’s or the special servicer’s respective duties to the trust under the pooling and servicing agreement and their respective interests as a holder of a certificate or related companion loan or B note. In addition, the holder of certain of the subordinate certificates, the holder of related companion loans or B notes or, in the case of the First National Bank Center Loan, the Class FNB Representative, may have the right to remove the special servicer and appoint a successor which may be an affiliate of such holder. It is possible that the special servicer or an affiliate thereof may be the holder of such subordinate certificates or related companion loans or B notes or the Majority Class FNB certificateholder. However, the pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standard without regard to ownership of any certificate or any companion loan or B note by the master servicer, the special servicer or any of their affiliates. See ‘‘Servicing of the Mortgage Loans—Servicing Standard’’ in this prospectus supplement.

Additionally, any of those parties, especially if it or an affiliate holds certificates or a related companion loan or B note, or has financial interest in, or other financial dealings with, a borrower under any of the mortgage loans, may have interests when dealing with the mortgage loans that conflict with those of holders of the offered certificates. For instance, a special servicer that holds subordinate certificates could seek to reduce the potential for losses allocable to those certificates from a troubled mortgage by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the trust than would be realized if earlier action had been taken. In general, the master servicer and the special servicer are not required to act in a manner more favorable to the offered certificates or any particular class of offered certificates than to the subordinate certificates.

You will not have any control over the servicing of certain loans	The DDR/Macquarie Mervyn's Portfolio Loan is secured by mortgaged property that also secures the DDR/Macquarie Mervyn's Portfolio Companion Loans that are not assets of the trust. Only the DDR/Macquarie Mervyn's Portfolio Loan is an asset of the trust. One (1) of the DDR/Macquarie Mervyn's Portfolio Companion Loans is owned by the GE 2005-C4 Trust, for which Midland Loan Services, Inc. is the master servicer. One (1) of the DDR/Macquarie Mervyn's Portfolio Companion Loans is owned by the COMM 2005-FL11 Trust.

The Design Center of the Americas Whole Loan is secured by mortgaged property that also secures the Design Center of the Americas Companion Loan that is not an asset of the trust. Only the Design Center of the Americas Loan is an asset of the Trust. The Design Center for the Americas Companion Loan is owned by the GE 2005-C4 Trust, for which Midland Loan Services, Inc. is the master servicer.

The DDR/Macquarie Mervyn's Portfolio Loan and the Design Center of the Americas Loan are

serviced and administered by Midland Loan Services, Inc. as the master servicer under the GE 2005-C4 Pooling and Servicing Agreement, and, if applicable, will be specially serviced by Midland Loan Services, Inc., the special servicer under the GE 2005-C4 Pooling and Servicing Agreement. The GE 2005-C4 Pooling and Servicing Agreement provides for servicing arrangements that are similar but not identical to those under the pooling and servicing agreement.

As a result, you will have less control over the servicing of the DDR/Macquarie Mervyn's Portfolio Loan and the Design Center of the Americas Loan than you would have if such mortgage loans were being serviced by the master servicer and the special servicer pursuant to the terms of the pooling and servicing agreement. See ‘‘Servicing of the Mortgage Loans—Servicing of the DDR/Macquarie Mervyn’s Portfolio Loan; Servicing of the Design Center of the Americas Whole Loan,’’ in this prospectus supplement.

Adverse environmental conditions at a mortgaged property may reduce or delay your payments	The trust could become liable for an environmental condition at a mortgaged property. Any potential liability could reduce or delay payments to certificateholders.

‘‘Phase I’’ environmental assessments have been performed on all of the mortgaged properties and ‘‘Phase II’’ environmental assessments were or will be performed on some of the mortgaged properties. None of the environmental assessments revealed material adverse environmental conditions or circumstances affecting any mortgaged property, except those cases:

•	in which the adverse conditions were remediated or abated, or a ‘‘no further action’’ letter was issued by the applicable governmental agency, before the date of issuance of the certificates;

•	in which an operations and maintenance plan or periodic monitoring of the mortgaged property or nearby properties was in place or recommended;

•	involving a leaking underground storage tank or groundwater contamination at a nearby property that had not yet materially affected the mortgaged property and for which a responsible party either has been identified under applicable law or was then conducting remediation of the related condition;

•	in which groundwater, soil or other contamination was identified or suspected at the subject mortgaged property, and a responsible party either has been identified under applicable law or was then conducting remediation of the related condition, or an escrow reserve, indemnity, environmental insurance or other collateral was provided to cover the estimated costs of continued monitoring, investigation, testing or remediation;

•	involving radon; or

•	in which the related borrower has agreed to seek a ‘‘no further action’’ letter or a ‘‘case closed’’ or similar status for the issue from the applicable governmental agency.

To decrease the likelihood of environmental liability against the trust, the special servicer is required to obtain a satisfactory environmental site assessment of a mortgaged property and see that any required remedial action is taken before acquiring title or assuming its operation. See ‘‘Description of the Mortgage Pool—General Underwriting Matters—Environmental Assessments and Insurance’’ in this prospectus supplement and ‘‘The Pooling and Servicing Agreements—Realization Upon Defaulted Mortgage Loans,’’ ‘‘Risk Factors— Environmental conditions may subject the mortgaged property to liens or impose costs on the property owner’’ and ‘‘Legal Aspects of Mortgage Loans—Environmental Considerations’’ in the prospectus.

Problems associated with mold may pose risks to the real property and may also be the basis for personal injury claims against a borrower. Although the mortgaged properties are required to be inspected periodically, there is no set of generally accepted standards for the assessment of mold currently in place. If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and remediation expenses which could adversely impact collections from a mortgaged property. In addition, the insurance policies covering losses and damage at a mortgaged property may specifically exclude losses and damage attributable to mold.

Geographic concentration may increase realized losses on the certificates	The five (5) states with the highest concentration of mortgaged properties are listed in the table under ‘‘Summary of Series 2006-C1 Transaction —Geographic Concentrations of the Mortgaged Properties.’’ Any deterioration in the real estate market or economy or events in that state or region, including earthquakes, hurricanes and other natural disasters, may increase the rate of delinquency experienced with mortgage loans related to properties in that region. As a result, realized losses may occur on the mortgage loans in the trust.

In addition, some mortgaged properties are located in states, such as California that may be more susceptible to earthquakes, or states such as Virginia, Florida, Alabama, Georgia, North Carolina, South Carolina, Louisiana, Mississippi and Texas, which may be more susceptible to hurricanes than properties located in other parts of the country. Generally, the mortgaged properties are not insured for earthquake or hurricane risk. If mortgaged properties are insured, they may be insured for amounts less than the outstanding principal balances of the related mortgage loans.

The mortgage loans are non-recourse loans	All of the mortgage loans are or should be considered non-recourse loans. If a borrower defaults on a non-recourse loan, only the mortgaged property, and not the other assets of the borrower, is available to satisfy the debt. The borrowers generally have no material assets other than ownership of the related mortgaged property. Even if the mortgage loan documents permit recourse to the borrower or a guarantor, we have not necessarily undertaken an evaluation of the financial condition of any of these persons or entities and the trust may not be able to ultimately collect the amount due under that mortgage loan. Any resulting losses may reduce your payments and yield on your certificates.

Consequently, you should consider payment on each mortgage loan to depend primarily on the sufficiency of the cash flow from the related mortgaged property or properties. At scheduled maturity or upon acceleration of maturity after a default, payment depends primarily on the market value of the mortgaged property or the ability of the borrower to refinance the mortgaged property. See ‘‘Legal Aspects of Mortgage Loans—Foreclosure—Anti-Deficiency Legislation’’ in the prospectus.

The seller of a mortgage loan is the only entity making representations and warranties with respect to that mortgage loan	The seller of each mortgage loan will be the only entity making representations and warranties with respect to that mortgage loan. Neither the depositor nor any of its other affiliates will be obligated to repurchase a mortgage loan upon a breach of a seller’s representations and warranties or any document defects if the applicable seller defaults on its obligation to repurchase a mortgage loan. The applicable seller may not have the financial ability to effect these repurchases. Any resulting losses will reduce your payments and yield on your certificates. See ‘‘Description of the Mortgage Pool—Assignment of the Mortgage Loans; Repurchases and Substitutions’’ and ‘‘—Representations and Warranties; Repurchases and Substitutions’’ in this prospectus supplement.

The sellers of the mortgage loans are subject to bankruptcy or insolvency laws that may affect the trust’s ownership of the mortgage loans	In the event of the insolvency of any seller, it is possible that the trust’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge was successful, delays or reductions in payments on your certificates could occur.

The sellers believe that such a challenge will be unsuccessful, but there can be no assurance that a bankruptcy trustee, if applicable, or other interested party will not attempt to assert such a position. Even if actions seeking such results were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

Balloon payments may increase losses on the mortgage loans and extend the weighted average life of your certificate	One hundred thirteen (113) of the mortgage loans, which together represent 92.22% of the initial pool balance, require balloon payments at their stated maturity. These mortgage loans involve a greater degree of risk than fully amortizing loans because the ability of a borrower to make a balloon payment typically depends on its ability to refinance the mortgage loan or sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by:

•	the availability of, and competition for, credit for commercial or multifamily real estate projects, which fluctuates over time;

•	the prevailing interest rates;

•	the fair market value of the property;

•	the borrower’s equity in the property;

•	the borrower’s financial condition;

•	the operating history and occupancy level of the property;

•	tax laws; and

•	prevailing general and regional economic conditions.

Any delay in collection of a balloon payment that otherwise would be distributable to a class, whether the delay is due to borrower default or to modification of the mortgage loan by the master servicer or special servicer, is likely to extend the weighted average life of that class. If the weighted average life of your class of certificates is extended, your yield on those certificates may be reduced to less than what it would otherwise have been.

See ‘‘Servicing of the Mortgage Loans—Modifications, Waivers, Amendments and Consents,’’ ‘‘Description of the Mortgage Pool—Balloon Loans’’ and ‘‘Yield and Maturity Considerations’’ in this prospectus supplement and ‘‘Risk Factors—Investment in commercial and multifamily mortgage loans is riskier than investment in single-family mortgage loans’’ and ‘‘Yield and Maturity Considerations’’ in the prospectus.

If a borrower does not make its ARD payment, the weighted average life of your class of certificates may be extended	Four (4) mortgage loans, which together represent 6.48% of the initial pool balance, are ARD loans. An ARD loan has an anticipated repayment date prior to its maturity date. The failure of a borrower to prepay an ARD loan by its anticipated repayment date will likely extend the weighted average life of any class of certificates that would receive a distribution of the prepayment. The ability of a borrower to prepay an ARD loan by its anticipated repayment date typically depends on its ability either to refinance an ARD loan or to sell the mortgaged property. The provisions for accelerated amortization and a higher interest rate after the anticipated repayment date of an ARD loan are intended to provide a borrower with an incentive to pay the mortgage loan in full on or before its anticipated repayment date, but this incentive may not be sufficient. To the extent the borrower on an ARD loan makes payments of interest accrued at a rate of interest higher than the normal mortgage interest rate, the excess interest will be distributed to the holders of the Class S certificates. See ‘‘Description of the Mortgage Pool—ARD loans’’ in this prospectus supplement.

Risks particular to office properties:

Economic decline in tenant businesses or changes in demographic conditions could adversely affect the value and cash flow from office properties	Twenty-seven (27) mortgaged properties, securing mortgage loans which together represent 29.89% of the initial pool balance, are office properties. Economic decline in the businesses operated by the tenants of office properties may increase the likelihood that the tenants may be unable to pay their rent, which could result in realized losses on the mortgage loans that may be allocated to your class of certificates. A number of economic and demographic factors may adversely affect the value of office properties, including:

•	the quality of the tenants in the building;

•	the physical attributes of the building in relation to competing buildings;

•	access to transportation;

•	the availability of tax benefits;

•	in the case of medical office uses, access and proximity to ancillary demand generators such as hospitals and medical centers;

•	the strength and stability of businesses operated by the tenant or tenants;

•	the desirability of the location for business; and

•	the cost of refitting office space for a new tenant, which is often significantly higher than the cost of refitting other types of properties for new tenants.

These risks may be increased if rental revenue depends on a single tenant, on a few tenants, if the property is owner-occupied or if there is a significant concentration of tenants in a particular business or industry. Six (6) mortgaged properties, securing mortgage loans which together represent 2.96% of the initial pool balance, are single-tenant office properties. For a description of risk factors relating to properties with tenant concentrations, see ‘‘—Losses may be caused by tenant credit risk on the mortgage loans’’ and ‘‘—Tenant concentration entails risks because the financial condition of a single-tenant or a few tenants may adversely affect net cash flow’’ below.

Competition with other office properties could also adversely affect the value and cash flow from office properties	Competition from other office properties in the same market could decrease occupancy or rental rates at office properties. Decreased occupancy or rental revenues could result in realized losses on the mortgage loans that may be allocated to your class of certificates. A property’s age, condition, design (such as floor sizes and layout), location, access to transportation and ability to offer amenities to its tenants, including sophisticated building systems (such as fiber optic cables, satellite communications or other base building technological features) may affect the property’s ability to compete with office properties in the same market.

Risks particular to retail properties:

A significant tenant ceasing to operate at a retail property could adversely affect its value and cash flow	Ninety-two (92) mortgaged properties, securing mortgage loans which together represent 26.08% of the initial pool balance, are retail properties. A significant tenant ceasing to do business at a retail property could result in realized losses on the mortgage loans that may be allocated to your certificates. The loss of a significant tenant may be the result of the tenant’s voluntary decision not to renew a lease or to terminate it in accordance with its terms, the bankruptcy or insolvency of the tenant, the tenant’s general cessation of business activities or other reasons (including co-tenancy provisions permitting a tenant to terminate a lease prior to its term). There is no guarantee that any tenant will continue to occupy space in the related retail property. Some component of the total rent paid by retail tenants may be tied to a percentage of gross sales. As a result, the correlation between the success of a given tenant’s business and property value is more direct for retail properties than other types of commercial properties. Significant tenants or anchor tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants at that property. A retail ‘‘anchor tenant’’ is typically understood to be a tenant that is larger in size and is important in attracting customers to a retail property, whether or not it is located on the mortgaged property.

Seventy-six (76) of the mortgaged properties, securing mortgage loans which together represent 17.85% of the initial pool balance, are anchored retail properties. Some tenants at retail properties may be entitled to terminate their leases or pay reduced rent if sales are below certain target levels, or if an anchor tenant or one or more major tenants cease operations at that property or fail to open. If anchor stores in a mortgaged property were to close, the borrower may be unable to replace those anchor tenants in a timely manner on similar terms, and customer traffic may be reduced, possibly affecting sales at the remaining retail tenants. The lack of replacement anchors and a reduction in rental income from remaining tenants may adversely affect the borrower’s ability to pay current debt service or successfully refinance the mortgage loan at maturity. These risks with respect to an anchored retail property may be increased when the property is a single-tenant property.

Sixty-nine (69) of these mortgaged properties securing mortgage loans which together represent 11.55% of the initial pool balance, are single tenant anchored retail properties. For a description of risk factors relating to single-tenant properties, see ‘‘—Losses may be caused by tenant credit risk on the mortgage loans’’ below. In addition, certain retail anchor tenants may own their building and improvements, while the borrower owns only the underlying land. In those cases, the collateral securing the mortgage loan will include only the land and the rights of the borrower as landlord with respect to the anchor lease.

The bankruptcy of, or financial difficulties affecting, a major tenant may adversely affect a borrower’s ability to make its mortgage loan payments.

Retail properties are vulnerable to changes in consumer preferences	Changes in consumer preferences and market demographics may adversely affect the value and cash flow from retail properties, particularly properties with a specialty retail focus. You may experience losses on the certificates due to these changes. Retail properties are particularly vulnerable to changes in consumer preferences and market demographics that may relate to:

•	changes in consumer spending patterns;

•	local competitive conditions, such as an increased supply of retail space or the construction of other shopping centers;

•	the attractiveness of the properties and the surrounding neighborhood to tenants and their customers;

•	with respect to value-oriented retail properties, such properties may contain tenants that sell discounted, ‘‘last season’’ or close-out merchandise, or may have higher than average seasonality in tenant sales, cash flows and occupancy levels; or the public perception of the safety of the neighborhood; and

•	the need to make major repairs or improvements to satisfy major tenants.

Competition from alternative retail distribution channels may adversely affect the value and cash flow from retail properties	Retail properties face competition from sources outside their local real estate market. Catalog retailers, home shopping networks, the internet, telemarketing and outlet centers all compete with more traditional retail properties for consumer dollars. These alternative retail outlets are often characterized by lower operating costs. Continued growth of these alternative retail outlets could adversely affect the amount of rent that may be charged at such mortgaged properties, which could reduce the cash flow and market value of the retail properties which secure mortgage loans in the trust. The occurrence of any of these events could result in realized losses on the mortgage loans.

Theater tenants have particular risks	Certain of the mortgaged properties may have theaters as part of the mortgaged property. These properties are exposed to certain unique risks. Significant factors determining the value of a theater property include:

•	the strength and experience of the operator;

•	its ability to secure film license agreements for first-run movies; and

•	its ability to maintain high attendance levels.

Theater operators are also highly reliant on sales of food and beverages to attendees. Physical attributes of the building will also impact property value. These physical attributes include:

•	number of screens;

•	the size of individual auditoriums within the theater;

•	quality and modernity of sound and projection systems, and

•	quality and comfort of individual theaters and common areas (including box office, lobby and concessions area).

The performance of a theater property can be impacted by the quality, size and proximity of competitive theater properties and the relative appeal of films being screened at other theater properties within the market. The theater industry is highly dependent on the quality and popularity of films being produced by film production companies both in the United States and overseas; a slowdown in movie production or decrease in the appeal of films being produced can negatively impact the value of a theater property. The theater industry is also subject to competitive distribution channels. These competitive distribution channels include:

•	cable and satellite television;

•	videotape and videodisk sales and rentals; and

•	electronic distribution via the Internet.

Risks particular to multifamily properties:

Reductions in occupancy and rent levels on multifamily properties could adversely affect their value and cash flow	Thirty-seven (37) mortgaged properties, securing mortgage loans which together represent 23.92% of the initial pool balance, are multifamily properties that are rented to residential tenants.A decrease in occupancy or rent levels at these properties could result in realized losses on the mortgage loans. Occupancy and rent levels at a multifamily property may be adversely affected by:

•	local, regional or national economic conditions, which may limit the amount of rent that can be charged for rental units or result in a reduction in timely rent payments;

•	construction of additional housing units in the same market;

•	local military base or industrial/business closings;

•	the tenant mix (such as tenants being predominantly students, military personnel, corporate tenants or employees of a particular business or industry);

•	developments at local colleges and universities;

•	month-to-month leases;

•	national, regional and local politics, including current or future rent stabilization and rent control laws and agreements;

•	trends in the senior housing market;

•	the level of mortgage interest rates and favorable income and economic conditions, which may encourage tenants in multifamily properties to purchase housing; and

•	a lack of amenities and unattractive locations and/or physical attributes or bad reputation of the mortgaged property.

Restrictions imposed on multifamily properties by government programs could also adversely affect their value and cash flow	Tax credit, city, state and federal housing subsidies, rent stabilization, elder housing or similar programs may apply to multifamily properties. The limitations and restrictions imposed by these programs could result in realized losses on the mortgage loans that may be allocated to your class of certificates. These programs may include:

•	rent limitations that could adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses; and

•	tenancy and tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The differences in rents between subsidized or supported properties and other multifamily properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence.

Risks particular to hospitality properties:

Reductions in room rates or occupancy at a hospitality property could adversely affect its value and cash flow	Ten (10) mortgaged properties, securing mortgage loans which together represent 7.78% of the initial pool balance, are hospitality properties. A decrease in room rates or occupancy at a hospitality property could result in realized losses on the mortgage loans that may be allocated to your class of certificates. Room rates and occupancy levels may depend upon the following factors:

•	the proximity of a hospitality property to major population centers or attractions;

•	adverse local, regional or national economic conditions or the existence or construction of competing hospitality properties. Because hospitality property rooms typically are rented for short periods of time, the performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties;

•	a hospitality property’s ability to attract customers and a portion of its revenues may depend on its having a liquor license. A liquor license may not be transferable if a foreclosure on the mortgaged property occurs;

•	in many parts of the country the hotel and lodging industry is seasonal in nature. Seasonality will cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses; and

•	limited service hospitality properties have lower barriers to entry than other types of hospitality properties, and over-building could occur.

Hospitality properties also face risks related to their specialized function, including:

•	conversions to alternate uses may not be able to be achieved in a timely or cost-effective manner;

•	borrower may be required to expend continuing amounts on modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives; and

•	the relative illiquidity of hotel investments limits the ability of borrowers and property managers to respond to changes in economic or other conditions in a timely or successful manner.

The viability of hospitality properties that are franchisees of national, international or regional hotel chains or managed by hotel management companies depends in large part on the continued existence and financial strength of the franchisor or management company, as applicable. The public perception of the franchise or chain service mark, and the duration of the franchise license agreement or hotel management agreement are also important. If the borrower defaults on its debt, the trust may be unable to use the franchise license without the consent of the franchisor or hotel management company due to restrictions on transfers imposed by the franchise license agreement or hotel management agreement, as applicable.

Risks particular to manufactured housing:

The value and successful operation of manufactured housing properties will be affected by various factors	Eight (8) mortgaged properties, securing mortgage loans that together represent 5.27% of the initial pool balance, are manufactured housing properties. Many of the factors that affect the value of multifamily properties also apply to manufactured housing properties. In addition, manufactured housing properties are generally considered to be ‘‘special purpose’’ properties because they cannot readily be converted to general residential, retail or office use. Some states, in fact, regulate changes in the use of manufactured housing properties. For example, some states require the landlord of a manufactured housing property to notify its tenants in writing a substantial period of time before any proposed change in the use of the property. Therefore, if the operation of any manufactured housing property becomes unprofitable because of competition, the age of improvements or other factors and the borrower is unable to make the required payments under the related mortgage loan, the liquidation value of the mortgaged property may be substantially less than it would be if the property were readily adaptable to other uses and may be less than the amount owing on the mortgage loan.

Risks associated with mixed use and other property types:

Some mortgaged properties may not be readily convertible to alternative uses	Thirty-three (33) mortgaged properties, securing mortgage loans which together represent 3.91% of the initial pool balance, are self-storage properties. Two (2) mortgaged properties, securing mortgage loans which together represent 0.70% of the initial pool balance, are mixed use properties. Due to their nature, these properties may have limited alternative uses. Substantial renovation may be required in order to convert such properties to an alternative use. Therefore, certificateholders may be adversely affected if such properties were to be converted to an alternative use.

Risks particular to industrial properties:

Changes in economic and demographic conditions could adversely affect the value and cash flow from industrial properties	Seven (7) mortgaged properties, securing mortgage loans which together represent 2.44% of the initial pool balance, are industrial properties. Economic decline in the businesses operated by the tenants of industrial properties could result in realized losses on the mortgage loans that may be allocated to your class of certificates. These risks are similar to those of tenants of office and retail properties. These risks may be increased if rental revenue depends on a single tenant, on a few tenants, if the property is owner-occupied or if there is a significant concentration of tenants in a particular business or industry. Five (5) mortgaged properties, securing mortgage loans which together represent 1.21% of the initial pool balance, are single-tenant industrial properties. For a description of risk factors relating to properties with tenant concentrations, see ‘‘—Losses may be caused by tenant credit risk on the mortgage loans’’ and ‘‘—Tenant concentration entails risks because the financial condition of a single-tenant or a few tenants may adversely affect net cash flow’’ below. Site characteristics at industrial properties may impose restrictions that may limit the properties’ suitability for tenants, affect the value of the properties and contribute to losses on the mortgage loans that may be allocated to your class of certificates. Site characteristics which affect the value of an industrial property include:

•	clear heights;

•	column spacing;

•	number of bays and bay depths;

•	truck turning radius;

•	divisibility;

•	zoning restrictions; and

•	overall functionality and accessibility.

An industrial property also requires availability of labor sources, proximity to supply sources and customers, and accessibility to rail lines, major roadways and other distribution channels.

Properties used for industrial purposes may be more prone to environmental concerns than other property types. Increased environmental risks could adversely affect the value and cash flow from industrial properties. For a description of risk factors relating to environmental risks, see ‘‘—Adverse environmental conditions at a mortgaged property may reduce or delay your payments’’ above.

Risks associated with tenants generally:

Losses may be caused by tenant credit risk on the mortgage loans	Cash flow or value of a mortgaged property could be reduced if tenants are unable to meet their lease obligations or become insolvent. The inability of tenants to meet their obligations may result in realized losses on the mortgage loans that may be allocated to your class of certificates.

If tenant sales in retail properties decline, rents based on sales will decline and certain tenants may have the option to terminate their leases if certain minimum sales targets are not met. Tenants may be unable to pay their rent or other occupancy costs as a result of poor cash flow due to sales declines or a reduction in the amount of the gross sales component of rent. If a tenant defaults, the borrower may experience delays and costs in enforcing the lessor’s rights. If a tenant terminates its lease, the borrower may be unable to find replacement tenants.

In addition, certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who have the right to cancel their leases at any time or for lack of appropriations.

If a tenant were to become insolvent and subject to any bankruptcy or similar law, the collection of rental payments could be interrupted and foreclosure on the mortgaged property made more difficult. See ‘‘Legal Aspects of Mortgage Loans—Bankruptcy Laws’’ in the prospectus.

Tenant concentration entails risks because the financial condition of a single tenant or a few tenants may adversely affect net cash flow	In those cases where a mortgaged property is leased to a single tenant, or is primarily leased to one or a small number of major tenants, deterioration in the financial condition or a change in the plan of operations of those tenants can have a particularly significant effect on the net cash flow generated by the mortgaged property. In some cases, the sole or a significant tenant is related to the subject borrower or an affiliate of that borrower. If any major tenant defaults under, terminates or fails to renew its lease, the resulting adverse financial effect on the operation of the mortgaged property will be substantially greater than would otherwise be the case with respect to a property occupied by a large number of less significant tenants.

Eighty-five (85) of the mortgaged properties, securing mortgage loans which together represent 16.25% of the initial pool balance, are single-tenant properties. In addition, retail, office or industrial properties also may be adversely affected if there is a concentration of tenants among the mortgaged properties or in a particular business or industry at any related property and that particular tenant’s business or that particular industry declines. These adverse financial effects could result in insufficient cash flow received by a borrower with respect to a mortgaged property which could, in turn, result in the inability of the borrower to make required payments on its mortgage loan, pay for maintenance and other operating expenses, fund capital improvements and pay other debtor obligations it may have.

Losses may be caused by the expiration of, or tenant defaults on, leases	The income from and market value of retail, office, multifamily, manufactured housing and industrial properties would decline if leases expired or terminated, or tenants defaulted and the borrowers were unable to renew the leases or relet the space on comparable terms. These leases (including single tenant leases) may expire during the term of the related mortgage loan. See Annex A to this prospectus supplement for information regarding the expiration of leased space for certain mortgaged properties.

If leases are not renewed at all or are not renewed on favorable terms, the trust may experience realized losses on the mortgage loans that may be allocated to your class of certificates.

Even if borrowers successfully relet vacated space, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, can exceed the amount of any reserves maintained for that purpose and reduce cash flow from the mortgaged properties. In addition, a vacancy may result from the inability to relet space or the time necessary to prepare a space for a replacement tenant. Although many of the mortgage loans require the borrower to maintain escrows or other collateral for leasing expenses, there is no guarantee that these reserves will be sufficient. See ‘‘Risk Factors—Leases at certain properties contain early termination or surrender provisions that could reduce cash flow from tenants’’ in this prospectus supplement for information regarding certain of these reserves.

Leased premises may be physically occupied by subtenants or other parties. In addition, under the terms of the mortgage loans, the lender may not have the right to consent to subleases executed by tenants at the mortgaged properties.

Leases at certain properties contain early termination or surrender provisions that could reduce cash flow from tenants	Leases at certain mortgaged properties are subject to provisions which may entitle the tenant to surrender a portion of the demised premises or terminate the lease prior to the expiration date of the lease. These provisions may affect cash flow from tenants and affect a borrower’s ability to make its mortgage loan payments.

Tenant bankruptcy entails risks	Certain tenants at some of the mortgaged properties may have been, may be or may in the future become a party to a bankruptcy proceeding. The bankruptcy or insolvency of a major tenant, such as an anchor tenant, or a number of smaller tenants, may adversely affect the income produced by a mortgaged property and result in realized losses on the mortgage loans that may be allocated to your class of certificates. Under the federal bankruptcy code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would be a general unsecured claim against the tenant, unless collateral secures the claim. The claim would be limited to the unpaid rent reserved under the lease for the periods before the bankruptcy petition or earlier surrender of the leased premises that are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining reserved rent, but not more than three years’ rent. Even if provisions in the lease prohibit assignment, in a bankruptcy, the tenant may assign the lease to another entity that could be less creditworthy than the tenant may have been at the time of origination of the mortgage loan. See ‘‘Legal Aspects of Mortgage Loans’’ in the prospectus.

Risks associated with mortgage loans and mortgaged properties generally

Losses may be caused by inadequate property management	Losses may be realized on the mortgage loans that may be allocated to your class of certificates if property management is inadequate. Property managers are normally responsible for the following activities:

•	responding to changes in the local market;

•	operating the property and providing building maintenance services;

•	managing operating expenses;

•	planning and implementing the rental structure, including establishing levels of rent payments; and

•	ensuring that maintenance and capital improvements are carried out in a timely fashion.

Sound property management controls costs, provides appropriate service to tenants and ensures that improvements are maintained.

Sound property management can also maintain cash flow, reduce vacancy, leasing and repair costs and preserve building value. Property management errors can impair short-term cash flow and the long-term viability of a property.

Conflicts of interest between property managers and owners may result in losses	Managers of mortgaged properties and the borrowers may experience conflicts of interest in the management or ownership of mortgaged properties. These conflicts of interest could result in realized losses on the mortgage loans that may be allocated to your class of certificates. These conflicts of interest may exist because:

•	the mortgaged properties may be managed by property managers affiliated with the borrowers;

•	the mortgaged properties may be managed by property managers who also manage other properties that compete with the mortgaged properties; and

•	affiliates of the managers or the borrowers, or the managers or the borrowers or both, may also develop or own other properties, including competing properties.

Losses may result if the special servicer is unable to sell mortgaged property securing a defaulted mortgage loan for its appraised value	An appraisal was conducted for each mortgaged property in connection with the origination of the related mortgage loan or thereafter, and the loan-to-value ratios as of the applicable cut-off date referred to in this prospectus supplement are based on the appraisals. If the applicable special servicer forecloses on a mortgaged property and realizes liquidation proceeds that are less than the appraised value, a realized loss on the mortgage loan could result that may be allocated to your class of certificates.

Appraisals are not guarantees of present or future value. Appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller as of a designated date. This amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale on a subsequent date. If a borrower defaults on a mortgage loan, the applicable special servicer may be unable to sell the related mortgaged property for its appraised value.

Appraisals are estimates of value at the time of the appraisal based on the analysis and opinion of the appraiser. The values of the mortgaged properties may have changed significantly since the appraisal was performed. Most appraisals have not been updated since the mortgage loan was originated. Information regarding the values of mortgaged properties available to the depositor as of the applicable cut-off date is presented in this prospectus supplement for illustrative purposes only.

Additional secured debt on the mortgaged property may increase realized losses allocated to your certificates	Other than seven (7) of the mortgaged properties, securing mortgage loans which together represent 12.34% of the initial pool balance, no seller is aware of any mortgaged properties that are encumbered by secured subordinate debt that is not part of the mortgage pool with respect to any loans it is selling to the depositor. See ‘‘Description of the Mortgage Pool—Secured Subordinate Financing," "—The Seven Springs Village Whole Loan,’’ and ‘‘—The Outlets at Hershey Whole Loan’’ in this prospectus supplement.

In addition, each of the mortgaged properties that secure the DDR/Macquarie Mervyn's Portfolio Loan, the James Center Loan and the Design Center of the Americas Loan, which represent 6.18%, 5.82% and 5.38% of the initial pool balance, respectively, is encumbered by pari passu debt that is not part of the mortgage pool. See ‘‘Description of the Mortgage Pool—The DDR/Macquarie Mervyn's Portfolio Whole Loan," "—The James Center Whole Loan" and the "—The Design Center of the Americas Whole Loan" in this prospectus supplement.

The existence of secured subordinate and pari passu indebtedness, and the enforcement by a holder of such debt of such holder’s interest in the related mortgaged property, may adversely affect the borrower’s financial viability or the enforcement of the trust’s interest in the mortgaged property and result in realized losses on the mortgage loans that may be allocated to your class of certificates. The borrower’s financial viability or the enforcement of the trust’s security interest could be adversely affected by subordinate or pari passu financing because:

•	refinancing the mortgage loan at maturity for the purpose of making any balloon payments may be more difficult;

•	reduced cash flow could result in deferred maintenance; and

•	if the borrower defaults after the holder of the pari passu debt or the subordinated debt files for bankruptcy or is placed in involuntary receivership, foreclosing on the mortgaged property could be delayed.

All other mortgage loans either prohibit the borrower from encumbering the mortgaged property with additional secured debt or require the consent of the holder of the first lien before so encumbering the mortgaged property. A violation of this prohibition, however, may not become evident until the mortgage loan otherwise defaults.

Mezzanine debt secured by equity in the borrower and any unsecured subordinate financing may increase risks	For seven (7) mortgage loans, which together represent 12.34% of the initial pool balance, the direct or indirect parents of the related borrowers have incurred mezzanine debt that is secured by equity interests in such borrower. Six (6) mortgage loans, which together represent 7.36% of the initial pool balance, permit the direct or indirect parents of the related borrowers to incur new mezzanine debt in the future. See ‘‘Description of the Mortgage Pool— Unsecured Subordinate Financing and Mezzanine Financing’’ in this prospectus supplement. Furthermore, any mortgage loan made to a borrower that is not a single purpose entity may not restrict the parents of the borrower from incurring mezzanine debt. Any such indebtedness may be secured by a pledge of the equity interest in the related borrower. The existence of mezzanine indebtedness could adversely affect the financial viability of the applicable borrowers or the availability of proceeds from the operation of the property to fund items such as replacements, tenant improvements or other capital expenditures. The value of the equity in the borrower held by the sponsoring entities of the borrower could also be adversely affected by the existence of mezzanine indebtedness or other obligations. There is a risk that any holder of mezzanine debt may attempt to use its rights as owner of the mezzanine loan to protect itself against an exercise of rights by the lender under the mortgage loan.

Additional debt, in any form, may cause a diversion of funds from property maintenance and increase the likelihood that the borrower will become the subject of a bankruptcy proceeding. For a description of mezzanine debt relating to the mortgaged properties see ‘‘Description of the Mortgage Pool—Unsecured Subordinate Financing and Mezzanine Financing’’ in this prospectus supplement.

Borrowers structured as tenants-in-common structure may create more risk	With respect to nine (9) of the mortgage loans, which together represent 6.73% of the initial pool balance, the related borrowers own the related mortgaged property as tenants-in-common. The bankruptcy, dissolution or action for partition by one or more of the tenants in common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant in common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for all pooled mortgage loans are special purpose entities.

Related borrowers may make losses on the mortgage loans more severe	Some borrowers under the mortgage loans are affiliated or under common control with one another. The mortgage pool includes thirteen (13) groups of mortgage loans, which together represent 21.85% of the initial pool balance, made to affiliated or related borrowers. The largest group of mortgage loans with related or affiliated borrowers represents 4.61% of the initial pool balance, but no other group of mortgage loans with related or affiliated borrowers represents more than 3.94% of the initial pool balance. Two (2) of the thirteen (13) groups of mortgage loans made to affiliated or related borrowers, representing 5.29% of the initial pool balance, include two or more mortgage loans that are cross-collateralized with each other. When borrowers are related, any adverse circumstances relating to one borrower or its affiliates, and affecting one mortgage loan or mortgaged property, also can affect the related borrower’s mortgage loans or mortgaged properties which could make losses more likely or more severe or both than would be the case if there were no related borrowers.

For example, a borrower that owns or controls several mortgaged properties and experiences financial difficulty at one mortgaged property might defer maintenance at other mortgaged properties to satisfy current expenses of the mortgaged property experiencing financial difficulty. Alternatively, the borrower could attempt to avert foreclosure by filing a bankruptcy petition. The bankruptcy or insolvency of a borrower or its affiliate could have an adverse effect on the operation of all of the mortgaged properties of that borrower and its affiliates and on the ability of those mortgaged properties to produce sufficient cash flow to make required payments on the mortgage loans. The insufficiency of cash flows could result in realized losses on the mortgage loans that may be allocated to your class of certificates. See ‘‘Description of the Mortgage Pool—Related Borrowers, Cross-Collateralized Mortgage Loans and Mortgage Loans Collateralized by Multiple Properties" in this prospectus supplement and ‘‘Legal Aspects of Mortgage Loans—Bankruptcy Laws’’ in the prospectus.

Losses could result from limitation on enforceability of cross-collateralization	Two (2) groups of mortgage loans, which together represent 5.29% of the initial pool balance, include two or more mortgage loans that are cross-collateralized with each other. The borrowers under these groups of cross-collateralized mortgage loans may release individual properties upon the satisfaction of certain conditions set forth in the related loan documents. Cross-collateralization arrangements involving more than one borrower could be challenged as a fraudulent conveyance by creditors of a borrower or by the representative or the bankruptcy estate of a borrower, if that borrower were to become a debtor in a bankruptcy case.

Generally, under federal and most state fraudulent conveyance statutes, a lien granted by a borrower to secure repayment of another borrower’s mortgage loan could be voided if a court were to determine that:

•	the borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, or was left with inadequate capital or was unable to pay its debts as they matured; and

•	when it allowed its mortgaged property to be encumbered by a lien securing the entire indebtedness represented by the other mortgage loan, the borrower did not receive fair consideration or reasonably equivalent value in return.

The additional security provided by cross-collateralization would not be available if a court determines that the grant was a fraudulent conveyance.

If a creditor were to successfully assert a fraudulent conveyance claim, it could result in realized losses on the mortgage loans that may be allocated to your class of certificates. See ‘‘Legal Aspects of Mortgage Loans—Bankruptcy Laws’’ in the prospectus and ‘‘Description of the Mortgage Pool—Related Borrowers, Cross-Collateralized Mortgage Loans and Mortgage Loans Collateralized by Multiple Properties’’ in this prospectus supplement.

Tax considerations related to foreclosure may reduce payments to certificateholders	Payment of taxes on any net income from ‘‘foreclosure property’’ acquired by the trust will reduce the net proceeds available for distribution to certificateholders. If the trust acquires a mortgaged property after a default on the related mortgage loan under a foreclosure or delivery of a deed in lieu of foreclosure, that property will be considered ‘‘foreclosure property’’ under the tax rules applicable to real estate mortgage investment conduits. It will continue to be considered ‘‘foreclosure property’’ for a period of three full years after the taxable year of acquisition by the trust, with possible extensions. Any net income from this ‘‘foreclosure property,’’ other than qualifying ‘‘rents from real property,’’ will subject the real estate mortgage investment conduit containing the mortgage loans to federal and possibly state or local tax on that income at the highest marginal corporate tax rate.

State law limitations on remedies may reduce payments to certificateholders	Some jurisdictions, including California, have laws that prohibit more than one ‘‘judicial action’’ to enforce a mortgage, and some courts have viewed the term ‘‘judicial action’’ broadly. The pooling and servicing agreement will require the special servicer to obtain legal advice before enforcing any rights under the mortgage loans that relate to properties where the rule could be applicable. In the case of mortgage loans which are secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties in states where the one ‘‘judicial action’’ rules apply before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See ‘‘Legal Aspects of Mortgage Loans—Foreclosure’’ in the prospectus.

Because of these considerations, the ability of the special servicer to foreclose on the mortgage loans may be limited by the application of state laws. Actions could also subject the trust to liability as a ‘‘mortgagee-in-possession’’ or result in equitable subordination of the claims of the trustee to the claims of other creditors of the borrower. The special servicer will be required to consider these factors in deciding which alternatives to pursue after a default.

Bankruptcy rules may limit the ability of a lender to enforce remedies	Operation of the federal bankruptcy code and related state laws may interfere with the ability of a lender to foreclose upon a mortgaged property and to take other actions to enforce its remedies against the borrower or the mortgaged property. Further, in a recent decision by the United States Court of Appeals for the Seventh Circuit, the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the Bankruptcy Code (11 U.S.C. 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the Bankruptcy Code (11 U.S.C. 363(a)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a ‘‘free and clear’’ sale under Section 363(f) of the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1)-(4) of the Bankruptcy Code otherwise permits the sale), we cannot provide assurances that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot provide assurances that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, we cannot provide assurances that the lessee and/or the lender will be able to recuperate the full value of the leasehold interest in bankruptcy court. For a description of risks related to bankruptcy, see ‘‘Legal Aspects of Mortgage Loans—Bankruptcy Laws’’ in the prospectus.

Increases in ground rents may adversely affect a borrower’s ability to make payments under a related mortgage loan and cause realized losses on the mortgage	Mortgage loans secured by leasehold interests may provide for the resetting of ground lease rents based on factors such as the fair market value of the related mortgaged property or prevailing interest rates. Bankruptcy rules may limit the ability of a lender to enforce remedies.

The bankruptcy of a lessor or a lessee under a ground lease could result in losses on the mortgage loans. Upon bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume and continue or reject and terminate the ground lease. Section 365(h) of the federal bankruptcy code permits a ground lessee whose ground lease is rejected by a debtor ground lessor to remain in possession of its leased premises under the rent reserved in the lease for the term of the ground lease, including renewals. The ground lessee, however, is not entitled to enforce the obligation of the ground lessor to provide any services required under the ground lease. If a ground lessee/borrower in bankruptcy rejected any or all of its ground leases, the leasehold mortgagee would have the right to succeed to the ground lessee/borrower’s position under the lease only if the ground lessor had specifically granted the mortgagee that right. If the ground lessor and the ground lessee/borrower are involved in concurrent bankruptcy proceedings, the trustee may be unable to enforce the bankrupt ground lessee/borrower’s obligation to refuse to treat a ground lease rejected by a bankrupt ground lessor as terminated. If this happened, a ground lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage. If the borrower’s leasehold were to be terminated after a lease default, the leasehold mortgagee would lose its security.

See ‘‘Description of the Mortgage Pool—Ground Leases’’ in this prospectus supplement.

Borrowers may not fully control mortgaged properties consisting of commercial condominium ownership interests, which may impair the value, servicing and liquidation of such mortgaged properties	In the case of condominiums, a board of managers has discretion to make decisions affecting the condominium building and there is no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. As a result, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium building and many other decisions affecting the maintenance of that building, may have a significant impact on any mortgage loan secured by mortgaged properties consisting of such condominium interests. A borrower may not hold voting rights sufficient to control the decisions made by the board of managers.

Due to the nature of condominiums and borrowers’ ownership interest therein, a default on the part of the borrowers with respect to such mortgaged properties will not allow the trustee the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to the subject mortgaged property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by commercial property that is not a condominium.

Your payments may be reduced or delayed if zoning and building code noncompliance on the mortgaged properties adversely affects the ability of borrowers to make payments on the mortgage loans	Noncompliance with zoning and building codes may cause the borrower to experience cash flow delays and shortfalls. These delays or shortfalls in payments could result in realized losses in the mortgage loans that may be allocated to your class of certificates.

Each seller has taken steps to establish that the use and operation of the related mortgaged properties securing the mortgage loans sold by it are in compliance in all material respects with all applicable zoning, land-use, building, fire and health ordinances, rules, regulations and orders. Evidence of this compliance may be in the form of legal opinions, certifications from government officials, title policy endorsements, zoning reports or representations by the related borrower in the related mortgage loan documents. These steps may not have revealed all possible violations. Some violations may exist at any particular mortgaged property, but the applicable seller does not consider those defects known to it to be material. In many cases, the use, operation or structure of a mortgaged property constitutes a permitted nonconforming use or structure that may not be rebuilt to its current state if a material casualty event occurs. Generally, insurance proceeds will be available in the event of a casualty affecting the mortgaged property. The insurance proceeds will be available to rebuild the mortgaged property or to make principal and/or interest payments on the mortgage loan. If a mortgaged property could not be rebuilt to its current state or its current use were no longer permitted due to building violations or changes in zoning or other regulations, then the borrower might experience cash flow delays and shortfalls as referred to above.

Changes in concentrations of borrowers, mortgage loans or property characteristics may increase the likelihood of losses on the certificates	As the mortgage loans are repaid, liquidated or repurchased, the characteristics of the pool may vary. For example, the relative concentrations of properties, geographic location, property characteristics and number of borrowers and affiliated borrowers may change. Classes that have a lower priority for payment of principal are more likely to be exposed to risks associated with any of these changes.

Increases in real estate taxes due to termination of a pilot program or other tax abatement arrangements may reduce payments to certificateholders	Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government program of payment in lieu of taxes (such programs are known as PILOT programs) or other tax abatement arrangements. If such programs were to be terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loans. There are no assurances that such programs will continue for the duration of the related mortgage loan.

Compliance with the Americans with Disabilities Act may reduce payments to certificateholders	If a borrower were required to pay expenses and fines imposed by the Americans with Disabilities Act of 1990, the amount available to make payments on its mortgage loan would be reduced. Reductions in funds available to make mortgage loan payments could result in realized losses on the mortgage loans that may be allocated to your class of certificates. Under the Americans with Disabilities Act, all public accommodations are required to meet federal requirements related to access and use by disabled persons. If the mortgaged properties do not comply with this law, the borrowers may be required to incur costs of compliance. Noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

Litigation may reduce payments to certificateholders	Principals or affiliates of certain borrowers may have been involved in bankruptcy or similar proceedings or may have otherwise been parties to real estate-related or other litigation. Such legal proceedings may be pending and, from time to time, threatened, against the borrowers and their affiliates relating to the business of the borrowers and their affiliates, or arising out of the ordinary course of that business. This litigation could have a material adverse effect on the distributions to certificateholders.

Risks relating to enforceability of yield maintenance charges or defeasance provisions may reduce payments to certificateholders	Provisions requiring yield maintenance charges, penalty charges or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring yield maintenance charges or penalty charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, there is no assurance that the obligation to pay any yield maintenance charge or penalty charge will be enforceable. Also, there is no assurance that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge. Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as repayment, there is no assurance that a court would not allow those provisions to be deemed satisfied upon payment of a yield maintenance charge. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

The effect on certificateholders of recent events in the United States is unclear	On September 11, 2001, the United States was subjected to multiple terrorist attacks which resulted in considerable uncertainty in the world financial markets. The full impact of these events is not yet known, but could include, among other things, increased volatility in the price of securities including your certificates.

The terrorist attacks may also adversely affect the revenues or costs of operation of the mortgaged properties. The terrorist attacks on the World Trade Center and the Pentagon suggest an increased likelihood that large public areas such as shopping malls or large office buildings could become the target of terrorist attacks in the future. The possibility of such attacks could (i) lead to damage to one or more of the mortgaged properties if any such attacks occur, (ii) result in higher costs for security and insurance premiums, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties, or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue and mall traffic and percentage rent. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected. See ‘‘—Recent developments may limit the availability or scope or increase the cost of insurance required by the mortgage loans’’ below. The terrorist attacks and the continuing military conflict in Iraq may continue to significantly reduce air travel throughout the United States, and, therefore, continue to have a negative effect on revenues in areas heavily dependent on tourism. The decrease in air travel may have a negative effect on certain of the mortgaged properties, including hospitality mortgaged properties and those mortgaged properties located in tourist areas, which could reduce the ability of such mortgaged properties to generate cash flow. It is uncertain what continued effect armed conflict involving the United States, including the recent war between the United States and Iraq, the continuing military operations of United States military forces within Iraq, or any future conflict with any other country, will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments. Foreign conflicts of any kind could have an adverse effect on the mortgaged properties.

Accordingly, these disruptions, uncertainties and costs could materially and adversely affect your investment in the certificates.

Recent developments may limit the availability or scope or increase the cost of insurance required by the mortgage loans	The mortgage loans typically require the borrowers to maintain hazard insurance policies on the mortgaged properties as well as comprehensive general liability and business interruption or rent loss insurance policies, except in certain instances where credit tenants are required to obtain this insurance or may self-insure. These insurance policies are generally subject to periodic renewals during the term of the related mortgage loans and certain of the mortgage loans cap the amount that a borrower must spend on terrorism insurance, or otherwise do not require terrorism insurance if not available at commercially reasonable rates.

The September 11, 2001 terrorist attacks have caused many reinsurance companies (which assume some of the risk of policies sold by primary insurers) to eliminate, or to indicate that they intend to eliminate, coverage for terrorism from their reinsurance policies. Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage. In order to offset this risk, Congress passed the Terrorism Risk Insurance Act of 2002, which established the Terrorism Insurance Program. The Terrorism Insurance Program was originally scheduled to expire on December 31, 2005, but has been extended to December 31, 2007 by the Terrorism Risk Insurance Extension Act of 2005, which was signed by President Bush on December 22, 2005. The Terrorism Insurance Program is administered by the Secretary of the Treasury and will provide financial assistance from the United States government to insurers in the event of another terrorist attack that results in insurance claims. The Treasury Department has established procedures for the Terrorism Insurance Program under which the federal share of compensation is equal to 90% (or 85% in 2007) of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year (provided that, among other things, industry aggregate insured losses from a covered act exceed the amount of $50 million in 2006 or $100 million in 2007). The federal share in the aggregate in any program year may not exceed $100 billion. An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States-wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts. The Terrorism Insurance Program required that each insurer, for policies in place prior to November 26, 2002, provide its insureds with a statement within 90 days after November 26, 2002, detailing the proposed premiums for terrorism coverage and identifying the portion of the risk that the federal government will cover. Insureds had 30 days to accept the continued coverage and pay the premium. If an insured did not pay the premium, insurance for acts of terrorism may be excluded from the policy. Subject to the foregoing, any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses. Any state approval of such types of exclusions in force on November 26, 2002 is also voided. All policies for insurance issued after November 26, 2002 must make similar disclosure. The Terrorism Risk Insurance Act of 2002 does not require insureds to purchase the coverage nor does it stipulate the pricing of the coverage. In addition, there can be no assurance that all of the borrowers under the mortgage loans have accepted the continued coverage.

Through December 2007, insurance carriers are required under the program to provide terrorism coverage in their basic ‘‘all-risk’’ policies. However, the Terrorism Insurance Program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign interest as an effort to influence or coerce United States civilians or the United States government. It is unclear what acts will fall under the purview of the Terrorism Insurance Program. Furthermore, there can be no assurance that the Terrorism Insurance Program or any state legislation will substantially lower the cost of obtaining terrorism insurance.

The Terrorism Insurance Program terminates on December 31, 2007. There can be no assurance that subsequent terrorism insurance legislation will be passed. Premiums for terrorism insurance coverage may increase and equivalent terrorism insurance may not be available at commercially reasonable rates and/or the terms of such insurance may be materially changed such that exclusions are significantly increased or the scope of coverage available is significantly decreased. There can be no assurance that the Terrorism Insurance Program will create any long-term changes in the availability and cost of such insurance. To the extent that uninsured or underinsured casualty losses occur with respect to the mortgaged properties, losses on the mortgage loans may result.

Condemnations of mortgaged properties may result in losses	From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing mortgage loans included in the trust fund. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generation from, the affected mortgaged property. Therefore, we cannot assure you that the occurrence of a condemnation will not have a negative impact upon distributions on your certificates.

The effect on certificateholders of recent hurricanes is unclear	The damage caused by Hurricane Katrina, Hurricane Rita, Hurricane Wilma and related windstorms, floods and tornadoes in area of Louisiana, Mississippi, Alabama, Florida and Texas in August, September and October 2005 may adversely affect the operation, use and value of certain mortgaged properties located in these areas. Although it is too soon to assess the full impact of these hurricanes on the United States and local economies, in the short term the hurricanes are expected to have a material adverse effect on the local economies and income producing real estate in the affected areas. Areas affected by these hurricanes have suffered severe flooding, wind and water damage, forced evacuations, lawlessness, contamination, gas leaks, fire and environmental damage. The devastation caused by these hurricanes could lead to a general economic downturn, including increased oil prices, loss of jobs, regional disruptions in travel, transportation and tourism and a decline in real-estate related investments, in particular, in the areas most directly damaged by the hurricanes. Specifically, there can be no assurance that displaced residents of the affected areas will return, that the economies in the affected areas will recover sufficiently to support income producing real estate at pre-hurricane levels or that the costs of clean-up will not have a material adverse effect on the national economy.

Because of the difficulty in obtaining information about the affected areas and the mortgaged properties in these areas, it is not possible at this time to make a complete assessment of the severity of loss, the availability of insurance coverage to cover these losses and the extent and expected duration of the effects of these hurricanes on the mortgaged properties, the southeast states and the United States as a whole.

The prospective performance of the commercial and multifamily mortgage loans included in the trust should be evaluated separately from the performance of the mortgage loans in any of our other trusts	While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan. Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor’s trusts requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of offered certificates.

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus supplement does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsor of assets of the type to be securitized (known as ‘‘static pool data’’). Because of the highly heterogeneous nature of the assets in commercial mortgage backed securities transactions, static pool data for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the loans may be materially different. In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors. Therefore, investors should evaluate this offering on the basis of the information set forth in this prospectus supplement with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

THE DEPOSITOR

GMAC Commercial Mortgage Securities, Inc. is a wholly-owned subsidiary of GMAC Commercial Mortgage Corporation which is an indirect wholly-owned subsidiary of GMAC Mortgage Group, Inc., a Michigan corporation. See ‘‘GMAC Commercial Mortgage Securities, Inc.’’ in the prospectus.

THE TRUST AND TRANSFER OF THE MORTGAGE POOL

GMAC Commercial Mortgage Securities, Inc. Series 2006-C1 Trust is a common law trust established by the depositor under the laws of the state of New York that will be administered pursuant to the terms of the pooling and servicing agreement. The fiscal year end of the trust will be December 31. See ‘‘The Pooling and Servicing Agreement’’ in this prospectus supplement and ‘‘The Pooling and Servicing Agreements’’ and ‘‘The Trustee’’ in the prospectus for a description of the terms of the administration of the trust.

The trust will not engage in any business activities or have any assets or obligations before the issuance of the certificates. The certificates will be issued under the pooling and servicing agreement and will represent in the aggregate the entire beneficial ownership interest in the trust consisting of:

•	the mortgage loans and all payments under and proceeds of each mortgage loan received after the cut-off date for that mortgage loan, exclusive of payments of principal and interest due on or before the cut-off date for that mortgage loan;

•	any mortgaged property acquired on behalf of the certificateholders through foreclosure, deed in lieu of foreclosure or otherwise (upon acquisition, called an REO property);

•	the funds or assets that are deposited in the certificate account, any REO account and the interest reserve account;

•	the rights of the mortgagee under all insurance policies relating to the mortgage loans; and

•	the rights of the depositor under the mortgage loan purchase agreements relating to mortgage loan document delivery requirements and the representations and warranties of the sellers regarding the mortgage loans (see ‘‘Description of the Mortgage Pool—Assignment of the Mortgage Loans; Repurchases and Substitutions’’, and ‘‘—Representations and Warranties; Repurchases and Substitutions’’ in this prospectus supplement).

The depositor has not incurred material expenses in connection with the selection and acquisition of the trust assets that are paid from offering proceeds of the certificates.

Capitalization of the Trust

The following table illustrates the expected capitalization(1) of the trust as of the closing date:

Class A-1 Certificates	$53,000,000
Class A-1A Certificates	$310,191,000
Class A-2 Certificates	$171,000,000
Class A-3 Certificates	$99,000,000
Class A-4 Certificates	$569,955,000
Class A-M Certificates	$171,878,000
Class A-J Certificates	$116,018,000
Class B Certificates	$36,524,000
Class C Certificates	$19,336,000
Class D Certificates	$12,891,000
Class E Certificates	$21,485,000
Class F Certificates	$17,188,000
Class G Certificates	$19,336,000
Class H Certificates	$19,336,000
Class J Certificates	$23,634,000
Class K Certificates	$6,445,000
Class L Certificates	$6,445,000
Class M Certificates	$8,594,000
Class N Certificates	$2,149,000
Class O Certificates	$4,297,000
Class P Certificates	$6,445,000
Class Q Certificates	$23,633,989
Class FNB-1 Certificates	$5,100,000
Class FNB-2 Certificates	$5,600,000
Class FNB-3 Certificates	$2,100,000
Class FNB-4 Certificates	$4,500,000
Class FNB-5 Certificates	$2,400,000
Class FNB-6 Certificates	$13,300,000
Total	$1,751,780,989

(1)	In addition, the trust will issue Class S certificates, Class XC certificates, Class XP certificates and certain REMIC residual certificates.

Transfer of Mortgage Pool and Security Interest

Pursuant to the pooling and servicing agreement, the depositor will assign to the trustee without recourse, for the benefit of the certificateholders, all of the depositor’s right, title and interest, including any security interest therein, to the mortgage loans and all other assets to be included in the trust. The mortgage loans will be contributed to the trust in exchange for the issuance of the certificates. The trustee will, concurrently with such assignment, deliver the certificates to, or at the direction of, the depositor in exchange for the mortgage loans and the other assets to be included in the trust.

Pursuant to the pooling and servicing agreement, the depositor and the trust intend the sale of the trust assets to be a true sale by the depositor to the trust that is absolute and irrevocable. The depositor and the trust do not intend that the conveyance of the trust assets by the depositor be deemed a grant of a lien on or security interest in the trust assets by the depositor to the trust to secure a debt or other obligation of the depositor. If such conveyance is deemed to be a pledge of security for a loan, however, the depositor intends that the rights and obligations of the parties to such loan will be established pursuant to the terms of the related pooling and servicing agreement. The depositor also intends and agrees that, in such event, (i) the depositor will be deemed to have granted to the trustee (in such capacity) a first priority security interest in the depositor’s entire right, title and interest in and to the assets comprising the trust fund, including without limitation, the mortgage loans and all proceeds thereof, all amounts held from time to time in the related certificate account, the related interest reserve account and the related distribution account and all reinvestment earnings on such amounts, and all of the depositor’s right, title and interest in and to the proceeds of any title, hazard or other insurance policies related to the mortgage loans, and (ii) the pooling and servicing agreement will constitute a security agreement under applicable law. To perfect this security interest, the depositor will file, as a precautionary filing, a Form UCC-1 financing statement in all appropriate locations following the initial issuance of the related series of certificates, and the master servicer will prepare and file, and the trustee will execute, continuation statements thereto, in each case within six months prior to the fifth anniversary of the immediately preceding filing. The trust’s perfected security interest will have priority over any other security interest in the trust assets that can be perfected solely by filing a Form UCC-1 financing statement.

Bankruptcy or Insolvency Matters Concerning the Trust

In order to be eligible for bankruptcy relief, the trust must be a ‘‘business trust’’ within the meaning of the bankruptcy code. The trust would likely be treated as a business trust if it were deemed to be operating a business or to have a profit making objective. However, under existing case law, it is not certain that a court would conclude that the trust is a business trust eligible for relief under the bankruptcy code. In any event, the trust’s operations are restricted so that it does not engage in business with, or incur liabilities to, any other entity other than entities such as the depositor, the trustee, mortgage loan sellers and the master servicer as contemplated under the pooling and servicing agreement. The restrictions are intended to prevent the trust from engaging in business with other entities that may bring bankruptcy proceedings against the trust. The restrictions are also intended to reduce the risk that the trust will be consolidated into the bankruptcy proceedings of any other entity but there is no assurance that the restrictions would be effective in all circumstances. Consequently, if the trust were deemed to be a ‘‘business trust’’ under the bankruptcy code, a bankruptcy proceeding could occur with respect to the trust. Upon the occurrence of such a bankruptcy or in the event of a receivership or similar proceeding, the assets of the trust would be subject to the control of the bankruptcy trustee or receiver, as applicable.

If the sponsor or a mortgage loan seller or the depositor were to become subject to a bankruptcy or insolvency proceeding, a bankruptcy trustee, receiver or creditor could challenge the trust’s ownership rights of the mortgage loans or its right to collections on the mortgage loans. Such a challenge could assert that the transfer of the mortgage loans from a mortgage loan seller or the depositor should not be treated as a sale or that the mortgage loans held by the trust should be substantively consolidated with those of the sponsor or a mortgage loan seller. The sponsor expects that such a challenge would be unsuccessful. But any challenge could entail court proceedings or the grant of temporary relief that would result in possible delays in payments on the certificates.

THE SPONSOR

GMAC Commercial Mortgage Corporation (GMACCM)

GMACCM performs a number of domestic and international commercial mortgage banking activities, including originating, financing, servicing and selling commercial mortgage loans, as well as issuing, purchasing and selling commercial mortgage-backed securities. The bulk of GMACCM’s securitization activities relate to its commercial mortgage loan origination business. GMACCM has been engaged in the origination and securitization of multifamily and commercial mortgage loans since 1996. GMACCM originates or purchases commercial and multifamily mortgage loans with the intent to sell the loans in the secondary market or to an affiliate for final sale or securitization. GMACCM originates mortgage loans through its own originating network and buys mortgage loans from originators or sellers nationwide. See ‘‘Servicing of the Mortgage Loans—The Master Servicer and Special Servicer’’ herein. The majority of commercial mortgage loans are generally sold to private and public investors directly or through a variety of structured facilities, including through securitizations. In its capacity as sponsor, GMACCM organizes and initiates a securitization transaction consistent with its financing requirements and assessment of market conditions once it is determined that a sufficient volume of mortgage loans has accumulated with similar characteristics. GMACCM participates with the underwriters and other originators in structuring a particular transaction for the issuance of commercial mortgage-backed securities and in selecting the mortgage loans to be included in a particular transaction. As such, GMACCM relies upon securitization, transactions with government sponsored entities such as Fannie Mae and Freddie Mac, sales of participations and other structured facilities and whole loan sales as material funding sources. Other than the securitization of commercial mortgage loans, GMACCM has securitized commercial mortgage loan servicing advances and participated in various collateralized debt obligation transactions, including resecuritizations of securities issued in commercial mortgage loan securitizations. The following table shows the total volume of United States domestic commercial mortgage loan securitizations for the prior three calendar years (including mortgage loans sold to the depositor from unaffiliated originators) and the volume of fixed rate and floating rate mortgage loans originated by GMACCM contributed to those securitizations:

	Year
	2003	2004	2005
Originated by GMACCM	2.1	1.5	2.8
Originated by Unaffiliated Originators	2.5	1.6	1.0
Total Commercial Mortgage Loans Securitized	4.6	3.1	3.8

GMACCM does not outsource to third parties credit underwriting decisions or originating duties generally, other than those services performed by providers of environmental, engineering, appraisal and other third party reports as well as certain due diligence functions.

General Motors Acceptance Corporation has entered into a definitive agreement to sell a sixty percent equity interest in GMAC Commercial Holding Corp., the parent of GMACCM, to a consortium of investors comprising affiliates of Five Mile Capital Partners, Kohlberg Kravis Roberts & Co., Goldman Sachs Capital Partners and Dune

Capital Management LP. Members of the current GMAC Commercial Holding Corp. management team will also invest in GMAC Commercial Holding Corp. shortly after the transaction is completed. The agreement is subject to regulatory approvals, consents and other conditions, and is expected to close by the end of the first quarter of 2006. No assurance can be made that the transaction will not result in changes in the structure, operations or personnel of GMACCM or as to the impact of any such changes.

GMACCM’s Underwriting Standards and Origination Procedures

General. All of the mortgage loans sold to the depositor by GMACCM, whether originated or purchased by GMACCM or an affiliate of GMACCM, were generally originated in accordance with the underwriting criteria described below.

Loan Analysis. In connection with the origination of mortgage loans, GMACCM conducts a review of the related mortgaged property, which may include an analysis of the appraisal, environmental report, property operating statements, financial data, leases, rent rolls and related information provided by the borrower. The credit of the borrower and certain of its key principals is examined for financial strength and character prior to approval of the mortgage loan which may include a review of historical tax returns, third party credit reports, judgment, lien, bankruptcy and outstanding litigation searches. Generally, borrowers are required to be single-purpose entities.

Unless otherwise specified herein, all financial occupancy and other information contained herein is based on such information and there can be no assurance that such financial, occupancy and other information remains accurate.

Loan Approval. Prior to commitment, all mortgage loans must be approved by GMACCM’s credit committee (the make-up of which varies by loan size) in accordance with its credit policies. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. GMACCM evaluates debt service coverage ratios and LTV ratios when underwriting a mortgage loan. Debt service coverage ratios are calculated based on Underwritten Net Cash Flow. See also the definition of Debt Service Coverage Ratio and Underwritten Net Cash Flow in the ‘‘Glossary’’ in the prospectus describing generally the calculation of debt service coverage ratios and underwritten cash flow and ‘‘Annex A—Characteristics of the Mortgage Loans’’ in this prospectus supplement.

Escrow Requirements. GMACCM may require a borrower to fund various escrows. Such escrows may include, taxes and insurance (to cover amounts due prior to their respective due dates), replacement reserves (to cover amounts recommended pursuant to a building condition report prepared for GMACCM), re-tenanting expenses (to mitigate risks which arise in connection with tenant lease expirations) or capital expenses (to cover deferred maintenance costs), or in some cases such reserves may only be required upon the occurrence of certain events. In some cases, the borrower is permitted to post a letter of credit or guaranty in lieu of funding a given reserve or escrow.

Mortgage loans originated by GMACCM generally conform to the above described underwriting guidelines. However, there can be no assurance that each mortgage loan originated or purchased by GMACCM conforms in its entirety to the guidelines described above.

OTHER ORIGINATORS AND SELLERS

The information set forth herein concerning the sellers, the originators, their respective affiliates and the underwriting conducted by each with respect to the mortgage loans has been provided by the respective mortgage loan seller or originator, and neither the depositor nor the underwriters have independently verified the accuracy or completeness of such information.

German American Capital Corporation (GACC)

General. GACC is a wholly-owned subsidiary of Deutsche Bank Americas Holding Corp., which in turn is a wholly-owned subsidiary of Deutsche Bank AG, a German corporation. GACC is an affiliate of Deutsche Bank Securities Inc., one of the underwriters. The principal offices of GACC are located at 60 Wall Street, New York, New York 10005.

GACC is engaged in the origination of commercial mortgage loans with the primary intent to sell the loans within a short period of time subsequent to origination into a commercial mortgage backed securities primary issuance securitization or through a sale of whole loan interests to third party investors. GACC originates loans primarily for securitization; however, GACC also originates subordinate mortgage loans or subordinate participation interests in mortgage loans, and mezzanine loans (loans secured by equity interests in entities that own commercial real estate), for sale to third party investors.

GACC originates large loans (both fixed rate and floating rate loans in amounts greater than $50 million), on a direct origination basis. Conduit loans, primarily fixed rate loans in amounts less than $50 million, are originated by GACC’s wholly owned subsidiary, Deutsche Bank Mortgage Capital, LLC (DBMC). Just subsequent to origination, conduit loans are sold by DBMC to GACC which aggregates and warehouses the loans pending sale via a commercial mortgage backed securities (CMBS) securitization.

GACC, through another wholly owned subsidiary, Deutsche Bank Berkshire Mortgage, Inc. (DBBM) is one of the leading originators and seller servicers of agency (Fannie Mae, Federal Home Loan Mortgage Corporation, Federal Housing Administration) commercial mortgage loans. DBBM is one of the largest originators and servicers in Fannie Mae’s DUS (Delegated Underwriting and Servicing) program. DBBM sells its loan originations in the form of certificates directly to third party investors at the time of loan origination.

GACC’s Securitization Program

GACC has been engaged as an originator and seller/contributor of loans into CMBS securitizations for just under ten years.

GACC has been a seller of loans both into securitizations in the ‘‘COMM’’ program, in which its affiliate is the depositor, and into programs where third party entities, including affiliates of General Electric Capital Corporation, GMACCM and Citigroup, have acted as depositors.

Under the COMM name, GACC has two primary securitization programs, the COMM FL program, into which large floating rate commercial mortgage loans are securitized, and the COMM Conduit/Fusion program, into which both fixed rate conduit loans and large loans are securitized.

GACC originates both fixed rate and floating rate commercial mortgage loans backed by a range of commercial real estate properties including office buildings, apartments, shopping malls, hotels, and industrial/warehouse properties.

Total loans securitized on an annual basis for each of the past three years by GACC and its subsidiary, DBMC, have been as follows:

Year (Amts in $ billions)	Total Securitizations
2005	9.7
2004	5.4
2003	5.5

The securitizations in the table above include both fixed and floating rate loan securitizations, and both public and private securitizations.

During the past five years, loans sold by GACC to Deutsche Mortgage Asset Receiving Corporation into the COMM FL securitizations have represented between 85% to 100% of loans sold into such securitizations, with third party originators/sellers representing a small percentage of the loans sold into such securitizations.

Under the COMM Conduit/Fusion securitizations, GACC-originated loans have represented a range of between approximately 40% to 60% of the total loans included in the transactions, with the remaining loans having been supplied by third party originator/sellers including, without limitation, GMACCM, PNC Bank and LaSalle Bank National Association.

Loans sold by GACC to securitizations of third party depositors have represented between 25% to 40% of the total amount of loans sold in such securitizations on average during the 5 years ending December 31, 2005.

Generally, GACC has not purchased significant amounts of mortgage loans for securitization; however, it may elect to purchase loans for securitization in the future. In that event, GACC will either re-underwrite the mortgage loans it purchases, or perform other procedures to ascertain the quality of such loans, which procedures will be subject to approval by credit risk management officers.

In coordination with Deutsche Bank Securities Inc. and other underwriters, GACC works with rating agencies, other loan sellers, servicers and investors in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including, without limitation, geographic and property type diversity and rating agency criteria.

GACC’s Underwriting Standards

General. GACC originates loans located in the United States secured by retail, multifamily, office, hotel, industrial/warehouse and self storage properties. All of the mortgage loans originated by GACC or its affiliate, DBMC, generally are originated in accordance with the underwriting criteria described below. However, each lending situation is unique, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate, the sponsorship of the borrower and the tenancy of the property, will impact the extent to which the general guidelines below are applied to a specific loan. This underwriting criteria is general, and there is no assurance that every mortgage loan will conform in all respects with the guidelines. References to GACC in this GACC’s Underwriting Standards section also include DBMC.

Loan Analysis. In connection with the origination of mortgage loans, GACC conducts an extensive review of the related mortgaged property, including an analysis of the appraisal, environmental report, property operating statements, financial data, rent rolls and related information or statements of occupancy rates provided by the borrower and, with respect to the mortgage loans secured by retail and office properties, certain major tenant leases and the tenant’s credit. The credit of the borrower and certain of its key principals is examined for financial strength and character prior to approval of the mortgage loan through a review of historical tax returns, third party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower and its principals. Generally, borrowers are required to be single-purpose entities. A member of the GACC underwriting or due diligence team, or a consultant or other designee, visits the mortgaged property for a site inspection to confirm the occupancy rates of the mortgaged property, and analyzes the mortgaged property’s market and the utility of the mortgaged property within the market. Unless otherwise specified in this prospectus supplement, all financial, occupancy and other information contained in such prospectus supplement is based on such information and there can be no assurance that such financial, occupancy and other information remains accurate.

Loan Approval. Prior to commitment, all mortgage loans must be approved by credit risk management officers (the number of which varies by loan size) in accordance with its credit policies. The credit risk management officers may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. GACC’s underwriting standards generally require the following minimum debt service coverage ratios and maximum LTV Ratios for each of the indicated property types:

Property Type	DSCR Guideline	LTV Ratio Guideline
Office	1.25x	75%
Retail	1.25x	75%
Multifamily	1.20x	80%
Manufactured Housing	1.20x	80%
Industrial/Warehouse	1.25x	75%
Self-Storage	1.25x	75%
Hotel	1.50x	70%

The debt service coverage ratio guidelines listed above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each Mortgage Loan as reported in the prospectus may differ from the amount calculated at the time of origination. In addition, with respect to certain mortgage loans originated by GACC there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher LTV, if such subordinate or mezzanine debt is taken into account. In addition, GACC’s underwriting guidelines generally permit a maximum amortization period of 30 years. However, the mortgage loans originated by GACC may provide for interest only payments until maturity, or for a specified period. Moreover, in certain circumstances the actual debt service coverage ratios and loan to value ratios for the mortgage loans originated or purchased by GACC and its affiliates may vary from the guidelines above, based on asset quality, sponsor equity, loan structure and other factors. See ‘‘Description of the Mortgage Pool’’ and Annex A to this prospectus supplement.

Escrow Requirements. GACC generally requires a borrower to fund various escrows for taxes and insurance, replacement reserves, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In some cases, the borrower is permitted to post a letter of credit or guaranty in lieu of funding a given reserve or escrow. Generally, the required escrows for mortgage loans originated by GACC are as follows:

•	Taxes and Insurance—Typically, an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) and annual insurance premiums are required in order to provide GACC with sufficient funds to satisfy all taxes and insurance bills prior to their respective due dates.

•	Replacement Reserves—Monthly deposits generally based on the greater of the amount recommended pursuant to a building condition report prepared for GACC or the following minimum amounts:

Property Type	Minimum Reserve
Office	$0.20 per square foot
Retail	$0.15 per square foot of in-line space
Multifamily	$250 per unit
Manufactured housing	$50 per pad
Industrial/Warehouse	$0.10 per square foot
Self storage	$0.15 per square foot
Hotel	4% of gross revenue

Re-tenanting. Certain major tenants and a significant number of smaller tenants may have lease expirations within the loan term. To mitigate this risk, reserves may be established to be funded either at closing and/or during the loan term to cover certain anticipated leasing commissions and/or tenant improvement costs which may be associated with re-leasing the space occupied by these tenants.

Deferred Maintenance/Environmental Remediation. Generally, an initial deposit is required upon funding of the mortgage loan, in an amount equal to at least 125% of the estimated costs of the recommended substantial repairs or replacements pursuant to the building condition report completed by a licensed third-party engineer and the estimated costs of environmental remediation expenses as recommended by an independent environmental assessment. In some cases, borrowers are permitted to substitute environmental insurance policies, guarantees or other credit support in lieu of reserves for environmental remediation.

Third Party Reports. In connection with underwriting commercial mortgage loans, GACC generally will perform the procedures and obtain the third party reports or other documents described in the prospectus under ‘‘Description of the Mortgage Pool—General Underwriting Matters.’’

GACC's Servicing

For the most part, GACC relies on independent rated third parties to service loans held pending sale or securitization. It maintains interim servicing agreements with large, institutional commercial mortgage loan servicers who are highly rated by the rating agencies. Periodic financial review and analysis, including monitoring of ratings, of each of the servicers with which GACC has servicing arrangements is conducted under the purview of loan underwriting personnel.

CWCapital LLC (CWCapital)

General. CWCapital LLC (CWCapital) is a Massachusetts limited liability company, whose principal offices are located in Needham, Massachusetts. CWCapital is an affiliate of CWCapital Asset Management LLC, which is the special servicer, and Cadim TACH, Inc., which is anticipated to be the initial majority certificateholder of the controlling class. In addition, CWCapital will act as primary servicer of the mortgage loans sold to the trust by CWCapital.

CWCapital was organized as a limited liability company in the state of Massachusetts in April 2002. CWCapital is a wholly owned subsidiary of CW Financial Services LLC. The principal offices of CWCapital are located at One Charles River Place, 63 Kendrick Street, Needham, Massachusetts 02494. CWCapital’s telephone number is (781) 707-9300.

CWCapital and its predecessor entities have been lending and investing in the commercial real estate industry since 1992.

CWCapital's Securitization Program

CWCapital commenced directly selling mortgage loans into securitizations in the fall of 2004. To date, CWCapital has sold commercial mortgage loans (in each case, along with other mortgage loan sellers/sponsors) into a total of six transactions, among three different securitization programs. CWCapital originates commercial mortgage loans primarily for securitization, with the remainder being sold in third party whole loan sales or for inclusion in CDOs. The commercial mortgage loans originated by CWCapital include both fixed rate loans and floating rate loans and both conduit loans and large loans. CWCapital also originates subordinate and mezzanine debt which is generally not securitized.

CWCapital has originated in excess of $750,000,000 in commercial mortgage loans, which were ultimately included in securitizations since the inception of its commercial mortgage securitization program in 2004, with an additional approximately $358,534,812 of commercial mortgage loans to be purchased by the depositor for inclusion in the trust.

As a sponsor, CWCapital originates mortgage loans and either by itself or together with other sponsors or loan sellers, initiates the securitization of them by transferring the mortgage loans to the depositor, which loans will ultimately be transferred to the issuing entity for the related securitization. In coordination with the underwriters for the related securitization, CWCapital works with rating agencies, loan sellers and servicers in structuring the securitization transaction.

CWCapital is an affiliate of the special servicer and the initial majority certificateholder of the controlling class. CWCapital is also the primary servicer with respect to the mortgage loans it originates.

Although all of CWCapital's mortgage loans were sold to GACC after their respective origination dates and will be sold to the trust by GACC, all references to ‘‘seller’’ with respect to such mortgage loans will be deemed to refer to CWCapital LLC, the representations and warranties made by CWCapital or an affiliate in connection with the sale to GACC will be assigned to the depositor and recourse to cure a material document defect or a material breach in respect of such mortgage loans or to repurchase or replace any of such mortgage loans, if defective, will be solely against CWCapital.

CWCapital's Underwriting Standards

Loan Analysis.    Generally, CWCapital performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements, including rent rolls (generally unaudited), third party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. CWCapital typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt. The collateral analysis typically includes an analysis of the historical property operating statements, rent rolls, operating budgets, and a review of tenant leases. Each mortgage loan seller generally requires third party appraisals, as well as environmental and building condition reports. Each report is reviewed for acceptability by a staff member of CWCapital or a third-party consultant for compliance with program standards.

Environmental Assessments and Insurance.    "Phase I" environmental site assessments or updates of previously conducted assessments were performed on all of the mortgaged properties. "Phase II" environmental site assessments were performed on some mortgaged properties. These environmental site assessments were performed for the seller of the related mortgage loan or the report was delivered to that seller as part of its acquisition or origination of the mortgage loan. With respect to a majority of the mortgaged properties, these environmental assessments were performed during the 12-month period before the cut-off date.

Additionally, all borrowers were required to provide customary environmental representations, warranties and convenants relating to the existence and use of hazardous substances on the mortgaged properties.

Any material adverse environmental conditions or circumstances revealed by these environmental assessments for the mortgaged properties are described in "Risk Factors—Adverse environmental conditions at a mortgaged property may reduce or delay your payments."

The information contained in this prospectus supplement is based on the environmental assessments and has not been independently verified by the depositor, any seller, the originators, the master servicer, the special servicer, the underwriters or any of their respective affiliates.

Property Condition Assessments.    Inspections or updates of previously conducted inspections were conducted by independent licensed engineers or architects or both for all of the mortgaged properties in connection with the origination or the purchase of the related mortgage loan. For a majority of the mortgaged properties, the inspections were conducted within the 12-month period before the applicable cut-off date. The inspections were conducted to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a mortgaged property. The resulting reports on some of the mortgaged properties indicated a variety of deferred maintenance items and recommended capital expenditures. In some instances, repairs or maintenance were completed before closing or cash reserves were established to fund the deferred maintenance or replacement items or both.

Appraisal.    An appraisal for each mortgaged property was performed or an existing appraisal updated in connection with the origination or the purchase of the related mortgage loan. For a majority of the mortgaged properties the appraisals were performed during the 12-month period before the applicable cut-off date. The appraised value of the related mortgaged property or properties is greater than the original principal balance of the related mortgage loan or the aggregate original principal balance of any set of cross collateralized loans. All such appraisals were conducted by an independent appraiser that is state-certified or designated as a member of the Appraisal Institute. The appraisal (or a separate letter) for all mortgaged properties contains a statement by the appraiser to the effect that the appraisal guidelines of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, were followed in preparing the appraisal. However, none of the depositor, any seller, the originators, the master servicer, the special servicer, the underwriters or any of their respective affiliates has independently verified the accuracy of the appraiser's statement. For a discussion of the risks related to appraisals, see "Risk Factors—Losses may result if the special servicer is unable to sell a mortgaged property securing a defaulted mortgage loan for its appraised value."

For information about the values of the mortgaged properties available to the depositor as of the applicable cut-off date, see Annex A to this prospectus supplement.

Hazard, Liability and Other Insurance.    The mortgage loans typically require that the mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the mortgaged property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except in certain instances where credit tenants are required to obtain this insurance or may self-insure.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included improvements in any area identified in the Federal

Register by the Federal Emergency Management Agency as having special flood hazards. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of:

(1)	the outstanding principal balance of the mortgage loan;

(2)	the full insurable value of the mortgaged property;

(3)	the maximum amount of insurance available under the National Flood Insurance Act of 1968; and

(4)	100% of the replacement cost of the improvements located on the mortgaged property, except in some cases where self-insurance was permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally each of the mortgtage loans requires that the mortgaged property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates, and in some cases there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

Each mortgage typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the mortgaged property in an amount customarily required by institutional lenders.

Each mortgage typically further requires the related borrow to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related mortgaged property for not less than twelve months.

The mortgaged properties are typically not insured for earthquake risk. For mortgaged properties located in California and some other seismic zones, the related seller typically conducted seismic studies to assess the "probable maximum loss" for the related mortgaged properties. In general, the related borrower was required to obtain earthquake insurance if the seismic report indicated that the probable maximum loss is greater than 20%. See "Risk Factors—Recent developments may limit the availabilty or scope or increase the cost of insurance required by the mortgage loans."

Earnouts and Additional Collateral Loans.    Some of the mortgage loans are additionally secured by cash reserves or irrevocable letters of credit that will be released upon satisfaction by the borrower of leasing-related or other conditions, including, in some cases, achieving specified debt service coverage ratios or loan-to-value ratios. For a description of the cash reserves or letters or credit and related earnout information, see Annex A to this prospectus supplement.

Morgan Stanley Mortgage Capital Inc. (MSMC)

General. Morgan Stanley Mortgage Capital Inc. (MSMC), a New York corporation formed in 1984, is a direct wholly-owned subsidiary of Morgan Stanley (NYSE: MWD).

The executive offices of MSMC are located at 1585 Broadway, New York, New York 10036, telephone number (212) 761-4000. MSMC also has offices in Chicago, Illinois, Los Angeles, California and Irvine, California. MSMC originates and purchases commercial and multifamily mortgage loans primarily for securitization or resale. MSMC also provides warehouse and repurchase financing to residential mortgage lenders, purchases residential mortgage loans for securitization or resale, or for its own investment, and acts as sponsor of residential mortgage loan securitizations. Neither MSMC nor any of its affiliates currently acts as servicer of the mortgage loans in its securitizations.

With respect to the certificates, each of the mortgage loans that MSMC sold to the depositor was originated by MSMC, except for one (1) loan that was originated by Teachers Insurance and Annuity Association of America and subsequently purchased by MSMC.

MSMC’s Commercial Mortgage Securitization Program

MSMC has been active as a sponsor of securitizations of commercial mortgage loans since its formation. As a sponsor, MSMC originates or acquires mortgage loans and either by itself or together with other sponsors or mortgage loan sellers, initiates the securitization of them by transferring the mortgage loans to a securitization depositor, including Morgan Stanley Capital I Inc., or another entity that acts in a similar capacity. In coordination with its affiliate, Morgan Stanley & Co. Incorporated, and other underwriters, MSMC works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction. MSMC acts as sponsor and mortgage loan seller both in transactions in which it is the sole sponsor or mortgage loan seller and transactions in which other entities act as sponsor or mortgage loan seller. MSMC’s ‘‘IQ,’’ ‘‘HQ’’ and ‘‘TOP’’ securitization programs typically involve multiple mortgage loan sellers.

Substantially all mortgage loans originated by MSMC are sold to securitizations as to which MSMC acts as either sponsor or mortgage loan seller. Loans originated and securitized by MSMC include both fixed rate and floating rate loans and both large loans and conduit loans. MSMC also originates subordinate and mezzanine debt which is generally not securitized. The following table sets forth information with respect to originations and securitizations of commercial and multifamily mortgage loans by MSMC for the past three years ending on December 31, 2005.

Year (Amts $ in billions)	Total MSMC Loans*	Total MSMC Loans Securitized with Affiliated Depositor	Total MSMC Loans Securitized with Non-Affiliated Depositor	Total MSMC Loans Securitized
2005	12.1	8.2	1.8	10.0
2004	7.7	5.3	1.2	6.5
2003	6.4	3.3	1.3	4.6

*	MSMC Loans means all loans originated or purchased by MSMC in the relevant year. Loans originated in a given year that were not securitized in that year generally were held for securitization in the following year. Securitized loans include both fixed and floating rate loans, and loans included in both public and private securitizations.

MSMC’s large mortgage loan program typically originates loans larger than $75 million, although MSMC’s conduit mortgage loan program also sometimes originates such large loans. MSMC originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing and self-storage properties. The largest property concentrations of MSMC’s securitized loans have been in retail and office properties, and the largest geographic concentrations have been in California and New York.

MSMC’s Underwriting Standards

Conduit mortgage loans originated by MSMC will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific loan. The underwriting criteria are general, and in many cases exceptions to one or more of these guidelines may be approved. Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

The MSMC credit underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the loan. This analysis generally includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports and judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the MSMC underwriting team visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility and visibility and demand generators. As part of its underwriting procedures, MSMC also generally performs certain procedures and obtains certain third party reports or other documents in connection with various assessments and appraisals, such as assessments relating to property value and condition, environmental conditions and zoning and building code compliance. MSMC typically retains outside consultants to conduct its credit underwriting.

Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from MSMC and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

Debt Service Coverage Ratio and Loan-to-Value Ratio. MSMC’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and maximum loan-to-value ratio of 80%. However, these requirements constitute solely guidelines, and exceptions to these guidelines may be approved based on the individual characteristics of a mortgage loan. For example, MSMC may originate a mortgage loan with a lower debt service coverage ratio or higher loan-to-value ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, MSMC’s judgment of improved property performance in the future and/or other relevant factors. In addition, with respect to certain mortgage loans originated by MSMC there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each mortgage loan as reported in this prospectus supplement and Annex A hereto may differ from the amount calculated at the time of origination. In addition, MSMC’s underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

Escrow Requirements. MSMC often requires a borrower to fund various escrows for taxes and insurance, and may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. MSMC conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by MSMC.

MSMC’s Servicing

MSMC currently contracts with third party servicers for servicing the mortgage loans that it originates or acquires. Third party servicers are assessed based upon the credit quality of the servicing institution. The servicers may be reviewed for their systems and reporting capabilities, review of collection procedures and confirmation of servicers’ ability to provide loan-level data. In addition, MSMC may conduct background checks, meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis.

DESCRIPTION OF THE MORTGAGE POOL

A detailed presentation of characteristics of the mortgage loans and mortgaged properties on an individual basis is presented in Annex A to this prospectus supplement. Annex A also sets forth in a tabular format the distribution of cut-off date principal balances, distribution of property types, distribution of debt service coverage ratios (NCF), distribution of mortgage interest rates, distribution of amortizations types, distribution of cut-off date loan-to-value ratios, distribution of mortgaged properties by state, distribution of remaining amortization values, distribution of original term to maturity, distribution of remaining term to maturity, and distribution of prepayment provisions.

The sellers originate or purchase mortgage loans with the intent to sell the loans in the secondary market, including through securitizations. The mortgage loans that comprise the mortgage pool were generally recently originated by the sellers with the intent of including them in a securitization.

Calculations of Interest

All of the mortgage loans accrue interest at fixed interest rates. One hundred sixteen (116) of the mortgage loans, which represent 97.88% of the initial pool balance, accrue interest on the basis of a 360-day year and the actual number of days elapsed. Five (5) of the mortgage loans, which represent 2.12% of the initial pool balance, accrue interest on the basis of a 360-day year consisting of twelve 30-day months. Four (4) ARD loans, which represent 6.48% of the initial pool balance, will accrue interest at an increased rate if not repaid on or before their anticipated repayment dates.

Sixty-four (64) of the mortgage loans, which represent 50.01% of the initial pool balance, provide for payments of interest only for up to 72 payments, during which period no payments of principal are due, followed by monthly payments of principal and interest until the earlier of the maturity date or anticipated repayment date of such mortgage loan. Fifteen (15) of the mortgage loans, representing 26.45% of the initial pool balance, provide for monthly payments of interest-only for the entire term of the mortgage loan or until the anticipated repayment date. A one-time increase in the amount of the monthly payment for some of these mortgage loans will occur in connection with the commencement of the scheduled amortization of the mortgage loan. No mortgage loan, other than the ARD loans, permits negative amortization or the deferral of accrued interest.

Balloon Loans

One hundred thirteen (113) of the mortgage loans, which represent 92.22% of the initial pool balance, are balloon loans that provide for monthly payments of interest only or for monthly payments of principal and interest based on amortization schedules significantly longer than the remaining terms of those mortgage loans. Sixty-three (63) of these balloon loans, which represent 49.72% of the initial pool balance, begin monthly payments of principal and interest after an initial interest-only period. Twelve (12) of these balloon loans, which represent approximately 20.25% of the initial pool balance, provide for monthly payments of interest only for their entire term. As a result, a substantial principal amount will be due and payable together with the corresponding interest payment on each balloon loan on its maturity date, unless the borrower prepays the balloon loan before its maturity date.

ARD Loans

In addition to the balloon loans, the mortgage pool includes four (4) mortgage loans, collectively representing 6.48% of the initial pool balance, that are ARD loans. One (1) of these ARD loans, which represents 0.29% of the initial pool balance, begins monthly payments of principal and interest after an initial interest-only period. Three (3) of these ARD loans, which represent 6.19% of the initial pool balance, provide for monthly payments of interest only until the anticipated repayment date of the applicable mortgage loan. The ARD loans provide for changes in the accrual of interest and the payment of principal as of the related anticipated repayment date. If the related borrower elects to prepay an ARD loan in full on its anticipated repayment date, a substantial amount of principal will be due. If such borrower does not prepay the ARD loan on or before its anticipated repayment date, the ARD loan will bear interest at an increased rate that will be a fixed rate per annum equal to the mortgage rate plus a percentage per annum specified in the related mortgage loan documents.

Beginning on its anticipated repayment date, excess interest or interest accrued on the ARD loans at the excess of the increased rate over the original mortgage rate compounded as described below, will be deferred until the principal balance of such ARD loans have been reduced to zero. If the borrower does not prepay an ARD loan on or before its anticipated repayment date, all or a substantial portion of the monthly cash flow from the related mortgaged property collected after that date, other than some minimum debt service and specified property expenses, will be applied to the payment of principal on the ARD loan and, after its principal balance has been reduced to zero, to the payment of accrued and unpaid excess interest.

The failure to pay excess interest will not constitute a default under the ARD loans before the related maturity date. Unpaid excess interest will, except where limited by applicable law, continue to accrue interest at the increased rate. Any excess interest received on the ARD loans will be distributed to the holders of the Class S certificates.

Amortization of Principal

In addition to the balloon loans and the ARD loans, the mortgage pool includes four (4) fully amortizing mortgage loans, representing 1.30% of the initial pool balance.

Due Dates

A due date is the date in the month on which a monthly payment on a mortgage loan is first due. One hundred sixteen (116) of the mortgage loans, which represent 96.34% of the initial pool balance, provide for scheduled monthly payments of principal or interest or both to be due on the first day of each month. Two (2) of the mortgage loans, which represent 3.47% of the initial pool balance, provide for scheduled monthly payments of principal or interest or both to be due on the seventh day of each month. Three (3) of the mortgage loans, which represent 0.19% of the initial pool balance, provide for scheduled monthly payments of principal or interest or both to be due on the fifteenth day of each month. Therefore, with respect to these three loans and each distribution date, scheduled payments made by the related borrower in the month of such distribution date will be distributed to certificate holders on the subsequent distribution date. On the first distribution date, certificate holders will receive interest only, which will be deposited by the related mortgage loan seller on the closing date. See ‘‘Servicing of the Mortgage Loans—Servicing and Other Compensation and Payment of Expenses’’ in this prospectus supplement.

None of the mortgage loans provides for a grace period for the payment of monthly payments of more than ten (10) days.

Defeasance

One hundred nine (109) of the mortgage loans, which represent 95.72% of the initial pool balance, provide that after a specified defeasance lockout period, if no default exists under the mortgage loan, the borrower may obtain a release of one or more of the mortgaged properties (or a portion thereof) from the lien of the related mortgage through the exercise of a defeasance option. The defeasance lockout period is at least two years after the closing date. Exercise of a defeasance option is subject to the satisfaction of certain conditions set forth in the mortgage loan documents, including, among other things, that the borrower:

1.	pays on any due date,

•	all interest accrued and unpaid on the principal balance of the mortgage loan to and including that due date,

•	all other sums due under the mortgage loan, excluding scheduled interest or principal payments not yet due and owing, and

•	any costs and expenses related to the release,

2.	delivers or pledges defeasance collateral to the trustee,

•	that consists of ‘‘government securities’’ as defined under the Investment Company Act of 1940, and

•	that provides payments:

•	on or before all successive scheduled payment dates from that due date to the related maturity date (or, in some cases to the beginning of an open period (generally, one to thirteen payments) prior to the related maturity date, or the end of the lockout period) or anticipated repayment date in the case of an ARD loan, and

•	in an amount equal to or greater than the scheduled payments due on those dates under the mortgage loan, or, for cross-collateralized mortgage loans or mortgage loans secured by multiple mortgaged properties which permit defeasance, an amount equal to not less than the portion of the scheduled payments allocable to the released mortgaged property,

3.	delivers a security agreement granting the trust a first priority security interest in the defeasance collateral and an opinion of counsel to that effect. The related mortgaged property will be released from the lien of the mortgage loan and the defeasance collateral will be substituted as the collateral securing the mortgage loan when these conditions are met.

The mortgage loans secured by more than one mortgaged property that permit release of one or more of the mortgaged properties, without releasing all such mortgaged properties, by means of partial defeasance generally require that either (or, in some cases, both) (1) prior to the release of a related mortgaged property, a specified percentage (generally between 100% and 125%) of the allocated loan amount for the mortgaged property be defeased and/or (2) certain debt service coverage ratio and/or loan-to-value ratio tests (if applicable) be satisfied with respect to the remaining mortgaged properties after the partial defeasance.

See Annex A—‘‘Characteristics of the Mortgage Loans—Partial Release Provisions,’’ and Annex B—‘‘Significant Mortgage Loans’’ for information regarding the mortgage loans that permit partial releases of mortgaged property upon partial defeasance.

Prepayment Provisions

One hundred nine (109) of the mortgage loans, including the mortgage loans referenced in the first and fourth succeeding paragraphs below, which together represent 95.72% of the initial pool balance, permit defeasance after a defeasance lockout period.

Three (3) of the mortgage loans, which together represent 3.00% of the initial pool balance, permit defeasance after a lockout period followed by prepayment with a prepayment penalty equal to 0.25% of the then outstanding principal amount of mortgage loan.

Ten (10) of the mortgage loans, which together represent 2.35% of the initial pool balance, permit prepayment after the expiration of a lockout period with payment of the greater of a yield maintenance formula and a fixed penalty equal to 1% of the principal amount of such prepayment, with no defeasance option.

One (1) of the mortgage loans, which represents 1.11% of the initial pool balance, currently permits prepayment with payment of the greater of a yield maintenance formula and a fixed penalty equal to 1% of the principal amount of such prepayment.

One (1) of the mortgage loans, which represents 0.90% of the initial pool balance, permits prepayment, in whole but not in part, at any time with payment of yield maintenance; permits prepayment, in whole but not in part, after July 1, 2015 without payment of yield maintenance and permits defeasance, in whole but not in part, at any time after the expiration of a lockout period.

One (1) of the mortgage loans, which represents 0.82% of the initial pool balance, currently permits prepayment with the payment of the greater of a yield maintenance formula and a fixed premium equal to 2% of the principal amount of such prepayment, with no defeasance option.

See Annex A—‘‘Characteristics of the Mortgage Loans—Yield Maintenance Loans’’ for information regarding yield maintenance calculations for certain yield maintenance loans.

Notwithstanding the foregoing, the mortgage loans generally provide for a period prior to maturity (generally one to thirteen payments) during which prepayments may be made without penalty or yield maintenance charge.

Any prepayment premiums or yield maintenance charges actually collected on the mortgage loans will be distributed to the respective classes of certificateholders in the amounts and priorities described under ‘‘Description of the Certificates—Distributions’’ and ‘‘—Distributions of Prepayment Premiums or Yield Maintenance Charges’’ in this prospectus supplement. The enforceability of provisions similar to the provisions of the mortgage loans providing for the payment of a prepayment premium or yield maintenance charge upon a prepayment is unclear under the laws of a number of states. The obligation to pay a prepayment premium or yield maintenance charge with an involuntary prepayment may not be enforceable under applicable law or, if enforceable, the foreclosure proceeds may not be sufficient to make the payment.

Liquidation proceeds recovered from any defaulted mortgage loan will, in most cases, be applied to cover outstanding servicing expenses and fees and unpaid principal and interest before being applied to cover any prepayment premium or yield maintenance charge due. The depositor makes no representation as to the enforceability of the provision of any mortgage loan requiring the payment of a prepayment premium or yield maintenance charge or as to the collectibility of any prepayment premium. See ‘‘Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments’’ in the prospectus.

In most cases, no prepayment premium or yield maintenance charge will be payable upon any mandatory prepayment of a mortgage loan caused by a casualty or condemnation. No prepayment premium or yield maintenance charge will be payable with the repurchase of a mortgage loan by a seller for a breach of representation or warranty or any failure to deliver any related documentation on the part of that seller. No prepayment premium or yield maintenance charge will be payable with the purchase of all of the mortgage loans and any REO properties in connection with the termination of the trust fund or with the purchase of defaulted mortgage loans by the holder of certificates representing the greatest percentage interest in the controlling class, the special servicer, any mortgage loan seller or the depositor. See ‘‘—Assignment of the Mortgage Loans; Repurchases and Substitutions,’’ ‘‘—Representations and Warranties; Repurchases and Substitutions’’ and ‘‘Description of the Certificates—Termination; Retirement of Certificates’’ in this prospectus supplement.

Related Borrowers, Cross-Collateralized Mortgage Loans and Mortgage Loans Collateralized by Multiple Properties

The mortgage pool includes thirteen (13) groups of mortgage loans, which represent 21.85% of the initial pool balance, made to affiliated or related borrowers.

Thirteen (13) mortgage loans, other than the cross-collateralized mortgage loans where each mortgage loan in such cross-collateralized loan group is not secured by multiple properties, which represent 19.12% of the initial pool balance, are each secured by multiple mortgaged properties. Because of this, the total number of mortgage loans in the mortgage pool is one hundred twenty-one (121) while the total number of mortgaged properties in the mortgage pool is two hundred sixteen (216). In most cases, this prospectus supplement treats a mortgage loan that is secured by mortgaged properties that are located in more than one state as an individual mortgage loan, except that when this prospectus supplement describes the geographic concentration and property type distribution of the mortgage pool, this prospectus supplement treats these mortgage loans as multiple mortgage loans that are allocated a cut-off date balance based on the allocated loan amount.

See Annex A—‘‘Characteristics of the Mortgage Loans—Partial Release Provisions,’’ and Annex B—‘‘Significant Mortgage Loans’’ for information regarding the mortgage loans that permit partial releases.

The DDR/Macquarie Mervyn’s Portfolio Whole Loan

The DDR/Macquarie Mervyn’s Portfolio Loan, which has an outstanding principal balance as of the cut-off date of $106,275,000 representing 6.18% of the initial pool balance, is one of three mortgage loans that are part of a split loan structure that is secured by the same mortgage instrument on the DDR/Macquarie Mervyn’s Portfolio Mortgaged Property on a pari passu basis with the DDR/Macquarie Mervyn’s Portfolio Companion Loans, which are not included in the trust and have outstanding principal balances as of the cut-off date of $106,275,000 and $45,922,500, respectively.

Except with respect to voluntary principal prepayments under the DDR/Macquarie Mervyn's Portfolio A-3 Loan, the DDR/Macquarie Mervyn's Portfolio Companion Loans are pari passu in right of payment with the DDR/Macquarie Mervyn's Portfolio Loan. The DDR/Macquarie Mervyn's Portfolio Loan and the DDR/Macquarie Mervyn's Portfolio A-1 Loan bear interest at the same interest rate, and have the same maturity date. The DDR/Macquarie Mervyn's Portfolio A-3 Loan bears interest at a floating rate equal to LIBOR plus 0.72% per annum, and has an initial maturity date earlier than the DDR/Macquarie Mervyn's Portfolio Loan and the DDR/Macquarie Mervyn's Portfolio A-2 Loan, but is extendable to the maturity date of the other two DDR/Macquarie Mervyn's Portfolio Companion Loans.

Only the DDR/Macquarie Mervyn’s Portfolio Loan is included in the trust. The DDR/Macquarie Mervyn's Portfolio A-1 Loan is included in the GE 2005-C4 Trust. The DDR/Macquarie Mervyn's Portfolio A-3 Loan has been transferred to the securitization trust created pursuant to the pooling and servicing agreement relating to the COMM 2005-FL11 Commercial Mortgage Pass-Through Certificates.

For purposes of the information presented in this prospectus supplement with respect to the DDR/Macquarie Mervyn’s Portfolio Loan, the debt service coverage ratio and the loan-to-value ratio reflect the aggregate indebtedness evidenced by the DDR/Macquarie Mervyn’s Portfolio Loan and the DDR/Macquarie Mervyn’s Portfolio Companion Loans.

General. The DDR/Macquarie Mervyn’s Portfolio Intercreditor Agreement generally provides that the mortgage loans that comprise the DDR/Macquarie Mervyn’s Portfolio Whole Loan will be serviced and administered pursuant to the GE 2005-C4 Pooling and Servicing Agreement. The DDR/Macquarie Mervyn’s Portfolio Intercreditor Agreement generally provides that expenses, losses and shortfalls relating to the DDR/Macquarie Mervyn’s Portfolio Whole Loan will be allocated pro rata, between the DDR/Macquarie Mervyn’s Portfolio Loan and the DDR/Macquarie Mervyn’s Portfolio Companion Loans. None of the master servicer, the special servicer or the trustee will be required to make interest advances with respect to the DDR/Macquarie Mervyn's Portfolio Companion Loans.

Consultation and Consent Rights. Any decision to be made with respect to the DDR/Macquarie Mervyn's Portfolio Whole Loan that requires the approval of the GE 2005-C4 directing certificateholder or otherwise requires approval under the DDR/

Macquarie Mervyn’s Portfolio Intercreditor Agreement will require the approval of the holders of the DDR/Macquarie Mervyn’s Portfolio Loan and the DDR/Macquarie Mervyn’s Portfolio Companion Loans (or their designees) then holding a majority of the outstanding principal balance of the DDR/Macquarie Mervyn's Portfolio Whole Loan. If holders of the DDR/Macquarie Mervyn’s Portfolio Loan and the DDR/Macquarie Mervyn’s Portfolio Companion Loans then holding a majority of the outstanding principal balance of the DDR/Macquarie Mervyn's Portfolio Whole Loan (or their designees) are not able to agree on a course of action that satisfies the Servicing Standard (as defined in the GE 2005-C4 Pooling and Servicing Agreement) within 30 days (or such shorter period as may be required by the related mortgage loan documents to the extent the related lender's approval is required) after receipt of a request for consent to any action by the GE 2005-C4 Master Servicer or the GE 2005-C4 Special Servicer, as applicable, the GE 2005-C4 directing certificateholder will be entitled to direct the GE 2005-C4 Master Servicer or the GE 2005-C4 Special Servicer, as applicable, on a course of action to follow that satisfies the requirements set forth in the GE 2005-C4 Pooling and Servicing Agreement (provided that such action does not violate applicable law, the Servicing Standard or any other provision of the GE 2005-C4 Pooling and Servicing Agreement, the related mortgage loan documents or the REMIC provisions of the Code), and the GE 2005-C4 Master Servicer or the GE 2005-C4 Special Servicer, as applicable, will be required to implement the course of action in accordance with the servicing standard set forth in the GE 2005-C4 Pooling and Servicing Agreement.

Pursuant to the GE 2005-C4 Pooling and Servicing Agreement and the related intercreditor agreement, each holder of the DDR/Macquarie Mervyn’s Portfolio Loan and the DDR/Macquarie Mervyn’s Portfolio Companion Loans may consult separately with the GE 2005-C4 Master Servicer or the GE 2005-C4 Special Servicer, as applicable, about a particular course of action. Except as otherwise described in this section, the holders of the DDR/Macquarie Mervyn’s Portfolio Loan or DDR/Macquarie Mervyn's Portfolio Companion Loans then holding a majority of the outstanding principal balance of the DDR/Macquarie Mervyn's Portfolio Whole Loan (or their designees) will be entitled to approve the following:

•	any modification or amendment of, or waiver with respect to, the DDR/Macquarie Mervyn's Portfolio Whole Loan or the related mortgage loan documents that would result in the extension of the applicable maturity date, a reduction in the applicable mortgage rate borne thereby or the monthly payment, or any prepayment premium, exit fee or yield maintenance charge payable thereon or a deferral or forgiveness of interest on or principal of the DDR/Macquarie Mervyn's Portfolio Whole Loan, or modification or waiver of any other monetary term of the DDR/Macquarie Mervyn's Portfolio Whole Loan relating to the timing or amount of any payment of principal and interest (other than default interest) or a modification or waiver of any provision of the DDR/Macquarie Mervyn's Portfolio Whole Loan which restricts the related borrower from incurring additional indebtedness or from transferring the DDR/Macquarie Mervyn's Portfolio Mortgaged Property or any transfer of direct or indirect equity interests in the related borrower;

•	any modification or amendment of, or waiver with respect to, the related mortgage loan documents that would result in a discounted pay-off;

•	any foreclosure upon or comparable conversion (which may include acquisitions of a foreclosed property) of the ownership of the DDR/Macquarie Mervyn's Portfolio Mortgaged Property securing such specially serviced mortgage loan or any acquisition of the related mortgage loan by deed in lieu of foreclosure;

•	any proposed or actual sale of the related REO Property or DDR/Macquarie Mervyn's Portfolio Whole Loan (other than in connection with the exercise of the fair value purchase option, the termination of the trust or the repurchase by a mortgage loan seller of the DDR/Macquarie Mervyn’s Portfolio Loan in connection with a breach of a representation, warranty or document defect);

•	any release of the related borrower, any guarantor or other obligor from liability;

•	any determination not to enforce a ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the related borrower);

•	any action to bring the DDR/Macquarie Mervyn's Portfolio Mortgaged Property or related REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the DDR/Macquarie Mervyn's Portfolio Mortgaged Property or foreclosed property;

•	any substitution or release of collateral or acceptance of additional collateral for such mortgage loan including the release of additional collateral for the DDR/Macquarie Mervyn's Portfolio Whole Loan unless required by the underlying mortgage loan documents (other than any release made in connection with the grant of a non-material easement or right-of-way or other non-material release such as a ‘‘curb-cut’’);

•	any adoption or approval of a plan in a bankruptcy of the related borrower;

•	consenting to any ‘‘new lease’’ or ‘‘lease modification’’ at the DDR/Macquarie Mervyn's Portfolio Mortgaged Property, to the extent the lender's approval is required under the related mortgage loan documents;

•	any renewal or replacement of the then-existing insurance policies (to the extent the lender's approval is required under the related mortgage loan documents) or any waiver, modification or amendment of any insurance requirements under the related mortgage loan documents; and

•	any consent, waiver or approval with respect to any change in the property manager at the DDR/Macquarie Mervyn's Portfolio Mortgaged Property.

Notwithstanding any direction to, or approval or disapproval of, or right to give direction to or to approve or disapprove an action of, the GE 2005-C4 Master Servicer or the GE 2005-C4 Special Servicer by the holders of the DDR/Macquarie Mervyn’s Portfolio Loan and the DDR/Macquarie Mervyn’s Portfolio Companion Loans then holding a majority of the outstanding principal balance of the DDR/Macquarie Mervyn's Portfolio Whole Loan, in no event will the GE 2005-C4 Master Servicer or the GE 2005-C4 Special Servicer be required to take any action or refrain from taking any action which would violate any law of any applicable jurisdiction, be inconsistent with the servicing standard, violate the REMIC provisions of the Code or violate any other provision of the GE 2005-C4 Pooling and Servicing Agreement or the related mortgage loan documents.

The GE 2005-C4 directing certificateholder will be entitled to direct the Trustee with respect to any vote to direct, to approve or disapprove an action of the GE 2005-C4 Master Servicer or GE 2005-C4 Special Servicer described above.

In the event that the GE 2005-C4 Master Servicer or the GE 2005-C4 Special Servicer determines that immediate action is necessary to protect the interests of the holders of the DDR/Macquarie Mervyn's Portfolio Whole Loan (as a collective whole), the GE 2005-C4 Master Servicer or the GE 2005-C4 Special Servicer, as applicable, may take any such action without waiting for the instruction of the holders of DDR/Macquarie Mervyn's Portfolio Whole Loan.

Termination of the GE 2005-C4 Special Servicer. The holders of the DDR/Macquarie Mervyn’s Portfolio Loan and the DDR/Macquarie Mervyn’s Portfolio Companion Loans (or their designees) holding a majority of the outstanding principal balance of the DDR/Macquarie Mervyn's Portfolio Whole Loan will be entitled to terminate the GE 2005-C4 Special Servicer at any time, with or without cause, and to appoint a replacement GE 2005-C4 Special Servicer subject to satisfaction of the conditions contained in the GE 2005-C4 Pooling and Servicing Agreement.

Sale of Defaulted Mortgage Loan. Under the GE 2005-C4 Pooling and Servicing Agreement, if the DDR/Macquarie Mervyn’s Portfolio Loan is subject to a fair value purchase option, the GE 2005-C4 Special Servicer will be required to determine the purchase price for the DDR/Macquarie Mervyn’s Portfolio Loan and the DDR/Macquarie Mervyn’s Portfolio Companion Loans. Each option holder specified in ‘‘Servicing of the Mortgage Loans—Sale of Defaulted Mortgage Loans’’ of this prospectus supplement will have an option to purchase the DDR/Macquarie Mervyn’s Portfolio Loan and each holder of a DDR/Macquarie Mervyn's Portfolio Companion Loan (or its designees) will have an option to purchase its respective DDR/Macquarie Mervyn's Portfolio Companion Loan, at the purchase price determined by the GE 2005-C4 Special Servicer under the GE 2005-C4 Pooling and Servicing Agreement.

The James Center Whole Loan

The James Center Loan, which has an outstanding principal balance as of the cut-off date of $100,000,000 representing 5.82% of the initial pool balance, is one of two mortgage loans that are part of a split loan structure that is secured by the same mortgage instrument on the related mortgaged property on a pari passu basis with the James Center Companion Loan, which is not included in the trust and has an outstanding principal balance as of the cut-off date of $50,000,000. The James Center Companion Loan has the same interest rate, maturity date and amortization term as the James Center Loan.

Only the James Center Loan is included in the trust. The James Center Companion Loan is currently held by German American Capital Corporation, one of the mortgage loan sellers, but is expected to be included in a future securitization. The James Center

Companion Loan may be sold or transferred at any time (subject to compliance with the terms of the James Center Intercreditor Agreement).

For purposes of the information presented in this prospectus supplement with respect to the James Center Loan, the debt service coverage ratio and the loan-to-value ratio reflect the aggregate indebtedness evidenced by the James Center Loan and the James Center Companion Loan.

General. The James Center Intercreditor Agreement generally provides that the mortgage loans that comprise the James Center Whole Loan will be serviced and administered pursuant to the pooling and servicing agreement. The James Center Intercreditor Agreement generally provides that expenses, losses and shortfalls relating to the James Center Whole Loan will be allocated pro rata, between the James Center Loan and the James Center Companion Loan. The master servicer, the special servicer or the trustee, as applicable, will be required to make advances with respect to monthly interest payments on the James Center Loan unless the master servicer, the special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the James Center Loan. None of the master servicer, the special servicer or the trustee will be required to make interest advances with respect to the James Center Companion Loan.

Distributions. The James Center Intercreditor Agreement sets forth the rights of the holders of the James Center Loan and the James Center Companion Loan and provides, in general, that:

•	the James Center Loan and the James Center Companion Loan are of equal priority with each other and no portion of any of them will have priority or preference over the other; and

•	all payments, proceeds and other recoveries on or in respect of the James Center Loan and/or the James Center Companion Loan (in each case, subject to the rights of the master servicer, the special servicer and the trustee under the pooling and servicing agreement (and the master servicer and the trustee under any other pooling and servicing agreement relating to the James Center Companion Loan and any other service providers with respect to the James Center Companion Loan) to payments and reimbursements pursuant to and in accordance with the terms of the pooling and servicing agreement) will be applied to the James Center Loan and the James Center Companion Loan on a pari passu basis according to their respective outstanding principal balances.

Consultation and Consent Rights. The majority certificateholder of the controlling class will have certain rights to direct, consent or provide advice to the master servicer or the special servicer, as applicable, with respect to the James Center Whole Loan. These rights will generally include the rights of the majority certificateholder of the controlling class set forth in ‘‘Servicing of the Mortgage Loans—General’’ and ‘‘—Modifications, Waivers, Amendments and Consents’’ in this prospectus supplement.

The master servicer and the special servicer are required to ignore and act without regard to any advice, direction or objection from or by the majority certificateholder of the controlling class that the master servicer or the special servicer, as applicable, has determined, in its reasonable, good faith judgment, will require or cause the master servicer or the special servicer, as applicable, to violate any provision of the James Center Intercreditor Agreement, the related mortgage loan documents or the pooling and servicing agreement (including any REMIC provisions), including the master servicer’s or the special servicer’s obligation to act in accordance with the servicing standard.

Any decision to be made with respect to the James Center Whole Loan which requires the approval of the majority certificateholder of the controlling class or otherwise requires approval under the James Center Intercreditor Agreement will require the approval of the majority certificateholder of the controlling class, after consultation with the holder of the James Center Companion Loan (or its designee). If the majority certificateholder of the controlling class and the holder of the James Center Companion Loan (or its designee) are not able to agree on a course of action that satisfies the servicing standard under the pooling and servicing agreement within 30 days (or such shorter period as may be required by the related mortgage loan documents to the extent the lender’s approval is required) after receipt of a request for consent to any action by the master servicer or the special servicer, as applicable, the majority certificateholder of the controlling class will be entitled to direct the master servicer or the special servicer, as applicable, on a course of action to follow that satisfies the requirements set forth in the pooling and servicing agreement (including that such action does not violate the servicing standard or another provision of the pooling and servicing agreement, the James Center Whole Loan or any applicable REMIC provisions of the Code), and the master servicer or the special servicer, as applicable, will be required to implement the course of action in accordance with the servicing standard.

Termination of Special Servicer. The majority certificateholder of the controlling class will be entitled to terminate the special servicer with respect to the special servicing of the James Center Whole Loan at any time, with or without cause, and to appoint a replacement special servicer, subject to satisfaction of the conditions contained in the pooling and servicing agreement and the James Center Intercreditor Agreement. Such appointment will be subject to receipt of written confirmation from the Rating Agencies that such appointment would not cause the downgrade, withdrawal or qualification of the then current ratings of the certificates. The majority certificateholder of the controlling class, after consultation with the holder of the James Center Companion Loan, will be entitled to exercise this right and if such holders are not able to agree on such appointment and removal within 30 days after receipt of notice, then the majority certificateholder of the controlling class will be entitled to appoint a replacement special servicer.

Sale of Defaulted Mortgage Loan. Under the pooling and servicing agreement, if the James Center Loan is subject to a fair value purchase option, the special servicer will be required to determine the purchase price for the James Center Loan. Each option holder specified under ‘‘Servicing of the Mortgage Loans—Sale of Defaulted Mortgage Loans’’ in this prospectus supplement will have an option to purchase the James Center Loan and the holder of the James Center Companion Loan (or its designees) will have an option to purchase the James Center Companion Loan, at the purchase price determined by the special servicer under the pooling and servicing agreement.

The Seven Springs Village Whole Loan

The Seven Springs Village Loan, which has an outstanding principal balance as of the cut-off date of $93,000,000, representing 5.41% of the initial pool balance, is secured by the same mortgaged property as the Seven Springs Village B Note. The Seven Springs Village B Note has an outstanding principal balance as of the cut-off date of $5,000,000 and is subordinate in right of payment to the Seven Springs Village Loan. The Seven Springs Village Loan requires payments of interest only through the maturity date in September 2010. The Seven Springs Village B Note requires payments of interest only through the maturity date in September 2010. The Seven Springs Village Loan has an interest rate of 5.42% and the Seven Springs Village B Note has an interest rate of 12.28%.

Only the Seven Springs Village Loan is included in the trust. The Seven Springs Village B Note is not included in the trust. The Seven Springs Village B Note is owned by GMACCM, one of the mortgage loan sellers, and may be sold or transferred at any time (subject to compliance with the terms of the related intercreditor agreement).

For purposes of the information presented in this prospectus supplement with respect to the Seven Springs Village Loan, the debt service coverage ratio and loan-to-value ratio reflect the indebtedness evidenced by the Seven Springs Village Loan, but not the Seven Springs Village B Note.

General. The Seven Springs Village Loan and the Seven Springs Village B Note will be serviced pursuant to the terms of the pooling and servicing agreement. The master servicer, the special servicer or the trustee, as applicable, will be required to make advances with respect to monthly interest payments on the Seven Springs Village Loan unless the master servicer, the special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the Seven Springs Village Whole Loan. None of the master servicer, the special servicer or the trustee will be required to make interest advances with respect to the Seven Springs Village B Note.

Distributions. The holders of the Seven Springs Village Loan and the Seven Springs Village B Note have entered into an intercreditor agreement that sets for the respective rights of each of the holders of the Seven Springs Village Whole Loan and provides in general, that:

•	prior to the occurrence and continuation of a monetary event of default or material non-monetary event of default (or if such event of default has occurred and is continuing, subject in each case to the cure rights of the holder of the Seven Springs Village B Note, as described below):

•	the holder of the Seven Springs Village Loan will receive its scheduled payments of interest (other than default interest);

•	the holder of the Seven Springs Village Loan will receive its proportionate share of any voluntary or involuntary principal payments received, if any, with respect to the Seven Springs Village Whole Loan;

•	the holder of the Seven Springs Village Loan will receive all unreimbursed costs and expenses;

•	the holder of the Seven Springs Village B Note will receive its scheduled interest payments (other than default interest);

•	the holder of the Seven Springs Village B Note will receive its proportionate share of any voluntary or involuntary principal payments received, if any, with respect to the Seven Springs Village Whole Loan, after it receives its scheduled interest payments;

•	the holder of the Seven Springs Village B Note will receive all unreimbursed costs and expenses;

•	the holders of the Seven Springs Village Loan and the Seven Springs Village B Note will receive pro rata yield maintenance payments, default interest or late payment charges in their proportionate percentage interests in the Seven Springs Village Whole Loan; and

•	upon the occurrence and continuance of a monetary event of default or a material non-monetary event of default, so long as the holder of the Seven Springs Village B Note is not exercising its cure rights, the holder of the Seven Springs Village B Note will not be entitled to receive payments of principal and interest until the holder of the Seven Springs Village Loan receives all of its accrued scheduled interest (other than default interest), outstanding principal in full and its portion of any yield maintenance payments required in connection with any prepayment of the Seven Springs Village Whole Loan.

Notwithstanding the foregoing, all rights to receive distributions relating to either the Seven Springs Village Loan or the Seven Springs Village B Note are subject to the terms of payments and reimbursements pursuant to and in accordance with the terms of the pooling and servicing agreement.

Rights of the Holder of the Seven Springs Village B Note

Consultation and Consent. The related intercreditor agreement and the pooling and servicing agreement provide the holder of the Seven Springs Village B Note with certain consultation and consent rights. In general, consultation with, and the written approval of, the holder of the Seven Springs Village B Note (which approval may be withheld in its sole discretion) will be required for material approvals and certain other actions with respect to the Seven Springs Village Whole Loan and related mortgaged property, including the following:

•	any modification or waiver resulting in the extension of the maturity date of the Seven Springs Village Whole Loan;

•	any proposed or actual foreclosure on the related mortgaged properties;

•	any substitution, sale or release of collateral securing the Seven Springs Village Whole Loan;

•	any action to bring the underlying mortgaged property or REO property into compliance with any environmental laws or other laws relating to hazardous materials;

•	any determination not to enforce a ‘‘due-on-sale’’ or ‘‘due-on encumbrance’’ clause;

•	any approval of a material capital expenditure, if the approval of the lender for each of the Seven Springs Village Loan and the Seven Springs Village B Note is required under such documents;

•	any replacement of the property manager, if the approval of the lender for each of the Seven Springs Village Loan and the Seven Springs Village B Note is required under such documents;

•	any approval of the incurrence of additional indebtedness secured by the related mortgaged property;

•	any amendment or modification of any monetary term or material nonmonetary term of the Seven Springs Village Whole Loan; or

•	any application of funds in an escrow account to repay a portion of the principal of the Seven Springs Village Whole Loan.

The consent and consultation rights of the holder of the Seven Springs Village B Note are generally eliminated if a control appraisal period, as described below, has occurred and is continuing.

A Seven Springs Village control appraisal period will be deemed to have occurred and be continuing on any date if (a) the initial principal balance of the Seven Springs Village B Note, as reduced by any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the Seven Springs Village B Note and any appraisal reduction amounts and any losses realized or allocated to the Seven Springs Village B Note is less than (b) 25% of the initial principal balance of the Seven Springs Village B Note as reduced by any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the Seven Springs Village B Note.

Notwithstanding any direction to, or approval or disapproval of, or right to give direction to or to approve or disapprove, an action of the master servicer or the special servicer by the holder of the Seven Springs Village B Note, in no event will the master servicer or special servicer be required to take any action or refrain from taking any action which would cause the special servicer or the master servicer, as applicable, to violate any applicable law, the terms of the mortgage loan documents or the terms of the pooling and servicing agreement (including the provisions thereof related to foreclosure, sale of defaulted mortgage loans and modifications or the servicing standard), and the master servicer or the special servicer, as applicable, will disregard such advice or such refusal to consent to the proposed action.

Notwithstanding anything herein to the contrary, the majority certificateholder of the controlling class under the pooling and servicing agreement will always retain the right to consult with the master servicer and the special servicer regarding the Seven Springs Village Whole Loan.

Cure Rights. Following the expiration of the applicable grace period for the payment of interest on the Seven Springs Village Whole Loan, the holder of the Seven Springs Village B Note will have the option to cure a monetary default within five (5) business days after receiving notice of such monetary default. If a non-monetary event of default occurs and is continuing, the holder of the Seven Springs Village B Note will have the option to cure such non-monetary default within the same period of time as is allotted to the borrower under the Seven Springs Village Whole Loan.

So long as the holder of the Seven Springs Village B Note is exercising its cure right by making a permitted cure payment, the monetary default that is being cured will not be treated as an event of default for, among other things, purposes of:

•	accelerating the Seven Springs Village Whole Loan,

•	modifying, amending or waiving any provisions of the related mortgage loan documents,

•	commencing proceedings for foreclosure or the taking of title by deed-in-lieu of foreclosure or other similar legal proceedings with respect to the related mortgaged property; or

•	treating the Seven Springs Village Whole Loan as a specially serviced mortgage loan).

Purchase Option. The holder of the Seven Springs Village B Note has the option to purchase the Seven Springs Village Loan in whole, but not in part, during such time as when such holder may exercise its cure rights, as described under ‘‘—The Seven Springs Village Whole Loan—Rights of the Holder of the Seven Springs Village B Note—Cure Rights’’ above, or at such time as when an event of default under the Seven Springs Village Whole Loan, has occurred and is continuing (or at such time as when the Seven Springs Village Loan has become a specially serviced mortgage loan as to which an event of default has occurred and is continuing). The purchase price will generally equal the outstanding balance of the Seven Springs Village Loan as of the date of such purchase, together with accrued and unpaid interest thereon, any unreimbursed advances relating to the Seven Springs Village Whole Loan, any interest accrued on such advances, any unreimbursed recovered costs owing to the trustee and any other additional expenses allocable to the Seven Springs Village Whole Loan pursuant to the pooling and servicing agreement, but excluding any applicable prepayment premium or yield maintenance charge.

Termination of the Special Servicer. For so long as a control appraisal period has not occurred and is not continuing, the operating advisor for the Seven Springs Village Whole Loan, who may or may not be the same person as the holder of the Seven Springs Village B Note, may remove the special servicer with respect to the Seven Springs Village Whole Loan at its discretion upon at least 15 days prior notice to the special servicer. The operating advisor for the Seven Springs Village Whole Loan will then appoint a successor special servicer in accordance with the terms of the pooling and servicing agreement.

The Design Center of the Americas Whole Loan

The Design Center of the Americas Loan, which has an outstanding principal balance as of the cut-off date of $92,500,000 representing 5.38% of the initial pool balance, is one of two mortgage loans that are part of a split loan structure that is secured by the same mortgage instrument on the Design Center of the Americas Mortgaged Property on a pari passu basis with the Design Center of the Americas Loan, which is not included in the trust and has an outstanding principal balance as of the cut-off date of $92,500,000.

The Design Center of the Americas Companion Loan has the same interest rate, maturity date and amortization term as the Design Center of the Americas Loan. The Design Center of the Americas Companion Loan is pari passu in right of payment with the Design Center of the Americas Loan. The Design Center of the Americas Loan and the Design Center of the Americas Companion Loan bear interest at the same interest rate, and have the same maturity date.

Only the Design Center of the Americas Loan is included in the trust. The Design Center of the Americas Companion Loan is included in the GE 2005-C4 Trust.

For purposes of the information presented in this prospectus supplement with respect to the Design Center of the Americas Loan, the debt service coverage ratio and the loan-to-value ratio reflect the aggregate indebtedness evidenced by the Design Center of the Americas Loan and the Design Center of the Americas Companion Loan.

General. The Design Center of the Americas Intercreditor Agreement generally provides that the mortgage loans that comprise the Design Center of the Americas Whole Loan will be serviced and administered pursuant to the GE 2005-C4 Pooling and Servicing Agreement. The Design Center of the Americas Intercreditor Agreement generally provides that expenses, losses and shortfalls relating to the Design Center of the Americas Whole Loan will be allocated pro rata, between the Design Center of the Americas Loan and the Design Center of the Americas Companion Loan. None of the master servicer, the special servicer or the trustee will be required to make interest advances with respect to the Design Center of the Americas Companion Loan

Consultation and Consent Rights. Any decision to be made with respect to the Design Center of the Americas Whole Loan which requires the approval of the GE 2005-C4 directing certificateholder or otherwise requires approval under the Design Center of the Americas Intercreditor Agreement will require the approval of the holders of the Design Center of the Americas Whole Loan then holding a majority of the outstanding principal balance of the Design Center of the Americas Whole Loan (or their designees). If the holders of the Design Center of the Americas Whole Loan then holding a majority of the outstanding principal balance of the Design Center of the Americas Whole Loan (or their designees) are not able to agree on a course of action that satisfies the servicing standard within 45 days (or such shorter period as may be required by the mortgage loan documents to the extent the lender's approval is required) after receipt of a request for consent to any action by the GE 2005-C4 Master Servicer or the GE 2005-C4 Special Servicer, as applicable, the GE 2005-C4 directing certificateholder will be entitled to direct the GE 2005-C4 Master Servicer or the GE 2005-C4 Special Servicer, as applicable, on a course of action to follow that satisfies the requirements set forth in the GE 2005-C4 Pooling and Servicing Agreement (provided that such action does not violate the servicing standard or another provision of the GE 2005-C4 Pooling and Servicing Agreement, the Design Center of the Americas Whole Loan or any applicable REMIC provisions), and the GE 2005-C4 Master Servicer or the GE 2005-C4 Special Servicer, as applicable, will be required to implement the course of action in accordance with the Servicing Standard. Pursuant to the GE 2005-C4 Pooling and Servicing Agreement and Design Center of the Americas Intercreditor Agreement, each holder of the Design Center of the Americas Whole Loan may consult separately with the GE 2005-C4 Master Servicer or the GE 2005-C4 Special Servicer, as applicable, about a particular course of action. Except as otherwise described in this section, the noteholders then holding a majority of the outstanding principal balance of the Design Center of the Americas Whole Loan will be entitled to approve the following:

•	any modification or waiver of any term of the related mortgage loan documents that would result in the extension of the applicable maturity date, a reduction of the applicable mortgage rate or monthly payment, that relates to any exit fee, prepayment premium or yield maintenance charge, or a deferral or forgiveness of interest on, or principal of, the Design Center of the Americas Whole Loan, a modification or waiver of any other monetary term of the Design Center of the Americas Whole Loan relating to the timing or amount of any payment of principal and interest (other than default interest) or a modification or waiver of any provision which restricts the related borrower from incurring additional indebtedness or from transferring any related mortgaged property;

•	the waiver of any ‘‘due-on-sale’’ clause and/or ‘‘due-on-encumbrance’’ clause (unless such clause is not exercisable under the applicable law or such exercise is reasonably likely to result in successful legal action by the related borrower);

•	any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the Design Center for the Americas Mortgaged Property if the Design Center of the Americas Whole Loan should become a specially serviced loan and continue in default or any acquisition of the Design Center for the Americas Mortgaged Property by deed in lieu of foreclosure;

•	any proposed or actual sale of the REO Property or the Design Center of the Americas Whole Loan (other than in connection with exercise of the fair value purchase option, the termination of the trust pursuant to the GE 2005-C4 Pooling and Servicing Agreement, or the purchase of the Design Center of the Americas Loan by the related mortgage loan seller under the GE 2005-C4 Pooling and Servicing Agreement and/or the related mortgage loan purchase agreement by reason of a breach of a representation or warranty or a document defect);

•	any release of the related borrower, any guarantor or other obligor from liability;

•	any modification or amendment of, or waiver of any term of the Design Center of the Americas Whole Loan that would result in a discounted pay-off;

•	any action to bring the Design Center for the Americas Mortgaged Property, or REO Property, into compliance with applicable environmental laws or to otherwise address hazardous materials located at the Design Center for the Americas Mortgaged Property;

•	any substitution or release of collateral or acceptance of additional collateral for the Design Center of the Americas Whole Loan (other than any release made in connection with the grant of a non-material easement or right-of-way or other non-material release such as a ‘‘curb-cut’’) unless required by the related mortgage loan documents;

•	any adoption or approval of a plan in a bankruptcy of the borrower;

•	any consent to the execution of a new lease, the amendment, modification, waiver or termination of any major lease to the extent lender's approval is required under the mortgage loan documents; or

•	any renewal or replacement of the then-existing insurance policies (to the extent the lender's approval is required under the related mortgage loan documents) or any waiver, modification or amendment of any insurance requirements under the related mortgage loan documents.

Notwithstanding any direction to, or approval or disapproval of, or right to give direction to or to approve or disapprove, an action of, the GE 2005-C4 Special Servicer or the GE 2005-C4 Master Servicer by the holders of the Design Center of the Americas Whole Loan, in no event will the GE 2005-C4 Special Servicer or the GE 2005-C4 Master Servicer be required to take any action or refrain from taking any action which would violate any law of any applicable jurisdiction, be inconsistent with the Servicing Standard, violate the REMIC provisions of the Code or violate any other provisions of the GE 2005-C4 Pooling and Servicing Agreement or the related mortgage loan documents.

In the event that the GE 2005-C4 Master Servicer or the GE 2005-C4 Special Servicer determines that immediate action is necessary to protect the interests of the holders of the Design Center of the Americas Whole Loan (as a collective whole), the GE 2005-C4 Master Servicer or the GE 2005-C4 Special Servicer, as applicable, may take any such action without waiting for the instruction of the holders of Design Center of the Americas Whole Loan.

Termination of the GE 2005-C4 Master Servicer. If an event of default has occurred with respect to the GE 2005-C4 Master Servicer under the GE 2005-C4 Pooling and Servicing Agreement, which event of default relates to the Design Center of the Americas Whole Loan or, if the Certificates issued under the GE 2005-C4 Pooling and Servicing Agreement or any securities issued under any other GE 2005-C4 Pooling and Servicing Agreement as to which a Design Center of the Americas Companion Loan is subject, have been qualified, withdrawn or downgraded (or placed on ‘‘watchlist’’ status) because of the actions of the GE 2005-C4 Master Servicer with respect to the Design Center of the Americas Whole Loan, then the holder of the Design Center of the Americas Loan (or its designee (which designee for the trust created pursuant to the GE 2005-C4 Pooling and Servicing Agreement will be the directing certificateholder)) or any holder of a Design Center of the Americas Companion Loan will be entitled to direct the Trustee to appoint a sub-servicer with respect to the Design Center of the Americas Whole Loan (or, if the Design Center of the Americas Whole Loan is currently being sub-serviced to replace, within 45 days of the Trustee's request, the then current sub-servicer with a new sub-servicer).

Termination of the GE 2005-C4 Special Servicer. The noteholder holding a majority of the outstanding principal balance of the Design Center of the Americas Whole Loan will be entitled to terminate the GE 2005-C4 Special Servicer with respect to the special servicing of the Design Center of the Americas Whole Loan at any time, with or without cause, and to appoint a replacement GE 2005-C4 Special Servicer and if such holders (or their designees) cannot agree with respect to the termination and appointment of a successor GE 2005-C4 Special Servicer within 45 days, then at the direction of the directing certificateholder, subject to satisfaction of the conditions contained in the GE 2005-C4 Pooling and Servicing Agreement.

Sale of Defaulted Mortgage Loan. Under the GE 2005-C4 Pooling and Servicing Agreement, if the Design Center of the Americas Loan is subject to a fair value purchase option, the GE 2005-C4 Special Servicer will be required to determine the purchase price for the Design Center of the Americas Loan and the Design Center of the Americas Companion Loan. Each option holder specified in ‘‘Servicing of the Mortgage Loans—Sale of Defaulted Mortgage Loans’’ of this prospectus supplement will have an option to purchase the Design Center of the Americas Loan and each holder of a Design Center of the Americas Companion Loan (or its designees) will have an option to purchase its respective Design Center of the Americas Companion Loan, at the purchase price determined by the GE 2005-C4 Special Servicer under the GE 2005-C4 Pooling and Servicing Agreement.

The First National Bank Center Loan

General. In connection with distributions on the certificates, the First National Bank Center Loan, which has an outstanding principal balance as of the cut-off date of $98,000,000, will be treated as if it consists of two (2) portions, which we refer to as the First National Bank Center Senior Portion and the First National Bank Center Junior Portion, respectively. The First National Bank Center Senior Portion consists of $65,000,000 of the entire cut-off date principal balance of the First National Bank Center Loan and represents 3.78% of the initial pool balance. The First National Bank Center Junior Portion consists of the remaining $33,000,000 of the cut-off date principal balance of the First National Bank Center Loan. The Class FNB certificates represent beneficial ownership of the First National Bank Center Junior Portion, and the holders of those certificates will be entitled to collections of principal and interest on the First National Bank Center Loan that are allocable to the First National Bank Center Junior Portion. The holders of the certificates other than the Class FNB certificates will be entitled to receive collections of principal and/or interest on the First National Bank Center Loan that are allocable to the First National Bank Center Senior Portion. As and to the extent described under ‘‘Description of the Certificates—Distributions—Allocation of Payments on the First National Bank Center Loan; Payments on the Class FNB Certificates’’ in this prospectus supplement, the rights of the holders of the Class FNB certificates to receive payments to which they are entitled with respect to the First National Bank Center Loan will be subordinated to the rights of the holders of the other Classes of certificates to receive payments to which they are entitled with respect to the First National Bank Center Loan in certain default scenarios.

Rights of the Class FNB Representative and the Majority Class FNB
Certificateholders

Unless a First National Bank Center Change of Control Event has occurred and is continuing:

•	the master servicer or the special servicer, as the case may be, will be required to consult with the Class FNB Representative upon the occurrence of any event of default under the mortgage loan documents for the First National Bank Center Loan, to consider alternative actions recommended by the Class FNB Representative and to consult with the Class FNB Representative with respect to certain determinations made by the special servicer pursuant to the pooling and servicing agreement,

•	at any time (whether or not an event of default under the mortgage loan documents for the First National Bank Center Loan has occurred) the master servicer and the special servicer will be required to consult with the Class FNB Representative

•	with respect to proposals to take any significant action with respect to the First National Bank Center Loan and the related mortgaged real property and to consider alternative actions recommended by the Class FNB Representative and

•	to the extent that the related mortgage loan documents grant the lender the right to approve budgets for the related mortgaged property, prior to approving any such budget and prior to taking any of the following actions with respect to the First National Bank Center Loan, the master servicer and the special servicer will be required to notify in writing the Class FNB Representative of any proposal to take any of such actions with respect to the First National Bank Center Loan or any related REO property (and to provide the Class FNB Representative with such information reasonably requested as may be necessary in the reasonable judgment of the Class FNB Representative in order to make a judgment, the expense of providing such information to be an expense of the requesting party) and to receive the written approval of the Class FNB Representative (which approval may be withheld in its sole discretion and will be deemed given if notice of approval or disapproval is not delivered within ten business days of delivery to the Class FNB Representative of written notice of the applicable action, together with information reasonably requested by the Class FNB Representative) with respect to:

•	any modification or waiver of any term of the related mortgage loan documents that would result in the extension of the applicable maturity date, a reduction of the applicable mortgage rate or monthly payment, that relates to any exit fee, prepayment premium or yield maintenance charge, or a deferral or forgiveness of interest on or principal of the First National Bank Center Loan, a modification or waiver of any other monetary term of the First National Bank Center Loan relating to the timing or amount of any payment of principal and interest (other than default interest) or a modification or waiver of any provision which restricts the related borrower from incurring additional indebtedness or from transferring any related mortgaged property;

•	the waiver of any ‘‘due-on-sale’’ clause and/or ‘‘due-on-encumbrance’’ clause (unless such clause is not exercisable under the applicable law or such exercise is reasonably likely to result in successful legal action by the related borrower);

•	any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO property) of the mortgaged property if the First National Bank Center Loan should become a specially serviced loan and continue in default or any acquisition of such related mortgaged property by deed in lieu of foreclosure;

•	any proposed or actual sale of any related REO property or the First National Bank Center Loan (other than in connection with exercise of the fair value purchase option, the termination of the trust fund, or the purchase of the First National Bank Center Loan by the related mortgage loan seller by reason of a breach of a representation or warranty or a document defect);

•	any release of the related borrower, any guarantor or other obligor from liability;

•	any modification or amendment of, or waiver of any term of the First National Bank Center Loan that would result in a discounted pay-off;

•	any action to bring the related mortgaged property, or any related REO property, into compliance with applicable environmental laws or to otherwise address hazardous materials located at mortgaged real property;

•	any substitution or release of collateral or acceptance of additional collateral for the First National Bank Center Loan (other than any release made in connection with the grant of a non-material easement or right-of-way or other non-material release such as a ‘‘curb-cut’’) unless required by the related mortgage loan documents;

•	any adoption or approval of a plan in a bankruptcy of the related borrower;

•	any consent to the execution of a new lease, the amendment, modification, waiver or termination of any major lease to the extent lender’s approval is required under the mortgage loan documents; or

•	any renewal or replacement of the then-existing insurance policies (to the extent the lender’s approval is required under the related mortgage loan documents) or waiver, modification or amendment of any insurance requirements under the related mortgage loan documents;

provided that, if the master servicer or the special servicer determines that immediate action is necessary to protect the interests of the certificateholders (as a collective whole), then the master servicer or the special servicer, as applicable, may take any such action without waiting for the instruction of the Class FNB Representative; provided, further, that the master servicer or the special servicer may refuse to take any action requested by the Class FNB Representative that would be in violation of the servicing standard.

A ‘‘First National Bank Center Change of Control Event’’ will be deemed to have occurred and be continuing if (i) the initial principal balance of the First National Bank Center Junior Portion, as reduced by any payments of principal (whether as principal prepayments or otherwise) allocated to the First National Bank Center Junior Portion, any appraisal reduction amount with respect to the First National Bank Center Loan and any realized losses allocated to the First National Bank Center Junior Portion, is

less than 25% of the initial principal balance of the First National Bank Center Junior Portion, as reduced by any payments of principal (whether as principal prepayments or otherwise allocated to the First National Bank Center Junior Portion) or (ii) the Class FNB Representative is an affiliate of the borrower under the First National Bank Center Loan.

The Class FNB Representative does not have any duties or liability to the holders of any class of certificates other than the Class FNB certificates. It may act solely in the interests of the holders of the Class FNB certificates and will have no liability to any other certificateholders for having done so. No certificateholder may take any action against the Class FNB Representative for its having acted solely in the interests of the holders of the Class FNB certificates.

Additional Rights of the Majority Class FNB Certificateholders; Rights to Cure and Purchase

In the event that the borrower fails to make any payment of principal or interest on the First National Bank Center Loan, resulting in a monetary event of default, or a material non-monetary event of default exists that is capable of being cured within thirty days, the person designated by the Majority Class FNB Certificateholders will have the right to cure such event of default (each such cure, a ‘‘First National Bank Center Cure Event’’) subject to certain limitations set forth in the pooling and servicing agreement; provided that the right of the Majority Class FNB Certificateholders to effect a First National Bank Center Cure Event is subject to the limitation that there be no more than three consecutive First National Bank Center Cure Events, no more than an aggregate of three First National Bank Center Cure Events in any twelve calendar month period and no more than six First National Bank Center Cure Events during the term of the First National Bank Center Loan. So long as the Majority Class FNB Certificateholders or their designee is exercising its cure right, neither the master servicer nor the special servicer will be permitted to:

•	accelerate the First National Bank Center Loan,

•	treat such event of default as such for the purposes of transferring the First National Bank Center Loan to special servicing, or

•	commence foreclosure proceedings.

The Majority Class FNB Certificateholders will not be permitted to exercise, or designate any party to exercise, any cure rights if they are an affiliate of the related borrower.

So long as no First National Bank Center Change of Control Event exists, the Majority Class FNB Certificateholders have the option of purchasing the First National Bank Center Loan from the trust at any time after the First National Bank Center Loan becomes a specially serviced mortgage loan under the pooling and servicing agreement as a result of an event that constitutes an event of default under the First National Bank Center Loan, provided that no foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to any related mortgaged property has occurred and that the First National Bank Center Loan has not become a corrected mortgage loan.

The purchase price required to be paid by the Majority Class FNB Certificateholders will generally equal the aggregate outstanding principal balance of the First National Bank Center Loan, together with accrued and unpaid interest thereon (excluding default interest), any unreimbursed advances, together with unreimbursed interest thereon, relating to the First National Bank Center Loan, and, if such purchase price is being paid more than 90 days after the event giving rise to the Majority Class FNB Certificateholders’ purchase, a 1.00% liquidation fee (which will be paid to the special servicer).

The Outlets at Hershey Whole Loan

The Outlets at Hershey Loan, which has an outstanding principal balance as of the cut-off date of $30,830,729, representing 1.79% of the initial pool balance, is secured by the same mortgaged property as The Outlets at Hershey B Note. The Outlets at Hershey B Note has an outstanding principal balance as of the cut-off date of $3,494,472.73 and is subordinate in right of payment to The Outlets at Hershey Loan. The Outlets at Hershey Loan is a balloon loan which has a maturity date in August 2015. The Outlets at Hershey B Note is a balloon loan with a maturity date in August 2015. The Outlets at Hershey Loan has an interest rate of 5.153% and The Outlets at Hershey B Note has an interest rate of 8.00%.

Only The Outlets at Hershey Loan is included in the trust. The Outlets at Hershey B Note is not included in the trust. The Outlets at Hershey B Note was originally owned by MSMC, one of the mortgage loan sellers, and was subsequently transferred to an affiliate of CWCapital Asset Management LLC, the special servicer, Cadim TACH, Inc., the anticipated initial majority certificateholder of the controlling class, and CWCapital LLC, one of the mortgage loan sellers and the primary servicer with respect to certain mortgage loans, in accordance with the terms of the related intercreditor agreement.

For purposes of the information presented in this prospectus supplement with respect to The Outlets at Hershey Loan, the debt service coverage ratio and loan-to-value ratio reflect the indebtedness evidenced by The Outlets at Hershey Loan, but not The Outlets at Hershey B Note.

General. The Outlets at Hershey Loan and The Outlets at Hershey B Note will be serviced pursuant to the terms of the pooling and servicing agreement. The master servicer or the trustee, as applicable, will be required to make advances with respect to monthly P&I payments on The Outlets at Hershey Loan unless the master servicer, the special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on The Outlets at Hershey Whole Loan. Neither the master servicer nor the trustee will be required to make P&I advances with respect to The Outlets at Hershey B Note.

Distributions. The holders of The Outlets at Hershey Loan and The Outlets at Hershey B Note have entered into an intercreditor agreement that sets forth the respective rights of each of the holders of The Outlets at Hershey Whole Loan and provides in general, that:

•	prior to the occurrence and continuation of a monetary event of default or material non-monetary event of default (or if such event of default has occurred and is continuing, subject in each case to the cure rights of the holder of The

Outlets at Hershey B Note, as described below) and after any servicing fees, costs, additional trust fund expenses, and advances, and any interest thereon, owed to the master servicer or special servicer in respect of The Outlets at Hershey Loan and The Outlets at Hershey B Loan are repaid in full:

•	the holder of The Outlets at Hershey Loan will receive its accrued and unpaid interest payments;

•	the holder of The Outlets at Hershey Loan will receive its proportionate share of the scheduled principal payments received, if any, with respect to The Outlets at Hershey Whole Loan;

•	the holder of The Outlets at Hershey B Note will receive its accrued and unpaid interest payments;

•	the holder of The Outlets at Hershey B Note will receive its proportionate share of the scheduled principal payments received, if any, with respect to The Outlets at Hershey Whole Loan;

•	the holder of The Outlets at Hershey Loan will receive its proportionate share of any unscheduled principal payments, until such time as the unpaid principal balance of The Outlets at Hershey Loan has been paid in full;

•	the holder of The Outlets at Hershey B Note will receive its proportionate share of any unscheduled principal payments, until such time as the unpaid principal balance of The Outlets at Hershey B Note has been paid in full;

•	the holder of The Outlets at Hershey Loan, and then The Outlets at Hershey B Note, will receive any prepayment premium, spread maintenance payments, yield maintenance premium or similar fee required to be paid in connection with any unscheduled prepayment of The Outlets at Hershey Whole Loan;

•	the holder of The Outlets at Hershey B Note will receive all unreimbursed costs and expenses, or any portion thereof, with respect to The Outlets at Hershey Whole Loan;

•	the holder of The Outlets at Hershey Loan, and then the holder of The Outlets At Hershey B Note, will receive any late payment charges and default interest attributable to their respective notes (except to the extent (1) applied to pay interest on advances or (2) retained by the servicer pursuant to the pooling and servicing agreement); and

•	the holders of The Outlets at Hershey Loan and The Outlets at Hershey B Note, will receive pro rata any excess, according to their proportionate percentage interests in The Outlets at Hershey Whole Loan;

•	upon the occurrence and continuance of a monetary event of default or a material non-monetary event of default, so long as the holder of The Outlets at Hershey B Note is not exercising its cure rights, the holder of The Outlets at Hershey B Note will not be entitled to receive payments of principal and interest until the holder of The Outlets at Hershey Loan receives all of its accrued scheduled interest and outstanding principal in full.

•	all expenses and losses relating to The Outlets at Hershey Whole Loan, including without limitation losses of principal and/or interest, non-recoverable advances, interest on advances and fees payable to any special servicer utilized in connection with The Outlets at Hershey Whole Loan shall be allocated first to The Outlets at Hershey B Note, and then to The Outlets at Hershey Loan (provided that in no event shall servicing or special servicing compensation or other expenses accrued with respect to The Outlets at Hersey B Note be payable from The Outlets at Hershey Loan).

Rights of the Holder of The Outlets at Hershey B Note

Consultation and Consent. The related intercreditor agreement and the pooling and servicing agreement provide the holder of The Outlets at Hershey B Note with certain consultation and consent rights. In general, consultation with and approval by the holder of The Outlets at Hershey B Note (in accordance with the terms of the intercreditor agreement and the pooling and servicing agreement) will be required for certain material approvals and certain other actions with respect to The Outlets at Hershey Whole Loan and related mortgaged property, including the following:

•	any foreclosure upon or comparable conversion (which may include the acquisition of an REO Property) of the ownership of the related mortgaged properties;

•	any modification of a monetary term other than an extension for two years or less of the original maturity date of The Outlets at Hershey Whole Loan (including any acceptance of a discounted payoff);

•	any release of collateral securing The Outlets at Hershey Whole Loan (other than in accordance with the original terms of or upon satisfaction of The Outlets at Hershey Whole Loan); or

•	any acceptance of an assumption agreement or other actions having the effect of releasing the related borrower from liability under The Outlets at Hershey Whole Loan.

The consent and consultation rights of the holder of The Outlets at Hershey B Note are generally eliminated if:

•	(i) (x) the initial principal balance of The Outlets at Hershey B Note minus (y) the sum of any payments of principal (whether as principal prepayments or otherwise) allocated to and received on The Outlets at Hershey B Note, any appraisal reduction amounts pursuant to the pooling and servicing agreement for The Outlets at Hershey Whole Loan and any realized losses on The Outlets at Hershey Whole Loan, is less than or equal to (ii) 25% of the initial principal balance of The Outlets at Hershey B Note; or

•	at least 51% of the principal balance of Outlets at Hershey B Note is not held by holders that are not the related borrower or any party related to such borrower.

In addition, the holder of The Outlets at Hershey B Note will have certain non-binding consultation rights with respect to certain other actions taken in connection with The Outlets at Hershey Whole Loan and related mortgaged property.

Notwithstanding any direction to, or approval or disapproval of, or right to give direction to or to approve or disapprove, an action of the master servicer or the special servicer by the holder of The Outlets at Hershey B Note, in no event will the master servicer or special servicer be required to take any action or refrain from taking any action which would cause the special servicer or the master servicer, as applicable, to violate any applicable law, the terms of the mortgage loan documents or the terms of the pooling and servicing agreement (including the provisions thereof related to foreclosure, sale of defaulted mortgage loans and modifications or the servicing standard), and the master servicer or the special servicer, as applicable, will disregard such advice or such refusal to consent to the proposed action.

Notwithstanding anything herein to the contrary, the majority certificateholder of the controlling class under the pooling and servicing agreement will always retain the right to consult with the master servicer and the special servicer regarding The Outlets at Hershey Whole Loan.

Cure Rights. Following the expiration of the applicable grace period for the payment of principal and interest on The Outlets at Hershey Whole Loan, the holder of The Outlets at Hershey B Note will have the option to cure a monetary default within five (5) business days after receiving notice of such monetary default. If a non-monetary event of default occurs and is continuing, the holder of The Outlets at Hershey B Note will have the option to cure such non-monetary default within a period of five (5) business days plus either (a) thirty (30) days after receiving notice of such non-monetary default or (b) such shorter time as is set forth under The Outlets at Hershey Whole Loan. These cure rights are subject to the limitation that there be no more than three (3) cures during the term of The Outlets at Hershey Loan and that the holder of The Outlets at Hershey B Note may not cure more than two (2) successive identical defaults within any one-year period.

So long as the holder of The Outlets at Hershey B Note is exercising its cure right by making a permitted cure payment, the monetary default that is being cured will not be treated as an event of default for, among other things, purposes of:

•	accelerating The Outlets at Hershey Whole Loan,

•	transferring The Outlets at Hershey Whole Loan to special servicing, or

•	commencing foreclosure proceedings.

Purchase Option. The holder of The Outlets at Hershey B Note has the option to purchase The Outlets at Hershey Loan during such time as when such holder may exercise its cure rights, as described under ‘‘—The Outlets at Hershey Whole Loan— Rights of the Holder of The Outlets at Hershey B Note—Cure Rights’’ above, or at such time as when an event of default under The Outlets at Hershey Whole Loan, has occurred and is continuing. This option to purchase will automatically terminate upon the earlier of (a) the expiration of the 45-day period following the termination of the right of the holder of The Outlets at Hershey B Note to cure, (b) a foreclosure sale, power of sale, or delivery of a deed-in-lieu of foreclosure with respect to the related mortgaged property and (c) the purchase of The Outlets at Hershey Loan pursuant to any fair value purchase option set forth in the pooling and servicing agreement (but, prior to any such purchase, the right of the holder of The Outlets at Hershey B Note to purchase The Outlets at Hershey Loan, if it is a specially serviced mortgage loan, at the purchase price provided under the intercreditor agreement will be prior to such fair value option).

The purchase price required to be paid by the holder of The Outlets at Hershey B Note will generally equal (a) the outstanding balance of The Outlets at Hershey Loan as of the date of such purchase, (b) accrued and unpaid interest thereon from the monthly payment date as to which interest was last paid in full by the related borrower up to and including the end of the interest accrual period relating to the monthly payment date next following the date the purchase occurred at the interest rate of The Outlets at Hershey Loan, (c) all unreimbursed advances, and any interest thereon, relating to The Outlets at Hershey Whole Loan and (d) any other additional trust expenses in respect of The Outlets at Hershey Whole Loan pursuant to the pooling and servicing agreement.

Termination of the Special Servicer. So long as the holder of The Outlets at Hershey B Note retains its consultation and consent rights as described above, the holder of The Outlets at Hershey B Note may, at its expense, remove the special servicer with respect to The Outlets at Hershey Whole Loan upon at least 30 days prior notice to the special servicer. Such removal may occur at any time for any reason whatsoever or no reason. The holder of The Outlets at Hershey B Note will then appoint a successor special servicer in accordance with the terms of the pooling and servicing agreement and the intercreditor agreement.

Due-on-Sale and Due-on-Encumbrance Provisions

All of the mortgage loans contain both due-on-sale and due-on-encumbrance clauses. With limited exceptions, these clauses either:

•	permit the holder of the mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or transfers or encumbers the mortgaged property in violation of the terms of the mortgage or other loan documents, or

•	prohibit the borrower from doing so without the consent of the holder of the mortgage. See ‘‘—Secured Subordinate Financing’’ in this prospectus supplement.

Some of the mortgage loans permit certain transfers, including:

•	transfer of the related mortgaged property if specified conditions are satisfied or if the transfer is to a borrower reasonably acceptable to the lender, or

•	transfers to specified parties related to the borrower.

With respect to any mortgage loan (other than the DDR/Macquarie Mervyn's Portfolio Loan and the Design Center of the Americas Loan), the master servicer or the special servicer, on behalf of the trust, will determine, with the approval of the majority certificateholder of the controlling class, and, if applicable, the person or persons entitled to exercise such rights with respect to any related companion loan or B note pursuant to the related intercreditor agreement and in accordance with the servicing standard, whether to exercise any right the holder of the mortgage may have under a due-on-sale or due-on-encumbrance clause to accelerate payment of the related mortgage loan or to withhold its consent to the transfer or encumbrance of the mortgaged property. See ‘‘The Pooling and Servicing Agreements—Due-on-Sale and Due-on-Encumbrance Provisions’’ and ‘‘Legal Aspects of Mortgage Loans—Due-on-Sale and Due-on-Encumbrance’’ in the prospectus.

Secured Subordinate Financing

Other than with respect to the seven (7) mortgage loans listed in the table below, which represent 12.34% of the initial pool balance, no seller is aware of any mortgaged property that is encumbered by secured subordinate debt with respect to any of the mortgage loans that it is selling to the depositor.

Secured Subordinate Debt

Control Number	Property Name	Cut-Off Date Balance	% of Initial Pool Balance	Initial Principal Amount of Secured Subordinate Debt
3	Seven Springs Village	$93,000,000	5.41%	$5,000,000
8	First National Bank Center	$65,000,000	3.78%	$33,000,000
14	The Outlets at Hershey	$30,830,729	1.79%	$3,500,000
50	Country Creek Apartments	$8,060,000	0.47%	$310,000
69	Wood Run Village Apartments	$5,600,000	0.33%	$345,000
76	Willowpark Apartments	$5,040,000	0.29%	$315,000
84	Winchester Run Apartments	$4,535,000	0.26%	$195,000

See Annex A—"Characteristics of the Mortgage Loans—Additional Debt’’ and Annex B—"Significant Mortgage Loans’’ for information regarding the mortgage loans that have, or are permitted to incur, additional secured debt.

Unsecured Subordinate Financing and Mezzanine Financing

Some of the mortgage loans may permit the borrower to incur unsecured subordinated debt in the future, in most cases, conditioned upon delivery of a subordination agreement or standstill agreement or both and requirements that limit the use of proceeds to refurbishing or renovating the property or acquiring furniture, fixtures and equipment for the property or both. In addition, the mortgage loan documents permit the related borrower to incur unsecured debt in the ordinary course of business. Additional debt, in any form, may cause a diversion of funds from property maintenance and increase the likelihood that the borrower will become the subject of a bankruptcy proceeding.

Except for twelve (12) mortgage loans indicated in the table below, which in the aggregate represent 18.10% of the initial pool balance, that either currently have related mezzanine debt and/or permit future mezzanine debt secured by equity interests in the borrower, the sellers are not aware of any borrowers under the mortgage loans or equity owners of any such borrower that have incurred or are permitted to incur mezzanine debt secured by equity interests in the borrower.

Mezzanine Debt

Control Number	Property Name	Cut-Off Date Balance	% Of Initial Pool Balance	Initial Principal Amount Of Mezzanine Debt	Future Mezzanine Debt Permitted (Y/N)
5	BellSouth Tower	$75,933,816	4.42%	$6,500,000	N
9	Gateway Business Park	$52,150,000	3.03%	$3,350,000	N
10	Executive Centre Portfolio	$51,479,500	3.00%		Y
13	Newburgh Mall	$31,600,000	1.84%		Y
16	City Square Office	$27,500,000	1.60%	$18,000,000	Y
28	Walgreens Pool 3/DCWI CT and DCWI TX	$17,780,000	1.03%	$2,708,000	N
29	Walgreens Pool 1/DCWI III	$17,410,000	1.01%	$2,650,000	N
30	Walgreens Pool 2/DCWI II	$16,440,000	0.96%	$2,580,000	N
58	Coral Beach Motel	$6,780,043	0.39%		Y
78	Park Glen Apartments	$4,900,000	0.29%	$4,471,290	N
83	Riverside North Apartments	$4,560,000	0.27%		Y
85	Sportsman Warehouse-Fargo	$4,500,000	0.26%		Y

See Annex A—"Characteristics of the Mortgage Loans—Additional Debt’’ and Annex B—"Significant Mortgage Loans’’ for information regarding the mortgage loans that have, or are permitted to incur, additional mezzanine debt.

In the case of the above described mortgage loans with existing mezzanine debt, the holder of the mezzanine loan generally has the right to cure certain defaults occurring on the related mortgage loan and the right to purchase the mortgage loan from the trust if certain mortgage loan defaults occur. The purchase price required to be paid in connection with such a purchase is generally at least equal to the outstanding principal balance of the mortgage loan, together with accrued and unpaid interest on, and all unpaid servicing expenses and advances relating to, the mortgage loan, but excluding any applicable prepayment premiums or yield maintenance charges. The specific rights of the related mezzanine lender with respect to any future mezzanine loan will be specified in the related intercreditor agreement and may include rights substantially similar to the cure and repurchase rights described above.

Additional debt, in any form, may cause a diversion of funds from property maintenance and increase the likelihood that the borrower will become the subject of a bankruptcy proceeding.

Except as described above, the depositor has not been able to confirm whether the respective borrowers or their affiliates under the mortgage loans have any other debt outstanding.

See ‘‘Risk Factors—Mezzanine debt secured by equity in the borrower and any unsecured subordinate financing may increase risks’’ in this prospectus supplement and ‘‘Legal Aspects of Mortgage Loans—Subordinate Financing’’ in the prospectus.

Ground Leases

Twelve (12) mortgaged properties, securing mortgage loans that represent 4.59% of the initial pool balance, consist solely of the borrower’s leasehold interest in a ground lease.

None of such ground leases (including any extension options) expire less than approximately twenty (20) years after the stated maturity of the related mortgage loan.

Under the terms of each such ground lease, the ground lessor generally has either made its fee interest subject to the related mortgage or has agreed to give the holder of the mortgage loan notice of, and has granted such holder the right to cure, any default or breach by the lessee.

Loan Documentation

Except as otherwise described under ‘‘Description of the Mortgage Pool—Related Borrowers, Cross-Collateralized Mortgage Loans and Mortgage Loans Collateralized by Multiple Properties,’’ each mortgage loan is evidenced by a promissory note and secured by a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple and/or leasehold interest in a multifamily, retail, office, industrial, hospitality, manufactured housing or other commercial property.

Significant Mortgage Loans

Brief summaries of certain of the material terms of the mortgage loans associated with the ten (10) largest mortgage loans in the mortgage pool are contained in Annex B to this prospectus supplement.

General Underwriting Matters

Environmental Assessments and Insurance

‘‘Phase I’’ environmental site assessments or updates of previously conducted assessments were performed on all of the mortgaged properties. ‘‘Phase II’’ environmental site assessments were performed on some mortgaged properties. These environmental site assessments were performed for the seller of the related mortgage loan or the report was delivered to that seller as part of its acquisition or origination of the mortgage loan. With respect to all but seventeen (17) of the mortgaged properties, these environmental assessments were performed during the 12-month period before the cut-off date.

Any material adverse environmental conditions or circumstances revealed by these environmental assessments for the mortgaged properties are described in ‘‘Risk Factors —Adverse environmental conditions at a mortgaged property may reduce or delay your payments.’’

The information contained in this prospectus supplement is based on the environmental assessments and has not been independently verified by the depositor, any seller, the originators, the master servicer, the special servicer, the underwriters or any of their respective affiliates.

Property Condition Assessments

Inspections or updates of previously conducted inspections were conducted by independent licensed engineers or architects or both for all of the mortgaged properties in connection with the origination or the purchase of the related mortgage loan. For all but twenty (20) of the mortgaged properties, the inspections were conducted within the 12-month period before the applicable cut-off date. The inspections were conducted to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a mortgaged property. The resulting reports on some of the mortgaged properties indicated a variety of deferred maintenance items and recommended capital expenditures. In some instances, repairs or maintenance were completed before closing or cash reserves were established to fund the deferred maintenance or replacement items or both.

Appraisals

An appraisal for each mortgaged property was performed or an existing appraisal updated in connection with the origination or the purchase of the related mortgage loan. For all but twenty-one (21) of the mortgaged properties, appraisals were performed during the 12-month period before the applicable cut-off date. The appraised value of the related mortgaged property or properties is greater than the original principal balance of the related mortgage loan or the aggregate original principal balance of any set of cross-collateralized loans. The appraisals for certain of the mortgaged properties state a ‘‘stabilized value’’ as well as an ‘‘as-is’’ value for such properties based on the assumption that certain events will occur with respect to the re-tenanting, renovation or other repositioning of such properties. In some cases, the stabilized value is presented as the appraised value in this prospectus supplement. All such appraisals were conducted by an independent appraiser that is state-certified or designated as a member of the Appraisal Institute. Except with respect to certain mortgage loans, the appraisal (or a separate letter) for all mortgaged properties contains a statement by the appraiser to the effect that the appraisal guidelines of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, were followed in preparing the appraisal. However, none of the depositor, the sellers, the originators, the master servicer, the special servicer, the underwriters or any of their respective affiliates has independently verified the accuracy of the appraiser’s statement. For a discussion of the risks related to appraisals, see ‘‘Risk Factors—Losses may result if the special servicer is unable to sell mortgaged property securing a defaulted mortgage loan for its appraised value.’’

For information about the values of the mortgaged properties available to the depositor as of the applicable cut-off date, see Annex A to this prospectus supplement.

Hazard, Liability and Other Insurance

The mortgage loans typically require that the mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the mortgaged property. If applicable, the policy contains appropriate endorsements to avoid the application of co-insurance and does not permit reduction in insurance proceeds for depreciation, except in certain instances where credit tenants are required to obtain this insurance or may self-insure.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included improvements in any area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of:

(1)	the outstanding principal balance of the mortgage loan;

(2)	the full insurable value of the mortgaged property;

(3)	the maximum amount of insurance available under the National Flood Insurance Act of 1968; and

(4)	100% of the replacement cost of the improvements located on the mortgaged property, except in some cases where self-insurance was permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally each of the mortgage loans requires that the mortgaged property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates, and in some cases there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

Each mortgage typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the mortgaged property in an amount customarily required by institutional lenders.

Each mortgage typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related mortgaged property for not less than twelve months.

The mortgaged properties are typically not insured for earthquake risk. For mortgaged properties located in California and some other seismic zones, the related seller typically conducted seismic studies to assess the ‘‘probable maximum loss’’ for the related mortgaged properties. In general, the related borrower was required to obtain earthquake insurance if the seismic report indicated that the probable maximum loss is greater than 20%.

See ‘‘Risk Factors—Recent developments may limit the availability or scope or increase the cost of insurance required by the mortgage loans.’’

Earnouts and Additional Collateral Loans

Some of the mortgage loans are additionally secured by cash reserves or irrevocable letters of credit that will be released upon satisfaction by the borrower of leasing-related or other conditions, including, in some cases, achieving specified debt service coverage ratios or loan-to-value ratios. Two (2) mortgage loans, representing 1.03% of the initial pool balance, provide that if these conditions are not met, the related reserve or credit enhancement amount may be applied to partially defease or prepay the related mortgage loan and any applicable yield maintenance payments. Some of the mortgage loans that require ongoing deposits into reserve accounts may be subject to a cap amount. Once such cap amount is reached the borrower may no longer be required to make deposits into such reserve account. For a description of the cash reserves, letters of credit and/or related earnout information, see Annex A to this prospectus supplement.

Assignment of the Mortgage Loans; Repurchases and Substitutions

On or before the closing date, the depositor will acquire the mortgage loans, directly or indirectly from the sellers, in each case, under a mortgage loan purchase agreement or a similar agreement to be entered into by or assigned to the depositor, who will then assign its interests in the mortgage loans, without recourse, to the trustee for the benefit of the holders of the certificates.

Each seller is a ‘‘mortgage loan seller’’ for purposes of the prospectus.

With respect to the mortgage loans sold by that seller to the depositor, each such seller is typically required to deliver, or cause to be delivered, to the trustee, the following documents:

(1)	the original mortgage note, endorsed, without recourse, in blank or to the order of the trustee;

(2)	the original or a copy of the mortgage(s), together with originals or copies of any intervening assignments of the document(s), in each case with evidence of recording thereon unless the document(s) have not been returned by the applicable recorder’s office;

(3)	the original or a copy of any assignment(s) of rents and leases, if the assignment is a document separate from the mortgage, together with originals or copies of any intervening assignments, in each case with evidence of recording thereon, unless the document(s) have not been returned by the applicable recorder’s office;

(4)	an assignment of each mortgage in blank or in favor of the trustee, in recordable form;

(5)	an assignment of any assignment(s) of rents and leases, if the item is a document separate from the mortgage, in blank or in favor of the trustee, in recordable form;

(6)	any UCC financing statements and related original assignments to the trustee;

(7)	an original or copy of the related lender’s title insurance policy, a pro forma policy or, if a title insurance policy has not yet been issued, a commitment for title insurance ‘‘marked-up’’ at the closing of the mortgage loan;

(8)	when relevant, the ground lease or a copy of the ground lease;

(9)	the original or a copy of any letter of credit and related transfer documents; and

(10)	when relevant, copies of franchise agreements and franchisor comfort letters for hospitality properties.

Notwithstanding the foregoing with respect to the DDR/Macquarie Mervyn's Portfolio Loan and the Design Center of the Americas Loan, the GE 2005-C4 Trustee

will hold the original documents related to such loans for the benefit of the GE 2005-C4 Trust, the trust fund formed by the GE 2005-C4 Pooling and Servicing Agreement and the respective holders of the DDR/Macquarie Mervyn's Portfolio A-3 Companion Loan, other than the related notes that are assets of the trust, which will be held by the trustee under the pooling and servicing agreement.

If the seller cannot deliver the original mortgage note for any mortgage loan sold by it to the depositor, that seller will deliver a copy or duplicate original of the mortgage note, together with an affidavit certifying that the related original has been lost or destroyed.

The trustee will be required to review the documents delivered to it for each mortgage loan within 90 days following the settlement date. The trustee will hold the documents in trust. Within 90 days following the settlement date, the trustee, at the expense of the applicable seller, will cause the assignment of each mortgage and any assignments of rents and leases to be completed in the name of the trustee if delivered in blank and submitted for recording in the real property records of the appropriate jurisdictions, subject to receipt of the applicable recording information.

The trustee will certify on the closing date that, subject to any noted exceptions, it has received for each mortgage loan (other than the DDR/Macquarie Mervyn's Portfolio Loan and the Design Center of the Americas Loan, for which the trustee will only certify as to the mortgage note): the original mortgage note, an original or a copy of the mortgage, an original or a copy of the related lender’s title insurance policy, the related ground lease (if any) and an original or copy of any letter of credit and related transfer documents, if applicable. If the trustee determines that any of the remaining required documents were not delivered or that any document is defective, and the omission or defect materially and adversely affects the value of the related mortgage loan, the related mortgaged property or the interests of the trust therein or of any certificateholder, the trustee, or the special servicer on its behalf, will request in writing that the applicable seller, not later than ninety (90) days from receipt of such written request: (i) cure such defect, (ii) repurchase the affected mortgage loan, (iii) unless the affected mortgage loan is the First National Bank Center Loan, within two years of the settlement date, substitute a replacement mortgage loan for such affected mortgage loan and pay any substitution shortfall amount, or (iv) at the sole discretion of the majority certificateholder of the controlling class (so long as such holder is not the related seller or an affiliate thereof), provide to the master servicer a letter of credit or deposit in a special reserve account an amount equal to 25% of the stated principal balance of any mortgage loan for which certain types of defects relating to delay in the return of documents from local filing or recording offices that remain uncorrected for 18 months following the settlement date. If any such defect is capable of being cured, but not within such ninety (90) day period, and such defect does not relate to treatment of the mortgage loan as a ‘‘qualified mortgage’’ within the meaning of the REMIC provisions, then the seller will have an additional period, as set forth in the pooling and servicing agreement, to cure such defect. That seller’s obligation to cure, repurchase, substitute or provide a letter of credit or cash collateral as described above will be the sole remedy available to the certificateholders and the trustee.

If the applicable mortgage loan seller elects or is required to repurchase the affected mortgage loan, the purchase price for such mortgage loan will be at least equal to the sum of: (1) the unpaid principal balance of the mortgage loan; (2) any accrued but unpaid interest on the mortgage loan; (3) any related unreimbursed servicing advances and interest on such advances and any P&I advance and any interest on such advance; (4) any unpaid special servicing fees and workout fees; and (5) all expenses incurred by the master servicer, the special servicer, the depositor or the trustee in respect of the defect giving rise to such repurchase obligation. If the applicable seller repurchases a mortgage loan more than 180 days following its receipt of notice of a material breach of a representation or warranty or a defect or omission from a mortgage file, the applicable seller will be required to pay a 1% liquidation fee. None of the depositor, any other seller or any other person or entity will be obligated to repurchase the affected mortgage loan if that seller defaults on its obligation to do so.

Instead of repurchasing a mortgage loan, a seller is permitted, subject to approval by the majority certificateholder of the controlling class, for two years following the settlement date, to substitute a new replacement mortgage loan for the affected mortgage loan (unless the affected mortgage loan is the First National Bank Center Loan). To qualify as a replacement mortgage loan, the replacement mortgage loan must have financial terms substantially similar to the deleted mortgage loan and meet a number of specific requirements.

A replacement mortgage loan must:

(1)	have a stated principal balance of not more than the stated principal balance of the deleted mortgage loan;

(2)	accrue interest at a rate of interest at least equal to that of the deleted mortgage loan;

(3)	be a fixed-rate mortgage loan;

(4)	have a remaining term to stated maturity or anticipated repayment date, in the case of the ARD loans, of not greater than, and not more than two years less than, the deleted mortgage loan; and

(5)	be a ‘‘qualified replacement mortgage’’ within the meaning of Section 860G(a)(4) of the Code.

In addition, the seller must deposit in the distribution account a substitution shortfall amount, equal to any excess of the purchase price of the deleted mortgage loan over the initial stated principal balance of the replacement mortgage loan.

Representations and Warranties; Repurchases and Substitutions

In the applicable mortgage loan purchase agreement or in related documentation, with some exceptions, each seller makes representations and warranties for each of the mortgage loans sold by it to the depositor, as of the settlement date, or as of the date stated in the representation and warranty. Some of these representations and warranties are generally summarized below:

(1)	The information set forth in the mortgage loan schedule is complete (as defined in the pooling and servicing agreement), true and correct in all material respects as of the date of the related mortgage loan purchase agreement and as of the applicable cut-off date.

(2)	Except with respect to any mortgage loan with a companion loan, each mortgage loan is a whole loan and not a participation interest in a mortgage loan. Immediately prior to the transfer to the depositor of the mortgage loans, the seller had good title to, and was the sole owner of, each mortgage loan. The seller has full right, power and authority to transfer and assign each of the mortgage loans to or at the direction of the depositor and has validly and effectively conveyed (or caused to be conveyed) to the depositor or its designee all of the seller’s legal and beneficial interest in and to the mortgage loans free and clear of any and all pledges, liens, charges, security interests and/or other encumbrances. The sale of the mortgage loans to the depositor or its designee does not require the seller to obtain any governmental or regulatory approval or consent that has not been obtained.

(3)	No scheduled payment of principal and interest under any mortgage loan was 30 days or more past due as of the applicable cut-off date, and no mortgage loan was 30 days or more delinquent in the 12-month period immediately preceding the applicable cut-off date.

(4)	The mortgage related to and delivered in connection with each mortgage loan constitutes a valid and, subject to certain exceptions described in paragraph 10 below, enforceable first priority lien upon the related mortgaged property, prior to all other liens and encumbrances, except for (a) the lien for current real estate taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender’s title insurance policy, (c) exceptions and exclusions specifically referred to in such lender’s title insurance policy, (d) other matters to which like properties are commonly subject, none of which matters referred to in clauses (b), (c) or (d), individually or in the aggregate, materially interferes with the security intended to be provided by such mortgage, the marketability or current use of the mortgaged property or the current ability of the mortgaged property to generate operating income sufficient to service the mortgage loan debt and (e) if such mortgage loan is cross-collateralized with any other mortgage loan, the lien of the mortgage for such other mortgage loan.

(5)	With respect to the mortgaged properties securing the mortgage loans that were the subject of an engineering report within 18 months prior to the applicable cut-off date, each mortgaged property is, to the seller’s knowledge, free and clear of any damage (or adequate reserves therefor have been established or indemnities received) that would materially and adversely affect its value as security for the related mortgage loan, and (ii) with respect to the mortgaged properties securing the mortgage loans that were not the subject of an engineering report within 18 months prior to the applicable cut-off date, each mortgaged property is in good repair and condition and all building systems contained therein are in good working order (or adequate reserves therefor have been established) and each mortgaged property is free of structural defects, in each case, that would materially and adversely affect its value as security for the related mortgage loan as of the date hereof. The seller has received no notice of the commencement of any proceeding for the condemnation of all or any material portion of any mortgaged property.

(6)	Each mortgaged property is covered by an American Land Title Association (or an equivalent form of) lender’s title insurance policy or a marked-up title insurance commitment (on which the required premium has been paid) which evidences such title insurance policy in the original principal amount of the related mortgage loan after all advances of principal. Each title policy insures that the related mortgage is a valid first priority lien on such mortgaged property, subject only to permitted encumbrances.

(7)	The proceeds of each mortgage loan have been fully disbursed and there is no obligation for future advances with respect thereto.

(8)	The mortgage note or mortgage for each mortgage loan, together with applicable state law, contains customary and enforceable provisions (subject to certain exceptions described in paragraph 10 below) such as to render the rights and remedies of the holder thereof adequate for the practical realization against the related mortgaged property of the principal benefits of the security intended to be provided thereby.

(9)	(a) With respect to the mortgaged properties securing the mortgage loans that were the subject of an environmental site assessment within 18 months prior to the applicable cut-off date, an environmental site assessment, or an update of a previous such report, was performed with respect to each mortgaged property in connection with the origination or the sale of the related mortgage loan, a report of each such assessment has been delivered to the depositor, and the seller has no knowledge of any material and adverse environmental condition or circumstance affecting any mortgaged property that was not disclosed in such report.

(b) With respect to the mortgaged properties securing the mortgage loans that were not the subject of an environmental site assessment within 18 months prior to the applicable cut-off date, (i) no specified hazardous material is present on such mortgaged property such that (1) the value of such mortgaged property is materially and adversely affected or (2) under applicable federal, state or local law, (a) such hazardous material could be required to be eliminated at a cost materially and adversely affecting the value of the mortgaged property before such mortgaged property could be altered, renovated, demolished or transferred or (b) the presence of such hazardous material could (upon action by the appropriate governmental authorities) subject the owner of such mortgaged property, or the holders of a security interest therein, to liability for the cost of eliminating such hazardous material or the hazard created thereby at a cost materially and adversely affecting the value of the mortgaged property, and (ii) such mortgaged property is in material compliance with all applicable federal, state and local laws pertaining to such hazardous materials or environmental hazards, any noncompliance with such laws does not have a material adverse effect on the value of such mortgaged property and neither seller nor, to seller’s knowledge, the related borrower or any current tenant thereon, has received any notice of violation or potential violation of any such law.

(10)	Each mortgage note, mortgage and other agreement that evidences or secures such mortgage loan and was executed by or on behalf of the related borrower is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and there is no valid defense, counterclaim or right of offset or rescission available to the related borrower with respect to such mortgage note, mortgage or other agreement.

(11)	Each mortgaged property is, and is required pursuant to the related mortgage to be, insured by a fire and extended perils insurance policy providing coverage against loss or damage sustained by reason of fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, aircraft, vehicles and smoke, and, to the extent required as of the date of origination by the originator of such mortgage loan consistent with its normal commercial mortgage lending practices, against other risks insured against by persons operating like properties in the locality of the mortgaged property in an amount not less than the lesser of the principal balance of the related mortgage loan and the replacement cost of the mortgaged property, and contains no provisions for a deduction for depreciation, and not less than the amount necessary to avoid the operation of any co-insurance provisions with respect to the mortgaged property.

(12)	All escrow deposits and payments relating to each mortgage loan that are, as of the closing date, required to be deposited or paid have been so deposited or paid.

(13)	No holder of a mortgage loan has advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related mortgaged property, directly or indirectly, for the payment of any amount required by such mortgage loan.

(14)	Each mortgaged property is free and clear of any and all mechanic’s and materialmen’s liens that are prior or equal to the lien of the related mortgage, and no rights are outstanding that under law could give rise to any such lien that would be prior or equal to the lien of the related mortgage except, in each case, for liens insured against by the title insurance policy referred to above.

(15)	Each mortgage loan complied with all applicable usury laws in effect at its date of origination.

(16)	No mortgage loan is cross-collateralized or cross-defaulted with any loan other than one or more other mortgage loans included in the mortgage pool.

(17)	There exists no material event of default, breach, violation or event of acceleration (and, to the seller’s actual knowledge, no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing) under the documents evidencing or securing the mortgage loan, in any such case to the extent the same materially and adversely affects the value of the mortgage loan and the related mortgaged property; provided, however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any other representation and warranty made by the seller.

(18)	The seller (or if the seller is not the originator, the originator of the mortgage loan) has inspected or caused to be inspected each mortgaged property in connection with the origination of the related mortgage loan.

(19)	Based on due diligence considered reasonable by prudent commercial mortgage lenders in the lending area where the mortgaged property is located, the improvements located on or forming part of each mortgaged property comply with applicable zoning laws and ordinances, or constitute a legal non-conforming use or structure or, if any such improvement does not so comply, such non-compliance does not materially and adversely affect the value of the related mortgaged property, such value as determined by the appraisal performed at origination or in connection with the sale of the related mortgage loan by the seller under the mortgage loan purchase agreement.

(20)	To the seller’s knowledge, based on due diligence that it customarily performs in the origination of comparable mortgage loans, as of the date of origination of each mortgage loan or as of the date of the sale of the related mortgage loan by the seller under the mortgage loan purchase agreement, the related borrower was in possession of all material licenses, permits and franchises required by applicable law for the ownership and operation of the related mortgaged property as it was then operated.

(21)	Each mortgage loan contains a ‘‘due on sale’’ clause, which provides for the acceleration of the payment of the unpaid principal balance of the mortgage loan if, without prior written consent of the holder of the mortgage, the property subject to the mortgage or any material portion thereof, or a controlling interest in the related borrower, is transferred, sold or encumbered; provided, however, that certain mortgage loans provide a mechanism for the assumption of the loan by a third party upon the borrower’s satisfaction of certain conditions precedent, and upon payment of a transfer fee, if any, or transfer of interests in the borrower or constituent entities of the borrower to a third party or parties related to the borrower upon the borrower’s satisfaction of certain conditions precedent.

(22)	The borrower on each mortgage loan with a cut-off date principal balance in excess of $10 million, was, as of the origination of the mortgage loan, an entity, other than an individual, whose organizational documents provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the mortgaged properties securing the mortgage loans and prohibit it from engaging in any business unrelated to such mortgaged property or properties, and whose organizational documents further provide, or which entity represented in the related mortgage loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such mortgaged property or properties, or any indebtedness other than as permitted by the related mortgage(s) or the other related mortgage loan documents, that it has its own books and records and accounts separate and apart from any other person (other than a borrower for a mortgage loan that is cross-collateralized and cross-defaulted with the related mortgage loan), and that it holds itself out as a legal entity, separate and apart from any other person.

(23)	The related mortgage loan documents provide that the related borrower is responsible for the payment of all reasonable costs and expenses of the lender incurred in connection with the defeasance of such mortgage loan and the release of the related mortgaged property, and the borrower is required to pay all reasonable costs and expenses of the lender associated with the approval of an assumption of such mortgage loan.

If any of the foregoing representations and warranties of a seller are materially breached for any of the mortgage loans sold by it to the depositor, the applicable seller may cure the breach within 90 days after the earlier of discovery or its receipt of notice of the breach. In certain circumstances, the applicable seller may have an additional 90 days to cure such breach. If a seller does not cure the breach, the mortgage loan purchase agreement requires that seller to repurchase the affected mortgage loan or, unless the affected mortgage loan is the First National Bank Center Loan, substitute a replacement mortgage loan. The seller will be obligated to repurchase the affected mortgage loan within that 90-day period at the applicable purchase price or, unless the affected mortgage loan is the First National Bank Center Loan, for two years following the settlement date, substitute a replacement mortgage loan for the affected mortgage loan within that 90-day period and pay any substitution shortfall amount. For a discussion of the purchase price to be paid upon such a repurchase, see ‘‘—Assignment of the Mortgage Loans; Repurchases and Substitutions’’ above. The applicable seller’s repurchase or substitution obligation will be the sole remedy available to the certificateholders and the trustee for any breach of a seller’s representations and warranties regarding the mortgage loans. The seller of each mortgage loan will be the sole warranting party for each mortgage loan sold by it to the depositor. None of the depositor, any other seller nor any other person or entity will be obligated to repurchase any affected mortgage loan as a result of a breach of a seller’s representations and warranties if that seller defaults on its obligation to do so.

See ‘‘The Pooling and Servicing Agreements—Representations and Warranties; Repurchases’’ in the prospectus.

Pool Characteristics; Changes in Mortgage Pool

The description in this prospectus supplement of the mortgage pool and the mortgaged properties is based upon the mortgage loans that are expected to constitute the mortgage pool at the time the offered certificates are issued. The principal balances of the mortgage loans are reduced to reflect the scheduled principal payments due on or before the applicable cut-off date. Before the issuance of the offered certificates, a mortgage loan may be removed from the mortgage pool if the depositor deems the removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the mortgage pool before the issuance of the offered certificates, unless including these mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. As a result, the range of mortgage rates and maturities and some other characteristics of the mortgage pool may vary depending on the actual composition of the mortgage pool at the time the offered certificates are issued.

Unless specifically indicated otherwise, statistical information in this prospectus supplement with respect to the First National Bank Center Loan is being presented without regard to the non-pooled portion of that mortgage loan. In addition, references in this prospectus supplement to the initial mortgage pool balance are to the aggregate principal balance of the underlying mortgage loans (without regard to the non-pooled portion of the First National Bank Center Loan) as of the cut-off date for the mortgage pool described in this prospectus supplement, after application of all scheduled payments of principal due with respect to the underlying mortgage loans on or before that date, whether or not received.

A Current Report on Form 8-K will be available to purchasers of the offered certificates shortly after the closing date and will be filed, together with the pooling and servicing agreement and each mortgage loan purchase agreement, with the SEC after the initial issuance of the offered certificates. If mortgage loans are removed from or added to the mortgage pool as described in the preceding paragraph, the removal or addition will be noted in the Form 8-K.

Description of Fees and Expenses

All fees and expenses itemized in the chart below are paid out of general collections on the mortgage loans and any related REO loans before the available distribution amount is distributed to the certificateholders.

Description of Fees and Expenses
Fee/Purpose	Party Receiving Fee/Expense	Formula for Fee/Expense Determination and Source of Funds
Servicing Fee	Master Servicer and Trustee	The servicing fee for each mortgage loan accrues at a rate equal to the master servicing fee rate on the same principal amount and on the same basis as any related interest payment due or deemed due on such mortgage loan is computed. The master servicer is required to deliver to the trustee each month for deposit in the distribution account and withdrawal by the trustee, a portion of the servicing fee representing the trustee fee as provided in the pooling and servicing agreement.
Special Servicing Fee	Special Servicer	The special servicing fee will accrue at a rate equal to 0.25% per annum for each specially serviced mortgage loan, on the same basis and the same principal amount as any related interest payment due on the mortgage loan and is payable monthly from general collections on deposit in the certificate account.
Workout Fees	Special Servicer	The workout fee is payable from, and calculated by application of the workout fee rate of 1.00% to each collection of interest and principal received on any corrected mortgage loans.
Liquidation Fees	Special Servicer	The liquidation fee is payable from, and calculated by application of the liquidation fee rate of 1.00% to any full or discounted payoff and/or liquidation proceeds of any liquidated mortgage loan.
Trustee Fees— Interest and Investment Income	Trustee	Interest and investment income earned in the distribution account and the interest reserve account.

Description of Fees and Expenses
Fee/Purpose	Party Receiving Fee/Expense	Formula for Fee/Expense Determination and Source of Funds
Interest on Unreimbursed Advances	Trustee and Master Servicer (in that priority)	Interest accrues at a rate per annum equal to the ‘‘prime rate’’. Interest on any advance will generally be payable to the party making the advance first, out of penalty charges, default interest and late payments on the related mortgage loan and second out of any amounts then on deposit in the certificate account.
Expense of Enforcement of Mortgage Loan Seller Repurchase Obligations	Master Servicer, Special Servicer or Trustee	Expenses incurred to enforce repurchase remedies against a mortgage loan seller, plus interest therein accrued at the prime rate, payable from proceeds received representing the repurchase price of such mortgage loan.
Additional Compensation	Master Servicer	(a) Interest and investment income earned in respect of amounts relating to the trust fund held in the certificate account, any lock box account or any cash collateral account, (b) all assumption and modification fees, late payment charges, default interest, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds, and any similar or ancillary fees (allocated and/or divided between the master servicer and the special servicer pursuant to the pooling and servicing agreement), in each case to the extent actually paid by a borrower under a mortgage loan and (c) penalty charges received on mortgage loans that are not specially serviced mortgage loans (but only to the extent not otherwise allocable to cover advance interest in respect of the related mortgage loan).

Description of Fees and Expenses
Fee/Purpose	Party Receiving Fee/Expense	Formula for Fee/Expense Determination and Source of Funds
Additional Compensation	Special Servicer	All assumption fees, modification fees and earnout fees received on or with respect to specially serviced mortgage loans and all assumption fees, modification fees and earnout fees received on or with respect to any mortgage loan that is not a specially serviced mortgage loan (allocated and/or divided between the master servicer and the special servicer pursuant to the pooling and servicing agreement), in each case to the extent actually paid by a borrower under a mortgage loan, shall be promptly paid by the master servicer to the special servicer. The special servicer shall also be entitled to (i) the extent not required to be paid to any mortgagor under applicable law, any interest or other income earned on deposits in the REO account, any servicing accounts and any reserve accounts maintained thereby; and (ii) any penalty charges (to the extent not allocable to pay advance interest) collected on the specially serviced mortgage loans and REO loans.
Specified Expenses, Costs and Liabilities	Master Servicer, Special Servicer, Trustee, the Depositor, or any of their respective directors, officers, employees and agents	See ‘‘The Pooling and Servicing Agreement’’ in this prospectus supplement.
Cost of Opinions of Counsel, Cost of Legal Advice of Counsel, Cost of Obtaining REO Extension, Cost of a New Appraisal	Paid to Legal Counsel, Appraisers	See ‘‘The Pooling and Servicing Agreement’’ in this prospectus supplement.
Taxes Imposed on REMIC Elections	Federal, State or Local tax entities	See ‘‘The Pooling and Servicing Agreement’’ in this prospectus supplement.

Description of Fees and Expenses
Fee/Purpose	Party Receiving Fee/Expense	Formula for Fee/Expense Determination and Source of Funds
Costs and Expenses for Environmental Site Assessments and Remediation	Environmental consultants and contractors	See ‘‘The Pooling and Servicing Agreement—Realization Upon Defaulted Mortgage Loans’’ in this prospectus supplement.
Servicing Expenses Not Otherwise Required to Be Advanced by the Master Servicer	Master Servicer	See ‘‘The Pooling and Servicing Agreement’’ in this prospectus supplement.

SERVICING OF THE MORTGAGE LOANS

Set forth below is a description of pertinent provisions of the pooling and servicing agreement relating to the servicing of the mortgage loans. Reference is also made to the prospectus, in particular to the section captioned ‘‘The Pooling and Servicing Agreements’’ and to the section captioned ‘‘The Pooling and Servicing Agreement’’ in this prospectus supplement, for important additional information regarding the terms and conditions of the pooling and servicing agreement as they relate to the rights and obligations of the master servicer and special servicer thereunder. You should read the information provided in the prospectus, taking account of all supplemental information contained in this prospectus supplement.

The master servicer will be responsible for the servicing and administration of all the mortgage loans (other than the DDR/Macquarie Mervyn's Portfolio Loan and the Design Center of the Americas Loan), and the special servicer will be responsible for the servicing and administration of the specially serviced mortgage loans and REO properties (other than the DDR/Macquarie Mervyn's Portfolio Loan and the Design Center of the Americas Loan). In addition, the master servicer and the special servicer will be responsible for the servicing and administration of the James Center Companion Loan, the Seven Springs Village B Note and The Outlets at Hershey B Note, but will not be responsible for making P&I advances on the James Center Companion Loan, the Seven Springs Village B Note or The Outlets at Hershey B Note. The holder or holders of certificates evidencing a majority interest in the controlling class (except as described below), will be entitled to terminate substantially all the rights and duties of the special servicer in respect of specially serviced mortgage loans that are included in the trust and to appoint a replacement special servicer to perform such duties under the same terms and conditions as applicable to the special servicer. See ‘‘—The Majority Certificateholder of the Controlling Class,’’ ‘‘—Termination of the Special Servicer for Specially Serviced Mortgage Loans and REO Properties’’ and ‘‘—REO Properties.’’

The GE 2005-C4 Pooling and Servicing Agreement governs the servicing and administration of the DDR/Macquarie Mervyn's Portfolio Whole Loan and the Design Center of the Americas Whole Loan (and all decisions, consents, waivers, approvals and other actions on the part of the holders of the DDR/Macquarie Mervyn's Portfolio Companion Loans and the Design Center of the Americas Companion Loan, as applicable, will be effected in accordance with the GE 2005-C4 Pooling and Servicing Agreement). Consequently, the servicing provisions set forth herein and the administration of accounts will not be applicable to the DDR/Macquarie Mervyn's Portfolio Loan and the Design Center of the Americas Loan, but instead the servicing and administration of such loans will be governed by the GE 2005-C4 Pooling and Servicing Agreement. GE 2005-C4 Pooling and Servicing Agreement provides for servicing arrangements that are similar, but not identical, to those under the pooling and servicing agreement. See ‘‘Description of the Mortgage Pool—The DDR/Macquarie Mervyn's Portfolio Whole Loan’’ and ‘‘—The Design Center of the Americas Whole Loan,’’ and ‘‘Servicing of the Mortgage Loans—Servicing of the DDR/Macquarie Mervyn's Portfolio Whole Loan; Servicing of the Design Center of the Americas Whole Loan’’ in this prospectus supplement.

The Master Servicer

GMACCM is the master servicer and will be responsible for the master servicing and administration of the mortgage loans pursuant to the pooling and servicing agreement except that CWCapital, as primary servicer for the mortgage loans originated by CWCapital, will perform certain servicing and administration functions for such mortgage loans as more fully described under "Servicing of the Mortgage Loans—The Primary Servicer".

GMACCM is a California corporation and has been servicing mortgage loans in private label commercial mortgage-backed securities transactions since 1995. As of September 30, 2005, GMACCM was the master servicer of a portfolio of multifamily and commercial loans in commercial mortgaged-backed securities transactions in the United States totaling approximately $215.7 billion in aggregate outstanding principal balance. The table below contains information on the size and growth of the portfolio of commercial and multifamily loans in commercial mortgaged-backed securities transactions in the United States from 2002 to 2004 in respect of which GMACCM has acted as master servicer.

Master Servicing Portfolio

	Year (Amts in $ billions)
	2002	2003	2004
CMBS (US)	66.0	99.0	100.2
Other	59.3	103.3	97.0
Total	125.3	202.3	197.2

No securitization transaction involving commercial mortgage loans in which GMACCM was acting as master servicer has experienced a master servicer event of default as a result of any action or inaction of GMACCM as master servicer, including as a result of GMACCM’s failure to comply with the applicable servicing criteria in connection with any securitization transaction.

General Motors Acceptance Corporation has entered into a definitive agreement to sell a sixty percent equity interest in GMAC Commercial Holding Corp., the parent of GMACCM, to a consortium of investors comprising affiliates of Five Mile Capital Partners, Kohlberg Kravis Roberts & Co., Goldman Sachs Capital Partners and Dune Capital Management LP. Members of the current GMAC Commercial Holding Corp. management team will also invest in GMAC Commercial Holding Corp. shortly after the transaction is completed. The agreement is subject to regulatory approvals, consents and other conditions, and is expected to close by the end of the first quarter of 2006. No assurance can be made that the transaction will not result in changes in the structure, operations or personnel of GMACCM or as to the impact of any such changes.

GMAC Commercial Mortgage Servicing (Ireland) Limited opened in January 2000 and is headquartered in Mullingar, Ireland. The Irish unit is engaged in servicing all European loans and deals and, as a general matter, provides certain back office functions for GMACCM’s portfolio in the United States.

CapMark Overseas Processing India Private Limited opened in September 2002 and was acquired by GMACCM in July 2003. CapMark Overseas Processing India Private Limited is located in Hyderabad (Andra Pradesh), India and provides certain back office functions for GMACCM’s portfolio in the United States.

Each of GMAC Commercial Mortgage Servicing (Ireland) Limited and CapMark Overseas Processing India Private Limited report to the same managing director of GMACCM.

The Special Servicer

CWCapital Asset Management LLC (CWCAM), a Massachusetts limited liability company with its primary special servicing office at 1919 Pennsylvania Avenue N.W. Washington D.C. 20006, will initially be appointed as special servicer under the Pooling and Servicing Agreement. CWCAM or its affiliates are involved in real estate investment, finance and management. CWCAM was organized in June 2005. In July of 2005 it acquired Allied Capital Corporation's special servicing operations and replaced Allied Capital Corporation as special servicer for all transactions for which Allied Capital Corporation served as special servicer. As of November 30, 2005, CWCAM acted as special servicer for approximately $29 billion of commercial real estate assets representing approximately 3,500 mortgage loans and foreclosure properties within 23 commercial mortgage loan securitization transactions. It is anticipated that an affiliate or affiliates of CWCAM may acquire certain of the certificates not offered hereunder and will be the initial majority certificateholder of the controlling class. CWCAM is an affiliate of one of the mortgage loan sellers and, like CWCapital, CWCAM is a wholly owned subsidiary of CW Financial Services LLC. CWCAM and its affiliates own and are in the business of acquiring assets similar in type to the assets of the trust. Accordingly, the assets of the special servicer and its affiliates may, depending upon the particular circumstances including the nature and location of such assets, compete with the mortgaged properties for tenants, purchasers, financing and so forth.

No securitization transaction involving commercial mortgage loans in which CWCAM was acting as special servicer has experienced an event of default as a result of any action or inaction of CWCAM as special servicer, including as a result of CWCAM's failure to comply with the applicable servicing criteria in connection with any securitization transaction.

The Primary Servicer

CWCapital will be the primary servicer for all of the mortgage loans originated by CWCapital which are included in the trust, and will perform its duties as primary servicer pursuant to a primary servicing agreement entered into with the master servicer. The primary servicing agreement will require CWCapital to perform its obligations under the primary servicing agreement in a manner which is generally consistent with the pooling and servicing agreement. The principal servicing offices of CWCapital are located at One Charles River Place, 63 Kendrick Street, Needham, Massachusetts 02494. See "Other Originators and Sellers—CWCapital LLC (CWCapital)" for additional information regarding CWCapital.

CWCapital has been servicing loans since 1986. As of September 30, 2005, CWCapital was responsible for servicing approximately 877 commercial and multifamily mortgage loans, totaling approximately $5.51 billion in aggregate outstanding principal amount, including loans securitized in mortgage-backed securitization transactions. The properties securing these loans include multifamily, office, retail, hospitality, industrial and other types of income-producing properties.

The following tables provide, in the aggregate and by asset type, the number of commercial mortgage loans serviced by CWCapital as primary servicer and the aggregate outstanding principal balances of these loans as of September 30, 2005 and the end of the last two calendar years.

Servicing Volumes for
CWCapital LLC as Primary Servicer

	December 31, 2003	December 31, 2004	September 30, 2005
Number of Loans Serviced	802	804	844
Aggregate Outstanding Principal Balance ($ in millions)	4562	4823	5455

Servicing Volumes by Asset Type for
CWCapital LLC as Primary Servicer

	December 31, 2003		December 31, 2004		September 30, 2005
Asset Type	Number of Loans Servicer	AOPB* ($ in millions)	Number of Loans Servicer	AOPB* ($ in millions)	Number of Loans Servicer	AOPB* ($ in millions)
Number of Loans Serviced Aggregate Outstanding Principal Balance ($ in millions)	802	4561.1	804	4822.9	844	5454.6
Retail	71	453.6	67	456.2	87	575.8
Office	47	332.6	59	429.6	79	894.8
Multifamily	396	2058.3	395	2196	386	2130.6
Industrial	17	125.2	16	123.1	29	266.8
Hospitality	36	262.4	38	328.5	37	306.7
Other	235	1329.4	229	1289.3	226	1279.7
Total	802	4561.6	804	4822.9	844	5454.6

*	Aggregate Outstanding Principal Balance

CWCapital has made certain changes to its servicing policies and procedures during the past three years including, but not limited to, the addition of (i) a lock-box system for processing payments, (ii) an insurance and risk-management division, (iii) a website where mortgage loan borrowers can access information regarding their mortgage loans and (iv) a disaster recovery site.

Under the primary servicing agreement, CWCapital, as primary servicer with respect to all mortgage loans in the trust that were originated by it, will perform substantially all of the servicing duties of the master servicer described under "Servicing of the Mortgage Loans" and "The Pooling and Servicing Agreement" in this prospectus supplement with respect to such mortgage loans, except for advancing and remitting funds to the trustee.

Payments received by CWCapital with respect to the mortgage loans are required to be deposited into a segregated custodial account, and are not commingled with funds relating to any mortgage loans that are not included in the trust.

CWCapital does not have any custodial responsibility with respect to the mortgage loans included in the trust.

In consideration of the performance of its servicing obligations, CWCapital, as primary servicer, will be paid a servicing fee, which is included in the administration fee rate for the applicable mortgage loans as set forth on Annex A. Under the primary servicing agreement, CWCapital will indemnify the master servicer with respect to the performance of its duties as primary servicer.

Unless an event of default under the primary servicing agreement occurs or the parties otherwise agree, the primary servicing agreement will remain in full force and effect until all of the mortgage loans serviced by CWCapital are repaid, repurchased or liquidated or the related mortgaged properties become REO property. Events of default under the primary servicing agreement will include, but are not limited to

•	the occurrence of an event of default by the master servicer under the pooling and servicing agreement which occurs as a direct result of the failure of CWCapital to perform its obligations under the primary servicing agreement,

•	the failure of the CWCapital to perform in any material respect its obligations under the primary servicing agreement which is not cured within the period set forth in the primary servicing agreement,

•	a breach by CWCapital of any representation or warranty contained in the primary servicing agreement which materially and adversely affects the interests of any class of certificates which is not cured within the period set forth in the primary servicing agreement and

•	certain events of bankruptcy or insolvency involving CWCapital.

Upon the occurrence and continuance of an event of default by CWCapital under the primary servicing agreement, the master servicer may (but is not required to) terminate the rights and obligations of CWCapital under the primary servicing agreement. The master servicer is also authorized under the primary servicing agreement to waive any event of default under the primary servicing agreement. If the master servicer terminates CWCapital as primary servicer under the primary servicing agreement, the master servicer will be required to itself perform its servicing responsibilities under the pooling and servicing agreement until a new primary servicer is appointed.

The primary servicing agreement will provide that the liability of the primary servicer to the trust or the certificateholders will be subject to limitations that are substantially similar to the limitations described under "The Pooling and Servicing Agreement—Certain Matters Regarding The Master Servicer, The Special Servicer And The Depositor."

Servicing Standard

The master servicer and the special servicer will be responsible for the servicing and administration of the mortgage loans (other than the DDR/Macquarie Mervyn's Portfolio Loan and the Design Center of the Americas Loan). The master servicer and special servicer will be required to service and administer the mortgage loans under the following servicing standard:

(1)	in the best interests of and for the benefit of the certificateholders and the holders of the James Center Companion Loan, the Seven Springs Village B Note and The Outlets at Hershey B Note, as a collective whole, as determined by the master servicer or special servicer, as applicable, in its good faith and reasonable judgment,

(2)	in accordance with applicable law, the terms of the pooling and servicing agreement and the terms of the respective mortgage loans, and

(3)	to the extent consistent with the foregoing, with the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties (giving, in the case of any master servicer or special servicer other than GMACCM or CWCapital Asset Management LLC, due consideration to customary and usual standards of practice of prudent institutional commercial mortgage servicers) or itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible under the pooling and servicing agreement.

Pursuant to the pooling and servicing agreement, the master servicer and special servicer are also required to service the mortgage notes relating to the James Center Companion Loan, the Seven Springs Village B Note and The Outlets at Hershey B Note for the holders of such notes, subject to the same standards as for the mortgage loans included in the mortgage pool, and treating the James Center Whole Loan, the Seven Springs Village Whole Loan and The Outlets at Hershey Whole Loan as one mortgage loan. See ‘‘Description of the Mortgage Pool—The James Center Whole Loan,’’ ‘‘—The Seven Springs Village Whole Loan,’’ and ‘‘—The Outlets at Hershey Whole Loan’’ in this prospectus supplement.

Servicing of the DDR/Macquarie Mervyn’s Portfolio Whole Loan; Servicing of the Design Center of the Americas Whole Loan

Pursuant to the terms of the related intercreditor agreements, all of the mortgaged loans included in the DDR/Macquarie Mervyn’s Portfolio Whole Loan and the Design Center of the Americas Whole Loan will be serviced and administered pursuant to the GE 2005-C4 Pooling and Servicing Agreement, which contains servicing provisions substantially similar to, but not necessarily identical with, the provisions of the pooling and servicing agreement. In that regard,

•	Wells Fargo Bank, N.A., which is the trustee under the GE 2005-C4 Pooling and Servicing Agreement, is, in that capacity, the lender of record with respect to the respective mortgaged properties securing the DDR/Macquarie Mervyn’s Portfolio Whole Loan and the Design Center of the Americas Whole Loan;

•	Midland Loan Services, Inc., which is the master servicer under the GE 2005-C4 Pooling and Servicing Agreement, is, in that capacity, the master servicer for the DDR/Macquarie Mervyn’s Portfolio Whole Loan and the Design Center of the Americas Whole Loan under the GE 2005-C4 Pooling and Servicing Agreement. However, P&I advances with respect to the DDR/Macquarie Mervyn’s

Portfolio Whole Loan and the Design Center of the Americas Whole Loan will be made by the master servicer or the trustee, as applicable, as described in ‘‘The Pooling and Servicing Agreement—P&I and Servicing Advances’’ in this prospectus supplement; and

•	Midland Loan Services, Inc., which is the special servicer under the GE 2005-C4 Pooling and Servicing Agreement, is, in that capacity, the special servicer with respect to the DDR/Macquarie Mervyn’s Portfolio Whole Loan and the Design Center of the Americas Whole Loan under the GE 2005-C4 Pooling and Servicing Agreement.

The majority certificateholder of the controlling class will not have any rights with respect to the servicing and administration of the DDR/Macquarie Mervyn’s Portfolio Loan and the Design Center of the Americas Loan under the GE 2005-C4 Pooling and Servicing Agreement, except as set forth under ‘‘Description of the Mortgage Pool— The DDR/Macquarie Mervyn’s Portfolio Whole Loan’’ and ‘‘Description of the Mortgage Pool—The Design Center of the Americas Whole Loan,’’ in this prospectus supplement.

Specially Serviced Mortgage Loans

Subject to any cure rights exercisable by the related mezzanine lender or B note holder with respect to certain mortgage loans or the Majority Class FNB Certificateholders with respect to the First National Bank Center Loan, a specially serviced mortgage loan is any mortgage loan (other than the DDR/Macquarie Mervyn's Portfolio Loan and the Design Center of the Americas Loan) as to which any of the following special servicing events has occurred:

(1)	any balloon payment due has not been made; provided, if the related borrower continues to make the related assumed monthly payment and is diligently pursuing a refinancing, a special servicing event will not occur until 60 days following such payment default (or, if the related borrower has produced a written refinancing commitment that is reasonably acceptable to the special servicer and the majority certificateholder of the controlling class, 120 days following such default); provided, further, that the master servicer, with the consent of the majority certificateholder of the controlling class, or, in certain circumstances, the special servicer, will have the authority to extend the due date of a balloon payment for, in the case of the master servicer, up to two (2) one-year extensions and, in the case of the special servicer, for an additional specified period not to exceed four (4) years, in which event such mortgage loan will not be a specially serviced mortgage loan;

(2)	any monthly payment or other payment required under the mortgage note or the mortgage(s), other than a balloon payment, is more than 60 days late;

(3)	either the master servicer or, subject to the consent of the majority certificateholder of the controlling class, the special servicer has determined, in its reasonable judgment, that a default in the making of a monthly payment (including a balloon payment) or any other material payment required under the related loan documents is likely to occur within 30 days and either (i) the related borrower has requested a material modification of the payment terms of the loan or (ii) such default is likely to remain unremedied for at least the period contemplated by clause (1) or (2) of this definition, as applicable;

(4)	either the master servicer or, subject to the consent of the majority certificateholder of the controlling class, the special servicer has determined, in its reasonable judgment, that a default under the loan documents, other than as described in clause (1) or (2) above, that materially impairs the value of the mortgaged property as security for the mortgage loan or otherwise materially and adversely affects the interests of certificateholders, exists for the applicable grace period under the terms of the mortgage loan or, if no grace period is specified, 60 days;

(5)	a decree or order of a court or agency or supervisory authority in an involuntary case under any federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the borrower and the decree or order has remained in force undischarged or unstayed for 60 days;

(6)	the borrower has consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the borrower or of or relating to all or substantially all of its property;

(7)	the borrower has admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors or voluntarily suspended payment of its obligations; or

(8)	the master servicer has received notice of the commencement of foreclosure or similar proceedings for the related mortgaged property or properties.

A specially serviced mortgage loan will become a corrected mortgage loan if each special servicing event that applies to that mortgage loan is remedied as follows:

(1)	for the circumstances described in clauses (1) and (2) of the preceding paragraph, the related borrower has made the applicable balloon payment or three (3) consecutive full and timely monthly payments under the terms of the mortgage loan, as the terms may be changed or modified in a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the special servicer;

(2)	for the circumstances described in clauses (3), (5), (6) and (7) of the preceding paragraph, the circumstances cease to exist in the good faith and reasonable judgment of the special servicer;

(3)	for the circumstances described in clause (4) of the preceding paragraph, the default is cured; and

(4)	for the circumstances described in clause (8) of the preceding paragraph, the proceedings are terminated.

The master servicer or the special servicer, as applicable, will be required to service and administer each group of cross-collateralized mortgage loans as a single mortgage loan as it deems necessary and appropriate, consistent with the servicing standard. If any cross-collateralized mortgage loan becomes a specially serviced mortgage loan, then each other mortgage loan that is cross-collateralized with it may, with the approval of the majority certificateholder of the controlling class, also become a specially serviced mortgage loan. Similarly, no cross-collateralized mortgage loan will become a corrected mortgage loan unless all special servicing events related to each other mortgage loan that is cross-collateralized with it are corrected as described in the preceding paragraph.

A servicing transfer event for the Seven Springs Village Whole Loan or The Outlets at Hershey Whole Loan under the pooling and servicing agreement will generally be delayed if the holder of the Seven Springs Village B Note, or the holder of The Outlets at Hershey B Note, as applicable, is making all cure payments required by the applicable co-lender agreement, subject to limitations upon the number of cure payments that may be made under such co-lender agreement. In addition, so long as the holder of the Seven Springs Village B Note or the holder of The Outlets at Hershey B Note, as applicable, is exercising its respective right to cure certain events of default under the Seven Springs Village Whole Loan or The Outlets at Hershey Whole Loan pursuant to the applicable co-lender agreement, neither the master servicer nor the special servicer may treat such event of default as such for purposes of accelerating the Seven Springs Village Whole Loan or The Outlets at Hershey Whole Loan, as applicable, or commencing foreclosure proceedings.

In addition, a servicing transfer event, and the exercise of remedies by the master servicer and the special servicer, will generally be delayed with respect to the First National Bank Center Loan if the Majority Class FNB Certificateholder exercises its cure rights as described under ‘‘—Additional Rights of the Majority Class FNB Certificateholders; Rights to Cure and Purchase,’’ in this prospectus supplement.

The Majority Certificateholder of the Controlling Class

The controlling class under the pooling and servicing agreement will be the most subordinate class of principal balance certificates outstanding (with the Class A-1, Class A-1A, Class A-2, Class A-3 and Class A-4 certificates being treated as a single class for this purpose), other than the Class FNB certificates, that has a certificate balance at least equal to 25% of its initial certificate balance. If no class of principal balance certificates, exclusive of Class FNB certificates, has a certificate balance at least equal to 25% of its initial certificate balance, then the controlling class will be the most subordinate class of principal balance certificates, other than the Class FNB certificates, outstanding. Initially, the controlling class will be the Class Q certificates. The holder or holders of certificates entitled to more than 50% of the voting rights allocated to the controlling class are referred to herein as the majority certificateholder of the controlling class.

The majority certificateholder of the controlling class may have special relationships and interests that conflict with those of the holders of one or more classes of certificates. In addition, the majority certificateholder of the controlling class does not have any duties to the holders of any class of certificates, may act solely in the interests of the certificateholders of the controlling class, and will have no liability to any other certificateholders for having done so. No certificateholder may take any action against the majority certificateholder of the controlling class for having acted solely in the interests of the certificateholders of the controlling class.

Subject to the succeeding paragraph and the terms of any applicable intercreditor agreement, the majority certificateholder of the controlling class is entitled to advise the special servicer with respect to the following actions of the special servicer, and the special servicer is not permitted to take any of the following actions as to which the majority certificateholder of the controlling class has objected in writing within five (5) business days of being notified thereof and of its receipt of such documents as the majority certificateholder of the controlling class may reasonably request (provided that if such written objection has not been received by the special servicer within such five (5) business day period, then the majority certificateholder of the controlling class’s approval will be deemed to have been given):

(1)	any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO property) of the ownership of properties securing such of the specially serviced mortgage loans as come into and continue in default;

(2)	any modification or waiver of any term of the related loan documents of a mortgage loan that relates to the maturity date, mortgage rate, principal balance, amortization term, payment frequency or any provision requiring the payment of a prepayment premium or yield maintenance charge;

(3)	any proposed or actual sale of an REO property (other than in connection with the termination of the trust fund as described under ‘‘Description of the Certificates—Termination; Retirement of Certificates’’ in this prospectus supplement or pursuant to a purchase option as described below under ‘‘—Sale of Defaulted Mortgage Loans’’);

(4)	any determination to bring an REO property into compliance with applicable environmental laws or to otherwise address hazardous materials located at an REO property;

(5)	any acceptance of substitute or additional collateral for a mortgage loan unless required by the underlying loan documents;

(6)	any waiver of a ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause;

(7)	any release of any performance or ‘‘earn-out’’ reserves, escrows or letters of credit;

(8)	any acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan; and

(9)	any change in property manager or, with respect to a hospitality loan, any change in franchise.

In the event the master servicer or the special servicer, as applicable, determines that a refusal to consent or approve by the majority certificateholder of the controlling class, an operating advisor or other person with consent rights under the applicable intercreditor agreement or pooling and servicing agreement or any advice, direction or objection from any such person would cause the special servicer or the master servicer, as applicable, to violate applicable law, the terms of the mortgage loan documents or the terms of the pooling and servicing agreement (including the provisions thereof related to foreclosure, sale of defaulted mortgage loans, modifications or the servicing standard), the special servicer or the master servicer, as applicable, will disregard such refusal to consent or such advice.

If the controlling class is represented by book-entry certificates, then the rights of the holders of the controlling class may be exercised by the relevant certificate owners subject to receipt by the trustee of a certification in form and substance acceptable to the trustee stating that the person exercising such rights is a certificate owner.

Notwithstanding anything in this section to the contrary, so long as the holder of the Seven Springs Village B Note retains its consultation and consent rights with respect to the Seven Springs Village Whole Loan, the rights of the majority certificateholder of the controlling class set forth in this section will generally be exercised by the holder of the Seven Springs Village B Note as described in ‘‘Description of the Mortgage Pool— The Seven Springs Village Whole Loan—Rights of the Holder of the Seven Springs Village B Note—Consultation and Consent’’ in this prospectus supplement.

In addition, so long as the holder of The Outlets at Hershey B Note retains its consultation and consent rights, the rights of the majority certificateholder of the controlling class set forth in this section with respect to (a) any foreclosure upon or comparable conversion (which may include the acquisition of an REO Property) on the related mortgaged properties, (b) any modification of a monetary term other than an extension for two years or less of the original maturity date of The Outlets at Hershey Whole Loan (including any acceptance of a discounted payoff), (c) any release of collateral securing The Outlets at Hershey Whole Loan (other than in accordance with the original terms of or upon satisfaction of The Outlets at Hershey Whole Loan) or (d) any acceptance of an assumption agreement or other actions having the effect of releasing the related borrower from liability under The Outlets at Hershey Whole Loan, will generally be exercised by the holder of The Outlets at Hershey B Note as described under ‘‘Description of the Mortgage Pool—The Outlets at Hershey Whole Loan—Rights of the Holder of The Outlets at Hershey B Note—Consultation and Consent’’ in this prospectus supplement.

Notwithstanding anything in this section to the contrary, so long as no First National Bank Center Change of Control Event has occurred and is continuing with respect to the First National Bank Center Loan, the rights of the controlling class set forth in this section with respect to the First National Bank Center Loan will generally be exercised by the Class FNB Representative as described under "Description of the Mortgage Pool—The First National Bank Center Loan—Rights of the Class FNB Representative and the Majority Class FNB Certificateholders" in this prospectus supplement.

Termination of the Special Servicer For Specially Serviced Mortgage Loans and REO Properties

Except as set forth below, the majority certificateholder of the controlling class under the pooling and servicing agreement may at any time terminate substantially all of the rights and duties of the special servicer and appoint a replacement special servicer to perform the duties under substantially the same terms and conditions as applicable to the special servicer. The majority certificateholder of the controlling class will designate a replacement by delivering to the trustee a written notice stating the designation. The trustee will, promptly after receiving that notice, notify the rating agencies, the special servicer and the master servicer.

The designated replacement will become the special servicer as of the date the trustee has received:

(1)	written confirmation from each rating agency stating that if the designated replacement were to serve as special servicer under the pooling and servicing agreement, none of the then-current ratings of the outstanding classes of the certificates would be qualified, downgraded or withdrawn as a result;

(2)	a written acceptance of all obligations of the special servicer, executed by the designated replacement; and

(3)	an opinion of counsel to the effect that the designation of the replacement special servicer to serve as special servicer is in compliance with the pooling and servicing agreement, that the designated replacement will be bound by the terms of the pooling and servicing agreement and that the pooling and servicing agreement will be enforceable against the designated replacement in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity in a proceeding in equity or at law.

The special servicer will resign from its duties under the pooling and servicing agreement simultaneously with the designated replacement becoming the special servicer under the pooling and servicing agreement. Any replacement special servicer may be similarly replaced by the majority certificateholder of the controlling class or other person with replacement rights. See ‘‘Description of the Mortgage Pool’’ in this prospectus supplement.

A replacement special servicer will possess rights and obligations as to specially serviced mortgage loans and REO properties comparable to those of a master servicer described in the prospectus under ‘‘The Pooling and Servicing Agreements—Evidence as to Compliance’’ and ‘‘—Matters Regarding the Master Servicer and the Depositor.’’

A replacement special servicer will also be responsible for performing the servicing and other administrative duties of the special servicer described in this prospectus supplement or a master servicer under ‘‘The Pooling and Servicing Agreements’’ in the prospectus, to the extent the duties relate to specially serviced mortgage loans and REO properties.

Following any appointment of a replacement special servicer, the master servicer will continue to collect information and prepare and deliver all reports to the trustee and to pay the trustee’s fee based on the trustee fee rate provided in the pooling and servicing agreement for any specially serviced mortgage loans and REO properties. The master servicer will also provide incidental services on specially serviced mortgage loans and REO properties as required by the pooling and servicing agreement. Unless the same person acts in the capacity as both master servicer and special servicer, the master servicer and the replacement special servicer will not have any responsibility for the performance of each other’s duties under the pooling and servicing agreement.

With respect to the Seven Springs Village Whole Loan and The Outlets at Hershey Whole Loan, so long as the holder of the Seven Springs Village B Note or The Outlets at Hershey B Note, as applicable, retains its respective consultation and consent rights, the rights of the majority certificateholder of the controlling class set forth in this section will be exercised by the holder of the Seven Springs Village B Note or The Outlets at Hershey B Note as described under ‘‘Description of the Mortgage Pool—The Seven Springs Village Whole Loan—Rights of the Seven Springs Village B Note—Termination of the Special Servicer,’’ and ‘‘The Outlets at Hershey Whole Loan—Rights of The Outlets at Hershey B Note—Termination of the Special Servicer’’ above.

Notwithstanding anything in this section to the contrary, so long as no First National Bank Center Change of Control Event has occurred and is continuing with respect to the First National Bank Center Loan, the rights of the controlling class set forth in this section with respect to the First National Bank Center Loan will generally be exercised by the Class FNB Representative as described under "Description of the Mortgage Pool—The First National Bank Center Loan—Rights of the Class FNB Representative and the Majority Class FNB Certificateholders" and "Servicing of the Mortgage Loans —The Majority Certificateholder of the Controlling Class,’’ in this prospectus supplement.

In the case of the First National Bank Center Loan, the Class FNB Representative will not have a right to remove or appoint the special servicer.

Servicing and Other Compensation and Payment Of Expenses

The principal compensation to be paid to the master servicer in respect of its master servicing activities will be the master servicing fee, and the principal compensation to be paid to the special servicer in respect of its servicing activities will be the special servicing fee, the workout fee and the liquidation fee.

Master Servicing Fee

The master servicing fee will be payable monthly on a loan-by-loan basis from amounts received or advanced for interest on each mortgage loan (including the non-pooled portion of the First National Bank Center Loan), including specially serviced mortgage loans and mortgage loans as to which the related mortgaged property has become an REO property. The master servicing fee will accrue for each mortgage loan at an annual master servicing fee rate equal to the administration fee rate set forth for such mortgate loan in Annex A to this prospectus supplement. A portion of the master servicing fee will be paid to the trustee in respect of its trustee activities based on the trustee fee rate provided in the pooling and servicing agreement. The master servicing fee also includes any fee payable to any correspondent or sub-servicer of the related mortgage loan. The master servicing fee will be computed on the same basis and the same principal amount as any related interest payment due or deemed due on the related mortgage loan is computed.

Special Servicing Fee

The special servicing fee will accrue solely for each specially serviced mortgage loan and each mortgage loan for which the related mortgaged property has become an REO property (other than the DDR/Macquarie Mervyn's Portfolio Loan and the Design Center of the Americas Loan). The special servicing fee will accrue at a rate equal to 0.25% per annum, on the same basis and the same principal amount as any related interest payment due or deemed due on the mortgage loan is computed, and will be payable monthly from general collections on the mortgage loans then on deposit in the certificate account. Any special servicing fees payable with respect to the DDR/Macquarie Mervyn's Portfolio Loan and the Design Center of the Americas Loan will be paid to the GE 2005-C4 Special Servicer. For purposes of calculating the special servicing fee relating to the James Center Loan, the Seven Springs Village Loan and The Outlets at Hershey Loan, such fee will accrue on the James Center Whole Loan, the Seven Springs Village Whole Loan and The Outlets at Hershey Whole Loan, respectively.

Workout Fee

A workout fee will be payable for each corrected mortgage loan. For each corrected mortgage loan, the workout fee will be 1.00% of, and paid from, each collection of interest and principal, including scheduled payments, prepayments, balloon payments and payments at maturity, received on the mortgage loan for so long as it remains a corrected mortgage loan. The workout fee for any corrected mortgage loan will cease to be payable if such mortgage loan again becomes a specially serviced mortgage loan or if the related mortgaged property becomes an REO property. However, a new workout fee will become payable if the mortgage loan again becomes a corrected mortgage loan.

If the special servicer is terminated, is replaced or resigns from any or all of its servicing duties, it will retain the right to receive all workout fees payable for mortgage loans that became corrected mortgage loans during the period that it had responsibility for servicing specially serviced mortgage loans and that were still corrected mortgage loans at the time of such termination, replacement or resignation. With respect to any specially serviced mortgage loan for which the special servicer has resolved all of the circumstances and/or conditions causing any such mortgage loan to be a specially serviced mortgage loan other than the payment of three consecutive monthly payments as of the date of such termination, replacement or resignation, and such mortgage loan otherwise meets the requirements of a corrected mortgage loan, the special servicer will be entitled to the workout fees on such mortgage loan as long as such mortgage loan remains a corrected mortgage loan (provided that such workout fee will only be payable to the special servicer once such mortgage loan actually becomes a corrected mortgage loan). Any replacement special servicer will not be entitled to any portion of these workout fees, in each case until the workout fee for the mortgage loan ceases to be payable in accordance with the preceding sentence. Any workout fees payable with respect to the DDR/Macquarie Mervyn's Portfolio Loan and the Design Center of the Americas Loan will be paid to the GE 2005-C4 Special Servicer. See ‘‘—Servicing of the DDR/Macquarie Mervyn's Portfolio Whole Loan; Servicing of the Design Center of the Americas Whole Loan’’ above. For purposes of calculating the workout fee relating to the James Center Loan, the Seven Springs Village Loan and The Outlets at Hershey Loan, such fee will accrue on the James Center Whole Loan, the Seven Springs Village Whole Loan and The Outlets at Hershey Whole Loan, respectively.

Liquidation Fee

A liquidation fee will be payable for each specially serviced mortgage loan for which the special servicer obtains a full or discounted payoff from the related borrower and, except as described below, for each specially serviced mortgage loan or REO property for which the special servicer receives any liquidation proceeds, which includes any condemnation proceeds. For each of these specially serviced mortgage loans and REO properties, the liquidation fee will be 1.00% of, and paid from, the related payment or proceeds. No liquidation fee will be payable on liquidation proceeds received from the purchase of any specially serviced mortgage loan by any mortgage loan seller or person exercising the rights of the majority certificateholder of the controlling class pursuant to the sale of a defaulted mortgage loan option as described under ‘‘Sale of Defaulted Mortgage Loans,’’ unless the purchase is pursuant to an option exercised by an assignee of the holder of certificates evidencing a majority interest in the controlling class which assignee acquired the option by assignment for no material consideration and the exercise of the option by the assignee took place more than 90 days after the date the initial notice of option was sent or from the purchase of all of the mortgage loans and REO properties by the master servicer, the majority certificateholder of the controlling class, the special servicer or the depositor, which results in the termination of the trust. If a mortgage loan seller is required to repurchase a mortgage loan as a result of a material breach of a representation or warranty and such repurchase occurs more than 180 days after its receipt of notice of such breach, such seller will be required to pay a liquidation fee in connection with such repurchase. No liquidation fee will be payable on liquidation proceeds received from the purchase of any mortgage loan by a holder of a Companion Loan, mezzanine loan or B Note in connection with the exercise of a purchase option under a related intercreditor agreement under certain circumstances set forth therein. If liquidation proceeds are received on any corrected mortgage loan and the special servicer is properly entitled to a workout fee, the workout fee will be payable based on the portion of the liquidation proceeds that constitute principal or interest or both. Any liquidation fee payable in connection with the sale of a defaulted mortgage loan will be payable from, and not in addition to, the option purchase price. Any liquidation fee payable with respect to the DDR/Macquarie Mervyn's Portfolio Loan and the Design Center of the Americas Loan, will be paid to the GE 2005-C4 Special Servicer, except in connection with a liquidation fee payable as a result of a repurchase of such mortgage loan resulting from a material breach of a representation or warranty, as described above. For purposes of calculating the liquidation fee relating to the James Center Loan, the Seven Springs Village Loan and The Outlets at Hershey Loan, such fee will accrue on the James Center Whole Loan, the Seven Springs Village Whole Loan and The Outlets at Hershey Whole Loan, respectively.

Additional Compensation

The master servicer and/or special servicer will be entitled to all assumption and modification fees, late payment charges, default interest, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds, and any similar or ancillary fees (allocated and/or divided between the master servicer and the special servicer pursuant to the pooling and servicing agreement), in each case to the extent actually paid by a borrower under a mortgage loan.

The master servicer will cover, out of its own funds, any Balloon Payment Interest Shortfalls and Prepayment Interest Shortfalls incurred on the mortgage loans; provided, however, that, with respect to those mortgage loans having due dates that fall on the determination date, the master servicer will cover Prepayment Interest Shortfalls only to the extent of its aggregate master servicing fee for the same collection period calculated at a rate not exceeding 0.01% per annum.

The master servicer and the special servicer (with respect to the REO account) will be authorized to invest or direct the investment of funds held in any and all accounts maintained by it that constitute part of the certificate account and the REO account, if established. The master servicer and the special servicer, respectively, will be entitled to retain any interest or other income earned on those funds, but will be required to cover any losses from its own funds without any right to reimbursement. The master servicer and special servicer will have these rights and obligations whether or not the master servicer or special servicer, as applicable, actually directs the investment of those funds.

As compensation for performing its duties for specially serviced mortgage loans and REO properties, the special servicer will be entitled to receive all special servicing fees, liquidation fees and other fees payable to the special servicer and, except as otherwise described above, workout fees otherwise payable to the special servicer for performing those duties. The special servicer will also be entitled to any default interest actually collected on the mortgage loans that is allocable to the period that the mortgage loan constituted a specially serviced mortgage loan and that is not allocable to cover interest on any advances made on the mortgage loan.

The master servicer and the special servicer will be required to pay their respective overhead and general and administrative expenses incurred as a result of servicing activities under the pooling and servicing agreement, including in the case of the master servicer, the fees of any sub-servicers retained by it. The master servicer and the special servicer will not be entitled to reimbursement for these expenses unless expressly provided in the pooling and servicing agreement.

As described in this prospectus supplement, the master servicer and the trustee are each entitled to receive interest at the reimbursement rate on advances. The master servicing fee includes the compensation of the trustee which will be withdrawn by the trustee from the distribution account. See ‘‘The Pooling and Servicing Agreements—Certificate Account’’ and ‘‘—Servicing Compensation and Payment of Expenses’’ in the prospectus and ‘‘Description of the Certificates—P&I and Servicing Advances’’ in this prospectus supplement.

Modifications, Waivers, Amendments and Consents

The master servicer or the special servicer, as applicable, may agree to any modification, waiver or amendment of any term of, forgive interest on and principal of, capitalize interest on, permit the release, addition or substitution of collateral securing, and permit the release of the borrower on or any guarantor of, any mortgage loan (other than with respect to the DDR/Macquarie Mervyn's Portfolio Loan and the Design Center of the Americas Loan) without the consent of the trustee or any certificateholder, subject, however, to each of the following limitations, conditions and restrictions:

(1)	with limited exceptions, the master servicer or the special servicer, as applicable, may not agree to any modification, waiver or amendment of any term of, or take any of the other actions described above on any mortgage loan that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or affect the obligation of the related borrower to pay a prepayment premium or permit a principal prepayment during the applicable lockout period or, in the master servicer’s or the special servicer’s, as applicable, good faith and reasonable judgment, would materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon, unless, in the master servicer’s or the special servicer’s, as applicable, judgment, a material default on the mortgage loan has occurred or a default in respect of payment on the mortgage loan is reasonably foreseeable, and the modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to certificateholders on a present value basis than would liquidation;

(2)	the master servicer or the special servicer, as applicable, may not extend the maturity of any mortgage loan beyond the date that five years before the distribution date in November 2045 which is the rated final distribution date;

(3)	the master servicer or the special servicer, as applicable, will not make or permit any modification, waiver or amendment of any term of, or take any of the other above-referenced actions on, any mortgage loan that would:

•	cause any trust REMIC to fail to qualify as a REMIC under the Code or, except as otherwise described under ‘‘—REO Properties’’ below, result in the imposition of any tax on ‘‘prohibited transactions’’ or ‘‘contributions’’ after the startup date of any of such REMICs under the REMIC Provisions, or

•	cause any mortgage loan to cease to be a ‘‘qualified mortgage’’ within the meaning of Section 860G(a)(3) of the Code; provided, that, the master servicer or special servicer, as applicable, will not be liable for decisions related to the status of a mortgage loan as a ‘‘qualified mortgage’’ that are made in reliance on opinions of tax counsel unless it would constitute bad faith or negligence to do so;

(4)	the master servicer or the special servicer, as applicable, will not permit any borrower to add or substitute any collateral for an outstanding mortgage loan, if the collateral constitutes real property, unless the master servicer or the special servicer, as applicable, has first determined in its good faith and reasonable judgment, based upon a Phase I environmental assessment and the additional environmental testing as the master servicer or the special servicer, as applicable, deems necessary and appropriate, that the additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present related to the new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws or regulations; and

(5)	with limited exceptions, the master servicer or special servicer, as applicable, may not release any collateral securing an outstanding mortgage loan; provided that:

•	the limitations, conditions and restrictions in clauses (1) through (4) above will not apply to any modification of any term of any mortgage loan that is required under the terms of the mortgage loan in effect on the settlement date or that is solely within the control of the related borrower, and

•	the master servicer or special servicer, as applicable, will not be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower, if in its reasonable and good faith judgment, opposition would not ultimately prevent the confirmation of the plan or a plan that is substantially similar.

Notwithstanding the foregoing, the master servicer will not be permitted to agree to any material modification unless (i) the master servicer has notified the special servicer of its approval of such material modification, and provided its written recommendation, analysis and any other information reasonably requested by the special servicer to the special servicer, (ii) the special servicer has approved such material modification and advised the majority certificateholder of the controlling class of the request for such approval and of the master servicer’s and its own approval of such material modification, and (iii) the majority certificateholder of the controlling class has also approved such material modification; provided, however, that the special servicer will be required to advise the majority certificateholder of the controlling class of its approval (if any) of such material modification within ten (10) business days of its receipt of the notice, its recommendation, analysis and any reasonably requested documents from the master servicer; and, provided, further, that if the majority certificateholder of the controlling class does not respond to or approve such recommendation within ten (10) business days of its receipt of the special servicer’s recommendation, and such other documents as the majority certificateholder of the controlling class may reasonably request, then the material modification will be deemed approved. Unless required by the related mortgage loan documents or the servicing standard, neither the master servicer nor the special servicer will be permitted to approve such material modification unless the related borrower has agreed to pay all fees and costs associated with such material modification (unless such condition has been waived by the majority certificateholder of the controlling class).

Notwithstanding anything in this section to the contrary, so long as the holder of the Seven Springs Village B Note retains its consultation and consent rights, the rights of the majority certificateholder of the controlling class set forth in this section will generally be exercised by the holder of the Seven Springs Village B Note as described in ‘‘Description of the Mortgage Pool—The Seven Springs Village Whole Loan—Rights of the Holder of the Seven Springs Village B Note—Consultation and Consent’’ and ‘‘Servicing of the Mortgage Loans—The Majority Certificateholder of the Controlling Class,’’ in this prospectus supplement.

Notwithstanding anything in this section to the contrary, so long as the holder of The Outlets at Hershey B Note retains its consultation and consent rights, certain of the rights of the majority certificateholder of the controlling class set forth in this section will be exercised by the holder of The Outlets at Hershey B Note as described in ‘‘Description of the Mortgage Pool—The Outlets at Hershey Whole Loan—Rights of the Holder of The Outlets at Hershey B Note—Consultation and Consent’’ and ‘‘Servicing of the Mortgage Loans—The Majority Certificateholder of the Controlling Class,’’ in this prospectus supplement.

Notwithstanding anything in this section to the contrary, unless a First National Bank Center Change of Control Event has occurred and is continuing with respect to the First National Bank Center Loan, the rights of the controlling class set forth in this section will generally be exercised by the Class FNB Representative as described under ‘‘Description of the Mortgage Pool—First National Bank Center Loan—Rights of the Class FNB Representative and the Majority Class FNB Certificateholders’’ in this prospectus supplement.

If the special servicer needs to take immediate action and cannot wait until all review periods set forth above expire, the special servicer shall decide in accordance with the servicing standard, what course of action to take.

Enforcement of the ARD Loans

The special servicer and any replacement special servicer may not take any enforcement action on the ARD loans for payment of excess interest or principal in excess of the principal component of the constant monthly payment, other than request for collection, until the maturity date of the ARD loans. The special servicer or replacement special servicer will nevertheless be obligated to direct the related borrower to establish a lockbox account under the provisions of the pooling and servicing agreement. If a borrower elects not to repay the principal due and outstanding on the ARD loans on its anticipated repayment date, the special servicer will notify the borrower of the increased rate, which may not exceed the related initial mortgage rate plus a percentage per annum specified in the related mortgage loan documents.

Sale of Defaulted Mortgage Loans

The pooling and servicing agreement grants to each of (a) the majority certificateholder of the controlling class (other than with respect to the DDR/Macquarie Mervyn's Portfolio Loan and the Design Center of the Americas Loan, except as described below) and (b) any mortgage loan seller with respect to the mortgage loans (other than with respect to the DDR/Macquarie Mervyn's Portfolio Loan and the Design Center of the Americas Loan, except as described below) it originated or purchased, in that order, an option to purchase from the trust any defaulted mortgage loan (subject to any purchase rights of the related mezzanine lender, if any) that is at least 60 days delinquent as to any monthly debt service payment (or such mortgage loan is a specially serviced mortgage loan and the related borrower is delinquent as to its balloon payment). The majority certificateholder of the controlling class will have the exclusive right to exercise its option for 60 days, and then the applicable mortgage loan seller will have the exclusive right to exercise its option for the following 30 days, after which the majority certificateholder of the controlling class will again have the exclusive right to exercise its option. The option purchase price for a defaulted mortgage loan (other than with respect to the DDR/Macquarie Mervyn's Portfolio Loan and the Design Center of the

Americas Loan, except as described below) will equal the fair value of such mortgage loan, as determined by the special servicer, provided that no mortgage loan seller may exercise its option to purchase the defaulted mortgage loan at a price other than an amount equal to its outstanding principal balance, plus accrued and unpaid interest therein without the consent of the majority certificateholder of the controlling class. The special servicer is required to recalculate the fair value of such defaulted mortgage loan if there has been a material change in circumstances or the special servicer has received new information that has a material effect on value (or otherwise if the time since the last valuation exceeds 60 days). If the option is exercised by the majority certificateholder of the controlling class, the applicable mortgage loan seller or any of their affiliates, then, prior to the exercise of the option, the trustee will be required to verify that the option purchase price is a fair price. In making such verification, the trustee, in accordance with the pooling and servicing agreement, will be entitled to rely on an appraisal of the mortgaged property.

Subject to certain conditions specified in the pooling and servicing agreement, the option is assignable to a third party by its holder, and upon such assignment, the third party assignee will have all the rights granted to the original holder of the option. The option will automatically terminate, and will no longer be exercisable, if the mortgage loan to which it relates is no longer delinquent, because the defaulted mortgage loan has (i) become a rehabilitated mortgage loan, (ii) been subject to a workout arrangement or (iii) been foreclosed upon or otherwise resolved (including by a full or discounted pay-off). See also ‘‘The Pooling and Servicing Agreements—Realization Upon Defaulted Mortgage Loans’’ in the prospectus.

The fair value option described above will not apply to the DDR/Macquarie Mervyn's Portfolio Loan or the Design Center of the Americas Loan, except as provided below.

With respect to the DDR/Macquarie Mervyn's Portfolio Loan and the Design Center of the Americas Loan, if the DDR/Macquarie Mervyn's Portfolio Companion Loans and the Design Center of the Americas Companion Loan owned by the GE 2005-C4 Trust are subject to a fair value purchase option, then the majority certificateholder of the controlling class under the pooling and servicing agreement will be entitled to purchase the DDR/Macquarie Mervyn's Portfolio Loan and the Design Center of the Americas Loan from the trust at the purchase price determined by the GE 2005-C4 Special Servicer in accordance with the GE 20005-C4 Pooling and Servicing Agreement.

Notwithstanding the foregoing, in the case of the First National Bank Center Loan, the Majority Class FNB certificateholders will have the right to purchase the First National Bank Center Loan as described under ‘‘Description of the Mortgage Pool—The First National Bank Center Loan—Rights of the Class FNB Representative and the Majority Class FNB Certificateholders’’ above.

REO Properties

The special servicer will be obligated to or may contract with a third party to operate and manage any mortgaged property acquired as an REO property in a manner that would, in its good faith and reasonable judgment and to the extent commercially feasible, maximize the trust’s net after-tax proceeds from the REO property. After the special servicer reviews the operation of the REO property and consults with the trustee to determine the trust’s federal income tax reporting position for income it is anticipated that the trust would derive from the property, the special servicer could determine that it would not be commercially feasible to manage and operate the property in a manner that would avoid the imposition of a tax on ‘‘net income from foreclosure property’’ within the meaning of the REMIC provisions or a tax on ‘‘prohibited transactions’’ under Section 860F of the Code—either tax referred to in this prospectus supplement as an REO tax.

To the extent that income the trust receives from an REO property is subject to a tax on (1) ‘‘net income from foreclosure property,’’ that income would be subject to federal tax at the highest marginal corporate tax rate and (2) ‘‘prohibited transactions,’’ that income would be subject to federal tax at a 100% rate. The determination as to whether income from an REO property would be subject to an REO tax will depend on the specific facts and circumstances relating to the management and operation of each REO property.

Generally, income from an REO property that is directly operated by the special servicer would be apportioned and classified as ‘‘service’’ or ‘‘non-service’’ income. The ‘‘service’’ portion of that income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate on ‘‘prohibited transactions,’’ and the ‘‘non-service’’ portion of that income could be subject to federal tax at the highest marginal corporate tax rate or, although it would appear unlikely, at the 100% rate applicable to ‘‘prohibited transactions.’’ Any REO tax imposed on the trust’s income from an REO property would reduce the amount available for distribution to certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO taxes resulting from the operation of commercial REO properties by REMICs. The special servicer will be required to sell any REO property acquired on behalf of the trust (and, with respect to any REO property related to the James Center Whole Loan, the Seven Springs Village Whole Loan or The Outlets at Hershey Whole Loan, the trust and/or the holders of the James Center Companion Loan, the Seven Springs Village B Note or The Outlets at Hershey B Note, as applicable) within the time period and in the manner described under ‘‘The Pooling and Servicing Agreements—Realization Upon Defaulted Mortgage Loans’’ in the prospectus.

The special servicer will establish and maintain one or more eligible REO accounts, to be held on behalf of the trustee (and, with respect to any REO property related to the James Center Whole Loan, the Seven Springs Village Whole Loan or The Outlets at Hershey Whole Loan, the trust and the holders of the James Center Companion Loan, the Seven Springs Village B Note or The Outlets at Hershey B Note, as applicable) in trust for the benefit of the certificateholders, for the retention of revenues, net liquidation proceeds, other than excess liquidation proceeds, and insurance proceeds derived from each REO property. The special servicer will use the funds in the REO account that relate to an REO property to pay for the proper operation, management, maintenance, disposition and liquidation of such REO property. If amounts in the REO account in respect of any REO property are insufficient to make those payments, the special servicer will request that the master servicer make a servicing advance to cover any insufficiency, unless it determines the servicing advance would be nonrecoverable.

Within one business day following the end of each collection period, the special servicer will remit to the master servicer for deposit all amounts collected or received for each REO property during the collection period, net of any amounts withdrawn to make any permitted disbursements, to the certificate account. The special servicer, however, may retain permitted reserves in the REO account.

Inspections; Collection of Operating Information

The master servicer is required to or may contract with a third party to perform physical inspections of each mortgaged property at least once every two years or, if the related mortgage loan has a then-current balance greater than $2,000,000, at least once every year. In addition, the special servicer, subject to statutory limitations or limitations in the related loan documents, is required to perform a physical inspection of each mortgaged property as soon as practicable after such mortgage loan has become a specially serviced mortgage loan. The master servicer or special servicer, as applicable, will be required to prepare or cause to be prepared a written report of each inspection performed that describes the condition of the mortgaged property.

For each mortgage loan that requires the borrower to deliver operating statements for the related mortgaged property, the master servicer or special servicer, as applicable, will also make reasonable efforts to collect and review those statements. However, any operating statements required to be delivered may not in fact be delivered, and the master servicer or special servicer, as applicable, is not likely to have any practical means of compelling delivery if the mortgage loan is not in default.

Custodial Responsibilities for Mortgage Loans

Neither the master servicer nor the special servicer will have custodial responsibility for the mortgage loans. The trustee will act as custodian for the mortgage loans. See ‘‘Description of the Mortgage Pool—Assignment of the Mortgage Loans; Repurchases and Substitutions’’.

Evidence as to Compliance

The pooling and servicing agreement will contain a requirement that on or before March 15 in any year with respect to which the depositor will be filing Exchange Act reports, beginning on March 15, 2007, certain servicers and a firm of independent public accountants with respect to each such servicer shall provide a report on assessment of compliance with servicing criteria as required by law so long as required under the Securities Exchange Act of 1934.

The pooling and servicing agreement will also provide that, on or before March 15 in each year beginning on March 15, 2007, each of (i) the master servicer, (ii) each servicer that is affiliated with the master servicer and (iii) each servicer that is unaffiliated with the master servicer and that services 10% or more of the mortgage loans will deliver to the trustee a servicer compliance statement which will be signed by one of its officers and will provide that

•	a review of the servicer’s activities during the relevant annual period and of its performance under the applicable servicing agreement has been made under such officer’s supervision; and

•	to the best of such officer’s knowledge, based upon such review, the servicer has fulfilled all of its obligations under the agreement in all material respects throughout the annual period.

If, however, there has been a material default in the fulfillment of any of its obligations, the statement will specify each known default and the nature and status of the default.

THE POOLING AND SERVICING AGREEMENT

The certificates will be issued under the pooling and servicing agreement. The parties to the pooling and servicing agreement are the depositor, the master servicer, the special servicer and the trustee. Under the pooling and servicing agreement, there will be established a certificate account and a distribution account. On each master servicer remittance date or distribution date, the master servicer or the trustee may make withdrawals from the certificate account or the distribution account, as applicable, for any of the following purposes:

(i)	to remit to the trustee for deposit in the distribution account for distributions to the certificateholders on each distribution date;

(ii)	to pay the special servicer out of general collections, on the mortgage loans and any related REO loans, earned and unpaid special servicing fees in respect of any mortgage loan that is a specially serviced mortgage loan or REO loan and to pay the special servicer earned and unpaid workout fees and liquidation fees, as applicable, from the sources and to the extent described in ‘‘Servicing of the Mortgage Loans—Servicing and Other Compensation and Payment of Expenses’’ in this prospectus supplement;

(iii)	to pay the master servicer any master servicing fees in respect of each mortgage loan and each REO loan; provided, such payments are to be made out of payments and other collections of interest on the related mortgage loans as to which such fees were earned;

(iv)	to reimburse the master servicer or the trustee, as applicable, for unreimbursed advances made by it with respect to mortgage loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent late payments collected on the particular mortgage loans, liquidation proceeds, condemnation proceeds and insurance proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which such advances were made in each case, if applicable, or if in the judgment of the master servicer or the trustee, as applicable, such advances will not be recoverable from such amounts, such reimbursement to be made from amounts collected on other mortgage loans (subject to certain limitations regarding workout-delayed reimbursement amounts as described in ‘‘Description of the Certificates—P&I and Servicing Advances’’ in this prospectus supplement);

(v)	to pay the master servicer or the trustee, as applicable, interest accrued on the advances described in clause (iv) above incurred by it while such remain outstanding and unreimbursed, first, by application of any penalty charges received on the mortgage loan as to which the advance was made, and then, at or following the time the master servicer or the trustee is reimbursed for such advance, by application of collections on any of the mortgage loans and related properties;

(vi)	to pay for costs and expenses incurred for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such mortgaged properties, as described under ‘‘—Realization Upon Defaulted Mortgage Loans’’;

(vii)	to reimburse the master servicer, the special servicer, the depositor, the trustee or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs, indemnities and liabilities incurred thereby, as and to the extent described in this prospectus supplement under ‘‘The Pooling and Servicing Agreement—Certain Matters Regarding the Master Servicer, the Special Servicer and the Depositor’’ and in the prospectus under ‘‘The Pooling and Servicing Agreement—Matters Regarding the Trustee’’;

(viii)	to pay the portion of the fees of the trustee attributable to the mortgage loan;

(ix)	to pay the master servicer or the trustee, as applicable, interest and investment income earned in respect of amounts held in the certificate account or the distribution account as additional compensation;

(x)	to pay as additional compensation (x) to the master servicer any penalty charges collected on a mortgage loan that is not a specially serviced mortgage loans and (y) to the special servicer any penalty charges collected on a specially serviced mortgage loan or related REO property, but in each case only to the extent not otherwise allocable to cover advance interest in respect of the related mortgage loan;

(xi)	to pay any servicing expenses not otherwise required to be advanced by the master servicer;

(xii)	to pay any federal, state or local taxes imposed on the trust or its assets or transactions, as and to the extent described under ‘‘Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Residual Certificates—Prohibited Transactions Tax and Other Taxes’’ in the prospectus;

(xiii)	to pay for the cost of various opinions of counsel obtained pursuant to the pooling and servicing agreement for the benefit of certificateholders;

(xiv)	to make any other withdrawals permitted by the pooling and servicing agreement; and

(xv)	to clear and terminate the certificate account and distribution account upon the termination of the trust;

provided that amounts otherwise payable with respect to the Class FNB certificates will not be available to cover additional trust expenses attributable to any underlying mortgage loan other than the First National Bank Center Loan.

Realization Upon Defaulted Mortgage Loans

If a default on a mortgage loan (other than the DDR/Macquarie Mervyn's Portfolio Loan and the Design Center of the Americas Loan) has occurred and, in the special servicer’s judgment, no satisfactory arrangement can be made for collection of the delinquent payments, the special servicer, on behalf of the trust (and, with respect to the James Center Whole Loan, the Seven Springs Village Whole Loan and The Outlets at Hershey Whole Loan, the trust and the holders of the James Center Companion Loan, the Seven Springs Village B Note and The Outlets at Hershey B Note, as applicable), and subject to the approval of the majority certificateholder of the controlling class (or in certain cases, the holder of the Seven Springs Village B Note, the Class FNB Representative, or the holder of The Outlets at Hershey B Note as described below), and with respect to the First National Bank Center Loan, the consent of the Majority Class FNB certificateholders, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise. The special servicer may not, however, acquire title to any mortgaged property, have a receiver of rents appointed with respect to any mortgaged property or take any other action with respect to any mortgaged property that would cause the trustee, for the benefit of the certificateholders (and, with respect to the James Center Whole Loan, the Seven Springs Village Whole Loan and The Outlets at Hershey Whole Loan, the trust and the holders of the James Center Companion Loan, the Seven Springs Village B Note and The Outlets at Hershey B Note, as applicable), or any other specified person to be considered to hold title to, to be a ‘‘mortgagee-in-possession’’ of, or to be an ‘‘owner’’ or an ‘‘operator’’ of such mortgaged property within the meaning of certain federal environmental laws, unless the special servicer has previously received a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust, and either:

(i)	such report indicates that (a) the mortgaged property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

(ii)	the special servicer, based solely, as to environmental matters and related costs, on the information set forth in such report, determines that taking such actions as are necessary to bring the mortgaged property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (i)(b) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, rather than not taking such actions. See ‘‘Legal Aspects of Mortgage Loans—Environmental Considerations’’ in the prospectus.

If the environmental testing contemplated above establishes that either of the conditions set forth in clauses (i) and (ii) above has not been satisfied with respect to any mortgaged property securing a defaulted mortgage loan, then the special servicer will take such action as it deems to be in the best economic interest of the trust (and, with respect to the mortgaged property related to the James Center Whole Loan, the Seven Springs Village Whole Loan and The Outlets at Hershey Whole Loan, the holders of the James Center Companion Loan, the Seven Springs Village B Note or The Outlets at Hershey B Note, as applicable) and will be authorized at such time as it deems appropriate to release all or a portion of such mortgaged property from the lien of the related mortgage. Upon notice to the master servicer of the necessity to take such actions, any expenditure associated with such actions taken will be paid by the master servicer as a servicing advance unless such expenditure would constitute a nonrecoverable advance. The special servicer will not be obligated to take such action or not take such action unless such person agrees to indemnify the special servicer with respect to such action or inaction, and neither the trustee nor the special servicer will be obligated to take such action or not take such action at the direction of the certificateholders unless the certificateholders agree to indemnify the trustee and the special servicer, as the case may be, with respect to such action or inaction. The special servicer will not take any action or refrain from taking any action at the direction of any person if to do so would not be in accordance with the servicing standard.

If title to any mortgaged property is acquired by the trust, the special servicer, on behalf of the trust (and, with respect to the mortgaged property related to the James Center Whole Loan, the Seven Springs Village Whole Loan or The Outlets at Hershey Whole Loan, the holders of the James Center Companion Loan, the Seven Springs Village B Note or The Outlets at Hershey B Note, as applicable), and subject to the approval of the majority certificateholder of the controlling class (or in certain cases, the holder of the Seven Springs Village B Note, the Class FNB Representative or the holder of The Outlets at Hershey B Note as described below), will be required to sell the mortgaged property within three full years after the taxable year of acquisition or such longer period as may be permissible under applicable REMIC provisions in effect from time to time, unless (i) the IRS grants an extension of time to sell such property or (ii) the trustee receives an opinion of independent counsel to the effect that the holding of an interest in the property by the trust, for longer than such period will not result in the imposition of a tax on the trust or cause the trust to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, the special servicer will generally be required to attempt to sell any mortgaged property so acquired on the same terms and conditions it would if it were the owner. The special servicer will also be required to ensure that the mortgaged property is administered so that it constitutes ‘‘foreclosure property’’ within the meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by the trust of any income from non-permitted assets as described in Code Section 860F(a)(2)(B), and that, unless otherwise in the best interest of the trust, the trust does not derive any ‘‘net income from foreclosure property’’ within the meaning of Code Section 860G(c)(2), with respect to such property. If the trust acquires title to any mortgaged property, the special servicer, on behalf of the trust, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage such mortgaged property as required under the pooling and servicing agreement.

If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses and fees incurred by the master servicer and/or special servicer in connection with such mortgage loan, then the trust will realize a loss in the amount of such shortfall which will be borne by the trust. See ‘‘Description of the Certificates—Subordination; Allocation of Losses and Expenses’’. The master servicer and/or special servicer will be entitled to reimbursement out of the liquidation proceeds recovered on any defaulted mortgage loan, prior to the distribution of such liquidation proceeds to certificateholders and, of amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. In addition, amounts otherwise distributable on the certificates may be further reduced by interest payable to the master servicer and/or special servicer on such servicing expenses and advances.

If any mortgaged property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the master servicer will not be required to expend its own funds to effect such restoration unless the special servicer and/or master servicer determines (i) that such restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the special servicer and/or master servicer for its expenses and interest thereon and (ii) that such expenses will be recoverable from related insurance proceeds, condemnation proceeds and liquidation proceeds.

Notwithstanding anything in this section to the contrary, so long as the holder of the Seven Springs Village B Note or The Outlets at Hershey B Note, as applicable, retains its respective consultation and consent rights, the rights of the majority certificateholder of the controlling class set forth in this section will generally be exercised by the holder of the Seven Springs Village B Note or The Outlets at Hershey B Note, as described under ‘‘Description of the Mortgage Pool—Rights of the Holder of the Seven Springs Village B Note—Consultation and Consent’’ and ‘‘—Rights of the Holder of The Outlets at Hershey B Note—Consultation and Consent’’ above.

Notwithstanding anything in this section to the contrary, unless a First National Bank Center Change of Control Event has occurred and is continuing with respect to the First National Bank Center Loan, the rights of the majority certificateholder of the controlling class set forth in this section will generally be exercised by the Class FNB Representative as described under ‘‘Description of the Mortgage Pool—The First National Bank Center Loan—Rights of the Class FNB Representative and the Majority Class FNB Certificateholders’’ in this prospectus supplement.

Due-on-Sale and Due-on-Encumbrance Provisions

All of the mortgage loans contain due-on-sale and due-on-encumbrance clauses that, with limited exceptions, entitle the lender to accelerate payment of the mortgage loan upon any sale or other transfer or encumbrance of the related mortgaged property made without the lender’s consent, other than as permitted under the mortgage loan documents. Except with respect to the DDR/Macquarie Mervyn's Portfolio Loan and the Design Center of the Americas Loan, the master servicer or the special servicer, as applicable, will determine whether to exercise any right the trust, if any, may have under any such provision in a manner consistent with the master servicer’s or the special servicer’s, as applicable, normal servicing procedures. The master servicer or the special servicer, as applicable, will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property as set forth in the pooling and servicing agreement. See ‘‘Legal Aspects of Mortgage Loans— Due-on-Sale and Due-on-Encumbrance’’ in the prospectus and ‘‘Description of the Mortgage Pool—Due-on-Sale and Due-on-Encumbrance Provisions’’ in this prospectus supplement. Notwithstanding the foregoing, the master servicer will not be permitted to waive its right to exercise such rights with respect to any such mortgage loan, unless

(i) the master servicer has notified the special servicer of such waiver, (ii) the master servicer has submitted its written recommendation and analysis to the special servicer, (iii) the master servicer has submitted to the special servicer the documents within the possession or control of the master servicer that are reasonably requested by the special servicer, (iv) the special servicer has approved such waiver and notified the majority certificateholder of the controlling class of the request for the waiver and of the master servicer’s and its own approval and (v) the majority certificateholder of the controlling class (or, with respect to the Seven Springs Village Loan, so long as the holder of the Seven Springs Village B Note retains its respective consultation and consent rights as described in ‘‘Description of the Mortgage Pool—The Seven Springs Village Whole Loan—Rights of the Holder of the Seven Springs Village B Note—Consultation and Consent,’’ the holder of the Seven Springs Village B Note, or with respect to the First National Bank Center Loan, unless a First National Bank Center Change of Control Event has occurred and is continuing, the Class FNB Representative) has informed the special servicer that it has approved such waiver; provided, however, that if the majority certificateholder of the controlling class fails to respond within five (5) business days following receipt of the special servicer’s recommendation, and such other documents as such majority certificateholder may reasonably request, then the waiver will be deemed approved.

Certain Matters Regarding The Master Servicer, The Special Servicer And The Depositor

The master servicer and the special servicer each is an affiliate of the depositor and has other normal business relationships with the depositor or the depositor’s affiliates. The pooling and servicing agreement provides that each of the master servicer and the special servicer may not resign from its respective obligations and duties thereunder except upon a determination that performance of such duties is no longer permissible under applicable law or except in connection with a permitted transfer of servicing. No such resignation will become effective until the trustee or a successor has assumed the master servicer’s or the special servicer’s (as applicable) obligations and duties under the pooling and servicing agreement. The pooling and servicing agreement will also provide that, except as set forth below, none of the master servicer, the special servicer or the depositor, or any director, officer, employee or agent of the master servicer, the special servicer or the depositor will be under any liability to the trust or the certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the pooling and servicing agreement, or for errors in judgment; provided, however, that none of the master servicer, the special servicer, the depositor or any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties thereunder. The pooling and servicing agreement further provides that the master servicer, the special servicer, the depositor and any director, officer, employee or agent of the master servicer, the special servicer or the depositor is entitled to indemnification for certain losses, liability and expenses from amounts otherwise distributable in respect of the mortgage loans, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of their respective duties thereunder or by negligent disregard of obligations and duties thereunder.

Such indemnification will survive any termination, resignation or removal of the master servicer or special servicer under the pooling and servicing agreement. In addition, the pooling and servicing agreement provides that none of the master servicer, the special servicer or the depositor will be under any obligation to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the pooling and servicing agreement and that in its opinion, may involve it in any expense or liability. The master servicer, the special servicer or the depositor may, however, in its discretion undertake any such action that it may deem necessary or desirable with respect to the pooling and servicing agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities payable from the trust to the master servicer, the special servicer or the depositor, as the case may be.

The pooling and servicing agreement will also provide that the GE 2005-C4 Master Servicer, the GE 2005-C4 Special Servicer, the related trustee under the GE 2005-C4 Pooling and Servicing Agreement, and any director, officer, employee or agent of any of them will be entitled to indemnification by the trust fund and held harmless against the trust’s pro rata share of any liability or expense incurred in connection with any legal action or claim that relates to the DDR/Macquarie Mervyn's Portfolio Whole Loan and the Design Center of the Americas Whole Loan under the GE 2005-C4 Pooling and Servicing Agreement or under the pooling and servicing agreement or any pooling and servicing agreement related to a securitization that holds a DDR/Macquarie Mervyn's Portfolio Companion Loan or a Design Center of the Americas Companion Loan; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties or by reason of negligent disregard of obligations or duties under the GE 2005-C4 Pooling and Servicing Agreement.

Any person into which the master servicer, the special servicer or the depositor may be merged or consolidated, any person resulting from any merger or consolidation to which the depositor, the master servicer or the special servicer, as applicable, is a party or any person succeeding to the business of the master servicer, the depositor or the special servicer, as applicable, will be the successor of the master servicer, the depositor or the special servicer, as applicable, under the pooling and servicing agreement, provided that,

•	with respect to the master servicer, such person is qualified to service mortgage loans on behalf of FNMA or FHLMC, and

•	such merger, consolidation or succession does not adversely affect the then current ratings of the classes of certificates that have been rated.

In addition, notwithstanding the prohibition on its resignation, each of the master servicer and the special servicer may assign its rights under the pooling and servicing agreement to any person to whom the master servicer or the special servicer, as applicable, is transferring a substantial portion of its mortgage servicing portfolio, provided the two bullet points above are satisfied. In the case of any such assignment, the master servicer or the special servicer, as applicable, will be released from its obligations under the pooling and servicing agreement, other than liabilities and obligations incurred by it prior to the time of such assignment.

Events of Default

Under the pooling and servicing agreement, the following events will constitute events of default with respect to the master servicer or the special servicer, as the case may be:

(1)	any failure by the master servicer or the special servicer to make a required deposit, or remit for deposit, to the certificate account or any failure by the master servicer to deposit amounts to which any holder of a companion loan is entitled to the applicable custodial account which continues unremedied for one business day following the date on which such deposit was first required to be made, or any failure by the master servicer to deposit into, or to remit to the trustee for deposit into, the distribution account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. (New York City time) on the relevant distribution date; or

(2)	any failure by the master servicer to timely make any servicing advance required to be made by the master servicer which continues unremedied for a period ending on the earlier of (i) fifteen (15) days following the date such servicing advance was first required to be made, and (ii) either, if applicable, (a) in the case of a servicing advance relating to the payment of insurance premiums, the day on which such insurance coverage terminates if such premiums are not paid or (b) in the case of a servicing advance relating to the payment of real estate taxes, the date of the commencement of a foreclosure action with respect to the failure to make such payment; or

(3)	any failure on the part of the master servicer or the special servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the master servicer or the special servicer contained in the pooling and servicing agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the master servicer or the special servicer, as the case may be, by the trustee, the depositor or the holders of certificates entitled to not less than 25% of the voting rights; provided, however, that if such covenant or agreement is capable of being cured and the master servicer or special servicer, as applicable, is diligently pursuing such cure, such 30-day period will be extended for an additional 30 days; or

(4)	any breach on the part of the master servicer or the special servicer of any representation or warranty contained in the pooling and servicing agreement which materially and adversely affects the interests of any class of certificateholders and which continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, is given to the master servicer or the special servicer by the trustee or the depositor, or to the master servicer or the special servicer, as the case may be, by the holders of certificates entitled to not less than 25% of the voting rights; provided, however, if such breach is capable of being cured and the master servicer or special servicer, as applicable, is diligently pursuing such cure, such 30-day period will be extended for an additional 30 days; or

(5)	the trustee shall have received written notice from Fitch that the continuation of the master servicer or the special servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch to any class of certificates; or

(6)	the master servicer or the special servicer, as the case may be, is removed from Standard & Poor’s Select Servicer List as a U.S. Commercial Mortgage Master Servicer or U.S. Commercial Mortgage Special Servicer, as the case may be, and the ratings of any of the certificates by Standard & Poor’s are downgraded, qualified or withdrawn (including, without limitation, placed on ‘‘negative credit watch’’) in connection with such removal and the master servicer or the special servicer is not reinstated to such status on such list within 30 days.

DESCRIPTION OF THE CERTIFICATES

The certificates will be issued under the pooling and servicing agreement and will represent in the aggregate the entire beneficial ownership interest in the trust consisting of:

(1)	the mortgage loans and all payments under and proceeds of the mortgage loans received after the applicable cut-off date for that mortgage loan, exclusive of payments of principal and interest due on or before the applicable cut-off date for that mortgage loan;

(2)	any mortgaged property acquired on behalf of the certificateholders through foreclosure, deed in lieu of foreclosure or otherwise (upon acquisition, called an REO property);

(3)	the funds or assets that are deposited in the certificate account, any REO account and the interest reserve account;

(4)	the rights of the mortgagee under all insurance policies relating to the mortgage loans; and

(5)	rights of the depositor under the mortgage loan purchase agreements relating to mortgage loan document delivery requirements and the representations and warranties of the sellers regarding the mortgage loans.

Notwithstanding the foregoing, the Class FNB certificates will represent interests solely in the First National Bank Center Junior Portion and the Class S certificates will represent solely the right to certain excess interest on the ARD loans.

Denominations

The trust will offer the offered certificates in minimum denominations of $25,000 and multiples of $1 in excess thereof.

Each class of offered certificates will initially be represented by one or more global certificates registered in the name of the nominee of DTC. The depositor has been informed by DTC that DTC’s nominee initially will be Cede & Co. No certificate owner will be entitled to receive a definitive certificate representing its interest in a class of offered certificates, except as described below under ‘‘—Book-Entry Registration of the Offered Certificates—Definitive Certificates.’’

Unless and until definitive certificates are issued in respect of any class of offered certificates, all references to actions by holders of the offered certificates will refer to actions taken by DTC upon instructions received from the related certificate owners through its participants, and all references in this prospectus supplement to payments, notices, reports and statements to holders of the offered certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the offered certificates, for distribution to the related certificate owners through its participants under DTC’s procedures. Until definitive certificates are issued for any class of offered certificates, interests in those certificates will be transferred on the book-entry records of DTC and its participants. The certificate owners may hold their certificates through DTC, in the United States, or Clearstream International S.A. or Euroclear Bank S.A./N.V., as operator of the Euroclear system, in Europe, through participants in the systems, or indirectly through organizations which are participants in the systems. See ‘‘Description of the Certificates—Book-Entry Registration and Definitive Certificates’’ in the prospectus.

Book-Entry Registration of the Offered Certificates

The offered certificates are expected to be available only in book-entry form through the facilities of The Depository Trust Company in the United States or through Clearstream or Euroclear in Europe.

Certificate owners that are not direct or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the offered certificates may do so only through direct and indirect participants. In addition, certificate owners will receive all payments on their offered certificates from the trustee through DTC and its direct and indirect participants. Accordingly, certificate owners may experience delays in their receipt of payments. Unless definitive certificates are issued for any class, the only registered certificateholder of the offered certificates will be Cede & Co., as nominee of DTC. Certificate owners will not be recognized by the trustee, the master servicer or the special servicer as certificateholders. Except under the limited circumstances described in this prospectus supplement, certificate owners will be permitted to receive information furnished to certificateholders and to exercise the rights of certificateholders only indirectly through DTC and its direct and indirect participants.

Under the rules, regulations and procedures regarding DTC and its operations, DTC is required to make book-entry transfers of the offered certificates among participants and to receive and transmit payments on the offered certificates. Direct and indirect participants similarly are required to make book-entry transfers and receive and transmit payments on behalf of their respective certificate owners. Although certificate owners will not hold physical certificates evidencing their interests in the offered certificates, the DTC rules, regulations and procedures provide a mechanism by which certificate owners, through their direct and indirect participants, will receive payments and will be able to transfer their interests in the offered certificates.

None of the master servicer, the special servicer, the trustee or the depositor will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the offered certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to their beneficial ownership interest.

Euroclear and Clearstream

The offered certificates will be initially issued to investors through the book-entry facilities of DTC, or Clearstream or Euroclear in Europe if the investors are participants of those systems, or indirectly through organizations that are participants in the systems. For any of the offered certificates, the record holder will be DTC’s nominee. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories. The depositories, in turn, will hold positions in customers’ securities accounts in the depositories’ names on the books of DTC.

Because of time zone differences, the securities account of a Clearstream or Euroclear participant as a result of a transaction with a participant, other than a depositary holding on behalf of Clearstream or Euroclear, will be credited during the securities settlement processing day, which must be a business day for Clearstream or Euroclear, as the case may be, immediately following the DTC settlement date. These credits or any transactions in the securities settled during the processing will be reported to the relevant Euroclear participant or Clearstream participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC Participant, other than the depository for Clearstream or Euroclear, will be received with value on the DTC settlement date, but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream participants or Euroclear participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositories; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in the system in accordance with its rules and procedures and within its established deadlines in European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants or Euroclear participants may not deliver instructions directly to the depositories.

Clearstream, as a professional depository, holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute.

Euroclear was created to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The operator of Euroclear is Euroclear Bank S.A./N.V. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the clearance cooperative. The clearance cooperative establishes policies for Euroclear on behalf of Euroclear’s participants. Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear system and applicable

Belgian law. The terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments for securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

Distributions in respect of the offered certificates will be forwarded by the trustee to DTC, and DTC will be responsible for forwarding those payments to participants, each of which will be responsible for disbursing payments to the certificate owners it represents or, if applicable, to indirect participants. Accordingly, certificate owners may experience delays in the receipt of payments in respect of their certificates. Under DTC’s procedures, DTC will take actions permitted to be taken by holders of any class of offered certificates under the pooling and servicing agreement only at the direction of one or more participants to whose account the offered certificates are credited and whose aggregate holdings represent no less than any minimum amount of percentage interests or voting rights required therefor. DTC may take conflicting actions as to any action of certificateholders of any class to the extent that participants authorize the actions. None of the depositor, the trustee or any of their respective affiliates will have any liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the offered certificates or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

Certificate owners will not be recognized by the trustee, the master servicer or the special servicer as certificateholders, as that term is used in the pooling and servicing agreement. Certificate owners that provide the trustee with a certification acceptable to the trustee stating that the person requesting the information is a certificate owner will be permitted to request and receive information furnished to certificateholders by the trustee.

DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of the offered certificates among participants of DTC, Clearstream and Euroclear, but are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time. See Annex D to this prospectus supplement.

Definitive Certificates

Definitive certificates will be issued to certificate owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions described in the prospectus under ‘‘Description of the Certificates—Book-Entry Registration and Definitive Certificates.’’

Upon the occurrence of an event described in the prospectus in the last paragraph under ‘‘Description of the Certificates—Book-Entry Registration and Definitive Certificates,’’ the trustee is required to notify, through DTC, direct participants who have ownership of offered certificates as indicated on the records of DTC of the availability of definitive certificates with respect thereto. Upon surrender by DTC of the physical certificates registered in the name of its nominee and representing the offered certificates and upon receipt of instructions from DTC for re-registration, the trustee will reissue the respective classes of offered certificates as definitive certificates issued in the respective principal or notional amounts owned by individual certificate owners of each affected class, and thereafter the trustee, the master servicer and the special servicer will recognize the holders of the definitive certificates as certificateholders.

For additional information regarding DTC and certificates maintained on the book-entry records thereof, see ‘‘Description of the Certificates—Book-Entry Registration and Definitive Certificates’’ in the prospectus.

Certificate Balances and Notional Amounts

On each distribution date, the certificate balance of each class of certificates with a certificate principal balance will be reduced by any distributions of principal actually made to that class of certificates on that distribution date. The certificate balances will be further reduced by any realized losses and additional trust expenses allocated to that class of certificates on that distribution date.

The Class X certificates will not have a certificate balance, but instead will represent the right to receive distributions of interest accrued on a notional principal amount. The notional amount of the Class X certificates will, in general, be equal to the aggregate certificate balances of the classes of principal balance certificates outstanding from time to time (other than the Class FNB certificates). The notional amount of the Class X certificates will, in general, be reduced on each distribution date by any distributions of principal actually made on, and any realized losses and additional trust expenses actually allocated to, each class of principal balance certificates (other than the Class FNB certificates). The notional amount of the Class X certificates is used solely for the purpose of determining the amount of interest to be distributed on such certificates and does not represent the right to receive any distributions of principal.

The notional amount of the Class XC certificates will equal the aggregate certificate balances of the Class A-1, Class A-1A, Class A-2, Class A-3, Class A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class Q certificates outstanding from time to time. The total initial notional amount of the Class XC certificates will be approximately $1,718,780,989 although it may be as much as 5% larger or smaller.

The notional amount of the Class XP certificates will equal:

•	during the period following the initial issuance of the certificates through and including the distribution date in , the sum of (a) the lesser of $ and the certificate balance of the Class certificates outstanding from time to time, (b) the lesser of $ and the certificate balance of the Class certificates outstanding from time to time and (c) the aggregate certificate balances of the Class certificates outstanding from time to time;

•	during the period from and including the distribution date in through and including the distribution date in , the sum of (a) the lesser of $ and the certificate balance of the Class certificates outstanding from time to time, (b) the lesser of $ and the certificate balance of the Class certificates outstanding from time to time and (c) the aggregate certificate balances of the Class certificates outstanding from time to time;

•	during the period from and including the distribution date in through and including the distribution date in , the sum of (a) the lesser of $ and the certificate balance of the Class certificates outstanding from time to time, (b) the lesser of $ and the certificate balance of the Class certificates outstanding from time to time and (c) the aggregate certificate balances of the Class certificates outstanding from time to time;

•	during the period from and including the distribution date in through and including the distribution date in , the sum of (a) the lesser of $ and the certificate balance of the Class certificates outstanding from time to time, (b) the lesser of $ and the certificate balance of the Class certificates outstanding from time to time, (c) the aggregate certificate balances of the Class certificates outstanding from time to time and (d) the lesser of $ and the certificate balance of the Class certificates outstanding from time to time;

•	during the period from and including the distribution date in through and including the distribution date in , the sum of (a) the lesser of $ and the certificate balance of the Class certificates outstanding from time to time, (b) the lesser of $ and the certificate balance of the Class certificates outstanding from time to time, (c) the aggregate certificate balances of the Class certificates outstanding from time to time and (d) the lesser of $ and the certificate balance of the Class certificates outstanding from time to time;

•	during the period from and including the distribution date in through and including the distribution date in , the sum of (a) the lesser of $ and the certificate balance of the Class certificates outstanding from time to time, (b) the lesser of $ and the certificate balance of the Class certificates outstanding from time to time, (c) the aggregate certificate balances of the Class certificates outstanding from time to time and (d) the lesser of $ and the certificate balance of the Class certificates outstanding from time to time;

•	during the period from and including the distribution date in through and including the distribution date in , the sum of (a) the lesser of $ and the certificate balance of the Class certificates outstanding from time to time, (b) the lesser of $ and the certificate balance of the Class certificates outstanding from time to time, (c) the aggregate certificate balances of the Class certificates outstanding from time to time and (d) the lesser of $ and the certificate balance of the Class certificates outstanding from time to time;

•	during the period from and including the distribution date in through and including the distribution date in , the sum of (a) the lesser of $ and the certificate balance of the Class certificates outstanding from time to time, (b) the lesser of $ and the certificate balance of the Class certificates outstanding from time to time, (c) the aggregate certificate balances of the Class certificates outstanding from time to time and (d) the lesser of $ and the certificate balance of the Class certificates outstanding from time to time;

•	during the period from and including the distribution date in through and including the distribution date in , the sum of (a) the lesser of $ and the certificate balance of the Class certificates outstanding from time to time, (b) the lesser of $ and the certificate balance of the Class certificates outstanding from time to time, (c) the aggregate certificate balances of the Class certificates outstanding from time to time and (d) the lesser of $ and the certificate balance of the Class certificates outstanding from time to time; and

•	following the distribution date in , $0.

The total initial notional amount of the Class XP certificates will be approximately $                       , although it may be as much as 5% larger or smaller.

No class of REMIC residual certificates or Class S certificates will have a certificate balance.

The Class FNB certificates will represent interests solely in the First National Bank Center Junior Portion.

Pass-Through Rates

The annual rate at which any class of certificates accrues interest from time to time is referred to as its pass-through rate.

The pass-through rate applicable to any class of certificates (other than the Class S certificates, the Class X certificates, the Class FNB certificates and the REMIC residual certificates) will be equal to either (a) a fixed rate, (b) the lesser of a specified fixed rate for such class or the Weighted Average Net Mortgage Rate or (c) the Weighted Average Net Mortgage Rate minus a specified fixed rate (which may be equal to zero).

The pass-through rate applicable to the Class XP certificates for the initial distribution date will equal approximately     % per annum. The pass-through rate for the Class XP certificates, for each distribution date subsequent to the initial distribution date and through and including the           distribution date, will equal the weighted average of the respective strip rates, which we refer to as ‘‘Class XP Strip Rates’’, at which interest accrues from time to time on the respective components of the notional amount of the Class XP certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative size of those components. Each of those components will be comprised of all or a designated portion of the certificate balance of a specified class of certificates. If all or a designated portion of the certificate balance of any class of certificates is identified under ‘‘—Certificate Balance and Notional Amounts’’ above as being part of the notional amount of the Class XP certificates immediately prior to any distribution date, then that certificate balance (or designated portion thereof) will represent one or more separate components of the notional amount of the Class XP certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the   distribution date on any particular component of the notional amount of the Class XP certificates immediately prior to the related distribution date, the applicable Class XP Strip Rate will equal with respect to each applicable class of certificates having a certificate balance (or a designated portion thereof) that comprises such component, the excess, if any of:

(1)	the lesser of (a) the reference rate specified in Annex E to this prospectus supplement for such interest accrual period and (b) the Weighted Average Net Mortgage Rate for such interest accrual period, over

(2)	the pass-through rate in effect during such interest accrual period for such class of certificates.

Following the          distribution date, the Class XP certificates will cease to accrue interest. In connection therewith, the Class XP certificates will have a 0% pass-through rate for the          distribution date and for each distribution date thereafter.

The pass-through rate applicable to the Class XC certificates for the initial distribution date will equal approximately         % per annum. The pass-through rate for the Class XC certificates for any interest accrual period subsequent to the initial distribution date will equal the weighted average of the respective strip rates, which we refer to as ‘‘Class XC Strip Rates’’, at which interest accrues from time to time on the respective components of the notional amount of the Class XC certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the certificate balance of certain classes of certificates. In general, the certificate balance of certain classes of certificates will constitute a separate component of the notional amount of the Class XC certificates; provided that, if a portion, but not all, of the certificate balance of any particular class of certificates is identified under ‘‘—Certificate Balances and Notional Amounts’’ above as being part of the notional amount of the Class XP certificates immediately prior to any distribution date, then that identified portion of such certificate balance will also represent one or more separate components of the notional amount of the Class XC certificates for purposes of calculating the accrual of interest during the related interest accrual period, and the remaining portion of such certificate balance will represent one or more other separate components of the Class XC certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest for each distribution date on or prior to the    distribution date on any particular component of the notional amount of the Class XC certificates immediately prior to the related distribution date, the applicable Class XC Strip Rate will be calculated as follows:

(1)	if such particular component consists of the entire certificate balance of any class of certificates, and if such certificate balance also constitutes, in its entirety, a component of the notional amount of the Class XP certificates immediately prior to the related Distribution Date, then the applicable Class XC Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such interest accrual period, over (b) for each applicable class of certificates, the greater of (i) the reference rate specified in Annex E to this prospectus supplement for such interest accrual period and (ii) the pass-through rate in effect during such interest accrual period for such class of certificates;

(2)	if such particular component consists of a designated portion (but not all) of the certificate balance of any class of certificates, and if such designated portion of such certificate balance also constitutes a component of the notional amount of the Class XP certificates immediately prior to the related distribution date, then the applicable Class XC Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such interest accrual period, over (b) for each applicable class of certificates, the greater of (i) the reference rate specified in Annex E to this prospectus supplement for such interest accrual period and (ii) the pass-through rate in effect during such interest accrual period for such component;

(3)	if such particular component consists of the entire certificate balance of any class of certificates, and if such certificate balance does not, in whole or in part, also constitute a component of the notional amount of the Class XP certificates immediately prior to the related distribution date, then the applicable Class XC Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such interest accrual period, over (b) the pass-through rate in effect during such interest accrual period for such class of certificates; and

(4)	if such particular component consists of a designated portion (but not all) of the certificate balance of any class of certificates, and if such designated portion of such certificate balance does not also constitute a component of the notional amount of the Class XP certificates immediately prior to the related distribution date, then the applicable Class XC Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such interest accrual period, over (b) the pass-through rate in effect during such interest accrual period for such component.

For purposes of the accrual of interest on the Class XC certificates for each distribution date subsequent to the           distribution date, the certificate balance of each class of Class A and subordinate certificates will constitute one or more separate components of the notional amount of the Class XC certificates, and the applicable Class XC Strip Rate with respect to each such component for each such interest period will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such interest accrual period, over (b) the pass-through rate in effect during such interest accrual period for the class of certificates whose certificate balance makes up such component.

For purposes of calculating the Class XC and Class XP Strip Rates, the pass-through rate of each component will be the pass-through rate of the corresponding class of certificates.

Generally, the aggregate interest accrual amount on the Class X certificates will be calculated by reference to a notional amount equal to the aggregate of the certificate balances of all the principal balance certificates (other than the Class FNB certificates) and will generally have an aggregate pass-through rate equal to the Weighted Average Net Mortgage Rate minus the weighted average of the pass-through rates on all the principal balance certificates (other than the Class FNB certificates).

The Class S certificates do not have a pass-through rate and are entitled to receive only excess interest on the ARD loans following the anticipated repayment date for such ARD loans.

No class of REMIC residual certificates will have a specified pass-through rate.

The pass-through rate for the Class FNB certificates for each interest accrual period will equal the Net Mortgage Rate for the First National Bank Center Loan for the related payment date.

If any mortgage loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, which is the basis on which interest accrues in respect of the REMIC regular certificates, then, for purposes of calculating pass-through rates, the Net Mortgage Rate of that interest reserve loan for any one-month period before a related due date will be equal to the annualized rate at which interest would have to accrue on the mortgage loan on the basis of a 360-day year of twelve 30-day months to produce the aggregate amount of interest actually accrued on that mortgage loan during that one-month period at the related mortgage rate net of the related master servicing fee rate for that mortgage loan specified in Annex A to this prospectus supplement.

However, for each such interest reserve loan, the Net Mortgage Rate for the one-month period before the due dates in January and February in each year that is not a leap year, or February only in each year that is a leap year, will be determined net of the withheld amounts (as described under ‘‘Description of the Certificates—Interest Reserve Account’’). The Net Mortgage Rate for each interest reserve loan for the one-month period before the due date in March will be determined after taking into account the addition of the withheld amounts for the mortgage loan. See ‘‘Servicing of the Mortgage Loans—Servicing and Other Compensation and Payment of Expenses’’ and ‘‘—Modifications, Waivers, Amendments and Consents,’’ in this prospectus supplement.

The stated principal balance of each mortgage loan will generally equal its cut-off date balance, or for a replacement mortgage loan, the outstanding principal balance as of the related date of substitution, reduced to not less than zero on each distribution date by:

(1)	any payments or other collections or advances of principal of the mortgage loan that have been or, if they had not been applied to cover additional trust expenses, would have been distributed on the certificates on that date, and

(2)	the principal portion of any realized loss incurred on, or allocable to, the mortgage loan during the related collection period.

The determination date will be the 1st day of each month or, if any such 1st day is not a business day, the next business day.

Distributions

The trustee will make distributions on certificates, to the extent of available funds, on each distribution date. Except for the final distribution on any certificate, the trustee will make distributions to the persons in whose names the certificates are registered on the record date, which is the close of business on the last business day of the preceding month. The trustee will make distributions by wire transfer in immediately available funds to the account specified by the certificateholder at a bank or other entity, if the certificateholder has given the trustee wiring instructions at least five (5) business days before the related record date. Distributions not made by wire transfer will be made by check mailed to the certificateholder.

The final distribution on any certificate, determined without regard to any possible future reimbursement of any realized losses or additional trust expense previously allocated to that certificate, will also be made by wire transfer or check, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the final distribution. In the unlikely case of any distribution made on a certificate to reimburse a realized loss or additional trust expense after the date the certificate is surrendered, the distribution will be made by check mailed to the certificateholder that surrendered the certificate at the address last shown on the books of the trustee. All distributions made on a class of certificates will be allocated pro rata among those certificates based on their respective percentage interests in that class.

Loan Groups

For purposes of calculating distributions on the senior certificates, the mortgage pool (excluding the non-pooled portion of the First National Bank Center Loan) has been divided into loan group 1 and loan group 2. Loan group 1 includes 189 properties used for commercial, multifamily residential and manufactured housing purposes whereas loan group 2 includes 27 properties used for multifamily residential and manufactured housing purposes. Annex A to this prospectus supplement under the heading ‘‘Loan group’’ identifies the mortgage loans (excluding the non-pooled portion of the First National Bank Center Loan) as belonging to either loan group 1 or loan group 2.

The Available Distribution Amount

The amount of funds that will be available for distribution to certificateholders on each distribution date is the Available Distribution Amount for that distribution date. See ‘‘The Pooling and Servicing Agreements—Certificate Account’’ in the prospectus.

For purposes of making distributions on the Class A-1, Class A-1A, Class A-2, Class A-3 and Class A-4 certificates on any distribution date, the Available Distribution Amount for such date will be divided into two portions: the loan group 1 distribution amount and the loan group 2 distribution amount. The ‘‘loan group 1 distribution amount’’ for any distribution date will consist of all amounts included in the Available Distribution Amount for such date that are attributable to the mortgage loans (excluding the non-pooled portion of the First National Bank Center Loan) constituting loan group 1, and the ‘‘loan group 2 distribution amount’’ for any distribution date will consist of all amounts included in the Available Distribution Amount for such date that are attributable to the mortgage loans (excluding the non-pooled portion of the First National Bank Center Loan) constituting loan group 2.

For purposes of making distributions of principal on the Class A-1, Class A-1A, Class A-2, Class A-3 and Class A-4 certificates on any distribution date, the Principal Distribution Amount for such date will be divided into two portions: the loan group 1 principal amount and the loan group 2 principal amount. The ‘‘loan group 1 principal amount’’ for any distribution date will consist of all amounts constituting the Principal Distribution Amount for such date that are attributable to the mortgage loans (excluding the non-pooled portion of the First National Bank Center Loan) included in loan group 1, and the ‘‘loan group 2 principal amount’’ for any distribution date will consist of all amounts included in the Principal Distribution Amount for such date that are attributable to the mortgage loans (excluding the non-pooled portion of the First National Bank Center Loan) constituting loan group 2.

Application of the Available Distribution Amount

On each distribution date, the trustee will apply the Available Distribution Amount for that date (other than amounts with respect to the First National Bank Center Loan which are required to be distributed to the Class FNB certificateholders in respect of the First National Bank Center Junior Portion as described in ‘‘—Allocation of Payments on the First National Bank Center Loan; Payments on the Class FNB Certificates’’) in the following order of priority:

(1)	to pay interest, concurrently: (i) pro rata, to the holders of the Class A-1, Class A-2, Class A-3 and Class A-4 certificates, up to an amount equal to all distributable certificate interest for each of those classes of certificates for that distribution date and, to the extent not previously paid, for each prior distribution date, if any, from the loan group 1 distribution amount; (ii) to the holders of the Class A-1A certificates, up to an amount equal to all distributable certificate interest for such class of certificates for that distribution date and, to the extent not previously paid, for each prior distribution date, if any, from the loan group 2 distribution amount; and (iii) pro rata, to the holders of the Class XC and XP certificates, up to an amount equal to all distributable certificate interest for such class of certificates for that distribution date, and to the extent not previously paid, for each prior distribution date, if any, from the Available Distribution Amount; provided, if the Available Distribution Amount (or applicable portion thereof) is not sufficient to pay all of those amounts, pro rata among the classes of senior certificates in accordance with the amounts due to each class;

(2)	to pay principal, concurrently: (i)(a) first to the holders of the Class A-1 certificates in an amount up to the loan group 1 principal amount on such distribution date and, after the Class A-1A certificates have been reduced to zero, the loan group 2 principal amount remaining after payments to the holders of the Class A-1A certificates have been made on such distribution date until the certificate balance of the Class A-1 certificates has been reduced to zero, (b) second to the holders of the Class A-2 certificates in an amount up to the loan group 1 principal amount remaining after the above distributions to the holders of the Class A-1 certificates have been made on such distribution date and, after the certificate balance of the Class A-1A certificates has been reduced to zero, the loan group 2 principal amount remaining after payments to the holders of the Class A-1A certificates and the above distributions on the Class A-1 certificates have been made on such distribution date until the certificate balance of the Class A-2 certificates has been reduced to zero, (c) third to the holders of the Class A-3 certificates in an amount up to the loan group 1 principal amount remaining after the above distributions to the holders of the Class A-1 and Class A-2 certificates have been made on such distribution date and, after the certificate balance of the Class A-1A certificates has been reduced to zero, the loan group 2 principal amount remaining after payments to the holders of the Class A-1A certificates and the above distributions on the Class A-1 and Class A-2 certificates have been made on such distribution date until the certificate balance of the Class A-3 certificates has been reduced to zero, and (d) fourth to the holders of the Class A-4 certificates in an amount up to the loan group 1 principal amount remaining after the above distributions to the holders of the Class A-1, Class A-2 and Class A-3 certificates have been made on such distribution date and, after the certificate balance of the Class A-1A certificates has been reduced to zero, the loan group 2 principal amount remaining after payments to the holders of the Class A-1A certificates and the above distributions on the Class A-1, Class A-2 and Class A-3 certificates have been made on such distribution date until the certificate balance of the Class A-4 certificates has been reduced to zero; and (ii) to the holders of the Class A-1A certificates in an amount up to the loan group 2 principal amount and, after the certificate balances of the Class A-1, Class A-2, Class A-3 and Class A-4 certificates have been reduced to zero, the loan group 1 principal amount remaining after payments to the holders of the Class A-1, Class A-2, Class A-3 and Class A-4 certificates have been made on such distribution date, in each case, until the certificate balance of the Class A-1A certificates has been reduced to zero;

(3)	to reimburse the holders of the classes of Class A-1, Class A-1A, Class A-2, Class A-3 and Class A-4 certificates, up to an amount equal to the respective amounts of realized losses and additional trust expenses, if any, previously allocated to those classes of certificates and for which no reimbursement has previously been paid, or, if the Available Distribution Amount is not sufficient to pay all those amounts, pro rata among the classes in accordance with the amounts due to each class;

(4)	to make payments to the holders of each class of subordinate certificates, after all required distributions to any subordinated class of certificates with an earlier alphabetical class designation (provided that the Class A-M certificates are senior to the Class A-J certificates) have been made under this clause (4) as follows:

•	first, to pay interest, up to an amount equal to all distributable certificate interest on that class of certificates for that distribution date and, to the extent not previously paid, for each prior distribution date, if any;

•	second, if the certificate balances of the Class A-1, Class A-1A, Class A-2, Class A-3 and Class A-4 certificates and each class of subordinate certificates, if any, with an earlier alphabetical class designation (provided that the Class A-M certificates are senior to the Class A-J certificates) have been reduced to zero, to pay distributions of principal, up to an amount equal to the lesser of:

(a)	the then outstanding certificate balance of that class of certificates, and

(b)	the remaining portion, if any, of the Principal Distribution Amount for that distribution date (except for the portion thereof which relates to the First National Bank Center Loan and is required to be distributed to the Class FNB certificateholders in respect of the First National Bank

Center Junior Portion as described in ‘‘—Allocation of Payments on the First National Bank Center Loan; Payments on the Class FNB Certificates’’) or, on the final distribution date resulting from the termination of the trust, up to an amount equal to the then outstanding certificate balance of that class of certificates; and

•	third, to distributions for purposes of reimbursement, up to an amount equal to all realized losses and additional trust expenses, if any, previously allocated to that class of certificates and for which no reimbursement has previously been paid; and

(5)	the remaining portion, if any, of the Available Distribution Amount to the holders of the REMIC residual certificates.

However, on each distribution date after the aggregate certificate balance of the subordinate certificates has been reduced to zero, and in any event on the final distribution date resulting from a termination of the trust, the payments of principal to be made as contemplated by clause (2) above on the Class A-1, Class A-1A, Class A-2, Class A-3 and Class A-4 certificates will be made to the holders of the respective classes of those certificates, pro rata, regardless of loan group, as among those classes in accordance with the respective then-outstanding certificate balances of those classes of certificates until paid in full.

Allocation of Payments on the First National Bank Center Loan; Payments on the Class FNB Certificates.

The First National Bank Center Available Funds will generally be applied as follows:

•	if no monetary event of default or other material non-monetary event of default that results in a transfer of the First National Bank Center Loan to special servicing has occurred and is continuing (or if a monetary event of default has occurred and is continuing, the Majority Class FNB certificateholders have cured that monetary event of default or, in the case of a material non-monetary event of default have either cured that event of default or are diligently pursuing the cure thereof, in accordance with the terms of the pooling and servicing agreement), the First National Bank Center Available Funds will be applied, first, to scheduled interest (other than default interest), calculated in accordance with the terms of the pooling and servicing agreement, with respect to the First National Bank Center Senior Portion, second, to scheduled interest (other than default interest), calculated in accordance with the terms of the pooling and servicing agreement, with respect to the First National Bank Center Junior Portion, and third, to scheduled, involuntary and voluntary payments (or advances in lieu thereof) of principal with respect to the First National Bank Center Senior Portion and the First National Bank Center Junior Portion, allocable between them pro rata based upon their respective principal balances; and

•	if a monetary event of default or other material non-monetary event of default that results in a transfer of the First National Bank Center Loan to special servicing has occurred and is continuing (and that event of default has not been cured by the Majority Class FNB certificateholders and, in the case of a material non-monetary event of default are not diligently pursuing the cure thereof, in accordance with the terms of the pooling and servicing agreement), the First National Bank Center Available Funds will be applied, first, to accrued and unpaid interest (other than default interest), calculated in accordance with the terms of the pooling and servicing agreement, with respect to the First National Bank Center Senior Portion, second, to scheduled payments (or advances in lieu thereof) of principal with respect to the First National Bank Center Senior Portion (to the extent actually collected, after allocating collections on the First National Bank Center Loan to interest on the First National Bank Center Loan), third, to accrued and unpaid interest (other than default interest), calculated in accordance with the terms of the pooling and servicing agreement, with respect to the First National Bank Center Junior Portion, fourth, to principal of the First National Bank Center Senior Portion, until the principal balance thereof is reduced to zero; fifth, to principal of the First National Bank Center Junior Portion, until the principal balance thereof is reduced to zero; and sixth, to such other items as may be specified in the pooling and servicing agreement.

On each payment date, the trustee will apply the amounts so allocated to the First National Bank Center Junior Portion for that date to make the following distributions in the following order of priority, in each case to the extent of the remaining portion of such amounts:

•	first, to make distributions of interest to the holders of the Class FNB certificates up to the total interest distributable on that class on that payment date;

•	second, to make distributions of principal to the holders of the Class FNB certificates up to an amount (not to exceed the total principal balance of the Class FNB certificates outstanding immediately prior to such payment date) equal to all principal amounts allocable to the First National Bank Center Junior Portion for that payment date;

•	third, to make distributions to the holders of the Class FNB certificates, up to an amount equal to, and in reimbursement of, all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior payment dates as discussed under ‘‘—Subordination; Allocation of Losses and Expenses’’ below;

•	fourth, to apply any such amounts remaining as described in the pooling and servicing agreement.

Distributable Certificate Interest

The distributable certificate interest for each class of REMIC regular certificates for each distribution date is equal to the accrued certificate interest for that class of certificates for that distribution date, reduced by that class of certificates’ allocable share of any Net Aggregate Prepayment Interest Shortfall for that distribution date.

The accrued certificate interest for each class of REMIC regular certificates for each distribution date is equal to one month’s interest at the pass-through rate applicable to that class of certificates for that distribution date accrued on the certificate balance or notional amount, as the case may be, of that class of certificates outstanding immediately before that distribution date. Accrued certificate interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

The master servicer is required to make a nonreimbursable payment on each distribution date to cover the aggregate of any Balloon Payment Interest Shortfalls and Prepayment Interest Shortfalls incurred on the mortgage loans during the related collection period. However, with respect to those mortgage loans having due dates which fall on the determination date, the master servicer will cover Prepayment Interest Shortfalls only to the extent of its aggregate master servicing fee for the same collection period calculated at a rate not exceeding 0.01%. See ‘‘Servicing of the Mortgage Loans —Servicing and Other Compensation and Payment of Expenses’’ in this prospectus supplement.

The Net Aggregate Prepayment Interest Shortfall attributable to the mortgage loans (other than the First National Bank Center Junior Portion), if any, for each distribution date will be allocated on that distribution date among each class of REMIC regular certificates (other than the Class FNB certificates), pro rata, in accordance with the respective amounts of accrued certificate interest for each class of certificates for that distribution date.

The total portion, if any, of that Net Aggregate Prepayment Interest Shortfall that is attributable to the First National Bank Center Loan will be allocated between the First National Bank Center Senior Portion and the First National Bank Center Junior Portion, pro rata, based upon the respective total amounts of interest accrued during the related interest accrual period with respect to the First National Bank Center Senior Portion and the First National Bank Center Junior Portion, respectively, calculated, in each case, without regard to the Net Aggregate Prepayment Interest Shortfall being so allocated.

An assumed monthly payment is an amount deemed due for:

(1)	any balloon loan that is delinquent on its balloon payment beyond the first determination date that follows its stated maturity date and for which no arrangements have been agreed to for collection of the delinquent amounts;

(2)	the stated maturity date of any balloon loan that has a due date after the determination date in any month; or

(3)	any mortgage loan for which the related mortgaged property or properties have become REO property or properties.

The assumed monthly payment deemed due on any balloon loan on its stated maturity date and on any successive due date that it remains or is deemed to remain outstanding will equal the monthly payment that would have been due on that date if the related balloon payment had not come due, but rather the mortgage loan had continued to amortize in accordance with the balloon loan’s amortization schedule, if any, in effect immediately before maturity and had continued to accrue interest in accordance with the balloon loan’s terms in effect immediately before maturity. The assumed monthly payment deemed due on any mortgage loan for which the related mortgaged property or properties have become REO property or properties, on each due date for so long as that REO property or properties remain part of the trust, will equal the monthly payment, or, in the case of a balloon loan described in the prior sentence, the assumed monthly payment, due or deemed due on the last due date before the acquisition of that REO property or properties.

Distributions of Prepayment Premiums or Yield Maintenance Charges

Any prepayment premium or yield maintenance charge actually collected on a mortgage loan (excluding the First National Bank Center Junior Portion) during any collection period will be distributed on the related distribution date to the holders of the Class A-1, Class A-1A, Class A-2, Class A-3, Class A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J certificates as additional interest and not in reduction of their certificate balances or in an amount up to, in the case of each class, the product of:

The prepayment premium or yield maintenance charge	*	discount rate fraction for that class	*	principal allocation fraction of that class

The discount rate fraction for any class of certificates is equal to:

pass-through rate for
that class of certificates—relevant discount rate

mortgage rate of the
related mortgage loan—relevant discount rate.

The discount fraction may not be greater than 1.0 or less than 0.0.

The principal allocation fraction for any class with respect to any prepayment premiums or yield maintenance charges collected from loan group 1 for any distribution date will be calculated for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J certificates as follows:

the principal distribution amount to that class
of certificates for that distribution date

the sum of the principal distribution amount to the
Class A-1, Class A-2, Class A-3, Class A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J certificates for that distribution date.

The principal allocation fraction for any class with respect to any prepayment premiums or yield maintenance charges collected from loan group 2 for any distribution date will be calculated for the Class A-1A certificates as follows:

the principal distribution amount to the Class A-1A
certificates for that distribution date

the principal distribution amount to the Class A-1A certificates for that distribution date.

The portion, if any, of the prepayment premium or yield maintenance charge remaining after the payment of the amount calculated above will be distributed to the

holders of the Class XC certificates and Class XP certificates based on a   ratio through and including the Distribution Date in  . After the Distribution Date in  , any prepayment premium or yield maintenance charge remaining after payments to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J or Class A-1A, as applicable, will be distributed to the Class XC certificates.

For any prepaid mortgage loan with a prepayment premium, the discount rate means the yield for ‘‘This Week’’ as reported by the Federal Reserve Board in Federal Reserve Statistical Release H.15(519) for the constant maturity treasury having a maturity coterminous with the maturity date or anticipated repayment date of that mortgage loan as of the determination date. If there is no discount rate for instruments having a maturity coterminous with the remaining term to maturity or anticipated repayment date, where applicable, of the mortgage loan, then the discount rate will be equal to the linear interpolation of the yields of the constant maturity treasuries with maturities next longer and shorter than the remaining term to maturity or anticipated repayment date. For any prepaid mortgage loan with a yield maintenance charge, the discount rate means the discount rate used to calculate such yield maintenance charge.

The prepayment premiums or yield maintenance charges, if any, collected on the mortgage loans during any collection period may not be sufficient to fully compensate certificateholders of any class for any loss in yield attributable to the related prepayments of principal.

No excess interest collected on the ARD loans will be available for distribution to the holders of the offered certificates.

The portion of prepayment premiums and yield maintenance charges allocable to the First National Bank Center Junior Portion, determined as described in‘‘—Allocation of Payments on the First National Bank Center Loan; Payments on the Class FNB Certificates,’’ will be paid to the Class FNB certificateholders.

Distributions of Excess Liquidation Proceeds

Except to the extent realized losses have been allocated to classes of certificates that include the offered certificates, excess liquidation proceeds will not be available for distribution to the holders of the offered certificates.

Excess liquidation proceeds are the excess of:

(1)	proceeds from the sale or liquidation of a mortgage loan or REO property, net of expenses and related advances and interest on advances, over

(2)	the amount that would have been received if a principal payment in full had been made on the due date immediately following the date upon which the proceeds were received.

Treatment of REO Properties

A mortgage loan secured by mortgaged property that is acquired on behalf of the trust through foreclosure, deed in lieu of foreclosure or otherwise, will be an REO loan and will be treated as remaining outstanding until the related REO property is liquidated for the following purposes:

(1)	determining distributions on the certificates;

(2)	allocating of realized losses and additional trust expenses to the certificates; and

(3)	calculating the amount of master servicing fees and special servicing fees payable under the pooling and servicing agreement.

Among other things, the REO loan will be taken into account when determining pass-through rates (to the extent such pass-through rate is determined by reference to the Weighted Average Net Mortgage Rate) and the Principal Distribution Amount. Operating revenues and other proceeds from an REO property, after payment of costs and taxes, including some reimbursements payable to the master servicer, the special servicer or the trustee, incurred in connection with the operation and disposition of the REO property, will be applied by the master servicer in accordance with the pooling and servicing agreement as principal, interest and other amounts deemed due on the mortgage loan, and, except as otherwise described under ‘‘—P&I and Servicing Advances’’ below, the master servicer will be required to make P&I advances on the mortgage loans as if the mortgage loan had remained outstanding, subject to a determination by the master servicer or special servicer of nonrecoverability.

Interest Reserve Account

The trustee will establish and maintain an interest reserve account in the name of the trustee for the benefit of the holders of the certificates. For each distribution date in February and each distribution date in any January in a year that is not a leap year, the trustee will deposit in the interest reserve account in respect of all the mortgage loans that do not accrue interest on the basis of a 30/360 interest accrual method, an amount equal to one day’s interest at the related mortgage rate, net of any master servicing fee, on the stated principal balance for that interest reserve loan as of the immediately preceding due date, to the extent a monthly payment or P&I advance is made on that interest reserve loan. Amounts so deposited in any January, if applicable, and February are referred to as withheld amounts. For each distribution date in March, the trustee will withdraw an amount from the interest reserve account for each interest reserve loan equal to the related withheld amounts from the preceding January, if applicable, and February, if any, and deposit this amount into the distribution account. The withheld amount for each applicable distribution date for each mortgage loan that does not accrue interest on the basis of a 30/360 interest accrual method will be equal to 1/31st of the interest accrued in respect of the immediately preceding due date to the extent a monthly payment or P&I advance is made in respect thereof. In addition, a reserve of $         will be deposited into the interest reserve account on the closing date to cover a portion of the amounts to be transferred to the distribution account in March 2006 in respect of the interest reserve loans.

Subordination; Allocation of Losses and Expenses

The rights of holders of subordinate certificates to receive distributions of amounts collected or advanced on the mortgage loans will, in the case of each class thereof, be subordinated to the rights of holders of the senior certificates and, further, to the rights of holders of each other class of subordinate certificates, if any, with an earlier alphabetical class designation (provided that the Class A-M certificates are senior to the Class A-J certificates). The rights of the holders of the Class FNB certificates to receive distributions in respect of the First National Bank Center Junior Portion will be subordinated to the rights of the holders of the First National Bank Center Senior Portion (and consequently, the rights of the holders of other classes of certificates) upon the occurrence of certain events of default with respect to the First National Center Bank Loan. This subordination is intended to enhance the likelihood of timely receipt by holders of the respective classes of senior certificates of the full amount of distributable certificate interest payable on their certificates on each distribution date, and the ultimate receipt by holders of each class of Class A-1, Class A-1A, Class A-2, Class A-3 and Class A-4 certificates of principal equal to the entire certificate balance of that class of certificates.

Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by holders of each other class of offered certificates of the full amount of distributable certificate interest payable on their certificates on each distribution date, and the ultimate receipt by holders of the other classes of offered certificates of principal equal to the entire certificate balance of that class of certificates.

The subordination of any class of subordinate certificates will be accomplished by, among other things, the application of the Available Distribution Amount on each distribution date in the order of priority described under ‘‘—Distributions—Application of the Available Distribution Amount’’ above. No other form of credit support will be available for the benefit of holders of the offered certificates.

A deficit will exist on a distribution date if the aggregate stated principal balance of the mortgage pool immediately following that distribution date is less than the aggregate certificate balance of the principal balance certificates after giving effect to distributions on the certificates on that distribution date. If a deficit exists on a distribution date, the respective certificate balances of the Class Q, Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C, Class B, Class A-J and Class A-M certificates will be reduced, sequentially in that order until the deficit or the related certificate balance of that class is reduced to zero, whichever occurs first; provided, that the certificate balance of the Class FNB certificates will be reduced before the certificates of any other class to the extent of any realized loss or unpaid additional trust fund expenses of the First National Bank Center Loan, but only to the extent such deficit is attributable to the First National Bank Center Loan. If any portion of the deficit remains after the certificate balances of those classes of certificates are reduced to zero, then the certificate balances of the Class A-1, Class A-1A, Class A-2, Class A-3 and Class A-4 certificates will be reduced, pro rata in accordance with the remaining certificate balances of those certificates, until the deficit or each of those certificate balances is reduced to zero.

A deficit may be the result of realized losses incurred on the mortgage loans and/or additional trust expenses. These reductions in the certificate balances of the principal balance certificates will constitute an allocation of any realized losses and additional trust fund expenses. Any such reduction (except in the case of the Class FNB certificates) will also have the effect of reducing the aggregate notional amount of the Class X certificates.

Any reimbursement of the master servicer or the trustee for advances determined to be nonrecoverable (and interest on such advances) that are made in any collection period from collections or advances of principal that (in the absence of the reductions described in the definition of ‘‘Principal Distribution Amount’’ in the Glossary in this prospectus supplement) would otherwise be included in the total amount of principal distributable to certificateholders for the related distribution date, will create a deficit (or increase an otherwise-existing deficit) between the total principal balance of the mortgage pool (net of advances of principal) and the total principal balance of the certificates. At such time as a final recovery determination is made in regard to any mortgage loan as to which the master servicer had previously reimbursed (from general collections on the mortgage loans on deposit in the collection account) advances determined to be nonrecoverable, the master servicer will compute the realized loss attributable to such reimbursements and such losses will then be allocated (in reverse sequential order in accordance with the loss allocation rules described above) to reduce the principal balances of the classes of certificates as described above (without accompanying principal distributions).

Realized losses are losses on the mortgage loans arising from the inability of the master servicer or the special servicer, as applicable, to collect all amounts due and owing under the mortgage loans, including by reason of the fraud or bankruptcy of a borrower or a casualty of any nature at a mortgaged property, to the extent not covered by insurance.

The realized loss on a liquidated mortgage loan or related REO property or properties, is an amount equal to the excess, if any, of:

(1)	the outstanding principal balance of the mortgage loan as of the date of liquidation, together with all accrued and unpaid interest thereon at the related mortgage rate (including all related special servicing fees, liquidation fees, workout fees or other fees or expenses with respect to the mortgage loan that caused distributable certificate interest not to be paid in full during any prior interest accrual period) to, but not including, the due date in the month in which the liquidation proceeds are distributed and all related unreimbursed servicing advances and outstanding liquidation expenses, over

(2)	the aggregate amount of liquidation proceeds, if any, recovered in connection with the liquidation.

Realized losses on the DDR/Macquarie Mervyn's Portfolio Loan, any related REO companion loan or related REO property will be calculated in accordance with the GE 2005-C4 Pooling and Servicing Agreement and the related intercreditor agreement pursuant to which liquidation expenses will generally be allocated pro rata among the DDR/Macquarie Mervyn's Portfolio Loan and each of the DDR/Macquarie Mervyn's Portfolio Companion Loans in accordance with the GE 2005-C4 Pooling and Servicing Agreement and the related intercreditor agreement.

Realized losses on the James Center Loan, any related REO companion loan or related REO property will be calculated in accordance with the pooling and servicing agreement and the related intercreditor agreement pursuant to which liquidation expenses will generally be allocated pro rata among the James Center Loan and the James Center Companion Loan in accordance with the pooling and servicing agreement and the related intercreditor agreement.

Realized losses on the Design Center of the Americas Loan, any related REO companion loan or related REO property will be calculated in accordance with the GE 2005-C4 Pooling and Servicing Agreement and the related intercreditor agreement pursuant to which liquidation expenses will generally be allocated pro rata among the Design Center of the Americas Loan and the Design Center of the Americas Companion Loan in accordance with the GE 2005-C4 Pooling and Servicing Agreement and the related intercreditor agreement.

For purposes of calculating any realized loss on the Seven Springs Village Loan or The Outlets at Hershey Loan or any related REO property, liquidation expenses will generally be allocated first to the Seven Springs Village B Note or The Outlets at Hershey B Note, as applicable (up to the principal balance thereof and other amounts due thereon), and then the Seven Springs Village Loan or The Outlets at Hershey Loan, as applicable, in accordance with the pooling and servicing agreement and the related intercreditor agreements.

Notwithstanding the foregoing, all realized losses and additional trust expenses, if any, in respect of or related to the First National Bank Center Loan will be allocated—

•	first, to the Class FNB certificates, up to the total principal balance thereof; and

•	then, to the respective classes of principal balance certificates (exclusive of the Class FNB certificates) as described above in this section.

Additional trust expenses will reduce amounts payable to certificateholders and, consequently, may result in a loss on the offered certificates. Additional trust expenses include, among other things:

(1)	special servicing fees, workout fees and liquidation fees;

(2)	interest on unreimbursed advances;

(3)	the cost of various opinions of counsel required or permitted to be obtained for the servicing of the mortgage loans and the administration of the trust;

(4)	unanticipated, non-mortgage loan-specific expenses of the trust, including indemnities and reimbursements to the trustee as described under ‘‘The Pooling and Servicing Agreements—Matters Regarding the Trustee’’ in the prospectus, indemnities and reimbursements to the master servicer, the special servicer and the depositor comparable to those for the master servicer as described under ‘‘The Pooling and Servicing Agreements—Matters Regarding the Master Servicer and the Depositor’’ in the prospectus and federal, state and local taxes, and tax-related expenses, payable out of the trust as described under ‘‘Servicing of the Mortgage Loans—REO Properties’’ in this prospectus supplement and ‘‘Federal Income Tax Consequences—REMICs—Prohibited Transactions Tax and Other Taxes’’ in the prospectus;

(5)	any amounts expended on behalf of the trust to remediate an adverse environmental condition at any mortgaged property securing a defaulted mortgage loan. See ‘‘The Pooling and Servicing Agreements—Realization Upon Defaulted Mortgage Loans’’ in the prospectus; and

(6)	any other expense of the trust not specifically included in the calculation of realized loss for which there is no corresponding collection from a borrower.

P&I and Servicing Advances

On each distribution date, the master servicer will be obligated to make P&I advances consisting of advances of delinquent principal and interest on the mortgage loans, including the First National Bank Center Junior Portion, other than balloon payments. Servicing advances and P&I advances are referred to collectively in this prospectus supplement as advances. The master servicer will make P&I advances out of its own funds or, consistent with the replacement thereof as provided in the pooling and servicing agreement, funds held in the certificate account that are not required to be part of the Available Distribution Amount for that distribution date. Any funds advanced from the certificate account are required to be replaced by the master servicer by the next distribution date. P&I advances for any distribution date will be in an amount generally equal to the aggregate of all monthly payments, other than balloon payments, and any assumed monthly payments, in each case net of any related workout fee, that were due or deemed due on the mortgage loans, including the First National Bank Center Junior Portion, during the same month as that distribution date and that were not paid by or on behalf of the related borrowers or otherwise collected as of the close of business on the later of that due date or the last day of the related collection period or other specified date before that distribution date. The master servicer’s obligations to make P&I advances on any mortgage loan, including the First National Bank Center Junior Portion, will continue through liquidation of that mortgage loan or disposition of any related REO property.

If the master servicer fails to make a required P&I advance, the trustee will be required to make that P&I advance. None of the master servicer or the trustee will be required to make a P&I advance on the James Center Companion Loan, the Seven Springs Village B Note, the DDR/Macquarie Mervyn's Portfolio Companion Loans, the Design Center of the Americas Companion Loan or The Outlets at Hershey B Note. No advance will be required to be made by the master servicer or the trustee, if, in the judgment of that person or the special servicer, the advance together with interest would not be recoverable from related proceeds or any other recovery on or in respect of that mortgage loan. The trustee will be able to rely on any nonrecoverability determination made by the master servicer or the special servicer, and the master servicer may rely on a determination made by the special servicer and shall not make an advance if the special servicer has determined that such advance would be nonrecoverable.

Notwithstanding anything herein to the contrary, the special servicer will have no right to make an affirmative determination that any P&I advance or servicing advance is, or would be, recoverable, and in the absence of a determination by the special servicer that an advance is nonrecoverable, all determinations of recoverability will remain with the master servicer or the trustee, as applicable.

If it is determined that an appraisal reduction amount exists for any required appraisal mortgage loan and subsequent delinquencies occur on such mortgage loan, the interest portion of the P&I advance for that mortgage loan will be reduced on each distribution date for so long as the appraisal reduction amount exists. No reduction will be made in the principal portion of any P&I advance. The reduction in the interest portion of the P&I advance will be the product of the amount of the interest portion of the P&I advance that would be required to be made for that distribution date without regard to this sentence, multiplied by a fraction, the numerator of which is equal to the appraisal reduction amount, and the denominator of which is equal to the stated principal balance of that mortgage loan.

See ‘‘—Appraisal Reductions’’ below.

Servicing advances generally include, but are not limited to, customary, reasonable and necessary out-of-pocket costs and expenses incurred by the master servicer as a result of the servicing of a mortgage loan after a default, delinquency or other unanticipated event or a mortgage loan on which a default is imminent, or in connection with the administration of any REO property.

The master servicer will be permitted to pay, or, in the case of the special servicer, to direct the master servicer to pay, some servicing expenses directly out of the certificate account. Payments for some servicing expenses, such as remediation of any adverse environmental circumstance or condition at a mortgaged property or an REO property, may be made without regard to the relationship between the expense and the funds from which it is being paid.

A request from the special servicer to the master servicer to make a servicing advance must be made in writing and in a timely manner that does not adversely affect the interests of any certificateholder. The master servicer is required to make any servicing advance, other than a nonrecoverable servicing advance or a servicing advance that would be in violation of the servicing standard, requested by the special servicer, within five (5) business days of the master servicer’s receipt of the request; provided, that the master servicer may make an emergency advance (at the direction of the special servicer) in order to avoid any material penalty, any material harm to a mortgaged property or any other material adverse consequence to the trust fund notwithstanding that, at the time such advance is made, the master servicer or special servicer may not have adequate information available in order to make a determination whether or not such servicing advance would, if made, be a nonrecoverable advance. The special servicer will have no obligation to make a servicing advance that it requests the master servicer to make. The special servicer shall give the master servicer no less than five (5) business days’ written notice, which notice may be sent electronically, before the date on which the master servicer is required to make a servicing advance.

If the master servicer is required under the pooling and servicing agreement to make a servicing advance, but does not do so within fifteen (15) days after the servicing advance is required to be made, then if the trustee has actual knowledge of the failure, the trustee will be required to make the servicing advance. The master servicer and the trustee are required to make servicing advances only to the extent that the servicing advances, together with any advance interest, are, in the reasonable and good faith judgment of that person, ultimately recoverable from related proceeds.

The master servicer and the trustee will each be entitled to recover any advance made by it from related proceeds collected on the mortgage loan (including the portion of an advance with respect to the First National Bank Center Junior Portion), for which that advance was made. Advances will be reimbursable from future payments and other collections, including in the form of related proceeds consisting of liquidation proceeds, insurance proceeds and condemnation proceeds, in any event on or in respect of the related mortgage loan or REO property. If at any time an advance made by the master servicer or the trustee is determined to be a nonrecoverable advance (including the portion of an advance with respect to the First National Bank Center Junior Portion), including interest on certain nonrecoverable advances, the master servicer or the trustee will be entitled to recover the amount of that advance out of funds received on or in respect of other mortgage loans. The master servicer or the trustee may, in its sole discretion, defer its recovery of any advance, provided that such deferral may not exceed six (6) months without the consent of the majority certificateholder of the controlling class and may not exceed twelve (12) months overall. Reimbursement for deferred advances will be made from amounts received in respect of principal on such other mortgage loans before being made from other amounts received on such other mortgage loans, and such amounts will be deducted from the principal distribution amount for the related distribution date. See ‘‘The Pooling and Servicing Agreement’’ above. In addition, if at any time an advance is made with respect to a mortgage loan on or before the date that such mortgage loan has become a corrected mortgage loan, and such mortgage loan is worked out under terms that do not provide for the repayment of those advances (together with interest thereon) in full at the time of the workout (but such amounts become an obligation of the borrower to be paid in the future), then such advance (unless determined to be nonrecoverable, in which case such nonrecoverable advances will be reimbursable out of general collections on the mortgage loans) will be reimbursable only from amounts in the certificate account that represent principal on the mortgage loans (net of any principal collections applied to reimubursement of nonrecoverable advances or interest thereon), and any such principal collections applied to reimburse such workout-delayed reimbursement amounts will be deducted from the principal distribution amount for the related distribution date. To the extent any such nonrecoverable advances or workout-delayed reimbursement amounts are subsequently recovered from principal collections on the related mortgage loan, such recovery will be applied to increase the principal distribution amount for the distribution date related to the collection period in which such recovery occurs.

If the master servicer or the trustee, as applicable, determines in its sole discretion that its ability to fully recover a nonrecoverable advance has been compromised, then the master servicer or the trustee, as applicable, shall be entitled to immediate reimbursement of nonrecoverable advances with interest. The master servicer’s or the trustee’s agreement to defer reimbursement of such nonrecoverable advances as set forth above is an accommodation to the certificateholders and shall not be construed as an obligation on the part of the master servicer or the trustee or a right of the certificateholders. Nothing herein or in the pooling and servicing agreement shall be deemed to create in the certificateholders a right to prior payment of distributions over the master servicer’s or the trustee’s right to reimbursement for advances (deferred or otherwise).

To the extent a nonrecoverable advance or a workout-delayed reimbursement amount with respect to a mortgage loan is required to be reimbursed from the principal portion of the general collections on the mortgage loans as described above, such reimbursement will be made first, from the principal collections available on the mortgage loans included in the same loan group as such mortgage loan and, if the principal collections in such loan group are not sufficient to make such reimbursement in full, then from the principal collections available in the other loan group (after giving effect to any reimbursement of nonrecoverable advances and workout-delayed reimbursement amounts that are related to such other loan group). The effect of any reimbursement from principal collections on mortgage loans in a loan group will be to reduce the principal distribution amount for such loan group on the distribution date relating to the collection period in which such reimbursement occurs. To the extent a nonrecoverable advance with respect to a mortgage loan is required to be reimbursed from the interest portion of the general collections on the mortgage loans as described above, such reimbursement will be made first, from the interest collections available on the mortgage loans included in the same loan group as such mortgage loan and, if the interest collections in such loan group are not sufficient to make such reimbursement in full, then from the interest collections available in the other loan group (after giving effect to any reimbursement of nonrecoverable advances that are related to such other loan group).

If the master servicer or the trustee, as applicable, is reimbursed out of principal collections on the mortgage loans for any unreimbursed nonrecoverable advances or workout-delayed reimbursement amounts (together with any interest accrued and payable thereon), then (for purposes of calculating distributions on the certificates) such reimbursement and payment of interest will be deemed to have been made first, out of the principal distribution amount for the loan group of the mortgage loan for which such nonrecoverable advance or workout-delayed reimbursement amount was made or exists, and second out of the principal distribution amount for the other loan group. If and to the extent (i) any advance is determined to be a nonrecoverable advance or workout-delayed reimbursement amount, (ii) such nonrecoverable advance, workout-delayed reimbursement amount and/or interest thereon is reimbursed out of the principal distribution amount as contemplated above and (iii) such nonrecoverable advance or workout-delayed reimbursement amount is subsequently recovered out of payments or other collections in respect of the related mortgage loan, then the principal distribution amount for each loan group for the applicable distribution date will be increased in reverse priority of the allocation of related reimbursement by an amount equal to the lesser of (A) the amount of such recovery and (B) any previous unreimbursed reduction in the principal distribution amount for such loan group resulting from the reimbursement of such nonrecoverable advance, workout-delayed reimbursement amount and/or interest thereon.

Notwithstanding the foregoing paragraphs, amounts otherwise payable as interest and/or principal on the Class FNB certificates will not be available to reimburse advances in respect of any underlying mortgage loan other than the First National Bank Center Loan. With respect to a nonrecoverable advance on the First National Bank Center Loan, the master servicer will be entitled to reimbursement, first, from collections on, and proceeds of, the First National Bank Center Junior Portion, second, from collections on, and proceeds of, the First National Bank Center Senior Portion, and then from general collections of the trust fund.

With respect to the DDR/Macquarie Mervyn's Portfolio Loan, if any related master servicer with respect to either of the DDR/Macquarie Mervyn's Portfolio Companion Loans determines in accordance with the servicing standard under the related pooling and servicing agreement that a P&I advance with respect to such DDR/Macquarie Mervyn's Portfolio Companion Loan is not or will not ultimately be recoverable from related proceeds collected on that companion loan and consequently, such master servicer does not make such P&I advance, the master servicer will be required to rely upon such other master servicer’s determination and may not make any related P&I advance with respect to the DDR/Macquarie Mervyn's Portfolio Loan under the pooling and servicing agreement unless such other master servicer is not a servicer approved by the rating agencies specified in the related intercreditor agreement and the pooling and servicing agreement. In addition, if the master servicer or the special servicer determines in accordance with the servicing standard that a P&I advance with respect to the DDR/Macquarie Mervyn's Portfolio Loan will not ultimately be recoverable from related proceeds collected on the DDR/Macquarie Mervyn's Portfolio Loan and consequently, the master servicer does not make such P&I advance, the master servicers for each of the DDR/Macquarie Mervyn's Portfolio Companion Loans generally will not be required to make any related principal and/or interest advance with respect to such DDR/Macquarie Mervyn's Portfolio Companion Loan under the related pooling and servicing agreement unless the master servicer is not a servicer approved by the rating agencies specified in the related intercreditor agreement and the pooling and servicing agreement.

With respect to the James Center Loan, the master servicer or the special servicer, as applicable, will be required (subject to the second succeeding sentence below) to make its determination that it has made a nonrecoverable P&I Advance on such mortgage loan or that any proposed P&I Advance, if made, would constitute a nonrecoverable P&I Advance with respect to such mortgage loan independently of any determination made by the servicer with respect to a commercial mortgage securitization holding the James Center Companion Loan. If the master servicer determines that a proposed P&I Advance with respect to the James Center Loan, if made, or any outstanding P&I Advance with respect to such mortgage loan previously made, would be, or is, as applicable, a nonrecoverable advance, the master servicer or the special servicer, as applicable, will be required to provide the servicer that holds the James Center Companion Loan written notice of such determination within one business day of the date of such determination. If the master servicer or the special servicer, as applicable, receives written notice from any such servicer that it has determined, with respect to the James Center Companion Loan, that any proposed advance of principal and/or interest would be, or any outstanding advance of principal and/or interest is, a nonrecoverable advance, then such determination will generally be binding on the certificateholders and neither the master servicer nor the trustee will be permitted to make any additional P&I Advances with respect to the related mortgage loan unless the master servicer has consulted with the other servicers of the related securitizations and they agree that circumstances with respect to such whole loan have changed such that a proposed P&I Advance in respect of the related mortgage loan would be recoverable; provided, however, that such determination will not be so binding on the certificateholders, the master servicer or the trustee in the event that the master servicer that made such determination is not approved as a master servicer by each of the Rating Agencies. Notwithstanding the foregoing, if the servicer with respect to the James Center Companion Loan determines that any advance of principal and/or interest with respect to the James Center Companion Loan would be recoverable, then the master servicer or the special servicer, as applicable, will continue to have the discretion to determine that any proposed P&I Advance or outstanding P&I Advance would be, or is, as applicable, a nonrecoverable P&I Advance. Once such a nonrecoverability determination is made by the master servicer or the special servicer, as applicable, or the master servicer or the special servicer, as applicable, receives written notice of such nonrecoverability determination by any of the other servicers, neither the master servicer nor the trustee will be permitted to make any additional P&I Advances with respect to the James Center Loan, except as set forth in this paragraph.

With respect to the Design Center of the Americas Loan, if any related master servicer with respect to a Design Center of the Americas Companion Loan determines in accordance with the servicing standard under the related pooling and servicing agreement that a P&I advance with respect to the Design Center of the Americas Companion Loan is not or will not ultimately be recoverable from related proceeds collected on that companion loan and consequently, such master servicer does not make such P&I advance, the master servicer will be required to rely upon such other master servicer’s determination and may not make any related P&I advance with respect to the Design Center of the Americas Loan under the pooling and servicing agreement unless such other master servicer is not a servicer approved by the rating agencies specified in the related intercreditor agreement and the pooling and servicing agreement. In addition, if the master servicer or the special servicer determines in accordance with the servicing standard that a P&I advance with respect to the Design Center of the Americas Loan will not ultimately be recoverable from related proceeds collected on the Design Center of the Americas Loan and consequently, the master servicer does not make such P&I advance, the master servicer for the Design Center of the Americas Companion Loan generally will not be required to make any related principal and/or interest advance with respect to the Design Center of the Americas Companion Loan under the related pooling and servicing agreement unless the master servicer is not a servicer approved by the rating agencies specified in the related intercreditor agreement and the pooling and servicing agreement.

The master servicer and the trustee each will be entitled to interest accrued on the amount of any advance it makes at a reimbursement rate per annum equal to the ‘‘prime rate’’ as published in the ‘‘Money Rates’’ section of The Wall Street Journal, as that ‘‘prime rate’’ may change from time to time. Interest on any advance will generally be payable to the party making the advance out of default interest, late payments or other collections collected on the related mortgage loan, as applicable, or, if the advance is determined to be nonrecoverable, together with the reimbursement of that advance, out of any amounts then on deposit in the certificate account. Interest accrued on outstanding advances will result in a reduction in amounts payable on the certificates unless the amount of default interest and late payments collected on the related mortgage loan is sufficient to pay that interest in full.

Appraisal Reductions

A mortgage loan (other than the DDR/Macquarie Mervyn's Portfolio Loan and the Design Center of the Americas Loan) will become a required appraisal loan upon the earliest of:

(1)	the date on which the mortgage loan becomes a modified mortgage loan,

(2)	the 90th day following the occurrence of any uncured delinquency in monthly payments on the mortgage loan,

(3)	the 90th day following the occurrence of an uncured delinquency in any balloon payment, or 150 days following such default, if the borrower has produced a written refinancing commitment that is reasonably acceptable to the special servicer and the majority certificateholder of the controlling class;

(4)	the date on which a receiver is appointed and continues in that capacity for a mortgaged property securing the mortgage loan,

(5)	the 60th day following the bankruptcy of the borrower, and

(6)	the date on which a mortgaged property securing the mortgage loan becomes an REO property.

Within 30 days of a mortgage loan becoming a required appraisal loan, or longer period if the special servicer is diligently and in good faith proceeding to obtain the appraisal, the special servicer is required to obtain an appraisal of the related mortgaged property from an independent MAI-designated appraiser, provided that if the mortgage loan has a principal balance of less than $2,000,000 at that time, a desktop estimation of value may be substituted for the required appraisal. No appraisal will be required if an appraisal was obtained within the prior twelve months unless the special servicer determines that such appraisal is materially inaccurate. The cost of the appraisal will be advanced by the master servicer and will be reimbursed to the master servicer as a servicing advance.

As a result of this appraisal, the special servicer may determine that an appraisal reduction amount exists on the required appraisal loan. The appraisal reduction amount for any required appraisal loan will be an amount, calculated as of the determination date immediately succeeding the date on which the appraisal is obtained, equal to the excess, if any, of the sum of (without duplication):

(1)	the stated principal balance of the required appraisal loan,

(2)	to the extent not previously advanced by or on behalf of the master servicer or the trustee, all unpaid interest on the required appraisal loan through the most recent due date before that determination date at a per annum rate equal to the related mortgage rate,

(3)	all related unreimbursed advances made for that required appraisal loan plus interest accrued on those advances at the reimbursement rate, and

(4)	all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents on the related mortgaged property, net of any escrow reserves held by the master servicer to cover any of these items,

90% of the appraised value of the related mortgaged property or REO property as determined by the appraisal (minus any downward adjustment which the special servicer deems prudent based upon its review of the appraisal and any other information the special servicer deems appropriate relating to the value of the mortgaged property or REO property as determined by the special servicer in accordance with the servicing standard (without implying any obligation to do so)) plus all escrow and reserves with respect to such required appraisal loan (other than amounts representing due and unpaid taxes, assessments, insurance premiums, ground rents and other amounts due and unpaid with respect to such required appraisal loan), net of the amount of any obligation secured by liens on the property that are prior to the lien of the required appraisal loan, and are not amounts related to items included in clause (4) above and were not taken into account in the calculation of the appraised value.

If a required appraisal is not obtained within 120 days of the date that the mortgage loan became a required appraisal loan (or, in the case of any uncured delinquency in any monthly payment or balloon payment, within 120 days of the date on which such monthly payment or balloon payment was first due), then until the appraisal is obtained, the appraisal reduction amount will equal 25% of the stated principal balance of the related required appraisal loan. Upon receipt of the required appraisal, the appraisal reduction amount for the required appraisal loan will be recalculated based upon the formula described above.

Within 30 days of each anniversary of the date a mortgage loan became a required appraisal loan, the special servicer is required to order an update of the prior appraisal. Based on the update, the special servicer will redetermine and report to the trustee the appraisal reduction amount, if any, for that mortgage loan. No update is required for a mortgage loan that has become a corrected mortgage loan and has remained current for twelve consecutive monthly payments, and for which no other special servicing event or other event that would cause the mortgage loan to be a required appraisal loan has occurred during the preceding twelve months. The cost of the updates will be covered by and reimbursable as a servicing advance.

A modified mortgage loan is any mortgage loan for which any special servicing event has occurred and that has been modified by the master servicer or special servicer in a manner that:

(1)	affects the amount or timing of any payment of principal or interest due on the mortgage loan, other than, or in addition to, bringing current monthly payments on that mortgage loan;

(2)	except as expressly contemplated by the related mortgage, results in a release of the lien of the mortgage on any material portion of the related mortgaged property without a corresponding principal prepayment in an amount not less than the fair market value, as is, of the property to be released; or

(3)	in the reasonable good faith judgment of the master servicer or special servicer, as applicable, materially impairs the security for that mortgage loan or reduces the likelihood of timely payment of amounts due on that mortgage loan.

With respect to the James Center Whole Loan, the special servicer will calculate any appraisal reduction amounts in the manner described above, provided that any such appraisal reductions will be allocated pro rata between the James Center Loan and the James Center Companion Loan (based on the respective principal balances thereof).

With respect to the Seven Springs Village Whole Loan and The Outlets at Hershey Whole Loan, the special servicer will calculate any appraisal reduction amounts in the manner described above, provided that any such appraisal reductions will be allocated first to the Seven Springs Village B Note or The Outlets at Hershey B Note, as applicable (up to the outstanding principal balance thereof), and then to Seven Springs Village Loan or The Outlets at Hershey Loan, as applicable.

With respect to the First National Bank Center Loan, the calculation of any appraisal reduction amount will take into account both the pooled and non-pooled portions of that mortgage loan. Any resulting appraisal reduction amount relating to the First National Bank Center Loan will be allocated first to the First National Bank Center Junior Portion (up to the amount of the outstanding principal balance thereof), and then to the First National Bank Center Senior Portion.

Reports to Certificateholders; Available Information

Trustee Reports

On each distribution date, the trustee will be required to provide or make available to each holder of a companion loan, each holder of a B note and to each holder of a certificate as of the related record date a distribution date statement providing information relating to distributions made on that date for the relevant class and the recent status of the mortgage pool. For a discussion of the particular items of information included in each distribution date statement, as well as a discussion of annual information reports to be furnished by the trustee to persons who at any time during the prior calendar year were holders of the certificates, see ‘‘Description of the Certificates—Reports to Certificateholders’’ in the prospectus.

In addition, the trustee will provide or make available on each distribution date to each certificateholder, each holder of a B note and to any holders of a companion loan a CMSA reconciliation of funds report and, to the extent received from the master servicer, the following reports prepared by the master servicer or the special servicer, as applicable, substantially in the forms provided in the pooling and servicing agreement, which forms are subject to change, and including substantially the following information:

(1)	A report as of the close of business on the immediately preceding determination date, containing some categories of information regarding the mortgage loans provided in Annex A to this prospectus supplement in the tables under the caption ‘‘Characteristics of the Mortgage Loans,’’ calculated, where applicable, on the basis of the most recent relevant information provided by the borrowers to the master servicer and by the master servicer to the trustee, and presented in a loan-by-loan and tabular format substantially similar to the formats utilized in Annex A to this prospectus supplement;

(2)	A CMSA delinquent loan status report;

(3)	A CMSA historical loan modification and corrected loan report;

(4)	A CMSA historical liquidation report;

(5)	A CMSA REO status report;

(6)	A CMSA servicer watch list; and

(7)	A CMSA advance recovery report;

The master servicer or the special servicer, as applicable, may omit any information from these reports that the master servicer or the special servicer regards as confidential. None of the master servicer, the special servicer or the trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower or other third party that is included in any reports, statements, materials or information prepared or provided by the master servicer, the special servicer or the trustee, as applicable. Some information will be made available to certificateholders by electronic transmission as may be agreed upon between the depositor and the trustee.

Before each distribution date, the master servicer will deliver to the trustee by electronic means the following reports, substantially in the forms provided in the pooling and servicing agreement, which forms are subject to change:

(1)	a CMSA comparative financial status report; and

(2)	a CMSA loan periodic update file.

In addition, the master servicer or special servicer, as applicable, is also required to prepare for each mortgaged property and REO property:

(1)	Within 30 days after receipt of a quarterly operating statement, if any, beginning with the calendar quarter ended March, 2006, a CMSA operating statement analysis report, substantially in the form provided in the pooling and servicing agreement, but only to the extent the related borrower is required by the mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the mortgaged property or REO property as of the end of that calendar quarter. The master servicer or special servicer, as applicable, will deliver to the trustee by electronic means the CMSA operating statement analysis report upon request; and

(2)	Within 30 days after receipt by the master servicer of an annual operating statement, a CMSA NOI adjustment analysis worksheet, substantially in the form provided in the pooling and servicing agreement, but only to the extent the related borrower is required by the mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology described in the pooling and servicing agreement to ‘‘normalize’’ the full year net operating income and debt service coverage numbers used by the master servicer to satisfy its reporting obligation described in clause (1) above. The master servicer will deliver to the trustee by electronic means the CMSA NOI adjustment analysis worksheet upon request.

Certificate owners and holders of companion loans who have certified to the trustee their beneficial ownership of any offered certificate or ownership of a companion loan may also obtain access to any of the trustee reports upon request. Otherwise, until the time definitive certificates are issued to evidence the offered certificates, the information described above will be available to the related certificate owners only if DTC and its participants provide the information to certificate owners. Communications by DTC to participants, and by participants to certificate owners, will be governed by arrangements among them, consistent with any statutory or regulatory requirements as may be in effect from time to time. Except as provided in this prospectus supplement, the master servicer, the special servicer, the trustee, the depositor and the certificate registrar are required to recognize as certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar and holders of companion loans.

Information Available Electronically

The trustee will make available each month, on a restricted basis, via its Internet website initially located at www.ctslink.com, the distribution date statement and the trustee reports (including the CMSA investor reports described above), as well as the depositor's annual reports on Form 10-K, distribution reports on Form 10-D, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act. Such information will be restricted and made available only to such persons that are party to the pooling and servicing agreement, holders of a companion loan, holder of a B note, rating agencies, designees of the depositor and any other person upon receipt by the trustee of a certification from such person in the form attached to the pooling and servicing agreement (which certification may also be delivered electronically via the trustee’s website). The depositor may at any time instruct the trustee to post additional information, or to remove the restriction from any or all of such information. In addition, the trustee will make available, as a convenience for interested parties (and not in furtherance of the distribution of the prospectus or the prospectus supplement under the securities laws), the pooling and servicing agreement, the prospectus and the prospectus supplement via the trustee’s internet website. The trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the trustee may disclaim responsibility for any information distributed by the trustee for which it is not the original source.

In connection with providing access to the trustee’s internet website, the trustee may require registration and the acceptance of a disclaimer. The trustee will not be liable for the dissemination of information in accordance with the pooling and servicing agreement.

Other Information

The trustee will make available at its offices, during normal business hours, for review by any holder, certificate owner or prospective purchaser of an offered certificate, holder of any companion loan or holder of a B note, originals or copies of the following items to the extent they are held by the trustee:

(1)	the pooling and servicing agreement and any amendments;

(2)	all trustee reports delivered to holders of each relevant class of offered certificates since the settlement date;

(3)	all officers’ certificates and accountants’ reports delivered to the trustee since the settlement date as described under ‘‘The Pooling and Servicing Agreements —Evidence as to Compliance’’ in the prospectus;

(4)	the most recent property inspection report prepared by or on behalf of the master servicer or the special servicer, as applicable, and delivered to the trustee for each mortgaged property;

(5)	the most recent annual operating statements, if any, collected by or on behalf of the master servicer or the special servicer, as applicable, and delivered to the trustee for each mortgaged property; and

(6)	the mortgage note, mortgage and other legal documents relating to each mortgage loan, including any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the master servicer or special servicer, as applicable, and delivered to the trustee.

The trustee will provide copies of the items described above upon reasonable written request. The trustee may require payment for the reasonable costs and expenses of providing the copies and may also require a confirmation executed by the requesting person or entity, in a form reasonably acceptable to the trustee, to the effect that the person or entity making the request is a beneficial owner or prospective purchaser of offered certificates or a holder of a companion loan, is requesting the information solely for use in evaluating its investment and will otherwise keep the information confidential. Certificateholders, by the acceptance of their certificates, will be deemed to have agreed to keep this information confidential. The master servicer may, but is not required to, make information available over the Internet.

Pursuant to the pooling and servicing agreement, the master servicer and special servicer, as the case may be, may make available from time to time, at their sole option, either by telephone, electronically or otherwise, an employee to answer questions from certificate owners, companion loan holders or B note holders regarding the performance and servicing of the mortgage loans and/or REO properties for which the master servicer or special servicer, as the case may be, is responsible. The master servicer and the special servicer each will condition such disclosure upon such certificate owner, holder of a companion loan or B note holders entering into a confidentiality agreement regarding such disclosure to it. Neither the master servicer nor the special servicer will provide any information or disclosures in violation of any applicable law, rule or regulation.

Voting Rights

At all times during the term of the pooling and servicing agreement, the voting rights for the certificates will be allocated as follows:

(1)	98% among the holders of the classes of principal balance certificates (including the Class FNB certificates) in proportion to the certificate balances of their certificates, adjusted as described below,

(2)	1% among the holders of the Class X certificates, and

(3)	1% allocated equally among the holders of the respective classes of REMIC residual certificates.

Voting rights allocated to a class of certificateholders will be allocated among those certificateholders in proportion to the percentage interests in the class evidenced by their respective certificates.

Termination; Retirement Of Certificates

The obligations created by the pooling and servicing agreement will terminate following the earliest of:

(1)	the final payment, or advance of that payment, or other liquidation of the last mortgage loan (including the First National Bank Center Junior Portion) and/or REO property in the trust; or

(2)	the purchase of all of the assets of the trust (including the First National Bank Center Junior Portion) by the master servicer or, if the master servicer elects not to make the purchase, the majority certificateholder of the controlling class, or if the majority certificateholder of the controlling class elects not to make the purchase, the special servicer, or if the special servicer elects not to make the purchase, the depositor, when the then aggregate stated principal balance of the mortgage pool (including the First National Bank Center Junior Portion) is less than 1% of the initial pool balance; or

(3)	the exchange of all then outstanding certificates, including the Class X certificates and Class FNB certificates but excluding the REMIC residual certificates and the Class S certificates, for the mortgage loans remaining in the trust at any time the aggregate principal balances of the Class A-1, Class A-1A, Class A-2, Class A-3, Class A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates have been reduced to zero, but all the holders of such classes of outstanding certificates would have to voluntarily participate in such exchange.

Any purchase by the master servicer, the majority certificateholder of the controlling class, the special servicer or the depositor of all the mortgage loans and other assets in the trust is required to be made at a price equal to:

(1)	the aggregate unpaid principal balance of all the mortgage loans plus accrued and unpaid interest, exclusive of mortgage loans for which the related mortgaged properties have become REO properties, then included in the trust; plus

(2)	the aggregate fair market value of all REO properties then included in the trust, which fair market value for any REO property may be less than the purchase price for the corresponding mortgage loan, as determined by an appraiser mutually agreed upon by the special servicer and the trustee; minus

(3)	if the purchase is by the master servicer, the aggregate of all amounts payable or reimbursable to the master servicer under the pooling and servicing agreement.

Written notice of termination of the pooling and servicing agreement will be given to each certificateholder. The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

On the final distribution date, the aggregate amount paid by the master servicer, the majority certificateholder of the controlling class, the special servicer or the depositor, as the case may be, for the mortgage loans and other assets in the trust, if the trust is to be terminated as a result of the purchase of all of the assets, together with all other amounts on deposit in the certificate account, net of any portion of the foregoing not otherwise payable to a person other than the certificateholders, will be applied as described above under ‘‘—Distributions—Application of the Available Distribution Amount.’’

The Trustee

The trustee is Wells Fargo Bank, N.A., a national banking association organized under the laws of the United States. The trustee has been engaged in the business of acting as trustee for certificateholders in commercial mortgage-backed transactions since 1997 and as of November 30, 2005 was acting as trustee for approximately $200 billion principal balance of certificates issued in commercial mortgage loan securitizations.

The trustee is at all times required to be, and will be required to resign if it fails to be,

(1)	a corporation or association, organized and doing business under the laws of the United States of America or any state thereof or the District of Columbia, authorized under those laws to exercise corporate trust powers, having a combined capital and surplus of not less than $100,000,000, or, in some cases, a lesser amount that each rating agency has confirmed would not cause it to qualify, downgrade or withdraw its rating on any class of certificates, and subject to supervision or examination by federal or state authority, and

(2)	an institution whose long-term senior unsecured debt, or that of its fiscal agent, if applicable, is rated not less than ‘‘AA−’’ (or ‘‘A+’’ as long as the short term unsecured debt is ‘‘F-1’’) by Fitch, ‘‘AA−’’ (or ‘‘A+’’ as long as the short-term senior unsecured debt is ‘‘A-1’’) by Standard & Poor’s, or lower ratings that the rating agencies would permit without causing them to qualify, downgrade or withdraw any of the then-current ratings of the certificates.

The corporate trust office of the trustee with respect to: certificate transfer and payment services is Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113; and with respect to other trustee and securities administration services is 9062 Old Annapolis Road, Columbia, Maryland, 21045-1951, Attention: CMBS Corporate Trust Services – GMAC Commercial Mortgage Pass-Through Certificates, Series 2006-C1.

YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

The yield to maturity of each class of certificates will depend on, among other things:

(1)	the purchase price of the certificates;

(2)	the applicable pass-through rate;

(3)	the actual performance of the mortgage loans; and

(4)	the rate and timing of payments on the mortgage loans.

The Purchase Price of the Certificates

The amount by which the yield to maturity of an offered certificate may vary from the anticipated yield will depend, in part, upon the degree to which that certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans are in turn distributed on, or otherwise result in, the reduction of the principal balance or notional amount, as the case may be, of that certificate. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on that certificate could result in an actual yield to you that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on that certificate could result in an actual yield to you that is lower than the anticipated yield. Typically, the earlier a payment of principal is made on an offered certificate purchased at a discount or premium, the greater will be the effect on the yield to maturity of that certificate. As a result, the effect on yield of principal payments on offered certificates occurring at a rate higher or lower than the rate anticipated during any particular period would not be fully offset by a subsequent like reduction or increase in the rate of principal payments during a later period.

Applicable Pass-Through Rate

The pass-through rate for each class of offered certificates will be as specified in ‘‘Description of the Certificates—Pass-Through Rates.’’

See ‘‘Description of the Mortgage Pool’’ in this prospectus supplement and ‘‘—Rate and Timing of Principal Payments on the Mortgage Loans’’ below.

Actual Performance of the Mortgage Loans

The yield to holders of the offered certificates will also depend on the extent to which holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Losses and other shortfalls on the mortgage loans will be borne as described in ‘‘Description of the Certificates—Subordination; Allocation of Losses and Expenses’’ and ‘‘Risk Factors—Allocations of losses on the mortgage loans will reduce your payments and yield on your certificates.’’

Rate and Timing of Principal Payments on the Mortgage Loans

The yield to holders of the offered certificates will be affected by the rate and timing of principal payments on the mortgage loans, including principal prepayments on the mortgage loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations. The rate and timing of principal payments on the mortgage loans will in turn be affected by, among other things, their amortization schedules, the dates on which balloon payments are due, any extension of maturity dates by the master servicer or the special servicer, the rate and timing of any reimbursement of the master servicer, the special servicer or the trustee, as applicable, out of the certificate account of nonrecoverable advances or advances remaining unreimbursed on a modified mortgage loan on the date of such modification (together with interest on such advances), and the rate and timing of principal prepayments and other unscheduled collections on the mortgage loans, including, for this purpose, collections resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, or purchases of mortgage loans out of the trust and the allocation of such amounts under any related intercreditor agreement. Prepayments, liquidations and purchases of the mortgage loans will result in distributions on the principal balance certificates of amounts that otherwise would have been distributed, and reductions in the notional amount of the Class X certificates that would otherwise have occurred, over the remaining terms of the mortgage loans. See ‘‘Description of the Mortgage Pool— Prepayment Provisions’’ and ‘‘—Earnouts and Additional Collateral Loans’’ in this prospectus supplement. Defaults on the mortgage loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the mortgage loans, and, accordingly, on the principal balance certificates, while work-outs are negotiated or foreclosures are completed. See ‘‘Servicing of the Mortgage Loans— Modifications, Waivers, Amendments and Consents’’ in this prospectus supplement and ‘‘The Pooling and Servicing Agreements—Realization Upon Defaulted Mortgage Loans’’ and ‘‘Legal Aspects of Mortgage Loans—Foreclosure’’ in the prospectus.

Because the notional amount of the Class XC certificates is based upon the outstanding certificate balance of all the other classes of certificates (other than the Class XP, Class S and the REMIC residual certificates), and because the notional amount of the Class XP certificates is based upon the component notional amount of the Class A-1, Class A-1A, Class A-2, Class A-3, Class A-4, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L components and the outstanding certificate balance of the Class A-M, Class A-J, Class B and Class C certificates, the yield to maturity on the Class XC and Class XP certificates will be extremely sensitive to the rate and timing of principal prepayments, liquidations, defaults and principal losses. Also, a rapid rate of principal prepayments, liquidations and/or principal losses could result in the failure to recover the initial investment in the Class X certificates.

The failure on the part of any borrower to pay its ARD loan on its anticipated repayment date may result in significant delays in payments of principal on that ARD loan and on the offered certificates. Because the rate of principal payments or prepayments on the mortgage loans will depend on future events and a variety of factors, no assurance can be given as to the actual rate of principal payments or prepayments. The depositor is not aware of any publicly available or authoritative statistics that address the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

Factors That Affect the Rate and Timing of Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors, including prevailing interest rates, the terms of the mortgage loans, including prepayment premiums, prepayment lockout periods and amortization terms that require balloon payments, the demographics and relative economic vitality of the areas in which the mortgaged properties are located and the general supply and demand for comparable residential and commercial space in those areas, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See ‘‘Risk Factors’’ and ‘‘Description of the Mortgage Pool—Earnouts and Additional Collateral Loans’’ in this prospectus supplement and ‘‘Risk Factors’’ and ‘‘Yield and Maturity Considerations—The Effects of Prepayments on Yield’’ in the prospectus.

The rate of prepayment on the mortgage pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. See ‘‘Description of the Mortgage Pool’’ in this prospectus supplement.

Delay in Payment of Distributions

Because monthly distributions will not be made to certificateholders until a date that is scheduled to be at least 10 days following the end of the related interest accrual period, the effective yield to the holders of the offered certificates will be lower than the yield that would otherwise be produced by the applicable pass-through rates and purchase prices, assuming those prices did not account for that delay.

Unpaid Distributable Certificate Interest

As described under ‘‘Description of the Certificates—Distributions—Application of the Available Distribution Amount’’ in this prospectus supplement, if the portion of the available distribution amount distributable in respect of interest on any class of offered certificates on any distribution date is less than the distributable certificate interest then payable for that class, the shortfall will be distributable to holders of that class of certificates on subsequent distribution dates to the extent of available funds. Any shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of that class of certificates for so long as it is outstanding.

Weighted Average Life

The weighted average life of a certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of that certificate is distributed to the holder of that certificate or, in the case of the Class X certificates, the notional amount of that certificate is reduced to zero. For purposes of this prospectus supplement, the weighted average life of a certificate is determined by:

(1)	multiplying the amount of each principal distribution or reduction of the notional amount on the certificate by the number of years from the settlement date to the related distribution date,

(2)	summing the results, and

(3)	dividing the sum by the aggregate amount of the reductions in the principal balance or notional amount of that certificate.

The weighted average life of any certificate will be influenced by, among other things, the rate at which principal of the mortgage loans is paid or otherwise collected or advanced or applied in respect of nonrecoverable advances and the extent to which those payments, collections and advances of principal are in turn applied in reduction of the certificate balance or notional amount of the class of certificates to which the certificate belongs. If the balloon payment on a balloon loan having a due date after the determination date in any month is received on the stated maturity date thereof, the excess of that payment over the related assumed monthly payment will not be included in the available distribution amount until the distribution date in the following month. As a result, the weighted average life of the certificates may be extended. Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the CPR or constant prepayment rate model. The CPR model assumes that a group of mortgage loans experiences prepayments each month at a specified constant annual rate. As used in each of the following sets of tables for any particular class, the column headed ‘‘0%’’ assumes that none of the mortgage loans is prepaid before maturity, or the anticipated repayment date, with respect to the ARD loans. The columns headed ‘‘25%,’’ ‘‘50%,’’ ‘‘75%’’ and ‘‘100%’’ assume that no prepayments are made on any mortgage loan during that mortgage loan’s prepayment lockout, defeasance or yield maintenance period and are otherwise made on each of the mortgage loans at the indicated CPR percentages. There is no assurance, however, that prepayments of the mortgage loans, whether or not in a prepayment lockout period, defeasance period or yield maintenance period will conform to any particular CPR percentages, and no representation is made that the mortgage loans will prepay in accordance with the assumptions at any of the CPR percentages shown or at any other particular prepayment rate, that all the mortgage loans will prepay in accordance with the assumptions at the same rate or that mortgage loans that are in a prepayment lockout period, defeasance period or yield maintenance period will not prepay as a result of involuntary liquidations upon default or otherwise.

A prepayment lockout period is any period during which the terms of the mortgage loan prohibit voluntary prepayments on the part of the borrower. A defeasance period is any period during which the borrower may, under the terms of the mortgage loan, exercise a defeasance option. A yield maintenance period is any period during which the terms of the mortgage loan require the borrower to make a yield maintenance payment together with any voluntary prepayment of the mortgage loan.

The following tables indicate the percentage of the initial certificate balance of each class of offered certificates that would be outstanding after each of the dates shown at the indicated CPR percentages and the corresponding weighted average life of that class of certificates. The tables have been prepared on the basis of the information set forth on Annex A to this prospectus supplement and the following modeling assumptions:

(1)	the initial certificate balance, and the pass-through rate for each class of certificates are as provided in this prospectus supplement;

(2)	the scheduled monthly payments for each mortgage loan are based on payments of principal and interest (or of interest only, for those mortgage loans identified on Annex A to this prospectus supplement as being interest-only or having an interest-only period) described on Annex A to this prospectus supplement;

(3)	all scheduled monthly payments, including balloon payments, are timely received on the first day of each month beginning in February 2006;

(4)	there are no delinquencies or losses, extensions of maturity or appraisal reduction amounts on the mortgage loans and there are no casualties or condemnations affecting the mortgaged properties;

(5)	prepayments are made on each of the mortgage loans at the indicated CPR percentages provided in the table without regard to any limitations in the mortgage loans on partial voluntary principal prepayments, except to the extent modified below by the assumption numbered (13);

(6)	the ARD loans mature on their respective anticipated repayment dates;

(7)	each mortgage loan accrues interest under the method specified in ‘‘Description of the Mortgage Pool—Calculations of Interest’’; provided, however, that for those loans, if any, with fixed monthly payments during an interest-only period, interest rates were imputed based on the fixed monthly payments required under those loans during the interest-only period;

(8)	none of the master servicer, the majority certificateholder of the controlling class, the special servicer or the depositor exercises its right of optional termination described in this prospectus supplement;

(9)	no mortgage loan is repurchased or is required to be repurchased by a mortgage loan seller;

(10)	no Prepayment Interest Shortfalls are incurred and no prepayment premiums or yield maintenance charges are collected;

(11)	there are no additional trust expenses;

(12)	distributions on the certificates are made on the 10th calendar day of each month, beginning in February 2006;

(13)	no prepayments are received on any mortgage loan during that mortgage loan’s prepayment lockout period, defeasance period or yield maintenance period;

(14)	the prepayment provisions for each mortgage loan are as described in Annex A to this prospectus supplement;

(15)	no prepayments are received due to the failure to satisfy the requirements to release earnout amounts for each earnout loan (see ‘‘Characteristics of the Mortgage Loans—Earnout Loans’’ in Annex A to this prospectus supplement);

(16)	any mortgage loan with the choice of defeasance or yield maintenance chooses yield maintenance;

(17)	the Seven Springs Village Loan and The Outlets at Hershey Loan do not have a related Seven Springs Village B Note or Outlets at Hershey B Note, respectively;

(18)	the IHOP-Newington CT loan, the IHOP-Newington NH loan and the IHOP-Decatur Al loan have monthly payments on the 15th of each month. A one-month interest only payment will be reserved on the Closing Date to fund a full month of interest to the trust for the February distribution date. For modeling purposes, a one-month remaining interest only period was used with the February 15th payment of principal and interest due on these mortgage loans paying the March distribution payment on the certificates. For the February 2006 distribution, the above referenced loan is locked out from prepayment and an interest only payment is received. See Annex A for further information;

(19)	for the IHOP-Newington CT loan, the IHOP-Newington NH loan and the IHOP-Decatur Al loan, the right of the lender to reset the current interest rate in 2016 is not exercised; and

(20)	the settlement date is January 31, 2006.

To the extent that the mortgage loans have characteristics or experience performance that differs from those assumed in preparing the tables set forth below, the principal balances of the certificates may be reduced to zero on a date earlier or later than indicated by the tables. It is highly unlikely that the mortgage loans will prepay or perform in accordance with the modeling assumptions at any constant rate until maturity or that all the mortgage loans will prepay in accordance with the modeling assumptions or at the same rate. For example, some of the mortgage loans may not permit voluntary partial prepayments. In addition, variations in the actual prepayment experience and the balance of the specific mortgage loans that prepay may increase or decrease the percentages of initial certificate balances (and weighted average lives) shown in the following tables. Such variations may affect the rate of principal payments to the certificates even if the average prepayment experience of the mortgage loans is equal to the specified CPR percentages. In addition, the actual pre-tax yields on, or any other payment characteristics of, any class of offered certificates may not correspond to any of the information shown in the yield tables in this prospectus supplement, and the aggregate purchase prices of the offered certificates may not be as assumed. You must make your own decisions as to the appropriate assumptions, including prepayment assumptions to be used in deciding whether to purchase the offered certificates.

You are urged to conduct your own analyses of the rates at which the mortgage loans may be expected to prepay.

Based on the modeling assumptions, the following tables indicate the resulting weighted average lives of the Class A-1, Class A-1A, Class A-2, Class A-3, Class A-4, Class A-M, Class A-J, Class B, Class C, Class D and Class E certificates and the percentage of the initial certificate balance of each class of certificates that would be outstanding after the closing date and each of the distribution dates shown under the applicable assumptions at the indicated CPR percentages.

Percentages of the Initial Certificate Balance of
the Class A-1 Certificates At 0% CPR during lockout,
defeasance, yield maintenance period and otherwise at indicated CPR

	Prepayment Assumption (CPR)
Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100	100	100	100	100
January 10, 2007	88	88	88	88	88
January 10, 2008	75	75	75	75	75
January 10, 2009	56	56	56	56	56
January 10, 2010	32	32	32	32	32
January 10, 2011	0	0	0	0	0
Weighted Average Life (in years)	2.99	2.97	2.96	2.96	2.95

Percentages of the Initial Certificate Balance of
the Class A-1A Certificates at 0% CPR during lockout,
defeasance, yield maintenance period and otherwise at indicated CPR

	Prepayment Assumption (CPR)
Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100	100	100	100	100
January 10, 2007	100	100	100	100	100
January 10, 2008	100	100	100	100	100
January 10, 2009	99	99	99	99	99
January 10, 2010	98	98	98	98	98
January 10, 2011	62	62	62	62	62
January 10, 2012	62	62	62	62	62
January 10, 2013	61	61	61	61	61
January 10, 2014	60	60	60	60	60
January 10, 2015	59	59	59	59	59
January 10, 2016	0	0	0	0	0
Weighted Average Life (in years)	7.68	7.68	7.67	7.66	7.53

Percentages of the Initial Certificate Balance of
the Class A-2 Certificates at 0% CPR during lockout,
defeasance, yield maintenance period and otherwise at indicated CPR

	Prepayment Assumption (CPR)
Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100	100	100	100	100
January 10, 2007	100	100	100	100	100
January 10, 2008	100	100	100	100	100
January 10, 2009	100	100	100	100	100
January 10, 2010	100	100	100	100	100
January 10, 2011	0	0	0	0	0
Weighted Average Life (in years)	4.72	4.71	4.70	4.68	4.48

Percentages of the Initial Certificate Balance of
the Class A-3 Certificates at 0% CPR during lockout,
defeasance, yield maintenance period and otherwise at indicated CPR

	Prepayment Assumption (CPR)
Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100	100	100	100	100
January 10, 2007	100	100	100	100	100
January 10, 2008	100	100	100	100	100
January 10, 2009	100	100	100	100	100
January 10, 2010	100	100	100	100	100
January 10, 2011	100	100	100	100	100
January 10, 2012	82	82	82	82	82
January 10, 2013	50	50	50	50	50
January 10, 2014	30	30	30	30	30
January 10, 2015	8	8	8	8	8
January 10, 2016	0	0	0	0	0
Weighted Average Life (in years)	7.19	7.18	7.18	7.18	7.16

Percentages of the Initial Certificate Balance of
the Class A-4 Certificates at 0% CPR during lockout,
defeasance, yield maintenance period and otherwise at indicated CPR

	Prepayment Assumption (CPR)
Date	0% CPR	25% CPR	50%CPR	75% CPR	100% CPR
Closing Date	100	100	100	100	100
January 10, 2007	100	100	100	100	100
January 10, 2008	100	100	100	100	100
January 10, 2009	100	100	100	100	100
January 10, 2010	100	100	100	100	100
January 10, 2011	100	100	100	100	100
January 10, 2012	100	100	100	100	100
January 10, 2013	100	100	100	100	100
January 10, 2014	100	100	100	100	100
January 10, 2015	100	100	100	100	100
January 10, 2016	0	0	0	0	0
Weighted Average Life (in years)	9.66	9.64	9.61	9.56	9.35

Percentages of the Initial Certificate Balance of
the Class A-M Certificates at 0% CPR during lockout,
defeasance, yield maintenance period and otherwise at indicated CPR

	Prepayment Assumption (CPR)
Date	0% CPR	25% CPR	50%CPR	75% CPR	100% CPR
Closing Date	100	100	100	100	100
January 10, 2007	100	100	100	100	100
January 10, 2008	100	100	100	100	100
January 10, 2009	100	100	100	100	100
January 10, 2010	100	100	100	100	100
January 10, 2011	100	100	100	100	100
January 10, 2012	100	100	100	100	100
January 10, 2013	100	100	100	100	100
January 10, 2014	100	100	100	100	100
January 10, 2015	100	100	100	100	100
January 10, 2016	0	0	0	0	0
Weighted Average Life (in years)	9.86	9.85	9.83	9.81	9.61

Percentages of the Initial Certificate Balance of
the Class A-J Certificates at 0% CPR during lockout,
defeasance, yield maintenance period and otherwise at indicated CPR

	Prepayment Assumption (CPR)
Date	0% CPR	25% CPR	50%CPR	75% CPR	100% CPR
Closing Date	100	100	100	100	100
January 10, 2007	100	100	100	100	100
January 10, 2008	100	100	100	100	100
January 10, 2009	100	100	100	100	100
January 10, 2010	100	100	100	100	100
January 10, 2011	100	100	100	100	100
January 10, 2012	100	100	100	100	100
January 10, 2013	100	100	100	100	100
January 10, 2014	100	100	100	100	100
January 10, 2015	100	100	100	100	100
January 10, 2016	0	0	0	0	0
Weighted Average Life (in years)	9.86	9.86	9.86	9.86	9.66

Percentages of the Initial Certificate Balance of
the Class B Certificates at 0% CPR during lockout,
defeasance, yield maintenance period and otherwise at indicated CPR

	Prepayment Assumption (CPR)
Date	0% CPR	25% CPR	50%CPR	75% CPR	100% CPR
Closing Date	100	100	100	100	100
January 10, 2007	100	100	100	100	100
January 10, 2008	100	100	100	100	100
January 10, 2009	100	100	100	100	100
January 10, 2010	100	100	100	100	100
January 10, 2011	100	100	100	100	100
January 10, 2012	100	100	100	100	100
January 10, 2013	100	100	100	100	100
January 10, 2014	100	100	100	100	100
January 10, 2015	100	100	100	100	100
January 10, 2016	0	0	0	0	0
Weighted Average Life (in years)	9.93	9.90	9.86	9.86	9.69

Percentages of the Initial Certificate Balance of
the Class C Certificates at 0% CPR during lockout,
defeasance, yield maintenance period and otherwise at indicated CPR

	Prepayment Assumption (CPR)
Date	0% CPR	25% CPR	50%CPR	75% CPR	100% CPR
Closing Date	100	100	100	100	100
January 10, 2007	100	100	100	100	100
January 10, 2008	100	100	100	100	100
January 10, 2009	100	100	100	100	100
January 10, 2010	100	100	100	100	100
January 10, 2011	100	100	100	100	100
January 10, 2012	100	100	100	100	100
January 10, 2013	100	100	100	100	100
January 10, 2014	100	100	100	100	100
January 10, 2015	100	100	100	100	100
January 10, 2016	0	0	0	0	0
Weighted Average Life (in years)	9.94	9.94	9.93	9.86	9.69

Percentages of the Initial Certificate Balance of
the Class D Certificates at 0% CPR during lockout,
defeasance, yield maintenance period and otherwise at indicated CPR

	Prepayment Assumption (CPR)
Date	0% CPR	25% CPR	50%CPR	75% CPR	100% CPR
Closing Date	100	100	100	100	100
January 10, 2007	100	100	100	100	100
January 10, 2008	100	100	100	100	100
January 10, 2009	100	100	100	100	100
January 10, 2010	100	100	100	100	100
January 10, 2011	100	100	100	100	100
January 10, 2012	100	100	100	100	100
January 10, 2013	100	100	100	100	100
January 10, 2014	100	100	100	100	100
January 10, 2015	100	100	100	100	100
January 10, 2016	0	0	0	0	0
Weighted Average Life (in years)	9.94	9.94	9.94	9.86	9.69

Percentages of the Initial Certificate Balance of
the Class E Certificates at 0% CPR during lockout,
defeasance, yield maintenance period and otherwise at indicated CPR

	Prepayment Assumption (CPR)
Date	0% CPR	25% CPR	50%CPR	75% CPR	100% CPR
Closing Date	100	100	100	100	100
January 10, 2007	100	100	100	100	100
January 10, 2008	100	100	100	100	100
January 10, 2009	100	100	100	100	100
January 10, 2010	100	100	100	100	100
January 10, 2011	100	100	100	100	100
January 10, 2012	100	100	100	100	100
January 10, 2013	100	100	100	100	100
January 10, 2014	100	100	100	100	100
January 10, 2015	100	100	100	100	100
January 10, 2016	0	0	0	0	0
Weighted Average Life (in years)	9.94	9.94	9.94	9.94	9.69

Price/Yield Tables

The tables set forth below show the corporate bond equivalent or CBE yield and weighted average life in years for each class of offered certificates, under the modeling assumptions.

The yields provided in the following tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each class of offered certificates, would cause the discounted present value of the assumed stream of cash flows as of  , 2005 to equal the assumed purchase prices, plus accrued interest at the applicable pass-through rate on page S-6 from and including  , 2005 to but excluding the settlement date, and converting the monthly rates to semi-annual corporate bond equivalent rates. That calculation does not take into account variations that may occur in the interest rates at which you may be able to reinvest funds received by them as reductions of the certificate balances of classes of offered certificates and consequently does not purport to reflect the return on any investment in those classes of offered certificates when reinvestment rates are considered. Purchase prices are expressed in 32nds as a percentage of the initial certificate balance of the specified class (i.e., 99-16 means 99-16/32%) and are exclusive of accrued interest.

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life,
For The Class A-1 Certificates at the Specified CPRs

0% CPR During Lockout, Defeasance And Yield Maintenance Otherwise At Indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life,
For The Class A-1A Certificates at the Specified CPRs

0% CPR During Lockout, Defeasance And Yield Maintenance Otherwise At Indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life,
For The Class A-2 Certificates at the Specified CPRs

0% CPR During Lockout, Defeasance And Yield Maintenance Otherwise At Indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life,
For The Class A-3 Certificates at the Specified CPRs

0% CPR During Lockout, Defeasance And Yield Maintenance Otherwise At Indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life,
For The Class A-4 Certificates at the Specified CPRs

0% CPR During Lockout, Defeasance And Yield Maintenance Otherwise At Indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life,
For The Class A-M Certificates at the Specified CPRs

0% CPR During Lockout, Defeasance And Yield Maintenance Otherwise At Indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life,
For The Class A-J Certificates at the Specified CPRs

0% CPR During Lockout, Defeasance And Yield Maintenance Otherwise At Indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life,
For The Class B Certificates at the Specified CPRs

0% CPR During Lockout, Defeasance And Yield Maintenance Otherwise At Indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life,
For The Class C Certificates at the Specified CPRs

0% CPR During Lockout, Defeasance And Yield Maintenance Otherwise At Indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life,
For The Class D Certificates at the Specified CPRs

0% CPR During Lockout, Defeasance And Yield Maintenance Otherwise At Indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life,
For The Class E Certificates at the Specified CPRs

0% CPR During Lockout, Defeasance And Yield Maintenance Otherwise At Indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Yield Sensitivity Of The Class XP Certificates

The yield to maturity of the Class XP Certificates (although to a lesser extent than the Class XC certificates) will be especially sensitive to the prepayment, repurchase and default experience on the mortgage loans, which prepayment, repurchase and default experience may fluctuate significantly from time to time. A rapid rate of principal payments will have a material adverse effect on the yield to maturity of the Class XP certificates (although to a lesser extent than the Class XC Certificates). There can be no assurance that the mortgage loans will prepay at any particular rate. In addition, the Class XC Strip Rate and Class XP Strip Rate for any component relating to a class of principal balance certificates having a pass-through rate equal to the Weighted Average Net Mortgage Rate will be zero. Prospective investors in the Class XP certificates should fully consider the associated risks, including the risk that such investors may not fully recover their initial investment.

The following table indicates the sensitivity of the pre-tax yield to maturity on the Class XP certificates to various CPR percentages on the mortgage loans by projecting the monthly aggregate payments of interest on the Class XP certificates and computing the corresponding pre-tax yields to maturity on a corporate bond equivalent basis, based on the modeling assumptions set forth in this prospectus supplement under ‘‘Yield and Maturity Considerations—Weighted Average Life’’. It was further assumed that the aggregate purchase price of the Class XP certificates are as specified below, in each case expressed in 32nds and interpreted as a percentage of the initial notional amount of the specified class and are exclusive of accrued interest. Any differences between such assumptions and the actual characteristics and performance of the mortgage loans and of the Class XP certificates may result in yields being different from those shown in such table. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the table, which is provided only to give a general sense of the sensitivity of yields in varying prepayment scenarios.

The pre-tax yields set forth in the following table were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class XP certificates, would cause the discounted present value of such assumed stream of cash flows as of   to equal the assumed aggregate purchase price plus accrued interest at the initial pass-through rate for the Class XP certificates from and including   to but excluding the settlement date, and by converting such monthly rates to semiannual corporate bond equivalent rates. Such calculation does not take into account shortfalls in the collection of interest due to prepayments (or other liquidations) of the mortgage loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class XP certificates (and accordingly does not purport to reflect the return on any investment in the Class XP certificates when such reinvestment rates are considered).

Notwithstanding the assumed prepayment rates reflected in the following table, it is highly unlikely that the mortgage loans will be prepaid according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yield to maturity on the Class XP certificates is likely to differ from those shown in the following table, even if all of the mortgage loans prepay at the indicated CPR percentages over any given time period or over the entire life of the certificates.

Any optional termination of the trust fund would result in prepayment in full of the certificates and would have an adverse effect on the yield of the Class XP certificates because a termination would have an effect similar to a principal prepayment in full of the mortgage loans and, as a result, investors in the Class XP certificates and any other certificates purchased at premium might not fully recover their initial investment. See ‘‘Description of the Certificates—Termination; Retirement of Certificates’’.

There can be no assurance that the mortgage loans will prepay in accordance with the modeling assumptions at any particular rate or that the yield on the Class XP certificates will conform to the yields described herein. Investors are urged to make their investment decisions based on the determinations as to anticipated rates of prepayment under a variety of scenarios. Investors in the Class XP certificates should fully consider the risk that a rapid rate of prepayments on the mortgage loans could result in the failure of such investors to fully recover their investments.

In addition, holders of the Class XP certificates generally have rights to relatively larger portions of interest payments on mortgage loans with higher mortgage rates; thus, the yield on the Class XP certificates will be materially and adversely affected if the mortgage loans with higher mortgage rates prepay faster than the mortgage loans with lower mortgage rates.

Pre-Tax Yield to Maturity (CBE),
For The Class XP Certificates at the Specified CPRs

0% CPR During Lockout, Defeasance And Yield Maintenance Otherwise At Indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

FEDERAL INCOME TAX CONSEQUENCES

The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates is based on laws, regulations, rulings and decisions now in effect, and proposed regulations, all of which may change, possibly retroactively. To the extent that the following summary relates to matters of law or legal conclusions with respect thereto, the summary is correct in all material respects in the opinion of Orrick, Herrington & Sutcliffe LLP, special United States federal tax counsel for the depositor. This summary does not address the federal income tax consequences of an investment in offered certificates applicable to all categories of investors. For example, it does not discuss the federal income tax consequences of the purchase, ownership and disposition of offered certificates by investors that are subject to special treatment under the federal income tax laws, including banks and thrifts, insurance companies, regulated investment companies, dealers in securities, holders that will hold the offered certificates as a position in a ‘‘straddle’’ for tax purposes or as part of a ‘‘synthetic security,’’ ‘‘conversion transaction,’’ or other integrated investment comprised of the offered certificates and one or more other investments, or foreign investors, trusts and estates and pass-through entities, the equity holders of which are any of the foregoing. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of offered certificates.

For federal income tax purposes, separate REMIC elections will be made for segregated asset pools which make up the trust, other than any excess interest collected on the ARD loans. The resulting REMICs will be referred to in this prospectus supplement as the ‘‘Trust REMICs.’’ Upon the issuance of the offered certificates, Orrick, Herrington & Sutcliffe LLP, counsel to the depositor, will deliver its opinion to the effect that, assuming compliance with all provisions of the pooling and servicing agreement, for federal income tax purposes, each of the Trust REMICs will qualify as a REMIC under the Internal Revenue Code of 1986, as amended, called ‘‘the Code.’’ For federal income tax purposes, each class of REMIC residual certificates will be the sole class of ‘‘residual interests’’ in the corresponding Trust REMIC and, except to the extent representing the right to excess interest on the ARD loans, the offered certificates will evidence the ‘‘regular interests’’ in, and will be treated as debt instruments of, a Trust REMIC. See ‘‘Federal Income Tax Consequences—REMICs’’ in the prospectus.

Original Issue Discount And Premium

The offered certificates may be treated as having been issued with original issue discount for federal income tax reporting purposes. For purposes of computing the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes it will be assumed that there are no prepayments on the mortgage loans, except that it is assumed that the ARD loans will pay their outstanding principal balance on its anticipated repayment date. No representation is made as to the actual expected rate of prepayment of any mortgage loan. See ‘‘Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates— Original Issue Discount’’ in the prospectus. The Class S certificates will evidence only undivided beneficial interests in the portion of the trust consisting of any excess interest collected on the ARD loans. Such beneficial interests will constitute interests in a separate grantor trust for federal income tax purposes.

The IRS has issued OID Regulations under Sections 1271 to 1275 of the Code addressing the treatment of debt instruments issued with original issue discount. You should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address issues relevant to, or are not applicable to, securities such as the certificates. For example, because certain classes of certificates may bear interest at a rate based on the lesser of a fixed rate or a rate based on the weighted average mortgage rate, it is not entirely clear that the method intended to be used by the trust fund in reporting that interest (i.e., as ‘‘qualified stated interest’’) would be recognized by the IRS. Prospective purchasers of the offered certificates are advised to consult their tax advisors concerning the tax treatment of the certificates.

The IRS proposed regulations on August 24, 2004 concerning the accrual of interest income by the holders of REMIC regular interests. The proposed regulations would create a special rule for accruing OID on REMIC regular interests providing for a delay between record and payment dates, such that the period over which OID accrues coincides with the period over which the holder’s right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC regular interests with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC regular interest issued after the date the final regulations are published in the Federal Register. The proposed regulations provide automatic consent for the holder of a REMIC regular interest to change its method of accounting for OID under the final regulations. The change is proposed to be made on a cut-off basis and, thus, does not affect REMIC regular interests issued before the date the final regulations are published in the Federal Register.

In addition, there is considerable uncertainty concerning the application of Section 1272(a)(6) of the Code and the OID Regulations to REMIC certificates such as the Class X certificates. The IRS could assert that income derived from a Class X certificate should be calculated as if the Class X certificate were a certificate purchased at a premium equal to the price paid by the holder for the Class X certificate. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by such holder, as described in the prospectus under ‘‘Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates— Premium.’’ Alternatively, the IRS could assert that the Class X certificates should be taxable under regulations governing debt instruments having one or more contingent payments. Prospective purchasers of the offered certificates are advised to consult their tax advisors concerning the tax treatment of the certificates.

Assuming the Class X certificates are treated as having been issued with original issue discount, it appears that a reasonable method of reporting original issue discount with respect to the Class X certificates generally would be to report all income with respect to such certificates as original issue discount for each period, computing such original issue discount (i) by assuming that the value of the applicable index will remain constant for purposes of determining the original yield to maturity of, and projecting future distributions on, such certificates, thereby treating such certificates as fixed rate instruments to which the original issue discount computation rules described in the prospectus can be applied, and (ii) by accounting for any positive or negative variation in the actual value of the applicable index in any period from its assumed value as a current adjustment to original issue discount with respect to such period. See ‘‘Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ in the prospectus.

If the method for computing original issue discount described in the prospectus results in a negative amount for any period with respect to a holder of a Class X certificate, the amount of original issue discount allocable to such period would be zero and such certificateholder will be permitted to offset such negative amount only against future original issue discount (if any) attributable to such certificate. Although the matter is not free from doubt, a holder of a Class X certificate may be permitted to deduct a loss to the extent that his or her respective remaining basis in such certificate exceeds the maximum amount of future payments to which such certificateholder is entitled, assuming no further prepayments of the mortgage loans. Any such loss might be treated as a capital loss.

However, the IRS issued a notice of proposed rulemaking on the timing of income and deductions attributable to interest-only regular interests (such as the Class X Certificates) in a REMIC on August 24, 2004. In this notice, the IRS and Treasury requested comments on whether to adopt special rules for taxing regular interests such as the Class X Certificates, including the possible recognition of negative amounts of OID and the formulation of special guidelines for the application of Code Section 166 to REMIC IOs (such as the Class X Certificates). It is uncertain whether the IRS actually will propose any regulations as a consequence of the solicitation of comments and when any resulting new rules would be effective.

See ‘‘Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ in the prospectus.

The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that of the issuer. Accordingly, it is possible that holders of certificates may be able to select a method for recognizing original issue discount that differs from that used by the trustee in preparing reports to certificateholders and the IRS. Prospective investors are advised to consult their tax advisors concerning the treatment of any original issue discount on purchased certificates.

Prepayment premiums and yield maintenance charges collected on the mortgage loans will be distributed to the holders of each class of certificates entitled to the prepayment premiums or yield maintenance charges described in this prospectus supplement. It is not clear under the Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of certificates entitled to a prepayment premium or yield maintenance charge. For federal income tax reporting purposes, prepayment premiums and yield maintenance charges will be treated as income to the holders of a class of certificates entitled to prepayment premiums and yield maintenance charges only after the master servicer’s actual receipt of a prepayment premium or yield maintenance charge that the class of certificates is entitled to under the terms of the pooling and servicing agreement. It appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of that income is not clear and certificateholders should consult their tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

Some classes of certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of a class of certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder’s purchase price and the distributions remaining to be made on the certificate at the time of its acquisition by the certificateholder. Holders of each such affected class of certificates should consult their tax advisors regarding the possibility of making an election to amortize that premium. See ‘‘Federal Income Tax Consequences —REMICs—Taxation of Owners of REMIC Regular Certificates—Premium’’ in the prospectus.

Characterization Of Investments In Offered Certificates

Class S certificateholders’ right to receive excess interest will be treated as ‘‘stripped coupons’’ under Section 1286 of the Code. Because excess interest will arise on the ARD loans only if, contrary to the prepayment assumption utilized in determining the rate of accrual of original issue discount as described above, it does not prepay on its related anticipated repayment date, for federal income tax information reporting purposes it will initially be assumed that no excess interest will be paid. Consequently, excess interest will not be reported as income in federal income tax information reports sent to certificateholders entitled thereto until excess interest actually accrues. Similarly, no portion of the principal holders’ purchase price of their certificates will be treated as allocable to their right to receive possible distributions of excess interest. However, the Internal Revenue Service could disagree with this treatment and assert that additional income should be accrued for projected possible payments of excess interest in advance of its actual accrual, that additional original issue discount income should be accrued for the affected certificates, or both. Class S certificateholders should consult with their tax advisors regarding the overall tax consequences of their right to receive excess interest.

The offered certificates will be treated as ‘‘real estate assets’’ within the meaning of Section 856(c)(5)(B) of the Code generally in the same proportion that the assets of the trust would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in Section 856(c)(3)(B) of the Code generally to the extent that the certificates are treated as ‘‘real estate assets’’ within the meaning of Section 856(c)(5)(B) of the Code. Moreover, the offered certificates will be ‘‘qualified mortgages’’ under Section 860G(a)(3) of the Code if transferred to another REMIC on its start-up day in exchange for regular or residual interests therein.

The offered certificates will be treated as assets within the meaning of Section 7701(a)(19)(C) of the Code generally only to the extent of the portion of the mortgage loans secured by residential mortgaged properties and, accordingly, investment in the offered certificates may not be suitable for certain thrift institutions. See ‘‘Description of the Mortgage Pool’’ in this prospectus supplement.

For further information regarding the federal income tax consequences of investing in the offered certificates, see ‘‘Federal Income Tax Consequences—REMICs’’ in the prospectus.

METHOD OF DISTRIBUTION

The depositor has agreed to sell, and Deutsche Bank Securities Inc., Morgan Stanley & Co. Incorporated and GMAC Commercial Holding Capital Markets Corp. have each agreed to purchase, the portion of the certificates of each class listed opposite its name in the table below. The terms of these purchases are governed by an underwriting agreement, dated on or about January   , 2006 among the depositor, GMAC Commercial Mortgage Corporation and each of the underwriters.

It is expected that delivery of the offered certificates will be made only in book-entry form through the Same Day Funds Settlement System of DTC, Clearstream and Euroclear on or about January       , 2006 against payment therefor in immediately available funds.

Allocation Table

Underwriter	Class A-1	Class A-1A	Class A-2	Class A-3	Class A-4	Class XP	Class A-M	Class A-J	Class B	Class C	Class D	Class E
Deutsche Bank Securities Inc.	%	%	%	%	%	%	%	%	%	%	%	%
Morgan Stanley & Co. Incorporated	%	%	%	%	%	%	%	%	%	%	%	%
GMAC Commercial Holding Capital Markets Corp.	%	%	%	%	%	%	%	%	%	%	%	%

Each underwriter has agreed to purchase the entire portion of the offered certificates set forth opposite its name, provided the terms and conditions of the underwriting agreement are met. If any underwriter defaults, the underwriting agreement provides that, in specified circumstances, the purchase commitment of the nondefaulting underwriters may be increased or the underwriting may be terminated.

Under the underwriting agreement, each underwriter that has agreed to purchase the offered certificates must pay for and accept delivery of its certificates provided that specified conditions are met, including the receipt of legal opinions, that no stop order suspending the effectiveness of the depositor’s registration statement is in effect, and that no proceedings for that purpose are pending before or threatened by the SEC.

The distribution of the offered certificates by any underwriter may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of the sale. The compensation of the underwriters who purchase the offered certificates will be a commission representing the difference between the price they pay to GMAC Commercial Mortgage Securities, Inc. for the offered certificates and the amount they receive from the sale of the offered certificates to the public, and the other underwriter will be entitled to receive a negotiated fee. Proceeds to the depositor from the sale of the offered certificates, before deducting expenses payable by the depositor to the underwriters, will be approximately  % of the aggregate certificate balance of the offered certificates, plus accrued interest. Each underwriter may effect transactions by selling its certificates to or through dealers.

Dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter for whom they act as agent. In connection with the sale of the offered certificates, each underwriter may be deemed to have received compensation from the depositor in the form of underwriting compensation. Each underwriter and any dealers that participate with the underwriter in the distribution of the offered certificates may be deemed to be underwriters and any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

Deutsche Bank Securities Inc. is an affiliate of GACC. Morgan Stanley & Co. Incorporated is an affiliate of MSMC. GMAC Commercial Holding Capital Markets Corp. is an affiliate of the depositor and GMACCM.

The depositor will indemnify the underwriters, and under limited circumstances the underwriters will severally and not jointly indemnify the depositor against specified civil liabilities under the Securities Act of 1933 or contribute to payments to be made in respect thereof.

A secondary market for the offered certificates may not develop and, if it does develop, it may not continue. The primary source of ongoing information available to investors concerning the offered certificates will be the trustee reports discussed in this prospectus supplement under ‘‘Description of the Certificates—Reports to Certificateholders; Available Information.’’ Except as described in this prospectus supplement under ‘‘Description of the Certificates—Reports to Certificateholders; Available Information,’’ any additional information regarding the offered certificates may not be available through any other source. In addition, the depositor is not aware of any source through which price information about the offered certificates will be available on an ongoing basis. The limited nature of that information regarding the offered certificates may adversely affect the liquidity of the offered certificates, even if a secondary market for the offered certificates becomes available.

LEGAL MATTERS

Certain legal matters will be passed upon for the depositor by Orrick, Herrington & Sutcliffe LLP, and for the underwriters by Sidley Austin LLP.

RATINGS

The offered certificates are required to receive ratings from Standard & Poor’s and Fitch that are not lower than those indicated under ‘‘Summary of Series 2006-C1 Mortgage Pass-Through Certificates and Pool Characteristics.’’ The ratings of the offered certificates address the likelihood of the timely receipt by holders thereof of all payments of interest to which they are entitled on each distribution date and the ultimate receipt by holders thereof of all payments of principal to which they are entitled, if any, by the November 2045 distribution date. The ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the certificates, and the extent to which the payment stream from the mortgage pool is adequate to make payments of principal and interest required under the offered certificates.

The ratings of the offered certificates do not, however, address any of the following:

(1)	the likelihood or frequency of voluntary or involuntary principal prepayments on the mortgage loans;

(2)	the degree to which prepayments might differ from those originally anticipated;

(3)	whether and to what extent prepayment premiums or yield maintenance charges will be collected with prepayments or the corresponding effect on yield to investors;

(4)	whether and to what extent default interest will be collected on the mortgage loans;

(5)	whether and to what extent the holders of any certificates will experience Prepayment Interest Shortfalls; and

(6)	the tax treatment of payments on the offered certificates.

As described herein, the amounts payable with respect to the Class XP certificates do not include principal. If all the mortgage loans were to prepay in the initial month, with the result that the Class XP certificates were to receive only a single month’s interest (without regard to any prepayment premiums that may be collected), and thus suffer a nearly complete loss of their investment, all amounts ‘‘due’’ to such certificateholders will nevertheless have been paid, and such result is consistent with the ratings assigned by the rating agencies to the Class XP certificates. The ratings of the Class XP certificates by the rating agencies do not address the timing or magnitude of reductions of the notional amount of the Class XP certificates, but only the obligation to pay interest timely on the notional amount of the Class XP certificates, as such may be reduced from time to time as described herein. Such ratings do not represent any assessment of the yield to maturity of the Class XP certificates or the possibility that the Class XP certificateholders might not fully recover their investment in the event of rapid prepayments of the mortgage loans (including both voluntary and involuntary prepayments). The notional amount upon which interest is calculated in respect of the Class XP certificates is reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary. Accordingly, the ratings of the Class XP certificates should be evaluated independently from similar ratings on other types of securities.

Any rating agency not requested to rate the offered certificates may nonetheless issue any rating to any class thereof. A rating assigned to any class of offered certificates by a rating agency that has not been requested by the depositor to do so may be lower than the ratings assigned by any rating agency rating that class.

You should evaluate the ratings on the offered certificates independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold a security and may be changed or withdrawn at any time by the assigning rating agency.

LEGAL INVESTMENT

As of the date of their issuance, none of the offered certificates will be ‘‘mortgage related securities’’ for the purposes of the Secondary Mortgage Market Enhancement Act of 1984 or ‘‘SMMEA.’’ As a result, the appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the offered certificates of any class, may be subject to significant interpretative uncertainties. In addition, institutions whose investment activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions in certain forms of mortgage-related securities. The depositor makes no representation as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them or are subject to investment capital or other restrictions. See ‘‘Legal Investment’’ in the prospectus.

ERISA CONSIDERATIONS

If you are a fiduciary of any employee benefit plan or other retirement plan or arrangement, including individual retirement accounts and annuities, Keogh plans and entities in which those plans have invested, such as collective investment funds, insurance company separate accounts and insurance company general accounts, you should review with your counsel whether your purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permitted under either Section 406 of ERISA or Section 4975 of the Code or whether there exists any statutory, regulatory or administrative exemption applicable to those ‘‘prohibited transactions.’’ If you purchase or hold the Class A-1, Class A-1A, Class A-2, Class A-3, Class A-4, Class XP, Class A-M, Class A-J, Class B, Class C, Class D or Class E certificates on behalf of or with ‘‘plan assets’’ of a plan, your purchase may qualify for exemptive relief under the exemption, as described under ‘‘ERISA Considerations—Prohibited Transaction Exemption’’ in the prospectus. To qualify for this exemption, however, a number of conditions must be met, including the requirements that:

(1)	the plan must be an ‘‘accredited investor’’ as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933; and

(2)	at the time of acquisition, the certificates must be rated at least ‘‘BBB−’’ (or its equivalent) by Fitch, Moody’s or Standard & Poor’s.

Each beneficial owner of an offered certificate or any interest therein will be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a plan investor, (ii) it has acquired and is holding such offered certificates in reliance on the exemption referenced in the first paragraph above, and that it understands that there are certain conditions to the availability of this exemption, including that it is an accredited investor within the meaning of Rule 501(a)(1) of Regulation D and that the offered certificates must be rated, at the time of purchase, not lower than ‘‘BBB−’’ (or its equivalent) by Fitch, Moody’s or Standard & Poor’s or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an ‘‘insurance company general account,’’ as such term is defined in PTCE 95-60, and (3) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

If you are a plan fiduciary or other person considering whether to purchase an offered certificate on behalf of or with ‘‘plan assets’’ of a plan, you should consult with your counsel about whether the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code may apply to your investment, and whether the exemption or any other prohibited transaction exemption may be available in connection with your purchase. See ‘‘ERISA Considerations’’ in the prospectus.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The depositor has filed a registration statement with the Securities and Exchange Commission relating to the certificates. The prospectus is part of the registration statement, but the registration statement includes additional information.

We will file with the Securities and Exchange Commission all required annual, monthly and special Securities and Exchange Commission reports, as well as other information about the trust. The name of the entity under which these reports will be filed is GMAC Commercial Mortgage Securities, Inc. Series 2006-C1 Trust and the Securities and Exchange Commission file number for the trust is 333-123974.

You may read and copy any reports, statements or other information we file at the Securities and Exchange Commission's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-732-0330. You can also request copies of these documents, upon payment of a duplicating fee, by writing to the Securities and Exchange Commission. The Securities and Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of the Securities and Exchange Commission's Internet site is www.sec.gov.

GLOSSARY

The certificates will be issued pursuant to the pooling and servicing agreement. The following Glossary is not complete. You should also refer to the prospectus and the pooling and servicing agreement for additional definitions. Unless the context requires otherwise, the definitions contained in this Glossary apply only to this series of certificates and will not necessarily apply to any other series of certificates the trust may issue.

Available Distribution Amount—The Available Distribution Amount for any distribution date will generally equal:

(1)	all amounts on deposit in the certificate account and the distribution account as of the close of business on the related determination date, excluding:

(a)	monthly payments collected but due on a due date after the related collection period;

(b)	prepayment premiums and yield maintenance charges and excess interest received in respect of each ARD loan following its anticipated repayment date;

(c)	amounts that are payable or reimbursable to any person other than the certificateholders, including amounts payable to the master servicer, the special servicer or the trustee as compensation or to reimburse outstanding advances and amounts payable for additional trust expenses;

(d)	amounts deposited in the certificate account or the distribution account, as the case may be, in error;

(e)	for any distribution date in February, and in any January in a year that is not a leap year, the withheld amounts for the interest reserve loans to be deposited in the interest reserve account and held for future distribution; and

(f)	amounts that represent excess liquidation proceeds; plus

(2)	to the extent not already included in clause (1), any P&I advances made for that distribution date and payments made by the master servicer to cover Prepayment Interest Shortfalls, Balloon Payment Interest Shortfalls and Extraordinary Prepayment Interest Shortfalls incurred during the related collection period; plus

(3)	for the distribution date occurring in each March, the withheld amounts for the interest reserve loans then on deposit in the interest reserve account as described under ‘‘Description of the Certificates—Interest Reserve Account’’ in this prospectus supplement; plus

(4)	for any mortgage loan with a due date after the related determination date but on or prior to the master servicer remittance date in each month, the monthly payment due in the same month as that distribution date (other than balloon payments due on the master servicer remittance date, unless received by the master servicer prior to such due date) if received by the related due date in that month.

Balloon Payment Interest Excess—If the due date for any balloon payment on a balloon mortgage loan occurs on a later date than the due date in prior months, the amount of interest (net of related master servicing fees) accrued on the related balloon loan for the additional number of days will, to the extent actually collected in connection with the payment of the balloon payment on or before the succeeding determination date, constitute a Balloon Payment Interest Excess.

Balloon Payment Interest Shortfall—If the due date for any balloon payment on a balloon mortgage loan occurs on an earlier date than the due date in prior months, the additional amount of interest (net of related master servicing fees) that would have accrued on the related balloon loan if the stated maturity date were on the later date will, to the extent not paid by the borrower, constitute a Balloon Payment Interest Shortfall.

Class FNB Representative—The representative of the Class FNB certificates appointed by the Majority Class FNB Certificateholder.

COMM 2005-FL11 Trustee—The ‘‘trustee’’ under the COMM 2005-FL11 Commercial Mortgage Pass-Through Certificates, which as of the date hereof is Wells Fargo Bank, N.A.

DDR/Macquarie Mervyn's Portfolio A-1 Loan—A mortgage note secured by the DDR/Macquarie Mervyn’s Portfolio mortgaged property on a pari passu basis with the DDR/Macquarie Mervyn’s Portfolio Loan. The DDR/Macquarie Mervyn’s Portfolio A-1 Loan is not an asset of the trust and has an outstanding principal balance as of the cut-off date of $106,275,000.

DDR/Macquarie Mervyn’s Portfolio A-3 Loan—A mortgage note secured by the DDR/Macquarie Mervyn’s Portfolio mortgaged property on a pari passu basis with the DDR/Macquarie Mervyn’s Portfolio Loan. The DDR/Macquarie Mervyn’s Portfolio A-3 Loan is not an asset of the trust and has an outstanding principal balance as of the cut-off date of $45,922,500.

DDR/Macquarie Mervyn’s Portfolio Companion Loans—Each mortgage note secured by the DDR/Macquarie Mervyn’s Portfolio mortgaged property on a pari passu basis with the DDR/Macquarie Mervyn’s Portfolio Loan. The DDR/Macquarie Mervyn’s Portfolio Companion Loans are not assets of the trust.

DDR/Macquarie Mervyn’s Portfolio Intercreditor Agreement—An intercreditor agreement between the holders of the DDR/Macquarie Mervyn’s Portfolio Loan and DDR/Macquarie Mervyn’s Portfolio Companion Loans sets forth the rights of such noteholders.

DDR/Macquarie Mervyn’s Portfolio Loan—The mortgage loan identified by control number 1 in Annex A to this prospectus supplement.

DDR/Macquarie Mervyn’s Portfolio Whole Loan—Collectively, the DDR/Macquarie Mervyn’s Portfolio Loan and the DDR/Macquarie Mervyn’s Portfolio Companion Loans.

Design Center of the Americas Companion Loan—The mortgage note secured by the Design Center of the Americas Mortgaged Property on a pari passu basis with the Design Center of the Americas Loan. The Design Center of the Americas Companion Loan is not an asset of the trust.

Design Center of the Americas Intercreditor Agreement—An intercreditor agreement between the holders of the Design Center of the Americas Loan and Design Center of the Americas Companion Loan sets forth the rights of such noteholders.

Design Center of the Americas Loan—The mortgage loan identified by control number 4 in Annex A to this prospectus supplement.

Design Center of the Americas Mortgaged Property—The mortgaged real property identified on Annex A to this prospectus supplement as Design Center of the Americas.

Design Center of the Americas Whole Loan—Collectively, the Design Center of the Americas Loan and the Design Center of the Americas Companion Loan.

First National Bank Center Available Funds—On or prior to each payment date, amounts received during the related collection period with respect to the First National Bank Center Loan, together with any amounts advanced with respect to the First National Bank Center Loan, subject to adjustment for interest reserve amounts with respect to the First National Bank Center Loan, and exclusive of amounts payable and/or reimbursable to the master servicer, the special servicer and/or the trustee with respect to the First National Bank Center Loan under the pooling and servicing agreement.

First National Bank Center Change of Control Event—The meaning assigned thereto under ‘‘Servicing of the Mortgage Loans—The Majority Certificateholder of the Controlling Class’’ in this prospectus supplement.

First National Bank Center Cure Event—The meaning assigned thereto under ‘‘Servicing of the Mortgage Loans—Additional Rights of the Majority Class FNB Certificateholders; Rights to Cure and Purchase’’ in this prospectus supplement.

First National Bank Center Junior Portion—The junior, non-pooled portion of the First National Bank Center Loan that consists of $33,000,000 of the entire cut-off date principal balance of the First National Bank Center Loan.

First National Bank Center Loan—Collectively, the First National Bank Center Senior Portion and the First National Bank Center Junior Portion.

First National Bank Center Senior Portion—The senior, pooled portion of the First National Bank Center Loan that consists of $65,000,000 of the entire cut-off date principal balance of the First National Bank Center Loan.

GE 2005-C4 Master Servicer—The ‘‘servicer’’ under the GE Commercial Mortgage Corporation Commercial Mortgage Pass-Through Certificates, Series 2005-C4, which as of the date hereof is Midland Loan Services, Inc.

GE 2005-C4 Pooling And Servicing Agreement—The Pooling and Servicing Agreement, dated as of May 1, 2005, among GE Commercial Mortgage Corporation, as depositor, Midland Loan Services, Inc., as master servicer and special servicer, and Wells Fargo Bank, N.A., as trustee.

GE 2005-C4 Special Servicer—The ‘‘servicer’’ under the GE Commercial Mortgage Corporation Commercial Mortgage Pass-Through Certificates, Series 2005-C4, which as of the date hereof is Midland Loan Services, Inc.

GE 2005-C4 Trust—The trust fund formed under the GE 2005-C4 Pooling and Servicing Agreement.

GE 2005-C4 Trustee—The ‘‘trustee’’ under the GE Commercial Mortgage Corporation Commercial Mortgage Pass-Through Certificates, Series 2005-C4, which as of the date hereof is Wells Fargo Bank, N.A.

James Center Companion Loan—The mortgage note secured by the James Center mortgaged property on a pari passu basis with the James Center Loan. The James Center Companion Loan is not an asset of the trust.

James Center Intercreditor Agreement—An intercreditor agreement between the holders of the James Center Loan and the James Center Companion Loan setting forth the rights of such holders.

James Center Loan—The mortgage loan identified by control number 2 in Annex A to this prospectus supplement.

James Center Mortgaged Property—The mortgaged property securing the James Center Loan.

James Center Whole Loan—Collectively, the James Center Loan and the James Center Companion Loan.

Majority Class FNB Certificateholders—As of any date of determination, the holders or, if applicable, the beneficial owners of Class FNB certificates entitled to greater than 50% of the voting rights allocated to the Class FNB certificates.

Net Aggregate Prepayment Interest Shortfall—The Net Aggregate Prepayment Interest Shortfall for any distribution date will be the amount, if any, by which the aggregate of all Prepayment Interest Shortfalls incurred on the mortgage pool during the related collection period, exceeds any payment made by the master servicer for that distribution date to cover those Prepayment Interest Shortfalls.

Net Mortgage Rate—The Net Mortgage Rate for any mortgage loan is an annual rate equal to the related mortgage rate in effect from time to time (including, in the case of any mortgage loan providing for a fixed payment during any period of interest-only payments, if any, the implied rate of interest), minus the administration fee rate. However, for purposes of calculating pass-through rates, the Net Mortgage Rate for any mortgage loan will be determined without regard to any modification, waiver or amendment of the terms of the mortgage loan, whether agreed to by the master servicer or special servicer, as applicable, or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower.

Outlets at Hershey B Note—The mortgage note secured by The Outlets at Hershey mortgaged property on a subordinate basis with The Outlets at Hershey Loan. The Outlets at Hershey B Note is not an asset of the trust.

Outlets at Hershey Loan—The mortgage loan identified by control number 14 on ‘‘Annex A’’ to this prospectus supplement.

Outlets at Hershey Whole Loan—Collectively, The Outlets at Hershey Loan and The Outlets at Hershey B Note.

Prepayment Interest Shortfall—If a borrower prepays a mortgage loan, in whole or in part, before the due date in any collection period and does not pay interest on that prepayment through the due date, then the shortfall in a full month’s interest (net of related master servicing fees) on the prepayment will constitute a Prepayment Interest Shortfall.

Principal Distribution Amount—The Principal Distribution Amount for any distribution date will, generally, equal the excess of the sum of clauses (1) through (5) below over clause (6) below:

(1)	the principal portions of all monthly payments, other than balloon payments, and any assumed monthly payments due or deemed due, as the case may be, on the mortgage loans for their respective due dates occurring during the same calendar month as that distribution date;

(2)	all voluntary principal prepayments received on the mortgage loans during the related collection period;

(3)	for any balloon loan for which the stated maturity date occurred, during or before the related collection period, any payment of principal, exclusive of any voluntary principal prepayment and any amount described in clause (4) below, made by or on behalf of the related borrower during the related collection period, net of any portion of the payment that represents a recovery of the principal portion of any monthly payment, other than a balloon payment, due, or the principal portion of any assumed monthly payment deemed due, for that mortgage loan on a due date during or before the same calendar month as that distribution date and not previously recovered;

(4)	the portion of all liquidation proceeds (net of liquidation expenses and unreimbursed additional trust fund expenses), condemnation proceeds and insurance proceeds received on the mortgage loans during the related collection period that were identified and applied by the special servicer as recoveries of principal, in each case, exclusive of any portion of those amounts that represents a recovery of the principal portion of any monthly payment, other than a balloon payment, due and any excess liquidation proceeds, or the principal portion of any assumed monthly payment deemed due, for the related mortgage loan on a due date during or before the same calendar month as that distribution date and not previously recovered; and

(5)	if that distribution date is after the initial distribution date, the excess, if any, of the principal distribution amount for the immediately preceding distribution date over the aggregate distributions of principal made on the principal balance certificates from the principal distribution amount on that immediately preceding distribution date;

minus

(6)	the amount of principal collections, if any, applied to reimburse any nonrecoverable advances or workout-delayed reimbursement amounts on such distribution date allocated first, to the loan group principal distribution amount for the loan group in which the mortgage loan with respect to which the nonrecoverable advance or workout-delayed reimbursement amount was made or exists, and then to the other loan group (provided, however, that to the extent any such nonrecoverable advances or workout-delayed reimbursement amounts are subsequently recovered from principal collections on the related mortgage loan, such recovery will be applied to increase the sum of clauses (1) through (5) above for the distribution date related to the collection period in which such recovery occurs).

Seven Springs Village B Note—The mortgage note secured by the Seven Springs Village mortgaged property on a subordinate basis with the Seven Springs Village Loan. The Seven Springs Village B Note is not an asset of the trust.

Seven Springs Village Loan—The mortgage loan identified by control number 3 in Annex A to this prospectus supplement.

Seven Springs Village Whole Loan—Collectively, the Seven Springs Village Loan and the Seven Springs Village B Note.

Weighted Average Net Mortgage Rate—The Weighted Average Net Mortgage Rate on each distribution date is the weighted average of the Net Mortgage Rates (without regard to the non-pooled portion of the First National Bank Center Loan) for the mortgage loans as of the beginning of the related collection period, weighted on the basis of their respective stated principal balances outstanding immediately before that distribution date.

ANNEX A
CHARACTERISTICS OF THE MORTGAGE LOANS

The schedule and tables appearing in this Annex A set forth certain information for the mortgage loans and mortgaged properties. The information is presented, where applicable, as of the applicable cut-off date for each mortgage loan and the related mortgaged properties. The statistics in such schedule and tables were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and operating statements were generally unaudited and have not been independently verified by the depositor or the underwriters or any of their respective affiliates or any other person. The sum of the amounts in any column of any of the tables of this Annex A may not equal the indicated total under such column due to rounding.

Net income for a mortgaged property as determined in accordance with generally accepted accounting principles would not be the same as the stated underwritten net cash flow for such mortgaged property as provided in the following schedule or tables. In addition, underwritten net cash flow is not a substitute for or comparable to operating income as determined in accordance with generally accepted accounting principles as a measure of the results of a property’s operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity. No representation is made as to the future net cash flow of the mortgaged properties, nor is the underwritten net cash flow provided in this prospectus supplement for any mortgaged property intended to represent such future net cash flow.

In the schedule and tables provided in this Annex A, for mortgage loans evidenced by one mortgage note, but secured by multiple mortgaged properties, for some purposes, the allocated loan amounts for each such related mortgaged property are shown.

Definitions

For purposes of the prospectus supplement, including the schedule and tables in this Annex A, the indicated terms have the following meanings, as modified, by reference to the ‘‘Certain Loan Payment Terms’’ below and footnotes to the schedules that follow:

(1) ‘‘Underwritten net cash flow,’’ ‘‘underwritten NCF’’ or ‘‘UW NCF’’ for any mortgaged property, means an estimate of cash flow available for debt service in a typical year of stable, normal operations. Generally, it is the estimated revenue derived from the use and operation of such mortgaged property less (i) the allowance for vacancies and losses (such amount, the ‘‘underwritten revenue’’) and (ii) the sum of estimated (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising), (b) fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) (such sum of (a) and (b), the ‘‘underwritten expenses’’) and (c) estimated replacement reserves and with the exception of multifamily and hospitality properties, tenant improvement costs and leasing commissions, as applicable. Underwritten net cash flow generally does not reflect interest expense and non-cash items such as depreciation and amortization. The underwritten net cash flow for each mortgaged property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual net cash flow for such mortgaged property to differ materially from the underwritten net cash flow set forth herein. Some assumptions and subjective judgments relate to future events, conditions and circumstances, including future expense levels, the re-leasing of vacant space and the continued leasing of occupied space, which will be affected by a variety of complex factors over which none of the issuer, the depositor, the sellers, the master servicer, the special servicer or the trustee have control. In some cases, the underwritten net cash flow for any mortgaged property is higher, and may be materially higher, than the annual net cash flow for that mortgaged property, based on historical operating statements.

In determining underwritten net cash flow for a mortgaged property, the mortgage loan seller generally relied on rent rolls and/or other generally unaudited financial information provided by the respective borrowers. In some cases the appraisal and/or local market information was the primary basis for the determination. From that information, the applicable seller calculated stabilized estimates of cash flow that took into consideration historical financial statements (where available), material changes in the operating position of a mortgaged property of which the applicable seller was aware (e.g., newly signed leases, expirations of ‘‘free rent’’ periods and market rent and market vacancy data), and estimated capital expenditures and leasing commission and tenant improvement reserves. In some cases, the applicable seller’s estimate of underwritten net cash flow reflected differences from the information contained in the operating statements obtained from the respective borrowers (resulting in either an increase or decrease in the estimate of underwritten net cash flow derived therefrom) based upon the applicable seller’s own analysis of those operating statements and the assumptions applied by the respective borrowers in preparing those statements and information. In some instances, for example, property management fees and other expenses may have been taken into account in the calculation of underwritten net cash flow even though these expenses may not have been reflected in actual historic operating statements. In most of those cases, the information was annualized, with adjustments for items deemed not appropriate to be annualized, before using it as a basis for the determination of underwritten net cash flow. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by any seller in determining the presented operating information.

(2) ‘‘Annual debt service’’ generally means, for any mortgage loan, 12 times the monthly payment in effect as of the applicable cut-off date for such mortgage loan or, for some mortgage loans that pay only interest for a period of time, 12 times the monthly payment in effect after the end of such interest-only period.

(3) ‘‘UW NCF DSCR,’’ ‘‘underwritten NCF DSCR,’’ ‘‘debt service coverage ratio,’’ ‘‘DSC Ratio’’ or ‘‘DSCR’’ means, for any mortgage loan, (a) the underwritten net cash flow for the mortgaged property, divided by (b) the annual debt service for such mortgage loan (assuming for the purposes of this Annex A, except as otherwise indicated, that in the case of any mortgage loan providing for earnout reserves, the principal balance of such mortgage loan is reduced by the amount of the earnout, regardless of whether any portion of such earnout is required to be applied to payment of any related yield maintenance charge or other prepayment premium). For the purposes of information presented in this prospectus supplement, unless otherwise indicated, (i) with respect to the James Center Loan the debt service coverage ratio reflects the aggregate indebtedness evidenced by the James Center Loan and the James Center Companion Loan, (ii) with respect to the Seven Springs Village Loan the debt service coverage ratio reflects the indebtedness evidenced by the Seven Springs Village Loan, but not the Seven Springs Village B Note (including the subordinate B note, the whole loan DSCR is 1.3x) and (iii) with respect to The Outlets at Hershey Loan, the debt service coverage ratio reflects the indebtedness evidenced by The Outlets at Hershey Loan, but not The Outlets at Hershey B Note (including the subordinate B Note, the whole loan DSCR is 1.23x); provided, that with respect to certain of the mortgage loans that are additionally secured by letters of credit or earnout cash reserves, the amount in clause (b) above is calculated assuming that the principal balance of such mortgage loan is reduced by the amount of such letter of credit and/or earnout cash reserve; such letters of credit or earnout cash reserves may be required to be released to the borrower instead of being applied to reduce the principal balance of the mortgage loan (and may result in a lower DSCR) if certain conditions set forth in the applicable loan documents are met, including applicable LTV and DSCR requirements described in Annex A hereto.

Generally, debt service coverage ratios are used by lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service to (b) required debt service payments. However, debt service coverage ratios measure only the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. The underwritten NCF DSCRs are presented in this prospectus supplement for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a mortgaged property to generate sufficient cash flow to repay the related mortgage loan. As a result, no assurance can be given, and no representation is made, that the underwritten NCF DSCRs accurately reflect that ability. The underwritten NCF DSCR for the interest-only mortgage loans is based on the payment due after the initial interest-only period.

(4) ‘‘Appraised value’’ means, for any mortgaged property, the appraiser’s adjusted value as stated in the most recent third-party appraisal available to the depositor. In some cases, the appraiser’s adjusted value takes into account certain repairs or stabilization of operations. In some cases in which the appraiser assumed the completion of repairs, such repairs were, generally, either completed before the settlement date or the applicable seller has taken reserves sufficient to complete such repairs or received other assurances such as a guarantee. No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related mortgaged property or the amount that would be realized upon a sale.

(5) ‘‘Cut-off date loan-to-value ratio,’’ ‘‘loan-to-value ratio,’’ ‘‘cut-off date LTV,’’ ‘‘current LTV’’ or ‘‘CLTV’’ means, with respect to any mortgage loan, (a) the cut-off date balance of that mortgage loan (assuming for purposes of this Annex A, except as otherwise indicated, in the case of any mortgage loan providing for earnout reserves, the principal balance of such mortgage loan is reduced by the amount of the earnout) divided by (b) the appraised value of the mortgaged property or mortgaged properties.

For mortgage loans for which earnout reserves have been established, cut-off date loan-to-value ratio is shown assuming that the earnout is not achieved, except as otherwise indicated and the full amount of such earnout is applied to reduce the principal balance of the mortgage loan regardless of whether any portion of such earnout is required to be applied to payment of any related yield maintenance charge or other prepayment premium. For the purposes of information presented in this prospectus supplement, unless otherwise indicated, (i) with respect to the James Center Loan, the loan-to-value ratio reflects the aggregate indebtedness evidenced by the James Center Loan and the James Center Companion Loan, (ii) with respect to the Seven Springs Village Loan, the loan-to-value ratio reflects the indebtedness evidenced by the Seven Springs Village Loan, but not the Seven Springs Village B Note (including the subordinate B Note, the whole loan LTV is 74.81%), (iii) with respect to The Outlets at Hershey Loan, the loan to value ratio reflects the indebtedness evidenced by The Outlets at Hershey Loan, but not The Outlets at Hershey B Note (including the subordinate B Note, the whole loan LTV is 83.48%), (iv) with respect to the DDR/Macquarie Mervyn’s Portfolio Loan, the loan-to-value ratio reflects the aggregate indebtedness evidenced by the DDR/Macquarie Mervyn’s Portfolio Loan and the DDR/Macquarie Mervyn’s Portfolio Companion Loans and (v) with respect to the Design Center of the Americas Loan, the loan-to-value ratio reflects the aggregate indebtedness evidenced by the Design Center of the Americas Loan and the Design Center of the Americas Companion Loan; provided, that with respect to certain of the mortgage loans that are additionally secured by letters of credit or earnout cash reserves, the cut-off date principal balance is reduced by the amount of such letter of credit and/or earnout cash reserve; such letters of credit or earnout cash reserves may be required to be released to the borrower instead of being applied to reduce the principal balance of the mortgage loan (and may result in a lower DSCR) if certain conditions set forth in the applicable loan documents are met, including applicable LTV and DSCR requirements described in Annex A hereto.

(6) ‘‘Square feet,’’ ‘‘sq. ft.,’’ ‘‘SF’’ or ‘‘NRSF’’ means, in the case of a mortgaged property operated as a retail center, office or medical office complex, industrial/ warehouse facility, combination retail office facility or other special purpose property, the square footage of the net rentable or leasable area.

(7) ‘‘Units,’’ ‘‘Pads,’’ ‘‘Rooms’’ or ‘‘Spaces’’ means: (1) in the case of a mortgaged property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in the apartment, (2) in the case of a mortgaged property operated as a hospitality property, the number of guest rooms, (3) in the case of a mortgaged property operated as manufactured housing, the number of pads, (4) in the case of a mortgaged property operated as self-storage property, the number of self-storage units and (5) in the case of a mortgaged property operated as a parking facility, the number of parking spaces. For purposes of this Annex A, the total number of units shown for certain multifamily properties may be greater than the total number of multifamily units shown in the multifamily schedule because certain of the multifamily properties have commercial units in addition to multifamily units.

(8) ‘‘Occupancy’’ means, the percentage of square feet or units, as the case may be, of the mortgaged property that was occupied or leased or, in the case of certain properties, average units so occupied over a specified period, as of a specified date

(identified on this Annex A as the ‘‘occupancy date’’) or as specified by the borrower or as derived from the mortgaged property’s rent rolls, operating statements or appraisals or as determined by a site inspection of the mortgaged property. Information in this Annex A concerning the ‘‘largest tenant’’ is presented as of the same date as of which the occupancy percentage is specified.

(9) ‘‘Scheduled Maturity or ARD Balance’’ means, for any balloon loan or ARD loan, the principal amount that will be due at maturity or on the anticipated repayment date for that balloon loan or ARD loan.

(10) ‘‘Scheduled maturity or ARD date LTV’’ means, for any balloon loan, the balloon balance for that mortgage loan divided by the appraised value of the related mortgaged property. For the purposes of information presented in this prospectus supplement, unless otherwise indicated, (i) with respect to the James Center Loan, the scheduled maturity date loan-to-value ratio reflects the aggregate indebtedness evidenced by the James Center Loan and the James Center Companion Loan, (ii) with respect to the Seven Springs Village Loan, the scheduled maturity date loan-to-value ratio reflects the indebtedness evidenced by the Seven Springs Village Loan, but not the Seven Springs Village B Note, (iii) with respect to The Outlets at Hershey Loan, the scheduled maturity date loan-to-value ratio reflects the indebtedness evidenced by The Outlets at Hershey Loan, but not The Outlets at Hershey B Note, (iv) with respect to the DDR/Macquarie Mervyn’s Portfolio Loan, the scheduled maturity date loan-to-value ratio reflects the aggregate indebtedness evidenced by the DDR/Macquarie Mervyn’s Portfolio Loan and the DDR/Macquarie Mervyn’s Portfolio Companion Loans and (v) with respect to the Design Center of the Americas Loan, the scheduled maturity date loan-to-value ratio reflects the aggregate indebtedness evidenced by the Design Center of the Americas Loan and the Design Center of the Americas Companion Loan.

(11) ‘‘Interest rate’’ means, for any mortgage loan, the mortgage rate in effect as of the cut-off date for that mortgage loan.

(12) ‘‘Administration Fee Rate’’ for each mortgage loan is the percentage rate per annum provided in Annex A for such mortgage loan at which compensation is payable for the servicing of that mortgage loan (which includes the master servicing fee rate) and at which compensation is also payable to the trustee.

(13) ‘‘Prepayment provisions’’ for each mortgage loan are: ‘‘lockout,’’ which means the duration of the prepayment lockout period; ‘‘defeasance,’’ which means the duration of any defeasance period; and, where applicable, ‘‘(greater than) YM and 1%’’ which means the greater of the yield maintenance charge and 1% of the outstanding principal balance; ‘‘YM’’ which means yield maintenance; and ‘‘defeasance or (greater than) YM and 1%’’ which means either defeasance or the greater of the yield maintenance charge and 1% of the principal amount being prepaid. The number following the ‘‘/’’ is the number of months for which the related call protection provision is in effect, exclusive of the maturity date for calculation purposes only.

(14) ‘‘Remaining term to maturity’’ means, for any mortgage loan, the remaining term, in months, from the cut-off date for that mortgage loan to the earlier of the related maturity date or anticipated repayment date.

(15) In those instances where the same tenant leases space under multiple leases, the date shown as the ‘‘Largest Tenant Lease Expiration’’ is the earliest termination date of any of such leases.

(16) ‘‘Underwritten net operating income,’’ ‘‘underwritten NOI’’ or ‘‘UW NOI’’ for any mortgaged property means, net cash flow before deducting for capital expenditures and any deposits to reserves for capital expenditures, including tenant improvement costs and leasing commissions, as applicable.

(17)    ‘‘Cut-Off Date Balance per Sq.Ft./Unit/Pad/Room/Space’’ for any mortgage loan means the cut-off date balance of that mortgage loan divided by Sq.Ft./Unit/Pad/ Room/Space, as applicable. For the purposes of information presented in this prospectus supplement, unless otherwise indicated, (i) with respect to the Seven Springs Village Loan the Cut-Off Date Balance per Sq.Ft./Unit/Pad/Room/Space reflects the aggregate indebtedness evidenced by the Seven Springs Village Loan, but not the Seven Springs Village B Note, (ii) with respect to The Outlets at Hershey Loan, the Cut-Off Date Balance per Sq.Ft./Unit/Pad/Room/Space reflects the indebtedness evidenced by The Outlets at Hershey Loan, but not The Outlets at Hershey B Note, (iii) with respect to the DDR/Macquarie Mervyn’s Portfolio Loan, the Cut-Off Date Balance per Sq. Ft./Unit/Pad/Room/Space reflects the indebtedness evidenced by the DDR/Macquarie Mervyn’s Portfolio Loan, but not the DDR/Macquarie Mervyn’s Portfolio Companion Loans and (iv) with respect to the Design Center of the Americas Loan, the Cut-Off Date Balance per Sq. Ft./Unit/Pad/Room/Space reflects the indebtedness evidenced by the Design Center of the Americas Loan, but not the Design Center of the Americas Companion Loan.

The following footnotes describe yield maintenance provisions, additional debt provisions, partial release provisions and certain other provisions for mortgage loans other than the mortgage loans described in Annex B to this prospectus supplement.

Yield Maintenance Loans

Control Number 25    The mortgage loan permits prepayment after a lockout period with the payment of a Yield Maintenance Premium. With respect to this mortgage loan the ‘‘Yield Maintenance Premium’’ is the amount equal to the greater of (i) 1% of the principal amount being prepaid or (ii) present value of payments equal to the payment differential and payable on each payment date over the remaining original term of the Note, discounted at the reinvestment yield for the number of months as of such prepayment to each such payment date and maturity date. In the in context of this loan ‘‘Yield Maintenance Premium’’ shall be calculated as follows: (i) lender shall determine the annual percentage yield on U.S. Treasury securities maturing at term equal to, but not greater than the number of years remaining in the term of the Promissory Note. The annual treasury instrument yield shall be determined as of ten (10) business days before the effective date of prepayment; (ii) the lender shall determine the hypothetical monthly interest only payment which would be payable on the promissory note having a principal amount equal to the prepaid amount and bearing an interest rate at the ‘‘bond equivalent’’ rate which would produce a yield equal to the annual Treasury rate index investment yield, (the monthly reinvestment yield); (iii) the lender shall determine the hypothetical monthly interest only payment which would be payable on the promissory note having a principal amount equal to the prepaid amount and bearing an interest rate at the note rate (Monthly coupon rate); and (iv) the lender shall determine the present value of a series of monthly payments, each equal to the amount by which the monthly coupon rate payments exceeds the monthly reinvestment payment, received on the first day of each calendar month immediately following the effective date of the prepayment to and including the maturity date, using the annual U.S. Treasury investment yield as the discount rate.

Control Number 31    The mortgage loan permits prepayment, in whole but not in part, at any time with payment of yield maintenance; permits prepayment, in whole but not in part, on or after July 1, 2015 without payment of yield maintenance and permits defeasance, in whole but not in part, at any time after the expiration of a lockout period. With respect to these mortgage loans the ‘‘Yield Maintenance Premium’’ is the amount equal to the greater of (i) zero percent (0%) of the principal amount being prepaid or (ii) the positive excess of (A) the present value of all future installments of principal and interest due under this note including the principal amount due at maturity, discounted at an interest rate per annum equal to the Treasury Constant Maturity Yield Index (defined below) published during the second full week preceding the date on which such premium is payable for instruments having a maturity coterminous with the remaining term of this note, over (B) the principal amount of this note outstanding immediately before such prepayment i.e., (present value of all future payments) — (principal balance at time of prepayment). The ‘‘Treasury Constant Maturity Yield Index’’ shall mean the average yield for ‘‘This Week’’ as reported by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) published during the second full week preceding the prepayment date for instruments having a maturity coterminous with the remaining term of this note. In the event the Federal Reserve Board is no longer published, lender shall select a comparable publication to determine the Treasury Constant Maturity Yield Index. If there is no Treasury Constant Maturity Yield Index for instruments having a maturity coterminous with the remaining term of this note, then the weighted average yield to maturity of the Treasury Constant Maturity Yield Indices with maturities next longer and shorter than such remaining average life to maturity shall be used, calculated by averaging (and rounding upward to the nearest whole multiple of 1/100 of 1% per annum if the average is not a multiple) the yields of the relevant Treasury Constant Maturity Yield Indices (rounded, if necessary, to the nearest 1/100 of 1% with any figure of 1/200 of 1% or above rounded upward).

Control Number 34    The mortgage loan currently permits prepayment in whole but not in part, on the first day of any calendar month, with the payment of a Yield Maintenance Premium. With respect to this mortgage loan, the ‘‘Yield Maintenance Premium’’ shall be the greater of (i) an amount equal to the product of 2% times the outstanding principal balance of this mortgage loan at repayment and (ii) the amount by which the sum of the discounted values of remaining note payments (calculated at a rate equal to the yield on a U.S. Treasury issue selected by lender, as published in The Wall Street Journal two weeks prior to prepayment, having a maturity date corresponding (or most closely corresponding, if not identical) to the maturity date of this mortgage loan, and if applicable, a coupon rate corresponding (or most closely corresponding, if not identical) to the applicable fixed interest rate) exceeds the outstanding principal balance of this mortgage loan at repayment.

Control Number 47    The mortgage loan permits prepayment after the expiration of a lockout period with the payment of the greater of a yield maintenance formula and a fixed penalty equal to 1% of the principal amount of such prepayment, with no defeasance option. With respect to this mortgage loan, the ‘‘Yield Maintenance Amount’’ shall mean the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the open date of September 1, 2015 (including any balloon payment) determined by discounting such payments at the Discount Rate, less the amount of principal being prepaid. As used in this paragraph, ‘‘Discount Rate’’ means the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually. As used in this paragraph, ‘‘Treasury Rate’’ means the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the prepayment date of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the open date of the related mortgage loan.

Control Number 54    The mortgage loan permits prepayment after the expiration of a lockout period with the payment of the greater of a yield maintenance formula and a fixed penalty equal to 1% of the principal amount of such prepayment, with no defeasance option. With respect to this mortgage loan, the ‘‘Yield Maintenance Amount’’ shall mean the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the open date of September 1, 2015 (including any balloon payment) determined by discounting such payments at the Discount Rate, less the amount of principal being prepaid. As used in this paragraph, ‘‘Discount Rate’’ means the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually. As used in this paragraph, ‘‘Treasury Rate’’ means the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the prepayment date of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the open date of the related mortgage loan.

Control Number 66    The mortgage loan permits prepayment after a lockout period with the payment of a Yield Maintenance Premium. With respect to this mortgage loan the ‘‘Yield Maintenance Premium’’ is the amount equal to the greater of (i) 1% of the principal amount being paid or (ii) present value of payments equal to the payment differential and discounted at the reinvestment yield. In the context of this loan, the term ‘‘Payment Differential’’ shall mean an amount equal to (i) the Note Rate less the Reinvestment Yield, divided by (ii) twelve (12) and multiplied by (iii) the principal sum outstanding under this Note after application of the constant monthly payment due under this Note on the date of such prepayment, provided that the Payment Differential shall in no event be less than zero. The term ‘‘Reinvestment Yield’’ shall mean an amount equal to the lesser of (i) the yield on the U.S. Treasury issue (primary issue) with a maturity date closest to the Maturity Date, or (ii) the yield in the U.S. Treasury issue (primary issue) with a term equal to the remaining average life of the indebtedness evidence by this Note, with each such yield being based on the bid price for such issue as published in The Wall Street Journal on the date that is fourteen (14) days prior to the date of such prepayment set forth in the notice of prepayment (or, if such bid price is not published on that date, the next preceding date on which such bid is so published) and converted to a monthly compounded nominal yield.

Control Number 68    The mortgage loan permits prepayment after the expiration of a lockout period with the payment of the greater of a yield maintenance formula and a fixed penalty equal to 1% of the principal amount of such prepayment, with no defeasance option. With respect to this mortgage loan, the ‘‘Yield Maintenance Amount’’ shall mean the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the open date of September 1, 2015 (including any balloon payment) determined by discounting such payments at the Discount Rate, less the amount of principal being prepaid. As used in this paragraph, ‘‘Discount Rate’’ means the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually. As used in this paragraph, ‘‘Treasury Rate’’ means the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the prepayment date of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the open date of the related mortgage loan.

Control Number 75    The mortgage loan permits prepayment after the expiration of a lockout period with the payment of the greater of a yield maintenance formula and a fixed penalty equal to 1% of the principal amount of such prepayment, with no defeasance option. With respect to this mortgage loan, the ‘‘Yield Maintenance Amount’’ shall mean the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the related maturity date (including any balloon payment) determined by discounting such payments at the Discount Rate, less the amount of principal being prepaid. As used in this paragraph, ‘‘Discount Rate’’ means the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually. As used in this paragraph, ‘‘Treasury Rate’’ means the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the prepayment date of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the maturity date of the related mortgage loan.

Control Number 112    The mortgage loan permits prepayment after the expiration of a lockout period with payment of the greater of a yield maintenance formula with no defeasance option. With respect to this mortgage loan the ‘‘Yield Maintenance Premium’’ is the amount equal to the greater of (i) one percent (1%) of the outstanding principal balance of the note or (ii) the excess, if any, of (A) the present value of all scheduled interest and principal payments due on each payment due date in respect of the loan for the period from the date of such accepted prepayment to the maturity date, including the principal amount of the loan scheduled to be due on the maturity date, discounted at an interest rate per annum equal to the Index (defined below), based on a 360-day year of twelve 30-day months, over (B) the principal amount of the loan outstanding immediately before such accepted prepayment i.e., (present value of all future payments) – (principal balance at time of acceleration). The ‘‘Index’’ will be the average yield for ‘‘treasury constant maturities’’ published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) for the second full week preceding the date of acceleration of the maturity date for instruments having a maturity coterminous with the remaining term of the loan. If the Federal Reserve Board Release is no longer published, lender shall select a comparable publication to determine the Index. If there is no Index for instruments having a maturity coterminous with the remaining term of the loan, then the weighted average yield to maturity of the Indices with maturities next longer and shorter than such remaining average life to maturity shall be used, calculated by averaging (and rounding upward to the nearest whole multiple of 1/100 of 1% per annum, if the average is not such a multiple) the yields of the relevant Indices (rounded, if necessary, to the nearest 1/100 of 1% with any figure of 1/200 of 1% or above rounded upward).

Control Number 114    The mortgage loan permits prepayment after the expiration of a lockout period with payment of the greater of a yield maintenance formula with no defeasance option. With respect to this mortgage loan the ‘‘Yield Maintenance Premium’’ is the amount equal to the greater of (i) one percent (1%) of the outstanding principal balance of the note or (ii) the excess, if any, of (A) the present value of all scheduled interest and principal payments due on each payment due date in respect of the loan for the period from the date of such accepted prepayment to the maturity date, including the principal amount of the loan scheduled to be due on the maturity date, discounted at an interest rate per annum equal to the Index (defined below), based on a 360-day year of twelve 30-day months, over (B) the principal amount of the loan outstanding immediately before such accepted prepayment i.e., (present value of all future payments) — (principal balance at time of acceleration). The ‘‘Index’’ will be the average yield for ‘‘treasury constant maturities’’ published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) for the second full week preceding the date of acceleration of the maturity date for instruments having a maturity coterminous with the remaining term of the loan. If the Federal Reserve Board Release is no longer published, lender shall select a comparable publication to determine the Index. If there is no Index for instruments having a maturity coterminous with the remaining term of the loan, then the weighted average yield to maturity of the Indices with maturities next longer and shorter than such remaining average life to maturity shall be used, calculated by averaging (and rounding upward to the nearest whole multiple of 1/100 of 1% per annum, if the average is not such a multiple) the yields of the relevant Indices (rounded, if necessary, to the nearest 1/100 of 1% with any figure of 1/200 of 1% or above rounded upward).

Control Number 119    The mortgage loan permits prepayment after a lockout period (which period has expired) with the payment of a Yield Maintenance Premium. With respect to this mortgage loan the ‘‘Yield Maintenance Premium’’ is the amount equal to (a) the greater of (i) 1% of the principal amount outstanding and (ii) the present value of (x) the borrower’s monthly installments under the promissory note from the date of the prepayment to, but not including, the maturity date plus (y) the outstanding unpaid principal and interest due under the promissory note on the maturity date, less (b) the amount of prepayment plus (c) the amount, reasonably determined by the lender, of lender’s reasonable out of pocket cost and expenses of reinvesting the amount of prepayment. The ‘‘Present Value’’ will be computed on a monthly basis as of the date of prepayment, at a yield equal to the most current weeks ‘‘Treasury Constant Maturity’’ rate for a term most equal to, but not greater than the number of years remaining in the term of the Promissory Note as published in document H.15(519) issued by the Board of Governors of the Federal Reserve.

Control Number 120    The mortgage loan permits prepayment after a lockout period (which period has expired) with the payment of a Yield Maintenance Premium. With respect to this mortgage loan the ‘‘Yield Maintenance Premium’’ is the amount equal to (a) the greater of (i) 1% of the principal amount outstanding and (ii) the present value of (x) the borrower’s monthly installments under the promissory note from the date of the prepayment to, but not including, the maturity date plus (y) the outstanding unpaid principal and interest due under the promissory note on the maturity date, less (b) the amount of prepayment plus (c) the amount, reasonably determined by the lender, of lender’s reasonable out of pocket cost and expenses of reinvesting the amount of prepayment. The ‘‘Present Value’’ will be computed on a monthly basis as of the date of prepayment, at a yield equal to the most current week's ‘‘Treasury Constant Maturity’’ rate for a term most equal to, but not greater than the number of years remaining in the term of the Promissory Note as published in document H.15(519) issued by the Board of Governors of the Federal Reserve.

Control Number 121    The mortgage loan permits prepayment after a lockout period (which period has expired) with the payment of a Yield Maintenance Premium. With respect to this mortgage loan the ‘‘Yield Maintenance Premium’’ is the amount equal to (a) the greater of (i) 1% of the principal amount outstanding and (ii) the present value of (x) the borrower’s monthly installments under the promissory note from the date of the prepayment to, but not including, the maturity date plus (y) the outstanding unpaid principal and interest due under the promissory note on the maturity date, less (b) the amount of prepayment, plus (c) the amount, reasonably determined by the lender, of lender’s reasonable out of pocket cost and expenses of reinvesting the amount of prepayment. The ‘‘Present Value’’ will be computed on a monthly basis as of the date of prepayment, at a yield equal to the most current week's ‘‘Treasury Constant Maturity’’ rate for a term most equal to, but not greater than the number of years remaining in the term of the Promissory Note as published in document H.15(519) issued by the Board of Governors of the Federal Reserve.

Additional Debt

Control Number 13    The mortgage loan permits future mezzanine financing, subject to, among other things, the conditions that (i) the mezzanine financing and mortgage loan together have a combined loan-to-value ratio of not more than 85% and a combined debt service coverage ratio of at least 1.10x and (ii) the mezzanine lender enters into an intercreditor agreement in form and substance reasonably satisfactory to the holder of the mortgage loan.

Control Number 16    The owner of the related borrower has incurred mezzanine debt secured by its ownership interests in the borrower, in the maximum original amount of $28,500,000, of which $18,000,000 has been funded. The mezzanine borrower is entitled to request additional advances up to a maximum amount of $10,500,000, subject to certain restrictions, at any time prior to maturity. The loan matures on September 1, 2010. The mezzanine lender has entered into an intercreditor agreement with the holder of the mortgage loan which provides, among other things, that (a) the mezzanine lender will not transfer more than 49% of its interest in the mezzanine loan except with the consent of the holder of the mortgage loan, (b) the mezzanine lender is not permitted to exercise any rights it may have under the mezzanine loan documents with respect to foreclosure or accept title on the mezzanine collateral without the consent of the holder of the mortgage loan unless the transferee of the mezzanine collateral is a specified entity under the intercreditor agreement, (c) the mezzanine lender has certain cure rights with respect to the mortgage loan and (d) the mezzanine lender has the right to purchase the mortgage loan in whole during certain circumstances, including monetary default at maturity or acceleration of the mortgage loan, for a price generally equal to the outstanding principal of the mortgage loan, together with accrued and unpaid interest, unpaid expenses, and unreimbursed advances.

Control Number 28    The equity interest in the borrower has been pledged to secure a mezzanine loan in the amount of $2,708,000.00. The lender of the mezzanine loan is GMAC Commercial Mortgage Corporation. The mezzanine loan is subject to the terms of the intercreditor agreement between the mezzanine lender and the lender of the mortgage loan.

Control Number 29    The equity interest in the borrower has been pledged to secure a mezzanine loan in the amount of $2,650,000.00. The lender of the mezzanine loan is GMAC Commercial Mortgage Corporation. The mezzanine loan is subject to the terms of the intercreditor agreement between the mezzanine lender and the lender of the mortgage loan.

Control Number 30    The equity interest in the borrower has been pledged to secure a mezzanine loan in the amount of $2,580,000.00. The lender of the mezzanine loan is GMAC Commercial Mortgage Corporation. The mezzanine loan is subject to the terms of the intercreditor agreement between the mezzanine lender and the lender of the mortgage loan.

Control Number 58    The related borrower may obtain secondary financing, provided that that (a) the combined amount of the Mortgage Loan and the mezzanine debt does not (i) exceed 75% LTV and/or (ii) fall below 1.35x DSCR and (b) the mezzanine lender executes an intercreditor agreement satisfactory to the Seller.

Control Number 78    The equity interest in the borrower has been pledged to secure an all inclusive residential note and agreement in the amount of $4,335,280.00, and a second promissory note in the amount of $136,010.00. The lender of the notes is The Shelby Jean Kaplan 1996 Trust. The notes and the agreement are subject to the terms of the subordination and standstill agreement between the lender of the notes and the lender of the mortgage loan.

Control Number 83    The equity interest in the borrower may be pledged to secure subordinate financing upon the reasonable approval by the lender, and the satisfaction of certain conditions set forth in the related loan documents, including (1) the absence of an event of default or event which could become an event of default and (2) the satisfaction of certain debt coverage ratios and LTV requirements.

Control Number 85    The owners of the related borrowers will be permitted to obtain mezzanine financing in connection with the mortgaged property by pledging their respective membership interests in the borrowers to an acceptable institutional lender, upon full satisfaction (in the sole and absolute discretion of the lender of the mortgage loan) of certain conditions, including: (i) lender of the mortgage loan and the mezzanine lender shall enter into a standstill subordination and mutual recognition agreement wholly acceptable to the lender of the mortgage loan, (ii) the aggregate principal amount of the mezzanine financing and the mortgage loan does not exceed 75% of the appraised value of the mortgaged property as of the date of such financing (as evidenced by an appraisal reasonably acceptable to the lender of the mortgage loan), (iii) the adjusted DSCR for the mortgaged property (aggregating the principal balance of the mezzanine financing and the mortgage loan) shall be equal to or greater than 1.30x, (iv) the mezzanine financing and the performance of the obligations under the loan documents in connection with the mezzanine financing shall not breach or cause a breach of any of the representations, warranties or covenants under the related mortgage loan documents and (v) if required by any of the rating agencies associated with a secondary market transaction, lender of the mortgage loan shall have received evidence in writing to the effect that such mezzanine financing will not result in a re-qualification, reduction, or withdrawal of any rating in effect immediately prior to the obtaining of the mezzanine financing in connection with the applicable secondary market transaction.

Partial Release Provisions

Control Number 1    The mortgage loan provides that the borrower has the right to substitute for any property in whole, but not in part, similar real estate collateral subject to the satisfaction of certain conditions precedent, including the following: (i) payment of $10,000 substitution fee per property, (ii) rating agency confirmation of no resulting downgrade or qualification to the ratings of the REMIC certificates, and (iii) as of the date of substitution, the assumed debt service coverage ratio (after giving effect to the proposed substitution) will equal or exceed the greater of (x) 1.45 to 1.00 and (y) the assumed debt service coverage ratio immediately prior to the substitution. In addition, the mortgage loan provides that the borrower may request that lender to release one or more outparcels, subject to the satisfaction of certain conditions precedent. No prepayment of the loan is required in connection with the outparcel release.

Control Number 2    The mortgage loan provides that after the expiration of the defeasance lockout period but prior to the related Anticipated Repayment Date, the borrower has the right to defease a portion of the mortgage loan and the related pari passu companion loan and obtain the release of one or more buildings constituting the mortgaged property, if (x) in the case of a release of Three James Center, the borrower intends to further develop Three James Center to, among other things, add up to approximately 250,000 square feet of rentable area or (y) in the case of a release of One James Center, the borrower either (i) intends to further develop One James Center to, among other things, construct a second office tower containing approximately 25,000 square feet of rentable area on the plaza area of the One James Center parcel, or (ii) elects to defease a portion of the James Center Whole Loan after McGuire Woods LLP has requested the build out of the second office tower on the plaza area of the One

James Center parcel. The release is subject to the satisfaction of certain conditions specified in the related mortgage loan documents, including the following: (i) the principal balance of the defeased portion of the mortgage loan must be equal to 125% of the allocated loan amount for the building being released; (ii) the remaining property must have a loan-to-value ratio that is not greater than the lesser of the loan-to-value ratio of the mortgage loan and the related pari passu companion loan as of the origination date and the loan-to-value ratio of the mortgage loan and the related pari passu companion loan in effect immediately prior to the release and a debt service coverage ratio that is not less than the greater of the debt service coverage ratio of the mortgage loan and the related pari passu companion loan as of the origination date and the debt service coverage ratio of the mortgage loan and the related pari passu companion loan in effect immediately prior to the release; and (iv) the lender must have received confirmation from each rating agency then rating the certificates that such release will not result in the downgrade, qualification or withdrawal of the rating assigned to the certificates (and any certificates issued by a securitization trust into which the related pari passu companion loan has been deposited).

Control Number 16    The mortgage loan provides that after the expiration of the defeasance lockout period, the borrower has the right to defease a portion of the mortgage loan and obtain the release of one or more buildings (each of which is a condominium unit) constituting the mortgaged property, subject to the satisfaction of certain conditions specified in the related mortgage loan documents, including the following: (i) the principal balance of the defeased portion of the mortgage loan must be equal to the greatest of (x) 125% of the allocated loan amount for the building being released; (y) 275/560 of net sales proceeds in connection with a sale of that building; and (z) an amount such that if applied to the obligations under the mortgage loan, after giving effect to the release, would result in a debt service coverage ratio of the remaining portion of the mortgaged property not less than the debt service coverage ratio for the mortgaged property as of the origination date and the debt service coverage ratio of the mortgage loan immediately prior to the release, and the loan to value not in excess of 75%; and (ii) the lender must have received confirmation from each rating agency then rating the certificates that such release will not result in the downgrade, qualification or withdrawal of the rating assigned to the certificates.

Control Number 25    The mortgage loan provides that the related borrower is permitted to substitute up to five mortgaged properties securing the related mortgage loan with a replacement property at any time during the loan term, subject to the satisfaction of certain conditions specified in the related mortgage loan documents, including the following: (i) the replacement property is of a type that is consistent with the lender’s then-current lending policies and underwriting standards; (ii) the replacement property process monthly net operating income at least equal to the net operating income of the property to be released; (iii) the replacement property must have a lease for term at least equal to the term for the property to be released; and (iv) the value of the replacement property as determined by an appraisal must be at least equal to the value of the property to be released.

Control Number 26    Three of the parcels that are part of the mortgaged property are pad sites, which may be released from the mortgage upon the satisfaction of certain enumerated conditions provided under the related mortgage loan documents.

Control Number 28    The mortgage loan permits a release of one or more of the mortgaged properties securing the mortgage loan, subject to satisfaction of the following conditions, among others: (1) no event of default shall have occurred at the time of borrower’s request; (2) the satisfaction of certain LTV and Debt Service Coverage Ratio requirements; (3) the partial release will in no way impair or affect the lien or priority of the security instrument; and (4) payment of a release price equal to $4,698, 479 with respect to the Guilford, CT property, $4,137,443 with respect to the Southbury, CT property, $4,493,632 with respect to the Kingsville, TX property, and $4,450,446 with respect to the San Angelo, TX property.

Control Number 29    The mortgage loan permits a release of a specified parcel of one or more of the mortgaged properties securing the mortgage loan, subject to satisfaction of the following conditions, among others: (1) no event of default shall have occurred at the time of borrower’s request; (2) the satisfaction of certain LTV and Debt Service Coverage Ratio requirements; (3) the partial release will in no way impair or affect the lien or priority of the security instrument; and (4) payment of a release price equal to $5,300,453 with respect to the Colorado Springs, CO property, $3,347,278 with respect to the Bad Axe, MI property, $3,189,626 with respect to the Hartland, WI property, and $5,572,644 with respect to the Libertyville, IL property.

Control Number 30    The mortgage loan permits a release of one or more of the mortgaged properties securing the mortgage loan, subject to satisfaction of the following conditions, among others: (1) no event of default shall have occurred at the time of borrower’s request; (2) the satisfaction of certain LTV and Debt Service Coverage Ratio requirements; (3) the partial release will in no way impair or affect the lien or priority of the security instrument; and (4) payment of a release price equal to $3,969,230 with respect to the South Bend, IN property, $4,397,902 with respect to the Commerce Township, MI property, $3,982,819 with respect to the Bernallillo, NM property, and $4,090,049 with respect to the Commerce, CO property.

Control Number 54    The mortgage loan provides that the borrower has the right to obtain the release of an individual parcel of the mortgaged property subject to the satisfaction of certain conditions precedent, including the following: (i) payment of a $5000 processing fee, (ii) a debt service coverage ratio of the remaining property of not less than 1.20:1.00, (iii) a loan to value ratio for the remaining property of no more than 70%, (iv) delivery of an endorsement to lender’s title insurance policy insuring the priority of lender’s lien on the remaining property, and (v) a rating agency confirmation of no resulting downgrade or qualification to the ratings of the REMIC certificates. The borrower shall pay a release price in the amount of 110% of the allocated loan amount for the released parcel plus yield maintenance as described in the Note.

Control Number 62    The mortgage loan permits a partial release of a specified parcel of the land without the payment of any release price, subject to satisfaction of the following conditions, among others: (1) no event of default shall have occurred at the time of borrower’s request; (2) no portion of the improvements or operating income shall be located on the released property; and (3) lender determines that the release will not materially and adversely affect the use, operation and value of, or the operating income from, the mortgage property remaining after the partial release.

Control Number 71    Forest City Development California, Inc. (‘‘Forest City Development’’) has three recorded options to purchase each of the three parcels that comprise the mortgage property if there is a discontinuance of operations at any parcel for twelve consecutive months or twelve months in any 18-month period, at a fair market value as if the parcel were fully occupied. Forest City Development has entered into a subordination agreement with the related borrower and lender under which Forest City Development agrees that it cannot exercise any of its purchase options until the related borrower defeases, in accordance with the applicable lockout period for such defeasance, the portion of the mortgage loan allocated to the parcel in which the purchase option is triggered and exercised. Upon such defeasance by the related borrower and the satisfaction of certain release conditions under the mortgage, such parcel will be released from the collateral. The subordination agreement also subordinates Forest City Development’s purchase options to the mortgage and the mortgage loan.

Control Number 83    The mortgage loan permits a partial release of a specified parcel of the land without the payment of any release price, upon satisfaction of such conditions set forth in the loan documents, including: (1) no event of default shall have occurred at the time of borrower’s request; (2) the satisfaction of certain LTV requirements; and (3) the partial release will in no way impair or affect the lien or priority of the security instrument.

Control Number 88    The mortgage loan permits a partial release of a specified parcel of the land without the payment of any release price, upon satisfaction of such conditions set forth in the loan documents, including: (1) no event of default shall have occurred or be continuing at the time of borrower’s request; (2) no portion of the improvements or the operating income shall be derived from the release property; and (3) the partial release will in no way impair or affect the lien or priority of the security instrument.

Other

Control Number 31    The borrower is required to make monthly fixed interest only payments of $69,865.77 from December 1, 2005 through November 1, 2008. Commencing on December 1, 2008 and continuing through the maturity date of the loan, the borrower is required to make monthly payments of principal and interest in the amount of $86,361.21.

Control Number 94    The improvements on the property securing the mortgage are an age restricted HUD development.

Earnout Loans

‘‘Earnout loans’’ are mortgage loans that require the related borrower to deposit a portion of the original loan amount in a reserve fund or provide an irrevocable letter of credit pending satisfaction of certain conditions, including without limitation achievement of certain DSCRs, CLTVs or satisfaction of certain occupancy tests. Two (2) of the earnout loans provide that in the event the conditions are not met by a certain date, the master servicer may apply amounts held in the reserves to partially prepay or partially defease the related mortgage loan, including paying any related yield maintenance charge or other prepayment premium. In connection with a prepayment, the amortization schedule for such mortgage loan may be recast and the monthly debt service payments on such mortgage loan may be adjusted. For each of the earnout loans listed below, the earliest date, if any, on which any amounts may be so applied is set forth beneath the caption ‘‘Earliest Defeasance or Prepay Date.’’ For all of these earnout loans, the underwritten NCF DSCRs and CLTVs shown in this prospectus supplement and on the foldout pages in this Annex A are calculated based on the principal balance of those mortgage loans net of the related earnout amount or a portion thereof which may be applied to defease or prepay the mortgage loans. Those underwritten DSCRs and CLTVs are also shown beneath the caption ‘‘Net of Earnout NCF DSCR’’ and ‘‘Net of Earnout LTV’’ in the table below. The amounts beneath the captions ‘‘Full Loan Amount LTV’’ and ‘‘Full Loan Amount DSCR’’ are calculated based on a principal balance of those mortgage loans that includes the related earnout amount. The following table sets forth certain information regarding the earnout loans:

Earnout Loans

Control Number	Earnout Amount	Current Balance	Full Loan Amount LTV(1)	Net of Earn-Out LTV(1)	Full Loan Amount DSCR (1)	Net of Earnout NCF DSCR (1)	Earliest Maximum Release Date	Earnout Defease Prepay	If Prepay, Maint. Applicable
18(2)	$5,000,000	$25,000,000	99.21%	79.37%	1.13x	1.41x	NAP	NAP	NAP
37(3)	$500,000	$11,500,000	79.86%	76.39%	1.23x	1.28x	8/30/2007	Prepay	Yes
62(4)	$700,000	$6,200,000	79.49%	70.51%	1.41x	NAP	10/1/2007	Defease	NAP
75	$1,000,000	$5,200,000	67.27%	54.33%	1.33x	1.65x	NAP	NAP	NAP

(1) Based on ‘‘as is’’ appraisal and UW NCF Distribution of Cut-off Date Principal Balances.

(2) The mortgage loan is structured with a $5,000,000 earnout (plus a $0 reserve for a prepayment premium) that can be used to partially defease the loan if certain conditions are not met. The Cut-Off LTV Ratio and U/W DSCR are shown net of earnout. Balloon LTV is shown at full leverage.

(3) The mortgage loan is structured with a $550,000 earnout reserve of which $500,000 may be used to prepay the mortgage loan, with the remainder available for payment of a yield maintenance premium, if certain conditions are not met. In the event of a prepayment, the amortization schedule will be recast and the monthly debt service payments will be adjusted. The Cut-Off LTV Ratio is shown net of earnout. Balloon LTV is shown at full leverage. U/W DSCR is shown net of earnout.

(4) The mortgage loan is structured with a $700,000 earnout (plus a $70,000 reserve to pay a prepayment premium) that can be used to pay down the loan at the borrower’s request if certain conditions are not met. The Cut-Off LTV Ratio is shown net of earnout. Balloon LTV is shown at full leverage. U/W DSCR is not shown net of earnout.

ANNEX A

CERTAIN CHARACTERISTICS OF MORTGAGE LOANS

CONTROL   LOAN                LOAN SELLER/
 NUMBER  GROUP  LOAN NUMBER  ORIGINATOR (1)                      PROPERTY NAME
-------  -----  -----------  --------------  ----------------------------------------------------

  1        1     GA24023    GACC             DDR/Macquarie Mervyn's Portfolio
 1.01            GA24023-2                   Mervyn's at Burbank Shopping Center
 1.02            GA24023-19                  Mervyn's at Westfield Solano Mall
 1.03            GA24023-16                  Mervyn's at West Covina Shopping Center
 1.04            GA24023-22                  Mervyn's at Santa Rosa Plaza
 1.05            GA24023-1                   Mervyn's at Anaheim Hills Festival Center
 1.06            GA24023-23                  Mervyn's at Slatten Ranch Shopping Center
 1.07            GA24023-5                   Mervyn's at Westfield Shoppingtown Parkway
 1.08            GA24023-18                  Mervyn's at The County East Shopping Center
 1.09            GA24023-6                   Mervyn's at Foothill Ranch Towne Centre
 1.10            GA24023-20                  Mervyn's at Folsom Square
 1.11            GA24023-27                  Mervyn's at Superstition Springs Regional Mall
 1.12            GA24023-13                  Mervyn's at Southland Plaza Shopping Center
 1.13            GA24023-3                   Mervyn's at Chino Towne Square Shopping Center
 1.14            GA24023-33                  Mervyn's at Grand Canyon Parkway Shopping Center
 1.15            GA24023-11                  Mervyn's at Antelope Valley Mall
 1.16            GA24023-29                  Mervyn's at Ahwatukee Foothills Power Center
 1.17            GA24023-8                   Mervyn's at Garden Grove Center
 1.18            GA24023-7                   Mervyn's at Fullerton (Unnamed Center)
 1.19            GA24023-34                  Mervyn's at Loma Vista Shopping Center
 1.20            GA24023-14                  Mervyn's at Town Center West Shopping Center
 1.21            GA24023-4                   Mervyn's at Sierra Vista Mall
 1.22            GA24023-24                  Mervyn's at Sonora Crossroads Shopping Center
 1.23            GA24023-28                  Mervyn's at Deer Valley Center
 1.24            GA24023-32                  Mervyn's at Nellis Crossing Shopping Center
 1.25            GA24023-26                  Mervyn's Plaza
 1.26            GA24023-21                  Mervyn's at Redding (Freestanding Unnamed)
 1.27            GA24023-35                  Mervyn's at Sierra Center
 1.28            GA24023-15                  Mervyn's at Arbor Faire Shopping Center
 1.29            GA24023-31                  Mervyn's at Eagle Station
 1.30            GA24023-12                  Mervyn's at Porterville Market Place Shopping Center
 1.31            GA24023-30                  Mervyn's at Santa Cruz Plaza
 1.32            GA24023-36                  Mervyn's at Ingram Park Plaza

CONTROL                                                                                          NUMBER OF
 NUMBER              ADDRESS                   CITY          STATE    ZIP CODE      COUNTY      PROPERTIES   PROPERTY TYPE
-------  -------------------------------  --------------  ----------  --------  --------------  ----------  ---------------

   1     Various                          Various         Various      Various  Various             35      Anchored Retail
 1.01    245 East Magnolia Boulevard      Burbank         California    91502   Los Angeles                 Anchored Retail
 1.02    1451 Gateway Boulevard           Fairfield       California    94533   Solano                      Anchored Retail
 1.03    2753 Eastland Center Drive       West Covina     California    91791   Los Angeles                 Anchored Retail
 1.04    600 Santa Rosa Plaza             Santa Rosa      California    95401   Sonoma                      Anchored Retail
 1.05    8100 East Santa Ana Canyon Road  Anaheim         California    92808   Orange                      Anchored Retail
 1.06    5849 Lone Tree Way               Antioch         California    94531   Contra Costa                Anchored Retail
 1.07    565 Fletcher Parkway             El Cajon        California    92020   San Diego                   Anchored Retail
 1.08    2602 Somersville Road            Antioch         California    94509   Contra Costa                Anchored Retail
 1.09    26732 Portola Parkway            Foothill Ranch  California    92610   Orange                      Anchored Retail
 1.10    1010 East Bidwell Street         Folsom          California    95630   Sacramento                  Anchored Retail
 1.11    6505 East Southern Avenue        Mesa            Arizona       85206   Maricopa                    Anchored Retail
 1.12    575 Saturn Boulevard             San Diego       California    92154   San Diego                   Anchored Retail
 1.13    5517 Philadelphia Street         Chino           California    91710   San Bernardino              Anchored Retail
 1.14    4265 South Grand Canyon Drive    Las Vegas       Nevada        89147   Clark                       Anchored Retail
 1.15    1305 Rancho Vista Boulevard      Palmdale        California    93551   Los Angeles                 Anchored Retail
 1.16    4710 East Ray Road               Phoenix         Arizona       85044   Maricopa                    Anchored Retail
 1.17    13092 Harbor Boulevard           Garden Grove    California    92843   Orange                      Anchored Retail
 1.18    200 East Imperial Highway        Fullerton       California    92835   Orange                      Anchored Retail
 1.19    4700 Meadows Lane                Las Vegas       Nevada        89107   Clark                       Anchored Retail
 1.20    201 Town Center West             Santa Maria     California    93458   Santa Barbara               Anchored Retail
 1.21    1000 Shaw Avenue                 Clovis          California    93612   Fresno                      Anchored Retail
 1.22    1151 Sanguinetti Road            Sonora          California    95370   Tuolumne                    Anchored Retail
 1.23    4255 West Thunderbird Road       Phoenix         Arizona       85053   Maricopa                    Anchored Retail
 1.24    1300 South Nellis Boulevard      Las Vegas       Nevada        89104   Clark                       Anchored Retail
 1.25    2994 North Alma School Road      Chandler        Arizona       85224   Maricopa                    Anchored Retail
 1.26    1755 Hilltop Drive               Redding         California    96002   Shasta                      Anchored Retail
 1.27    6895 Sierra Center Parkway       Reno            Nevada        89511   Washoe                      Anchored Retail
 1.28    1675 Hillman Street              Tulare          California    93274   Tulare                      Anchored Retail
 1.29    3871 South Carson Street         Carson City     Nevada        89701   Carson City                 Anchored Retail
 1.30    1275 West Henderson Avenue       Porterville     California    93257   Tulare                      Anchored Retail
 1.31    3660 South 16th Avenue           Tucson          Arizona       85713   Pima                        Anchored Retail
 1.32    6157 Northwest Loop 410          San Antonio     Texas         78238   Bexar                       Anchored Retail

                                                                    % OF
                                                                  AGGREGATE     CUMULATIVE % OF    % OF     % OF
CONTROL         CROSS        RELATED    ORIGINAL     CURRENT    INITIAL POOL  AGGREGATE INITIAL    LOAN     LOAN   INTEREST
 NUMBER  COLLATERALIZED (2)   GROUPS  BALANCE ($)  BALANCE ($)     BALANCE       POOL BALANCE    GROUP 1  GROUP 2    RATE %
-------  ------------------  -------  -----------  -----------  ------------  -----------------  -------  -------  --------

   1                                  106,275,000  106,275,000      6.18%           6.18%         7.54%             5.21100
 1.01
 1.02
 1.03
 1.04
 1.05
 1.06
 1.07
 1.08
 1.09
 1.10
 1.11
 1.12
 1.13
 1.14
 1.15
 1.16
 1.17
 1.18
 1.19
 1.20
 1.21
 1.22
 1.23
 1.24
 1.25
 1.26
 1.27
 1.28
 1.29
 1.30
 1.31
 1.32

                                                                                         ORIGINAL          REMAINING
CONTROL                                                               FIRST PAYMENT    INTEREST ONLY    INTEREST ONLY
 NUMBER  ADMIN FEE % (3)  ACCRUAL TYPE  AMORTIZATION TYPE  NOTE DATE       DATE      PERIOD (11) (12)  PERIOD (11) (12)  SEASONING
-------  ---------------  ------------  -----------------  ---------  -------------  ----------------  ----------------  ----------

   1         0.02105       Actual/360   Interest Only      9/30/2005    11/1/2005           60                57             3
 1.01
 1.02
 1.03
 1.04
 1.05
 1.06
 1.07
 1.08
 1.09
 1.10
 1.11
 1.12
 1.13
 1.14
 1.15
 1.16
 1.17
 1.18
 1.19
 1.20
 1.21
 1.22
 1.23
 1.24
 1.25
 1.26
 1.27
 1.28
 1.29
 1.30
 1.31
 1.32

         ORIGINAL  REMAINING    ORIGINAL      REMAINING                 GRACE     EARLIER OF    MATURITY     SCHEDULED
CONTROL   TERM TO   TERM TO   AMORTIZATION  AMORTIZATION  PAYMENT DUE  DEFAULT  MATURITY DATE   DATE FOR  MATURITY OR ARD
 NUMBER  MATURITY   MATURITY      TERM          TERM          DATE      PERIOD     AND ARD     ARD LOANS   BALANCE ($)
-------  --------  ---------  ------------  ------------  -----------  -------  -------------  ---------  -----------------

   1        60         57          0              0            1          5       10/1/2010                 106,275,000
 1.01
 1.02
 1.03
 1.04
 1.05
 1.06
 1.07
 1.08
 1.09
 1.10
 1.11
 1.12
 1.13
 1.14
 1.15
 1.16
 1.17
 1.18
 1.19
 1.20
 1.21
 1.22
 1.23
 1.24
 1.25
 1.26
 1.27
 1.28
 1.29
 1.30
 1.31
 1.32

CONTROL                              CONTROL  CONTROL   LOAN
 NUMBER   PREPAYMENT PROVISION (4)    NUMBER   NUMBER  GROUP  LOAN NUMBER                      PROPERTY NAME
-------  --------------------------  -------  -------  -----  -----------  -----------------------------------------------------

   1     Lock/27_Defeasance/29_0%/4     1         1      1      GA24023    DDR/Macquarie Mervyn's Portfolio
 1.01                                  1.01     1.01           GA24023-2   Mervyn's at Burbank Shopping Center
 1.02                                  1.02     1.02           GA24023-19  Mervyn's at Westfield Solano Mall
 1.03                                  1.03     1.03           GA24023-16  Mervyn's at West Covina Shopping Center
 1.04                                  1.04     1.04           GA24023-22  Mervyn's at Santa Rosa Plaza
 1.05                                  1.05     1.05           GA24023-1   Mervyn's at Anaheim Hills Festival Center
 1.06                                  1.06     1.06           GA24023-23  Mervyn's at Slatten Ranch Shopping Center
 1.07                                  1.07     1.07           GA24023-5   Mervyn's at Westfield Shoppingtown Parkway
 1.08                                  1.08     1.08           GA24023-18  Mervyn's at The County East Shopping Center
 1.09                                  1.09     1.09           GA24023-6   Mervyn's at Foothill Ranch Towne Centre
 1.10                                  1.1      1.1            GA24023-20  Mervyn's at Folsom Square
 1.11                                  1.11     1.11           GA24023-27  Mervyn's at Superstition Springs Regional Mall
 1.12                                  1.12     1.12           GA24023-13  Mervyn's at Southland Plaza Shopping Center
 1.13                                  1.13     1.13           GA24023-3   Mervyn's at Chino Towne Square Shopping Center
 1.14                                  1.14     1.14           GA24023-33  Mervyn's at Grand Canyon Parkway Shopping Center
 1.15                                  1.15     1.15           GA24023-11  Mervyn's at Antelope Valley Mall
 1.16                                  1.16     1.16           GA24023-29  Mervyn's at Ahwatukee Foothills Power Center
 1.17                                  1.17     1.17           GA24023-8   Mervyn's at Garden Grove Center
 1.18                                  1.18     1.18           GA24023-7   Mervyn's at Fullerton (Unnamed Center)
 1.19                                  1.19     1.19           GA24023-34  Mervyn's at Loma Vista Shopping Center
 1.20                                  1.2      1.2            GA24023-14  Mervyn's at Town Center West Shopping Center
 1.21                                  1.21     1.21           GA24023-4   Mervyn's at Sierra Vista Mall
 1.22                                  1.22     1.22           GA24023-24  Mervyn's at Sonora Crossroads Shopping Center
 1.23                                  1.23     1.23           GA24023-28  Mervyn's at Deer Valley Center
 1.24                                  1.24     1.24           GA24023-32  Mervyn's at Nellis Crossing Shopping Center
 1.25                                  1.25     1.25           GA24023-26  Mervyn's Plaza
 1.26                                  1.26     1.26           GA24023-21  Mervyn's at Redding (Freestanding Unnamed)
 1.27                                  1.27     1.27           GA24023-35  Mervyn's at Sierra Center
 1.28                                  1.28     1.28           GA24023-15  Mervyn's at Arbor Faire Shopping Center
 1.29                                  1.29     1.29           GA24023-31  Mervyn's at Eagle Station
 1.30                                  1.3      1.3            GA24023-12  Mervyn's at Porterville Market Place Shopping Center
 1.31                                  1.31     1.31           GA24023-30  Mervyn's at Santa Cruz Plaza
 1.32                                  1.32     1.32           GA24023-36  Mervyn's at Ingram Park Plaza

                                                                                        UNDERWRITTEN
CONTROL       ANNUAL DEBT       MOST RECENT  MOST RECENT  UNDERWRITTEN  UNDERWRITTEN    NCF DSCR (X)     APPRAISED    APPRAISAL
 NUMBER  SERVICE (5) (11) (12)    NOI ($)     NOI DATE         NOI          NCF       (5) (7) (8) (9)  VALUE ($) (6)   DATE (6)
-------  ---------------------  -----------  -----------  ------------  ------------  ---------------  -------------  ---------

   1           5,614,907                                   29,156,276    27,658,770         2.06        397,650,000   7/1/2005
 1.01                                                                                                    22,300,000   7/1/2005
 1.02                                                                                                    21,400,000   7/1/2005
 1.03                                                                                                    21,200,000   7/1/2005
 1.04                                                                                                    19,900,000   7/1/2005
 1.05                                                                                                    18,700,000   7/1/2005
 1.06                                                                                                    17,300,000   7/1/2005
 1.07                                                                                                    16,200,000   7/1/2005
 1.08                                                                                                    15,400,000   7/1/2005
 1.09                                                                                                    14,900,000   7/1/2005
 1.10                                                                                                    14,600,000   7/1/2005
 1.11                                                                                                    14,600,000   7/1/2005
 1.12                                                                                                    13,900,000   7/1/2005
 1.13                                                                                                    12,100,000   7/1/2005
 1.14                                                                                                    11,600,000   7/1/2005
 1.15                                                                                                    11,200,000   7/1/2005
 1.16                                                                                                    10,850,000   7/1/2005
 1.17                                                                                                    10,400,000   7/1/2005
 1.18                                                                                                    10,200,000   7/1/2005
 1.19                                                                                                    10,000,000   7/1/2005
 1.20                                                                                                     9,900,000   7/1/2005
 1.21                                                                                                     9,100,000   7/1/2005
 1.22                                                                                                     8,800,000   7/1/2005
 1.23                                                                                                     8,700,000   7/1/2005
 1.24                                                                                                     8,700,000   7/1/2005
 1.25                                                                                                     8,000,000   7/1/2005
 1.26                                                                                                     7,850,000   7/1/2005
 1.27                                                                                                     7,800,000   7/1/2005
 1.28                                                                                                     7,100,000   7/1/2005
 1.29                                                                                                     6,800,000   7/1/2005
 1.30                                                                                                     6,100,000   7/1/2005
 1.31                                                                                                     6,100,000   7/1/2005
 1.32                                                                                                     5,100,000   7/1/2005

                          SCHEDULED MATURITY                                                                  CUT-OFF DATE
CONTROL    CUT-OFF DATE       OR ARD DATE                                   TOTAL SQ. FT./       UNIT     BALANCE PER SQ. FT./
 NUMBER  LTV (%) (7) (9)     LTV (%)(7)(9)    YEAR BUILT  YEAR RENOVATED   UNITS/PADS/ROOMS  DESCRIPTION  UNIT/PAD/ROOM (7)(9)
-------  ---------------  ------------------  ----------  --------------  -----------------  -----------  --------------------

    1         65.00              65.00          Various       Various         2,646,671         Sq. Ft.            98
  1.01                                           1991                            76,685         Sq. Ft.
  1.02                                           1981          1988              89,223         Sq. Ft.
  1.03                                           1957          1998              79,800         Sq. Ft.
  1.04                                           1981                            90,348         Sq. Ft.
  1.05                                           1992          2002              77,883         Sq. Ft.
  1.06                                           2003                            78,819         Sq. Ft.
  1.07                                           1972          1998              82,059         Sq. Ft.
  1.08                                           1980          1989              75,339         Sq. Ft.
  1.09                                           1994          2002              77,934         Sq. Ft.
  1.10                                           2003                            79,080         Sq. Ft.
  1.11                                           1990                            86,858         Sq. Ft.
  1.12                                           1981          1991              75,207         Sq. Ft.
  1.13                                           1987                            81,282         Sq. Ft.
  1.14                                           2003                            79,294         Sq. Ft.
  1.15                                           1990                            76,550         Sq. Ft.
  1.16                                           1994                            76,214         Sq. Ft.
  1.17                                           1982          2002              83,746         Sq. Ft.
  1.18                                           1991          2002              76,360         Sq. Ft.
  1.19                                           1979          1995              75,687         Sq. Ft.
  1.20                                           1988          1999              84,886         Sq. Ft.
  1.21                                           1989                            75,088         Sq. Ft.
  1.22                                           1994                            62,214         Sq. Ft.
  1.23                                           1979                            81,009         Sq. Ft.
  1.24                                           1987                            76,016         Sq. Ft.
  1.25                                           1985                            74,862         Sq. Ft.
  1.26                                           1984                            61,363         Sq. Ft.
  1.27                                           2002                            79,239         Sq. Ft.
  1.28                                           1991                            62,947         Sq. Ft.
  1.29                                           1982                            60,494         Sq. Ft.
  1.30                                           1980                            76,378         Sq. Ft.
  1.31                                           1983                            76,126         Sq. Ft.
  1.32                                           1985                            76,597         Sq. Ft.

CONTROL               OCCUPANCY
 NUMBER  OCCUPANCY %     DATE          OWNERSHIP INTEREST       LOCKBOX (10)
-------  -----------  ---------  -----------------------------  ------------

    1       100.0     9/16/2005  Both Fee Simple and Leasehold  Springing
  1.01      100.0     9/16/2005            Leasehold
  1.02      100.0     9/16/2005            Fee Simple
  1.03      100.0     9/16/2005            Leasehold
  1.04      100.0     9/16/2005            Fee Simple
  1.05      100.0     9/16/2005            Fee Simple
  1.06      100.0     9/16/2005            Fee Simple
  1.07      100.0     9/16/2005            Leasehold
  1.08      100.0     9/16/2005            Fee Simple
  1.09      100.0     9/16/2005            Fee Simple
  1.10      100.0     9/16/2005            Fee Simple
  1.11      100.0     9/16/2005            Fee Simple
  1.12      100.0     9/16/2005            Fee Simple
  1.13      100.0     9/16/2005            Fee Simple
  1.14      100.0     9/16/2005            Fee Simple
  1.15      100.0     9/16/2005            Fee Simple
  1.16      100.0     9/16/2005            Fee Simple
  1.17      100.0     9/16/2005            Fee Simple
  1.18      100.0     9/16/2005            Fee Simple
  1.19      100.0     9/16/2005            Fee Simple
  1.20      100.0     9/16/2005            Fee Simple
  1.21      100.0     9/16/2005            Leasehold
  1.22      100.0     9/16/2005            Fee Simple
  1.23      100.0     9/16/2005            Fee Simple
  1.24      100.0     9/16/2005            Fee Simple
  1.25      100.0     9/16/2005            Fee Simple
  1.26      100.0     9/16/2005            Fee Simple
  1.27      100.0     9/16/2005            Fee Simple
  1.28      100.0     9/16/2005            Fee Simple
  1.29      100.0     9/16/2005            Fee Simple
  1.30      100.0     9/16/2005            Fee Simple
  1.31      100.0     9/16/2005            Fee Simple
  1.32      100.0     9/16/2005            Fee Simple

                                         UPFRONT ESCROWS
         ------------------------------------------------------------------------------
                                                  REAL ESTATE
CONTROL    CAPEX      ENVIRONMENTAL     TI/LC         TAX       INSURANCE      OTHER
 NUMBER  RESERVE ($)   RESERVE ($)   RESERVE ($)  RESERVE ($)  RESERVE ($)  RESERVE ($)
-------  -----------  -------------  -----------  -----------  -----------  -------------

    1                                                                        32,705,143
  1.01
  1.02
  1.03
  1.04
  1.05
  1.06
  1.07
  1.08
  1.09
  1.10
  1.11
  1.12
  1.13
  1.14
  1.15
  1.16
  1.17
  1.18
  1.19
  1.20
  1.21
  1.22
  1.23
  1.24
  1.25
  1.26
  1.27
  1.28
  1.29
  1.30
  1.31
  1.32

                                         MONTHLY ESCROWS
         ------------------------------------------------------------------------------
                                                  REAL ESTATE
CONTROL     CAPEX     ENVIRONMENTAL     TI/LC         TAX       INSURANCE      OTHER
 NUMBER  RESERVE ($)   RESERVE ($)   RESERVE ($)  RESERVE ($)  RESERVE ($)  RESERVE ($)
-------  -----------  -------------  -----------  -----------  -----------  -----------

    1
  1.01
  1.02
  1.03
  1.04
  1.05
  1.06
  1.07
  1.08
  1.09
  1.10
  1.11
  1.12
  1.13
  1.14
  1.15
  1.16
  1.17
  1.18
  1.19
  1.20
  1.21
  1.22
  1.23
  1.24
  1.25
  1.26
  1.27
  1.28
  1.29
  1.30
  1.31
  1.32

                             LARGEST TENANT                         2ND LARGEST TENANT
                 -------------------------------------  -----------------------------------------
CONTROL  SINGLE                                LEASE                                      LEASE
 NUMBER  TENANT  LARGEST TENANT  UNIT SIZE  EXPIRATION  2ND LARGEST TENANT  UNIT SIZE  EXPIRATION
-------  ------  --------------  ---------  ----------  ------------------  ---------  ----------

    1      Yes      Mervyn's     2,646,671   9/30/2020
  1.01     Yes      Mervyn's        76,685   9/30/2020
  1.02     Yes      Mervyn's        89,223   9/30/2020
  1.03     Yes      Mervyn's        79,800   9/30/2020
  1.04     Yes      Mervyn's        90,348   9/30/2020
  1.05     Yes      Mervyn's        77,883   9/30/2020
  1.06     Yes      Mervyn's        78,819   9/30/2020
  1.07     Yes      Mervyn's        82,059   9/30/2020
  1.08     Yes      Mervyn's        75,339   9/30/2020
  1.09     Yes      Mervyn's        77,934   9/30/2020
  1.10     Yes      Mervyn's        79,080   9/30/2020
  1.11     Yes      Mervyn's        86,858   9/30/2020
  1.12     Yes      Mervyn's        75,207   9/30/2020
  1.13     Yes      Mervyn's        81,282   9/30/2020
  1.14     Yes      Mervyn's        79,294   9/30/2020
  1.15     Yes      Mervyn's        76,550   9/30/2020
  1.16     Yes      Mervyn's        76,214   9/30/2020
  1.17     Yes      Mervyn's        83,746   9/30/2020
  1.18     Yes      Mervyn's        76,360   9/30/2020
  1.19     Yes      Mervyn's        75,687   9/30/2020
  1.20     Yes      Mervyn's        84,886   9/30/2020
  1.21     Yes      Mervyn's        75,088   9/30/2020
  1.22     Yes      Mervyn's        62,214   9/30/2020
  1.23     Yes      Mervyn's        81,009   9/30/2020
  1.24     Yes      Mervyn's        76,016   9/30/2020
  1.25     Yes      Mervyn's        74,862   9/30/2020
  1.26     Yes      Mervyn's        61,363   9/30/2020
  1.27     Yes      Mervyn's        79,239   9/30/2020
  1.28     Yes      Mervyn's        62,947   9/30/2020
  1.29     Yes      Mervyn's        60,494   9/30/2020
  1.30     Yes      Mervyn's        76,378   9/30/2020
  1.31     Yes      Mervyn's        76,126   9/30/2020
  1.32     Yes      Mervyn's        76,597   9/30/2020

                     3RD LARGEST TENANT
         -----------------------------------------
CONTROL                                    LEASE    CONTROL
 NUMBER  3RD LARGEST TENANT  UNIT SIZE  EXPIRATION   NUMBER
-------  ------------------  ---------  ----------  -------

   1                                                   1
  1.01                                                1.01
  1.02                                                1.02
  1.03                                                1.03
  1.04                                                1.04
  1.05                                                1.05
  1.06                                                1.06
  1.07                                                1.07
  1.08                                                1.08
  1.09                                                1.09
  1.10                                                1.1
  1.11                                                1.11
  1.12                                                1.12
  1.13                                                1.13
  1.14                                                1.14
  1.15                                                1.15
  1.16                                                1.16
  1.17                                                1.17
  1.18                                                1.18
  1.19                                                1.19
  1.20                                                1.2
  1.21                                                1.21
  1.22                                                1.22
  1.23                                                1.23
  1.24                                                1.24
  1.25                                                1.25
  1.26                                                1.26
  1.27                                                1.27
  1.28                                                1.28
  1.29                                                1.29
  1.30                                                1.3
  1.31                                                1.31
  1.32                                                1.32

ANNEX A

CERTAIN CHARACTERISTICS OF MORTGAGE LOANS

CONTROL   LOAN                LOAN SELLER/
 NUMBER  GROUP  LOAN NUMBER  ORIGINATOR (1)                PROPERTY NAME
-------  -----  -----------  --------------  ----------------------------------------

  1.33           GA24023-9                   Mervyn's at Albertson's Shopping Center
  1.34           GA24023-25                  Mervyn's at Ukiah (Freestanding Unnamed)
  1.35           GA24023-10                  Mervyn's at Madera (Unnamed Center)
   2       1       18733     CWCapital       James Center
   3       2       48270     GMACCM          Seven Springs Village
   4       1      GA23024    GACC            Design Center of the Americas
   5       1       50624     GMACCM          BellSouth Tower
                   ROLLUP    GACC            Beyman Multifamily Portfolio
   6       1      DBM24292   GACC            Empirian on Central
   7       1      DBM24295   GACC            Southwind
   8       1      GA23871    GACC            First National Bank Center
   9       1       50736     GMACCM          Gateway Business Park
   10      1      DBM24634   GACC            Executive Centre Portfolio
 10.01           DBM24634-2                  Executive Centre II
 10.02           DBM24634-1                  Executive Centre I
 10.03           DBM24634-3                  Executive Centre III
   11      1       17991     CWCapital       Terrace at Continental Park
   12      1       18748     CWCapital       Sheraton Harborside Hotel
   13      1       18103     CWCapital       Newburgh Mall
   14      1      05-20083   MSMC            The Outlets at Hershey
   15      1      05-21968   MSMC            Main Street Village Apartments
   16      1       18604     CWCapital       City Square Office
   17      2       51310     GMACCM          ELS Portfolio- Hillcrest Village
   18      1       50206     GMACCM          Hampton Inn Alexandria
   19      1                 MSMC            U-HAUL AREC Portfolio Rollup;
 19.01          U-Haul AREC                  U-Haul Center I-2/36
 19.02          U-Haul AREC                  U-Haul Center West Hartford
 19.03          U-Haul AREC                  U-Haul Ct Levittown
 19.04          U-Haul AREC                  N Sam Houston U-Haul Center
 19.05          U-Haul AREC                  U-Haul Redwood City

CONTROL
 NUMBER                            ADDRESS                                 CITY          STATE      ZIP CODE       COUNTY
-------  -----------------------------------------------------------  -------------  -------------  --------  ---------------

  1.33   1600 North H Street                                          Lompoc         California       93436   Santa Barbara
  1.34   437 North Orchard Avenue                                     Ukiah          California       95482   Mendocino
  1.35   1467 Country Club Drive                                      Madera         California       93638   Madera
   2     901, 1021 & 1051 East Cary Street                            Richmond       Virginia         23219   Richmond (City)
   3     9300 Cherry Hill Rd.                                         College Park   Maryland         20740   Prince George
   4     1855 Griffin Road                                            Dania Beach    Florida          33004   Broward
   5     301 West Bay Street and 520 West Forsyth Street              Jacksonville   Florida          32202   Duval
         Various                                                      Various        Various         Various  Various
   6     4140 North Central Avenue                                    Phoenix        Arizona          85012   Maricopa
   7     7991 Capilano Drive                                          Memphis        Tennessee        38125   Shelby
   8     401 West A Street                                            San Diego      California       92101   San Diego
   9     124-158 Gaither Dr, 521-525 Fellowship Rd, 200 East Park Dr  Mount Laurel   New Jersey       08054   Burlington
   10    Various                                                      Springdale     Ohio             45246   Hamilton
 10.01   55 Merchant Street                                           Springdale     Ohio             45246   Hamilton
 10.02   111 Merchant Street                                          Springdale     Ohio             45246   Hamilton
 10.03   25 Merchant Street                                           Springdale     Ohio             45246   Hamilton
   11    2361 & 2381 Rosecrans Avenue                                 El Segundo     California       90245   Los Angeles
   12    250 Market Street                                            Portsmouth     New Hampshire    03801   Rockingham
   13    1401 Route 300                                               Newburgh       New York         12550   Orange
   14    150 Hershey Park Drive                                       Hershey        Pennsylvania     17033   Dauphin
   15    25300 Constitution                                           Novi           Michigan         48375   Oakland
   16    3800, 3838, 4000 N. Central Avenue                           Phoenix        Arizona          85012   Maricopa
   17    1600 Sable Boulevard                                         Aurora         Colorado         80011   Adams
   18    5821 Richmond Highway                                        Alexandria     Virginia         22303   Fairfax
   19    Various                                                      Various        Various         Various  Various
 19.01   3020 W I-20                                                  Arlington      Texas            75052   Tarrant
 19.02   164 South Street                                             West Hartford  Connecticut      06110   Hartford
 19.03   6250 Bristol Pike                                            Levittown      Pennsylvania     19057   Bucks
 19.04   11202 Antoine @ Beltway                                      Houston        Texas            77066   Harris
 19.05   2200 El Camino Real                                          Redwood City   California       94063   San Mateo

                                                                                                               % OF
                                                                                                             AGGREGATE
CONTROL   NUMBER OF                                 CROSS                          ORIGINAL     CURRENT    INITIAL POOL
 NUMBER  PROPERTIES       PROPERTY TYPE      COLLATERALIZED (2)  RELATED GROUPS  BALANCE ($)  Balance ($)     Balance
-------  ----------  ----------------------  ------------------  --------------  -----------  -----------  ------------

  1.33               Anchored Retail
  1.34               Anchored Retail
  1.35               Anchored Retail
   2          1      Office                                                      100,000,000  100,000,000      5.82%
   3          1      Multifamily                                                  93,000,000   93,000,000      5.41%
   4          1      Special Purpose Retail                                       92,500,000   92,500,000      5.38%
   5          1      Office                                                       76,000,000   75,933,816      4.42%
              2      Multifamily                   Group 1                        67,625,000   67,625,000      3.93%
   6          1      Multifamily                   Group 1           Yes - B      39,500,000   39,500,000      2.30%
   7          1      Multifamily                   Group 1           Yes - B      28,125,000   28,125,000      1.64%
   8          1      Office                                                       65,000,000   65,000,000      3.78%
   9          1      Office                                                       52,150,000   52,150,000      3.03%
   10         3      Office                                                       51,479,500   51,479,500      3.00%
 10.01               Office
 10.02               Office
 10.03               Office
   11         1      Office                                                       40,500,000   40,500,000      2.36%
   12         1      Hospitality                                                  32,000,000   32,000,000      1.86%
   13         1      Anchored Retail                                              31,600,000   31,600,000      1.84%
   14         1      Anchored Retail                                              31,000,000   30,830,729      1.79%
   15         1      Multifamily                                                  28,150,000   28,090,907      1.63%
   16         1      Office                                                       27,500,000   27,500,000      1.60%
   17         1      Manufactured Housing                            Yes - A      27,200,000   27,200,000      1.58%
   18         1      Hospitality                                                  25,000,000   25,000,000      1.45%
   19        19      Self Storage                                                 24,130,126   23,985,414      1.40%
 19.01               Self Storage
 19.02               Self Storage
 19.03               Self Storage
 19.04               Self Storage
 19.05               Self Storage

          CUMULATIVE % OF     % OF     % OF
CONTROL  AGGREGATE INITIAL    LOAN     LOAN   INTEREST
 NUMBER     POOL BALANCE    GROUP 1  GROUP 2   RATE %   ADMIN FEE % (3)  ACCRUAL TYPE             AMORTIZATION TYPE
-------  -----------------  -------  -------  --------  ---------------  ------------  --------------------------------------

  1.33
  1.34
  1.35
   2           12.00%        7.10%             5.22000      0.03105      Actual/360    Interest Only/ARD
   3           17.41%                 29.98%   5.42000      0.03105      Actual/360    Interest Only
   4           22.79%        6.57%             5.92722      0.02105      Actual/360    Interest Only, then Amortizing Balloon
   5           27.21%        5.39%             5.81000      0.10105      Actual/360    Amortizing Balloon
                                               5.76800      0.00000      Actual/360    Interest Only, then Amortizing Balloon
   6           29.51%        2.80%             5.76800      0.02105      Actual/360    Interest Only, then Amortizing Balloon
   7           31.15%        2.00%             5.76800      0.02105      Actual/360    Interest Only, then Amortizing Balloon
   8           34.93%        4.61%             5.28050      0.02105      Actual/360    Interest Only
   9           37.96%        3.70%             5.76000      0.10105      Actual/360    Interest Only, then Amortizing Balloon
   10          40.96%        3.65%             5.85100      0.02105      Actual/360    Interest Only, then Amortizing Balloon
 10.01
 10.02
 10.03
   11          43.31%        2.88%             5.28400      0.03105      Actual/360    Interest Only, then Amortizing Balloon
   12          45.18%        2.27%             5.64800      0.04105      Actual/360    Interest Only, then Amortizing Balloon
   13          47.01%        2.24%             5.15500      0.04105      Actual/360    Interest Only, then Amortizing Balloon
   14          48.81%        2.19%             5.15300      0.03105      Actual/360    Amortizing Balloon
   15          50.44%        1.99%             5.37000      0.03105      Actual/360    Amortizing Balloon
   16          52.04%        1.95%             5.57720      0.04105      Actual/360    Interest Only
   17          53.62%                  8.77%   5.29000      0.10105      Actual/360    Interest Only, then Amortizing Balloon
   18          55.08%        1.77%             5.82000      0.04905      Actual/360    Interest Only, then Amortizing Balloon
   19          56.47%        1.70%             5.47000      0.03105      Actual/360    Amortizing Balloon
 19.01
 19.02
 19.03
 19.04
 19.05

                                        ORIGINAL          REMAINING                ORIGINAL  REMAINING    ORIGINAL     REMAINING
CONTROL              FIRST PAYMENT    INTEREST ONLY     INTEREST ONLY               TERM TO   TERM TO   AMORTIZATION  AMORTIZATION
 NUMBER   NOTE DATE       DATE      PERIOD (11) (12)  PERIOD (11) (12)  SEASONING  MATURITY  MATURITY       TERM          TERM
-------  ----------  -------------  ----------------  ----------------  ---------  --------  ---------  ------------  ------------

  1.33
  1.34
  1.35
   2     12/14/2005   2/1/2006            120               120             0         120       120            0             0
   3      8/31/2005  10/1/2005             60                56             4          60        56            0             0
   4      6/30/2005   8/1/2005             36                30             6         121       115          360           360
   5     11/17/2005   1/1/2006                                              1         120       119          360           359
         11/30/2005   1/1/2006             60                59             1         120       119          360           360
   6     11/30/2005   1/1/2006             60                59             1         120       119          360           360
   7     11/30/2005   1/1/2006             60                59             1         120       119          360           360
   8       9/7/2005  11/1/2005            120               117             3         120       117            0             0
   9     10/14/2005  12/1/2005             36                34             2         120       118          360           360
   10     12/9/2005   2/1/2006             60                60             0         120       120          360           360
 10.01
 10.02
 10.03
   11    10/17/2005  12/1/2005             36                34             2         120       118          360           360
   12    11/30/2005   1/1/2006             24                23             1         120       119          360           360
   13      8/8/2005  10/7/2005             60                56             4         120       116          360           360
   14     7/28/2005   9/1/2005                                              5         120       115          360           355
   15    10/21/2005  12/7/2005                                              2         120       118          360           358
   16     8/18/2005  10/1/2005             60                56             4          60        56            0             0
   17     12/1/2005   1/1/2006             24                23             1         120       119          360           360
   18    10/18/2005  12/1/2005             24                22             2         120       118          300           300
   19     8/17/2005  10/1/2005                                              4         120       116          300           296
 19.01
 19.02
 19.03
 19.04
 19.05

                       GRACE     EARLIER OF    MATURITY     SCHEDULED
CONTROL  PAYMENT DUE  DEFAULT  MATURITY DATE   DATE FOR  MATURITY OR ARD                              CONTROL  CONTROL   LOAN
 NUMBER      DATE     PERIOD      AND ARD     ARD LOANS    BALANCE ($)     PREPAYMENT PROVISION (4)    NUMBER   NUMBER  GROUP
-------  -----------  -------  -------------  ---------  ---------------  --------------------------  -------  -------  -----

  1.33                                                                                                  1.33     1.33
  1.34                                                                                                  1.34     1.34
  1.35                                                                                                  1.35     1.35
   2          1          5      1/1/2016      1/1/2016     100,000,000    Lock/24_Defeasance/92_0%/4       2        2     1
   3          1          5      9/1/2010                    93,000,000    Lock/28_Defeasance/30_0%/2       3        3     2
   4          1          5      8/1/2015                    83,339,597    Lock/30_Defeasance/87_0%/4       4        4     1
   5          1          5     12/1/2015                    64,082,536    Lock/25_Defeasance/94_0%/1       5        5     1
              1          5     12/1/2015                    63,060,922    Lock/25_Defeasance/91_0%/4       0        0
   6          1          5     12/1/2015                    36,834,106    Lock/25_Defeasance/91_0%/4       6        6     1
   7          1          5     12/1/2015                    26,226,816    Lock/25_Defeasance/91_0%/4       7        7     1
   8          1          5     10/1/2015                    65,000,000    Lock/27_Defeasance/86_0%/7       8        8     1
   9          1          5     11/1/2015                    46,893,779    Lock/26_Defeasance/90_0%/4       9        9     1
   10         1          5      1/1/2016                    48,057,617    Lock/24_Defeasance/92_0%/4      10       10     1
 10.01                                                                                                 10.01    10.01
 10.02                                                                                                 10.02    10.02
 10.03                                                                                                 10.03    10.03
   11         1          5     11/1/2015                    36,064,410    Lock/26_Defeasance/90_0%/4      11       11     1
   12         1          5     12/1/2015                    28,131,479    Lock/25_Defeasance/91_0%/4      12       12     1
   13         7          0      9/7/2015                    29,209,978    Lock/28_Defeasance/85_0%/7      13       13     1
   14         1          5      8/1/2015                    25,609,473    Lock/29_Defeasance/87_0%/4      14       14     1
   15         7          0     11/7/2015                    23,415,596    Lock/26_Defeasance/87_0%/7      15       15     1
   16         1          5      9/1/2010                    27,500,000    Lock/28_Defeasance/28_0%/4      16       16     1
   17         1          5     12/1/2015                    23,706,767    Lock/25_Defeasance/91_0%/4      17       17     2
   18         1          5     11/1/2015                    20,678,902    Lock/26_Defeasance/90_0%/4      18       18     1
   19         1          5      9/1/2015                    18,344,746    Lock/28_Defeasance/85_0%/7      19       19     1
 19.01                                                                                                 19.01    19.01
 19.02                                                                                                 19.02    19.02
 19.03                                                                                                 19.03    19.03
 19.04                                                                                                 19.04    19.04
 19.05                                                                                                 19.05    19.05

CONTROL                                                              ANNUAL DEBT       MOST RECENT  MOST RECENT  UNDERWRITTEN
 NUMBER  LOAN NUMBER                PROPERTY NAME               SERVICE (5) (11) (12)    NOI ($)      NOI DATE        NOI
-------  -----------  ----------------------------------------  ---------------------  -----------  -----------  ------------

  1.33    GA24023-9   Mervyn's at Albertson's Shopping Center
  1.34    GA24023-25  Mervyn's at Ukiah (Freestanding Unnamed)
  1.35    GA24023-10  Mervyn's at Madera (Unnamed Center)
   2        18733     James Center                                    5,292,500         11,983,395    9/30/2005   13,441,413
   3        48270     Seven Springs Village                           5,110,608          6,755,323    9/30/2005    7,709,376
   4       GA23024    Design Center of the Americas                   6,603,161         15,328,977   12/31/2004   18,896,140
   5        50624     BellSouth Tower                                 5,356,997          5,626,894    7/31/2005    7,372,722
            ROLLUP    Beyman Multifamily Portfolio                    4,744,977          4,947,641    9/30/2005    5,229,295
   6       DBM24292   Empirian on Central                             2,771,558          2,845,702    9/30/2005    3,061,734
   7       DBM24295   Southwind                                       1,973,419          2,101,939    9/30/2005    2,167,561
   8       GA23871    First National Bank Center                      3,479,996          9,150,679   12/31/2004    9,429,940
   9        50736     Gateway Business Park                           3,655,975          4,174,686    6/30/2005    4,931,174
   10      DBM24634   Executive Centre Portfolio                      3,644,778          4,861,802    9/30/2005    4,775,643
 10.01    DBM24634-2  Executive Centre II                                                2,237,170    9/30/2005    2,081,557
 10.02    DBM24634-1  Executive Centre I                                                 1,557,792    9/30/2005    1,530,256
 10.03    DBM24634-3  Executive Centre III                                               1,066,840    9/30/2005    1,163,830
   11       17991     Terrace at Continental Park                     2,693,954          3,656,409    5/31/2005    3,741,579
   12       18748     Sheraton Harborside Hotel                       2,216,100          3,576,493    9/30/2005    3,672,994
   13       18103     Newburgh Mall                                   2,071,700          3,331,600   12/31/2004    3,386,167
   14      05-20083   The Outlets at Hershey                          2,032,086          2,912,777    5/31/2005    3,202,033
   15      05-21968   Main Street Village Apartments                  1,890,530          1,596,704    7/31/2005    2,336,015
   16       18604     City Square Office                              1,555,032          2,263,991    6/30/2005    5,235,387
   17       51310     ELS Portfolio- Hillcrest Village                1,810,488          2,353,317    8/31/2005    2,354,756
   18       50206     Hampton Inn Alexandria                          1,900,030          2,335,829    8/31/2005    2,360,000
   19                 U-HAUL AREC Portfolio Rollup;                   1,772,977          4,013,486    3/31/2005    2,665,992
 19.01   U-Haul AREC  U-Haul Center I-2/36                                                 576,745    3/31/2005      452,657
 19.02   U-Haul AREC  U-Haul Center West Hartford                                          380,353    3/31/2005      318,177
 19.03   U-Haul AREC  U-Haul Ct Levittown                                                  339,025    3/31/2005      269,426
 19.04   U-Haul AREC  N Sam Houston U-Haul Center                                          339,201    3/31/2005      296,403
 19.05   U-Haul AREC  U-Haul Redwood City                                                  397,789    3/31/2005      186,434

                          UNDERWRITTEN                                               SCHEDULED MATURITY
CONTROL   UNDERWRITTEN    NCF DSCR (X)     APPRAISED     APPRAISAL   CUT-OFF DATE        OR ARD DATE
 NUMBER         NCF     (5) (7) (8) (9)  VALUE ($) (6)   DATE (6)   LTV (%) (7) (9)    LTV (%) (7) (9)     YEAR BUILT
-------   ------------  ---------------  -------------  ----------  ---------------  ------------------  --------------

  1.33                                      4,350,000     7/1/2005                                            1992
  1.34                                      4,000,000     7/1/2005                                            1982
  1.35                                      2,500,000     7/1/2005                                            1985
   2       12,369,982         1.56        192,500,000    9/12/2005       77.92              77.92          1985 - 1986
   3        7,463,626         1.46        131,000,000    6/22/2005       70.99              70.99          1967 - 1974
   4       18,626,302         1.41        250,350,000    5/18/2005       73.90              66.58        1985/1998/2001
   5        6,488,605         1.21         98,500,000    9/28/2005       77.09              65.06             1983
            5,085,295         1.25         87,000,000      Various       77.73              72.48            Various
   6        2,978,934         1.25         51,100,000    9/28/2005       77.73              72.48             2001
   7        2,106,361         1.25         35,900,000    9/21/2005       77.73              72.48             2000
   8        8,775,843         2.52        177,500,000    8/19/2005       36.62              36.62             1983
   9        4,378,384         1.20         66,000,000    8/26/2005       79.02              71.05          1983 - 1987
   10       4,373,699         1.20         68,700,000   10/23/2005       74.93              69.95            Various
 10.01      1,938,462                      24,626,000   10/23/2005                                            1985
 10.02      1,376,411                      24,427,000   10/23/2005                                            1983
 10.03      1,058,826                      19,647,000   10/23/2005                                            1987
   11       3,301,082         1.23         52,000,000     8/1/2006       77.88              69.35             1992
   12       3,182,527         1.44         44,000,000    9/26/2005       72.73              63.94             1988
   13       3,106,452         1.50         39,500,000    7/13/2005       80.00              73.95             1980
   14       2,885,984         1.42         41,200,000    6/21/2005       74.83              62.16             1995
   15       2,299,015         1.22         36,700,000     9/7/2005       76.54              63.80             2003
   16       4,218,859         2.71         69,000,000    7/19/2005       39.86              39.86           1961/1971
   17       2,330,676         1.29         34,000,000   10/13/2005       80.00              69.73           1955-1960
   18       2,150,000         1.41         25,200,000     9/1/2005       79.37              82.06           1969/2005
   19       2,586,657         1.46         53,600,000      Various       44.75              34.23            Various
 19.01        438,410                       8,130,000     5/1/2005                                            2000
 19.02        310,989                       4,680,000     5/1/2005                                            1975
 19.03        264,822                       3,775,000    5/15/2005                                            1984
 19.04        284,328                       4,040,000    5/10/2005                                            2001
 19.05        184,867                       1,710,000     5/9/2005                                            1960

                                                             CUT-OFF DATE
CONTROL                   TOTAL SQ. FT./       UNIT      BALANCE PER SQ. FT./                OCCUPANCY
 NUMBER  YEAR RENOVATED  UNITS/PADS/ROOMS  DESCRIPTION  UNIT/PAD/ROOM (7) (9)  OCCUPANCY %     DATE     OWNERSHIP INTEREST
-------  --------------  ----------------  -----------  ---------------------  -----------  ----------  ------------------

  1.33                         62,523      Sq. Ft.                                100.0      9/16/2005  Fee Simple
  1.34                         58,841      Sq. Ft.                                100.0      9/16/2005  Fee Simple
  1.35                         59,720      Sq. Ft.                                100.0      9/16/2005  Fee Simple
   2      2001 - 2005         974,268      Sq. Ft.                 154             94.6      11/1/2005  Fee Simple
   3          2002                983      Units                94,608             95.6      11/7/2005  Fee Simple
   4          2001            774,573      Sq. Ft.                 239             93.6      2/28/2005  Fee Simple
   5                          956,201      Sq. Ft.                  79             81.6      7/31/2005  Fee Simple
                                  720      Units                93,924             97.0     10/27/2005  Fee Simple
   6                              414      Units                93,924             96.4     10/27/2005  Fee Simple
   7                              306      Units                93,924             97.7     10/27/2005  Fee Simple
   8          1993            547,785      Sq. Ft.                 119             85.8      8/31/2005  Fee Simple
   9                          514,626      Sq. Ft.                 101             86.4       9/1/2005  Fee Simple
   10                         486,963      Sq. Ft.                 106             99.3        Various  Fee Simple
 10.01                        174,554      Sq. Ft.                                100.0      10/1/2005  Fee Simple
 10.02                        173,145      Sq. Ft.                                100.0      10/1/2005  Fee Simple
 10.03                        139,264      Sq. Ft.                                 97.7     10/27/2005  Fee Simple
   11                         189,165      Sq. Ft.                 214             92.0      7/25/2005  Fee Simple
   12    1997/2003/2005           181      Rooms               176,796             72.2      9/30/2005  Fee Simple
   13         1999            383,215      Sq. Ft.                  82             90.3      10/3/2005  Leasehold
   14                         243,115      Sq. Ft.                 127             94.3       9/1/2005  Fee Simple
   15                             148      Units               189,803             96.0     10/30/2005  Fee Simple
   16      1988/2000          716,075      Sq. Ft.                  38             66.3      8/16/2005  Fee Simple
   17                             602      Pads                 45,183             75.1     10/31/2005  Fee Simple
   18         1999                156      Rooms               160,256             79.8      8/31/2005  Fee Simple
   19        Various          528,899      Sq. Ft.                  45             82.2      3/31/2005  Fee Simple
 19.01                         94,980      Sq. Ft.                                 86.7      3/31/2005  Fee Simple
 19.02                         47,922      Sq. Ft.                                 66.7      3/31/2005  Fee Simple
 19.03                         30,695      Sq. Ft.                                 94.1      3/31/2005  Fee Simple
 19.04                         80,505      Sq. Ft.                                 68.0      3/31/2005  Fee Simple
 19.05                         10,443      Sq. Ft.                                 79.2      3/31/2005  Fee Simple

                                                               UPFRONT ESCROWS
                               ------------------------------------------------------------------------------
                                                                        REAL ESTATE
CONTROL                           CAPEX     ENVIRONMENTAL     TI/LC         TAX       INSURANCE      OTHER
 NUMBER      LOCKBOX (10)      RESERVE ($)   RESERVE ($)   RESERVE ($)  RESERVE ($)  RESERVE ($)  RESERVE ($)
-------  --------------------  -----------  -------------  -----------  -----------  -----------  -----------

  1.33
  1.34
  1.35
   2             Hard             12,178                    4,450,738      307,400      81,541     1,443,831
   3     Soft, Springing Hard                                               81,086      95,255
   4             Hard                                                      616,903      31,167
   5             Soft                                                      130,409      91,837
         Soft, Springing Hard                                              487,404      71,215
   6     Soft, Springing Hard                                              118,781      51,450
   7     Soft, Springing Hard                                              368,623      19,765
   8             Hard                                                                              2,189,413
   9     Soft, Springing Hard                               3,157,808       72,679      86,392       192,053
   10            Hard                                                      302,474      28,999
 10.01
 10.02
 10.03
   11            Hard              3,310                       32,310       44,210      44,000     1,100,000
   12    Soft, Springing Hard     40,872                                    59,421     162,031
   13                                                         700,000      892,292     119,652        50,000
   14            Hard                                         771,414
   15    Soft, Springing Hard    148,000                                    90,325
   16    Soft, Springing Hard     10,717                                 1,286,009      87,446       113,890
   17
   18                              1,000                                    69,862
   19    Soft, Springing Hard                 1,157,580                    174,120       5,964
 19.01                                                                      47,713         704
 19.02                                          150,000                     15,407         404
 19.03                                                                      15,424         594
 19.04                                                                      22,909         619
 19.05                                                                       3,079         240

                                        MONTHLY ESCROWS
         ------------------------------------------------------------------------------
                                                  REAL ESTATE
CONTROL     CAPEX     ENVIRONMENTAL     TI/LC         TAX       INSURANCE      OTHER     SINGLE
 NUMBER  RESERVE ($)   RESERVE ($)   RESERVE ($)  RESERVE ($)  RESERVE ($)  RESERVE ($)  TENANT
-------  -----------  -------------  -----------  -----------  -----------  -----------  -------

  1.33                                                                                     Yes
  1.34                                                                                     Yes
  1.35                                                                                     Yes
   2        12,178                                  153,700        6,795
   3        22,527                                   81,086       22,936
   4        21,946                                  154,226       31,167
   5        11,976                      62,955      130,409       13,120
            12,000                                   57,267       13,938
   6         6,900                                   23,756        7,350
   7         5,100                                   33,511        6,588
   8
   9         6,427                      39,639       72,679        9,599
   10        8,117                                   43,211        5,836                 Various
 10.01                                                                                     Yes
 10.02                                                                                     Yes
 10.03
   11        3,310                      32,310       22,105        3,667
   12                                                29,710       16,203
   13                                               107,879       11,502       25,000
   14        3,093                      15,195
   15                                                22,975
   16       10,717                                  107,167       12,492
   17
   18                                                11,877
   19        9,401
 19.01
 19.02
 19.03
 19.04
 19.05

                            LARGEST TENANT                                    2ND LARGEST TENANT
         ----------------------------------------------------  ------------------------------------------------
CONTROL                                               LEASE                                             LEASE
 NUMBER          LARGEST TENANT         UNIT SIZE  EXPIRATION      2ND LARGEST TENANT     UNIT SIZE  EXPIRATION
-------  -----------------------------  ---------  ----------  -------------------------  ---------  ----------

  1.33   Mervyn's                         62,523    9/30/2020
  1.34   Mervyn's                         58,841    9/30/2020
  1.35   Mervyn's                         59,720    9/30/2020
   2     McGuire Woods Battle & Boothe   214,336    8/31/2015  Wachovia Bank N.A.          145,688    6/14/2012
   3
   4     Baker Knapp & Tubbs              37,808   12/31/2010  Judith Norman/TJRM           29,607   12/31/2013
   5     BellSouth                       411,272    4/20/2009  CSX                         279,341    4/30/2011

   6
   7
   8     Capital One Auto Finance         81,814    4/30/2006  USA GSA                      76,165    2/28/2011
   9     Canon Financial                  40,868    7/31/2011  Corporate Synergies Group    38,880    6/30/2012
   10
 10.01   Cincom Systems, Inc.            174,554   12/31/2011
 10.02   General Electric Company        173,145   12/31/2009
 10.03   General Electric Company        134,279    3/15/2010  CBRE Management Office        1,735
   11    Commercial Capital               61,190   11/30/2005  Peerless System              43,579   12/31/2007
   12
   13    Sears Roebuck & Co.              84,702   11/30/2009  Bon-Ton Stores               68,877    1/29/2011
   14    Casual Corner                    10,866    5/31/2008  Liz Claiborne                10,000   10/31/2012
   15
   16    Pacificare Health Systems        44,911    4/30/2007  Maricopa County              37,295    8/25/2010
   17
   18
   19
 19.01
 19.02
 19.03
 19.04
 19.05

                            3RD LARGEST TENANT
         --------------------------------------------------------
CONTROL                                          LEASE    CONTROL
 NUMBER     3RD LARGEST TENANT     UNIT SIZE  EXPIRATION   NUMBER
-------  ------------------------  ---------  ----------  -------

  1.33                                                      1.33
  1.34                                                      1.34
  1.35                                                      1.35
   2     Williams Mullen             97,126    6/30/2010     2
   3                                                         3
   4     Jerry Pair                  28,023    4/30/2011     4
   5     CSX RPI                     27,568    4/30/2011     5
                                                             0
   6                                                         6
   7                                                         7
   8     Higgs, Fletcher, & Mack     44,491    1/31/2009     8
   9     Jacobs Engineering Group    36,000   10/31/2010     9
   10                                                        10
 10.01                                                     10.01
 10.02                                                     10.02
 10.03                                                     10.03
   11    ITAS                        13,166    1/31/2009     11
   12                                                        12
   13    Bed, Bath & Beyond          24,600    1/31/2020     13
   14    Polo                         9,911    1/31/2013     14
   15                                                        15
   16    KPMG                        14,791    6/30/2006     16
   17                                                        17
   18                                                        18
   19                                                        19
 19.01                                                     19.01
 19.02                                                     19.02
 19.03                                                     19.03
 19.04                                                     19.04
 19.05                                                     19.05

ANNEX A

CERTAIN CHARACTERISTICS OF MORTGAGE LOANS

CONTROL   LOAN                LOAN SELLER/
 NUMBER  GROUP  LOAN NUMBER  ORIGINATOR (1)                  PROPERTY NAME                           ADDRESS                CITY
-------  -----  -----------  --------------  ---------------------------------------------  -------------------------  -------------

 19.06          U-Haul AREC                  U-Haul Center Lynwood                          11716 Long Beach Blvd      Lynwood
 19.07          U-Haul AREC                  U-Haul Ct Anchorage                            4751 Old Seward Hwy        Anchorage
 19.08          U-Haul AREC                  U-Haul Ct Eastland                             2880 S Hamilton Rd         Columbus
 19.09          U-Haul AREC                  U-Haul Center Of Jacksonville                  425 S Marine Blvd          Jacksonville
 19.10          U-Haul AREC                  Hazedell Moving & Str                          8250 Highway 99            Vancouver
 19.11          U-Haul AREC                  U-Haul Southern Plaza                          US 31 & Hanna Avenue       Indianapolis
 19.12          U-Haul AREC                  U-Haul Ct Of Rainer                            2515 Rainier Ave S         Seattle
 19.13          U-Haul AREC                  U-Haul Ctr Newark                              1801 N 21st St             Newark
 19.14          U-Haul AREC                  U-Haul Ctr 82nd Ave                            11811 SE 82nd              Portland
 19.15          U-Haul AREC                  U-Haul Center Capitol Hill                     26 K Street NE             Washington
 19.16          U-Haul AREC                  U-Haul Se Seattle                              6403 MLK Jr Way S          Seattle
 19.17          U-Haul AREC                  U-Haul Schoolhouse                             802 W Columbia St          Springfield
 19.18          U-Haul AREC                  U-Haul Storage Verde Valley                    1650 East Cherry Street    Cottonwood
 19.19          U-Haul AREC                  U-Haul Ctr Eastgate                            6525 E Washington St       Indianapolis
   20      1                    MSMC         U-HAUL SAC Portfolio Rollup                    Various                    Various
 20.01           U-Haul SAC                  U-Haul Ctr Snouffer School Rd                  8501 Snouffer School Road  Gaithersburg
 20.02           U-Haul SAC                  U-Haul Ctr South Capitol St                    1501 South Capitol St SW   Washington
 20.03           U-Haul SAC                  U-Haul Center Of North Plano                   2560 Kathryn Lane          Plano
 20.04           U-Haul SAC                  U-Haul Ctr Az Ave & Riggs Rd                   24908 S Arizona Ave        Chandler
 20.05           U-Haul SAC                  U-Haul Town & Cntry/W Waters                   5404 West Waters Ave       Tampa
 20.06           U-Haul SAC                  U-Haul Center Of Douglasvlle                   9416 Highway 5             Douglasville
 20.07           U-Haul SAC                  U-Haul Center Of Tel-Wick                      8901 Telegraph Rd          Taylor
 20.08           U-Haul SAC                  U-Haul Center Of Bolingbrook                   240 N Frontage Road        Bolingbrook
 20.09           U-Haul SAC                  U-Haul Center River Valley                     1921 Riverway Drive        Lancaster
   21      1       48199        GMACCM       Courtyard by Marriott - Los Altos              4320 El Camino Real        Los Altos
   22      2      DBM23689      GACC         Mission Greensboro Apartments                  Various                    Greensboro
 22.01           DBM23689-1                  Mission Oakridge Apartments                    5856 Old Oak Ridge Road    Greensboro
 22.02           DBM23689-2                  Mission Friendly Ridge Apartments              1-A Saint Croix Place      Greensboro
   23      2       51311        GMACCM       ELS Portfolio- The Winds of St. Armands North  4000 North Tuttle Avenue   Sarasota
   24      1      DBM24328      GACC         Westin Poinsett Hotel                          120 South Main Street      Greenville
   25      1       87741        CWCapital    Rite Aid Portfolio                             Various                    Various
 25.01            87741-I                    963 Fairmount Avenue                           963 Fairmount Avenue       Lakewood
 25.02            87741-C                    47 East Genesee Street                         47 East Genesee Street     Auburn

CONTROL                                                         NUMBER OF                              CROSS
 NUMBER          STATE         ZIP CODE         COUNTY         PROPERTIES      PROPERTY TYPE     COLLATERALIZED (2)  RELATED GROUPS
-------  --------------------  --------  --------------------  ----------  --------------------  ------------------  --------------

 19.06   California              90262   Los Angeles                       Self Storage
 19.07   Alaska                  99503   Anchorage                         Self Storage
 19.08   Ohio                    43232   Franklin                          Self Storage
 19.09   North Carolina          28540   Onslow                            Self Storage
 19.10   Washington              98665   Clark                             Self Storage
 19.11   Indiana                 46227   Marion                            Self Storage
 19.12   Washington              98144   King                              Self Storage
 19.13   Ohio                    43055   Licking                           Self Storage
 19.14   Oregon                  97266   Clackamas                         Self Storage
 19.15   District of Columbia    20002   District of Columbia              Self Storage
 19.16   Washington              98118   King                              Self Storage
 19.17   Ohio                    45504   Clark                             Self Storage
 19.18   Arizona                 86326   Yavapai                           Self Storage
 19.19   Indiana                 46219   Marion                            Self Storage
   20    Various                Various  Various                    9      Self Storage
 20.01   Maryland                20879   Montgomery                        Self Storage
 20.02   District of Columbia    20003   District of Columbia              Self Storage
 20.03   Texas                   75025   Collin                            Self Storage
 20.04   Arizona                 85248   Maricopa                          Self Storage
 20.05   Florida                 33634   Hillsborough                      Self Storage
 20.06   Georgia                 30135   Douglas                           Self Storage
 20.07   Michigan                48180   Wayne                             Self Storage
 20.08   Illinois                60440   Will                              Self Storage
 20.09   Ohio                    43130   Fairfield                         Self Storage
   21    California              94022   Santa Clara                1      Hospitality
   22    North Carolina          27410   Guilford                   2      Multifamily                                   Yes - D
 22.01   North Carolina          27410   Guilford                          Multifamily
 22.02   North Carolina          27410   Guilford                          Multifamily
   23    Florida                 34234   Sarasota                   1      Manufactured Housing                          Yes - A
   24    South Carolina          29601   Greenville                 1      Hospitality
   25    Various                Various  Various                   17      Anchored Retail
 25.01   New York                14701   Chautauqua                        Anchored Retail
 25.02   New York                13021   Cayuga                            Anchored Retail

                                       % OF
                                    AGGREGATE     CUMULATIVE % OF     % OF     % OF
CONTROL    ORIGINAL     CURRENT    INITIAL POOL  AGGREGATE INITIAL    LOAN     LOAN   INTEREST
 NUMBER  BALANCE ($)  BALANCE ($)     BALANCE       POOL BALANCE    GROUP 1  GROUP 2   RATE %   ADMIN FEE % (3)  ACCRUAL TYPE
-------  -----------  -----------  ------------  -----------------  -------  -------  --------  ---------------  ------------

 19.06
 19.07
 19.08
 19.09
 19.10
 19.11
 19.12
 19.13
 19.14
 19.15
 19.16
 19.17
 19.18
 19.19
   20                  22,546,576      1.31%           57.79%        1.60%             5.47000      0.03105       Actual/360
 20.01
 20.02
 20.03
 20.04
 20.05
 20.06
 20.07
 20.08
 20.09
   21                  22,287,785      1.30%           59.08%        1.58%             6.09000      0.04805       Actual/360
   22                  22,000,000      1.28%           60.36%                 7.09%    5.04500      0.02105       Actual/360
 22.01
 22.02
   23     22,682,607   20,200,000      1.18%           61.54%                 6.51%    5.29000      0.10105       Actual/360
   24                  19,982,673      1.16%           62.70%        1.42%             5.83000      0.02105       Actual/360
   25                  19,090,567      1.11%           63.81%        1.36%             6.60000      0.04105         30/360
 25.01
 25.02

                                                                                ORIGINAL          REMAINING                ORIGINAL
CONTROL                                                      FIRST PAYMENT    INTEREST ONLY     INTEREST ONLY               TERM TO
 NUMBER              AMORTIZATION TYPE            NOTE DATE       DATE      PERIOD (11) (12)  PERIOD (11) (12)  SEASONING  MATURITY
-------  --------------------------------------  ----------  -------------  ----------------  ----------------  ---------  --------

 19.06
 19.07
 19.08
 19.09
 19.10
 19.11
 19.12
 19.13
 19.14
 19.15
 19.16
 19.17
 19.18
 19.19
   20    Amortizing Balloon                       8/17/2005    10/1/2005                                             4        120
 20.01
 20.02
 20.03
 20.04
 20.05
 20.06
 20.07
 20.08
 20.09
   21    Amortizing Balloon                       5/11/2005     7/1/2005                                             7        120
   22    Interest Only, then Amortizing Balloon   8/12/2005    10/1/2005           60                56              4        120
 22.01
 22.02
   23    Interest Only, then Amortizing Balloon   12/1/2005     1/1/2006           24                23              1        120
   24    Amortizing Balloon                       11/2/2005     1/1/2006                                             1         60
   25    Fully Amortizing                        12/14/1998     2/1/1999                                            84        240
 25.01
 25.02

           REMAINING    ORIGINAL      REMAINING                 GRACE     EARLIER OF    MATURITY      SCHEDULED
CONTROL     TERM TO   AMORTIZATION  AMORTIZATION  PAYMENT DUE  DEFAULT  MATURITY DATE   DATE FOR   MATURITY OR ARD
 NUMBER     MATURITY      TERM          TERM          DATE      PERIOD     AND ARD      ARD LOANS    BALANCE ($)
---------  ---------  ------------  ------------  -----------  -------  -------------  ----------  ---------------

 19.06
 19.07
 19.08
 19.09
 19.10
 19.11
 19.12
 19.13
 19.14
 19.15
 19.16
 19.17
 19.18
 19.19
   20         116          300           296           1           5       9/1/2015                   17,244,281
 20.01
 20.02
 20.03
 20.04
 20.05
 20.06
 20.07
 20.08
 20.09
   21         113          300           293           1           5       6/1/2015                   17,475,702
   22         116          360           360           1           5       9/1/2015                   20,302,693
 22.01
 22.02
   23         119          360           360           1           5      12/1/2015                   17,605,761
   24         59           360           359           1           5      12/1/2010                   18,665,729
   25         156          240           156           1          10       1/1/2019                            0
 25.01
 25.02

CONTROL                                CONTROL  CONTROL   LOAN
 NUMBER     PREPAYMENT PROVISION (4)    NUMBER   NUMBER  GROUP  LOAN NUMBER                  PROPERTY NAME
---------  --------------------------  -------  -------  -----  -----------  ---------------------------------------------

 19.06                                  19.06    19.06          U-Haul AREC  U-Haul Center Lynwood
 19.07                                  19.07    19.07          U-Haul AREC  U-Haul Ct Anchorage
 19.08                                  19.08    19.08          U-Haul AREC  U-Haul Ct Eastland
 19.09                                  19.09    19.09          U-Haul AREC  U-Haul Center Of Jacksonville
 19.10                                   19.1     19.1          U-Haul AREC  Hazedell Moving & Str
 19.11                                  19.11    19.11          U-Haul AREC  U-Haul Southern Plaza
 19.12                                  19.12    19.12          U-Haul AREC  U-Haul Ct Of Rainer
 19.13                                  19.13    19.13          U-Haul AREC  U-Haul Ctr Newark
 19.14                                  19.14    19.14          U-Haul AREC  U-Haul Ctr 82nd Ave
 19.15                                  19.15    19.15          U-Haul AREC  U-Haul Center Capitol Hill
 19.16                                  19.16    19.16          U-Haul AREC  U-Haul Se Seattle
 19.17                                  19.17    19.17          U-Haul AREC  U-Haul Schoolhouse
 19.18                                  19.18    19.18          U-Haul AREC  U-Haul Storage Verde Valley
 19.19                                  19.19    19.19          U-Haul AREC  U-Haul Ctr Eastgate
   20      Lock/28_Defeasance/85_0%/7     20       20      1                 U-HAUL SAC Portfolio Rollup
 20.01                                  20.01    20.01          U-Haul SAC   U-Haul Ctr Snouffer School Rd
 20.02                                  20.02    20.02          U-Haul SAC   U-Haul Ctr South Capitol St
 20.03                                  20.03    20.03          U-Haul SAC   U-Haul Center Of North Plano
 20.04                                  20.04    20.04          U-Haul SAC   U-Haul Ctr Az Ave & Riggs Rd
 20.05                                  20.05    20.05          U-Haul SAC   U-Haul Town & Cntry/W Waters
 20.06                                  20.06    20.06          U-Haul SAC   U-Haul Center Of Douglasvlle
 20.07                                  20.07    20.07          U-Haul SAC   U-Haul Center Of Tel-Wick
 20.08                                  20.08    20.08          U-Haul SAC   U-Haul Center Of Bolingbrook
 20.09                                  20.09    20.09          U-Haul SAC   U-Haul Center River Valley
   21      Lock/43_Defeasance/75_0%/2     21       21      1       48199     Courtyard by Marriott - Los Altos
   22      Lock/28_Defeasance/88_0%/4     22       22      2     DBM23689    Mission Greensboro Apartments
 22.01                                  22.01    22.01          DBM23689-1   Mission Oakridge Apartments
 22.02                                  22.02    22.02          DBM23689-2   Mission Friendly Ridge Apartments
   23      Lock/25_Defeasance/91_0%/4     23       23      2       51311     ELS Portfolio- The Winds of St. Armands North
   24      Lock/25_Defeasance/31_0%/4     24       24      1     DBM24328    Westin Poinsett Hotel
   25      >YM or 1%/235_0%/5             25       25      1       87741     Rite Aid Portfolio
 25.01                                  25.01    25.01            87741-I    963 Fairmount Avenue
 25.02                                  25.02    25.02            87741-C    47 East Genesee Stre

                                                                                          UNDERWRITTEN
CONTROL         ANNUAL DEBT       MOST RECENT  MOST RECENT  UNDERWRITTEN  UNDERWRITTEN    NCF DSCR (X)    APPRAISED     APPRAISAL
 NUMBER    SERVICE (5) (11) (12)    NOI ($)      NOI DATE        NOI           NCF      (5) (7) (8) (9)  VALUE ($) (6)    DATE (6)
---------  ---------------------  -----------  -----------  ------------  ------------  ---------------  -------------  ----------

 19.06                               210,138    3/31/2005       158,316       155,981                     2,300,000     5/7/2005
 19.07                               251,329    3/31/2005       144,476       139,135                     3,230,000     5/1/2005
 19.08                               177,190    3/31/2005       118,289       112,843                     2,560,000     5/2/2005
 19.09                               144,608    3/31/2005       105,917       102,609                     1,650,000     5/1/2005
 19.10                               177,283    3/31/2005       105,553       102,553                     1,900,000     5/5/2005
 19.11                               175,745    3/31/2005        92,440        87,776                     2,090,000     5/1/2005
 19.12                               160,807    3/31/2005        86,522        85,018                     1,300,000     5/1/2005
 19.13                               146,762    3/31/2005        72,154        69,738                       870,000     5/1/2005
 19.14                               205,834    3/31/2005        86,741        84,844                     1,420,000     5/5/2005
 19.15                                91,725    3/31/2005        52,522        51,126                    10,910,000     5/4/2005
 19.16                                80,546    3/31/2005        50,702        49,376                     1,200,000     5/1/2005
 19.17                                59,468    3/31/2005        30,268        27,997                       600,000     5/1/2005
 19.18                                37,777    3/31/2005        29,268        26,248                       700,000     5/1/2005
 19.19                                61,162    3/31/2005         9,727         7,998                       535,000     5/1/2005
   20            1,666,620         3,032,931    3/31/2005     2,446,525     2,368,515         1.42       52,055,000      Various
 20.01                               453,145    3/31/2005       379,817       370,472                     9,000,000    5/15/2005
 20.02                               435,695    3/31/2005       381,369       368,597                     9,030,000    4/28/2005
 20.03                               416,103    3/31/2005       327,517       318,903                     5,660,000     5/1/2005
 20.04                               397,410    3/31/2005       327,024       318,724                     7,900,000     5/1/2005
 20.05                               326,844    3/31/2005       276,798       268,748                     5,140,000    4/23/2005
 20.06                               261,001    3/31/2005       205,072       196,631                     4,525,000     5/1/2005
 20.07                               284,757    3/31/2005       203,078       196,393                     3,700,000     5/1/2005
 20.08                               249,069    3/31/2005       188,242       181,759                     4,300,000     5/1/2005
 20.09                               208,906    3/31/2005       157,608       148,286                     2,800,000     5/1/2005
   21            1,754,498         2,713,983    9/30/2005     2,764,000     2,500,000         1.42       30,300,000     2/1/2005
   22            1,424,478         1,855,460    6/30/2005     1,891,264     1,779,264         1.25       27,750,000    7/15/2005
 22.01                               939,018    6/30/2005       961,378       903,378                    14,300,000    7/15/2005
 22.02                               916,442    6/30/2005       929,886       875,886                    13,450,000    7/15/2005
   23            1,344,554         1,617,990    8/31/2005     1,629,119     1,610,279         1.20       26,000,000   10/15/2005
   24            1,412,796         2,489,013    9/30/2005     2,361,247     1,980,392         1.40       26,800,000     9/1/2005
   25            2,191,293         2,737,587   12/31/2004     2,737,587     2,699,697         1.23       30,200,000      Various
 25.01                                                                                                    2,200,000     8/5/1998
 25.02                                                                                                    2,000,000    7/29/1998

                            SCHEDULED MATURITY                                                                   CUT-OFF DATE
CONTROL      CUT-OFF DATE      OR ARD DATE                                    TOTAL SQ. FT./       UNIT      BALANCE PER SQ. FT./
 NUMBER    LTV (%) (7) (9)    LTV (%) (7) (9)    YEAR BUILT  YEAR RENOVATED  UNITS/PADS/ROOMS  DESCRIPTION  UNIT/PAD/ROOM (7) (9)
---------  ---------------  ------------------  -----------  --------------  ----------------  -----------  ---------------------

 19.06                                             1962                            15,566         Sq. Ft.
 19.07                                             1996                            35,612         Sq. Ft.
 19.08                                             1981                            36,304         Sq. Ft.
 19.09                                             2002                            22,050         Sq. Ft.
 19.10                                             1970                            19,997         Sq. Ft.
 19.11                                           1956/1991                         31,091         Sq. Ft.
 19.12                                             1981                            10,027         Sq. Ft.
 19.13                                             1982                            16,110         Sq. Ft.
 19.14                                             1970                            12,650         Sq. Ft.
 19.15                                             1995                             9,304         Sq. Ft.
 19.16                                             1955                             8,845         Sq. Ft.
 19.17                                             1900            1980            15,138         Sq. Ft.
 19.18                                             1983                            20,135         Sq. Ft.
 19.19                                             1956                            11,525         Sq. Ft.
   20           43.31              33.13          Various        Various          520,069         Sq. Ft.               43
 20.01                                             2002                            62,300         Sq. Ft.
 20.02                                             1948            2002            85,141         Sq. Ft.
 20.03                                             2001                            57,427         Sq. Ft.
 20.04                                             2001                            55,330         Sq. Ft.
 20.05                                             2001                            53,665         Sq. Ft.
 20.06                                             1999                            56,274         Sq. Ft.
 20.07                                             1999                            44,565         Sq. Ft.
 20.08                                             2001                            43,221         Sq. Ft.
 20.09                                             1990                            62,146         Sq. Ft.
   21           73.56              57.68           2002                               190         Rooms            117,304
   22           79.28              73.16          Various                             448         Units             49,107
 22.01                                             1988                               232         Units
 22.02                                             1986                               216         Units
   23           77.69              67.71           1969                               471         Pads              42,887
   24           74.56              69.65           1925            2000               200         Rooms             99,913
   25           63.21               0.00          Various        Various          189,454         Sq. Ft.              101
 25.01                                             1997                            11,233         Sq. Ft.
 25.02                                          1997 - 1998                        11,348         Sq. Ft.

CONTROL                  OCCUPANCY
 NUMBER    OCCUPANCY %      DATE      OWNERSHIP INTEREST      LOCKBOX (10)
---------  -----------  -----------  -------------------  --------------------

 19.06          96.5      3/31/2005       Fee Simple
 19.07          85.4      3/31/2005       Fee Simple
 19.08          82.2      3/31/2005       Fee Simple
 19.09          96.2      3/31/2005       Fee Simple
 19.10          92.1      3/31/2005       Fee Simple
 19.11          73.1      3/31/2005       Fee Simple
 19.12          96.0      3/31/2005       Fee Simple
 19.13          91.8      3/31/2005       Fee Simple
 19.14          79.3      3/31/2005       Fee Simple
 19.15          88.7      3/31/2005       Fee Simple
 19.16          91.0      3/31/2005       Fee Simple
 19.17          74.2      3/31/2005       Fee Simple
 19.18          92.1      3/31/2005       Fee Simple
 19.19          88.3      3/31/2005       Fee Simple
   20           61.1      3/31/2005       Fee Simple      Soft, Springing Hard
 20.01          57.8      3/31/2005       Fee Simple
 20.02          36.8      3/31/2005       Fee Simple
 20.03          71.0      3/31/2005       Fee Simple
 20.04          96.0      3/31/2005       Fee Simple
 20.05          62.8      3/31/2005       Fee Simple
 20.06          63.8      3/31/2005       Fee Simple
 20.07          59.9      3/31/2005       Fee Simple
 20.08          60.4      3/31/2005       Fee Simple
 20.09          54.6      3/31/2005       Fee Simple
   21           70.6      9/30/2005       Fee Simple      Soft, Springing Hard
   22           94.1       8/1/2005       Fee Simple           Springing
 22.01          94.3       8/1/2005       Fee Simple
 22.02          94.0       8/1/2005       Fee Simple
   23           95.8     10/31/2005       Fee Simple
   24           75.9      8/31/2005       Fee Simple
   25          100.0      12/1/2005       Fee Simple
 25.01         100.0      12/1/2005       Fee Simple
 25.02         100.0      12/1/2005       Fee Simple

                                          UPFRONT ESCROWS
           ------------------------------------------------------------------------------
                                                    REAL ESTATE
CONTROL       CAPEX     ENVIRONMENTAL     TI/LC         TAX       INSURANCE      OTHER
 NUMBER    RESERVE ($)   RESERVE ($)   RESERVE ($)  RESERVE ($)  RESERVE ($)  RESERVE ($)
---------  -----------  -------------  -----------  -----------  -----------  -----------

 19.06                                                  2,082          172
 19.07                     364,080                     16,775          461
 19.08                                                  8,198          302
 19.09                       2,250                      2,971          339
 19.10                      29,250                      3,920          212
 19.11                                                  4,510          327
 19.12                     300,000                      3,683          155
 19.13                                                  2,099          170
 19.14                                                  4,362          229
 19.15                      12,000                      9,663          141
 19.16                                                  4,294          155
 19.17                                                  1,304          277
 19.18                                                  2,239          144
 19.19                     300,000                      3,486          318
   20                                                 166,911        5,574
 20.01                                                 11,087          625
 20.02                                                 34,271          721
 20.03                                                 23,898          464
 20.04                                                 15,382          401
 20.05                                                 14,077          517
 20.06                                                  9,459          458
 20.07                                                 27,638          859
 20.08                                                 25,272        1,026
 20.09                                                  5,828          503
   21         1,000                                   117,100       62,300     2,400,000
   22                                                 256,314       18,322
 22.01
 22.02
   23
   24                                                               85,129
   25
 25.01
 25.02

                                           MONTHLY ESCROWS
           -------------------------------------------------------------------------------
                                                    REAL ESTATE
CONTROL       CAPEX     ENVIRONMENTAL     TI/LC          TAX       INSURANCE      OTHER
 NUMBER    RESERVE ($)   RESERVE ($)   RESERVE ($)   RESERVE ($)  RESERVE ($)  RESERVE ($)
---------  -----------  -------------  -----------  ------------  -----------  -----------

 19.06
 19.07
 19.08
 19.09
 19.10
 19.11
 19.12
 19.13
 19.14
 19.15
 19.16
 19.17
 19.18
 19.19
   20          3,541
 20.01
 20.02
 20.03
 20.04
 20.05
 20.06
 20.07
 20.08
 20.09
   21                                                  23,299        7,796
   22          9,334                                   25,631        3,598
 22.01
 22.02
   23
   24         31,451                                   12,836        7,153
   25
 25.01
 25.02

                                LARGEST TENANT                                   2ND LARGEST TENANT
           --------------------------------------------------------  -----------------------------------------
CONTROL    SINGLE                                           LEASE                                      LEASE
 NUMBER    TENANT  LARGEST TENANT  UNIT SIZE  UNIT SIZE  EXPIRATION  2ND LARGEST TENANT  UNIT SIZE  EXPIRATION
---------  ------  --------------  ---------  ---------  ----------  ------------------  ---------  ----------

 19.06                                                                         19.06
 19.07                                                                         19.07
 19.08                                                                         19.08
 19.09                                                                         19.09
 19.10                                                                          19.1
 19.11                                                                         19.11
 19.12                                                                         19.12
 19.13                                                                         19.13
 19.14                                                                         19.14
 19.15                                                                         19.15
 19.16                                                                         19.16
 19.17                                                                         19.17
 19.18                                                                         19.18
 19.19                                                                         19.19
   20                                                                            20
 20.01                                                                         20.01
 20.02                                                                         20.02
 20.03                                                                         20.03
 20.04                                                                         20.04
 20.05                                                                         20.05
 20.06                                                                         20.06
 20.07                                                                         20.07
 20.08                                                                         20.08
 20.09                                                                         20.09
   21                                                                             21
   22                                                                             22
 22.01                                                                         22.01
 22.02                                                                         22.02
   23                                                                             23
   24                                                                             24
   25        Yes                                                                  25
 25.01       Yes      Rite Aid                  11,233    10/7/2017            25.01
 25.02       Yes      Rite Aid                  11,348     4/7/2018            25.02

                       3RD LARGEST TENANT
           -----------------------------------------
CONTROL                                      LEASE    CONTROL
 NUMBER    3RD LARGEST TENANT  UNIT SIZE  EXPIRATION   NUMBER
---------  ------------------  ---------  ----------  -------

 19.06                                                 19.06
 19.07                                                 19.07
 19.08                                                 19.08
 19.09                                                 19.09
 19.10                                                 19.10
 19.11                                                 19.11
 19.12                                                 19.12
 19.13                                                 19.13
 19.14                                                 19.14
 19.15                                                 19.15
 19.16                                                 19.16
 19.17                                                 19.17
 19.18                                                 19.18
 19.19                                                 19.19
   20                                                    20
 20.01                                                 20.01
 20.02                                                 20.02
 20.03                                                 20.03
 20.04                                                 20.04
 20.05                                                 20.05
 20.06                                                 20.06
 20.07                                                 20.07
 20.08                                                 20.08
 20.09                                                 20.09
   21                                                    21
   22                                                    22
 22.01                                                 22.01
 22.02                                                 22.02
   23                                                    23
   24                                                    24
   25                                                    25
 25.01                                                 25.01
 25.02                                                 25.02

ANNEX A

CERTAIN CHARACTERISTICS OF MORTGAGE LOANS

CONTROL   LOAN                LOAN SELLER/
 NUMBER  GROUP  LOAN NUMBER  ORIGINATOR (1)             PROPERTY NAME
-------  -----  -----------  --------------  ----------------------------------

 25.03            87741-D                    1070 Genesee Street
 25.04            87741-B                    153 Prospect Street
 25.05            87741-G                    41 Buffalo Road
 25.06            87741-J                    6616 Lincoln Avenue
 25.07            87741-K                    1717 Pine Avenue
 25.08            87741-A                    9062 Eerie Road
 25.09            87741-M                    138 Elm Street
 25.10            87741-H                    81 W. Main Street
 25.11            87741-L                    114 North Main Street
 25.12            87741-N                    352 Driving Park Avenue
 25.13            87741-E                    476 William Street
 25.14            87741-P                    654 Colvin Avenue
 25.15            87741-O                    40 West Main Street
 25.16            87741-Q                    10 North Main Street
 25.17            87741-F                    329 Port Allegany Road
   26      1      05-21892   MSMC            Sunset Shopping Center
   27      1       50299     GMACCM          Winston Salem Portfolio
   28      1       51401     GMACCM          Walgreens Pool 3/DCWI CT & DCWI TX
 28.01            51401-1                    Walgreens (Guilford)
 28.02            51401-3                    Walgreens (Kingsville)
 28.03            51401-4                    Walgreens (San Angelo)
 28.04            51401-2                    Walgreens (Southbury)
   29      1       51397     GMACCM          Walgreens Pool 1/DCWI III
 29.01            51397-4                    Walgreens (Libertyville)
 29.02            51397-2                    Walgreens (Colorado Springs)

CONTROL
 NUMBER            ADDRESS                  CITY             STATE
-------  ---------------------------  ----------------  --------------

 25.03   1070 Genesee Street          Buffalo           New York
 25.04   153 Prospect Street          Attica            New York
 25.05   41 Buffalo Road              East Aurora       New York
 25.06   6616 Lincoln Avenue          Lockport          New York
 25.07   1717 Pine Avenue             Niagara Falls     New York
 25.08   9062 Eerie Road              Angola            New York
 25.09   138 Elm Street               Penn Yan          New York
 25.10   81 W. Main Street            Gowanda           New York
 25.11   114 North Main Street        North Syracuse    New York
 25.12   352 Driving Park Avenue      Rochester         New York
 25.13   476 William Street           Buffalo           New York
 25.14   654 Colvin Avenue            Kenmore           New York
 25.15   40 West Main Street          Springville       New York
 25.16   10 North Main Street         Wellsville        New York
 25.17   329 Port Allegany Road       Coudersport       Pennsylvania
   26    1555-1597 SW 53rd street     Corvallis         Oregon
   27    Various                      Winston Salem     North Carolina
   28    Various                      Various           Various
 28.01   1116 Boston Post Road        Guilford          Connecticut
 28.02   922 East King Avenue         Kingsville        Texas
 28.03   3328 Sherwood Way            San Angelo        Texas
 28.04   370 Main Street South        Southbury         Connecticut
   29    Various                      Various           Various
 29.01   1460 South Milwaukee Avenue  Libertyville      Illinois
 29.02   4305 East Platte Avenue      Colorado Springs  Colorado

CONTROL                               NUMBER OF                                    CROSS                          ORIGINAL
 NUMBER  ZIP CODE     COUNTY         PROPERTIES           PROPERTY TYPE     COLLATERALIZED (2)  RELATED GROUPS  BALANCE ($)
-------  --------  -----------  --------------------  --------------------  ------------------  --------------  -----------

 25.03     14211   Erie                               Anchored Retail
 25.04     14011   Genesee                            Anchored Retail
 25.05     10452   Erie                               Anchored Retail
 25.06     14094   Niagara                            Anchored Retail
 25.07     14301   Niagara                            Anchored Retail
 25.08     14006   Erie                               Anchored Retail
 25.09     14527   Yates                              Anchored Retail
 25.10     14070   Cattaraugus                        Anchored Retail
 25.11     13212   Onondaga                           Anchored Retail
 25.12     14613   Monroe                             Anchored Retail
 25.13     14206   Erie                               Anchored Retail
 25.14     14217   Erie                               Anchored Retail
 25.15     14141   Erie                               Anchored Retail
 25.16     14895   Allegany                           Anchored Retail
 25.17     16915   Potter                             Anchored Retail
   26      97333   Benton                 1           Anchored Retail                                            18,500,000
   27      27105   Forsyth                1           Industrial/Warehouse                                       18,400,000
   28     Various  Various                4           Anchored Retail                               Yes - C      17,780,000
 28.01     06437   New Haven                          Anchored Retail
 28.02     78363   Kleberg                            Anchored Retail
 28.03     76901   Tom Green                          Anchored Retail
 28.04     06488   New Haven                          Anchored Retail
   29     Various  Various                4           Anchored Retail                               Yes - C      17,410,000
 29.01     60048   Lake                               Anchored Retail
 29.02     80915   El Paso                            Anchored Retail

                          % OF
                        AGGREGATE    CUMULATIVE % OF     % OF     % OF
CONTROL    CURRENT    INITIAL POOL  AGGREGATE INITIAL    LOAN     LOAN   INTEREST
 NUMBER  BALANCE ($)     BALANCE       POOL BALANCE    GROUP 1  GROUP 2    RATE %  ADMIN FEE % (3)  ACCRUAL TYPE
-------  -----------  ------------  -----------------  -------  -------  --------  ---------------  ------------

 25.03
 25.04
 25.05
 25.06
 25.07
 25.08
 25.09
 25.10
 25.11
 25.12
 25.13
 25.14
 25.15
 25.16
 25.17
   26     18,500,000      1.08%           64.89%        1.31%             5.32200      0.03105       Actual/360
   27     18,400,000      1.07%           65.96%        1.31%             5.13000      0.10105       Actual/360
   28     17,780,000      1.03%           66.99%        1.26%             5.08000      0.10105       Actual/360
 28.01
 28.02
 28.03
 28.04
   29     17,410,000      1.01%           68.01%        1.24%             5.08000      0.10105       Actual/360
 29.01
 29.02

                                                                               ORIGINAL          REMAINING
CONTROL                                                     FIRST PAYMENT    INTEREST ONLY     INTEREST ONLY
 NUMBER             AMORTIZATION TYPE            NOTE DATE      DATE       PERIOD (11) (12)  PERIOD (11) (12)  SEASONING
-------  --------------------------------------  ---------  -------------  ----------------  ----------------  ---------

 25.03
 25.04
 25.05
 25.06
 25.07
 25.08
 25.09
 25.10
 25.11
 25.12
 25.13
 25.14
 25.15
 25.16
 25.17
   26    Interest Only, then Amortizing Balloon  9/30/2005    11/1/2005           60                57             3
   27    Interest Only, then Amortizing Balloon  8/26/2005    10/1/2005           24                20             4
   28    Interest Only, then Amortizing Balloon  12/2/2005     2/1/2006           60                60             0
 28.01
 28.02
 28.03
 28.04
   29    Interest Only, then Amortizing Balloon  12/2/2005     2/1/2006           60                60             0
 29.01
 29.02

         ORIGINAL  REMAINING    ORIGINAL      REMAINING                 GRACE     EARLIER OF
CONTROL   TERM TO   TERM TO   AMORTIZATION  AMORTIZATION  PAYMENT DUE  DEFAULT  MATURITY DATE
 NUMBER  MATURITY   MATURITY      TERM          TERM          DATE      PERIOD     AND ARD
-------  --------  ---------  ------------  ------------  -----------  -------  -------------

 25.03
 25.04
 25.05
 25.06
 25.07
 25.08
 25.09
 25.10
 25.11
 25.12
 25.13
 25.14
 25.15
 25.16
 25.17
   26       120       117          360           360           1          5       10/1/2015
   27       120       116          360           360           1          5        9/1/2015
   28       120       120          360           360           1          5        1/1/2016
 28.01
 28.02
 28.03
 28.04
   29       120       120          360           360           1          5        1/1/2016
 29.01
 29.02

          MATURITY     SCHEDULED
CONTROL   DATE FOR  MATURITY OR ARD                                      CONTROL  CONTROL   LOAN
 NUMBER  ARD LOANS    BALANCE ($)         PREPAYMENT PROVISION (4)        NUMBER   NUMBER  GROUP  LOAN NUMBER
-------  ---------  ---------------  ----------------------------------  -------  -------  -----  -----------

 25.03                                                                    25.03    25.03            87741-D
 25.04                                                                    25.04    25.04            87741-B
 25.05                                                                    25.05    25.05            87741-G
 25.06                                                                    25.06    25.06            87741-J
 25.07                                                                    25.07    25.07            87741-K
 25.08                                                                    25.08    25.08            87741-A
 25.09                                                                    25.09    25.09            87741-M
 25.10                                                                    25.1     25.1             87741-H
 25.11                                                                    25.11    25.11            87741-L
 25.12                                                                    25.12    25.12            87741-N
 25.13                                                                    25.13    25.13            87741-E
 25.14                                                                    25.14    25.14            87741-P
 25.15                                                                    25.15    25.15            87741-O
 25.16                                                                    25.16    25.16            87741-Q
 25.17                                                                    25.17    25.17            87741-F
   26                  17,143,190    Lock/27_Defeasance/89_0%/4            26       26       1      05-21892
   27                  15,973,001    Lock/28_Defeasance/88_0%/4            27       27       1       50299
   28                  16,416,633    Lock/24_Defeasance/91_0.25%/2_0%/3    28       28       1       51401
 28.01                                                                    28.01    28.01            51401-1
 28.02                                                                    28.02    28.02            51401-3
 28.03                                                                    28.03    28.03            51401-4
 28.04                                                                    28.04    28.04            51401-2
   29                  16,075,005    Lock/24_Defeasance/91_0.25%/2_0%/3    29       29       1       51397
 29.01                                                                    29.01    29.01            51397-4
 29.02                                                                    29.02    29.02            51397-2

CONTROL                                           ANNUAL DEBT       MOST RECENT  MOST RECENT
 NUMBER             PROPERTY NAME            SERVICE (5) (11) (12)    NOI ($)      NOI DATE
-------  ----------------------------------  ---------------------  -----------  -----------

 25.03   1070 Genesee Street
 25.04   153 Prospect Street
 25.05   41 Buffalo Road
 25.06   6616 Lincoln Avenue
 25.07   1717 Pine Avenue
 25.08   9062 Eerie Road
 25.09   138 Elm Street
 25.10   81 W. Main Street
 25.11   114 North Main Street
 25.12   352 Driving Park Avenue
 25.13   476 William Street
 25.14   654 Colvin Avenue
 25.15   40 West Main Street
 25.16   10 North Main Street
 25.17   329 Port Allegany Road
   26    Sunset Shopping Center                    1,235,811         1,223,581    12/31/2004
   27    Winston Salem Portfolio                   1,202,907         1,497,375    12/31/2004
   28    Walgreens Pool 3/DCWI CT & DCWI TX        1,155,817
 28.01   Walgreens (Guilford)
 28.02   Walgreens (Kingsville)
 28.03   Walgreens (San Angelo)
 28.04   Walgreens (Southbury)
   29    Walgreens Pool 1/DCWI III                 1,131,765
 29.01   Walgreens (Libertyville)
 29.02   Walgreens (Colorado Springs)

                                       UNDERWRITTEN                                               SCHEDULED MATURITY
CONTROL  UNDERWRITTEN  UNDERWRITTEN    NCF DSCR (X)     APPRAISED    APPRAISED     CUT-OFF DATE       OR ARD DATE
 NUMBER       NOI           NCF      (5) (7) (8) (9)  VALUE ($) (6)   DATE (6)   LTV (%) (7) (9)    LTV (%) (7) (9)
-------  ------------  ------------  ---------------  -------------  ----------  ---------------  ------------------

 25.03                                                   2,000,000    7/30/1998
 25.04                                                   1,900,000    7/30/1998
 25.05                                                   1,900,000    7/30/1998
 25.06                                                   1,900,000    7/28/1998
 25.07                                                   1,900,000    7/29/1998
 25.08                                                   1,800,000    7/30/1998
 25.09                                                   1,800,000    7/30/1998
 25.10                                                   1,750,000     8/4/1998
 25.11                                                   1,750,000    7/28/1998
 25.12                                                   1,750,000     8/3/1998
 25.13                                                   1,700,000    7/27/1998
 25.14                                                   1,650,000    7/29/1998
 25.15                                                   1,600,000    7/31/1998
 25.16                                                   1,550,000     8/6/1998
 25.17                                                   1,050,000     8/7/1998
   26      1,550,755     1,494,352       1.21           23,100,000     9/1/2005       80.09              74.21
   27      1,718,789     1,536,970       1.28           23,000,000    8/11/2005       80.00              69.45
   28      1,435,931     1,435,931       1.24           23,280,000      Various       76.37              70.52
 28.01       384,137       384,137                       6,150,000   10/12/2005
 28.02       364,437       364,437                       5,900,000    9/29/2005
 28.03       362,685       362,685                       5,820,000   10/14/2005
 28.04       324,672       324,672                       5,410,000   10/12/2005
   29      1,406,229     1,406,229       1.24           22,715,000      Various       76.65              70.77
 29.01       446,947       446,947                       7,270,000   10/11/2005
 29.02       428,614       428,614                       6,920,000    10/7/2005

CONTROL                                TOTAL SQ. FT./       UNIT
 NUMBER   YEAR BUILT  YEAR RENOVATED  UNITS/PADS/ROOMS  DESCRIPTION
-------  -----------  --------------  ----------------  -----------

 25.03       1997                           11,233        Sq. Ft.
 25.04       1997                           11,348        Sq. Ft.
 25.05       1996                           11,348        Sq. Ft.
 25.06       1998                           11,348        Sq. Ft.
 25.07       1996                           11,348        Sq. Ft.
 25.08       1996                           11,348        Sq. Ft.
 25.09   1997 - 1998                        11,384        Sq. Ft.
 25.10       1997                           11,348        Sq. Ft.
 25.11       1997                           11,348        Sq. Ft.
 25.12       1995                           10,540        Sq. Ft.
 25.13       1997                           11,386        Sq. Ft.
 25.14       1996                           10,140        Sq. Ft.
 25.15       1997                           11,386        Sq. Ft.
 25.16       1997                           11,348        Sq. Ft.
 25.17       1988          1996             10,020        Sq. Ft.
   26        1999                          144,622        Sq. Ft.
   27    1980 - 1987                       673,041        Sq. Ft.
   28      Various        Various           56,959        Sq. Ft.
 28.01       2005                           14,259        Sq. Ft.
 28.02       2004                           14,560        Sq. Ft.
 28.03       2002                           14,490        Sq. Ft.
 28.04       2005                           13,650        Sq. Ft.
   29      Various        Various           58,920        Sq. Ft.
 29.01       2002                           15,120        Sq. Ft.
 29.02       2002                           14,490        Sq. Ft.

             CUT-OFF DATE
CONTROL  BALANCE PER SQ. FT./               OCCUPANCY
 NUMBER  UNIT/PAD/ROOM (7)(9)  OCCUPANCY %     DATE    OWNERSHIP INTEREST  LOCKBOX (10)
-------  --------------------  -----------  ---------  ------------------  ------------

 25.03                            100.0     12/1/2005      Fee Simple
 25.04                            100.0     12/1/2005      Fee Simple
 25.05                            100.0     12/1/2005      Fee Simple
 25.06                            100.0     12/1/2005      Fee Simple
 25.07                            100.0     12/1/2005      Fee Simple
 25.08                            100.0     12/1/2005      Fee Simple
 25.09                            100.0     12/1/2005      Fee Simple
 25.10                            100.0     12/1/2005      Fee Simple
 25.11                            100.0     12/1/2005      Fee Simple
 25.12                            100.0     12/1/2005      Fee Simple
 25.13                            100.0     12/1/2005      Fee Simple
 25.14                            100.0     12/1/2005      Fee Simple
 25.15                            100.0     12/1/2005      Fee Simple
 25.16                            100.0     12/1/2005      Fee Simple
 25.17                            100.0     12/1/2005      Fee Simple
   26             128              88.2     8/11/2005      Fee Simple        Springing
   27              27              94.7     8/11/2005      Fee Simple          Soft
   28             312             100.0     12/1/2005                          Hard
 28.01                            100.0     12/1/2005      Fee Simple
 28.02                            100.0     12/1/2005      Fee Simple
 28.03                            100.0     12/1/2005      Fee Simple
 28.04                            100.0     12/1/2005                          Hard
   29             295             100.0     12/1/2005      Fee Simple
 29.01                            100.0     12/1/2005      Fee Simple
 29.02                            100.0     12/1/2005      Fee Simple

                                           UPFRONT ESCROWS
         ------------------------------------------------------------------------------
                                                  REAL ESTATE
CONTROL     CAPEX     ENVIRONMENTAL     TI/LC         TAX       INSURANCE      OTHER
 NUMBER  RESERVE ($)   RESERVE ($)   RESERVE ($)  RESERVE ($)  RESERVE ($)  RESERVE ($)
-------  -----------  -------------  -----------  -----------  -----------  -----------

 25.03
 25.04
 25.05
 25.06
 25.07
 25.08
 25.09
 25.10
 25.11
 25.12
 25.13
 25.14
 25.15
 25.16
 25.17
   26                      30,000
   27                                  138,424         115
   28                                  147,458       3,507
 28.01
 28.02
 28.03
 28.04
   29
 29.01
 29.02

                                         MONTHLY ESCROWS
         ------------------------------------------------------------------------------
                                                  REAL ESTATE
CONTROL     CAPEX     ENVIRONMENTAL     TI/LC         TAX       INSURANCE      OTHER
 NUMBER  RESERVE ($)   RESERVE ($)   RESERVE ($)  RESERVE ($)  RESERVE ($)  RESERVE ($)
-------  -----------  -------------  -----------  -----------  -----------  -----------

 25.03
 25.04
 25.05
 25.06
 25.07
 25.08
 25.09
 25.10
 25.11
 25.12
 25.13
 25.14
 25.15
 25.16
 25.17
   26       1,808                       4,167        12,584         115
   27       5,609                       9,446        16,384       3,507
   28
 28.01
 28.02
 28.03
 28.04
   29
 29.01
 29.02

                                 LARGEST TENANT                            2ND LARGEST TENANT
                    ----------------------------------------  -------------------------------------------
CONTROL    SINGLE                                   LEASE                                         LEASE
 NUMBER    TENANT     LARGEST TENANT   UNIT SIZE  EXPIRATION   2ND LARGEST TENANT   UNIT SIZE  EXPIRATION
-------  ---------  -----------------  ---------  ----------  --------------------  ---------  ----------

 25.03      Yes        Rite Aid          11,233   11/11/2017
 25.04      Yes        Rite Aid          11,348    8/10/2017
 25.05      Yes        Rite Aid          11,348   12/15/2016
 25.06      Yes        Rite Aid          11,348    4/21/2018
 25.07      Yes        Rite Aid          11,348   11/27/2016
 25.08      Yes        Rite Aid          11,348    3/23/2017
 25.09      Yes        Rite Aid          11,384    9/22/2016
 25.10      Yes        Rite Aid          11,348    12/1/2016
 25.11      Yes        Rite Aid          11,348    9/26/2017
 25.12      Yes        Rite Aid          10,540    4/30/2016
 25.13      Yes        Rite Aid          11,386    11/2/2017
 25.14      Yes        Rite Aid          10,140    2/15/2016
 25.15      Yes        Rite Aid          11,386    1/22/2017
 25.16      Yes        Rite Aid          11,348     5/4/2017
 25.17      Yes        Rite Aid          10,020     2/9/2017
   26                    Safeway         54,971    7/31/2020  Bi-Mart                 31,250   10/31/2023
   27               Jefferson-Smurfit   158,400    6/30/2008  Food Court Operators    55,250    2/28/2008
   28    Portfolio
 28.01      Yes         Walgreens        14,259    5/31/2080
 28.02      Yes         Walgreens        14,560    3/31/2079
 28.03      Yes         Walgreens        14,490    4/30/2077
 28.04      Yes         Walgreens        13,650    9/30/2079
   29    Portfolio
 29.01      Yes         Walgreens        15,120    7/31/2077
 29.02      Yes         Walgreens        14,490    5/31/2077

                             3RD LARGEST
         --------------------------------------------------
CONTROL                                    LEASE    CONTROL
 NUMBER  3RD LARGEST TENANT  UNIT SIZE  EXPIRATION   NUMBER
-------  ------------------  ---------  ----------  ------

 25.03                                               25.03
 25.04                                               25.04
 25.05                                               25.05
 25.06                                               25.06
 25.07                                               25.07
 25.08                                               25.08
 25.09                                               25.09
 25.10                                               25.10
 25.11                                               25.11
 25.12                                               25.12
 25.13                                               25.13
 25.14                                               25.14
 25.15                                               25.15
 25.16                                               25.16
 25.17                                               25.17
   26    Dollar Tree            9,999    7/31/2010      26
   27    BOC Packaging         50,625     4/1/2008      27
   28                                                   28
 28.01                                               28.01
 28.02                                               28.02
 28.03                                               28.03
 28.04                                               28.04
   29                                                   29
 29.01                                               29.01
 29.02                                               29.02

ANNEX A

CERTAIN CHARACTERISTICS OF MORTGAGE LOANS

CONTROL   LOAN                LOAN SELLER/
 NUMBER  GROUP  LOAN NUMBER  ORIGINATOR (1)                   PROPERTY NAME
-------  -----  -----------  --------------  ----------------------------------------------

 29.03             51397-3                   Walgreens (Bad Axe)
 29.04             51397-1                   Walgreens (Hartland)
   30      1        51399    GMACCM          Walgreens Pool 2/DCWI II
 30.01             51399-2                   Walgreens (Commerce Township)
 30.02             51399-4                   Walgreens (Commerce City)
 30.03             51399-3                   Walgreens (Bernalillo)
 30.04             51399-1                   Walgreens (South Bend)
   31      2        51185    GMACCM          Highline Club Apartments
   32      1      DBM23354   GACC            Mission Heritage Park Apartments
   33      1        50554    GMACCM          LSI Logic - Barber Lane
   34      2                 MSMC            Summer Chase Apartments
   35      1        18239    CWCapital       One Jackson Place
   36      1        51312    GMACCM          ELS Portfolio- Central Park
   37      1        18410    CWCapital       Maryvale Terrace
   38      1        51313    GMACCM          ELS Portfolio - Lake Haven
   39      1        49369    GMACCM          Sierra Providence Eastside Center
   40      1        18307    CWCapital       Skypark Atrium
   41      1       Various   MSMC            York Tech Institute Portfolio
 41.01            05-22907                   York Technical Institute Portfolio -  York
 41.02            05-22503                   York Technical Institute Portfolio - Lancaster
   42      1        50886    GMACCM          Queen Esther Square
   43      1        49178    GMACCM          Summit Woods II
   44      2        50573    GMACCM          Country Club Portfolio- Terrace
   45      2        50575    GMACCM          Country Club Portfolio- Meadows
   46      2      DBM24479   GACC            Chez Ronnee and The Bungalows
   47      1      DBM24260   GACC            Security Public Storage - Southgate
   48      1        51033    GMACCM          Homewood Suites Manchester
   49      1      DBM24475   GACC            Kopf Portfolio
 49.01           DBM24475-3                  Landings Shops and Offices
 49.02           DBM24475-1                  Progressive Properties
 49.03           DBM24475-2                  Kopf Offices
   50      2      DBM24353   GACC            Country Creek Apartments
   51      1        51314    GMACCM          ELS Portfolio- Pueblo Grande
   52      2        17301    CWCapital       Palmetto Pointe
   53      2        51034    GMACCM          Providence Hill Apartments
   54      1      DBM24635   GACC            Westwood Properties
 54.01           DBM24635-1                  1061-1071 Broxton Avenue
 54.02           DBM24635-2                  1071 Glendon Avenue

CONTROL                                                                                                         NUMBER OF
 NUMBER                 ADDRESS                               CITY           STATE      ZIP CODE      COUNTY     PROPERTIES
-------  -------------------------------------       -----------------  --------------  --------  -------------  ----------

 29.03   830 North Van Dyke Road                     Bad Axe            Michigan          48413   Huron
 29.04   423 Merton Avenue                           Hartland           Wisconsin         53029   Waukesha
   30    Various                                     Various            Various          Various  Various             4
 30.01   2270 Union Lake Road                        Commerce Township  Michigan          48382   Oakland
 30.02   6011 Dexter Street                          Commerce City      Colorado          80022   Adams
 30.03   100 East Highway 550                        Bernalillo         New Mexico        87004   Sandoval
 30.04   2845 West Cleveland Road                    South Bend         Indiana           46628   St. Joseph
   31    22123 Solomon Boulevard                     Novi               Michigan          48375   Oakland             1
   32    4350 Jimmy Carter Boulevard                 Norcross           Georgia           30093   Gwinnett            1
   33    1621 Barber Lane                            Milpitas           California        95035   Santa Clara         1
   34    100 Hunsberger Drive                        Limerick           Pennsylvania      19468   Montgomery          1
   35    633 Battery Street                          San Francisco      California        94111   San Francisco       1
   36    205 West Bell Road                          Phoenix            Arizona           85023   Maricopa            1
   37    4105 N. 51st Avenue                         Phoenix            Arizona           85031   Maricopa            1
   38    1415 Main Street                            Dunedin            Florida           34698   Pinellas            1
   39    2400 Trawood Drive                          El Paso            Texas             79936   El Paso             1
   40    2780 Skypark Drive                          Torrance           California        90505   Los Angeles         1
   41    Various                                     Various            Pennsylvania     Various  Various             2
 41.01   1405 Williams Road                          York               Pennsylvania      17402   Lancaster
 41.02   3050 Hempland Road                          East Hempfield     Pennsylvania      17601   York
   42    600-630 North Sepulveda Boulevard           El Segundo         California        90245   Los Angeles         1
   43    300 E-Business Way                          Sharonville        Ohio              45241   Hamilton            1
   44    5404 East Cortland Boulevard                Flagstaff          Arizona           86004   Coconino            1
   45    5303 East Cortland Boulevard                Flagstaff          Arizona           86004   Coconino            1
   46    3030-3040 1/4 Shrine Place                  Los Angeles        California        90007   Los Angeles         1
   47    5601 Southern Avenue                        South Gate         California        90280   Los Angeles         1
   48    1000 Perimeter Road                         Manchester         New Hampshire     03103   Hillsborough        1
   49    Various                                     Avon Lake          Ohio              44012   Lorain              3
 49.01   445 Avon Belden Road and 32730 Walker Road  Avon Lake          Ohio              44012   Lorain
 49.02   450 Avon Belden Road                        Avon Lake          Ohio              44012   Lorain
 49.03   412 & 420 Avon Belden Road                  Avon Lake          Ohio              44012   Lorain
   50    10300 South Western                         Oklahoma City      Oklahoma          73139   Cleveland           1
   51    999 Fortino Boulevard                       Pueblo             Colorado          81008   Pueblo              1
   52    1005 Alice Drive                            Sumter             South Carolina    29150   Sumter              1
   53    2501 South Providence Road                  Columbia           Missouri          65203   Boone               1
   54    Various                                     Los Angeles        California        90024   Los Angeles         3
 54.01   1061-1071 Broxton Avenue                    Los Angeles        California        90024   Los Angeles
 54.02   1071 Glendon Avenue                         Los Angeles        California        90024   Los Angeles

                                                                                                  % OF
                                                                                               AGGREGATE     CUMULATIVE % OF
CONTROL                              CROSS                           ORIGINAL      CURRENT    INITIAL POOL  AGGREGATE INITIAL
 NUMBER       PROPERTY TYPE    COLLATERALIZED (2)  RELATED GROUPS  BALANCE ($)   BALANCE ($)     BALANCE       POOL BALANCE
-------  --------------------  ------------------  --------------  -----------  ------------  ------------  -----------------

 29.03   Anchored Retail
 29.04   Anchored Retail
   30    Anchored Retail                              Yes - C       16,440,000   16,440,000       0.96%          68.96%
 30.01   Anchored Retail
 30.02   Anchored Retail
 30.03   Anchored Retail
 30.04   Anchored Retail
   31    Multifamily                                                15,500,000   15,500,000       0.90%          69.86%
   32    Multifamily                                  Yes - D       14,200,000   14,200,000       0.83%          70.69%
   33    Industrial/Warehouse                                       14,200,000   14,200,000       0.83%          71.52%
   34    Multifamily                                                15,391,542   14,077,388       0.82%          72.34%
   35    Office                                                     14,000,000   14,000,000       0.81%          73.15%
   36    Manufactured Housing                         Yes - A       12,600,000   12,600,000       0.73%          73.88%
   37    Anchored Retail                                            11,500,000   11,500,000       0.67%          74.55%
   38    Manufactured Housing                         Yes - A       11,500,000   11,500,000       0.67%          75.22%
   39    Office                                                     11,250,000   11,226,029       0.65%          75.87%
   40    Office                                                     11,000,000   11,000,000       0.64%          76.51%
   41    Office                                                     10,640,000   10,607,732       0.62%          77.13%
 41.01   Office
 41.02   Office
   42    Unanchored Retail                                          10,512,000   10,512,000       0.61%          77.74%
   43    Office                                       Yes - H       10,500,000   10,500,000       0.61%          78.35%
   44    Multifamily                                  Yes - F       10,500,000   10,500,000       0.61%          78.96%
   45    Multifamily                                  Yes - F       10,300,000   10,300,000       0.60%          79.56%
   46    Multifamily                                  Yes - E        9,885,365    9,885,365       0.58%          80.14%
   47    Self Storage                                                9,200,000    9,191,644       0.53%          80.67%
   48    Hospitality                                                 8,900,000    8,874,362       0.52%          81.19%
   49    Mixed Use                                                   8,880,000    8,871,512       0.52%          81.71%
 49.01   Mixed Use
 49.02   Office
 49.03   Office
   50    Multifamily                Group 2           Yes - G        8,060,000    8,060,000       0.47%          82.18%
   51    Manufactured Housing                         Yes - A        7,800,000    7,800,000       0.45%          82.63%
   52    Multifamily                                                 7,634,000    7,634,000       0.44%          83.07%
   53    Multifamily                                                 7,600,000    7,593,500       0.44%          83.52%
   54    Unanchored Retail                            Yes - I        7,550,000    7,550,000       0.44%          83.95%
 54.01   Unanchored Retail
 54.02   Unanchored Retail

           % OF     % OF
CONTROL    LOAN     LOAN   INTEREST
 NUMBER  GROUP 1  GROUP 2   RATE %   ADMIN FEE % (3)  ACCRUAL TYPE             AMORTIZATION TYPE            NOTE DATE
-------  -------  -------  --------  ---------------  ------------  --------------------------------------  ----------

 29.03
 29.04
   30    1.17%             5.08000      0.10105        Actual/360   Interest Only, then Amortizing Balloon   12/2/2005
 30.01
 30.02
 30.03
 30.04
   31             5.00%    5.33000      0.07105        Actual/360   Interest Only, then Amortizing Balloon   11/1/2005
   32    1.01%             4.96000      0.02105        Actual/360   Interest Only, then Amortizing Balloon   6/30/2005
   33    1.01%             5.70000      0.10105        Actual/360   Interest Only, then Amortizing Balloon  10/31/2005
   34             4.54%    7.41194      0.03105          30/360     Amortizing Balloon                       5/17/2001
   35    0.99%             5.32700      0.04105        Actual/360   Interest Only, then Amortizing Balloon   9/28/2005
   36    0.89%             5.29000      0.10105        Actual/360   Interest Only, then Amortizing Balloon   12/1/2005
   37    0.82%             5.70000      0.04105        Actual/360   Interest Only, then Amortizing Balloon   8/30/2005
   38    0.82%             5.27000      0.10105        Actual/360   Interest Only, then Amortizing Balloon   12/1/2005
   39    0.80%             5.30000      0.10105        Actual/360   Amortizing Balloon                       10/7/2005
   40    0.78%             5.05800      0.04105        Actual/360   Interest Only, then Amortizing Balloon   8/16/2005
   41    0.75%             5.44000      0.03105        Actual/360   Amortizing Balloon                       9/30/2005
 41.01
 41.02
   42    0.75%             5.04000      0.10105        Actual/360   Interest Only, then Amortizing Balloon   10/3/2005
   43    0.75%             5.47000      0.10105        Actual/360   Interest Only, then Amortizing Balloon  10/12/2005
   44             3.39%    5.36000      0.10105        Actual/360   Interest Only                            9/29/2005
   45             3.32%    5.36000      0.10105        Actual/360   Interest Only                            9/29/2005
   46             3.19%    5.63000      0.02105        Actual/360   Interest Only, then Amortizing Balloon   11/1/2005
   47    0.65%             5.64500      0.02105        Actual/360   Amortizing Balloon                       12/1/2005
   48    0.63%             5.68000      0.07915        Actual/360   Amortizing Balloon                       11/1/2005
   49    0.63%             5.44000      0.02105        Actual/360   Amortizing Balloon                      11/17/2005
 49.01
 49.02
 49.03
   50             2.60%    5.53900      0.02105        Actual/360   Interest Only, then Amortizing Balloon  10/25/2005
   51    0.55%             5.32000      0.10105        Actual/360   Interest Only, then Amortizing Balloon   12/1/2005
   52             2.46%    5.57100      0.06105        Actual/360   Interest Only, then Amortizing Balloon   11/4/2005
   53             2.45%    5.88000      0.10105        Actual/360   Amortizing Balloon                      11/22/2005
   54    0.54%             5.51500      0.08105        Actual/360   Interest Only                           11/14/2005
 54.01
 54.02

                            ORIGINAL          REMAINING                ORIGINAL  REMAINING    ORIGINAL      REMAINING
CONTROL  FIRST PAYMENT    INTEREST ONLY     INTEREST ONLY               TERM TO   TERM TO   AMORTIZATION  AMORTIZATION  PAYMENT DUE
 NUMBER       DATE      PERIOD (11) (12)  PERIOD (11) (12)  SEASONING  MATURITY   MATURITY      TERM          TERM          DATE
-------  -------------  ----------------  ----------------  ---------  --------  ---------  ------------  ------------  -----------

 29.03
 29.04
   30         2/1/2006         60                60             0         120       120         360           360            1
 30.01
 30.02
 30.03
 30.04
   31        12/1/2005         36                34             2         120       118         360           360            1
   32         8/1/2005         60                54             6         120       114         360           360            1
   33        12/1/2005         24                22             2         120       118         360           360            1
   34         7/1/2001                                         55         111        56         285           230            1
   35        11/1/2005         36                33             3         120       117         360           360            1
   36         1/1/2006         24                23             1         120       119         360           360            1
   37        10/1/2005         36                32             4         180       176         360           360            1
   38         1/1/2006         24                23             1         120       119         360           360            1
   39        12/1/2005                                          2         120       118         360           358            1
   40        10/1/2005         24                20             4         120       116         360           360            1
   41        11/1/2005                                          3         120       117         360           357            1
 41.01
 41.02
   42        12/1/2005         60                58             2         120       118         360           360            1
   43        12/1/2005         12                10             2         120       118         360           360            1
   44        11/1/2005        120               117             3         120       117           0             0            1
   45        11/1/2005        120               117             3         120       117           0             0            1
   46        12/1/2005         72                70             2         120       118         360           360            1
   47         1/1/2006                                          1         120       119         360           359            1
   48        12/1/2005                                          2          84        82         300           298            1
   49         1/1/2006                                          1         120       119         360           359            1
 49.01
 49.02
 49.03
   50        12/1/2005         24                22             2         120       118         360           360            1
   51         1/1/2006         24                23             1         120       119         360           360            1
   52         1/1/2006         60                59             1         120       119         360           360            1
   53         1/1/2006                                          1         120       119         360           359            1
   54         1/1/2006        120               119             1         120       119           0             0            1
 54.01
 54.02

          GRACE     EARLIER OF    MATURITY     SCHEDULED
CONTROL  DEFAULT  MATURITY DATE   DATE FOR  MATURITY OR ARD                                      CONTROL  CONTROL   LOAN
 NUMBER   PERIOD     AND ARD     ARD LOANS    BALANCE ($)          PREPAYMENT PROVISION (4)       NUMBER   NUMBER  GROUP
-------  -------  -------------  ---------  ---------------  ----------------------------------  -------  -------  -----

 29.03                                                                                            29.03    29.03
 29.04                                                                                            29.04    29.04
   30       5        1/1/2016                  15,179,385    Lock/24_Defeasance/91_0.25%/2_0%/3    30       30       1
 30.01                                                                                            30.01    30.01
 30.02                                                                                            30.02    30.02
 30.03                                                                                            30.03    30.03
 30.04                                                                                            30.04    30.04
   31       5       11/1/2015                  13,815,780    YM/26_Defeasance or YM/89_0%/5        31       31       2
   32       5        7/1/2015                  13,088,448    Lock/30_Defeasance/86_0%/4            32       32       1
   33       5       11/1/2015                  12,497,914    Lock/26_Defeasance/92_0%/2            33       33       1
   34       5        9/1/2010                  12,206,816    Lock/51_>YM or 2%/57_0%/3             34       34       2
   35       5       10/1/2015                  12,479,010    Lock/27_Defeasance/89_0%/4            35       35       1
   36       5       12/1/2015                  10,981,811    Lock/25_Defeasance/91_0%/4            36       36       1
   37       5        9/1/2020                   9,152,327    Lock/28_Defeasance/148_0%/4           37       37       1
   38       5       12/1/2015                  10,018,159    Lock/25_Defeasance/91_0%/4            38       38       1
   39       5       11/1/2015                   9,337,298    Lock/26_Defeasance/90_0%/4            39       39       1
   40       5        9/1/2015                   9,531,858    Lock/28_Defeasance/88_0%/4            40       40       1
   41       5       10/1/2015                   8,870,738    Lock/27_Defeasance/89_0%/4            41       41       1
 41.01                                                                                            41.01    41.01
 41.02                                                                                            41.02    41.02
   42       5       11/1/2015                   9,700,194    Lock/26_Defeasance/90_0%/4            42       42       1
   43       5       11/1/2015                   8,982,204    Lock/26_Defeasance/90_0%/4            43       43       1
   44       5       10/1/2015                  10,500,000    Lock/27_Defeasance/91_0%/2            44       44       2
   45       5       10/1/2015                  10,300,000    Lock/27_Defeasance/91_0%/2            45       45       2
   46       5       11/1/2015                   9,353,801    Lock/26_Defeasance/90_0%/4            46       46       2
   47       5       12/1/2015                   7,718,706    Lock/24_>YM or 1%/92_0%/4             47       47       1
   48       5       11/1/2012                   7,571,468    Lock/38_Defeasance/44_0%/2            48       48       1
   49       5       12/1/2015                   7,403,234    Lock/25_Defeasance/91_0%/4            49       49       1
 49.01                                                                                            49.01    49.01
 49.02                                                                                            49.02    49.02
 49.03                                                                                            49.03    49.03
   50       5       11/1/2015                   7,066,952    Lock/26_Defeasance/90_0%/4            50       50       2
   51       5       12/1/2015                   6,803,262    Lock/25_Defeasance/91_0%/4            51       51       1
   52       5       12/1/2015                   7,099,297    Lock/25_Defeasance/91_0%/4            52       52       2
   53       5       12/1/2015                   6,421,682    Lock/25_Defeasance/93_0%/2            53       53       2
   54       5       12/1/2015                   7,550,000    Lock/17_>YM or 1%/99_0%/4             54       54       1
 54.01                                                                                            54.01    54.01
 54.02                                                                                            54.02    54.02

CONTROL                                                                   ANNUAL DEBT        MOST RECENT  MOST RECENT  UNDERWRITTEN
 NUMBER  LOAN NUMBER                    PROPERTY NAME                 SERVICE (5) (11) (12)    NOI ($)      NOI DATE        NOI
-------  -----------  ----------------------------------------------  ---------------------  -----------  -----------  ------------

 29.03     51397-3    Walgreens (Bad Axe)                                                                                  270,668
 29.04     51397-1    Walgreens (Hartland)                                                                                 260,000
   30       51399     Walgreens Pool 2/DCWI II                              1,068,708                                    1,328,301
 30.01     51399-2    Walgreens (Commerce Township)                                                                        355,976
 30.02     51399-4    Walgreens (Commerce City)                                                                            326,025
 30.03     51399-3    Walgreens (Bernalillo)                                                                               325,000
 30.04     51399-1    Walgreens (South Bend)                                                                               321,300
   31       51185     Highline Club Apartments                              1,036,335         1,117,521     6/30/2005    1,288,415
   32      DBM23354   Mission Heritage Park Apartments                        910,583         1,082,796     5/31/2005    1,181,561
   33       50554     LSI Logic - Barber Lane                                 989,002         1,478,123     8/31/2005    1,317,736
   34                 Summer Chase Apartments                               1,378,489         1,458,530    12/31/2004    1,600,664
   35       18239     One Jackson Place                                       935,689         1,071,500     6/30/2005    1,330,543
   36       51312     ELS Portfolio- Central Park                             838,682           943,968     8/31/2005    1,073,705
   37       18410     Maryvale Terrace                                        800,953           538,848     6/30/2005    1,061,058
   38       51313     ELS Portfolio - Lake Haven                              763,752           884,209     8/31/2005      946,818
   39       49369     Sierra Providence Eastside Center                       749,661         1,830,394     4/30/2005    1,607,703
   40       18307     Skypark Atrium                                          713,291         1,244,632    12/31/2004    1,109,038
   41      Various    York Tech Institute Portfolio                           720,154                                    1,161,744
 41.01     05-22907   York Technical Institute Portfolio -  York                                                           622,411
 41.02     05-22503   York Technical Institute Portfolio - Lancaster                                                       539,333
   42       50886     Queen Esther Square                                     680,255         1,087,597    12/31/2004    1,127,998
   43       49178     Summit Woods II                                         713,044         1,595,086    12/31/2004    1,646,540
   44       50573     Country Club Portfolio- Terrace                         570,617           939,564     7/31/2005      896,117
   45       50575     Country Club Portfolio- Meadows                         559,748           855,085     7/31/2005      888,168
   46      DBM24479   Chez Ronnee and The Bungalows                           683,243           854,481     9/30/2005      830,392
   47      DBM24260   Security Public Storage - Southgate                     636,919           830,209     8/31/2005      849,784
   48       51033     Homewood Suites Manchester                              667,375         1,023,796     9/30/2005    1,076,000
   49      DBM24475   Kopf Portfolio                                          601,031         1,239,436     9/30/2005    1,054,160
 49.01    DBM24475-3  Landings Shops and Offices                                                573,833     9/30/2005      558,920
 49.02    DBM24475-1  Progressive Properties                                                    241,106     9/30/2005      214,889
 49.03    DBM24475-2  Kopf Offices                                                              424,497     9/30/2005      280,351
   50      DBM24353   Country Creek Apartments                                551,535           728,650     9/30/2005      742,735
   51       51314     ELS Portfolio- Pueblo Grande                            520,928           641,290     8/31/2005      650,765
   52       17301     Palmetto Pointe                                         524,228           645,703     12/1/2004      723,368
   53       51034     Providence Hill Apartments                              539,774           758,359     8/31/2005      724,247
   54      DBM24635   Westwood Properties                                     422,166                                      571,843
 54.01    DBM24635-1  1061-1071 Broxton Avenue                                                                             275,035
 54.02    DBM24635-2  1071 Glendon Avenue                                                                                  140,437

                         UNDERWRITTEN                                               SCHEDULED MATURITY
CONTROL  UNDERWRITTEN    NCF DSCR (X)     APPRAISED     APPRAISAL    CUT-OFF DATE       OR ARD DATE
 NUMBER       NCF      (5) (7) (8) (9)  VALUE ($) (6)   DATE (6)   LTV (%) (7) (9)    LTV (%) (7) (9)      YEAR BUILT
-------  ------------  ---------------  -------------  ----------  ---------------  ------------------  ----------------

 29.03       270,668                       4,365,000   10/13/2005                                             2005
 29.04       260,000                       4,160,000   10/11/2005                                             2005
   30      1,328,301         1.24         21,480,000      Various       76.54              70.67            Various
 30.01       355,976                       5,740,000   10/13/2005                                             2005
 30.02       326,025                       5,340,000    10/7/2005                                             2005
 30.03       325,000                       5,200,000    10/9/2005                                             2004
 30.04       321,300                       5,200,000   10/10/2005                                             2005
   31      1,248,415         1.20         19,400,000    6/30/2005       79.90              71.22              1987
   32      1,103,561         1.21         18,100,000     6/6/2005       78.45              72.31              1990
   33      1,199,555         1.21         19,900,000    8/15/2005       71.36              62.80              1981
   34      1,551,164         1.13         23,200,000     2/9/2005       60.68              52.62          1999 - 2000
   35      1,171,424         1.25         21,700,000    7/27/2005       64.52              57.51              1906
   36      1,057,297         1.26         16,400,000   10/10/2005       76.83              66.96              1971
   37        982,640         1.28         14,400,000    10/1/2005       76.39              63.56              1955
   38        931,658         1.22         15,600,000   10/24/2005       73.72              64.22           1964/1975
   39      1,466,858         1.96         20,000,000    5/23/2005       56.13              46.69              1996
   40        913,854         1.28         14,130,000    6/21/2005       77.85              67.46              1990
   41      1,060,475         1.47         16,000,000    8/23/2005       66.30              55.44            Various
 41.01       570,355                       8,600,000    8/23/2005                                             1995
 41.02       490,120                       7,400,000    8/23/2005                                             1972
   42      1,069,325         1.57         17,500,000    8/22/2005       60.07              55.43              1990
   43      1,312,213         1.84         25,025,000    5/11/2005       41.96              35.89              2001
   44        850,892         1.49         14,590,000    8/12/2005       71.97              71.97              1990
   45        848,343         1.52         12,955,000    8/12/2005       79.51              79.51              1984
   46        819,892         1.20         14,200,000    9/26/2005       69.62              65.87              1986
   47        827,284         1.30         11,820,000    9/21/2005       77.76              65.30              1979
   48        937,000         1.40         12,100,000     9/1/2005       73.34              62.57              2003
   49        924,570         1.54         11,100,000    10/9/2005       79.92              66.70            Various
 49.01       478,224                       6,300,000    10/9/2005                                         1968 - 1980
 49.02       192,928                       2,200,000    10/9/2005                                             1997
 49.03       253,418                       2,600,000    10/9/2005                                          1995/2004
   50        662,735         1.20         10,800,000    10/6/2005       74.63              65.43              1985
   51        640,685         1.23         10,000,000   10/14/2005       78.00              68.03              1971
   52        693,923         1.32          9,570,000    4/26/2005       79.77              74.18           2000/2004
   53        684,922         1.27          9,500,000    9/13/2005       79.93              67.60        1994 - 1996/1998
   54        548,787         1.30         11,100,000   10/14/2005       68.02              68.02            Various
 54.01       264,782                       4,600,000   10/14/2005                                             1938
 54.02       131,688                       4,000,000   10/14/2005                                             1935

                                                            CUT-OFF DATE
CONTROL                    TOTAL SQ. FT./      UNIT      BALANCE PER SQ. FT./                OCCUPANCY
 NUMBER  YEAR RENOVATED  UNITS/PADS/ROOMS  DESCRIPTION  UNIT/PAD/ROOM (7) (9)  OCCUPANCY %      DATE    OWNERSHIP INTEREST
-------  --------------  ----------------  -----------  ---------------------  -----------  ----------  ------------------

 29.03                        14,820         Sq. Ft.                               100.0     12/1/2005      Fee Simple
 29.04                        14,490         Sq. Ft.                               100.0     12/1/2005      Fee Simple
   30       Various           58,690         Sq. Ft.               280             100.0     12/1/2005
 30.01                        14,820         Sq. Ft.                               100.0     12/1/2005      Fee Simple
 30.02                        14,490         Sq. Ft.                               100.0     12/1/2005      Fee Simple
 30.03                        14,560         Sq. Ft.                               100.0     12/1/2005      Fee Simple
 30.04                        14,820         Sq. Ft.                               100.0     12/1/2005      Fee Simple
   31                            160         Units              96,875              96.9     8/31/2005      Fee Simple
   32                            312         Units              45,513              94.5     6/20/2005      Fee Simple
   33                        181,812         Sq. Ft.                78             100.0     8/24/2005      Fee Simple
   34                            198         Units              71,098              90.9     6/30/2004      Fee Simple
   35    1960/1994/1997       98,582         Sq. Ft.               142              97.3      9/1/2005      Fee Simple
   36                            293         Pads               43,003              85.7    10/31/2005      Fee Simple
   37         2005           111,817         Sq. Ft.               103              90.4      8/1/2005      Fee Simple
   38                            379         Pads               30,343              83.6    10/31/2005      Fee Simple
   39                         77,870         Sq. Ft.               144              86.8      4/1/2005      Fee Simple
   40                         94,870         Sq. Ft.               116              93.0     8/11/2005       Leasehold
   41                        109,493         Sq. Ft.                97             100.0      8/1/2005      Fee Simple
 41.01                        56,286         Sq. Ft.                               100.0      8/1/2005      Fee Simple
 41.02                        53,207         Sq. Ft.                               100.0      8/1/2005      Fee Simple
   42                         40,798         Sq. Ft.               258              97.9     9/16/2005      Fee Simple
   43                        141,681         Sq. Ft.                74             100.0     6/10/2005      Fee Simple
   44                            201         Units              52,239              94.0     7/31/2005      Fee Simple
   45                            177         Units              58,192              92.7     8/31/2005      Fee Simple
   46                             42         Units             235,366             100.0     9/23/2005      Fee Simple
   47                          1,159         Units               7,931              91.2      8/1/2005      Fee Simple
   48                            124         Rooms              71,567              73.6     9/30/2005      Fee Simple
   49                        102,223         Sq. Ft.                87              95.7     9/30/2005      Fee Simple
 49.01                        71,066         Sq. Ft.                                93.8     9/30/2005      Fee Simple
 49.02                        12,100         Sq. Ft.                               100.0     9/30/2005      Fee Simple
 49.03                        19,057         Sq. Ft.                               100.0     9/30/2005      Fee Simple
   50                            320         Units              25,188              87.5    10/19/2005      Fee Simple
   51                            252         Pads               30,952              91.7    10/31/2005      Fee Simple
   52                            144         Units              53,014              93.8     9/12/2005      Fee Simple
   53                            143         Units              53,101              95.1     10/5/2005      Fee Simple
   54       Various           24,035         Sq. Ft.               314              88.3      9/1/2005      Fee Simple
 54.01                         9,125         Sq. Ft.                               100.0      9/1/2005      Fee Simple
 54.02      Various           10,910         Sq. Ft.                                74.2      9/1/2005      Fee Simple

                                                              UPFRONT ESCROWS
                               ------------------------------------------------------------------------------
                                                                        REAL ESTATE
CONTROL                          CAPEX      ENVIRONMENTAL    TI/LC          TAX       INSURANCE      OTHER
 NUMBER       LOCKBOX (10)     RESERVE ($)    RESERVE ($)  RESERVE ($)  RESERVE ($)  RESERVE ($)  RESERVE ($)
-------  --------------------  -----------  -------------  ----------   -----------  -----------  -----------

 29.03
 29.04
   30            Hard
 30.01
 30.02
 30.03
 30.04
   31                                                                       50,089       14,080
   32          Springing                                                   149,427       15,132
   33            Hard                                        1,000,000      36,083       27,181
   34                              3,301                                    50,000
   35                              1,963                        11,297      99,627       40,606        56,623
   36
   37                             33,546                       478,000      68,281        9,676     1,359,000
   38
   39            Soft                                          327,878     140,219        9,000
   40                              1,897                        14,684      56,652       10,553       197,309
   41
 41.01
 41.02
   42                                                                       72,068        7,518
   43    Soft, Springing Hard                                               16,250        4,853
   44                                                                                    30,416
   45                                                                                    27,312
   46                             10,500
   47                                                                       54,293       12,094
   48                             50,148                                    36,040        4,072
   49                                                                       76,476        5,700
 49.01
 49.02
 49.03
   50                                                                      111,369       30,603
   51
   52                              3,000                                    12,844       45,109
   53                                                                                    11,844
   54                                                                       28,646
 54.01
 54.02

                                         MONTHLY ESCROWS
         ------------------------------------------------------------------------------
                                                  REAL ESTATE
CONTROL     CAPEX     ENVIRONMENTAL     TI/LC         TAX       INSURANCE      OTHER       SINGLE
 NUMBER  RESERVE ($)   RESERVE ($)   RESERVE ($)  RESERVE ($)  RESERVE ($)  RESERVE ($)    TENANT
-------  -----------  -------------  -----------  -----------  -----------  -----------  ---------

 29.03                                                                                      Yes
 29.04                                                                                      Yes
   30                                                                                    Portfolio
 30.01                                                                                      Yes
 30.02                                                                                      Yes
 30.03                                                                                      Yes
 30.04                                                                                      Yes
   31        3,333                                   16,696        3,040
   32        6,500                                   14,943        4,991
   33        1,515                       8,333       18,042        2,471                    Yes
   34        3,301                                   22,665
   35        1,963                      11,297       14,232        5,801
   36
   37        1,398                                    9,754        1,210       4,671
   38
   39          973                      10,920       14,022        1,440
   40        1,897                      14,684        5,903        1,173       7,675
   41        2,920                       5,475                                              Yes
 41.01                                                                                      Yes
 41.02                                                                                      Yes
   42                                                 9,009        1,504
   43                                                 3,250
   44        3,769                                    6,967        4,345
   45        3,319                                    6,074        3,902
   46
   47        1,346                                    9,049        1,108
   48       11,613                                   18,020        3,362
   49        1,705                       9,080       12,746        1,900                  Various
 49.01
 49.02                                                                                      Yes
 49.03
   50        6,667                                    9,281        7,651
   51
   52        3,000                                   12,844        4,635
   53        3,277                                    5,488        2,878
   54                                                 7,162                               Various
 54.01
 54.02

                               LARGEST TENANT                                          2ND LARGEST TENANT
         ---------------------------------------------------------  -------------------------------------------------------
CONTROL                                                    LEASE                                                    LEASE
 NUMBER  LARGEST TENANT                      UNIT SIZE  EXPIRATION         2ND LARGEST TENANT         UNIT SIZE  EXPIRATION
-------  ----------------------------------  ---------  ----------  --------------------------------  ---------  ----------

 29.03   Walgreens                             14,820    7/31/2080
 29.04   Walgreens                             14,490     8/1/2080
   30
 30.01   Walgreens                             14,820    4/30/2080
 30.02   Walgreens                             14,490    9/30/2080
 30.03   Walgreens                             14,560    5/31/2079
 30.04   Walgreens                             14,820     8/1/2080
   31
   32
   33    LSI Logic Corporation                181,812   12/31/2014
   34
   35    Keker & Van Nest                      64,392   11/30/2012  Allied Administrative               14,600    5/31/2015
   36
   37    99 Cent Only Store                    24,344    2/14/2016  Fallas Parades                      17,358    5/31/2010
   38
   39    Tenet HealthSystem Hospitals, Inc.    39,718    5/22/2007  El Paso Orthopedic Surgery Group    12,069    4/30/2007
   40    Liveoffice                            17,885   10/31/2010  Primarion, Inc.                     13,187    9/15/2010
   41     York Technical Institute            109,493     5/1/2020
 41.01    York Technical Institute             56,286     5/1/2020
 41.02    York Technical Institute, LLC        53,207     5/1/2020
   42    Sizzler                                7,070   11/30/2010  FedEx Kinko's - Store #1012          4,245    2/14/2006
   43    HSR Business to Business, Inc.        29,891   10/31/2009  Nextel West Corp                    18,394    11/1/2006
   44
   45
   46
   47
   48
   49
 49.01   Le Chaperon Rouge                      7,894   10/31/2010  St John & West Shore Hospital        5,400   10/31/2008
 49.02   SJ/LC Enterprises Inc.                12,100    6/30/2007
 49.03   Kopf Construction Corp.               14,400   12/31/2010  Jay C. Marcie                        3,057   11/30/2009
   50
   51
   52
   53
   54
 54.01   Village Eyes Optometry                 2,375     6/30/2011  Freddy & Liana`s                     2,375   12/31/2012
 54.02   Moustache Cafe                         8,100     7/31/2012

                               3RD LARGEST TENANT
         --------------------------------------------------------------
CONTROL                                                         LEASE    CONTROL
 NUMBER            3RD LARGEST TENANT            UNIT SIZE   EXPIRATION   NUMBER
-------  --------------------------------------  ---------  -----------  -------

 29.03                                                                    29.03
 29.04                                                                    29.04
   30                                                                      30
 30.01                                                                    30.01
 30.02                                                                    30.02
 30.03                                                                    30.03
 30.04                                                                    30.04
   31                                                                      31
   32                                                                      32
   33                                                                      33
   34                                                                      34
   35    Tong McKnew                                7,000    11/30/2010    35
   36                                                                      36
   37    Peter Piper's Pizza                       10,800    10/31/2007    37
   38                                                                      38
   39    First Choice OB / GYN Associates, P.A.     3,700     8/10/2009    39
   40    RPR, Inc.                                  4,857     7/31/2006    40
   41                                                                      41
 41.01                                                                    41.01
 41.02                                                                    41.02
   42    Majid Yasbandha (Vector Computers)         3,427     1/31/2007    42
   43    Global Office Solutions, Inc.             12,838     3/31/2013    43
   44                                                                      44
   45                                                                      45
   46                                                                      46
   47                                                                      47
   48                                                                      48
   49                                                                      49
 49.01   North Ohio Heart Center                    4,150    11/30/2009   49.01
 49.02                                                                    49.02
 49.03   VIP Property Management                    1,600    12/31/2010   49.03
   50                                                                      50
   51                                                                      51
   52                                                                      52
   53                                                                      53
   54                                                                      54
 54.01   QSR Concepts                               2,375     4/1/2008    54.01
 54.02                                                                    54.02

ANNEX A

CERTAIN CHARACTERISTICS OF MORTGAGE LOANS

CONTROL   LOAN                LOAN SELLER/
 NUMBER  GROUP  LOAN NUMBER  ORIGINATOR (1)             PROPERTY NAME
-------  -----  -----------  --------------  -----------------------------------

 54.03           DBM24635-3                  10924 Weyburn Avenue
   55      2       49255     GMACCM          Country Club Portfolio- Vista
   56      1      DBM24616   GACC            1630 Welton Street
   57      2      DBM24509   GACC            Hampton Cove Apartments
   58      1      05-21947   MSMC            Coral Beach Motel
   59      1       17783     CWCapital       Wesley Highland Terrace
   60      1       51260     GMACCM          Town Centre Plaza
   61      1       18086     CWCapital       Lincoln Gardens
   62      1       51083     GMACCM          High River Apartments
   63      2       50416     GMACCM          Shellbrook Apartments
   64      1      DBM24331   GACC            9650 Santa Monica Boulevard
   65      1      DBM24474   GACC            Habitat Soozee
   66      1       18143     CWCapital       Regency Square Shopping Center
   67      1       51574     GMACCM          Pavilion Medical Center
   68      1      DBM24374   GACC            Brentwood Village
   69      2      DBM24354   GACC            Wood Run Village Apartments
   70      1       18429     CWCapital       Sierra Suites AZ
   71      1      05-21323   MSMC            Quebec Square
   72      1      DBM24471   GACC            Providence
   73      1      05-20984   MSMC            Winter Haven MHC
   74      1      05-22372   MSMC            Holiday Inn Suites - Peachtree City

CONTROL
 NUMBER                                     ADDRESS                                           CITY           STATE    ZIP CODE
-------  -----------------------------------------------------------------------------  ----------------  ----------  --------

 54.03   10924 Weyburn Avenue                                                           Los Angeles       California    90024
   55    5250 East Cortland Boulevard                                                   Flagstaff         Arizona       86004
   56    1630 Welton Street                                                             Denver            Colorado      80202
   57    3526 Langrehr Road                                                             Baltimore         Maryland      21244
   58    711 South Atlantic Avenue                                                      Ormond Beach      Florida       32176
   59    366 South Highland Street                                                      Memphis           Tennessee     38111
   60    1185 Town Centre Drive                                                         Eagan             Minnesota     55123
   61    2901 - 3000 West Busch Boulevard                                               Tampa             Florida       33618
   62    1900 Rice Mine Road                                                            Tuscaloosa        Alabama       35406
   63    901 Shellbrook Court                                                           Raleigh           Virginia      27609
   64    9650 Santa Monica Boulevard                                                    Beverly Hills     California    90210
   65    701-711 32nd Street                                                            Los Angeles       California    90007
   66    1715-1867 South Pueblo Blvd                                                    Pueblo            Colorado      81005
   67    320 East Fontanero Street                                                      Colorado Springs  Colorado      80907
   68    11702, 11734 and 11735 Barrington Court & 134 and 141 South Barrington Avenue  Los Angeles       California    90049
   69    11501 Lochwood Drive                                                           Yukon             Oklahoma      73099
   70    391 Fry Boulevard                                                              Sierra Vista      Arizona       85635
   71    3700 Quebec Street, 7357 & 7507 E. 36th Avenue                                 Denver            Colorado      80207
   72    2640, 2646 & 2658 Menlo Avenue                                                 Los Angeles       California    90007
   73    50 Charlotte Drive                                                             Winter Haven      Florida       33880
   74    203 Newgate Road                                                               Peachtree City    Georgia       30269

                                                                                                                            % OF
                                                                                                                         AGGREGATE
CONTROL                 NUMBER OF                               CROSS                          ORIGINAL     CURRENT     INITIAL POOL
 NUMBER     COUNTY     PROPERTIES      PROPERTY TYPE     COLLATERALIZED (2)  RELATED GROUPS  BALANCE ($)  BALANCE ($)     BALANCE
-------  ------------  ----------  --------------------  ------------------  --------------  -----------  -----------  ------------

 54.03   Los Angeles               Unanchored Retail
   55    Coconino          1       Multifamily                                   Yes - F      7,400,000    7,400,000       0.43%
   56    Denver            1       Mixed Use                                                  7,300,000    7,300,000       0.42%
   57    Baltimore         1       Multifamily                                                7,200,000    7,200,000       0.42%
   58    Volusia           1       Hospitality                                                6,800,000    6,780,043       0.39%
   59    Shelby            1       Multifamily                                                6,550,000    6,529,306       0.38%
   60    Dakota            1       Office                                                     6,515,000    6,515,000       0.38%
   61    Hillsborough      1       Office                                                     6,400,000    6,400,000       0.37%
   62    Tuscaloosa        1       Multifamily                                                6,200,000    6,200,000       0.36%
   63    Wake              1       Multifamily                                   Yes - J      6,150,000    6,150,000       0.36%
   64    Los Angeles       1       Unanchored Retail                                          6,100,000    6,100,000       0.35%
   65    Los Angeles       1       Multifamily                                   Yes - E      6,049,495    6,049,495       0.35%
   66    Pueblo            1       Anchored Retail                                            6,000,000    6,000,000       0.35%
   67    El Paso           1       Office                                                     5,940,000    5,940,000       0.35%
   68    Los Angeles       1       Unanchored Retail                             Yes - I      5,700,000    5,700,000       0.33%
   69    Canadian          1       Multifamily                 Group 2           Yes - G      5,600,000    5,600,000       0.33%
   70    Cochise           1       Hospitality                                                5,600,000    5,575,549       0.32%
   71    Denver            1       Anchored Retail                                            5,575,000    5,562,790       0.32%
   72    Los Angeles       1       Multifamily                                   Yes - E      5,536,425    5,536,425       0.32%
   73    Polk              1       Manufactured Housing                                       5,400,000    5,400,000       0.31%
   74    Fayette           1       Hospitality                                                5,250,000    5,239,759       0.30%

          CUMMULATIVE % OF    % OF     % OF
CONTROL  AGGREGATE INITIAL    LOAN     LOAN   INTEREST
 NUMBER     POOL BALANCE    GROUP 1  GROUP 2   RATE %   ADMIN FEE % (3)  ACCRUAL TYPE              AMORTIZATION TYPE
-------  -----------------  -------  -------  --------  ---------------  ------------  --------------------------------------

 54.03
   55          84.38%                 2.39%    5.31000      0.10105       Actual/360   Interest Only
   56          84.81%        0.52%             6.06000      0.02105       Actual/360   Amortizing Balloon
   57          85.23%                 2.32%    5.68200      0.02105       Actual/360   Interest Only, then Amortizing Balloon
   58          85.62%        0.48%             5.57000      0.03105       Actual/360   Amortizing Balloon
   59          86.00%        0.46%             5.25600      0.06105       Actual/360   Amortizing Balloon
   60          86.38%        0.46%             5.59000      0.10105       Actual/360   Interest Only, then Amortizing Balloon
   61          86.75%        0.45%             5.45400      0.06105       Actual/360   Interest Only, then Amortizing Balloon
   62          87.11%        0.44%             5.38600      0.10105       Actual/360   Interest Only
   63          87.47%                 1.98%    5.41000      0.10105       Actual/360   Interest Only
   64          87.83%        0.43%             5.47000      0.02105       Actual/360   Interest Only, then Amortizing Balloon
   65          88.18%        0.43%             5.63000      0.02105       Actual/360   Interest Only, then Amortizing Balloon
   66          88.53%        0.43%             5.40600      0.06105       Actual/360   Interest Only, then Amortizing Balloon
   67          88.87%        0.42%             5.70000      0.10105       Actual/360   Interest Only, then Amortizing Balloon
   68          89.21%        0.40%             5.19000      0.08105       Actual/360   Interest Only
   69          89.53%                 1.81%    5.53900      0.02105       Actual/360   Interest Only, then Amortizing Balloon
   70          89.86%        0.40%             5.52800      0.06105       Actual/360   Amortizing Balloon
   71          90.18%        0.39%             5.17000      0.03105       Actual/360   Amortizing Balloon
   72          90.50%        0.39%             5.63000      0.02105       Actual/360   Interest Only, then Amortizing Balloon
   73          90.82%        0.38%             5.07000      0.03105       Actual/360   Interest Only, then Amortizing Balloon
   74          91.12%        0.37%             5.71000      0.03105       Actual/360   Amortizing Balloon

                                        ORIGINAL          REMAINING                ORIGINAL  REMAINING    ORIGINAL      REMAINING
CONTROL              FIRST PAYMENT    INTEREST ONLY     INTEREST ONLY               TERM TO   TERM TO   AMORTIZATION  AMORTIZATION
 NUMBER   NOTE DATE      DATE       PERIOD (11) (12)  PERIOD (11) (12)  SEASONING  MATURITY   MATURITY      TERM          TERM
-------  ----------  -------------  ----------------  ----------------  ---------  --------  ---------  ------------  ------------

 54.03
   55     9/29/2005    11/1/2005          120                117            3         120       117           0              0
   56     12/8/2005     2/1/2006                                            0          60        60         360            360
   57    11/14/2005     1/1/2006           24                 23            1         120       119         360            360
   58     10/7/2005    12/1/2005                                            2         120       118         300            298
   59     9/29/2005    11/1/2005                                            3         119       116         360            357
   60    10/28/2005    12/1/2005           24                 22            2         120       118         360            360
   61     8/26/2005    10/1/2005           24                 20            4          84        80         360            360
   62     9/30/2005    11/1/2005           60                 57            3          60        57           0              0
   63    10/31/2005    12/1/2005          120                118            2         120       118           0              0
   64     10/7/2005    12/1/2005           24                 22            2         120       118         360            360
   65    10/31/2005    12/1/2005           72                 70            2         120       118         360            360
   66     8/29/2005    10/1/2005           36                 32            4         120       116         360            360
   67     11/4/2005     1/1/2006           60                 59            1         120       119         360            360
   68     11/3/2005     1/1/2006          120                119            1         120       119           0              0
   69    10/25/2005    12/1/2005           24                 22            2         120       118         360            360
   70     9/22/2005    11/1/2005                                            3         120       117         300            297
   71    10/21/2005    12/1/2005                                            2         120       118         360            358
   72    10/31/2005    12/1/2005           72                 70            2         120       118         360            360
   73    10/12/2005    12/1/2005           36                 34            2         120       118         360            360
   74    10/13/2005    12/1/2005                                            2         120       118         360            358

                       GRACE     EARLIER OF    MATURITY     SCHEDULED
CONTROL  PAYMENT DUE  DEFAULT  MATURITY DATE   DATE FOR  MATURITY OR ARD                              CONTROL  CONTROL   LOAN
 NUMBER     DATE       PERIOD     AND ARD     ARD LOANS    BALANCE ($)     PREPAYMENT PROVISION (4)    NUMBER   NUMBER  GROUP
-------  -----------  -------  -------------  ---------  ---------------  --------------------------  -------  -------  -----

 54.03                                                                                                 54.03    54.03
   55         1          5       10/1/2015                  7,400,000     Lock/27_Defeasance/91_0%/2     55       55      2
   56         1          5        1/1/2011                  6,833,764     Lock/24_Defeasance/32_0%/4     56       56      1
   57         1          5       12/1/2015                  6,334,647     Lock/25_Defeasance/91_0%/4     57       57      2
   58         1          5       11/1/2015                  5,187,623     Lock/26_Defeasance/90_0%/4     58       58      1
   59         1          5        9/1/2015                  5,441,636     Lock/27_Defeasance/88_0%/4     59       59      1
   60         1          5       11/1/2015                  5,719,238     Lock/26_Defeasance/92_0%/2     60       60      1
   61         1          0        9/1/2012                  5,942,764     Lock/28_Defeasance/52_0%/4     61       61      1
   62         1          5       10/1/2010                  6,200,000     Lock/27_Defeasance/29_0%/4     62       62      1
   63         1          5       11/1/2015                  6,150,000     Lock/26_Defeasance/92_0%/2     63       63      2
   64         1          5       11/1/2015                  5,339,613     Lock/26_Defeasance/90_0%/4     64       64      1
   65         1          5       11/1/2015                  5,724,197     Lock/26_Defeasance/90_0%/4     65       65      1
   66         1          5        9/1/2015                  5,356,608     Lock/28_>YM or 1%/88_0%/4      66       66      1
   67         1          5       12/1/2015                  5,533,910     Lock/25_Defeasance/91_0%/4     67       67      1
   68         1          5       12/1/2015                  5,700,000     Lock/17_>YM or 1%/99_0%/4      68       68      1
   69         1          5       11/1/2015                  4,910,041     Lock/26_Defeasance/90_0%/4     69       69      2
   70         1          5       10/1/2015                  4,266,385     Lock/27_Defeasance/89_0%/4     70       70      1
   71         1          5       11/1/2015                  4,608,033     Lock/26_Defeasance/90_0%/4     71       71      1
   72         1          5       11/1/2015                  5,238,716     Lock/26_Defeasance/90_0%/4     72       72      1
   73         1          5       11/1/2015                  4,786,680     Lock/26_Defeasance/90_0%/4     73       73      1
   74         1          5       11/1/2015                  4,413,080     Lock/26_Defeasance/90_0%/4     74       74      1

CONTROL                                                         ANNUAL DEBT       MOST RECENT  MOST RECENT  UNDERWRITTEN
 NUMBER  LOAN NUMBER              PROPERTY NAME            SERVICE (5) (11) (12)    NOI ($)      NOI DATE        NOI
-------  -----------  -----------------------------------  ---------------------  -----------  -----------  ------------

 54.03   DBM24635-3   10924 Weyburn Avenue                                                                     156,371
   55       49255     Country Club Portfolio- Vista               398,398           415,593      7/31/2005     688,476
   56     DBM24616    1630 Welton Street                          528,590           659,207      9/30/2005     849,339
   57     DBM24509    Hampton Cove Apartments                     500,481           633,462     10/31/2005     659,183
   58     05-21947    Coral Beach Motel                           504,512           933,442      7/31/2005     810,814
   59       17783     Wesley Highland Terrace                     434,324           652,965      6/30/2005     645,085
   60       51260     Town Centre Plaza                           448,322           459,586     12/31/2004     622,001
   61       18086     Lincoln Gardens                             433,848           684,543      4/30/2005     667,155
   62       51083     High River Apartments                       338,570           407,123     12/31/2004     514,045
   63       50416     Shellbrook Apartments                       337,336           695,374      9/15/2005     703,905
   64     DBM24331    9650 Santa Monica Boulevard                 414,245                                      576,182
   65     DBM24474    Habitat Soozee                              418,121           508,392      9/30/2005     507,745
   66       18143     Regency Square Shopping Center              404,572           592,765     12/31/2004     595,948
   67       51574     Pavilion Medical Center                     413,709           583,344     12/31/2004     569,871
   68     DBM24374    Brentwood Village                           299,939           996,209      8/31/2005     938,081
   69     DBM24354    Wood Run Village Apartments                 383,200           532,765      9/30/2005     521,524
   70       18429     Sierra Suites AZ                            413,791           956,987      6/30/2005     786,463
   71     05-21323    Quebec Square                               366,116           545,849      6/30/2005     545,463
   72     DBM24471    Providence                                  382,659           456,253      9/30/2005     464,191
   73     05-20984    Winter Haven MHC                            350,638           484,392      8/31/2005     461,109
   74     05-22372    Holiday Inn Suites - Peachtree City         366,052           699,759      7/31/2005     705,910

                         UNDERWRITTEN                                               SCHEDULED MATURITY
CONTROL  UNDERWRITTEN    NCF DSCR (X)     APPRAISED     APPRAISAL    CUT-OFF DATE       OR ARD DATE
 NUMBER      NCF       (5) (7) (8) (9)  VALUE ($) (6)   DATE (6)   LTV (%) (7) (9)    LTV (%) (7) (9)    YEAR BUILT  YEAR RENOVATED
-------  ------------  ---------------  -------------  ----------  ---------------  ------------------  -----------  --------------

 54.03      152,316                        2,500,000   10/14/2005                                           1950
   55       658,776          1.65          9,570,000     3/1/2006       77.32             77.32             1986        2003/2005
   56       699,775          1.32          9,125,000   10/20/2005       80.00             74.89             1980
   57       614,783          1.23          9,000,000    10/3/2005       80.00             70.38             1965          1997
   58       732,114          1.45         10,800,000     9/1/2005       62.78             48.03             1989          2003
   59       610,687          1.41          8,300,000    7/13/2005       78.67             65.56             1986          2003
   60       539,783          1.20          8,500,000    11/1/2005       76.65             67.29             2001
   61       591,188          1.36          8,000,000    6/20/2005       80.00             74.28             1981       2004 - 2005
   62       476,045          1.41          7,800,000     9/5/2005       70.51             79.49             1978
   63       653,211          1.94         10,800,000    9/15/2005       56.94             56.94         1971 - 1972
   64       561,129          1.35          9,200,000    9/18/2005       66.30             58.04             1940         Ongoing
   65       501,745          1.20          8,850,000    9/26/2005       68.36             64.68             1988
   66       540,629          1.34          7,500,000     3/5/2005       80.00             71.42         1977 - 1978    2002 - 2003
   67       501,425          1.21          8,100,000   10/22/2005       73.33             68.32             1982
   68       899,454          3.00         17,200,000    9/23/2005       33.14             33.14             1955          2001
   69       473,524          1.24          7,000,000   10/16/2005       80.00             70.14             1985
   70       713,024          1.72          7,700,000     8/1/2005       72.41             55.41             1985       2003 - 2004
   71       506,552          1.38          8,100,000     7/3/2005       68.68             56.89             2003
   72       459,191          1.20          8,100,000    9/26/2005       68.35             64.68             1995
   73       449,209          1.28          6,780,000     1/6/2006       79.65             70.60             1972
   74       614,675          1.68          7,000,000    9/16/2005       74.85             63.04             1997

                                             CUT-OFF DATE
CONTROL    TOTAL SQ. FT./      UNIT       BALANCE PER SQ. FT./                OCCUPANCY
 NUMBER  UNITS/PADS/ROOMS  DESCRIPTION  UNIT/PAD/ROOM (7) (9)   OCCUPANCY %     DATE     OWNERSHIP INTEREST      LOCKBOX (10)
-------  ----------------  -----------  ----------------------  -----------  ----------  ------------------  --------------------

 54.03          4,000        Sq. Ft.                               100.0       9/1/2005      Fee Simple
   55             132        Units              56,061             94.7       8/31/2005      Fee Simple
   56         105,869        Sq. Ft.                69             89.4       7/31/2005       Leasehold
   57             148        Units              48,649             96.0       10/3/2005      Fee Simple
   58              97        Units              69,897             72.5       8/31/2005      Fee Simple
   59              98        Units              66,626             85.7       9/14/2005      Fee Simple
   60          44,009        Sq. Ft.               148             96.9        9/1/2005      Fee Simple      Soft, Springing Hard
   61          72,222        Sq. Ft.                89             100.0      8/19/2005      Fee Simple            Springing
   62             152        Units              40,789             100.0      9/13/2005      Fee Simple
   63             238        Units              25,840             92.9      10/12/2005      Fee Simple
   64          13,978        Sq. Ft.               436             100.0       9/1/2005      Fee Simple
   65              24        Units             252,062             100.0      9/23/2005      Fee Simple
   66          64,422        Sq. Ft.                93             83.5       8/26/2005      Fee Simple
   67          43,546        Sq. Ft.               136             93.0       11/1/2005      Fee Simple              Soft
   68          22,375        Sq. Ft.               255             100.0       9/1/2005      Fee Simple
   69             192        Units              29,167             98.4      10/19/2005      Fee Simple
   70             100        Rooms              55,755             80.8       7/31/2005      Fee Simple      Soft, Springing Hard
   71          23,024        Sq. Ft.               242             100.0      7/31/2005      Fee Simple
   72              20        Units             276,821             100.0      9/23/2005      Fee Simple
   73             238        Pads               22,689             92.0        9/1/2005      Fee Simple
   74              88        Rooms              59,543             74.3       7/31/2005      Fee Simple

                                                  REAL ESTATE
CONTROL     CAPEX     ENVIRONMENTAL     TI/LC         TAX       INSURANCE      OTHER        CAPEX     ENVIRONMENTAL     TI/LC
 NUMBER  RESERVE ($)   RESERVE ($)   RESERVE ($)  RESERVE ($)  RESERVE ($)  RESERVE ($)  RESERVE ($)   RESERVE ($)   RESERVE ($)
-------  -----------  -------------  -----------  -----------  -----------  -----------  -----------  -------------  -----------

 54.03
   55                                                             18,216                    2,475
   56                                                                                       1,811                       12,464
   57                                                                                       3,700
   58                                               113,934                                 4,161
   59       2,867                                    24,178        9,948                    2,867
   60                                  282,316       11,788          757                      367                        6,268
   61       1,204                        5,127       86,771       20,575                    1,204                       10,794
   62                                                46,622       43,254                    3,167
   63                                                             34,599
   64                                                17,287        7,393                      233                        1,026
   65       6,000
   66         805                        6,384       39,477       45,008       27,700         805                        6,384
   67                                  100,000       45,588        5,103                      653                        5,371
   68                                                36,724
   69                                                70,191       18,467                    4,000
   70       6,120                                    50,789        9,989
   71                                                53,375       16,500       15,000         289                        2,778
   72       5,000
   73                                                87,180        2,571                      992
   74                                                 4,781        5,336      300,000       7,354

         REAL ESTATE
CONTROL      TAX       INSURANCE      OTHER     SINGLE                                             LEASE
 NUMBER  RESERVE ($)  RESERVE ($)  RESERVE ($)  TENANT  LARGEST TENANT               UNIT SIZE  EXPIRATION
-------  -----------  -----------  -----------  ------  ---------------------------  ---------  ----------

 54.03                                          Yes     Kinko`s                         4,000    4/30/2010
   55       3,163        2,602
   56                                                   Colorado Athletic Club         44,495   12/31/2011
   57       7,624        2,568
   58       9,494
   59      12,976        4,974
   60      11,788          757                          MN Gastroenterology            11,790   12/31/2014
   61       7,888        1,583                          Nationwide Mutual Insurance     5,880    4/30/2006
   62       3,885        3,737
   63       8,669        5,658
   64       5,762        1,285                          Crustacean Restaurant           7,484    7/31/2020
   65
   66       4,386        4,501                          Dollar Tree                     8,500   10/31/2006
   67       6,512          850                          The Oncology Clinic            15,821    7/31/2011
   68       9,181                                       Clay Pitt                       1,815    8/31/2006
   69       5,850        4,617
   70       7,256        1,249
   71      10,675        1,375                          Panera Bread                    5,000    7/31/2013
   72
   73       7,265        1,285
   74       4,781          667

CONTROL                                                       LEASE
 NUMBER  2ND LARGEST TENANT                     UNIT SIZE  EXPIRATION  3RD LARGEST TENANT
-------  -------------------------------------  ---------  ----------  ------------------------------------------

 54.03
   55
   56    Colorado Atletic Club Executive Suite    11,032    4/30/2006  KBI Holding
   57
   58
   59
   60    Midwest Radiology                        10,057    6/30/2008  CLJ Mortgage
   61    Therakids, Inc.                           4,284   12/31/2006  Beacon of Hope Ministries, Inc
   62
   63
   64    Lush Beauty Boutique                      5,674    7/31/2016  Cobe Beverly Hills
   65
   66    First National Bank-Colorado              5,600    6/30/2009  Movie Gallery
   67    Mountain View Medical Group P.C.          7,214    5/31/2006  NovaMed Surgery Center of Colorado Springs
   68    Brentwood Health and Beauty               1,571    9/30/2008  Divino Partner's, LP
   69
   70
   71    Money Tree                                4,620   12/31/2010  AT&T Wireless
   72
   73
   74

CONTROL                LEASE    CONTROL
 NUMBER  UNIT SIZE  EXPIRATION   NUMBER
-------  ---------  ----------  -------

 54.03                           54.03
   55                             55
   56      5,997     9/30/2005    56
   57                             57
   58                             58
   59                             59
   60      5,089     6/30/2016    60
   61      2,707    12/31/2007    61
   62                             62
   63                             63
   64        820     7/31/2010    64
   65                             65
   66      4,100     7/20/2008    66
   67      5,561     5/31/2007    67
   68      1,563     1/31/2011    68
   69                             69
   70                             70
   71      2,500     7/31/2010    71
   72                             72
   73                             73
   74                             74

ANNEX A

CERTAIN CHARACTERISTICS OF MORTGAGE LOANS

CONTROL  LOAN                LOAN SELLER/
NUMBER   GROUP  LOAN NUMBER  ORIGINATOR (1)          PROPERTY NAME                             ADDRESS
-------  -----  -----------  --------------  ----------------------------  ----------------------------------------------

  75       1      DBM24284   GACC            Golden Triangle Storage       20800 Golden Triangle Road
  76       2      DBM24352   GACC            Willowpark Apartments         6701 Northwest Maple
  77       1        18781    CWCapital       TowneBank Building            109 East Main Street
  78       2        50143    GMACCM          Park Glen Apartments          7906 Allard Court
  79       1      DBM24473   GACC            Roma, Pisa, Corsica           3025, 3039 Shrine Place & 715 West 32nd Street
  80       1        17532    CWCapital       Serota Portfolio              Various
 80.01             17532-A                   Design Furniture              1995 Broadhollow Road
 80.02             17532-C                   Keyspan                       125 Schmitt Boulevard
 80.03             17532-B                   Daystar                       920 Conklin Street
  81       1      05-21500   MSMC            Walgreens - Plymouth          165 Samoset Street (SR 44)
  82       1        18349    CWCapital       Quality Inn Tallahassee       2020 Apalachee Parkway
  83       2        50711    GMACCM          Riverside North Apartments    1587 Riverside Drive
  84       2      DBM24355   GACC            Winchester Run Apartments     201 SE 89th Street
  85       1      05-21249   MSMC            Sportsman Warehouse Fargo     4901 13th Avenue South
  86       1        49626    GMACCM          CVS (Davenport)               7575 Osceola Polk Line Road
  87       1        50777    GMACCM          Walgreens (Frisco)            3030 Main Street
  88       1        50178    GMACCM          Hobby Lobby and Office Depot  525 and 535 South 8th Street
  89       1        18253    CWCapital       Oxnard Walgreen's             2851 South Rose Avenue
  90       1        50655    GMACCM          Country Club Village MHC      2060 North Center Street
  91       2        18056    CWCapital       Greenwood Place               300 Greenwood Avenue
  92       1      DBM24480   GACC            Tropicana                     1256 West 29th Street
  93       1        49447    GMACCM          Kenwood Center Building       17733-17823 Kenwood Trail
  94       2        50992    GMACCM          Salem Manor Apartments        124 Yorke Street
  95       1        51292    GMACCM          Walgreens (Colorado Springs)  7390 Rangewood Drive
  96       1        18576    CWCapital       Vista La Jolla                4747 Morena Boulevard
  97       1      DBM24472   GACC            Chateau Sera                  2343 Scarff Street
  98       1      05-21295   MSMC            Quality Inn - Columbus        1325 Veterans Parkway
  99       2      DBM24477   GACC            Baywood Apartments            57 Baywood Lane
  100      1        18578    CWCapital       4141 Jutland                  4141 Jutland Drive
  101      1        18254    CWCapital       Channel Point Retail          1611-1681 East Channel Islands Boulevard
  102      1      DBM23614   GACC            Kailua Trade Center           75-5706 Hanama Place
  103      1      05-22429   MSMC            Linden Self Storage           1400 North 14th Street
  104      1        50701    GMACCM          Ramsay Building               1608 13th Avenue South
  105      1      05-22215   MSMC            ParMac Building               11615 NE 116th Street
  106      2      DBM24288   GACC            Hampton Gardens Apartments    13451 Philmont Avenue
  107      2        50417    GMACCM          Montecito West Apartments     1313 Hardimont Road
  108      2        50827    GMACCM          Parkway East Apartments       1817 Amberwood Drive
  109      1      DBM24478   GACC            Ellendale West                2633 Ellendale Avenue

CONTROL                                                             NUMBER OF                              CROSS
NUMBER         CITY             STATE      ZIP CODE     COUNTY     PROPERTIES      PROPERTY TYPE     COLLATERALIZED (2)
-------  ----------------  --------------  --------  ------------  ----------  --------------------  ------------------

  75     Santa Clarita     California        91530   Los Angeles       1       Self Storage
  76     Lawton            Oklahoma          73505   Comanche          1       Multifamily                Group 2
  77     Norfolk           Virginia          23510   Norfolk City      1       Office
  78     Glen Burnie       Maryland          21061   Anne Arundel      1       Multifamily
  79     Los Angeles       California        90007   Los Angeles       1       Multifamily
  80     East Farmingdale  New York         Various  Suffolk           3       Industrial/Warehouse
 80.01   East Farmingdale  New York          11735   Suffolk                   Industrial/Warehouse
 80.02   East Farmingdale  New York          11735   Suffolk                   Industrial/Warehouse
 80.03   East Farmingdale  New York          11735   Suffolk                   Industrial/Warehouse
  81     Plymouth          Massachusetts     02360   Plymouth          1       Anchored Retail
  82     Tallahassee       Florida           32301   Leon              1       Hospitality
  83     South Bend        Indiana           44616   St. Joseph        1       Multifamily
  84     Oklahoma City     Oklahoma          73149   Oklahoma          1       Multifamily                Group 2
  85     Fargo             North Dakota      58103   Cass              1       Anchored Retail
  86     Davenport         Florida           33896   Osceola           1       Anchored Retail
  87     Frisco            Texas             75034   Denton            1       Anchored Retail
  88     Colorado Springs  Colorado          80905   El Paso           1       Anchored Retail
  89     Oxnard            California        93033   Ventura           1       Unanchored Retail
  90     Mesa              Arizona           85201   Maricopa          1       Manufactured Housing
  91     Clarksville       Tennessee         37040   Montgomery        1       Multifamily
  92     Los Angeles       California        90007   Los Angeles       1       Multifamily
  93     Lakeville         Minnesota         55044   Dakota            1       Unanchored Retail
  94     Salem             New Jersey        08079   Salem             1       Multifamily
  95     Colorado Springs  Colorado          80918   El Paso           1       Anchored Retail
  96     San Diego         California        92117   San Diego         1       Office
  97     Los Angeles       California        90007   Los Angeles       1       Multifamily
  98     Columbus          Georgia           31901   Muscogee          1       Hospitality
  99     Yarmouth          Maine             04096   Cumberland        1       Multifamily
  100    San Diego         California        92117   San Diego         1       Office
  101    Oxnard            California        93033   Ventura           1       Unanchored Retail
  102    Kailua Kona       Hawaii            96740   Hawaii            1       Office
  103    Indianola         Iowa              50125   Warren            1       Self Storage
  104    Birmingham        Alabama           35205   Jefferson         1       Office
  105    Kirkland          Washington        98034   King              1       Industrial/Warehouse
  106    Philadelphia      Pennsylvania      19116   Philadelphia      1       Multifamily
  107    Raleigh           North Carolina    27609   Wake              1       Multifamily
  108    Birmingham        Alabama           35215   Jefferson         1       Multifamily
  109    Los Angeles       California        90007   Los Angeles       1       Multifamily

                                                       % OF
                                                     AGGREGATE    CUMULATIVE % OF    % OF     % OF
CONTROL                   ORIGINAL      CURRENT    INITIAL POOL  AGGREGATE INITIAL   LOAN     LOAN    INTEREST
NUMBER   RELATED GROUPS  BALANCE ($)  BALANCE ($)     BALANCE      POOL BALANCE     GROUP 1  GROUP 2   RATE %   ADMIN FEE % (3)
-------  --------------  -----------  -----------  ------------  -----------------  -------  -------  --------  ---------------

  75                      5,200,000    5,200,000       0.30%          91.42%         0.37%             5.69400      0.02105
  76         Yes - G      5,040,000    5,040,000       0.29%          91.72%                  1.62%    5.53900      0.02105
  77                      5,000,000    5,000,000       0.29%          92.01%         0.35%             5.54400      0.06105
  78                      4,900,000    4,900,000       0.29%          92.29%                  1.58%    5.39000      0.10105
  79         Yes - E      4,625,151    4,625,151       0.27%          92.56%         0.33%             5.63000      0.02105
  80                      4,600,000    4,600,000       0.27%          92.83%         0.33%             5.48700      0.06105
 80.01
 80.02
 80.03
  81                      4,600,000    4,589,604       0.27%          93.10%         0.33%             5.02000      0.03105
  82                      4,575,000    4,556,260       0.27%          93.36%         0.32%             5.89000      0.06105
  83                      4,560,000    4,560,000       0.27%          93.63%                  1.47%    5.23000      0.10105
  84         Yes - G      4,535,000    4,535,000       0.26%          93.89%                  1.46%    5.53900      0.02105
  85                      4,500,000    4,500,000       0.26%          94.15%         0.32%             4.95000      0.03105
  86                      4,450,000    4,450,000       0.26%          94.41%         0.32%             5.16000      0.10105
  87                      4,329,000    4,329,000       0.25%          94.66%         0.31%             5.44000      0.10105
  88                      4,300,000    4,296,100       0.25%          94.91%         0.30%             5.65000      0.10105
  89         Yes - K      4,225,000    4,225,000       0.25%          95.16%         0.30%             5.03200      0.06105
  90                      4,200,000    4,179,702       0.24%          95.40%         0.30%             5.53000      0.10105
  91                      4,200,000    4,178,877       0.24%          95.65%                  1.35%    5.52900      0.06105
  92         Yes - E      3,806,391    3,806,391       0.22%          95.87%         0.27%             5.63000      0.02105
  93         Yes - H      3,770,000    3,770,000       0.22%          96.09%         0.27%             5.55000      0.10105
  94                      3,700,000    3,692,066       0.21%          96.30%                  1.19%    5.27000      0.10105
  95                      3,679,000    3,679,000       0.21%          96.52%         0.26%             5.54000      0.10105
  96         Yes - L      3,600,000    3,600,000       0.21%          96.72%         0.26%             5.01500      0.06105
  97         Yes - E      3,548,337    3,548,337       0.21%          96.93%         0.25%             5.63000      0.02105
  98                      3,500,000    3,485,510       0.20%          97.13%         0.25%             5.83000      0.03105
  99                      3,440,000    3,440,000       0.20%          97.33%                  1.11%    5.62400      0.02105
  100        Yes - L      3,300,000    3,300,000       0.19%          97.53%         0.23%             5.01500      0.06105
  101        Yes - K      3,175,000    3,175,000       0.18%          97.71%         0.23%             5.07200      0.06105
  102                     3,150,000    3,150,000       0.18%          97.89%         0.22%             5.69000      0.02105
  103                     2,880,000    2,867,121       0.17%          98.06%         0.20%             5.46000      0.13105
  104                     2,800,000    2,800,000       0.16%          98.22%         0.20%             5.17000      0.10105
  105                     2,800,000    2,794,185       0.16%          98.39%         0.20%             5.42000      0.13105
  106                     2,600,000    2,600,000       0.15%          98.54%                  0.84%    5.29000      0.02105
  107        Yes - J      2,550,000    2,550,000       0.15%          98.69%                  0.82%    5.41000      0.10105
  108                     2,400,000    2,395,079       0.14%          98.83%                  0.77%    5.48000      0.10105
  109        Yes - E      2,185,170    2,185,170       0.13%          98.95%         0.16%             5.63000      0.02105

                                                                                                  ORIGINAL         REMAINING
CONTROL                                                                        FIRST PAYMENT    INTEREST ONLY    INTEREST ONLY
 NUMBER  ACCRUAL TYPE               AMORTIZATION TYPE              NOTE DATE       DATE       PERIOD (11) (12)  PERIOD(11)(12)
-------  ------------  ------------------------------------------  ----------  -------------  ----------------  --------------

  75      Actual/360   Interest Only, then Amortizing Balloon      11/16/2005    1/1/2006            12                11
  76      Actual/360   Interest Only, then Amortizing Balloon      10/25/2005    12/1/2005           24                22
  77      Actual/360   Interest Only, then Amortizing Balloon/ARD  11/22/2005    1/1/2006            48                47
  78      Actual/360   Interest Only, then Amortizing Balloon      10/21/2005    12/1/2005           36                34
  79      Actual/360   Interest Only, then Amortizing Balloon      10/31/2005    12/1/2005           72                70
  80      Actual/360   Interest Only, then Amortizing Balloon      10/12/2005    12/1/2005           60                58
 80.01
 80.02
 80.03
  81      Actual/360   Amortizing Balloon                           10/3/2005    12/1/2005
  82      Actual/360   Amortizing Balloon                           9/30/2005    11/1/2005
  83      Actual/360   Interest Only, then Amortizing Balloon       9/26/2005    11/1/2005           24                21
  84      Actual/360   Interest Only, then Amortizing Balloon      10/25/2005    12/1/2005           24                22
  85      Actual/360   Interest Only/ARD                            9/13/2005    11/1/2005           60                57
  86      Actual/360   Interest Only, then Amortizing Balloon      11/10/2005     1/1/2006           60                59
  87      Actual/360   Interest Only, then Amortizing Balloon      10/12/2005    12/1/2005           24                22
  88      Actual/360   Amortizing Balloon                          11/30/2005     1/1/2006
  89      Actual/360   Interest Only, then Amortizing Balloon        9/1/2005    10/1/2005           60                56
  90      Actual/360   Amortizing Balloon                           11/1/2005    12/1/2005
  91      Actual/360   Amortizing Balloon                           7/22/2005     9/1/2005
  92      Actual/360   Interest Only, then Amortizing Balloon      10/31/2005    12/1/2005           72                70
  93      Actual/360   Interest Only, then Amortizing Balloon      10/12/2005    12/1/2005           24                22
  94      Actual/360   Amortizing Balloon                           11/1/2005    12/1/2005
  95      Actual/360   Interest Only, then Amortizing Balloon      11/21/2005     1/1/2006           24                23
  96      Actual/360   Interest Only, then Amortizing Balloon       9/30/2005    11/1/2005           24                21
  97      Actual/360   Interest Only, then Amortizing Balloon      10/31/2005    12/1/2005           72                70
  98      Actual/360   Amortizing Balloon                           9/22/2005    11/1/2005
  99      Actual/360   Amortizing Balloon                           12/8/2005     2/1/2006
  100     Actual/360   Interest Only, then Amortizing Balloon       10/4/2005    12/1/2005           24                22
  101     Actual/360   Interest Only, then Amortizing Balloon        9/1/2005    10/1/2005           60                56
  102     Actual/360   Interest Only, then Amortizing Balloon      12/21/2005     2/1/2006           36                36
  103     Actual/360   Amortizing Balloon                          10/17/2005    12/1/2005
  104     Actual/360   Interest Only, then Amortizing Balloon      10/28/2005    12/1/2005           24                22
  105     Actual/360   Amortizing Balloon                          10/13/2005    12/1/2005
  106     Actual/360   Interest Only, then Amortizing Balloon       9/29/2005    11/1/2005           24                21
  107     Actual/360   Interest Only                               10/31/2005    12/1/2005         1 20               118
  108     Actual/360   Amortizing Balloon                           10/6/2005    12/1/2005
  109     Actual/360   Interest Only, then Amortizing Balloon      10/31/2005    12/1/2005           72                70

                    ORIGINAL  REMAINING    ORIGINAL      REMAINING                 GRACE    EARLIER OF    MATURITY
CONTROL              TERM TO   TERM TO   AMORTIZATION  AMORTIZATION  PAYMENT DUE  DEFAULT  MATURITY DATE  DATE FOR
 NUMBER  SEASONING  MATURITY  MATURITY       TERM          TERM         DATE      PERIOD      AND ARD     ARD LOANS
-------  ---------  --------  ---------  ------------  ------------  -----------  -------  -------------  ---------

  75         1         120       119          360          360             1         5       12/1/2015
  76         2         120       118          360          360             1         5       11/1/2015
  77         1         120       119          360          360             1         0       12/1/2015    12/1/2015
  78         2         120       118          360          360             1         5       11/1/2015
  79         2         120       118          360          360             1         5       11/1/2015
  80         2         120       118          360          360             1         5       11/1/2015
 80.01
 80.02
 80.03
  81         2         120       118          360          358             1         5       11/1/2015
  82         3         120       117          300          297             1         0       10/1/2015
  83         3         120       117          360          360             1         5       10/1/2015
  84         2         120       118          360          360             1         5       11/1/2015
  85         3          60        57            0            0             1         5       10/1/2010    10/1/2010
  86         1         120       119          360          360             1         5       12/1/2015
  87         2         120       118          360          360             1         5       11/1/2015
  88         1         120       119          360          359             1         5       12/1/2015
  89         4         120       116          360          360             1         5        9/1/2015
  90         2         120       118          228          226             1         5       11/1/2015
  91         5          60        55          360          355             1         5        8/1/2010
  92         2         120       118          360          360             1         5       11/1/2015
  93         2         120       118          360          360             1         5       11/1/2015
  94         2         120       118          360          358             1         5       11/1/2015
  95         1         120       119          360          360             1         5       12/1/2015
  96         3         120       117          360          360             1         5       10/1/2015
  97         2         120       118          360          360             1         5       11/1/2015
  98         3         120       117          300          297             1         5       10/1/2015
  99         0         120       120          360          360             1         5        1/1/2016
  100        2         120       118          360          360             1         5       11/1/2015
  101        4         120       116          360          360             1         5        9/1/2015
  102        0         120       120          360          360             1         5        1/1/2016
  103        2         120       118          240          238             1         5       11/1/2015
  104        2         120       118          360          360             1         5       11/1/2015
  105        2         120       118          360          358             1         5       11/1/2015
  106        3         120       117          360          360             1         5       10/1/2015
  107        2         120       118            0            0             1         5       11/1/2015
  108        2         120       118          360          358             1         5       11/1/2015
  109        2         120       118          360          360             1         5       11/1/2015

            SCHEDULED
CONTROL  MATURITY OR ARD                               CONTOL  CONTOL  LOAN
 NUMBER    BALANCE ($)    PREPAYMENT PROVISION (4)     NUMBER  NUMBER  GROUP  LOAN NUMBER          PROPERTY NAME
-------  ---------------  ---------------------------  ------  ------  -----  -----------  ----------------------------

  75        4,475,767     Lock/23_>YM or 1%/91_0%/6       75     75      1     DBM24284    Golden Triangle Storage
  76        4,419,037     Lock/26_Defeasance/90_0%/4      76     76      2     DBM24352    Willowpark Apartments
  77        4,564,752     Lock/25_Defeasance/91_0%/4      77     77      1      18781      TowneBank Building
  78        4,373,046     Lock/26_Defeasance/92_0%/2      78     78      2      50143      Park Glen Apartments
  79        4,376,443     Lock/26_Defeasance/90_0%/4      79     79      1     DBM24473    Roma, Pisa, Corsica
  80        4,272,603     Lock/26_Defeasance/90_0%/4      80     80      1      17532      Serota Portfolio
 80.01                                                  80.01   80.01          17532-A     Design Furniture
 80.02                                                  80.02   80.02          17532-C     Keyspan
 80.03                                                  80.03   80.03          17532-B     Daystar
  81        3,783,760     Lock/26_Defeasance/90_0%/4      81     81      1     05-21500    Walgreens - Plymouth
  82        3,529,278     Lock/27_Defeasance/89_0%/4      82     82      1      18349      Quality Inn Tallahassee
  83        3,968,558     Lock/27_Defeasance/91_0%/2      83     83      2      50711      Riverside North Apartments
  84        3,976,257     Lock/26_Defeasance/90_0%/4      84     84      2     DBM24355    Winchester Run Apartments
  85        4,500,000     Lock/27_Defeasance/29_0%/4      85     85      1     05-21249    Sportsman Warehouse Fargo
  86        4,113,807     Lock/25_Defeasance/93_0%/2      86     86      1      49626      CVS (Davenport)
  87        3,786,638     Lock/26_Defeasance/91_0%/3      87     87      1      50777      Walgreens (Frisco)
  88        3,608,206     Lock/25_Defeasance/93_0%/2      88     88      1      50178      Hobby Lobby and Office Depot
  89        3,898,278     Lock/28_Defeasance/88_0%/4      89     89      1      18253      Oxnard Walgreen's
  90        2,568,272     Lock/26_Defeasance/92_0%/2      90     90      1      50655      Country Club Village MHC
  91        3,903,523     Lock/29_Defeasance/27_0%/4      91     91      2      18056      Greenwood Place
  92        3,601,711     Lock/26_Defeasance/90_0%/4      92     92      1     DBM24480    Tropicana
  93        3,306,377     Lock/26_Defeasance/90_0%/4      93     93      1      49447      Kenwood Center Building
  94        3,068,015     Lock/26_Defeasance/92_0%/2      94     94      2      50992      Salem Manor Apartments
  95        3,225,969     Lock/25_Defeasance/92_0%/3      95     95      1      51292      Walgreens (Colorado Springs)
  96        3,116,275     Lock/27_Defeasance/89_0%/4      96     96      1      18576      Vista La Jolla
  97        3,357,533     Lock/26_Defeasance/90_0%/4      97     97      1     DBM24472    Chateau Sera
  98        2,694,477     Lock/27_Defeasance/89_0%/4      98     98      1     05-21295    Quality Inn - Columbus
  99        2,883,989     Lock/24_Defeasance/92_0%/4      99     99      2     DBM24477    Baywood Apartments
  100       2,856,420     Lock/26_Defeasance/90_0%/4     100     100     1      18578      4141 Jutland
  101       2,931,235     Lock/28_Defeasance/88_0%/4     101     101     1      18254      Channel Point Retail
  102       2,828,502     Lock/24_Defeasance/92_0%/4     102     102     1     DBM23614    Kailua Trade Center
  103       1,848,316     Lock/26_Defeasance/90_0%/4     103     103     1     05-22429    Linden Self Storage
  104       2,433,066     Lock/26_Defeasance/90_0%/4     104     104     1      50701      Ramsay Building
  105       2,332,732     Lock/26_Defeasance/89_0%/5     105     105     1     05-22215    ParMac Building
  106       2,266,119     Lock/27_Defeasance/89_0%/4     106     106     2     DBM24288    Hampton Gardens Apartments
  107       2,550,000     Lock/26_Defeasance/92_0%/2     107     107     2      50417      Montecito West Apartments
  108       2,003,224     Lock/26_Defeasance/90_0%/4     108     108     2      50827      Parkway East Apartments
  109       2,067,667     Lock/26_Defeasance/90_0%/4     109     109     1     DBM24478    Ellendale West

                                                                                        UNDERWRITTEN
CONTROL       ANNUAL DEBT       MOST RECENT  MOST RECENT  UNDERWRITTEN  UNDERWRITTEN    NCF DSCR (X)      APPRAISED    APPRAISAL
NUMBER   SERVICE (5) (11) (12)    NOI ($)     NOI DATE         NOI           NCF      (5) (7) (8) (9)   VALUE ($) (6)   DATE (6)
-------  ---------------------  -----------  -----------  ------------  ------------  ---------------   -------------  ---------

  75            361,933            232,231     8/31/2005     490,783       481,085          1.65          7,730,000    9/27/2005
  76            344,880            465,371     9/30/2005     506,623       466,623          1.35          6,300,000    10/5/2005
  77            342,332                                      575,028       489,368          1.43          7,400,000    10/3/2005
  78            329,813            340,295     4/30/2005     500,467       443,917          1.35          9,050,000    8/25/2005
  79            319,675            411,280     9/30/2005     392,860       383,610          1.20          6,650,000    9/26/2005
  80            312,969            680,684     3/31/2005     619,513       566,421          1.81          7,700,000     5/4/2005
 80.01                             352,259     3/31/2005     353,349       326,402                        4,500,000     5/4/2005
 80.02                             183,953     3/31/2005     153,574       141,255                        1,800,000     5/4/2005
 80.03                             144,472     3/31/2005     112,590        98,764                        1,400,000     5/4/2005
  81            297,001                                      415,160       408,671          1.38          6,550,000    10/1/2005
  82            350,039            727,988     5/31/2005     658,951       591,188          1.69          6,600,000    7/30/2005
  83            301,488            320,502     6/30/2005     428,537       388,387          1.29          5,830,000    7/13/2005
  84            310,324            410,142     9/30/2005     423,801       375,801          1.21          6,600,000    10/6/2005
  85            225,844                                      506,309       469,080          2.08          7,150,000    6/29/2005
  86            291,907                                      388,308       388,308          1.33          5,800,000    8/15/2005
  87            293,002                                      364,000       364,000          1.24          5,875,000    6/25/2005
  88            297,854            512,172    12/31/2004     491,690       437,601          1.47          6,300,000    8/24/2005
  89            273,161                                      332,779       331,191          1.21          5,430,000     7/1/2005
  90            357,619            362,137     6/30/2005     568,710       544,110          1.52          6,570,000    8/15/2005
  91            287,083            362,397      4/1/2005     401,394       385,144          1.34          5,430,000    6/27/2005
  92            263,085            321,839     9/30/2005     323,202       315,702          1.20          5,500,000    9/26/2005
  93            258,289            450,641    11/30/2004     439,248       402,822          1.56          5,750,000    5/17/2005
  94            245,729            335,527     6/30/2005     332,669       314,609          1.28          4,700,000    9/13/2005
  95            251,777                                      313,000       313,000          1.24          4,815,000    10/5/2005
  96            232,303            372,731    12/31/2004     408,694       343,884          1.48          5,800,000    7/19/2005
  97            245,249            301,086     9/30/2005     301,799       294,299          1.20          5,350,000    9/26/2005
  98            266,259          1,199,526     8/31/2005     556,147       484,959          1.82          5,425,000    7/29/2005
  99            237,605            338,146     8/31/2005     325,538       307,338          1.29          4,300,000    10/7/2005
  100           212,945            508,304    12/31/2004     366,584       310,176          1.46          5,200,000    7/19/2005
  101           206,209                                      270,104       254,935          1.24          4,200,000    10/1/2005
  102           219,152            299,571     8/30/2005     294,606       273,350          1.25          4,100,000    9/24/2005
  103           236,954            358,460     9/30/2005     312,843       292,240          1.23          3,700,000     9/7/2005
  104           183,879            209,389     8/31/2005     265,915       240,294          1.31          3,500,000     9/1/2005
  105           189,094             94,805     7/31/2005     260,561       228,700          1.21          4,100,000     9/5/2005
  106           173,061            230,098     6/30/2005     263,990       245,990          1.42          4,000,000    7/14/2005
  107           139,871            392,593     9/15/2005     319,317       284,745          2.04          4,850,000    9/15/2005
  108           163,162            104,352      5/1/2005     268,606       239,694          1.47          3,100,000     9/2/2005
  109           151,032            200,503     9/30/2005     185,738       181,238          1.20          3,250,000    9/26/2005

                          SCHEDULED MATURITY                                                                   CUT-OFF DATE
CONTROL    CUT-OFF DATE       OR ARD DATE                                  TOTAL SQ. FT./      UNIT        BALANCE PER SQ. FT./
NUMBER   LTV (%) (7) (9)    LTV (%) (7) (9)   YEAR BUILT  YEAR RENOVATED  UNITS/PADS/ROOMS  DESCRIPTION  UNITS/PADS/ROOMS (7) (9)
-------  ---------------  ------------------  ----------  --------------  ----------------  -----------  ------------------------

  75         54.33             57.90           2004                             662         Units                 7,855
  76         80.00             70.14           1985                             160         Units                31,500
  77         67.57             61.69           1898        1993/2005         53,834         Sq. Ft.                  93
  78         54.14             48.32         1969/1972                          174         Units                28,161
  79         69.55             65.81           1962           2003               37         Units               125,004
  80         59.74             55.49          Various       Various          70,272         Sq. Ft.                  65
 80.01                                         1966           2005           30,000         Sq. Ft.
 80.02                                         1965           1993           18,272         Sq. Ft.
 80.03                                         1967         Various          22,000         Sq. Ft.
  81         70.07             57.77           2005                          13,519         Sq. Ft.                 339
  82         69.03             53.47           1985        1997/2005             90         Rooms                50,625
  83         78.22             68.07           1966                             146         Units                31,233
  84         68.71             60.25           1985                             192         Units                23,620
  85         62.94             62.94           2004                          48,350         Sq. Ft.                  93
  86         76.72             70.93           2005                          13,013         Sq. Ft.                 342
  87         73.69             64.45           2003                          14,560         Sq. Ft.                 297
  88         68.19             57.27           1989           1997           86,954         Sq. Ft.                  49
  89         77.81             71.79           2005                          14,438         Sq. Ft.                 293
  90         63.62             39.09         1980/1984                          492         Pads                  8,495
  91         76.96             71.89         1906/1985    2004 - 2005            65         Units                64,290
  92         69.21             65.49           1927           2004               30         Units               126,880
  93         65.57             57.50           1987                          37,317         Sq. Ft.                 101
  94         78.55             65.28           1940                              84         Units                43,953
  95         76.41             67.00           2005                          14,820         Sq. Ft.                 248
  96         62.07             53.73           1985                          39,555         Sq. Ft.                  91
  97         66.32             62.76           1916           1989               30         Units               118,278
  98         64.25             49.67           1966           2002              156         Rooms                22,343
  99         80.00             67.07           1985                              56         Units                61,429
  100        63.46             54.93           1983                          36,681         Sq. Ft.                  90
  101        75.60             69.79           2005                           9,619         Sq. Ft.                 330
  102        76.83             68.99           1980           1991           18,122         Sq. Ft.                 174
  103        77.49             49.95           1988           2003          137,353         Sq. Ft.                  21
  104        80.00             69.52           1970                          36,282         Sq. Ft.                  77
  105        68.15             56.90         1974/1980                       63,148         Sq. Ft.                  44
  106        65.00             56.65           1970           2005               72         Units                36,111
  107        52.58             52.58           1971                             134         Units                19,030
  108        77.26             64.62           1975                             104         Units                23,030
  109        67.24             63.62           1987                              18         Units               121,398

                                                                                       UPFRONT ESCROWS
                                                                    ----------------------------------------------------
                                                                                                             REAL ESTATE
CONTROL                OCCUPANCY  OWNERSHIP                            CAPEX     ENVIRONMENTAL     TI/LC         TAX
NUMBER   OCCUPANCY %     DATE     INTEREST         LOCKBOX (10)     RESERVE ($)   RESERVE ($)   RESERVE ($)  RESERVE ($)
-------  -----------  ----------  ----------  --------------------  -----------  -------------  -----------  -----------

  75         72.1      8/31/2005  Fee Simple                                                                    21,204
  76         95.0     10/19/2005  Fee Simple                                                                    42,414
  77         95.1      11/4/2005  Fee Simple          Hard                                                      12,784
  78         98.3      8/17/2005  Fee Simple                                                                    15,516
  79        100.0      9/23/2005  Fee Simple                            9,250
  80        100.0       9/8/2005  Fee Simple          Hard              2,012                     200,000       83,034
 80.01      100.0       9/8/2005  Fee Simple
 80.02      100.0       9/8/2005  Fee Simple
 80.03      100.0       9/8/2005  Fee Simple
  81        100.0      9/13/2005  Fee Simple
  82         71.0      7/30/2005  Fee Simple  Soft, Springing Hard      5,647                                   54,772
  83         96.6      8/15/2005  Fee Simple
  84         91.1     10/19/2005  Fee Simple
  85        100.0      8/12/2005  Fee Simple        Springing
  86        100.0      10/1/2005  Fee Simple          Hard
  87        100.0       9/8/2005  Fee Simple          Hard
  88        100.0      12/1/2005  Fee Simple          Soft                                                      32,316
  89        100.0      12/1/2005  Fee Simple          Hard
  90         87.6       8/1/2005   Leasehold                                                                     7,533
  91        100.0       7/1/2005  Fee Simple  Soft, Springing Hard      1,355                                   12,644
  92        100.0      9/23/2005  Fee Simple                            7,500
  93         88.7      5/31/2005  Fee Simple  Soft, Springing Hard
  94        100.0       9/1/2005  Fee Simple                                                                     7,010
  95        100.0      11/7/2005  Fee Simple          Hard
  96         95.3      9/27/2005  Fee Simple                              692                                   10,500
  97        100.0      9/23/2005  Fee Simple                            7,500
  98         70.8      7/31/2005  Fee Simple                                                                     6,700
  99         98.2     10/25/2005  Fee Simple                          284,400        3,125                      17,541
  100       100.0      9/27/2005  Fee Simple                              489                     104,272        4,000
  101       100.0       9/1/2005  Fee Simple                                                        1,152       20,451
  102       100.0      9/30/2005   Leasehold                                                       51,868       11,857
  103        82.8      9/29/2005  Fee Simple                                                                    19,278
  104        94.2      11/1/2005  Fee Simple  Soft, Springing Hard                                              15,591
  105       100.0       9/2/2005  Fee Simple        Springing                                                    2,553
  106        94.4      9/12/2005  Fee Simple                                                                    29,275
  107        92.9     10/14/2005  Fee Simple
  108        94.2       9/1/2005  Fee Simple                                                                    19,385
  109       100.0      9/23/2005  Fee Simple                            4,500

              UPFRONT ESCROWS                                      MONTHLY ESCROWS
         ------------------------  -----------------------------------------------------------------------------
                                                                            REAL ESTATE
CONTROL   INSURANCE      OTHER        CAPEX     ENVIRONMENTAL     TI/LC         TAX       INSURANCE      OTHER     SINGLE
NUMBER   RESERVE ($)  RESERVE ($)  RESERVE ($)   RESERVE ($)   RESERVE ($)  RESERVE ($)  RESERVE ($)  RESERVE ($)  TENANT
-------  -----------  -----------  -----------  -------------  -----------  -----------  -----------  -----------  ------

  75        1,609                       808                                    5.276          709
  76        7,892                     3,334                                    3,535        1,973
  77        7,914        28,757                                                6,392          989
  78       16,637                                                              5,172        5,546
  79
  80       11,000                     2,012                       2,481       13,839        2,200                    Yes
 80.01                                                                                                               Yes
 80.02                                                                                                               Yes
 80.03                                                                                                               Yes
  81                                                                                                                 Yes
  82        4,270                                                              4,213        2,135
  83        3,313                     3,346                                   12,871        3,313
  84       18,519                     4,000                                    4,657        4,630
  85                                                                                                                 Yes
  86                                                                                                                 Yes
  87                                                                                                                 Yes
  88        3,252        40,683       1,739
  89                                                                                                                 Yes
  90       13,532       107,850                                                7,533        2,706        35,950
  91       12,817                     1,354                                    1,806        1,474
  92
  93        1,287                                                              9,350
  94       19,254                     1,505                                    7,010        2,889
  95                                                                                                                 Yes
  96        3,730                       692                                    1,750          746
  97
  98        2,130        30,000       6,344                                    6,700        2,130
  99        3,193                     1,517                                    4,386        1,065
  100      11,106                       489                       4,272          667          926
  101       5,197       210,941                                   1,152        4,090          650
  102      17,505                       318                       1,360        2,960        1,459
  103       8,286                                                              6,426          691
  104       8,250                       454                       1,682        1,417        1,031
  105                    97,417       1,075                       1,500        2,553
  106       5,239                     1,500                                    3,253        1,048
  107      22,164                                                              5,058        3,630
  108      29,867                     2,409                                    1,762        2,987
  109

                             LARGEST TENANT                                         2ND LARGEST TENANT
         -------------------------------------------------------  -------------------------------------------------------
CONTROL                                                  LEASE                                          UNIT      LEASE
NUMBER            LARGEST TENANT           UNIT SIZE  EXPIRATION          2ND LARGEST TENANT            SIZE   EXPIRATION
-------  --------------------------------  ---------  ----------  -----------------------------------  ------  ----------

  75
  76
  77     TowneBank                           21,624   3/31/2015   Decker, Cardon                       14,854  1/31/2015
  78
  79
  80
 80.01   Design Furniture of Long Island     30,000   2/28/2025
 80.02   Keyspan Energy Solutions, Inc.      18,272   3/31/2011
 80.03   Daystar Window Distributors         22,000   5/31/2007
  81     Walgreens                           13,519   10/5/2030
  82
  83
  84
  85     Sportsman's Warehouse               48,350   11/30/2019
  86     CVS                                 13,013   9/30/2030
  87     Walgreens                           14,560   4/30/2079
  88     Hobby Lobby                         59,832    1/1/2020   Office Depot                         27,122   5/1/2018
  89     Walgreens                           14,438   7/31/2029
  90
  91
  92
  93     Independent School District #194    19,133   8/31/2012   Mankato Rehabilitation Center, Inc.   3,247   6/1/2007
  94
  95     Walgreens                           14,820   10/20/2080
  96     ColRich                              9,432   9/30/2009   Re/Max & Associates                   7,884  9/30/2007
  97
  98
  99
  100    Club Demo Services                  14,420   6/14/2006   Charlotte Russe                      10,289  11/30/2006
  101    Pacific Oaks Credit Union            2,443   10/26/2010  Panda Express                         2,050  8/20/2011
  102    Holualoa Management Corp             2,637   8/31/2006   Hawaii County Council                 1,689  11/30/2006
  103
  104    Bhate                               15,320   9/30/2017   Amsource                             10,270  10/31/2010
  105    Kitchen Plus                        19,901   8/31/2014   Wald Imports                         15,699  8/31/2013
  106
  107
  108
  109

                            3RD LARGEST TENANT
         --------------------------------------------------------
CONTROL                                                   LEASE    CONTROL
NUMBER          3RD LARGEST TENANT          UNIT SIZE  EXPIRATION  NUMBER
-------  ---------------------------------  ---------  ----------  -------

  75                                                                 75
  76                                                                 76
  77     Spirit of Norfolk                    4,260    4/30/2010     77
  78                                                                 78
  79                                                                 79
  80                                                                 80
 80.01                                                              80.01
 80.02                                                              80.02
 80.03                                                              80.03
  81                                                                 81
  82                                                                 82
  83                                                                 83
  84                                                                 84
  85                                                                 85
  86                                                                 86
  87                                                                 87
  88                                                                 88
  89                                                                 89
  90                                                                 90
  91                                                                 91
  92                                                                 92
  93     Body & Sol (Cindy Hess)              2,485    10/31/2008    93
  94                                                                 94
  95                                                                 95
  96     Ultimate Hair                        3,642    4/30/2006     96
  97                                                                 97
  98                                                                 98
  99                                                                 99
  100    Mortgage Capital                     3,496    4/30/2007     100
  101    Starbucks Corporation                1,500    8/30/2010     101
  102    Keauhou Mortgage Company             1,458    9/30/2008     102
  103                                                                103
  104    Jeff Co Child Development Council    4,552    9/30/2006     104
  105    Pump It Up of Washington            14,086    12/31/2009    105
  106                                                                106
  107                                                                107
  108                                                                108
  109                                                                109

ANNEX A

CERTAIN CHARACTERISTICS OF MORTGAGE LOANS

CONTROL   LOAN                LOAN SELLER/
 NUMBER  GROUP  LOAN NUMBER  ORIGINATOR (1)              PROPERTY NAME                        ADDRESS                   CITY
-------  -----  -----------  --------------  -------------------------------------  --------------------------  -------------------

  110      1      DBM24351   GACC            American Storage VIII                  2427 Texas Parkway          Missouri City
  111      1       18185     CWCapital       Federal Express Distribution Facility  801 Fiber Optic Drive       Little Rock
  112      1       49191     GMACCM          Howard Mall                            2331 Velp Avenue            Howard
  113      1       50652     GMACCM          Kelly Carlos Office Building           11595 Kelly Road            Fort Myers
  114      1       49848     GMACCM          Village Green MHC                      200 Village Green Drive     Princeton
  115      1       49014     GMACCM          Rivershoals Annex Shopping Center      5595 - 5611 Riverdale Road  College Park
  116      1       18107     CWCapital       Rankin Self Storage                    350 W. Rankin Road          Houston
  117      1       50664     GMACCM          Iron Mountain Office                   11835 Sam Roper Drive       Charlotte
  118      1      04-18403   MSMC            229 Merrick Blvd.                      229-19 Merrick Blvd.        Springfield Gardens
  119      1        3062     CWCapital       IHOP - Newington CT                    3280 Berlin Turnpike        Newington
  120      1        3070     CWCapital       IHOP - Newington NH                    2028 Woodbury Avenue        Newington
  121      1        3068     CWCapital       IHOP - Decatur AL                      1428 Beltline Road SW       Decatur

CONTROL                                          NUMBER OF                               CROSS                          ORIGINAL
 NUMBER       STATE      ZIP CODE     COUNTY    PROPERTIES      PROPERTY TYPE     COLLATERALIZED (2)  RELATED GROUPS  BALANCE ($)
-------  --------------  --------  -----------  ----------  --------------------  ------------------  --------------  -----------

  110    Texas             77489   Fort Bend         1      Self Storage                                               2,100,000
  111    Arkansas          72117   Pulaski           1      Industrial/Warehouse                                       1,950,000
  112    Wisconsin         54303   Brown             1      Unanchored Retail                                          1,850,000
  113    Florida           33908   Lee               1      Office                                                     1,682,000
  114    West Virginia     24740   Mercer            1      Manufactured Housing                                       1,650,000
  115    Georgia           30349   Clayton           1      Unanchored Retail                                          1,537,500
  116    Texas             77090   Harris            1      Self Storage                                               1,400,000
  117    North Carolina    28269   Mecklenburg       1      Office                                                     1,350,000
  118    New York          11413   Queens            1      Unanchored Retail                                          1,300,000
  119    Connecticut       06111   Hartford          1      Unanchored Retail                             Yes - M      1,151,681
  120    New Hampshire     03801   Rockingham        1      Unanchored Retail                             Yes - M      1,104,305
  121    Alabama           35601   Morgan            1      Unanchored Retail                             Yes - M      1,022,543

                          % OF
                        AGGREGATE    CUMULATIVE % OF     % OF     % OF
CONTROL    CURRENT    INITIAL POOL  AGGREGATE INITIAL    LOAN     LOAN   INTEREST
 NUMBER  BALANCE ($)     BALANCE       POOL BALANCE    GROUP 1  GROUP 2   RATE %   ADMIN FEE % (3)  ACCRUAL TYPE
-------  -----------  ------------  -----------------  -------  -------  --------  ---------------  ------------

  110     2,100,000       0.12%           99.07%        0.15%             6.10000      0.02105       Actual/360
  111     1,950,000       0.11%           99.19%        0.14%             5.49800      0.06105       Actual/360
  112     1,848,455       0.11%           99.30%        0.13%             5.97000      0.10105       Actual/360
  113     1,677,155       0.10%           99.39%        0.12%             5.68000      0.10105       Actual/360
  114     1,650,000       0.10%           99.49%        0.12%             5.38000      0.10105       Actual/360
  115     1,533,138       0.09%           99.58%        0.11%             5.77000      0.10105       Actual/360
  116     1,397,216       0.08%           99.66%        0.10%             5.62100      0.06105       Actual/360
  117     1,346,111       0.08%           99.74%        0.10%             5.68000      0.10105       Actual/360
  118     1,283,455       0.07%           99.81%        0.09%             5.49000      0.03105       Actual/360
  119     1,132,430       0.07%           99.88%        0.08%             8.25000      0.06105         30/360
  120     1,084,841       0.06%           99.94%        0.08%             8.25000      0.06105         30/360
  121     1,005,767       0.06%          100.00%        0.07%             8.25000      0.06105         30/360

                                                                                     ORIGINAL          REMAINING
CONTROL                                                           FIRST PAYMENT    INTEREST ONLY     INTEREST ONLY
 NUMBER               AMORTIZATION TYPE                NOTE DATE       DATE      PERIOD (11) (12)  PERIOD (11) (12)  SEASONING
-------  -------------------------------------------  ----------  -------------  ----------------  ----------------  ---------

  110    Interest Only, then Amortizing Balloon       10/24/2005    12/1/2005           12                10              2
  111    Interest Only/ARD                            10/28/2005    12/1/2005           60                58              2
  112    Amortizing Balloon                            11/2/2005     1/1/2006                                             1
  113    Amortizing Balloon                            10/6/2005    12/1/2005                                             2
  114    Amortizing Balloon                            12/8/2005     2/1/2006                                             0
  115    Amortizing Balloon                           10/14/2005    12/1/2005                                             2
  116    Amortizing Balloon                           10/14/2005    12/1/2005                                             2
  117    Amortizing Balloon                           10/14/2005    12/1/2005                                             2
  118    Amortizing Balloon                           12/30/2004     2/1/2005                                            12
  119    Fully Amortizing with Graduated P&I Payment    6/8/2001    7/15/2001                                            55
  120    Fully Amortizing with Graduated P&I Payment   7/12/2001    8/15/2001                                            54
  121    Fully Amortizing with Graduated P&I Payment    6/8/2001    7/15/2001                                            55

         ORIGINAL  REMAINING    ORIGINAL      REMAINING                 GRACE     EARLIER OF    MATURITY     SCHEDULED
CONTROL   TERM TO   TERM TO   AMORTIZATION  AMORTIZATION  PAYMENT DUE  DEFAULT  MATURITY DATE   DATE FOR  MATURITY OR ARD
 NUMBER  MATURITY   MATURITY      TERM          TERM          DATE      PERIOD     AND ARD     ARD LOANS    BALANCE ($)
-------  --------  ---------  ------------  ------------  -----------  -------  -------------  ---------  ---------------

  110        60        58          360           360            1         5        11/1/2010                 1,997,025
  111        60        58            0             0            1         5        11/1/2010   11/1/2010     1,950,000
  112       120       119          360           359            1         5        12/1/2015                 1,567,350
  113       120       118          300           298            1         5        11/1/2015                 1,288,078
  114       120       120          360           360            1         5         1/1/2016                 1,372,896
  115       120       118          300           298            1         5        11/1/2015                 1,181,073
  116       120       118          360           358            1         5        11/1/2015                 1,173,637
  117       120       118          300           298            1         5        11/1/2015                 1,033,833
  118       120       108          360           348            1         5         1/1/2015                 1,085,356
  119       282       227          282           227           15         0       12/15/2024                         0
  120       281       227          281           227           15         0       12/15/2024                         0
  121       280       225          280           225           15         0       10/15/2024                         0

CONTROL                              CONTROL  CONTROL   LOAN
 NUMBER   PREPAYMENT PROVISION (4)    NUMBER   NUMBER  GROUP  LOAN NUMBER              PROPERTY NAME
-------  --------------------------  -------  -------  -----  -----------  -------------------------------------

  110    Lock/26_Defeasance/30_0%/4    110      110      1      DBM24351   American Storage VIII
  111    Lock/26_Defeasance/30_0%/4    111      111      1        18185    Federal Express Distribution Facility
  112    Lock/23_>YM or 1%/95_0%/2     112      112      1        49191    Howard Mall
  113    Lock/26_Defeasance/92_0%/2    113      113      1        50652    Kelly Carlos Office Building
  114    Lock/24_>YM or 1%/94_0%/2     114      114      1        49848    Village Green MHC
  115    Lock/26_Defeasance/90_0%/4    115      115      1        49014    Rivershoals Annex Shopping Center
  116    Lock/26_Defeasance/90_0%/4    116      116      1        18107    Rankin Self Storage
  117    Lock/26_Defeasance/92_0%/2    117      117      1        50664    Iron Mountain Office
  118    Lock/36_Defeasance/80_0%/4    118      118      1      04-18403   229 Merrick Blvd.
  119    Lock/12_>YM or 1%/269_0%/1    119      119      1        3062     IHOP - Newington CT
  120    Lock/12_>YM or 1%/268_0%/1    120      120      1        3070     IHOP - Newington NH
  121    Lock/12_>YM or 1%/267_0%/1    121      121      1        3068     IHOP - Decatur AL

                                                                                        UNDERWRITTEN
CONTROL       ANNUAL DEBT       MOST RECENT  MOST RECENT  UNDERWRITTEN  UNDERWRITTEN    NCF DSCR (X)     APPRAISED     APPRAISAL
 NUMBER  SERVICE (5) (11) (12)    NOI ($)      NOI DATE        NOI           NCF      (5) (7) (8) (9)  VALUE ($) (6)   DATE (6)
-------  ---------------------  -----------  -----------  ------------  ------------  ---------------  -------------  ----------

  110           152,711           319,533      9/30/2005     228,556       217,999          1.43         3,050,000     9/28/2005
  111           108,700           331,569      5/31/2005     297,721       276,396          2.54         4,100,000     7/12/2005
  112           132,672           197,402      8/15/2005     188,969       162,113          1.22         2,550,000      5/3/2005
  113           126,126           198,088      6/30/2005     199,854       171,163          1.36         2,580,000     8/16/2005
  114           110,936           210,505      8/31/2005     178,356       170,356          1.54         2,070,000      7/7/2005
  115           116,293           195,527     12/31/2004     182,632       162,074          1.39         2,050,000     7/19/2005
  116            96,668           192,200      7/31/2005     216,969       215,171          2.23         2,500,000     7/10/2005
  117           101,231                                      129,193       120,386          1.19         1,800,000      9/9/2005
  118            88,477                                      158,116       148,452          1.68         1,850,000    10/20/2004
  119            98,484           103,436     12/31/2004     103,436       103,436          1.05         1,550,000      4/1/2001
  120            94,692            99,432     12/31/2004      99,432        99,432          1.05         1,490,000      4/1/2001
  121            87,384            91,748     12/31/2004      91,748        91,748          1.05         1,340,000      4/1/2001

                          SCHEDULED MATURITY
CONTROL    CUT-OFF DATE       OR ARD DATE                                      TOTAL SQ. FT./       UNIT
 NUMBER  LTV (%) (7) (9)    LTV (%) (7) (9)     YEAR BUILT    YEAR RENOVATED  UNITS/PADS/ROOMS  DESCRIPTION
-------  ---------------  ------------------  --------------  --------------  ----------------  -----------

  110         68.85              65.48             1995                               494         Units
  111         47.56              47.56             2001                            56,336         Sq. Ft.
  112         72.49              61.46             1990                            28,452         Sq. Ft.
  113         65.01              49.93        1982/1985/1992                       17,388         Sq. Ft.
  114         79.71              66.32             1977                               160         Pads
  115         74.79              57.61             1969            2000            30,623         Sq. Ft.
  116         55.89              46.95             1999                            59,925         Sq. Ft.
  117         74.78              57.44          1995/1999                          13,158         Sq. Ft.
  118         69.38              58.67             1937            2004             7,550         Sq. Ft.
  119         73.06               0.00             1999                             4,863         Sq. Ft.
  120         72.81               0.00             1999                             3,600         Sq. Ft.
  121         75.06               0.00             1999                             3,632         Sq. Ft.

              CUT-OFF DATE
CONTROL    BALANCE PER SQ. FT./               OCCUPANCY
 NUMBER   UNIT/PAD/ROOM (7) (9)  OCCUPANCY %     DATE     OWNERSHIP INTEREST  LOCKBOX (10)
-------  ----------------------  -----------  ---------   ------------------  ------------

  110             4,251              75.7     8/18/2005       Fee Simple
  111                35             100.0     12/1/2005       Fee Simple          Hard
  112                65             100.0     8/22/2005       Fee Simple
  113                96             100.0     8/18/2005       Fee Simple        Springing
  114            10,313              93.8     9/30/2005       Fee Simple
  115                50             100.0     8/31/2005       Fee Simple
  116                23              83.2     10/7/2005       Fee Simple
  117               102             100.0     12/1/2005       Fee Simple          Hard
  118               170             100.0      8/5/2005       Fee Simple
  119               233             100.0     12/1/2005        Leasehold          Hard
  120               301             100.0     12/1/2005        Leasehold          Hard
  121               277             100.0     12/1/2005        Leasehold          Hard

                                         UPFRONT ESCROWS
         ------------------------------------------------------------------------------
                                                  REAL ESTATE
CONTROL     CAPEX     ENVIRONMENTAL     TI/LC         TAX       INSURANCE      OTHER
 NUMBER  RESERVE ($)   RESERVE ($)   RESERVE ($)  RESERVE ($)  RESERVE ($)  RESERVE ($)
-------  -----------  -------------  -----------  -----------  -----------  -----------

  110                                                42,379       2,793
  111        704                         5,000       21,496      14,087
  112                                                17,114       2,211
  113                                                23,124       2,310
  114                                                 4,190       2,466
  115                                   15,352        3,779       3,274
  116                                                70,516       4,237
  117
  118
  119
  120
  121

                                         MONTHLY ESCROWS
         ------------------------------------------------------------------------------
                                                  REAL ESTATE
CONTROL     CAPEX     ENVIRONMENTAL     TI/LC         TAX       INSURANCE      OTHER     SINGLE
 NUMBER  RESERVE ($)   RESERVE ($)   RESERVE ($)  RESERVE ($)  RESERVE ($)  RESERVE ($)  TENANT
-------  -----------  -------------  -----------  -----------  -----------  -----------  ------

  110        880                                     3,853        1,128
  111        704                        1,073        1,654        1,084                    Yes
  112        356                        1,882        2,852          737
  113        304                        2,087        1,927        2,310
  114        667                                     1,397          822
  115        434                        1,279        1,890          546
  116                                                5,876          760
  117                                     474                                    206       Yes
  118         88                          438        2,106          815
  119                                                                                      Yes
  120                                                                                      Yes
  121                                                                                      Yes

                     LARGEST TENANT                            2ND LARGEST TENANT
         -------------------------------------  ------------------------------------------------
CONTROL                                LEASE                                             LEASE
 NUMBER  LARGEST TENANT  UNIT SIZE  EXPIRATION      2ND LARGEST TENANT     UNIT SIZE  EXPIRATION
-------  --------------  ---------  ----------  -------------------------  ---------  ----------

  110
  111    FedEx             56,336    7/31/2011
  112    Family Dollar      8,000   12/31/2008  Bridal Beginnigs             4,690    12/14/2006
  113
  114
  115    Dollar General    10,500   11/22/2008  Body of Steel Health Club    8,438    10/31/2007
  116
  117    Iron Mountain     13,158    5/31/2016
  118    The UPS Store      2,000   11/30/2014  Eliar Beauty Salon           1,350     8/31/2009
  119    IHOP               4,863   12/31/2024
  120    IHOP               3,600   12/31/2024
  121    IHOP               3,632   10/31/2019

                              3RD LARGEST TENANT
         -----------------------------------------------------------
CONTROL                                             LEASE    CONTROL
 NUMBER       3RD LARGEST TENANT      UNIT SIZE  EXPIRATION   NUMBER
-------  ---------------------------  ---------  ----------  -------

  110                                                          110
  111                                                          111
  112    GB Rocks LLC (Rockys)          3,240     9/30/2014    112
  113                                                          113
  114                                                          114
  115    Safe Haven Learning Academy    7,720     4/30/2006    115
  116                                                          116
  117                                                          117
  118    Tools 4 Skoolz                 1,200     9/30/2009    118
  119                                                          119
  120                                                          120
  121                                                          121

FOOTNOTES FOR THE ANNEX A

1.	GMACCM—GMAC Commercial Mortgage Corporation, GACC—German American Capital Corporation, CWCapital—CWCapital LLC, MSMC—Morgan Stanley Mortgage Capital Inc.

2.	The mortgage loan represented by Control Number 84 is cross-collateralized and cross-defaulted with the mortgage loans represented by Control Numbers 50, 69 and 76; however, these three mortgage loans are only cross-collateralized and cross-defaulted with Control Number 84 individually, and not with each other or as a group of loans.

3.	The Admin Fee % includes the primary servicing fee, master servicing fee, correspondent fee, sub-servicing fee and trustee fees applicable to each mortgage loan and with respect to Control Numbers 1 and 4, the primary fee paid to the respective mortgage loan servicer.

4.	Shown from the respective mortgage loan origination date.

5.	Annual Debt Service and Underwritten NCF DSCR (x) for loans with partial interest-only periods are shown after the expiration of the initial interest only period.

6.	For those mortgage loans indicating an Appraisal Date beyond the Cut-off Date, the Appraisal Value ($) and the corresponding Appraisal Date are based on stabilization.

7.	For purposes of calculating the Cut-off Date LTV %, Scheduled Maturity or ARD Date LTV (%), Cut-Off Date Balance per Sq. Ft./Unit/Pad/Room and Underwritten NCF DSCR (x), the loan amounts used for each of Control Numbers 1, 2 and 4 is the aggregate balance of (a) such mortgage loan and (b) the other mortgage loans or portions thereof in the split loan structure that are pari passu in right of payment with such mortgage loan.

8.	With respect to Control Numbers 6 and 7, the sponsors provided a personal recourse guarantee for $8,625,000, which guaranty terminates after both properties individually attain (i) a debt service coverage ratio of at least 1.25x (based on an amortizing constant) and (ii) occupancy of at least 90%. The current Underwritten NCF DSCR (x) during the initial 60-month interest only period is 1.28x and during the amortizing period is 1.07x. The Underwritten NCF DSCR shown herein in 1.25x.

9.	With respect to Control Numbers 3, 14, 50, 69, 76 and 84, which have subordinate B notes not included in the trust, and with respect to Control Number 8, which has a junior portion included in the trust, the Cut-off Date LTV %, Scheduled Maturity or ARD Date LTV (%), Cut-Off Date Balance per Sq. Ft./Unit/Pad/Room and Underwritten NCF DSCR (x) figures were calculated excluding the respective subordinate B notes or junior portion.

10.	‘‘Hard’’ means each tenant transfers its rent directly to the lockbox account; ‘‘Soft’’ means each tenant transfers its rent directly to the related borrower or property manager who then is required to transfer the funds into the lockbox account; ‘‘Springing’’ means that a no lockbox exists at closing, but upon the occurrence of a trigger event, as defined in the related loan documents, each tenant will be required to transfer its rent directly to the lockbox account and ‘‘Soft, Springing Hard’’ means each tenant transfers its rent directly to the related borrower or property manager who then is required to transfer the funds into the lockbox account; and upon the occurrence of a trigger event, as defined in the related loan documents, each tenant will be required to transfer its rent directly to the lockbox account.

11.	With respect to Control Number 31, the borrower is required to make monthly fixed interest only payments of $69,865.77 through November 1, 2008. Commencing on December 1, 2008 and continuing through the maturity date of the loan, the borrower is required to make monthly payments of principal and interest in the amount of $86,361.21.

12.	With respect to Control Numbers 119, 120 and 121, monthly payments occur on the 15th day of each month. Therefore, with respect to these three loans and each distribution date, scheduled payments made by the related borrower in the month of the related distribution date will be distributed to certificate holders on the subsequent distribution date. On the first distribution date, certificate holders will receive interest only, which will be deposited by the related mortgage loan seller on the closing date. For these mortgage loans, a one-month interest only payment will be reserved on the closing date to fund a full month of interest to the trust for the February 2006 distribution date. The February 2006 payment of principal and interest due on these mortgage loans will become part of the March distribution payment. Subsequent payments on these mortgage loans are as follows:

With respect to Control Number 119, the monthly principal and interest payment is $8,207.00 through and including May 15, 2006. Payments of principal and interest in the amount on $9,028.00 begin on the June 15, 2006 through and including May 15, 2011. Payments of principal and interest in the amount on $9,931.00 begin on the June 15, 2011 through and including May 15, 2016. Payments of principal and interest in the amount on $10,924.00 begin on the June 15, 2016 through and including May 15, 2021. Payments of principal and interest in the amount on $12,015.94 begin on the June 15, 2021 through and including December 15, 2024.

With respect to Control Number 120, the monthly principal and interest payment is $7,891.00 through and including July 15, 2006. Payments of principal and interest in the amount on $8,681.00 begin on the August 15, 2006 through and including July 15, 2011. Payments of principal and interest in the amount on $9,549.00 begin on the August 15, 2011 through and including July 15, 2016. Payments of principal and interest in the amount on $10,503.00 begin on the August 15, 2016 through and including July 15, 2021. Payments of principal and interest in the amount on $11,554.01 begin on the August 15, 2021 through and including December 15, 2024.

With respect to Control Number 121, the monthly principal and interest payment is $7,282.00 through and including May 15, 2006. Payments of principal and interest in the amount on $8,010.00 begin on the June 15, 2006 through and including May 15, 2011. Payments of principal and interest in the amount on $8,811.00 begin on the June 15, 2011 through and including May 15, 2016. Payments of principal and interest in the amount on $9,692.00 begin on the June 15, 2016 through and including October 15, 2019. Payments of principal and interest in the amount on $10,661.05 begin on the November 15, 2019 through and including October 15, 2024.

FOOTNOTES FOR THE MULTIFAMILY AND MANUFACTURED HOUSING ANNEX

1.	GMACCM—GMAC Commercial Mortgage Corporation, GACC—German American Capital Corporation, CWCapital—CWCapital LLC, MSMC—Morgan Stanley Mortgage Capital Inc.

CERTAIN CHARACTERISTICS OF THE MULTIFAMILY LOANS

CONTROL  LOAN        LOAN SELLER/
NUMBER   NUMBER      ORIGINATOR (1)  PROPERTY NAME                                  STREET ADDRESS
-------  ----------  --------------  ---------------------------------------------  ----------------------------------------------

3        48270       GMACCM          Seven Springs Village                          9300 Cherry Hill Rd.
         ROLLUP      GACC            Beyman Multifamily Portfolio                   Various
6        DBM24292    GACC            Empirian on Central                            4140 North Central Avenue
7        DBM24295    GACC            Southwind                                      7991 Capilano Drive
15       05-21968    MSMC            Main Street Village Apartments                 25300 Constitution
17       51310       GMACCM          ELS Portfolio- Hillcrest Village               1600 Sable Boulevard
22       DBM23689    GACC            Mission Greensboro Apartments                  Various
22       DBM23689-1  GACC            Mission Oakridge Apartments                    5856 Old Oak Ridge Road
22       DBM23689-2  GACC            Mission Friendly Ridge Apartments              1-A Saint Croix Place
23       51311       GMACCM          ELS Portfolio- The Winds of St. Armands North  4000 North Tuttle Avenue
31       51185       GMACCM          Highline Club Apartments                       22123 Solomon Boulevard
32       DBM23354    GACC            Mission Heritage Park Apartments               4350 Jimmy Carter Boulevard
34       0           MSMC            Summer Chase Apartments                        100 Hunsberger Drive
36       51312       GMACCM          ELS Portfolio- Central Park                    205 West Bell Road
38       51313       GMACCM          ELS Portfolio- Lake Haven                      1415 Main Street
44       50573       GMACCM          Country Club Portfolio- Terrace                5404 East Cortland Boulevard
45       50575       GMACCM          Country Club Portfolio- Meadows                5303 East Cortland Boulevard
46       DBM24479    GACC            Chez Ronnee and The Bungalows                  3030-3040 1/4 Shrine Place
50       DBM24353    GACC            Country Creek Apartments                       10300 South Western
51       51314       GMACCM          ELS Portfolio- Pueblo Grande                   999 Fortino Boulevard
52       17301       CWCapital       Palmetto Pointe                                1005 Alice Drive
53       51034       GMACCM          Providence Hill Apartments                     2501 South Providence Road
55       49255       GMACCM          Country Club Portfolio- Vista                  5250 East Cortland Boulevard
57       DBM24509    GACC            Hampton Cove Apartments                        3526 Langrehr Road
59       17783       CWCapital       Wesley Highland Terrace                        366 South Highland Street
62       51083       GMACCM          High River Apartments                          1900 Rice Mine Road
63       50416       GMACCM          Shellbrook Apartments                          901 Shellbrook Court
65       DBM24474    GACC            Habitat Soozee                                 701-711 32nd Street
69       DBM24354    GACC            Wood Run Village Apartments                    11501 Lochwood Drive
72       DBM24471    GACC            Providence                                     2640, 2646 & 2658 Menlo Avenue
73       05-20984    MSMC            Winter Haven MHC                               50 Charlotte Drive
76       DBM24352    GACC            Willowpark Apartments                          6701 Northwest Maple
78       50143       GMACCM          Park Glen Apartments                           7906 Allard Court
79       DBM24473    GACC            Roma, Pisa, Corsica                            3025, 3039 Shrine Place & 715 West 32nd Street
83       50711       GMACCM          Riverside North Apartments                     1587 Riverside Drive
84       DBM24355    GACC            Winchester Run Apartments                      201 SE 89th Street
90       50655       GMACCM          Country Club Village MHC                       2060 North Center Street
91       18056       CWCapital       Greenwood Place                                300 Greenwood Avenue
92       DBM24480    GACC            Tropicana                                      1256 West 29th Street
94       50992       GMACCM          Salem Manor Apartments                         124 Yorke Street
97       DBM24472    GACC            Chateau Sera                                   2343 Scarff Street
99       DBM24477    GACC            Baywood Apartments                             57 Baywood Lane
106      DBM24288    GACC            Hampton Gardens Apartments                     13451 Philmont Avenue
107      50417       GMACCM          Montecito West Apartments                      1313 Hardimont Road
108      50827       GMACCM          Parkway East Apartments                        1817 Amberwood Drive
109      DBM24478    GACC            Ellendale West                                 2633 Ellendale Avenue
114      49848       GMACCM          Village Green MHC                              200 Village Green Drive

                                                                                                    CUT-OFF DATE
CONTROL                                                                                  CURRENT     BALANCE PER
NUMBER   CITY           COUNTY         STATE           ZIP CODE      PROPERTY TYPE     BALANCE ($)   UNIT OR PAD
-------  -------------  -------------  --------------  --------  --------------------  -----------  ------------

3        College Park   Prince George  Maryland          20740        Multifamily       93,000,000      94,608
         Various        Various        Various          Various       Multifamily       67,625,000      93,924
6        Phoenix        Maricopa       Arizona           85012        Multifamily       39,500,000      93,924
7        Memphis        Shelby         Tennessee         38125        Multifamily       28,125,000      93,924
15       Novi           Oakland        Michigan          48375        Multifamily       28,090,907     189,803
17       Aurora         Adams          Colorado          80011   Manufactured Housing   27,200,000      45,183
22       Greensboro     Guilford       North Carolina    27410        Multifamily       22,000,000      49,107
22       Greensboro     Guilford       North Carolina    27410        Multifamily       11,300,000
22       Greensboro     Guilford       North Carolina    27410        Multifamily       10,700,000
23       Sarasota       Sarasota       Florida           34234   Manufactured Housing   20,200,000      42,887
31       Novi           Oakland        Michigan          48375        Multifamily       15,500,000      96,875
32       Norcross       Gwinnett       Georgia           30093        Multifamily       14,200,000      45,513
34       Limerick       Montgomery     Pennsylvania      19468        Multifamily       14,077,388      71,098
36       Phoenix        Maricopa       Arizona           85023   Manufactured Housing   12,600,000      43,003
38       Dunedin        Pinellas       Florida           34698   Manufactured Housing   11,500,000      30,343
44       Flagstaff      Coconino       Arizona           86004        Multifamily       10,500,000      52,239
45       Flagstaff      Coconino       Arizona           86004        Multifamily       10,300,000      58,192
46       Los Angeles    Los Angeles    California        90007        Multifamily        9,885,365     235,366
50       Oklahoma City  Cleveland      Oklahoma          73139        Multifamily        8,060,000      25,188
51       Pueblo         Pueblo         Colorado          81008   Manufactured Housing    7,800,000      30,952
52       Sumter         Sumter         South Carolina    29150        Multifamily        7,634,000      53,014
53       Columbia       Boone          Missouri          65203        Multifamily        7,593,500      53,101
55       Flagstaff      Coconino       Arizona           86004        Multifamily        7,400,000      56,061
57       Baltimore      Baltimore      Maryland          21244        Multifamily        7,200,000      48,649
59       Memphis        Shelby         Tennessee         38111        Multifamily        6,529,306      66,626
62       Tuscaloosa     Tuscaloosa     Alabama           35406        Multifamily        6,200,000      40,789
63       Raleigh        Wake           Virginia          27609        Multifamily        6,150,000      25,840
65       Los Angeles    Los Angeles    California        90007        Multifamily        6,049,495     252,062
69       Yukon          Canadian       Oklahoma          73099        Multifamily        5,600,000      29,167
72       Los Angeles    Los Angeles    California        90007        Multifamily        5,536,425     276,821
73       Winter Haven   Polk           Florida           33880   Manufactured Housing    5,400,000      22,689
76       Lawton         Comanche       Oklahoma          73505        Multifamily        5,040,000      31,500
78       Glen Burnie    Anne Arundel   Maryland          21061        Multifamily        4,900,000      28,161
79       Los Angeles    Los Angeles    California        90007        Multifamily        4,625,151     125,004
83       South Bend     St. Joseph     Indiana           44616        Multifamily        4,560,000      31,233
84       Oklahoma City  Oklahoma       Oklahoma          73149        Multifamily        4,535,000      23,620
90       Mesa           Maricopa       Arizona           85201   Manufactured Housing    4,179,702       8,495
91       Clarksville    Montgomery     Tennessee         37040        Multifamily        4,178,877      64,290
92       Los Angeles    Los Angeles    California        90007        Multifamily        3,806,391     126,880
94       Salem          Salem          New Jersey        08079        Multifamily        3,692,066      43,953
97       Los Angeles    Los Angeles    California        90007        Multifamily        3,548,337     118,278
99       Yarmouth       Cumberland     Maine             04096        Multifamily        3,440,000      61,429
106      Philadelphia   Philadelphia   Pennsylvania      19116        Multifamily        2,600,000      36,111
107      Raleigh        Wake           North Carolina    27609        Multifamily        2,550,000      19,030
108      Birmingham     Jefferson      Alabama           35215        Multifamily        2,395,079      23,030
109      Los Angeles    Los Angeles    California        90007        Multifamily        2,185,170     121,398
114      Princeton      Mercer         West Virginia     24740   Manufactured Housing    1,650,000      10,313

                                             STUDIOS              1 BEDROOM             2 BEDROOM             3 BEDROOM
                                      --------------------  --------------------  --------------------  --------------------
CONTROL                                          AVG RENT              AVG RENT              AVG RENT              AVG RENT
NUMBER   UTILITIES PAID BY TENANT     # UNITS  PER MO. ($)  # UNITS  PER MO. ($)  # UNITS  PER MO. ($)  # UNITS  PER MO. ($)
-------  ---------------------------  -------  -----------  -------  -----------  -------  -----------  -------  -----------

3        Electric, Gas, Water, Sewer    112         892       432         993       391         1,288      46       1,557
         Electric, Gas, Water, Sewer                          468         714       200         1,102      52       1,449
6        Electric, Gas, Water, Sewer                          282         688       120         1,150      12       1,550
7        Electric, Gas, Water, Sewer                          186         754        80         1,029      40       1,419
15       Electric, Gas, Water                                                        89         1,856      59       2,081
17       Electric, Water                                      452         527       150           527
22       Electric                                             108         558       340           660
22       Electric                                              72         557       160           656
22       Electric                                              36         559       180           664
23       Electric, Water                                                            471           414
31       Electric, Gas                                         32         894       128         1,104
32       Electric, Water, Sewer                               164         737       148           910
34       Electric, Gas                                         50       1,004       124         1,251      24       1,571
36       Electric, Gas, Water                                 259         438        34           466
38       Electric, Water                                                            379           466
44       Electric, Gas, Water, Sewer                           40         702       161           802
45       Electric, Gas, Water, Sewer                           40         711       137           804
46       Electric                                              10       1,320        32         2,686
50       Electric                                             240         419        80           550
51       Electric, Water                                      223         325        29           325
52       Electric, Water, Sewer                                24         625       108           708      12         833
53       None                                                  46         541        97           775
55       Electric, Gas, Water, Sewer                           60         703        72           813
57       Electric, Gas                    2         564        63         600        77           687       6         848
59       None                                                  65       1,462        33         1,960
62       Electric, Water, Sewer                                40         462        88           557      24         713
63       Electric, Water, Sewer                               152         556        86           714
65       Electric                                                                    24         2,523
69       Electric                                             144         416        48           549
72       Electric                                                                    14         2,413       4       3,180
73       Electric                                             175         291        63           291
76       Electric                                             120         458        40           625
78       Electric, Gas, Water, Sewer                           26         488       130           580      18         715
79       Electric                                              35       1,243         1         1,595       1       1,995
83       Electric, Gas                                         30         560        96           698      20         910
84       Electric                                             144         419        48           550
90       Electric, Water, Sewer                               293         395       199           405
91       Electric, Gas, Water, Sewer                           35         724        29           830       1         925
92       Electric                         9       1,193        21       1,330
94       Electric, Gas                                                               84           658
97       Electric                        17       1,049        13       1,275
99       Electric                                              18         766        38           897
106      Electric, Gas                   24         544                              48           695
107      Electric, Water, Sewer                                90         526        44           695
108      Electric, Water, Sewer                                24         396        73           475       7         618
109      Electric                        18       1,286
114      Electric, Water                                                            157           144

               4 BEDROOM             5 BEDROOM
         --------------------  --------------------    NUMBER
CONTROL             AVG RENT              AVG RENT       OF
NUMBER   # UNITS  PER MO. ($)  # UNITS  PER MO. ($)  ELEVATORS
-------  -------  -----------  -------  -----------  ---------

3           2        1,729                               5
                                                         0
6                                                        0
7                                                        0
15                                                       0
17                                                       0
22                                                       0
22                                                       0
22                                                       0
23                                                       0
31                                                       0
32                                                       0
34                                                       1
36                                                       0
38                                                       0
44                                                       0
45                                                       0
46                                                       0
50                                                       0
51                                                       0
52                                                       0
53                                                       0
55                                                       0
57                                                       0
59                                                       2
62                                                       0
63                                                       0
65                                                       0
69                                                       0
72                                2        4,505         0
73                                                       0
76                                                       0
78                                                       0
79                                                       0
83                                                       0
84                                                       0
90                                                       0
91                                                       1
92                                                       0
94                                                       0
97                                                       0
99                                                       0
106                                                      0
107                                                      0
108                                                      0
109                                                      0
114         3          348                               0

Aggregate Pool
Distribution of Cut-Off Date Principal Balances

Range of Cut-Off Date Balance Distribution ($)	Number of Mortgage Loans	Cut-Off Date Balance	Percentage of Aggregate Cut-Off Date Balance	Minimum Cut-Off Date Balance	Maximum Cut-Off Date Balance	Average Cut-Off Date Balance	Minimum DSCR		Maximum DSCR		Weighted Average DSCR		Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (mos.)	Minimum Cut-Off Date LTV	Maximum Cut-Off Date LTV	Weighted Average Cut-Off Date LTV
1,005,767 – 1,999,999	11	$15,908,567	0.93%	$1,005,767	$1,950,000	$1,446,233	1.05	x	2.54	x	1.53	x	6.169%	132.1	47.56%	79.71%	68.33%
2,000,000 – 2,999,999	8	20,291,555	1.18	2,100,000	2,867,121	2,536,444	1.20		2.04		1.41		5.473	111.7	52.58	80.00	69.79
3,000,000 – 3,999,999	11	38,646,304	2.25	3,150,000	3,806,391	3,513,300	1.20		1.82		1.37		5.446	118.1	62.07	80.00	70.67
4,000,000 – 5,999,999	25	122,319,218	7.12	4,178,877	5,940,000	4,892,769	1.20		3.00		1.50		5.435	113.7	33.14	80.00	68.69
6,000,000 – 7,999,999	16	109,201,344	6.35	6,000,000	7,800,000	6,825,084	1.20		1.94		1.37		5.537	108.5	56.94	80.00	74.23
8,000,000 – 9,999,999	5	44,882,884	2.61	8,060,000	9,885,365	8,976,577	1.20		1.54		1.33		5.589	111.3	69.62	79.92	74.96
10,000,000 – 14,999,999	14	166,723,150	9.70	10,300,000	14,200,000	11,908,796	1.13		1.96		1.39		5.505	116.2	41.96	79.51	68.47
15,000,000 – 29,999,999	18	390,038,923	22.69	15,500,000	28,125,000	21,668,829	1.20		2.71		1.40		5.497	112.1	39.86	80.09	70.34
30,000,000 – 49,999,999	5	174,430,729	10.15	30,830,729	40,500,000	34,886,146	1.23		1.50		1.36		5.414	117.5	72.73	80.00	76.75
50,000,000 – 106,275,000	8	636,338,316	37.02	51,479,500	106,275,000	79,542,289	1.20		2.52		1.60		5.522	98.8	36.62	79.02	69.70
Total/Weighted Average	121	$1,718,780,989	100.00%	$1,005,767	$106,275,000	$14,204,802	1.05	x	3.00	x	1.47	x	5.504%	108.3	33.14%	80.09%	70.80%

Aggregate Pool
Distribution of Property Types

Property Types	Number of Mortgaged Properties	Cut-Off Date Balance	Percentage of Aggregate Cut-Off Date Balance	Minimum Cut-Off Date Balance	Maximum Cut-Off Date Balance	Average Cut-Off Date Balance	Minimum DSCR		Maximum DSCR		Weighted Average DSCR		Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (mos.)	Minimum Cut-Off Date LTV	Maximum Cut-Off Date LTV	Weighted Average Cut-Off Date LTV
Office	27	$513,701,443	29.89%	$1,346,111	$100,000,000	$19,025,979	1.19	x	2.71	x	1.57	x	5.489%	114.8	36.62%	80.00%	68.15%
Multifamily	37	411,187,458	23.92	2,185,170	93,000,000	11,113,175	1.13		2.04		1.33		5.534	100.2	52.58	80.00	73.95
Anchored Retail	76	306,832,790	17.85	663,745	31,600,000	4,037,274	1.21		2.08		1.59		5.298	100.3	62.94	80.09	71.58
Hospitality	10	133,781,942	7.78	3,485,510	32,000,000	13,378,194	1.40		1.82		1.46		5.790	106.1	62.78	79.37	73.64
Special Purpose Retail	1	92,500,000	5.38	92,500,000	92,500,000	92,500,000	1.41		1.41		1.41		5.927	115.0	73.90	73.90	73.90
Manufactured Housing	8	90,529,702	5.27	1,650,000	27,200,000	11,316,213	1.20		1.54		1.27		5.290	118.9	63.62	80.00	77.29
Self Storage	33	67,287,972	3.91	46,847	9,191,644	2,039,029	1.23		2.23		1.44		5.534	115.0	43.31	77.76	51.90
Unanchored Retail	15	48,920,086	2.85	1,005,767	10,512,000	3,261,339	1.05		3.00		1.56		5.506	124.9	33.14	77.81	63.97
Industrial/Warehouse	7	41,944,185	2.44	829,175	18,400,000	5,992,026	1.21		2.54		1.37		5.399	114.3	47.56	80.00	72.56
Mixed Use	2	12,095,412	0.70	4,795,412	7,300,000	6,047,706	1.32		1.54		1.41		5.814	83.4	79.92	80.00	79.97
Total/Weighted Average	216	$1,718,780,989	100.00%	$46,847	$100,000,000	$7,957,319	1.05	x	3.00	x	1.47	x	5.504%	108.3	33.14%	80.09%	70.80%

Aggregate Pool
Distribution of Debt Service Coverage Ratios (NCF)

Range of Debt Service Coverage Ratios (x)	Number of Mortgage Loans	Cut-Off Date Balance	Percentage of Aggregate Cut-Off Date Balance	Minimum Cut-Off Date Balance	Maximum Cut-Off Date Balance	Average Cut-Off Date Balance	Minimum DSCR		Maximum DSCR		Weighted Average DSCR		Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (mos.)	Minimum Cut-Off Date LTV	Maximum Cut-Off Date LTV	Weighted Average Cut-Off Date LTV
1.05 – 1.09	3	$3,223,037	0.19%	$1,005,767	$1,132,430	$1,074,346	1.05	x	1.05	x	1.05	x	8.250%	226.4	72.81%	75.06%	73.60%
1.10 – 1.19	2	15,423,499	0.90	1,346,111	14,077,388	7,711,750	1.13		1.19		1.14		7.261	61.4	60.68	74.78	61.91
1.20 – 1.29	51	729,339,451	42.43	1,848,455	75,933,816	14,300,774	1.20		1.29		1.23		5.522	120.3	63.21	80.09	76.31
1.30 – 1.39	16	84,907,209	4.94	1,533,138	9,191,644	5,306,701	1.30		1.39		1.34		5.489	107.2	54.14	80.00	74.20
1.40 – 1.49	22	434,915,800	25.30	2,100,000	93,000,000	19,768,900	1.40		1.49		1.43		5.611	98.8	43.31	79.37	69.63
1.50 – 1.59	8	170,883,214	9.94	1,650,000	100,000,000	21,360,402	1.50		1.57		1.54		5.233	118.8	60.07	80.00	76.80
1.60 – 1.69	5	23,679,475	1.38	1,283,455	7,400,000	4,735,895	1.65		1.69		1.67		5.604	117.2	54.33	77.32	69.70
1.70 – 1.89	4	24,161,059	1.41	3,485,510	10,500,000	6,040,265	1.72		1.84		1.80		5.539	117.6	41.96	72.41	55.59
1.90 – 1.99	2	17,376,029	1.01	6,150,000	11,226,029	8,688,015	1.94		1.96		1.95		5.339	118.0	56.13	56.94	56.42
2.00 – 3.00	8	214,872,216	12.50	1,397,216	106,275,000	26,859,027	2.04		3.00		2.31		5.281	77.8	33.14	65.00	51.94
Total/Weighted Average	121	$1,718,780,989	100.00%	$1,005,767	$106,275,000	$14,204,802	1.05	x	3.00	x	1.47	x	5.504%	108.3	33.14%	80.09%	70.80%

Aggregate Pool
Distribution of Mortgage Interest Rates

Range of Mortgage Rates (%)	Number of Mortgage Loans	Cut-Off Date Balance	Percentage of Aggregate Cut-Off Date Balance	Minimum Cut-Off Date Balance	Maximum Cut-Off Date Balance	Average Cut-Off Date Balance	Minimum DSCR		Maximum DSCR		Weighted Average DSCR		Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (mos.)	Minimum Cut-Off Date LTV	Maximum Cut-Off Date LTV	Weighted Average Cut-Off Date LTV
4.950 – 4.999	2	$18,700,000	1.09%	$4,500,000	$14,200,000	$9,350,000	1.21	x	2.08	x	1.42	x	4.958%	100.3	62.94%	78.45%	74.72%
5.000 – 5.249	22	429,610,123	25.00	2,800,000	106,275,000	19,527,733	1.21		3.00		1.59		5.158	103.0	33.14	80.00	73.17
5.250 – 5.499	39	542,818,384	31.58	1,283,455	93,000,000	13,918,420	1.20		2.54		1.53		5.361	105.7	36.62	80.09	65.99
5.500 – 5.749	37	255,885,853	14.89	1,346,111	32,000,000	6,915,834	1.19		2.71		1.49		5.618	112.0	39.86	80.00	68.71
5.750 – 5.999	13	403,687,852	23.49	1,533,138	92,500,000	31,052,912	1.20		1.82		1.29		5.833	115.0	64.25	79.93	76.28
6.000 – 6.499	3	31,687,785	1.84	2,100,000	22,287,785	10,562,595	1.32		1.43		1.40		6.084	97.1	68.85	80.00	74.73
6.500 – 8.250	5	36,390,993	2.12	1,005,767	19,090,567	7,278,199	1.05		1.23		1.18		7.060	123.5	60.68	75.06	63.15
Total/Weighted Average	121	$1,718,780,989	100.00%	$1,005,767	$106,275,000	$14,204,802	1.05	x	3.00	x	1.47	x	5.504%	108.3	33.14%	80.09%	70.80%

Aggregate Pool
Distribution of Amortization Types

Amortization Types	Number of Mortgage Loans	Cut-Off Date Balance	Percentage of Aggregate Cut-Off Date Balance	Minimum Cut-Off Date Balance	Maximum Cut-Off Date Balance	Average Cut-Off Date Balance	Minimum DSCR		Maximum DSCR		Weighted Average DSCR		Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (mos.)	Minimum Cut-Off Date LTV	Maximum Cut-Off Date LTV	Weighted Average Cut-Off Date LTV
Interest Only, then Amortizing Balloon	63	$854,594,834	49.72%	$2,100,000	$92,500,000	$13,564,997	1.20	x	1.84	x	1.30	x	5.504%	118.2	41.96%	80.09%	75.20%
Amortizing Balloon	38	382,297,551	22.24	1,283,455	75,933,816	10,060,462	1.13		2.23		1.38		5.662	109.4	43.31	80.00	69.90
Interest Only	12	348,125,000	20.25	2,550,000	106,275,000	29,010,417	1.30		3.00		1.98		5.334	76.6	33.14	79.51	59.63
Interest Only/ARD	3	106,450,000	6.19	1,950,000	100,000,000	35,483,333	1.56		2.54		1.60		5.214	116.2	47.56	77.92	76.73
Fully Amortizing	1	19,090,567	1.11	19,090,567	19,090,567	19,090,567	1.23		1.23		1.23		6.600	156.0	63.21	63.21	63.21
Interest Only, then Amortizing Balloon/ARD	1	5,000,000	0.29	5,000,000	5,000,000	5,000,000	1.43		1.43		1.43		5.544	119.0	67.57	67.57	67.57
Fully Amortizing with Graduated P&I Payment	3	3,223,037	0.19	1,005,767	1,132,430	1,074,346	1.05		1.05		1.05		8.250	226.4	72.81	75.06	73.60
Total/Weighted Average	121	$1,718,780,989	100.00%	$1,005,767	$106,275,000	$14,204,802	1.05	x	3.00	x	1.47	x	5.504%	108.3	33.14%	80.09%	70.80%

Aggregate Pool
Distribution of Cut-Off Date Loan-to-Values

Range of Cut-Off Date Loan-to-Value Ratios (%)	Number of Mortgage Loans	Cut-Off Date Balance	Percentage of Aggregate Cut-Off Date Balance	Minimum Cut-Off Date Balance	Maximum Cut-Off Date Balance	Average Cut-Off Date Balance	Minimum DSCR		Maximum DSCR		Weighted Average DSCR		Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (mos.)	Minimum Cut-Off Date LTV	Maximum Cut-Off Date LTV	Weighted Average Cut-Off Date LTV
33.14 – 50.00	7	$157,181,991	9.14%	$1,950,000	$65,000,000	$22,454,570	1.42	x	3.00	x	2.21	x	5.401%	105.4	33.14%	47.56%	39.75%
50.01 – 55.00	3	12,650,000	0.74	2,550,000	5,200,000	4,216,667	1.35		2.04		1.61		5.519	118.4	52.58	54.33	53.90
55.01 – 60.00	4	23,373,245	1.36	1,397,216	11,226,029	5,843,311	1.81		2.23		1.94		5.385	118.0	55.89	59.74	57.04
60.01 – 65.00	12	192,400,210	11.19	2,600,000	106,275,000	16,033,351	1.13		2.08		1.76		5.528	82.0	60.07	65.00	63.95
65.01 – 70.00	20	95,469,011	5.55	1,283,455	10,607,732	4,773,451	1.20		1.69		1.33		5.567	116.6	65.01	69.62	67.96
70.01 – 75.00	23	434,033,936	25.25	1,084,841	93,000,000	18,871,041	1.05		1.72		1.38		5.665	100.2	70.07	74.93	73.15
75.01 – 80.00	51	785,172,596	45.68	1,005,767	100,000,000	15,395,541	1.05		1.65		1.31		5.430	118.2	75.06	80.00	78.21
80.01 – 80.09	1	18,500,000	1.08	18,500,000	18,500,000	18,500,000	1.21		1.21		1.21		5.322	117.0	80.09	80.09	80.09
Total/Weighted Average	121	$1,718,780,989	100.00%	$1,005,767	$106,275,000	$14,204,802	1.05	x	3.00	x	1.47	x	5.504%	108.3	33.14%	80.09%	70.80%

Aggregate Pool
Distribution of Mortgaged Properties by State/Location

Property State/Location	Number of Mortgaged Properties	Cut-Off Date Balance	Percentage of Aggregate Cut-Off Date Balance	Minimum Cut-Off Date Balance	Maximum Cut-Off Date Balance	Average Cut-Off Date Balance	Minimum DSCR		Maximum DSCR		Weighted Average DSCR		Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (mos.)	Minimum Cut-Off Date LTV	Maximum Cut-Off Date LTV	Weighted Average Cut-Off Date LTV
California	51	$344,439,336	20.04%	$668,144	$65,000,000	$6,753,712	1.20	x	3.00	x	1.74	x	5.373%	103.2	33.14%	77.88%	62.36%
Florida	11	231,955,567	13.50	1,677,155	92,500,000	21,086,870	1.20		1.69		1.32		5.735	116.2	43.31	80.00	74.80
Arizona	16	145,234,319	8.45	249,860	39,500,000	9,077,145	1.25		2.71		1.69		5.531	105.5	39.86	79.51	67.55
Virginia	4	136,150,000	7.92	5,000,000	100,000,000	34,037,500	1.41		1.94		1.54		5.351	119.5	56.94	79.37	76.86
Maryland	4	108,626,634	6.32	3,526,634	93,000,000	27,156,658	1.23		1.46		1.44		5.438	64.9	43.31	80.00	69.93
Colorado	10	77,168,392	4.49	3,679,000	27,200,000	7,716,839	1.21		1.47		1.29		5.404	113.2	68.19	80.00	77.23
Ohio	11	74,267,145	4.32	266,512	18,453,190	6,751,559	1.20		1.84		1.34		5.731	119.4	41.96	79.92	69.45
Pennsylvania	7	61,300,510	3.57	663,745	30,830,729	8,757,216	1.13		1.47		1.36		5.756	102.4	44.75	74.83	68.32
New York	21	55,910,278	3.25	829,175	31,600,000	2,662,394	1.23		1.81		1.44		5.666	129.2	59.74	80.00	72.56
New Jersey	2	55,842,066	3.25	3,692,066	52,150,000	27,921,033	1.20		1.28		1.21		5.728	118.0	78.55	79.02	78.99
Michigan	5	53,205,611	3.10	1,869,524	28,090,907	10,641,122	1.20		1.42		1.22		5.320	118.2	43.31	79.90	76.36
North Carolina	6	45,272,878	2.63	976,767	18,400,000	7,545,480	1.19		2.04		1.31		5.128	116.2	44.75	80.00	77.19
New Hampshire	3	41,959,203	2.44	1,084,841	32,000,000	13,986,401	1.05		1.44		1.42		5.722	114.0	72.73	73.34	72.86
Texas	10	39,029,511	2.27	1,363,014	11,226,029	3,902,951	1.24		2.23		1.57		5.359	112.6	43.31	76.37	60.77
Tennessee	3	38,833,183	2.26	4,178,877	28,125,000	12,944,394	1.25		1.41		1.29		5.656	111.6	76.96	78.67	77.81
South Carolina	2	27,616,673	1.61	7,634,000	19,982,673	13,808,336	1.32		1.40		1.38		5.758	75.6	74.56	79.77	76.00
Georgia	5	26,330,195	1.53	1,533,138	14,200,000	5,266,039	1.21		1.82		1.41		5.308	115.6	43.31	78.45	73.14
Oklahoma	4	23,235,000	1.35	4,535,000	8,060,000	5,808,750	1.20		1.35		1.24		5.539	118.0	68.71	80.00	75.93
Oregon	2	19,058,380	1.11	558,380	18,500,000	9,529,190	1.21		1.46		1.22		5.326	117.0	44.75	80.09	79.05
Connecticut	4	12,928,741	0.75	1,132,430	4,698,479	3,232,185	1.05		1.46		1.27		5.447	128.5	44.75	76.37	68.84
Alabama	4	12,400,846	0.72	1,005,767	6,200,000	3,100,211	1.05		1.47		1.37		5.588	96.2	70.51	80.00	74.33
Nevada	5	11,999,868	0.70	1,817,352	3,100,189	2,399,974	2.06		2.06		2.06		5.211	57.0	65.00	65.00	65.00
Minnesota	2	10,285,000	0.60	3,770,000	6,515,000	5,142,500	1.20		1.56		1.33		5.575	118.0	65.57	76.65	72.59
Indiana	4	9,411,641	0.55	46,847	4,560,000	2,352,910	1.24		1.46		1.28		5.189	118.2	44.75	78.22	74.37
Missouri	1	7,593,500	0.44	7,593,500	7,593,500	7,593,500	1.27		1.27		1.27		5.880	119.0	79.93	79.93	79.93
Illinois	2	7,302,862	0.42	1,730,218	5,572,644	3,651,431	1.24		1.42		1.28		5.172	119.1	43.31	76.65	68.75
Wisconsin	2	5,038,080	0.29	1,848,455	3,189,626	2,519,040	1.22		1.24		1.23		5.407	119.6	72.49	76.65	75.12
Washington	4	5,004,948	0.29	425,223	2,794,185	1,251,237	1.21		1.46		1.32		5.442	117.1	44.75	68.15	57.81
Massachusetts	1	4,589,604	0.27	4,589,604	4,589,604	4,589,604	1.38		1.38		1.38		5.020	118.0	70.07	70.07	70.07
North Dakota	1	4,500,000	0.26	4,500,000	4,500,000	4,500,000	2.08		2.08		2.08		4.950	57.0	62.94	62.94	62.94
District of Columbia	2	3,995,471	0.23	486,686	3,508,785	1,997,736	1.42		1.46		1.42		5.470	116.0	43.31	44.75	43.49
New Mexico	1	3,982,819	0.23	3,982,819	3,982,819	3,982,819	1.24		1.24		1.24		5.080	120.0	76.54	76.54	76.54
Maine	1	3,440,000	0.20	3,440,000	3,440,000	3,440,000	1.29		1.29		1.29		5.624	120.0	80.00	80.00	80.00
Hawaii	1	3,150,000	0.18	3,150,000	3,150,000	3,150,000	1.25		1.25		1.25		5.690	120.0	76.83	76.83	76.83
Iowa	1	2,867,121	0.17	2,867,121	2,867,121	2,867,121	1.23		1.23		1.23		5.460	118.0	77.49	77.49	77.49
Arkansas	1	1,950,000	0.11	1,950,000	1,950,000	1,950,000	2.54		2.54		2.54		5.498	58.0	47.56	47.56	47.56
West Virginia	1	1,650,000	0.10	1,650,000	1,650,000	1,650,000	1.54		1.54		1.54		5.380	120.0	79.71	79.71	79.71
Alaska	1	1,255,608	0.07	1,255,608	1,255,608	1,255,608	1.46		1.46		1.46		5.470	116.0	44.75	44.75	44.75
Total/Weighted Average	216	$1,718,780,989	100.00%	$46,847	$100,000,000	$7,957,319	1.05	x	3.00	x	1.47	x	5.504%	108.3	33.14%	80.09%	70.80%

Aggregate Pool
Distribution of Remaining Amortization Terms

Range of Remaining Amortization Terms (mos)	Number of Mortgage Loans	Cut-Off Date Balance	Percentage of Aggregate Cut-Off Date Balance	Minimum Cut-Off Date Balance	Maximum Cut-Off Date Balance	Average Cut-Off Date Balance	Minimum DSCR		Maximum DSCR		Weighted Average DSCR		Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (mos.)	Minimum Cut-Off Date LTV	Maximum Cut-Off Date LTV	Weighted Average Cut-Off Date LTV
Interest Only	15	$454,575,000	26.45%	$1,950,000	$106,275,000	$30,305,000	1.30	x	3.00	x	1.89	x	5.306%	85.9	33.14%	79.51%	63.63%
156 – 240	7	43,437,816	2.53	1,005,767	19,090,567	6,205,402	1.05		1.52		1.21		6.807	122.6	60.68	77.49	64.14
241 – 300	12	127,647,905	7.43	1,346,111	25,000,000	10,637,325	1.19		1.82		1.46		5.703	113.8	43.31	79.37	62.80
301 – 360	87	1,093,120,268	63.60	1,283,455	92,500,000	12,564,601	1.20		2.23		1.31		5.512	116.4	41.96	80.09	74.98
Total/Weighted Average	121	$1,718,780,989	100.00%	$1,005,767	$106,275,000	$14,204,802	1.05	x	3.00	x	1.47	x	5.504%	108.3	33.14%	80.09%	70.80%

Aggregate Pool
Distribution of Original Terms to Maturity

Range of Original Terms to Maturity (mos)	Number of Mortgage Loans	Cut-Off Date Balance	Percentage of Aggregate Cut-Off Date Balance	Minimum Cut-Off Date Balance	Maximum Cut-Off Date Balance	Average Cut-Off Date Balance	Minimum DSCR		Maximum DSCR		Weighted Average DSCR		Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (mos.)	Minimum Cut-Off Date LTV	Maximum Cut-Off Date LTV	Weighted Average Cut-Off Date LTV
60 – 80	10	$272,986,550	15.88%	$1,950,000	$106,275,000	$27,298,655	1.32	x	2.71	x	1.83	x	5.401%	56.8	39.86%	80.00%	65.79%
81 – 100	2	15,274,362	0.89	6,400,000	8,874,362	7,637,181	1.36		1.40		1.38		5.585	81.2	73.34	80.00	76.13
101 – 120	103	1,304,206,473	75.88	1,283,455	100,000,000	12,662,199	1.13		3.00		1.41		5.470	117.4	33.14	80.09	71.62
121 – 180	2	104,000,000	6.05	11,500,000	92,500,000	52,000,000	1.28		1.41		1.40		5.902	121.7	73.90	76.39	74.18
181 – 282	4	22,313,605	1.30	1,005,767	19,090,567	5,578,401	1.05		1.23		1.20		6.838	166.2	63.21	75.06	64.71
Total/Weighted Average	121	$1,718,780,989	100.00%	$1,005,767	$106,275,000	$14,204,802	1.05	x	3.00	x	1.47	x	5.504%	108.3	33.14%	80.09%	70.80%

Aggregate Pool
Distribution of Remaining Terms to Maturity

Range of Remaining Terms to Maturity (mos)	Number of Mortgage Loans	Cut-Off Date Balance	Percentage of Aggregate Cut-Off Date Balance	Minimum Cut-Off Date Balance	Maximum Cut-Off Date Balance	Average Cut-Off Date Balance	Minimum DSCR		Maximum DSCR		Weighted Average DSCR		Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (mos.)	Minimum Cut-Off Date LTV	Maximum Cut-Off Date LTV	Weighted Average Cut-Off Date LTV
55 – 80	12	$293,463,938	17.07%	$1,950,000	$106,275,000	$24,455,328	1.13	x	2.71	x	1.78	x	5.498%	57.2	39.86%	80.00%	65.85%
81 – 100	1	8,874,362	0.52	8,874,362	8,874,362	8,874,362	1.40		1.40		1.40		5.680	82.0	73.34	73.34	73.34
101 – 120	103	1,382,629,085	80.44	1,283,455	100,000,000	13,423,583	1.19		3.00		1.41		5.481	117.8	33.14	80.09	71.89
121 – 180	2	30,590,567	1.78	11,500,000	19,090,567	15,295,284	1.23		1.28		1.25		6.262	163.5	63.21	76.39	68.16
201 – 227	3	3,223,037	0.19	1,005,767	1,132,430	1,074,346	1.05		1.05		1.05		8.250	226.4	72.81	75.06	73.60
Total/Weighted Average	121	$1,718,780,989	100.00%	$1,005,767	$106,275,000	$14,204,802	1.05	x	3.00	x	1.47	x	5.504%	108.3	33.14%	80.09%	70.80%

Aggregate Pool
Distribution of Prepayment Provisions

Prepayment Provisions	Number of Mortgage Loans	Cut-Off Date Balance	Percentage of Aggregate Cut-Off Date Balance	Minimum Cut-Off Date Balance	Maximum Cut-Off Date Balance	Average Cut-Off Date Balance	Minimum DSCR		Maximum DSCR		Weighted Average DSCR		Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (mos.)	Minimum Cut-Off Date LTV	Maximum Cut-Off Date LTV	Weighted Average Cut-Off Date LTV
Locked Out, then Defeasance	105	$1,578,119,898	91.82%	$1,283,455	$106,275,000	$15,029,713	1.19	x	2.71	x	1.49	x	5.484%	107.2	36.62%	80.09%	70.82%
Locked Out, then Defeasance, then Prepayment Penalty%	3	51,630,000	3.00	16,440,000	17,780,000	17,210,000	1.24		1.24		1.24		5.080	120.0	76.37	76.65	76.52
Locked Out, then > YM and 1%	10	40,363,136	2.35	1,005,767	9,191,644	4,036,314	1.05		3.00		1.58		5.739	127.2	33.14	80.00	66.46
YM and 1%	1	19,090,567	1.11	19,090,567	19,090,567	19,090,567	1.23		1.23		1.23		6.600	156.0	63.21	63.21	63.21
YM, then Defeasance or YM	1	15,500,000	0.90	15,500,000	15,500,000	15,500,000	1.20		1.20		1.20		5.330	118.0	79.90	79.90	79.90
Locked Out, then > YM and 2%	1	14,077,388	0.82	14,077,388	14,077,388	14,077,388	1.13		1.13		1.13		7.412	56.0	60.68	60.68	60.68
Total/Weighted Average	121	$1,718,780,989	100.00%	$1,005,767	$106,275,000	$14,204,802	1.05	x	3.00	x	1.47	x	5.504%	108.3	33.14%	80.09%	70.80%

Group 1
Distribution of Cut-Off Date Principal Balances

Range of Cut-Off Date Balance Distribution ($)	Number of Mortgage Loans	Cut-Off Date Balance	Percentage of Group 1 Balance	Minimum Cut-Off Date Balance	Maximum Cut-Off Date Balance	Average Cut-Off Date Balance	Minimum DSCR		Maximum DSCR		Weighted Average DSCR		Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (mos.)	Minimum Cut-Off Date LTV	Maximum Cut-Off Date LTV	Weighted Average Cut-Off Date LTV
1,005,767 – 2,999,999	16	$28,655,043	2.03%	$1,005,767	$2,867,121	$1,790,940	1.05	x	2.54	x	1.42	x	5.881%	121.4	47.56%	80.00%	70.32%
3,000,000 – 3,999,999	9	31,514,238	2.24	3,150,000	3,806,391	3,501,582	1.20		1.82		1.38		5.447	117.9	62.07	76.83	68.73
4,000,000 – 5,999,999	19	93,505,341	6.64	4,179,702	5,940,000	4,921,334	1.20		3.00		1.56		5.427	115.2	33.14	79.65	67.32
6,000,000 – 7,999,999	11	73,223,844	5.20	6,000,000	7,800,000	6,656,713	1.20		1.45		1.32		5.518	103.6	62.78	80.00	73.63
8,000,000 – 9,999,999	3	26,937,519	1.91	8,871,512	9,191,644	8,979,173	1.30		1.54		1.41		5.589	106.8	73.34	79.92	77.02
10,000,000 – 14,999,999	11	131,845,761	9.36	10,500,000	14,200,000	11,985,978	1.21		1.96		1.40		5.325	122.5	41.96	78.45	68.16
15,000,000 – 29,999,999	14	305,138,923	21.66	16,440,000	28,125,000	21,795,637	1.21		2.71		1.44		5.571	110.5	39.86	80.09	67.86
30,000,000 – 49,999,999	5	174,430,729	12.38	30,830,729	40,500,000	34,886,146	1.23		1.50		1.36		5.414	117.5	72.73	80.00	76.75
50,000,000 – 106,275,000	7	543,338,316	38.57	51,479,500	106,275,000	77,619,759	1.20		2.52		1.63		5.540	106.1	36.62	79.02	69.47
Total/Weighted Average	95	$1,408,589,714	100.00%	$1,005,767	$106,275,000	$14,827,260	1.05	x	3.00	x	1.50	x	5.508%	111.1	33.14%	80.09%	70.12%

Group 1
Distribution of Property Types

Property Types	Number of Mortgaged Properties	Cut-Off Date Balance	Percentage of Group 1 Balance	Minimum Cut-Off Date Balance	Maximum Cut-Off Date Balance	Average Cut-Off Date Balance	Minimum DSCR		Maximum DSCR		Weighted Average DSCR		Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (mos.)	Minimum Cut-Off Date LTV	Maximum Cut-Off Date LTV	Weighted Average Cut-Off Date LTV
Office	27	$513,701,443	36.47%	$1,346,111	$100,000,000	$19,025,979	1.19	x	2.71	x	1.57	x	5.489%	114.8	36.62%	80.00%	68.15%
Anchored Retail	76	306,832,790	21.78	663,745	31,600,000	4,037,274	1.21		2.08		1.59		5.298	100.3	62.94	80.09	71.58
Multifamily	12	148,396,182	10.54	2,185,170	39,500,000	12,366,349	1.20		1.41		1.25		5.553	115.4	66.32	78.67	75.68
Hospitality	10	133,781,942	9.50	3,485,510	32,000,000	13,378,194	1.40		1.82		1.46		5.790	106.1	62.78	79.37	73.64
Special Purpose Retail	1	92,500,000	6.57	92,500,000	92,500,000	92,500,000	1.41		1.41		1.41		5.927	115.0	73.90	73.90	73.90
Self Storage	33	67,287,972	4.78	46,847	9,191,644	2,039,029	1.23		2.23		1.44		5.534	115.0	43.31	77.76	51.90
Unanchored Retail	15	48,920,086	3.47	1,005,767	10,512,000	3,261,339	1.05		3.00		1.56		5.506	124.9	33.14	77.81	63.97
Manufactured Housing	6	43,129,702	3.06	1,650,000	12,600,000	7,188,284	1.22		1.54		1.28		5.289	118.8	63.62	79.71	75.40
Industrial/Warehouse	7	41,944,185	2.98	829,175	18,400,000	5,992,026	1.21		2.54		1.37		5.399	114.3	47.56	80.00	72.56
Mixed Use	2	12,095,412	0.86	4,795,412	7,300,000	6,047,706	1.32		1.54		1.41		5.814	83.4	79.92	80.00	79.97
Total/Weighted Average	189	$1,408,589,714	100.00%	$46,847	$100,000,000	$7,452,856	1.05	x	3.00	x	1.50	x	5.508%	111.1	33.14%	80.09%	70.12%

Group 1
Distribution of Debt Service Coverage Ratios (NCF)

Range of Debt Service Coverage Ratios (x)	Number of Mortgage Loans	Cut-Off Date Balance	Percentage of Group 1 Balance	Minimum Cut-Off Date Balance	Maximum Cut-Off Date Balance	Average Cut-Off Date Balance	Minimum DSCR		Maximum DSCR		Weighted Average DSCR		Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (mos.)	Minimum Cut-Off Date LTV	Maximum Cut-Off Date LTV	Weighted Average Cut-Off Date LTV
1.05 – 1.09	3	$3,223,037	0.23%	$1,005,767	$1,132,430	$1,074,346	1.05	x	1.05	x	1.05	x	8.250%	226.4	72.81%	75.06%	73.60%
1.10 – 1.19	1	1,346,111	0.10	1,346,111	1,346,111	1,346,111	1.19		1.19		1.19		5.680	118.0	74.78	74.78	74.78
1.20 – 1.29	38	589,873,520	41.88	1,848,455	75,933,816	15,522,987	1.20		1.28		1.23		5.558	120.8	63.21	80.09	75.91
1.30 – 1.39	12	63,154,332	4.48	1,533,138	9,191,644	5,262,861	1.30		1.39		1.34		5.480	107.6	65.01	80.00	74.44
1.40 – 1.49	18	326,420,720	23.17	2,100,000	92,500,000	18,134,484	1.40		1.48		1.42		5.677	110.1	43.31	79.37	69.15
1.50 – 1.59	7	160,583,214	11.40	1,650,000	100,000,000	22,940,459	1.50		1.57		1.55		5.225	118.9	60.07	80.00	76.63
1.60 – 1.69	4	16,279,475	1.16	1,283,455	5,239,759	4,069,869	1.65		1.69		1.67		5.738	117.3	54.33	74.85	66.24
1.70 – 1.99	5	35,387,088	2.51	3,485,510	11,226,029	7,077,418	1.72		1.96		1.85		5.463	117.7	41.96	72.41	55.76
2.00 – 2.20	2	110,775,000	7.86	4,500,000	106,275,000	55,387,500	2.06		2.08		2.06		5.200	57.0	62.94	65.00	64.92
2.21 – 3.00	5	101,547,216	7.21	1,397,216	65,000,000	20,309,443	2.23		3.00		2.59		5.365	99.5	33.14	55.89	37.78
Total/Weighted Average	95	$1,408,589,714	100.00%	$1,005,767	$106,275,000	$14,827,260	1.05	x	3.00	x	1.50	x	5.508%	111.1	33.14%	80.09%	70.12%

Group 1
Distribution of Mortgage Interest Rates

Range of Mortgage Rates (%)	Number of Mortgage Loans	Cut-Off Date Balance	Percentage of Group 1 Balance	Minimum Cut-Off Date Balance	Maximum Cut-Off Date Balance	Average Cut-Off Date Balance	Minimum DSCR		Maximum DSCR		Weighted Average DSCR		Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (mos.)	Minimum Cut-Off Date LTV	Maximum Cut-Off Date LTV	Weighted Average Cut-Off Date LTV
4.950 – 4.999	2	$18,700,000	1.33%	$4,500,000	$14,200,000	$9,350,000	1.21	x	2.08	x	1.42	x	4.958%	100.3	62.94%	78.45%	74.72%
5.000 – 5.249	20	403,050,123	28.61	2,800,000	106,275,000	20,152,506	1.21		3.00		1.62		5.163	102.1	33.14	80.00	72.78
5.250 – 5.499	26	336,431,239	23.88	1,283,455	65,000,000	12,939,663	1.21		2.54		1.60		5.356	115.2	36.62	80.09	61.51
5.500 – 5.749	28	200,312,611	14.22	1,346,111	32,000,000	7,154,022	1.19		2.71		1.55		5.628	111.6	39.86	77.76	66.63
5.750 – 5.999	12	396,094,351	28.12	1,533,138	92,500,000	33,007,863	1.20		1.82		1.29		5.832	114.9	64.25	79.37	76.21
6.000 – 8.250	7	54,001,390	3.83	1,005,767	22,287,785	7,714,484	1.05		1.43		1.32		6.396	125.7	63.21	80.00	70.59
Total/Weighted Average	95	$1,408,589,714	100.00%	$1,005,767	$106,275,000	$14,827,260	1.05	x	3.00	x	1.50	x	5.508%	111.1	33.14%	80.09%	70.12%

Group 1
Distribution of Amortization Types

Amortization Types	Number of Mortgage Loans	Cut-Off Date Balance	Percentage of Group 1 Balance	Minimum Cut-Off Date Balance	Maximum Cut-Off Date Balance	Average Cut-Off Date Balance	Minimum DSCR		Maximum DSCR		Weighted Average DSCR		Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (mos.)	Minimum Cut-Off Date LTV	Maximum Cut-Off Date LTV	Weighted Average Cut-Off Date LTV
Interest Only, then Amortizing Balloon	49	$709,680,469	50.38%	$2,100,000	$92,500,000	$14,483,275	1.20	x	1.84	x	1.31	x	5.534%	118.2	41.96%	80.09%	74.84%
Amortizing Balloon	32	346,920,640	24.63	1,283,455	75,933,816	10,841,270	1.19		2.23		1.39		5.593	111.8	43.31	80.00	69.72
Interest Only	6	218,225,000	15.49	5,700,000	106,275,000	36,370,833	1.30		3.00		2.26		5.293	78.5	33.14	70.51	52.81
Interest Only/ARD	3	106,450,000	7.56	1,950,000	100,000,000	35,483,333	1.56		2.54		1.60		5.214	116.2	47.56	77.92	76.73
Fully Amortizing	1	19,090,567	1.36	19,090,567	19,090,567	19,090,567	1.23		1.23		1.23		6.600	156.0	63.21	63.21	63.21
Interest Only, then Amortizing Balloon/ARD	1	5,000,000	0.35	5,000,000	5,000,000	5,000,000	1.43		1.43		1.43		5.544	119.0	67.57	67.57	67.57
Fully Amortizing with Graduated P&I Payment	3	3,223,037	0.23	1,005,767	1,132,430	1,074,346	1.05		1.05		1.05		8.250	226.4	72.81	75.06	73.60
Total/Weighted Average	95	$1,408,589,714	100.00%	$1,005,767	$106,275,000	$14,827,260	1.05	x	3.00	x	1.50	x	5.508%	111.1	33.14%	80.09%	70.12%

Group 1
Distribution of Cut-Off Date Loan-to-Values

Range of Cut-Off Date Loan-to-Value Ratios (%)	Number of Mortgage Loans	Cut-Off Date Balance	Percentage of Group 1 Balance	Minimum Cut-Off Date Balance	Maximum Cut-Off Date Balance	Average Cut-Off Date Balance	Minimum DSCR		Maximum DSCR		Weighted Average DSCR		Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (mos.)	Minimum Cut-Off Date LTV	Maximum Cut-Off Date LTV	Weighted Average Cut-Off Date LTV
33.14 – 50.00	7	$157,181,991	11.16%	$1,950,000	$65,000,000	$22,454,570	1.42	x	3.00	x	2.21	x	5.401%	105.4	33.14%	47.56%	39.75%
50.01 – 55.00	1	5,200,000	0.37	5,200,000	5,200,000	5,200,000	1.65		1.65		1.65		5.694	119.0	54.33	54.33	54.33
55.01 – 60.00	3	17,223,245	1.22	1,397,216	11,226,029	5,741,082	1.81		2.23		1.94		5.376	118.0	55.89	59.74	57.07
60.01 – 65.00	10	175,722,822	12.48	3,300,000	106,275,000	17,572,282	1.23		2.08		1.81		5.380	83.6	60.07	65.00	64.20
65.01 – 70.00	18	81,048,646	5.75	1,283,455	10,607,732	4,502,703	1.20		1.69		1.36		5.561	116.3	65.01	69.55	67.72
70.01 – 75.00	20	322,473,936	22.89	1,084,841	92,500,000	16,123,697	1.05		1.72		1.36		5.748	111.9	70.07	74.93	73.77
75.01 – 80.00	35	631,239,073	44.81	1,005,767	100,000,000	18,035,402	1.05		1.56		1.32		5.448	118.6	75.06	80.00	77.97
80.01 – 80.09	1	18,500,000	1.31	18,500,000	18,500,000	18,500,000	1.21		1.21		1.21		5.322	117.0	80.09	80.09	80.09
Total/Weighted Average	95	$1,408,589,714	100.00%	$1,005,767	$106,275,000	$14,827,260	1.05	x	3.00	x	1.50	x	5.508%	111.1	33.14%	80.09%	70.12%

Group 1
Distribution of Mortgaged Properties by State/Location

Property State/Location	Number of Mortgaged Properties	Cut-Off Date Balance	Percentage of Group 1 Balance	Minimum Cut-Off Date Balance	Maximum Cut-Off Date Balance	Average Cut-Off Date Balance	Minimum DSCR		Maximum DSCR		Weighted Average DSCR		Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (mos.)	Minimum Cut-Off Date LTV	Maximum Cut-Off Date LTV	Weighted Average Cut-Off Date LTV
California	50	$334,553,971	23.75%	$668,144	$65,000,000	$6,691,079	1.20	x	3.00	x	1.75	x	5.365%	102.8	33.14%	77.88%	62.14%
Florida	10	211,755,567	15.03	1,677,155	92,500,000	21,175,557	1.21		1.69		1.33		5.777	115.9	43.31	80.00	74.52
Virginia	3	130,000,000	9.23	5,000,000	100,000,000	43,333,333	1.41		1.56		1.53		5.348	119.6	67.57	79.37	77.80
Arizona	13	117,034,319	8.31	249,860	39,500,000	9,002,640	1.25		2.71		1.72		5.575	102.8	39.86	77.73	65.48
Ohio	11	74,267,145	5.27	266,512	18,453,190	6,751,559	1.20		1.84		1.34		5.731	119.4	41.96	79.92	69.45
New York	21	55,910,278	3.97	829,175	31,600,000	2,662,394	1.23		1.81		1.44		5.666	129.2	59.74	80.00	72.56
New Jersey	1	52,150,000	3.70	52,150,000	52,150,000	52,150,000	1.20		1.20		1.20		5.760	118.0	79.02	79.02	79.02
Colorado	9	49,968,392	3.55	3,679,000	7,800,000	5,552,044	1.21		1.47		1.29		5.466	110.1	68.19	80.00	75.72
Pennsylvania	5	44,623,122	3.17	663,745	30,830,729	8,924,624	1.23		1.47		1.43		5.261	116.1	44.75	74.83	70.93
New Hampshire	3	41,959,203	2.98	1,084,841	32,000,000	13,986,401	1.05		1.44		1.42		5.722	114.0	72.73	73.34	72.86
Texas	10	39,029,511	2.77	1,363,014	11,226,029	3,902,951	1.24		2.23		1.57		5.359	112.6	43.31	76.37	60.77
Michigan	4	37,705,611	2.68	1,869,524	28,090,907	9,426,403	1.22		1.42		1.23		5.315	118.3	43.31	76.65	74.90
Tennessee	2	34,654,306	2.46	6,529,306	28,125,000	17,327,153	1.25		1.41		1.28		5.672	118.4	77.73	78.67	77.91
Georgia	5	26,330,195	1.87	1,533,138	14,200,000	5,266,039	1.21		1.82		1.41		5.308	115.6	43.31	78.45	73.14
North Carolina	3	20,722,878	1.47	976,767	18,400,000	6,907,626	1.19		1.46		1.28		5.182	116.1	44.75	80.00	78.00
South Carolina	1	19,982,673	1.42	19,982,673	19,982,673	19,982,673	1.40		1.40		1.40		5.830	59.0	74.56	74.56	74.56
Oregon	2	19,058,380	1.35	558,380	18,500,000	9,529,190	1.21		1.46		1.22		5.326	117.0	44.75	80.09	79.05
Connecticut	4	12,928,741	0.92	1,132,430	4,698,479	3,232,185	1.05		1.46		1.27		5.447	128.5	44.75	76.37	68.84
Nevada	5	11,999,868	0.85	1,817,352	3,100,189	2,399,974	2.06		2.06		2.06		5.211	57.0	65.00	65.00	65.00
Minnesota	2	10,285,000	0.73	3,770,000	6,515,000	5,142,500	1.20		1.56		1.33		5.575	118.0	65.57	76.65	72.59
Alabama	3	10,005,767	0.71	1,005,767	6,200,000	3,335,256	1.05		1.41		1.35		5.613	91.0	70.51	80.00	73.62
Illinois	2	7,302,862	0.52	1,730,218	5,572,644	3,651,431	1.24		1.42		1.28		5.172	119.1	43.31	76.65	68.75
Wisconsin	2	5,038,080	0.36	1,848,455	3,189,626	2,519,040	1.22		1.24		1.23		5.407	119.6	72.49	76.65	75.12
Washington	4	5,004,948	0.36	425,223	2,794,185	1,251,237	1.21		1.46		1.32		5.442	117.1	44.75	68.15	57.81
Indiana	3	4,851,641	0.34	46,847	3,969,230	1,617,214	1.24		1.46		1.28		5.151	119.3	44.75	76.54	70.76
Massachusetts	1	4,589,604	0.33	4,589,604	4,589,604	4,589,604	1.38		1.38		1.38		5.020	118.0	70.07	70.07	70.07
North Dakota	1	4,500,000	0.32	4,500,000	4,500,000	4,500,000	2.08		2.08		2.08		4.950	57.0	62.94	62.94	62.94
District of Columbia	2	3,995,471	0.28	486,686	3,508,785	1,997,736	1.42		1.46		1.42		5.470	116.0	43.31	44.75	43.49
New Mexico	1	3,982,819	0.28	3,982,819	3,982,819	3,982,819	1.24		1.24		1.24		5.080	120.0	76.54	76.54	76.54
Maryland	1	3,526,634	0.25	3,526,634	3,526,634	3,526,634	1.42		1.42		1.42		5.470	116.0	43.31	43.31	43.31
Hawaii	1	3,150,000	0.22	3,150,000	3,150,000	3,150,000	1.25		1.25		1.25		5.690	120.0	76.83	76.83	76.83
Iowa	1	2,867,121	0.20	2,867,121	2,867,121	2,867,121	1.23		1.23		1.23		5.460	118.0	77.49	77.49	77.49
Arkansas	1	1,950,000	0.14	1,950,000	1,950,000	1,950,000	2.54		2.54		2.54		5.498	58.0	47.56	47.56	47.56
West Virginia	1	1,650,000	0.12	1,650,000	1,650,000	1,650,000	1.54		1.54		1.54		5.380	120.0	79.71	79.71	79.71
Alaska	1	1,255,608	0.09	1,255,608	1,255,608	1,255,608	1.46		1.46		1.46		5.470	116.0	44.75	44.75	44.75
Total/Weighted Average	189	$1,408,589,714	100.00%	$46,847	$100,000,000	$7,452,856	1.05	x	3.00	x	1.50	x	5.508%	111.1	33.14%	80.09%	70.12%

Group 1
Distribution of Remaining Amortization Terms

Range of Remaining Amortization Terms (mos)	Number of Mortgage Loans	Cut-Off Date Balance	Percentage of Group 1 Balance	Minimum Cut-Off Date Balance	Maximum Cut-Off Date Balance	Average Cut-Off Date Balance	Minimum DSCR		Maximum DSCR		Weighted Average DSCR		Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (mos.)	Minimum Cut-Off Date LTV	Maximum Cut-Off Date LTV	Weighted Average Cut-Off Date LTV
Interest Only	9	$324,675,000	23.05%	$1,950,000	$106,275,000	$36,075,000	1.30	x	3.00	x	2.04	x	5.267%	90.9	33.14%	77.92%	60.65%
156 – 240	6	29,360,428	2.08	1,005,767	19,090,567	4,893,405	1.05		1.52		1.25		6.517	154.6	63.21	77.49	65.80
241 – 300	12	127,647,905	9.06	1,346,111	25,000,000	10,637,325	1.19		1.82		1.46		5.703	113.8	43.31	79.37	62.80
301 – 360	68	926,906,381	65.80	1,283,455	92,500,000	13,630,976	1.20		2.23		1.32		5.534	116.4	41.96	80.09	74.58
Total/Weighted Average	95	$1,408,589,714	100.00%	$1,005,767	$106,275,000	$14,827,260	1.05	x	3.00	x	1.50	x	5.508%	111.1	33.14%	80.09%	70.12%

Group 1
Distribution of Original Terms to Maturity

Range of Original Terms to Maturity (mos)	Number of Mortgage Loans	Cut-Off Date Balance	Percentage of Group 1 Balance	Minimum Cut-Off Date Balance	Maximum Cut-Off Date Balance	Average Cut-Off Date Balance	Minimum DSCR		Maximum DSCR		Weighted Average DSCR		Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (mos.)	Minimum Cut-Off Date LTV	Maximum Cut-Off Date LTV	Weighted Average Cut-Off Date LTV
60 – 80	8	$175,807,673	12.48%	$1,950,000	$106,275,000	$21,975,959	1.32	x	2.71	x	2.03	x	5.387%	57.2	39.86%	80.00%	62.77%
81 – 100	2	15,274,362	1.08	6,400,000	8,874,362	7,637,181	1.36		1.40		1.38		5.585	81.2	73.34	80.00	76.13
101 – 120	79	1,091,194,074	77.47	1,283,455	100,000,000	13,812,583	1.19		3.00		1.43		5.462	118.0	33.14	80.09	70.94
121 – 180	2	104,000,000	7.38	11,500,000	92,500,000	52,000,000	1.28		1.41		1.40		5.902	121.7	73.90	76.39	74.18
181 – 282	4	22,313,605	1.58	1,005,767	19,090,567	5,578,401	1.05		1.23		1.20		6.838	166.2	63.21	75.06	64.71
Total/Weighted Average	95	$1,408,589,714	100.00%	$1,005,767	$106,275,000	$14,827,260	1.05	x	3.00	x	1.50	x	5.508%	111.1	33.14%	80.09%	70.12%

Group 1
Distribution of Remaining Terms to Maturity

Range of Remaining Terms to Maturity (mos)	Number of Mortgage Loans	Cut-Off Date Balance	Percentage of Group 1 Balance	Minimum Cut-Off Date Balance	Maximum Cut-Off Date Balance	Average Cut-Off Date Balance	Minimum DSCR		Maximum DSCR		Weighted Average DSCR		Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (mos.)	Minimum Cut-Off Date LTV	Maximum Cut-Off Date LTV	Weighted Average Cut-Off Date LTV
56 – 80	9	$182,207,673	12.94%	$1,950,000	$106,275,000	$20,245,297	1.32	x	2.71	x	2.01	x	5.390%	58.0	39.86%	80.00%	63.38%
81 – 100	1	8,874,362	0.63	8,874,362	8,874,362	8,874,362	1.40		1.40		1.40		5.680	82.0	73.34	73.34	73.34
101 – 120	80	1,183,694,074	84.03	1,283,455	100,000,000	14,796,176	1.19		3.00		1.43		5.498	117.8	33.14	80.09	71.18
121 – 180	2	30,590,567	2.17	11,500,000	19,090,567	15,295,284	1.23		1.28		1.25		6.262	163.5	63.21	76.39	68.16
181 – 227	3	3,223,037	0.23	1,005,767	1,132,430	1,074,346	1.05		1.05		1.05		8.250	226.4	72.81	75.06	73.60
Total/Weighted Average	95	$1,408,589,714	100.00%	$1,005,767	$106,275,000	$14,827,260	1.05	x	3.00	x	1.50	x	5.508%	111.1	33.14%	80.09%	70.12%

Group 1
Distribution of Prepayment Provisions

Prepayment Provisions	Number of Mortgage Loans	Cut-Off Date Balance	Percentage of Group 1 Balance	Minimum Cut-Off Date Balance	Maximum Cut-Off Date Balance	Average Cut-Off Date Balance	Minimum DSCR		Maximum DSCR		Weighted Average DSCR		Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (mos.)	Minimum Cut-Off Date LTV	Maximum Cut-Off Date LTV	Weighted Average Cut-Off Date LTV
Locked Out, then Defeasance	81	$1,297,506,010	92.11%	$1,283,455	$106,275,000	$16,018,593	1.19	x	2.71	x	1.51	x	5.502%	109.6	36.62%	80.09%	70.08%
Locked Out, then Defeasance, then Prepayment Penalty%	3	51,630,000	3.67	16,440,000	17,780,000	17,210,000	1.24		1.24		1.24		5.080	120.0	76.37	76.65	76.52
Locked Out, then > YM and 1%	10	40,363,136	2.87	1,005,767	9,191,644	4,036,314	1.05		3.00		1.58		5.739	127.2	33.14	80.00	66.46
> YM and 1%	1	19,090,567	1.36	19,090,567	19,090,567	19,090,567	1.23		1.23		1.23		6.600	156.0	63.21	63.21	63.21
Total/Weighted Average	95	$1,408,589,714	100.00%	$1,005,767	$106,275,000	$14,827,260	1.05	x	3.00	x	1.50	x	5.508%	111.1	33.14%	80.09%	70.12%

Group 2
Distribution of Cut-Off Date Principal Balances

Range of Cut-Off Date Balance Distribution ($)	Number of Mortgage Loans	Cut-Off Date Balance	Percentage of Group 2 Balance	Minimum Cut-Off Date Balance	Maximum Cut-Off Date Balance	Average Cut-Off Date Balance	Minimum DSCR		Maximum DSCR		Weighted Average DSCR		Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (mos.)	Minimum Cut-Off Date LTV	Maximum Cut-Off Date LTV	Weighted Average Cut-Off Date LTV
2,395,079 – 2,999,999	3	$7,545,079	2.43%	$2,395,079	$2,600,000	$2,515,026	1.42	x	2.04	x	1.65	x	5.391%	117.7	52.58%	77.26%	64.69%
3,000,000 – 3,999,999	2	7,132,066	2.30	3,440,000	3,692,066	3,566,033	1.28		1.29		1.28		5.441	119.0	78.55	80.00	79.25
4,000,000 – 5,999,999	6	28,813,877	9.29	4,178,877	5,600,000	4,802,313	1.21		1.35		1.30		5.463	108.7	54.14	80.00	73.10
6,000,000 – 7,999,999	5	35,977,500	11.60	6,150,000	7,634,000	7,195,500	1.23		1.94		1.47		5.577	118.4	56.94	80.00	75.44
8,000,000 – 9,999,999	2	17,945,365	5.79	8,060,000	9,885,365	8,972,683	1.20		1.20		1.20		5.589	118.0	69.62	74.63	71.87
10,000,000 – 14,999,999	3	34,877,388	11.24	10,300,000	14,077,388	11,625,796	1.13		1.52		1.35		6.188	92.4	60.68	79.51	69.64
15,000,000 – 49,999,999	4	84,900,000	27.37	15,500,000	27,200,000	21,225,000	1.20		1.29		1.24		5.234	118.0	77.69	80.00	79.25
50,000,000 – 93,000,000	1	93,000,000	29.98	93,000,000	93,000,000	93,000,000	1.46		1.46		1.46		5.420	56.0	70.99	70.99	70.99
Total/Weighted Average	26	$310,191,275	100.00%	$2,395,079	$93,000,000	$11,930,434	1.13	x	2.04	x	1.36	x	5.487%	95.7	52.58%	80.00%	73.90%

Group 2
Distribution of Property Types

Property Types	Number of Mortgaged Properties	Cut-Off Date Balance	Percentage of Group 2 Balance	Minimum Cut-Off Date Balance	Maximum Cut-Off Date Balance	Average Cut-Off Date Balance	Minimum DSCR		Maximum DSCR		Weighted Average DSCR		Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (mos.)	Minimum Cut-Off Date LTV	Maximum Cut-Off Date LTV	Weighted Average Cut-Off Date LTV
Multifamily	25	$262,791,275	84.72%	$2,395,079	$93,000,000	$10,511,651	1.13	x	2.04	x	1.38	x	5.523%	91.5	52.58%	80.00%	72.98%
Manufactured Housing	2	47,400,000	15.28	20,200,000	27,200,000	23,700,000	1.20		1.29		1.25		5.290	119.0	77.69	80.00	79.02
Total/Weighted Average	27	$310,191,275	100.00%	$2,395,079	$93,000,000	$11,488,566	1.13	x	2.04	x	1.36	x	5.487%	95.7	52.58%	80.00%	73.90%

Group 2
Distribution of Debt Service Coverage Ratios (NCF)

Range of Debt Service Coverage Ratios (x)	Number of Mortgage Loans	Cut-Off Date Balance	Percentage of Group 2 Balance	Minimum Cut-Off Date Balance	Maximum Cut-Off Date Balance	Average Cut-Off Date Balance	Minimum DSCR		Maximum DSCR		Weighted Average DSCR		Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (mos.)	Minimum Cut-Off Date LTV	Maximum Cut-Off Date LTV	Weighted Average Cut-Off Date LTV
1.13 – 1.19	1	$14,077,388	4.54%	$14,077,388	$14,077,388	$14,077,388	1.13	x	1.13	x	1.13	x	7.412%	56.0	60.68%	60.68%	60.68%
1.20 – 1.29	13	139,465,931	44.96	3,440,000	27,200,000	10,728,149	1.20		1.29		1.24		5.370	118.1	68.71	80.00	78.03
1.30 – 1.39	4	21,752,877	7.01	4,178,877	7,634,000	5,438,219	1.32		1.35		1.34		5.515	106.2	54.14	80.00	73.51
1.40 – 1.89	6	126,195,079	40.68	2,395,079	93,000,000	21,032,513	1.42		1.65		1.48		5.402	72.1	65.00	79.51	72.13
1.90 – 2.04	2	8,700,000	2.80	2,550,000	6,150,000	4,350,000	1.94		2.04		1.97		5.410	118.0	52.58	56.94	55.66
Total/Weighted Average	26	$310,191,275	100.00%	$2,395,079	$93,000,000	$11,930,434	1.13	x	2.04	x	1.36	x	5.487%	95.7	52.58%	80.00%	73.90%

Group 2
Distribution of Mortgage Interest Rates

Range of Mortgage Rates (%)	Number of Mortgage Loans	Cut-Off Date Balance	Percentage of Group 2 Balance	Minimum Cut-Off Date Balance	Maximum Cut-Off Date Balance	Average Cut-Off Date Balance	Minimum DSCR		Maximum DSCR		Weighted Average DSCR		Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (mos.)	Minimum Cut-Off Date LTV	Maximum Cut-Off Date LTV	Weighted Average Cut-Off Date LTV
5.045 – 5.249	2	$26,560,000	8.56%	$4,560,000	$22,000,000	$13,280,000	1.25	x	1.29	x	1.26	x	5.077%	116.2	78.22%	79.28%	79.10%
5.250 – 5.499	13	206,387,145	66.54	2,395,079	93,000,000	15,875,934	1.20		2.04		1.42		5.369	90.1	52.58	80.00	73.29
5.500 – 5.749	9	55,573,242	17.92	3,440,000	9,885,365	6,174,805	1.20		1.35		1.25		5.583	113.7	68.71	80.00	76.19
5.750 – 5.999	1	7,593,500	2.45	7,593,500	7,593,500	7,593,500	1.27		1.27		1.27		5.880	119.0	79.93	79.93	79.93
7.000 – 7.412	1	14,077,388	4.54	14,077,388	14,077,388	14,077,388	1.13		1.13		1.13		7.412	56.0	60.68	60.68	60.68
Total/Weighted Average	26	$310,191,275	100.00%	$2,395,079	$93,000,000	$11,930,434	1.13	x	2.04	x	1.36	x	5.487%	95.7	52.58%	80.00%	73.90%

Group 2
Distribution of Amortization Types

Amortization Types	Number of Mortgage Loans	Cut-Off Date Balance	Percentage of Group 2 Balance	Minimum Cut-Off Date Balance	Maximum Cut-Off Date Balance	Average Cut-Off Date Balance	Minimum DSCR		Maximum DSCR		Weighted Average DSCR		Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (mos.)	Minimum Cut-Off Date LTV	Maximum Cut-Off Date LTV	Weighted Average Cut-Off Date LTV
Interest Only, then Amortizing Balloon	14	$144,914,365	46.72%	$2,600,000	$27,200,000	$10,351,026	1.20	x	1.42	x	1.25	x	5.356%	118.1	54.14%	80.00%	76.99%
Interest Only	6	129,900,000	41.88	2,550,000	93,000,000	21,650,000	1.46		2.04		1.51		5.403	73.4	52.58	79.51	71.08
Amortizing Balloon	6	35,376,910	11.40	2,395,079	14,077,388	5,896,152	1.13		1.47		1.24		6.333	86.3	60.68	80.00	71.60
Total/Weighted Average	26	$310,191,275	100.00%	$2,395,079	$93,000,000	$11,930,434	1.13	x	2.04	x	1.36	x	5.487%	95.7	52.58%	80.00%	73.90%

Group 2
Distribution of Cut-Off Date Loan-to-Values

Range of Cut-Off Date Loan-to-Value Ratios (%)	Number of Mortgage Loans	Cut-Off Date Balance	Percentage of Group 2 Balance	Minimum Cut-Off Date Balance	Maximum Cut-Off Date Balance	Average Cut-Off Date Balance	Minimum DSCR		Maximum DSCR		Weighted Average DSCR		Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (mos.)	Minimum Cut-Off Date LTV	Maximum Cut-Off Date LTV	Weighted Average Cut-Off Date LTV
52.58 – 60.00	3	$13,600,000	4.38%	$2,550,000	$6,150,000	$4,533,333	1.35	x	2.04	x	1.75	x	5.403%	118.0	52.58%	56.94%	55.11%
60.01 – 70.00	4	31,097,753	10.03	2,600,000	14,077,388	7,774,438	1.13		1.42		1.19		6.395	89.9	60.68	69.62	65.05
70.01 – 75.00	3	111,560,000	35.96	8,060,000	93,000,000	37,186,667	1.20		1.49		1.44		5.423	66.2	70.99	74.63	71.35
75.01 – 77.50	3	13,973,956	4.50	2,395,079	7,400,000	4,657,985	1.34		1.65		1.53		5.405	98.6	76.96	77.32	77.20
77.51 – 80.00	13	139,959,566	45.12	3,440,000	27,200,000	10,766,120	1.20		1.52		1.28		5.353	118.1	77.69	80.00	79.39
Total/Weighted Average	26	$310,191,275	100.00%	$2,395,079	$93,000,000	$11,930,434	1.13	x	2.04	x	1.36	x	5.487%	95.7	52.58%	80.00%	73.90%

Group 2
Distribution of Mortgaged Properties by State/Location

Property State/Location	Number of Mortgaged Properties	Cut-Off Date Balance	Percentage of Group 2 Balance	Minimum Cut-Off Date Balance	Maximum Cut-Off Date Balance	Average Cut-Off Date Balance	Minimum DSCR		Maximum DSCR		Weighted Average DSCR		Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (mos.)	Minimum Cut-Off Date LTV	Maximum Cut-Off Date LTV	Weighted Average Cut-Off Date LTV
Maryland	3	$105,100,000	33.88%	$4,900,000	$93,000,000	$35,033,333	1.23	x	1.46	x	1.44	x	5.437%	63.2	54.14%	80.00%	70.82%
Arizona	3	28,200,000	9.09	7,400,000	10,500,000	9,400,000	1.49		1.65		1.54		5.347	117.0	71.97	79.51	76.13
Colorado	1	27,200,000	8.77	27,200,000	27,200,000	27,200,000	1.29		1.29		1.29		5.290	119.0	80.00	80.00	80.00
North Carolina	3	24,550,000	7.91	2,550,000	11,300,000	8,183,333	1.25		2.04		1.33		5.083	116.2	52.58	79.28	76.51
Oklahoma	4	23,235,000	7.49	4,535,000	8,060,000	5,808,750	1.20		1.35		1.24		5.539	118.0	68.71	80.00	75.93
Florida	1	20,200,000	6.51	20,200,000	20,200,000	20,200,000	1.20		1.20		1.20		5.290	119.0	77.69	77.69	77.69
Pennsylvania	2	16,677,388	5.38	2,600,000	14,077,388	8,338,694	1.13		1.42		1.18		7.081	65.5	60.68	65.00	61.35
Michigan	1	15,500,000	5.00	15,500,000	15,500,000	15,500,000	1.20		1.20		1.20		5.330	118.0	79.90	79.90	79.90
California	1	9,885,365	3.19	9,885,365	9,885,365	9,885,365	1.20		1.20		1.20		5.630	118.0	69.62	69.62	69.62
South Carolina	1	7,634,000	2.46	7,634,000	7,634,000	7,634,000	1.32		1.32		1.32		5.571	119.0	79.77	79.77	79.77
Missouri	1	7,593,500	2.45	7,593,500	7,593,500	7,593,500	1.27		1.27		1.27		5.880	119.0	79.93	79.93	79.93
Virginia	1	6,150,000	1.98	6,150,000	6,150,000	6,150,000	1.94		1.94		1.94		5.410	118.0	56.94	56.94	56.94
Indiana	1	4,560,000	1.47	4,560,000	4,560,000	4,560,000	1.29		1.29		1.29		5.230	117.0	78.22	78.22	78.22
Tennessee	1	4,178,877	1.35	4,178,877	4,178,877	4,178,877	1.34		1.34		1.34		5.529	55.0	76.96	76.96	76.96
New Jersey	1	3,692,066	1.19	3,692,066	3,692,066	3,692,066	1.28		1.28		1.28		5.270	118.0	78.55	78.55	78.55
Maine	1	3,440,000	1.11	3,440,000	3,440,000	3,440,000	1.29		1.29		1.29		5.624	120.0	80.00	80.00	80.00
Alabama	1	2,395,079	0.77	2,395,079	2,395,079	2,395,079	1.47		1.47		1.47		5.480	118.0	77.26	77.26	77.26
Total/Weighted Average	27	$310,191,275	100.00%	$2,395,079	$93,000,000	$11,488,566	1.13	x	2.04	x	1.36	x	5.487%	95.7	52.58%	80.00%	73.90%

Group 2
Distribution of Remaining Amortization Terms

Range of Remaining Amortization Terms (mos)	Number of Mortgage Loans	Cut-Off Date Balance	Percentage of Group 2 Balance	Minimum Cut-Off Date Balance	Maximum Cut-Off Date Balance	Average Cut-Off Date Balance	Minimum DSCR		Maximum DSCR		Weighted Average DSCR		Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (mos.)	Minimum Cut-Off Date LTV	Maximum Cut-Off Date LTV	Weighted Average Cut-Off Date LTV
Interest Only	6	$129,900,000	41.88%	$2,550,000	$93,000,000	$21,650,000	1.46	x	2.04	x	1.51	x	5.403%	73.4	52.58%	79.51%	71.08%
230 – 360	20	180,291,275	58.12	2,395,079	27,200,000	9,014,564	1.13		1.47		1.25		5.548	111.8	54.14	80.00	75.93
Total/Weighted Average	26	$310,191,275	100.00%	$2,395,079	$93,000,000	$11,930,434	1.13	x	2.04	x	1.36	x	5.487%	95.7	52.58%	80.00%	73.90%

Group 2
Distribution of Original Terms to Maturity

Range of Original Terms to Maturity (mos)	Number of Mortgage Loans	Cut-Off Date Balance	Percentage of Group 2 Balance	Minimum Cut-Off Date Balance	Maximum Cut-Off Date Balance	Average Cut-Off Date Balance	Minimum DSCR		Maximum DSCR		Weighted Average DSCR		Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (mos.)	Minimum Cut-Off Date LTV	Maximum Cut-Off Date LTV	Weighted Average Cut-Off Date LTV
60 – 80	2	$97,178,877	31.33%	$4,178,877	$93,000,000	$48,589,438	1.34	x	1.46	x	1.45	x	5.425%	56.0	70.99%	76.96%	71.25%
101 – 120	24	213,012,398	68.67	2,395,079	27,200,000	8,875,517	1.13		2.04		1.32		5.516	113.9	52.58	80.00	75.11
Total/Weighted Average	26	$310,191,275	100.00%	$2,395,079	$93,000,000	$11,930,434	1.13	x	2.04	x	1.36	x	5.487%	95.7	52.58%	80.00%	73.90%

Group 2
Distribution of Remaining Terms to Maturity

Range of Remaining Terms to Maturity (mos)	Number of Mortgage Loans	Cut-Off Date Balance	Percentage of Group 2 Balance	Minimum Cut-Off Date Balance	Maximum Cut-Off Date Balance	Average Cut-Off Date Balance	Minimum DSCR		Maximum DSCR		Weighted Average DSCR		Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (mos.)	Minimum Cut-Off Date LTV	Maximum Cut-Off Date LTV	Weighted Average Cut-Off Date LTV
55 – 80	3	$111,256,265	35.87%	$4,178,877	$93,000,000	$37,085,422	1.13	x	1.46	x	1.41	x	5.676%	56.0	60.68%	76.96%	69.91%
101 – 120	23	198,935,010	64.13	2,395,079	27,200,000	8,649,348	1.20		2.04		1.33		5.382	118.0	52.58	80.00	76.13
Total/Weighted Average	26	$310,191,275	100.00%	$2,395,079	$93,000,000	$11,930,434	1.13	x	2.04	x	1.36	x	5.487%	95.7	52.58%	80.00%	73.90%

Group 2
Distribution of Prepayment Provisions

Prepayment Provisions	Number of Mortgage Loans	Cut-Off Date Balance	Percentage of Group 2 Balance	Minimum Cut-Off Date Balance	Maximum Cut-Off Date Balance	Average Cut-Off Date Balance	Minimum DSCR		Maximum DSCR		Weighted Average DSCR		Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (mos.)	Minimum Cut-Off Date LTV	Maximum Cut-Off Date LTV	Weighted Average Cut-Off Date LTV
Locked Out, then Defeasance	24	$280,613,887	90.46%	$2,395,079	$93,000,000	$11,692,245	1.20	x	2.04	x	1.38	x	5.399%	96.5	52.58%	80.00%	74.23%
YM, then Defeasance or YM	1	15,500,000	5.00	15,500,000	15,500,000	15,500,000	1.20		1.20		1.20		5.330	118.0	79.90	79.90	79.90
Locked Out, then > YM and 2%	1	14,077,388	4.54	14,077,388	14,077,388	14,077,388	1.13		1.13		1.13		7.412	56.0	60.68	60.68	60.68
Total/Weighted Average	26	$310,191,275	100.00%	$2,395,079	$93,000,000	$11,930,434	1.13	x	2.04	x	1.36	x	5.487%	95.7	52.58%	80.00%	73.90%

ANNEX B —
SIGNIFICANT MORTGAGE LOANS

                      DDR/MACQUARIE MERVYN'S PORTFOLIO LOAN

                                   [GRAPHIC]

                                      B-1

                      DDR/MACQUARIE MERVYN'S PORTFOLIO LOAN

                                      [MAP]

                                      B-2

                      DDR/MACQUARIE MERVYN'S PORTFOLIO LOAN

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
                              ORIGINAL     CUT-OFF DATE
                            ------------   ------------
BALANCE(1):                 $106,275,000   $106,275,000
SHADOW RATING:              BBB-/BBB-/Baa3 (S&P/Fitch/Moody's)
% OF POOL BY UPB:           6.18%
ORIGINATION DATE:           September 30, 2005
ORIGINATOR:                 GACC
COUPON(1):                  5.2110%
INTEREST ACCRUAL:           Actual/360
TERM:                       60 months
AMORTIZATION:               Interest only
OWNERSHIP INTEREST:         Fee simple interest in 31 properties and a leasehold
                            interest in 4 properties.
PAYMENT DATE:               1st of the month
MATURITY DATE:              October 1, 2010
SPONSOR:                    Developers Diversified Realty Corporation and
                            Macquarie DDR Trust.
BORROWER:                   35 various single purpose entities.
CALL PROTECTION/LOCKOUT:    Defeasance is permitted two years from the date of
                            this securitization. The loan is prepayable on and
                            after July 1, 2010 without penalty.
CUT-OFF DATE LOAN PSF(1):   $98
UP-FRONT RESERVES(2):       None
ONGOING/SPRINGING           Taxes, insurance, ground rent, debt service,
RESERVES(2):                operating expenses, capital expenditures, tenant
                            improvement and leasing commissions.
CASH MANAGEMENT(3):         Springing lockbox
PARI PASSU DEBT(1):         $152,197,500
ADDITIONAL SECURED/
MEZZANINE DEBT:             None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:     Portfolio
PROPERTY TYPE:              Retail
PROPERTY LOCATION:          California (24), Arizona (5), Nevada (5), and
                            Texas (1)
OCCUPANCY:                  100.0%
OCCUPANCY AS OF DATE:       September 16, 2005
YEAR BUILT:                 Various
YEAR RENOVATED:             Various
COLLATERAL:                 The collateral consists of a 35 building portfolio
                            containing approximately 2,646,671 square feet of
                            retail space.
PROPERTY MANAGEMENT:        Developers Diversified Realty Corporation (a
                            borrower affiliate).
APPRAISED VALUE:            $397,650,000
APPRAISED VALUE DATE:       July 1, 2005
CUT-OFF DATE LTV(1):        65.00%
BALLOON LTV(1):             65.00%
U/W NOI:                    $29,156,276
U/W NCF:                    $27,658,770
ANNUAL DEBT SERVICE:        $5,614,907
U/W NOI DSCR(1):            2.17x
U/W NCF DSCR(1):            2.06x
--------------------------------------------------------------------------------

(1)  The $106,275,000 loan represents a pari passu A-2 note from a first mortgage in the original principal amount of $258,472,500. The A-2 note is being contributed to the trust. The pari passu A-1 note in the amount of
     $106,275,000, was sold in the GECMC 2005-C4 securitization and the pari passu floating rate note in the amount of $45,922,500 was sold in the COMM
     2005 FL-11 securitization. All aggregate LTV, DSCR, and Loan PSF numbers in this table are based on the total $258,472,500 financing. LIBOR was assumed to be 4.00% for calculating debt service on the floating rate note.

(2)  See "Reserves" below.

(3)  Springing hard lockbox upon the commencement of a "Reserve Period." Reserve
     Period means (a) an Event of Default, as such term is defined in the
     DDR/Macquarie Mervyns Portfolio Loan documents and (b) any period commencing on the date on which the DSCR is less than 1.05x.

                                      B-3

     The Loan. The largest loan (the "DDR/Macquarie Mervyn's Portfolio Loan")
represents approximately 6.18% of the initial pool balance, with a cut-off date principal balance of $106,275,000. The DDR/Macquarie Mervyn's Portfolio Loan is
a 5-year interest-only loan that has a maturity date of October 1, 2010. The
DDR/Macquarie Mervyn's Portfolio Loan is secured by, among other things, deeds of trust and security agreements and assignments of leases and rents that encumber the borrowers' fee interests and leasehold interests in the
DDR/Macquarie Mervyn's Portfolio Properties (as defined herein). In addition to the DDR Macquarie Mervyn's Portfolio Loan there are two pari passu notes, a
$106,275,000 fixed rate A-1 note and a $45,922,500 floating rate note
(collectively, the "DDR/Macquarie Mervyn's Portfolio Companion Loans"). The A-1
note bears interest at the same interest rate and has the same maturity date as the DDR/Macquarie Mervyn's Portfolio Loan. The floating rate note bears interest at a floating rate equal to LIBOR + 0.72% per annum and matures no later than the maturity date of the DDR/Macquarie Mervyn's Portfolio Loan.

     The Borrower. The borrowers under the DDR/Macquarie Mervyn's Portfolio Loan are 35 separate single-purpose, bankruptcy-remote entities for which non-consolidation opinions were obtained at closing. All 35 borrowers have two independent directors, either at the borrower level or the general partner level, as applicable. The borrowers are sponsored by Developers Diversified
Realty Corporation ("DDR") (50%) and Macquarie DDR Trust ("MDT") (50%).

     DDR is a publicly traded REIT that currently owns and manages over 500 shopping centers in 44 states. With a total portfolio of approximately 113 million square feet of space, DDR is one of the largest owners, operators and developers of shopping centers in the United States and Puerto Rico. DDR has an investment grade senior unsecured corporate credit rating of "BBB" by S&P and
Fitch and "Baa3" by Moody's. MDT is a publicly traded property trust that trades on the Australian Stock Exchange. MDT is co-owned by DDR and Macquarie Bank
Limited of Australia. Macquarie Bank Limited of Australia is the largest investment bank in Australia and is focused on the ownership of retail community centers in the United States. MDT currently owns 35 properties (approximately
12.1 million square feet) in 20 states, with a gross asset value of approximately $1.9 billion.

     The Properties. The DDR/Macquarie Mervyn's Portfolio Properties consists of
35 single tenant Mervyn's (as defined herein) stores primarily located in the western and southwestern United States--California (24), Arizona (5), Nevada (5)
and Texas (1), which in aggregate contain approximately 2,646,671 square feet of retail space (the "DDR/Macquarie Mervyn's Portfolio Properties"). All the leases for the DDR/Macquarie Mervyn's Portfolio Properties expire on September 30,
2020. The weighted average rent from the DDR/Macquarie Mervyn's Portfolio
Properties is $11.33 per square foot, which is 6.1% less than the weighted average market rent across the various markets of $12.07 per square foot for all
Mervyn's stores.

                     MACQUARIE MERVYN'S PORTFOLIO PROPERTIES

                                                                                ALLOCATED      % OF APPRAISED
STATE                            PROPERTY COUNT   GLA (SQ. FT.)   % OF GLA   APPRAISED VALUE       VALUE        RENT PSF
------------------------------   --------------   -------------   --------   ---------------   --------------   --------

Southern California ..........         14           1,074,240       40.6%      $178,550,000         44.9%        $12.06
Northern California ..........         10             730,035       27.6        120,850,000         30.4          12.64
Arizona ......................          5             395,069       14.9         48,250,000         12.1           9.96
Nevada .......................          5             370,730       14.0         44,900,000         11.3           9.27
Texas ........................          1              76,597        2.9          5,100,000          1.3           5.51
                                      ---           ---------      -----       ------------        -----         ------
   TOTAL/WTD. AVG.: ..........         35           2,646,671      100.0%      $397,650,000        100.0%        $11.33
                                      ===           =========      =====       ============        =====         ======

(1)  Information obtained from underwritten rent roll.

                                                                                ALLOCATED      % OF APPRAISED
OWNERSHIP                        PROPERTY COUNT   GLA (SQ. FT.)   % OF GLA   APPRAISED VALUE       VALUE        RENT PSF
------------------------------   --------------   -------------   --------   ---------------   --------------   --------

Fee ..........................         31           2,333,039       88.1%      $328,850,000         82.7%        $10.69
Leasehold ....................          4             313,632       11.9         68,800,000         17.3          16.06
                                      ---           ---------      -----       ------------        -----         ------
   TOTAL/WTD. AVG.: ..........         35           2,646,671      100.0%      $397,650,000        100.0%        $11.33
                                      ===           =========      =====       ============        =====         ======

(1)  Information obtained from underwritten rent roll.

                                      B-4

                                                                                ALLOCATED      % OF APPRAISED
PROPERTY TYPE                    PROPERTY COUNT   GLA (SQ. FT.)   % OF GLA   APPRAISED VALUE        VALUE       RENT PSF
------------------------------   --------------   -------------   --------   ---------------   --------------   --------

Shopping Center ..............         25           1,874,317       70.8%      $255,700,000         64.3%        $10.31
Shopping Mall ................          8             652,150       24.6        130,100,000         32.7          14.89
Free Standing ................          2             120,204        4.5         11,850,000          3.0           7.75
                                      ---           ---------      -----       ------------        -----         ------
   TOTAL/WTD. AVG.: ..........         35           2,646,671      100.0%      $397,650,000        100.0%        $11.33
                                      ===           =========      =====       ============        =====         ======

(1)  Information obtained from underwritten rent roll.

     Tenant. The DDR/Macquarie Mervyn's Portfolio Properties are currently 100%
occupied by Mervyn's, LLC ("Mervyn's"). Mervyn's is a neighborhood department store that offers moderately priced fashion and home decor. In 1949, Mervyn's opened its first store in San Lorenzo, California, and as of November 4, 2005,
operates 188 locations in 10 states. Mervyn's has a reputation for offering an extensive selection of national and private-label fashions and housewares at reasonable price points. Mervyn's primary competitors include Kohl's
Corporation, J.C. Penney Corporation, Inc. and TJX Companies, which operates
TJMaxx and Marshalls. A private equity investment group that includes Sun
Capital Partners, Cerberus Capital Management and Lubert-Adler/Klaff Partners
acquired the Mervyn's retail chain from Target Corporation in September 2004 for approximately $1.65 billion. In September of 2005, Mervyn's announced the closing of 69 under-performing stores (not part of the collateral) in order to invest in and focus on its core markets, located in the western and southwestern
United States (the primary locations of the properties that make up the collateral for the DDR/Macquarie Mervyn's Portfolio Loan). Mervyn's has exited or plans to exit the Michigan and Oklahoma markets and parts of the Colorado market.

     Letters of Credit and Guarantees. As additional credit enhancement the lender obtained: (i) a $33,000,000 sponsor guaranty from DDR and MDT, (ii) a pledge of the proceeds of a $25,000,000 guaranty from Lubert-Adler/Klaff
Partners, secured by a $25,000,000 letter of credit issued by a financial institution rated "A+" by S&P and Fitch and "Aa3" by Moody's and (iii) a pledge of the proceeds of a $7,705,143 security deposit letter of credit by a financial institution rated "A+" by S&P, "AA-" by Fitch and "Aa3" by Moody's. As additional security for the performance of borrowers' obligations under the
DDR/Macquarie Mervyn's Portfolio Loan, the borrowers' parent, DDR MDT MV
Holdings II LLC, granted the lender a continuing security interest in 100% of its interest in the "Letter-of-Credit Rights" with respect to certain letters of credit delivered by the seller of the DDR/Macquarie Mervyn's Portfolio
Properties for the benefit of parent as agent for the borrowers (the "Mervyn's
Letter of Credit"). The security deposit letter of credit may be drawn by the borrowers upon the occurrence of certain lease defaults by Mervyn's, and the sponsor guaranty and Mervyn's Letter of Credit can be drawn upon and used for tenant improvements and leasing commissions upon the occurrence of, among other circumstances: (i) Mervyn's filing for protection under the Bankruptcy Code,
(ii) termination of all Mervyn's leases collateralized by the DDR/Macquarie
Mervyn's Portfolio Loan or (iii) failure to annually renew the Mervyn's Letter of Credit, each as more particularly set forth in the DDR/Macquarie Mervyn's
Portfolio Loan documents. All amounts drawn under the sponsor guaranty and
Mervyn's Letter of Credit are to be deposited into a holding account and then transferred to either a tenant improvement and leasing commission reserve or borrowers' account, such allocation dependent on the nature of the event triggering the draw on the Mervyn's Letter of Credit or sponsor guaranty, as described in the DDR/Macquarie Mervyn's Portfolio Loan agreement. Proceeds of any draw on the security deposit letter of credit is to be released to the borrowers, provided no Event of Default exists.

     Substitution of Collateral/Partial Release. On any payment date, the borrowers may substitute for any property, similar real estate collateral, provided the following conditions are satisfied: (i) no Event of Default exists;
(ii) the substitution would not (a) be a "significant modification" of the
DDR/Macquarie Mervyn's Portfolio Loan within the meaning of the applicable
Treasury Regulations or (b) cause the DDR/Macquarie Mervyn's Portfolio Loan to cease to be a "qualified mortgage" within the meaning of the Internal Revenue
Code; (iii) rating agency confirmation is delivered; (iv) the appraised value of the substitute property is not less than the appraised value the property being replaced as of the closing date or immediately preceding the substitute release date; (v) the DSCR (after giving effect to the proposed property substitution)
will equal or exceed: (a) 1.45x and (b) the DSCR immediately prior to the property substitution; (vi) the geographic and tenant concentration of the properties is not adversely affected, such determination to be determined by the lender and (vii) in no event may (in the aggregate of all property

                                      B-5

substitutions) (a) more than 21 properties or (b) properties with appraised values exceeding 50% of the aggregate appraised values of all the properties be substituted. In addition, the borrower may voluntarily prepay the floating rate note and obtain a release of an individual property in whole, subject to the satisfaction of certain conditions, including, but not limited to, delivery to the lender of (i) an amount equal to 110% or 115% of the allocated loan amount for such property (determined based on annual sales per square foot, as described in the DDR/Macquarie Mervyn's Portfolio Loan documents), (ii) rating agency confirmation, and (iii) evidence that the assumed debt service coverage ratio for the remaining properties after the release will equal or exceed 1.45x.
After the floating rate note is paid in full and provided the defeasance lockout period has expired, an individual property may be released upon the defeasance of such property, subject to the satisfaction of certain conditions including, but not limited to, delivery of defeasance collateral sufficient to defease 110%
or 115% of the allocated loan amount for such property (subject to the standards described in (i) above), satisfaction of the conditions specified in (ii) and
(iii) above and, provided that after giving effect to the partial defeasance, the borrower has not obtained the release of more than 21 properties or properties for which the aggregate appraised value exceeds an amount equal to
50% of the Aggregate Appraised Value (as such term is defined in the
DDR/Macquarie Mervyn's Portfolio Loan agreement).

     Insurance Requirements. The borrowers are required to obtain and maintain, or to cause to be maintained by Mervyn's as tenant under the Mervyn's leases, comprehensive all risk insurance and terrorism insurance in an amount equal to the lesser of the principal amount and the full replacement cost of the properties, plus 18 months of business interruption insurance coverage. If the
Terrorism Risk Insurance Act of 2002 or a similar statute is not in effect, then provided that terrorism insurance is commercially available, the borrowers are required to carry terrorism insurance in the same amount detailed in the preceding sentence, provided, however, the borrowers are not required to spend more than one and one half times the premium in place on the closing date of the
DDR/Macquarie Mervyn's Portfolio Loan. Terrorism insurance coverage may be provided under a blanket policy.

     Lockbox; Sweep of Excess Cash Flow. A hard lockbox will spring into effect upon the occurrence of (a) an Event of Default or (b) any period commencing on the date on which the DSCR is less than 1.05x.

     Mezzanine Loan. None permitted.

     Additional Debt. None permitted, except for (i) trade payables incurred in the ordinary course of business, provided in no event shall such amount exceed
2.4% of the DDR/Macquarie Mervyn's Portfolio Loan and/or 5.0% of the allocated loan amount for an individual DDR/Macquarie Mervyn's Portfolio Property and (ii)
tenant improvement and leasing commission costs pre-approved by the lender.

                                      B-6

                                JAMES CENTER LOAN

                                    [GRAPHIC]

                                      B-7

                                JAMES CENTER LOAN

                                      [MAP]

                                      B-8

                               JAMES CENTER LOAN

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
                             ORIGINAL           CUT-OFF DATE
                           ------------         ------------
BALANCE(1):                $100,000,000         $100,000,000
% OF POOL BY UPB:          5.82%
ORIGINATION DATE:          December 14, 2005
ORIGINATOR:                CWCapital LLC
COUPON:                    5.2200%
INTEREST ACCRUAL:          Actual/360
TERM:                      120 months
AMORTIZATION:              Interest only
OWNERSHIP INTEREST:        Fee simple
PAYMENT DATE:              1st of the month
ANTICIPATED REPAYMENT
DATE:                      January 1, 2016
MATURITY DATE:             January 1, 2036
SPONSOR:                   Joseph Jerome
BORROWER:                  James Center Property LLC
CALL PROTECTION/LOCKOUT:   Defeasance is permitted two years from the date of
                           securitization of the last pari passu note. The loan
                           is prepayable on and after October 1, 2015 without
                           penalty.
CUT-OFF DATE LOAN
PSF(1):                    $154
UP-FRONT RESERVES(3):      Insurance:           $     81,541
                           Taxes:               $    307,400
                           Immediate Repairs:   $     39,756
                           Free Rent:           $  1,443,831
                           TI/LC Holdback:      $  2,100,000
                           Marsh Leasing
                           Reserve:             $  1,105,323
                           Mercer Leasing
                           Reserve:             $  1,245,416
                           Replacements:        $     12,178
ONGOING/SPRINGING
RESERVES(3):               Taxes, insurance, replacements and tenant
                           improvements and leasing commissions.
CASH MANAGEMENT(4):        Hard lockbox
PARI PASSU BALANCE(1):     $50,000,000
ADDITIONAL SECURED/
MEZZANINE DEBT:            None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:    Single Asset
PROPERTY TYPE:             Office
PROPERTY LOCATION:         Richmond, Virginia
OCCUPANCY(2):              94.6%
OCCUPANCY AS OF DATE:      November 1, 2005
YEAR BUILT:                1985-1986
YEAR RENOVATED:            2001-2005
COLLATERAL:                The collateral consists of a Class "A" office complex
                           containing approximately 974,268 square feet located
                           on 4.107 acres of land. The property consists of
                           three separate buildings with 14, 21, and 22 stories,
                           respectively.
PROPERTY MANAGEMENT:       J.E.M.B. Realty Corp. (a borrower affiliate).
APPRAISED VALUE:           $192,500,000
APPRAISED VALUE DATE:      September 12, 2005
CUT-OFF DATE LTV(1):       77.92%
BALLOON LTV(1):            77.92%
U/W NOI:                   $13,441,413
U/W NCF:                   $12,369,982
ANNUAL DEBT SERVICE(1):    $7,938,750
U/W NOI DSCR(1):           1.69x
U/W NCF DSCR(1):           1.56x
--------------------------------------------------------------------------------

(1)  The $100,000,000 loan represents a pari passu A-1 note from a total first mortgage in the original principal amount of $150,000,000. The pari passu
     A-2 note is not included in the trust. All aggregate LTV, DSCR and Loan PSF figures in this table are based on both James Center pari passu notes, totaling $150,000,000.

(2)  Includes tenants with executed leases but currently not in occupancy or paying rent; does not include tenant expansions.

(3)  See "Reserves" below.

(4)  See "Lockbox; Sweep of Excess Cash Flow" below.

                                      B-9

     The Loan. The second largest loan (the "James Center Loan") represents approximately 5.82% of the initial pool balance, with a cut-off date principal balance of $100,000,000. The James Center Loan is a ten-year interest-only loan that has an anticipated repayment date of January 1, 2016 (the "Anticipated
Repayment Date"). The James Center Loan is secured by, among other things, a
Deed of Trust and Security Agreement, assignment of leases and rents, security agreement and fixture filing encumbering the borrower's fee ownership interest in the James Center Property (as defined herein). In addition to the James
Center Loan, there is a pari passu $50,000,000 A-2 note (the "James Center
Companion Loan"; the James Center Loan and the James Center Companion Loan,
collectively, the "James Center Mortgage Loan") that has the same interest rate, maturity date and amortization term as the James Center Loan. Only the James
Center Loan is included in the trust.

     The Borrower. The borrower under the James Center Loan, James Center
Property LLC, a Delaware limited liability company, is a single-purpose, bankruptcy-remote entity for which a non-consolidation opinion was obtained at closing. The borrower is sponsored by Joseph Jerome.

     The borrower acquired the James Center Property as part of a "reverse"
exchange permitted under Section 1031 of the United States Internal Revenue Code
(the "IRC"). At origination, the 100% equity owner and sole member of James
Center Operating LLC, which is the 100% equity owner and sole member of the borrower was Strawberry Acquisitions Inc. James Center Operating LLC is an
entity that acts as a "qualified intermediary" under IRC regulations. Pursuant to IRC regulations, Strawberry Acquisitions Inc., as nominee of the borrower, will hold indirect ownership of the James Center Property until the date that is the earlier to occur of: (i) the expiration of the 180-day period from December
14, 2005 or (ii) the sale of another property owned by an affiliate of the borrower to complete the exchange (such time, the "Exchange Date"). On the
Exchange Date, either Herald Towers, LLC or James Center Acquisition LLC (as
applicable, the "Exchange Owner") will become the sole member of James Center
Operating LLC pursuant to 1031 exchange documents and assignment and assumption documents that have been pre-approved by the lender.

     NRFCA WA Holdings LLC ("NRFCA"), which is an indirect wholly-owned subsidiary of NorthStar Realty Finance L.P., either owns, in the case of James
Center Acquisition LLC, or on the Exchange Date will own, in the case of Herald
Towers LLC, a $23,300,000 preferred equity interest in the Exchange Owner. The preferred equity interest is entitled to an annual preferred return, payable monthly in arrears, which accrues at the annual rate of 13%. If there is not sufficient cash flow to pay the entire accrued preferred return in any given month, then during the period commencing December 14, 2005 to, but not including, December 31, 2008, the portion of the preferred return over 9% per annum may be deferred to the extent there is insufficient cash flow and during the period commencing December 31, 2008 to, but not including, December 31,
2010, the portion of the preferred return over 11% per annum may be deferred to the extent there insufficient cash flow. The full amount of the preferred equity of $23,300,000 must be redeemed and all deferred and accrued interest must be paid by no later than December 14, 2012 (the "Mandatory Outside Redemption
Date"). Nevertheless, the preferred equity may not be redeemed prior to December
14, 2010. If the preferred return is not paid when due or if the preferred equity is not redeemed on or before the Mandatory Outside Redemption Date or upon certain other change of control events, NRFCA has the right, among other remedies, to take over the control of the Exchange Owner but is not entitled to become the common member of the Exchange Owner. The rights of NRFCA to pledge or transfer its preferred interest in the Exchange Owner are subject to the transfer provisions of the James Center Loan documents.

     The Property. The property securing the James Center Loan (the "James
Center Property") consists of a Class "A" office complex that contains approximately 974,268 square feet on 4.107 acres of land. The James Center
Property consists of three separate buildings with 14, 21, and 22 stories, respectively, located on 901, 1021 & 1051 East Cary Street, in the central business district of Richmond, Virginia. Amenities at the James Center Property
include a security system on every floor of the parking garages, a YMCA with a full fitness club, restaurants, retail shops, a private dining club for members only, a bank, access to an Omni Hotel, a garden style atrium and lobbies finished in white and red Italian marble.

                                      B-10

     Major Tenant Summary. The following tables show certain information regarding the ten largest tenants, based on annualized underwritten base rent, of the James Center Property.

        TEN LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT(1)

                             CREDIT RATING                      ANNUALIZED     % OF TOTAL       ANNUALIZED
                              (FITCH/S&P/     TENANT   % OF      U/W BASE    ANNUALIZED U/W   U/W BASE RENT      LEASE
TENANT NAME                   MOODY'S)(6)      NSRF    NRSF        RENT         BASE RENT        PER NRSF     EXPIRATION
--------------------------   -------------   -------   ----    -----------   --------------   -------------   ----------

1. McGuire Woods LLP(2)         NR/NR/NR     214,336   22.0%   $ 4,673,590        26.3%           $21.80       8/31/2015
2. Wachovia Bank N.A.          AA-/A+/Aa3    145,688   15.0      3,460,325        19.5             23.75       6/14/2012
3. Davenport & Company
   LLC(3)                       NR/NR/NR      90,649    9.3      1,932,335        10.9             21.32       8/31/2012
4. Williams Mullen              NR/NR/NR      97,126   10.0      1,592,866         9.0             16.40       6/30/2010
5. Master Lease(4)              NR/NR/NR      25,000    2.6        500,000         2.8             20.00          NAP
6. KPMG LLP                     NR/NR/NR      26,652    2.7        480,003         2.7             18.01       12/31/2011
7. Chesapeake Corporation       NR/NR/NR      21,488    2.2        454,256         2.6             21.14       9/30/2010
8. Ernst & Young U.S., LLP      NR/NR/NR      20,255    2.1        435,483         2.5             21.50       5/31/2010
9. Mercer Human Resources,
   Inc.(5)                    BBB/BBB/Baa2    28,350    2.9        400,019         2.3             14.11       6/30/2016
10. Marsh USA, Inc.(5)        BBB/BBB/Baa2    25,161    2.6        355,022         2.0             14.11       6/30/2016
                                             -------   ----    -----------        ----            ------
   TOTAL/WTD. AVG.                           694,705   71.3%   $14,283,898        80.4%           $20.56
                                             =======   ====    ===========        ====            ======

(1)  Annualized Underwritten Base Rent excludes vacant space.

(2)  Excluding 2,024 square feet in Tower 1 expansion space for which McGuire
     Woods LLP has exercised an expansion option, nor does it include 19,719 square feet in new space that the McGuire Woods LLP will be taking in Tower
     3 and for which a new lease is currently out for signature. McGuire Woods
     LLP is expected to take occupancy of both spaces and begin paying rent by
     June 1, 2006.

(3)  6,160 square feet expires on July 31, 2008.

(4)  Master lease to borrower affiliate.

(5)  Tenants have executed leases but are currently not in occupancy or paying rent.

(6)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

     Lease Expiration: The following table shows the lease expiration schedule for the James Center Property:

                          LEASE EXPIRATION SCHEDULE(1)

                                                                               APPROXIMATE %     ANNUALIZED
    YEAR ENDING                      % OF   CUMULATIVE % OF   ANNUALIZED U/W    OF TOTAL U/W   U/W BASE RENT
    DECEMBER 31     EXPIRING NRSF    NRSF      TOTAL SRSF        BASE RENT       BASE RENT          PSF
-----------------   -------------   -----   ---------------   --------------   -------------   -------------

       2005             15,973        1.6%         1.6%         $   233,223          1.3%          $14.60
       2006             49,272        5.1          6.7              924,692          5.2            18.77
       2007             13,376        1.4          8.1              248,058          1.4            18.54
       2008             25,456        2.6         10.7              438,786          2.5            17.24
       2009             66,993        6.9         17.6              895,777          5.0            13.37
       2010            163,265       16.8         34.3            2,893,255         16.3            17.72
       2011             26,652        2.7         37.1              480,003          2.7            18.01
       2012            230,177       23.6         60.7            5,234,594         29.5            22.74
       2013             37,164        3.8         64.5              481,909          2.7            12.97
2014 & Thereafter      292,847       30.1         94.6            5,928,631         33.4            20.24
      Vacant            53,093        5.4        100.0%                   0          0.0             0.00
                       -------      -----                       -----------        -----           ------
TOTAL/WTD. AVG.        974,268      100.0%                      $17,758,926        100.0%          $19.28
                       =======      =====                       ===========        =====           ======

(1)  Annualized Underwritten Base Rent excludes vacant space, but includes income from McGuire Woods LLP expansion space and Marsh and Mercer spaces where tenants are not yet in occupancy or paying rent.

(2)  "2014 & Thereafter" includes a 25,000 square foot master lease with a borrower affiliate.

                                      B-11

     Planned Improvements. Pursuant to James Center Loan documents, the borrower is allowed to make the following improvements to the James Center Property: (a)
if the borrower (x) is required as a result of the exercise by McGuire Woods,
LLP ("McGuire Woods") of the expansion option set forth in its lease and does not elect to partially defease the James Center Whole Loan pursuant to the terms of the James Center Loan documents and cause a release of One James Center from the lien of the mortgage, the borrower will be required to build a new building on the land adjacent to One James Center, (y) elects, at its option to construct a smaller building adjacent to One James Center, after obtaining the consent from McGuire Woods or a written waiver by McGuire Woods of its expansion option
(unless such option has lapsed or otherwise ceases to be effective) and/or (z)
elects to expand the parking deck located at the James Center Property, then the borrower will be permitted to construct the applicable improvements, subject to the satisfaction of the conditions set forth in the James Center Loan documents, which conditions include, but are not limited to, 125% of the anticipated amount to complete the construction or the delivery of a letter of credit in such amount and having the guarantor provide a full recourse guaranty.

     Reserves. In addition to up-front tax and insurance reserves (the "Tax and
Insurance Reserve"), the borrower is required to make monthly deposits into the
Tax and Insurance Reserve in an amount equal to 1/12th of the estimated annual insurance premiums and real estate taxes. The borrower is also required to make monthly deposits equal to $12,178 for the payment of capital expenditures into a replacements reserve.

     At origination, the borrower deposited $2,100,000 into a reserve account for the payment of tenant improvements and leasing commissions ("TI/LC
Reserve"). If the amount in the TI/LC Reserve drops below $2,100,000, the borrower is required to make monthly deposits in an amount equal to $71,234, until such time as the amount in the TI/LC Reserve is equal to $2,100,000.
Additionally, the borrower posted a letter of credit in the amount of
$2,350,738.23 for tenant improvements and leasing commissions relating to Marsh
USA ("Marsh") and Mercer Human Resources, Inc. ("Mercer") (the "M&M TI/LC
Reserve") spaces in the James Center Property. The M&M TI/LC Reserve will be released to reimburse the borrower for tenant improvements and leasing commissions related to the Marsh and Mercer spaces. In addition, the borrower posted a letter of credit in the amount of $1,443,831 which represents 12 months of base rent and underwritten reimbursements from Marsh and $1,193,831 from
Mercer, and six months of base rent totaling $250,000 under a master lease with a borrower affiliate.

     Insurance Requirements. The borrower is required to maintain comprehensive all risk insurance and insurance coverage for terrorism and acts of terrorism.

     Lockbox; Sweep of Excess Cash Flow. A hard lockbox is in place with respect to the James Center Loan.

     Mezzanine Loan. None permitted.

     Additional Debt. None permitted, except for (i) trade payables incurred in the ordinary course of business and/or (ii) financing leases and purchase money indebtedness incurred in the ordinary course of business; provided, however, in no event shall the aggregate amount of indebtedness described in (i) and (ii)
above exceed $4.5 million.

     Partial Defeasance. Partial Release. After the expiration of the defeasance lockout period but prior to the Anticipated Repayment Date, the borrower has the right to defease a portion of the James Center Mortgage Loan and obtain the release of one or more buildings from the James Center Property, if (x) in the case of a release of Three James Center, the borrower intends to further develop
Three James Center to, among other things, add up to approximately 250,000 square feet of rentable area to that building or (y) in the case of a release of
One James Center, the borrower either (i) intends to further develop One James
Center to, among other things, construct a second office tower containing approximately 25,000 square feet of rentable area on the plaza area of the One
James Center parcel or (ii) elects to defease a portion of the James Center
Mortgage Loan after McGuire Woods has requested the build out of the second office tower on the plaza area of the One

                                      B-12

James Center parcel. In such event, the borrower will be required to comply with the following conditions: (i) the principal balance of the defeased portion of the James Center Loan must be equal to 125% of the allocated loan amount for the building being released; (ii) the remaining property must have a loan-to-value ratio that is not greater than the lesser of the loan-to-value ratio of the
James Center Loan as of the origination date and the loan-to-value ratio of the
James Center Loan in effect immediately prior to the release and a debt service coverage ratio that is not less than the greater of the debt service coverage ratio of the James Center Loan as of the origination date and the debt service coverage ratio of the James Center Loan in effect immediately prior to the release and (iv) the lender must have received confirmation from each rating agency then rating the certificates that such release will not result in the downgrade, qualification or withdrawal of the rating assigned to the certificates (and any certificates issued by a securitization trust into which the James Center Companion Loan has been deposited).

                                      B-13

                           SEVEN SPRINGS VILLAGE LOAN

                                   [GRAPHIC]

                                      B-14

                           SEVEN SPRINGS VILLAGE LOAN

                                      [MAP]

                                      B-15

                           SEVEN SPRINGS VILLAGE LOAN

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
                             ORIGINAL           CUT-OFF DATE
                           -----------          ------------
BALANCE(1):                $93,000,000          $93,000,000
% OF POOL BY UPB:          5.41%
ORIGINATION DATE:          August 31, 2005
ORIGINATOR:                GMACCM
COUPON:                    5.42%
INTEREST ACCRUAL:          Actual/360
TERM:                      60 months
AMORTIZATION:              Interest only through and including the payment date
                           occurring immediately prior to the maturity date,
                           with a balloon payment due on the maturity date.
OWNERSHIP INTEREST:        Fee Simple
PAYMENT DATE:              1st of the month
MATURITY DATE:             September 1, 2010
SPONSOR:                   Scott Ross
BORROWER:                  Seven Springs Investments, LLC
CALL PROTECTION/LOCKOUT:   Defeasance permitted after 2 years from the date of
                           securitization with U.S. government securities. The
                           loan is not prepayable until 1 month prior to
                           maturity.
CUT-OFF DATE LOAN PER
UNIT:                      $94,608
UP-FRONT RESERVES(2):      Insurance:           $     95,255
                           Taxes:               $     81,086
                           Immediate Repairs:   $     34,440
ONGOING/SPRINGING
RESERVES(2):               Taxes, insurance and replacements
CASH MANAGEMENT:           Soft, Springing Hard lockbox
ADDITIONAL SECURED/
MEZZANINE DEBT(3):         The mortgage property also secures a subordinate note
                           with an initial principal balance of $5,000,000. No
                           further secured and/or mezzanine debt is permitted.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:    Single Asset
PROPERTY TYPE:             Multifamily
PROPERTY LOCATION:         College Park, Maryland
OCCUPANCY:                 95.6%
OCCUPANCY AS OF DATE:      November 7, 2005
YEAR BUILT:                1967-1974
YEAR RENOVATED:            2002
COLLATERAL:                The collateral consists of 15 buildings on a total
                           of 33.19 acres which contain 983 residential units,
                           and 5 commercial units.
PROPERTY MANAGEMENT:       Realty Management Services, Inc.
APPRAISED VALUE:           $131,000,000
APPRAISED VALUE DATE:      June 22, 2005
CUT-OFF DATE LTV(1):       70.99%
BALLOON LTV(1):            70.99%
U/W NOI:                   $7,709,376
U/W NCF:                   $7,463,626
ANNUAL DEBT SERVICE:       $5,110,608
U/W NOI DSCR(1):           1.51x
U/W NCF DSCR(1):           1.46x
--------------------------------------------------------------------------------

(1)  The subject loan with an original principal amount of $93,000,000 represents a senior note in a whole loan with an original principal amount of $98,000,000. The subordinate note, in an original principal amount of
     $5,000,000, is not included in the trust. All aggregate LTV, DSCR and loan
     PSF numbers in this table are based on the total $93,000,000 senior financing.

(2)  See "Reserves" below.

(3)  See "B Note" below.

                                      B-16

     The Loan. The third largest loan (the "Seven Springs Village Loan"), representing approximately 5.41% of the initial pool balance, with a cut-off date principal balance of $93,000,000, is a five year balloon loan that has a maturity date of September 1, 2010, and provides for monthly payments of interest only. The Seven Springs Village Loan is secured by, among other things, an indemnity deed of trust, assignment of rents and leases, security agreement and fixture filing, encumbering the fee ownership interest in the Seven Springs
Village Property (as defined herein).

     The Seven Springs Village Property also secures a $5,000,000 subordinate note (the "Seven Springs Village B Note," and together with the Seven Springs
Village Loan, the "Seven Springs Village Whole Loan"). Only the Seven Springs
Village Loan is included in the trust. The Seven Springs Village B Note will be serviced pursuant to the pooling and servicing agreement. See "Description of the Mortgage Pool--The Seven Springs Village Whole Loan" and "-- Rights Of The
Holder of the Seven Springs Village B Note".

     The Borrower. The borrower under the Seven Springs Village Loan is a special purpose entity for which a non-consolidation opinion was obtained at closing. In order to obtain certain tax benefits, the owner of the Seven Springs
Village Property, Seven Springs Village, LLC, a Maryland limited liability company (the "Seven Springs Village Property Owner"), which is also the sole member of the borrower, agreed to guarantee the Seven Springs Village Loan and be the grantor under the deed of trust that secures the Seven Springs Village
Loan. The Seven Springs Property Owner is a special purpose entity for which a non-consolidation opinion was obtained at closing. Commercial Equity
Investments, Inc., which is an affiliate of GMACCM, holds a 70% membership interest in the Seven Springs Village Property Owner. The borrower is sponsored by Scott Ross.

     The Property. The property consists of twelve garden style buildings, two mid-rise buildings and one high-rise building with a total of 983 apartment units on a 33.19 acre parcel of land (collectively, the "Seven Springs Village
Property"). The unit mix is comprised of 112 efficiencies, 432 one-bedroom apartments, 391 two-bedroom units, 46 three-bedroom units and 2 four-bedroom units. Amenities at the Seven Springs Village Property include onsite laundry, a fitness center, tennis courts, a swimming pool, playgrounds and onsite parking.
Five commercial units totaling 8,910 sq. ft., including a convenience store, a day care center, a hair salon and a security office, are located on-site. The
Seven Springs Village Property was developed between 1967-1974 and was renovated in 2002.

     According to an appraisal performed by Joseph J. Blake & Associates dated
July 8, 2005*, the Seven Springs Village Property is located in the College Park area of Prince George's County, just inside the Capital Beltway, in the
Washington DC MSA. The appraiser surveyed 11 properties in the market area of the Seven Springs Village Property. According to the appraisal, the data suggested a market vacancy rate of 5%.

     Reserves. At origination, the borrower made initial deposits into reserve accounts for the payment of insurance premiums in the amount of $95,255 and for the payment of real estate taxes in the amount of $81,086. The Seven Springs
Village Loan requires the borrower to make monthly deposits into such reserve accounts in an amount equal to 1/12 of the estimated annual insurance premiums and real estate taxes. In addition, at origination, the borrower made an initial deposit into a reserve account for immediate repairs in the amount of $34,400.

     The Seven Springs Village Loan requires the borrower to make monthly deposits for the payment of capital expenditures into a replacements reserve account in an amount equal to $22,527.

     Insurance Requirements. The borrower is required to maintain comprehensive all risk insurance and insurance coverage for terrorism and acts of terrorism throughout the term of the Seven Springs Village Loan.

     B Note. The Seven Springs Village Loan represents the senior note with an initial principal balance of $93,000,000 in a whole loan with an original initial principal balance of $98,000,000. The whole loan also consists of the
Seven Springs Village B Note, which is not an asset of the trust. The Seven
Springs Village B Note is a five-year balloon loan that has a maturity date of

                                      B-17

September 1, 2010 and provides for monthly payments of interest only subject to an interest rate of 12.28%. The initial holder of the Seven Springs Village B
Note is GMACCM, which is one of the mortgage loan sellers. The rights of the holders of the Seven Springs Village Loan and the Seven Springs Village B Note
are set forth in a co-lender agreement (as more particularly described in the prospectus supplement) that provides for, among other things, the right of the holder of the Seven Springs Village B Note to (i) cure certain events of default by the related borrower and (ii) purchase the Seven Springs Village Loan under certain conditions, including an event of default by the related borrower.

     Additional Secured Debt/Mezzanine Loan. No other debt is permitted, including mezzanine debt, other than trade payables and debt incurred in the ordinary course of the borrower's ownership and operation of the property, to the extent such debt does not exceed 2% of the whole loan amount and is paid within 60 days of the date incurred.

----------
(*)  None of the depositor, the underwriters, the mortgage loan sellers or any of their respective affiliates has independently verified any of the information in such appraisal and none of such persons makes any representation regarding the accuracy or completeness of such information.

                                      B-18

                       DESIGN CENTER OF THE AMERICAS LOAN

                                    [GRAPHIC]

                                      B-19

                       DESIGN CENTER OF THE AMERICAS LOAN

                                      [MAP]

                                      B-20

                       DESIGN CENTER OF THE AMERICAS LOAN

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
                                 ORIGINAL             CUT-OFF DATE
                                 --------             ------------
BALANCE(1):                      $92,500,000           $92,500,000
% OF POOL BY UPB:                5.38%
ORIGINATION DATE:                June 30, 2005
ORIGINATOR:                      GACC
COUPON:                          5.92722%
INTEREST ACCRUAL:                Actual/360
TERM:                            121 months
AMORTIZATION:                    Interest only for the initial 36 months of the
                                 term, thereafter amortizes on a 30-year
                                 schedule.
OWNERSHIP INTEREST:              Fee simple
PAYMENT DATE:                    1st of the month
MATURITY DATE:                   August 1, 2015
SPONSOR:                         Charles Cohen
BORROWER:                        Design Center of the Americas, LLC
CALL PROTECTION/LOCKOUT:         Defeasance is permitted on or after August 1,
                                 2008. The loan is prepayable on or after May 1,
                                 2015 without penalty.
CUT-OFF DATE LOAN PSF(1):        $239
UP-FRONT RESERVES:               Tax:                  $   616,903
                                 Insurance:            $    31,167
                                 Immediate Repairs:    $    66,300
ONGOING/SPRINGING RESERVES(3):   Taxes, insurance and replacements.
CASH MANAGEMENT(2):              Hard lockbox
PARI PASSU BALANCE(1):           $92,500,000
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:          Single Asset
PROPERTY TYPE:                   Retail
PROPERTY LOCATION:               Dania Beach, Florida
OCCUPANCY:                       93.6%
OCCUPANCY AS OF DATE:            February 28, 2005
YEAR BUILT:                      1985
YEAR RENOVATED:                  2001
COLLATERAL:                      The collateral consists of a first mortgage on
                                 the borrower's fee simple interest in three,
                                 four-story buildings with 774,573 square feet
                                 of retail space.
PROPERTY MANAGEMENT:             Cohen Brothers Realty Corporation of Florida,
                                 LLC (a borrower affiliate).
APPRAISED VALUE:                 $250,350,000
APPRAISED VALUE DATE:            May 18, 2005
CUT-OFF DATE LTV(1):             73.90%
BALLOON LTV(1):                  66.58%
U/W NOI:                         $18,896,140
U/W NCF:                         $18,626,302
ANNUAL DEBT SERVICE:             $6,603,161
U/W NOI DSCR(1):                 1.43x
U/W NCF DSCR(1):                 1.41x
--------------------------------------------------------------------------------

(1)  The $92,500,000 loan represents a pari passu A-2 note from a first mortgage in the original principal amount of $185,000,000. The A-2 note is being contributed to the trust. The pari passu A-1 note was sold in the GECMC
     2005-C4 securitization. All aggregate LTV, DSCR and Loan PSF numbers in this table are based on the total $185,000,000 financing.

(2)  See "Lockbox; Sweep of Excess Cash Flow" below.

(3)  See "Reserves" below.

                                      B-21

     The Loan. The fourth largest loan (the "Design Center of the Americas
Loan") represents approximately 5.38% of the initial pool balance, with a cut-off date principal balance of $92,500,000 and a maturity date of August 1,
2015. The Design Center of the Americas Loan is interest only for the first three-years of its term and amortizes on a 30-year schedule thereafter. The
Design Center of the Americas Loan is secured by, among other things an Amended and Restated Mortgage, Assignment of Leases and Rents, Security Agreement,
Fixture Filing and Financing Statement that encumbers the borrower's fee interest in the Design Center of the Americas Property (as defined herein).
There is an additional pari passu note, a $92,500,000 A-1 note that was sold in the GECMC 2005-C4 securitization (the "Design Center of the Americas Companion
Loan"). The Design Center of the Americas Companion Loan bears interest at the same interest rate and has the same maturity date as the Design Center of the
Americas Loan.

     The Borrower. The borrower under the Design Center of the Americas Loan,
Design Center of the Americas, LLC, a Delaware limited liability company, is a single-purpose, bankruptcy-remote entity for which a non-consolidation opinion was obtained at closing. The borrower is sponsored by Charles Cohen. Charles
Cohen was a vice president and General Counsel for Cohen Brothers Realty
Corporation ("CBRC") until 1983 when Mr. Cohen was named CBRC's president. Mr.
Cohen owns and operates three other design centers, including Pacific Design
Center in West Hollywood, California, the Decoration and Design Building ("D&D
Building) in New York City and Decorative Center Houston in Texas. Mr. Cohen's
portfolio of real estate includes over 11 million square feet of space in New
York, Florida, Texas and Southern California.

     The Property. The property consists of three, four-story interconnected buildings totaling 774,573 square feet of retail space (the "Design Center of the Americas Property"). The Design Center of the Americas Property is located along I-95 immediately across the highway from a Bass Pro Shop, in central
Broward County and is easily accessible from all points in the tri-county areas of Miami-Dade, Broward and Palm Beach Counties. The Design Center of the
Americas Property was constructed in 1985 and further expanded in 1988 and most recently in 2001.

     Major Tenant Summary. The following tables shows certain information regarding the eight largest tenants based on square feet of the Design Center of the Americas Property.

                      SIGNIFICANT TENANTS BASED ON NRSF(1)

                       TENANT   % OF     LEASE
TENANT NAME             NRSF    NRSF   EXPIRATION    RENT PSF (1)
-------------------   -------   ----   ----------    ------------
Baker Knapp & Tubbs    37,808    4.9%  12/31/2010       $16.16
Judith Norman/TJRM     29,607    3.8   12/31/2013        27.81
Jerry Pair             28,023    3.6   04/30/2011        32.21
Bill Nessen            20,520    2.7   Various(2)        30.50
Robert Allen           17,603    2.3   08/31/2006        33.33
E.G. Cody              16,151    2.1   02/28/2011        37.09
Sherrill Furniture     15,457    2.0   06/30/2005(3)     34.26
Design West            14,108    1.8   12/31/2009        31.16
                      -------   ----                    ------
TOTAL / WTD. AVG.     179,277   23.2%                   $28.55
                      =======   ====                    ======

(1)  Information obtained from the underwritten rent roll.

(2)  Bill Nessen leases 12,094 square feet of space that expires on September
     30, 2007 and 8,426 square feet of space that expires on October 31, 2009.

(3)  Sherrill Furniture is in-place, paying rent and in negotiations to extend its lease.

                                      B-22

     Lease Expiration. The following table shows the lease expiration schedule and recently signed leases for the Design Center of the Americas Property:

                          LEASE EXPIRATION SCHEDULE(1)

                                                                                      ANNUALIZED
                                             CUMULATIVE    ANNUALIZED    % OF BASE        U/W
                          EXPIRING    % OF      % OF          U/W       ACTUAL RENT    BASE RENT
YEAR ENDING DECEMBER 31     NRSF      NRSF    TOTAL SF     BASE RENT      ROLLING         PSF
-----------------------   --------   -----   ----------   -----------   -----------   ----------

2005                        66,055     8.5%      8.5%     $ 2,347,157       10.2%       $35.53
2006                        95,616    12.3      20.9        3,169,344       13.7         33.15
2007                        93,837    12.1      33.0        3,136,098       13.6         33.42
2008                        83,018    10.7      43.7        2,810,018       12.2         33.85
2009                        72,241     9.3      53.0        2,191,793        9.5         30.34
2010                        93,112    12.0      65.1        2,508,364       10.9         26.94
2011                        97,014    12.5      77.6        3,309,452       14.4         34.11
2012                         9,695     1.3      78.8          234,778        1.0         24.22
2013                        65,319     8.4      87.3        2,057,980        8.9         31.51
2014                            --     0.0      87.3               --        0.0          0.00
2015                        20,428     2.6      89.9          642,887        2.8         31.47
2016(2)                     28,775     3.7      93.6          656,674        2.9         22.82
Vacant                      49,463     6.4     100.0               --        0.0          0.00
                           -------   -----                -----------      -----        ------
TOTALS/WTD. AVG.           774,573   100.0%               $23,064,546      100.0%       $31.81
                           =======   =====                ===========      =====        ======

(1)  Information obtained from underwritten rent roll.

(2)  Includes the 5,064 square foot Resource Center which pays no rent; however income is derived from referral service designers and suppliers.

     Reserves. At origination, the borrower made an initial deposit into a reserve account for the payment of (i) insurance premiums in the amount of
$31,167, (ii) real estate taxes in the amount of $616,903 and (iii) immediate repairs in the amount of $31,167. The Design Center of the Americas Loan requires the borrower to make monthly deposits for the payment of capital expenditures into a replacements reserve in an amount equal to $21,946, for the payment of insurance in an amount equal to $31,167, and for the payment of real estate taxes in an amount equal to $154,226.

     Insurance Requirements. The borrower is required to maintain comprehensive all risk insurance and so long as the Terrorism Risk Insurance Act of 2002
("TRIA") or a similar statute is in effect, the borrower is required to maintain insurance coverage for terrorism and acts of terrorism equal to not less than the lesser of the (1) then outstanding principal balance of the Design Center of the Americas Loan and (2) sum of full replacement cost of the Design Center of the Americas Property plus 18 months of business interruption coverage. If TRIA or a similar statute is not in effect, then the borrower is required to carry terrorism insurance throughout the term of the Design Center of the Americas
Loan; provided, however, if the cost of obtaining terrorism insurance exceeds
$150,000, the borrower is only required to purchase the greatest amount of terrorism coverage that can be obtained for $150,000.

     Lockbox; Sweep of Excess Cash Flow. A hard lockbox is in place with respect to the Design Center of the Americas Loan.

     Mezzanine Loan. None permitted.

     Additional Debt. None permitted, except for (i) taxes incurred in the ordinary course of business, (ii) trade and operational debt incurred in the ordinary course of business, provided that such debt may not exceed $5 million and (iii) capital expenditures having a cost not in excess of $6 million.

                                      B-23

                              BELLSOUTH TOWER LOAN

                                    [GRAPHIC]

                                      B-24

                              BELLSOUTH TOWER LOAN

                                      [MAP]

                                      B-25

                              BELLSOUTH TOWER LOAN

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
                             ORIGINAL          CUT-OFF DATE
                           -----------         ------------
BALANCE:                   $76,000,000          $75,933,816
% OF POOL BY UPB:          4.42%
ORIGINATION DATE:          November 17, 2005
ORIGINATOR:                GMACCM
COUPON:                    5.81%
INTEREST ACCRUAL:          Actual/360
TERM:                      120 months
AMORTIZATION:              360 Months
OWNERSHIP INTEREST:        Fee Simple
PAYMENT DATE:              1st of the month
MATURITY DATE:             December 1, 2015
SPONSOR:                   The El-Ad Group, Ltd., a
                           Delaware corporation
BORROWER:                  El-Ad Florida LLC, a Florida limited liability
                           company
CALL PROTECTION/LOCKOUT:   Defeasance permitted after 2 years from the date of
                           securitization with U.S. government securities. The
                           loan is not prepayable until after 1 month prior to
                           maturity.
CUT-OFF DATE LOAN PSF:     $79
UP-FRONT RESERVES(1):      Insurance: $ 91,837
                           Taxes:     $130,409
ONGOING/SPRINGING
RESERVES:                  Taxes, insurance, TI/LC and replacements
CASH
MANAGEMENT:                Soft lockbox
ADDITIONAL SECURED/
MEZZANINE DEBT(2):         $6,500,000
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:    Single Asset
PROPERTY TYPE:             Office
PROPERTY LOCATION:         Jacksonville, Florida
OCCUPANCY:                 81.6%
OCCUPANCY AS OF DATE:      July 31, 2005
YEAR BUILT:                1983
YEAR RENOVATED:            NAP
COLLATERAL:                The collateral consists of a 2.26 acre parcel of land
                           improved with a 956,201 Square feet, 30-story office
                           building. The property also includes a .75 acre
                           parcel of land improved with a 7-story, 641 space
                           parking structure.
PROPERTY MANAGEMENT:       Continental Asset Management, Inc.
APPRAISED VALUE:           $98,500,000
APPRAISED VALUE DATE:      September 28, 2005
CUT-OFF DATE LTV:          77.09%
BALLOON LTV:               65.06%
U/W NOI:                   $7,372,722
U/W NCF:                   $6,488,605
ANNUAL DEBT SERVICE:       $5,356,997
U/W NOI DSCR:              1.38x
U/W NCF DSCR:              1.21x
--------------------------------------------------------------------------------

(1) See "Reserves" below.

(2) See "Mezzanine Loan" below.

                                      B-26

     The Loan. The fifth largest loan (the "BellSouth Tower Loan"), representing approximately 4.42% of the initial pool balance, with a cut-off date principal balance of $76,000,000, is a 120-month balloon loan that has a maturity date of
December 1, 2015 and provides for monthly payments of principal and interest based on a 30-year amortization schedule. The BellSouth Tower Loan is secured by, among other things, a mortgage, assignment of rents and leases, security agreement and fixture filing encumbering the borrower's fee ownership interest in the BellSouth Tower Property (as defined herein).

     The Borrower. The borrower under the BellSouth Tower Loan is El-Ad Florida
LLC, a Florida limited liability company, that is a special-purpose entity for which a non-consolidation opinion was obtained at closing. The borrower is sponsored by El-Ad Group, Ltd., a Delaware limited liability company.

     The Property. The property consists of a 30-story office building containing 956,201 NRSF on a 2.26 acre parcel of land (the "BellSouth Tower
Property"). Amenities at the BellSouth Tower Property include a 750-seat cafeteria and a 280-seat auditorium. The BellSouth Tower Property also includes a 0.75-acre parcel of land that contains a 7-story, 641 space parking structure located one block to the west of the main building. The improvements were constructed in 1983.

     The BellSouth Tower Property is located within the downtown submarket of
Jacksonville along the north bank of the St. John's River in the central business district. According to the appraisal performed by Cushman and
Wakefield, Inc., dated September 30, 2005*, the downtown office market, which is part of the Jacksonville MSA, contains over 7.6 million Square feet of existing inventory. The appraisal noted that the overall Jacksonville office market vacancy was 16.67%. The appraiser concluded that market rent is $18.00 PSF for space of 25,000 Square feet and greater and $18.50 PSF for space less than
25,000 Square feet. Average rent PSF at the BellSouth Tower Property was underwritten at $12.06 PSF and vacancy was underwritten at 19.67% based on the actual economic vacancy as of July 31, 2005.

     Major Tenant Summary. The following tables show certain information regarding the ten largest tenants, based on annualized underwritten base rent, of the BellSouth Tower Property.

        TEN LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT(1)

                                                                            % OF TOTAL   ANNUALIZED
                           CREDIT RATING(2)                    ANNUALIZED   ANNUALIZED    U/W BASE
                              (FITCH/S&P/      TENANT   % OF       U/W          U/W       RENT PER       LEASE
        TENANT NAME            MOODY'S)         NSRF    NRSF    BASE RENT    BASE RENT      NRSF      EXPIRATION
------------------------   ----------------   -------   ----   ----------   ----------   ----------   ----------

 1. BellSouth                   A/A/A2        411,272   43.0%  $4,874,953      58.5%       $11.85      4/20/2009(3)
 2. CSX                      BBB-/BBB/Baa2    279,341   29.2    2,642,566      31.7          9.46      4/30/2011(4)
 3. CSX RPI                  BBB-/BBB/Baa2     27,568    2.9      275,680       3.3         10.00      4/30/2011
 4. Keane, Inc.                NR/NR/NR        10,771    1.1      143,901       1.7         13.36      5/31/2006
 5. CitiStreet                 NR/NR/NR        11,054    1.2      136,296       1.6         12.33      8/31/2006
 6. LA Cafe                    NR/NR/NR        13,451    1.4       60,000       0.7          4.46      3/31/2012
 7. Florida Telco Credit       NR/NR/NR         3,559    0.4       30,358       0.4          8.53      6/30/2008
 8. Dr. Burnside               NR/NR/NR         1,290    0.1       26,948       0.3         20.89      4/30/2014
 9. Cyberexpress               NR/NR/NR         1,756    0.2       22,494       0.3         12.81      8/31/2006
10. For All Seasons            NR/NR/NR         1,752    0.2       19,272       0.2         11.00      10/31/2008
                                              -------   ----   ----------      ----        ------
    TOTAL/WTD. AVG.                           761,814   79.7%  $8,232,468      98.9%       $10.81
                                              =======   ====   ==========      ====        ======

(1)  Annualized Underwritten Base Rent excludes vacant space.

(2)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)  Bell South has the right to surrender up to 4,678 Square feet of their leased space before the lease expiration.

(4)  CSX shall have the right beginning on May 1, 2007 and on each May 1st thereafter to surrender up to 69,835 Square feet of their leased space per year (for a total of 279,340 Square feet) before the lease expiration.

----------
(*)  None of the depositor, the underwriters, the mortgage loan sellers or any of their respective affiliates has independently verified any of the information in such appraisal and none of such persons makes any representation regarding the accuracy or completeness of such information.

                                      B-27

     Lease Expiration: The following table shows the lease expiration schedule for the BellSouth Tower Property:

                         LEASE EXPIRATION SCHEDULE(1)(*)

                                                                                   APPROXIMATE %   ANNUALIZED
YEAR ENDING                                        CUMULATIVE %   ANNUALIZED U/W    OF TOTAL U/W    U/W BASE
DECEMBER 31           EXPIRING NRSF   % OF NRSF   OF TOTAL NRSF      BASE RENT       BASE RENT      RENT PSF
-------------------   -------------   ---------   -------------   --------------   -------------   ----------

2005                        150          0.0%           0.0%        $    1,200          0.0%        $  8.00
2006                     23,781          2.5            2.5            317,891          3.8           13.37
2007                        402          0.0            2.6              7,457          0.1           18.55
2008                      7,485          0.8            3.4             95,392          1.1           12.74
2009(3)                 412,127         43.8           47.2          4,887,017         58.7           11.86
2010                          0          0.0           47.2             12,966          0.2            NAP
2011                    306,909         32.6           79.7          2,918,246         35.0            9.51
2012                     13,451          1.4           81.2             60,000          0.7            4.46
2013                          0          0.0           81.2                  0          0.0               0
2014 & Thereafter         1,290          0.1           81.3             26,948          0.3           20.89
Vacant                  175,935         18.7          100.0                 --           --              --
                        -------         ----                        ----------         ----         -------
   TOTAL/WTD. AVG.      941,530(2)       100%                       $8,327,117          100%        $ 10.88
                        =======         ====                        ==========         ====         =======

(1)  Annualized Underwritten Base Rent excludes vacant space.

(2)  Does not include 14,671 SF of space at the property for which no rent was underwritten.

(3)  Includes space that is the subject of the master lease. See "Master Lease"
     below.

(*)  BellSouth and CSX have early termination options for a combined total of
     284,018 Square feet. The lease expiration schedule is based on the actual lease expirations per the leases, and not on any early termination rights.

     Reserves. At origination, the borrower made an initial deposit into certain reserve accounts for the payment of insurance premiums in the amount of $91,837 and for the payment of real estate taxes in the amount of $130,409. The mortgage loan requires the borrower to make monthly deposits into such reserve accounts in an amount equal to 1/12 of the estimated annual insurance premiums and real estate taxes.

     The mortgage loan requires the borrower to make monthly deposits for the payment of capital expenditures into a replacements reserve account in an amount equal to $11,976, and for the payment of tenant improvements and leasing commissions in the amount of $62,955.

     Insurance Requirements. The borrower is required to maintain comprehensive all risk insurance and insurance coverage for terrorism and acts of terrorism throughout the term of the loan.

     Lockbox; Sweep of Excess Cash Flow. A soft lockbox is in place with respect to the BellSouth Tower Loan. The borrower will cause all income, revenues and receipts from the BellSouth Tower Property to be deposited into the lockbox account. Control of the lockbox account will revert from the borrower to the lender upon the occurrence of an event of default under the BellSouth Tower Loan documents or a BellSouth Tower Sweep Event and funds in the lockbox will be applied to pay operating costs of the BellSouth Tower Property, any amounts due under the BellSouth Tower Loan and the related mezzanine loan, and to fund certain reserve accounts with respect to re-tenanting costs associated with the space leased at the BellSouth Tower Property. The borrower may cure a BellSouth
Sweep Event, and thereby regain control of the lockbox account, provided that, among other things, Bell South or CSX, as applicable, renews its respective lease, or space that is vacated by Bell South or CSX is leased to new tenants, in each case at then current market rates. A "BellSouth Sweep Event" means the earlier of (i) Bell South or CSX giving notice to the borrower of its intent to vacate more than 25% of the respective space leased by Bell South or CSX at the
BellSouth Tower Property, (ii) Bell South or CSX actually vacating more than 25%
of its respective lease space, or (iii) Bell South or CSX failing to give notice to the borrower exercising its lease extension option by the required date(s)
set forth in the respective lease.

     Additional Secured Debt/Mezzanine Loan. A floating interest rate mezzanine loan in the initial principal amount of $6,500,000 was made by GMACCM (the
"BellSouth Tower Mezzanine Lender") to El-Ad South LLC (the "BellSouth Tower

                                      B-28

Mezzanine Borrower"). The mezzanine loan is secured by a pledge of the equity interests in the borrower under the BellSouth Tower Loan. The maturity date of the mezzanine loan is December 9, 2008, plus extensions. Commencing on January
9, 2006, and continuing each month through the month immediately prior to the maturity date, the BellSouth Tower Mezzanine Borrower is required to make monthly payments of principal based on a 15 year amortization schedule and interest, plus any other amounts due under the mezzanine loan agreement. The
BellSouth Tower Mezzanine Lender has entered into an intercreditor agreement with the lender under the BellSouth Tower Loan that subordinates the mezzanine loan to the BellSouth Tower Loan.

     No other debt is permitted, including mezzanine debt, other than trade payables and debt incurred in the ordinary course of borrower's ownership and operation of the property, to the extent such debt does not exceed 2% of the loan amount and is paid within 60 days of the date incurred.

     Master Lease. The borrower has entered into a master lease with El Ad
Group, Ltd., the sole member of the borrower, the term of which will commence only if, among other things, Bell South, the largest tenant at the BellSouth
Tower Property, (i) stops making payments pursuant to its lease (the "BellSouth
Lease") or makes payments that are less than required pursuant to the BellSouth
Lease, (ii) abandons or vacates the BellSouth Tower Property or (iii) exercises its extension option on terms less favorable than those set forth in the
BellSouth Lease. The master lease provides that El Ad Group, Ltd. will, upon the commencement of the term of the master lease, make all payments due to the borrower by Bell South under the BellSouth Lease as if the lease had been extended. El Ad Group, Ltd.'s obligations to make payments pursuant to the master lease are guaranteed by Itshak Sharon Tshuva pursuant to a guarantee between Mr. Tshuva and the borrower. The term of the master lease is 12 years from the date of its commencement.

                                      B-29

                        BEYMAN MULTIFAMILY PORTFOLIO LOAN

                                    [GRAPHIC]

                                      B-30

                        BEYMAN MULTIFAMILY PORTFOLIO LOAN

                                      [MAP]

                                      B-31

                        BEYMAN MULTIFAMILY PORTFOLIO LOAN

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
                                    ORIGINAL           CUT-OFF DATE
                                  -----------          ------------
BALANCE:                          $67,625,000           $67,625,000
% OF POOL BY UPB:                 3.93%
ORIGINATION DATE:                 November 30, 2005
ORIGINATOR:                       GACC
COUPON:                           5.7680%
INTEREST ACCRUAL:                 Actual/360
TERM:                             120 months
AMORTIZATION:                     Interest only through and including the
                                  payment date occurring in December
                                  2010; thereafter, amortizes on a 30-year
                                  schedule.
OWNERSHIP INTEREST:               Fee simple
PAYMENT DATE:                     1st of the month
MATURITY DATE:                    December 1, 2015
SPONSORS:                         Ezra Beyman and Samuel Weiss
BORROWERS:                        Empirian on Central, LLC, Bush Realty
                                  on Central, LLC, Empirian Southwind,
                                  LLC and Bush Realty Southwind, LLC
CALL PROTECTION/LOCKOUT(1):       Defeasance is permitted two years from
                                  the date of securitization. The loan is
                                  prepayable on and after September 1,
                                  2015 without penalty.
CUT-OFF DATE LOAN PER UNIT        $93,924
UP-FRONT RESERVES:                Deferred Maintenance: $     6,250
                                  Taxes:                $   487,404
                                  Insurance:            $    71,215
ONGOING/SPRINGING RESERVES:       Taxes, insurance and replacements.
CASH MANAGEMENT:                  Soft lockbox
ADDITIONAL SECURED/MEZZANINE
DEBT:                             None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Portfolio
PROPERTY TYPE:                    Multifamily

PROPERTY LOCATION:                Phoenix, Arizona and Memphis,
                                  Tennessee
PORTFOLIO OCCUPANCY:              97.0%
PORTFOLIO OCCUPANCY AS OF DATE:   October 27, 2005
YEAR BUILT:                       2000-2001
YEAR RENOVATED:                   NAP
COLLATERAL:                       Two cross-collateralized and cross
                                  defaulted loans secured by the borrowers'
                                  fee simple interest in 720 residential units
                                  in 32 three-story buildings.
PROPERTY MANAGEMENT:              Empirian Property Management, Inc. (a
                                  borrower affiliate).
APPRAISED VALUE:                  $87,000,000
APPRAISED VALUE DATE (EMPIRIAN
ON CENTRAL / SOUTHWIND):          September 28, 2005

                                  September 21, 2005

CUT-OFF DATE LTV:                 77.73%
BALLOON LTV:                      72.48%
PORTFOLIO U/W NOI:                $5,229,295
PORTFOLIO U/W NCF:                $5,085,295
ANNUAL DEBT SERVICE(2):           $4,744,977
U/W NOI DSCR(3):                  1.29x
U/W NCF DSC(3):                   1.25x
--------------------------------------------------------------------------------

(1)  See "Property Release" below.

(2)  Annual Debt Service based on 30-year amortization. Annual Debt Service averages $3,956,952 per annum during the initial 60-month interest-only period.

(3)  The sponsors, Ezra Beyman and Samuel Weiss, provided a guarantee for
     $8,625,000. The guaranty terminates after both properties individually attain (i) a debt service coverage ratio of at least 1.25x (based on an amortizing constant) and (ii) occupancy of at least 90%. The U/W NCF DSCR shown herein is 1.25x. The current U/W NCF DSCR during the initial 60-month interest only period is 1.28x and during the amortizing period is 1.07x.
     See "Additional Collateral" herein for further detail.

                                      B-32

     The Loan. The sixth largest loan (the "Beyman Multifamily Portfolio Loan")
represents approximately 3.93% of the initial pool balance with a cumulative cut-off date principal balance of $67,625,000 and maturity dates of December 1,
2015. The Beyman Multifamily Portfolio Loan consists of a multifamily complex in
Phoenix, Arizona (the "Empirian on Central Loan") and a multifamily complex in
Memphis, Tennessee (the "Southwind Loan"). The Empirian on Central Loan and
Southwind Loan are cross-collateralized and cross defaulted and provide for an initial five-year interest-only period followed by monthly payments of principal and interest on a 30-year schedule. The Beyman Multifamily Portfolio Loans are secured by, among other things, deeds of trust and security agreements, assignments of leases and rents that encumber the borrowers' fee ownership interest in the Beyman Multifamily Properties (as defined herein).

     The Borrower. The borrowers are structured as tenants-in-common with
Empirian on Central, LLC having a 75% ownership interest and Bush Realty on
Central, LLC having a 25% ownership interest in the Empirian on Central Loan.
The borrowers under the Southwind Loan are also structured as tenants-in-common with Empirian Southwind, LLC owning 75% and Bush Realty Southwind, LLC owning
25% of the Southwind Loan. The borrowers are special-purpose, bankruptcy-remote entities for which a non-consolidation opinion was obtained at closing. The
Beyman Multifamily Portfolio Loan is sponsored by Ezra Beyman and Samuel Weiss.
Ezra Beyman and Samuel Weiss are repeat sponsors of Deutsche Bank borrowers.

     The Property. The property securing the Empirian on Central Loan (the
"Empirian on Central Property") consists of 16 three-story apartment buildings totaling 414 units located in Phoenix, Arizona, approximately four miles north of downtown Phoenix. The amenities at the Empirian on Central Property include two swimming pools, a clubhouse, private access gate, a fitness center and a business center. The property securing the Southwind Loan (the "Southwind
Property"; the Empirian on Central Property and the Southwind Property;
collectively, the "Beyman Multifamily Properties" ) consists of a 306-unit, garden style apartment complex located in Memphis, Tennessee, approximately 22 miles southeast of Memphis's central business district. The Southwind Property offers a swimming pool with a hot tub, business center, game room, fitness center and has a gated access. The Beyman Multifamily Properties, totaling 720 units, were built within the past five years and are considered Class "A"
multifamily developments.

                       EMPIRIAN CENTRAL ASSET DESCRIPTION

UNIT TYPE                         UNITS   AVG. SQ.FT.   MONTHLY RENT PER UNIT   MONTHLY RENT PSF
-------------------------------   -----   -----------   ---------------------   ----------------

One Bedroom, One Bath .........    282         765              $  787                $1.03
Two Bedroom, Two Bath .........    120       1,122               1,155                 1.03
Three Bedroom, Two Bath .......     12       1,422               1,550                 1.09
                                   ---       -----              ------                -----
TOTAL .........................    414         887              $  915                $1.03

                      SOUTHWIND PROPERTY ASSET DESCRIPTION

UNIT TYPE                         UNITS   AVG. SQ.FT.   MONTHLY RENT PER UNIT   MONTHLY RENT PSF
-------------------------------   -----   -----------   ---------------------   ---------------

One Bedroom, One Bath .........    186         786              $  757                $0.96
Two Bedroom, Two Bath .........     80       1,170               1,041                 0.89
Three Bedroom, Three Bath .....     40       1,382               1,440                 1.04
                                   ---       -----              ------                -----
TOTAL/WTD. AVG. ...............    306         964              $  920                $0.95

     Reserves. In addition to ongoing tax and insurance reserves, for the first three years of the Beyman Multifamily Portfolio Loan the borrowers are required to deposit $200 per unit per year for replacements (the "Replacement Reserve").
Begining on the fourth anniversary through the maturity of the Beyman
Multifamily Portfolio Loan, the amount to be deposited in the Replacement
Reserve increases to $250 per unit per year. Additionally, $6,250 was deposited at closing for deferred maintenance associated with the Empirian on Central
Property.

                                      B-33

     Insurance Requirements. The borrowers' are required to maintain comprehensive all-risk insurance including insurance coverage against loss or damage to persons and property by reason of any act of terrorism, to the extent such coverage is commercially available and is then being required by lenders for similarly situated multifamily properties in the same or similar locales.

     Lockbox; Sweep of Excess Cash Flow. A soft lockbox is in place with respect to the Beyman Multifamily Portfolio Loan.

     Mezzanine Loan. None permitted.

     Additional Debt. None permitted, except for with respect to the (i)
Empirian on Central Loan, trade payables incurred in the ordinary course of business that do not exceed $395,000 and (ii) Southwind Loan, trade payables incurred in the ordinary course of business that do not exceed $281,250.

     Additional Collateral. As additional credit support, the Beyman Multifamily
Portfolio Loan is structured with partial recourse in the form of sponsor guarantees in the aggregate amount of $8,625,000 (the "Sponsor Guarantees") from the loan sponsors; $4,125,000 for the Empirian on Central Loan and $4,500,000
for the Southwind Loan. The Sponsor Guarantees are required to be released subject to the Beyman Multifamily Properties individually maintaining a minimum
(i) occupancy rate of 90% and (ii) debt service coverage ratio of 1.25x on an amortizing basis (based on the applicable gross loan amount and trailing
12-month income less the greater of underwritten or trailing 12-month expenses).

     Property Release. At any time after the expiration of the Beyman
Multifamily Portfolio Loan's lockout period, either of the Beyman Multifamily
Portfolio Loans may be uncrossed upon defeasance of the applicable Beyman
Multifamily Portfolio Loan, subject to the satisfaction of certain conditions including, but not limited to (i) the delivery of defeasance collateral sufficient to defease 110% (with the extra 10% deposited into a reserve account as additional collateral for the other Beyman Multifamily Portfolio Loan) of the outstanding principal balance of the applicable Beyman Multifamily Portfolio
Loan and (ii) the remaining Beyman Multifamily Portfolio Loan maintains a loan-to-value ratio no greater than 80% and a minimum debt service coverage ratio of 1.20x. The Beyman Multifamily Portfolio Loan documents further provide for the release of either Beyman Multifamily Portfolio Loan from the crossed structure in connection with a sale and assumption of either of the Beyman
Multifamily Portfolio Loan, subject to the satisfaction of certain conditions including, but not limited to (i) both properties each maintaining a loan-to-value ratio no greater than 80% and a minimum debt service coverage ratio of 1.05x and (ii) if the Sponsor Guarantee and recourse provisions are in effect at the time of transfer, the remaining borrower must deposit cash in an amount equal to the applicable recourse amount to be held as additional collateral until the applicable Beyman Multifamily Portfolio Properties maintains a minimum (a) occupancy rate of 90% and (b) debt service coverage ratio of 1.25x.

                                      B-34

                         FIRST NATIONAL BANK CENTER LOAN

                                   [GRAPHIC]

                                      B-35

                         FIRST NATIONAL BANK CENTER LOAN

                                      [MAP]

                                      B-36

                         FIRST NATIONAL BANK CENTER LOAN

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
                                   ORIGINAL             CUT-OFF DATE
                                 -----------            ------------
BALANCE(1):                      $65,000,000             $65,000,000
SHADOW RATING:                   BBB-/BBB- (S&P/Fitch)
% OF POOL BY UPB:                3.78%
ORIGINATION DATE:                September 7, 2005
ORIGINATOR:                      GACC
COUPON:                          5.2805%
INTEREST ACCRUAL:                Actual/360
TERM:                            120 months
AMORTIZATION:                    Interest only
OWNERSHIP INTEREST:              Fee simple
PAYMENT DATE:                    1st of the month
MATURITY DATE:                   October 1, 2015
SPONSOR:                         Paramount Group, Inc.
BORROWER:                        PGREF II FNBC, L.P.
CALL PROTECTION/LOCKOUT:         Defeasance is permitted two years from the date
                                 of securitization. The loan is not prepayable
                                 until six months prior to maturity.
CUT-OFF DATE LOAN PSF(1):        $119
UP-FRONT RESERVES(2):            Capital One Reserve:    $ 1,800,000
                                 Unfunded Tenant
                                 Allowance:              $   389,413
ONGOING/SPRINGING RESERVES(2):   Taxes, insurance, replacement and tenant
                                 improvement and leasing commissions.
CASH MANAGEMENT(3):              Hard lockbox
NON-POOLED BALANCE(1):           $33,000,000
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:          Single Asset
PROPERTY TYPE:                   Office
PROPERTY LOCATION:               San Diego, California
OCCUPANCY:                       85.8%
OCCUPANCY AS OF DATE:            August 31, 2005
YEAR BUILT:                      1983
YEAR RENOVATED:                  1993
COLLATERAL:                      The collateral consists of a first mortgage
                                 on the borrower's fee simple interest in a
                                 modern 27-story 547,785 square foot Class
                                 "A" office building.
PROPERTY MANAGEMENT:             Paramount Group, Inc. (a borrower
                                 affiliate).
APPRAISED VALUE:                 $177,500,000
APPRAISED VALUE DATE:            August 19, 2005
CUT-OFF DATE LTV(1):             36.62%
BALLOON LTV(1):                  36.62%
U/W NOI:                         $9,429,940
U/W NCF:                         $8,775,843
ANNUAL DEBT SERVICE(1):          $3,479,996
U/W NOI DSCR(1):                 2.71x
U/W NCF DSCR(1):                 2.52x
--------------------------------------------------------------------------------

(1)  The total financing amount of the First National Bank Center whole loan is
     $98,000,000 (the "First National Bank Center Whole Loan"). The First
     National Bank Center Whole Loan consists of a $65,000,000 pooled portion
     (the "First National Bank Center Senior Portion") and a $33,000,000
     non-pooled portion (the "First National Bank Center Junior Portion"). The
     First National Bank Center Whole Loan will be included in the trust with the First National Bank Center Junior Portion backing only the Class FNB
     Certificates (as such term is defined herein). Cut-Off Date LTV, Balloon
     LTV, Annual Debt Service, U/W NOI DSCR, U/W NCF DSCR are calculated using the First National Bank Senior Portion. Using the First National Bank
     Center Whole Loan, Cut-Off Date LTV: 55.21%, Balloon LTV: 55.21%, Annual
     Debt Service: $5,246,763, U/W NOI DSCR: 1.80x and U/W NCF DSCR: 1.67x.

(2)  See "Reserves" below.

(3)  See "Lockbox; Sweep of Excess Cash Flow" below.

                                      B-37

     The Loan. The seventh largest loan (the "First National Bank Center Senior
Portion") represents approximately 3.78% of the initial pool balance, with a cut-off date principal balance of $65,000,000. The First National Bank Center
Senior Portion is a 10-year interest-only loan with a maturity date of October
1, 2015. The First National Bank Center Senior Portion is secured by, among other things a Deed of Trust and Security Agreement and an Assignment of Leases
and Rents that encumbers the borrower's fee interest in the First National Bank
Center Property (as defined below). The First National Bank Center Whole Loan is comprised of the First National Bank Center Senior Portion and the First
National Bank Center Junior Portion.

     The Borrower. The borrower under the First National Bank Center Whole Loan,
PGREF II FNBC, L.P., a Delaware limited partnership, is a special-purpose, bankruptcy-remote entity for which a non-consolidation opinion was obtained at closing. The borrower is sponsored by Paramount Group, Inc. ("Paramount").
Paramount owns and operates more than 9.1 million square feet of Class "A"
space, valued in excess of $3.9 billion, including some of the most renowned properties in New York City. Since 1995, Paramount has completed more than $3 billion in real estate transactions in New York and since 1998, its buildings have achieved an average occupancy of over 98% - 5% above the market average.
Paramount is part of a multi-billion dollar international group of companies --
founded by Werner Otto - that encompasses real estate, mail order, and retail marketing, including such names as: Otto Versand, Spiegel, Eddie Bauer, ECE
Projektmanagement, and Park Property Management. In 2005, Michael Otto, son of
Werner Otto, and his family were ranked as the 45th most wealthy persons in the world according to Forbes magazine.

     The Property. The property consists of a 27 story Class "A" office building that has approximately 547,785 of net rentable area located in San Diego's cental business district (the "First National Bank Center Property"). The First
National Bank Center Property is bounded by West A Street to the North, West B
Street to the south, State Street to the east, and Columbia Street to the west.
The First National Bank Center Property was constructed in 1983 and most recently renovated in 1993.

     Major Tenant Summary. The following tables shows certain information regarding the three largest office tenants based on square feet of the First
National Bank Center Property.

                              MAJOR OFFICE TENANTS

                                                         WEIGHTED AVG      LEASE
TENANT                                  NRSF    % NRSF     RENT PSF     EXPIRATION   RATINGS (S/F/M)(1)
-----------------------------------   -------   ------   ------------   ----------   ------------------

Capital One Auto Finance ..........    81,814    14.9%      $26.83       4/30/2006      BBB-/BBB/Baa1
Higgs, Fletcher, & Mack LLP(2) ....    44,491     8.1        27.10       1/31/2009      NR / NR / NR
First National Bank Corporation ...    30,977     5.7        29.64      12/31/2018      NR / NR / NR
                                      -------    ----       ------
   TOTAL/WTD AVG.: ................   157,282    28.7%      $27.46
                                      =======    ====       ======

(1)  Credit ratings are of the parent company whether or not the parent company guarantees the lease.

(2)  These figures include 1,063 square feet ($18.00/square foot) of month-to-month space.

                                      B-38

     Lease Expiration. The following table shows the lease expiration schedule and recently signed leases for the First National Bank Center Property:

                            LEASE EXPIRATION SCHEDULE

                                                                                   APPROXIMATE
                                                                                   % OF TOTAL    ANNUALIZED
YEAR ENDING                                         CUMULATIVE%   ANNUALIZED UW   UNDERWRITTEN     UW BASE
DECEMBER 31              EXPIRING NSF   % OF NRSF     OF NRSF       BASE RENT       BASE RENT     RENT PSF
----------------------   ------------   ---------   -----------   -------------   ------------   ----------

2005 .................            0         0.0%         0.0%      $      0.00         0.0%        $ 0.00
2006 .................      123,775        22.6         22.6         3,330,357        25.1          26.91
2007 .................       47,962         8.8         31.9         1,290,699         9.7          26.91
2008 .................       31,341         5.7         37.1           903,208         6.8          28.82
2009 .................       93,368        17.0         54.1         2,492,223        18.7          26.69
2010 .................       23,914         4.4         58.5           697,356         5.2          29.16
2011 .................       93,663        17.1         75.6         2,733,870        20.6          29.19
2012 .................        2,889         0.5         76.1            69,336         0.5          24.00
2013 .................            0         0.0         76.1                 0         0.0           0.00
2014 .................       16,337         3.0         79.1           821,588         6.2          50.29
2015 .................            0         0.0         79.1                 0         0.0           0.00
Thereafter ...........       30,977         5.7         84.8           918,158         6.9          29.64
MTM ..................        6,008         1.1         85.8            37,266         0.3           6.20
Vacant ...............       77,551        14.2        100.0                 0           0              0
                            -------       -----                    -----------       -----         ------
   TOTAL/WTD. AVG. ...      547,785       100.0%                   $13,294,060       100.0%        $28.27
                            =======       =====                    ===========       =====         ======

     Reserves. At origination, the borrower posted a letter of credit in the amount of $1,800,000 for the payment of tenant improvements and leasing commissions related to the space presently occupied by Capital One Auto Finance
(the "Capital One Rollover Reserve"). Capital One Auto Finance's lease expires on April 30, 2006, and Capital One Auto Finance has informed the borrower that they are not renewing their lease. The Capital One Rollover Reserve represents approximately $22.00 per square foot. The Capital One Rollover Reserve is required to be released to the borrower provided the following conditions are met: (i) no event of default (as such term is defined in the First National Bank
Center Loan documents) exists, (ii) 90% of the space occupied by Capital One
Auto Finance has been re-let and (iii) the overall occupancy level at the First
National Bank Center Property is at least 86%. Provided no event of default exists, the borrower has the right to decrease the amount of the Capital One
Rollover Reserve by an amount that is equal to the difference between (i) the then existing balance of the Capital One Rollover Reserve and (ii) the product of (x) $20.00 times (y) the remaining square feet of the space previously occupied by Capital One Auto Finance.

     In addition, the borrower posted a letter of credit in the amount of
$389,413 for the payment of unfunded tenant allowances related to the space presently occupied by Mulvaney, Kahan, & Barry ($290,520) and San Diego County
Employees Retirement Association ($98,893) (the "Initial Unfunded Tenant
Allowance Reserve"). Provided no event of default exists, sums are required to be released from the Initial Unfunded Tenant Allowance Reserve to the borrower upon the earlier to occur of (a) (i) the receipt of an invoice for the leasing commissions and (ii) an officers certificate from the sponsor that such amount is due and payable or (b) (x) for Mulvaney, Kahan, & Barry, January 31, 2009 and
(y) San Diego County Employees Retirement Association ("SDCERA"), December 31,
2009. On or prior to December 31, 2008, the borrower is required to deliver to the lender the sum of $309,770 to pay the amount of unfunded tenant allowances required to be paid by the borrower specifically in connection with the First
National Bank space.

     Upon the occurrence of (i) an event of default or (ii) the DSCR being less than 1.20x for the trailing-12 months, the borrower is required to begin reserving sums for (a) taxes and insurance in amounts equal to 1/12th of the amount the lender reasonably

                                      B-39

estimates, (b) capital expenditures in the amount of $9,130 per month up to a cap of $110,000 and (c) tenant improvements and leasing conditions in the amount of $38,831 per month up to a cap of $600,000.

     Terrorism Insurance Requirements. If the Terrorism Risk Insurance Act of
2002 ("TRIA") or a similar statute is in effect, the borrower is required to have insurance against acts of terrorism or comprehensive all risk insurance on business income policies, in an amount equal to the lesser of (i) $98,000,000 or
(ii) the full replacement cost of the First National Bank Center Property plus
18 months of business interruption insurance (the "Terrorism Coverage Amount").
If TRIA is not in effect, the borrower is required to maintain comprehensive all risk insurance and insurance coverage for terrorism and acts of terrorism, to the extent such terrorism insurance is commercially available, in an amount equal to the Terrorism Coverage Amount. Notwithstanding anything above to the contrary, in no event shall the borrower be required to spend more than 200% of the cost of the comprehensive all-risk insurance and business income policies in effect at the time of the closing of the First National Bank Center Whole Loan.

     Lockbox; Sweep of Excess Cash Flow. A hard lockbox is in place with respect to the First National Bank Center Loan.

     Mezzanine Loan. None permitted.

     Additional Debt. None permitted, except for (i) trade payables, (ii) debt incurred (a) in the financing of equipment or (b) other costs and activities for the benefit of the First National Bank Center Property, provided, however, in no event may the amounts set forth in (i) and (ii), in the aggregate, exceed
$4,700,000 and (iii) an unsecured loan in an amount that shall not exceed
$15,000,000 (the "Unsecured Loan"). The lender under the Unsecured Loan (the
"Unsecured Lender") must be an affiliate of the borrower under the First
National Bank Center Whole Loan and the Unsecured Loan may not be secured by the
First National Bank Center Property or a pledge of direct or indirect interests in the borrower. In addition, the Unsecured Lender may not transfer its interest in the Unsecured Loan and the Unsecured Loan will be subject to an intercreditor agreement, that provides, among other things, that the Unsecured Lender may not exercise any enforcement rights while any amounts are due and payable under the
First National Bank Center Whole Loan and any payments on the Unsecured Loan will only be made after all amounts dues and payable under the First National
Bank Center Whole Loan have been tendered. The terms of any Unsecured Loan are required to be on terms that are no more favorable to the Unsecured Lender than those that would be negotiated on an arm's length basis with a lender that is not an affiliate of the borrower.

                                      B-40

                           GATEWAY BUSINESS PARK LOAN

                                   [GRAPHIC]

                                      B-41

                           GATEWAY BUSINESS PARK LOAN

                                      [MAP]

                                      B-42

                           GATEWAY BUSINESS PARK LOAN

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
                             ORIGINAL           CUT-OFF DATE
                           -----------          ------------
BALANCE                    $52,150,000           $52,150,000
% OF POOL BY UPB:          3.03%
ORIGINATION DATE:          October 14, 2005
ORIGINATOR:                GMACCM
COUPON:                    5.76%
INTEREST ACCRUAL:          Actual/360
TERM:                      120 months
AMORTIZATION:              Interest only through and including the payment date
                           occurring in November 1, 2008; thereafter, monthly
                           payments of principal and interest until the maturity
                           date, with a balloon payment due on the maturity
                           date.
OWNERSHIP INTEREST:        Fee Simple
PAYMENT DATE:              1st of the month
MATURITY DATE:             November 1, 2015
SPONSOR:                   Pinchos D. Shemano
BORROWER:                  Gateway Park, LLC
CALL PROTECTION/LOCKOUT:   Defeasance permitted after 2 years from the date of
                           securitization with U.S. government securities. The
                           loan is not prepayable until 3 months prior to
                           maturity.
CUT-OFF DATE LOAN PSF:     $101
UP-FRONT RESERVES(1):      Insurance:            $    86,392
                           Taxes:                $    72,679
                           Occupancy Deposit:    $   192,053
                           TI/LC:                $ 3,157,808
ONGOING/SPRINGING
RESERVES(1):               Taxes, insurance; replacements and TI/LC
CASH MANAGEMENT:           Soft, Springing hard lockbox
ADDITIONAL SECURED/
MEZZANINE DEBT(2):         $3,350,000
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:    Single Asset
PROPERTY TYPE:             Office
PROPERTY LOCATION:         Mount Laurel, New Jersey
OCCUPANCY:                 86.4%
OCCUPANCY AS OF DATE:      September 1, 2005
YEAR BUILT:                1983-1987
YEAR RENOVATED:            NAP
COLLATERAL:                The collateral consists of 8 single-story office
                           buildings totaling 514,626 NRSF.
PROPERTY MANAGEMENT:       Gateway Management, LLC
APPRAISED VALUE:           $66,000,000
APPRAISED VALUE DATE:      August 26, 2005
CUT-OFF DATE LTV:          79.02%
BALLOON LTV:               71.05%
U/W NOI:                   $4,931,174
U/W NCF:                   $4,378,384
ANNUAL DEBT SERVICE:       $3,655,975
U/W NOI DSCR:              1.35x
U/W NCF DSCR:              1.20x
--------------------------------------------------------------------------------

(1)  See "Reserves" below.

(2)  See "Additional Secured Debt/Mezzanine Loan" below.

                                      B-43

     The Loan. The eighth largest loan (the "Gateway Business Park Loan"), representing approximately 3.03% of the initial pool balance, with a cut-off date principal balance of $52,150,000, is a 120-month balloon loan which has a maturity date of November 1, 2015 and provides for monthly payments of interest only through November 1, 2008 and monthly payments of principal and interest based on a 30-year amortization schedule thereafter. The Gateway Business Park
Loan is secured by, among other things, a mortgage, assignment of rents and leases, security agreement and fixture filing encumbering the borrower's fee ownership interest in the Gateway Business Park Property (as defined herein).

     The Borrower. The borrower under the Gateway Business Park Loan is Gateway
Park, LLC, a New Jersey limited liability company (the "Gateway Business Park
Borrower"), that is a special-purpose entity for which a non-consolidation opinion was obtained at closing. The borrower is sponsored by Pinchos D.
Shemano.

     The Property. The property consists of 8 single-story office buildings totaling 514,626 NRSF on a 50.675 acre parcel of land (the "Gateway Business
Park Property"). The improvements were constructed between 1983 and 1987. The property's tenants include among others: Corporate Synergies Group, Canon
Financial, Virtua-West Jersey Health, Jacobs Engineering Group, American
Mortgage Express, and Taylor Wiseman & Taylor. On-site parking for 2,223 vehicles is provided.

     The Gateway Business Park Property is located in Mount Laurel Township,
Burlington County, New Jersey and, according to the appraisal performed by
Metropolitan Valuation Services dated August 26, 2005(*), is in the North
Burlington sub-market of the greater Philadelphia office market. The Gateway
Business Park Property is divided into 2 office complexes located along separate sides of Fellowship Road. According to the appraisal, the property is part of a larger corporate park consisting of numerous single-story office and flex buildings none of which are collateral for the Gateway Business Park Loan. The appraiser concluded a market rent of $12.00 PSF. Average rent PSF at the property was underwritten at $11.73 PSF based on the September 1, 2005 rent roll.

     Major Tenant Summary. The following tables show certain information regarding the ten largest tenants, based on annualized underwritten base rent, of the Gateway Business Park Property.

----------
(*)  None of the depositor, the underwriters, the mortgage loan sellers or any of their respective affiliates has independently verified any of the information in such appraisal and none of such persons makes any representation regarding the accuracy or completeness of such information.

     TEN LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT(1)

                                                                                    % OF TOTAL   ANNUALIZED
                                   CREDIT RATING(2)                    ANNUALIZED   ANNUALIZED    U/W BASE
                                      (FITCH/S&P/      TENANT   % OF       U/W          U/W         RENT         LEASE
TENANT NAME                             MOODYS)         NSRF    NRSF    BASERENT     BASE RENT    PER NRSF    EXPIRATION
--------------------------------   ----------------   -------   ----   ----------   ----------   ----------   ----------

1. Corporate Synergies Group ...       NR/NR/NR        38,880    7.6%  $  505,440       9.7%        13.00      6/30/2012(3)
2. Canon Financial .............       AA/AA/Aa2       40,868    7.9      494,568       9.5         12.10      7/31/2011
3. Jacobs Engineering Group ....       NR/NR/NR        36,000    7.0      441,000       8.5         12.25     10/31/2010
4. American Mortgage Express ...       NR/NR/NR        35,987    7.0      404,854       7.8         11.25      4/30/2009(3)
5. Virtua-West Jersey Health ...       NR/NR/NR        25,202    4.9      308,725       5.9         12.25      3/31/2009
6. BAE Systems .................       NR/NR/NR        18,437    3.6      225,853       4.4         12.25     11/30/2010
7. Taylor Wiseman & Taylor .....       NR/NR/NR        25,545    5.0      217,133       4.2          8.50      2/28/2018
8. S.J. Surgical Center ........       NR/NR/NR        17,000    3.3      214,370       4.1         12.61      7/31/2010
9. Interline Brands ............       NR/NR/NR        17,253    3.4      194,096       3.7         11.25      5/31/2012
10. Our Lady of Lourdes ........       NR/NR/NR        14,265    2.8      178,313       3.4         12.50      11/1/2010
                                                      -------   ----   ----------      ----        ------
   TOTAL/WTD. AVG. .............                      269,437   52.4%  $3,184,352      61.3%       $11.82
                                                      =======   ====   ==========      ====        ======

(1)  Annualized Underwritten Base Rent excludes vacant space.

(2)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)  Represents actual lease expiration and not an early termination option.

                                      B-44

     Lease Expiration: The following table shows the lease expiration schedule for the Gateway Business Park Property:

                          LEASE EXPIRATION SCHEDULE(*)

                                                                            APPROXIMATE   ANNUALIZED
                                                               ANNUALIZED    %OF TOTAL        U/W
YEAR ENDING                           % OF   CUMULATIVE % OF       U/W          U/W       BASE RENT
DECEMBER 31          EXPIRING NRSF    NRSF      TOTAL SRSF      BASE RENT    BASE RENT        PSF
------------------   -------------   -----   ---------------   ----------   -----------   ----------

2005                          0        0.0%         0.0%       $        0        0.0%       $ 0.00
2006                     34,461        6.7          6.7           432,810        8.3         12.56
2007                     26,203        5.1         11.8           289,898        5.6         11.06
2008                     24,417        4.7         16.5           293,658        5.7         12.03
2009                     73,056       14.2         30.7           850,049       16.4         11.64
2010                    107,910       21.0         51.7         1,303,182       25.1         12.08
2011                     46,404        9.0         60.7           546,290       10.5         11.77
2012                     65,706       12.8         73.5           799,723       15.4         12.17
2013                     10,989        2.1         75.6           115,385        2.2         10.50
2014                     12,806        2.5         78.1           149,736        2.9         11.69
2015                      5,884        1.1         79.2            68,549        1.3         11.65
2016                     11,164        2.2         81.4           125,595        2.4         11.25
2017 & Thereafter        25,545        5.0         86.4           271,133        4.2          8.50
Vacant                   70,081       13.6        100.0                --         --            --
                        -------      -----                                                  ------
   TOTAL/WTD. AVG.      514,626      100.0%                    $5,192,006      100.0%       $11.68
                        =======      =====                     ==========      =====        ======

(*)  Seven tenants representing approximately 22.2% of the NRSF have early termination options. The lease expiration schedule is based on the actual lease expirations per the leases, and not early termination.

     Reserves. At origination, the borrower made initial deposits into reserve accounts for the payment of insurance premiums in the amount of $86,392 and for the payment of real estate taxes in the amount of $72,679. The mortgage loan requires the borrower to make monthly deposits into such reserve accounts in an amount equal to 1/12 of the estimated annual insurance premiums and real estate taxes. In addition, the borrower made an initial deposit into a reserve account in an amount of $192,053, which amount is required to be released upon certain tenants taking occupancy, being open for business and paying unabated rent. The borrower also made an initial deposit into a reserve account in an amount of
$3,157,808 for capital expenditures and tenant improvements and leasing commissions that have already been incurred but not paid.

     The Gateway Business Park Loan requires the borrower to make monthly deposits for the payment of capital expenditures into a replacements reserve account in an amount equal to $6,427. The borrower is also required to make monthly deposits to the tenant improvements and leasing commissions reserve account in the amount of $39,639.

     Insurance Requirements. The borrower is required to maintain comprehensive all risk insurance and insurance coverage for terrorism and acts of terrorism throughout the term of the Gateway Business Park Loan.

     Additional Secured Debt/Mezzanine Loan. A fixed interest rate mezzanine loan in the initial principal amount of $3,350,000 was made by GMACCM (the
"Gateway Business Park Mezzanine Lender") to Gateway Mt. Laurel Associates, LLC
and Gateway Realty 2005, Inc. (collectively, the "Gateway Business Park
Mezzanine Borrowers"). The mezzanine loan is secured by a pledge of the equity interests in the borrower under the Gateway Business Park Loan. The maturity date of the mezzanine loan is November 1, 2015. Commencing on December 1, 2005, and continuing each month through the month immediately prior to the maturity date, the Gateway Business Park Mezzanine Borrowers are required to make monthly payments of principal based on a 30-year amortization schedule and interest, plus any other amounts due under the mezzanine loan agreement. The Gateway
Business Park Mezzanine Lender has entered into an intercreditor agreement with the lender under the Gateway Business Park Loan that subordinates the mezzanine loan to the Gateway Business Park Loan.

     No other debt is permitted, including mezzanine debt, other than trade payables and debt incurred in the ordinary course of borrower's ownership and operation of the property, to the extent such debt does not exceed 2% of the loan amount and is paid within 60 days of the date incurred.

                                      B-45

                         EXECUTIVE CENTRE PORTFOLIO LOAN

                                    [GRAPHIC]

                                      B-46

                         EXECUTIVE CENTRE PORTFOLIO LOAN

                                    [GRAPHIC]

                                      B-47

                         EXECUTIVE CENTRE PORTFOLIO LOAN

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
                                    ORIGINAL           CUT-OFF DATE
                                  -----------          ------------
BALANCE:                          $51,479,500           $51,479,500
% OF POOL BY UPB:                 3.00%
ORIGINATION DATE:                 December 9, 2005
ORIGINATOR:                       GACC
COUPON:                           5.8510%
INTEREST ACCRUAL:                 Actual/360
TERM:                             120 months
AMORTIZATION:                     Interest only for the first five years;
                                  thereafter amortizes based upon a 30-year
                                  schedule.
OWNERSHIP INTEREST:               Fee simple
PAYMENT DATE:                     1st of the month
MATURITY DATE:                    January 1, 2016
SPONSOR:                          NorthStar Realty Finance Corp.
BORROWER:                         NRFC CINN Investors, LLC
CALL PROTECTION/LOCKOUT:          Defeasance is permitted two years from the
                                  date of securitization. The loan is not
                                  prepayable until on or after September 1,
                                  2015.
CUT-OFF DATE LOAN PSF:            $105.72
UP-FRONT RESERVES:                Taxes:                $   302,474
                                  Insurance:            $    28,999
ONGOING/SPRINGING
RESERVES(1):                      Taxes, insurance and replacements.
CASH MANAGEMENT(2):               Hard lockbox
ADDITIONAL
DEBT/MEZZANINE DEBT(3):           Future mezzanine debt is permitted.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Portfolio
PROPERTY TYPE:                    Office
PROPERTY LOCATION:                Springdale, Ohio
OCCUPANCY:                        99.3%

OCCUPANCY AS OF DATE:             October 1, 2005 and October 27, 2005
YEAR BUILT:                       1983-1987
YEAR RENOVATED:                   2005
COLLATERAL:                       The collateral consists of a first mortgage on
                                  the borrower's fee simple interest in a
                                  3-building, Class "A" office complex totaling
                                  486,963 square feet of net rentable area.
PROPERTY MANAGEMENT:              CB Richard Ellis, Inc.
APPRAISED VALUE:                  $68,700,000
APPRAISED VALUE DATE:             October 23, 2005
CUT-OFF DATE LTV:                 74.93%
BALLOON LTV:                      69.95%
U/W NOI:                          $4,775,643
U/W NCF:                          $4,373,699
ANNUAL DEBT SERVICE(4):           $3,644,778
U/W NOI DSCR(4):                  1.31x
U/W NCF DSCR(4):                  1.20x
--------------------------------------------------------------------------------

(1)  See "Reserves" below.

(2)  See "Lockbox; Sweep of Excess Cash Flow" below.

(3)  See "Mezzanine Loan" and "Additional Debt" below.

(4)  The U/W NOI DSCR of 1.31x and U/W NCF DSCR of 1.20x are calculated during the 30-year amortization period. During the interest only period, the U/W
     NOI DSCR is 1.56x and U/W NCF DSCR is 1.43x.

                                      B-48

     The Loan. The ninth largest loan (the "Executive Centre Portfolio Loan")
represents approximately 3.00% of the initial pool balance, with a cut-off date principal balance of $51,479,500. The Executive Centre Portfolio Loan is a
10-year loan that has a maturity date of January 1, 2016 and provides for monthly payments of interest only for the first 60-months of the Executive
Centre Portfolio Loan term and amortizes based on a 30-year amortization schedule thereafter. The Executive Centre Portfolio Loan is secured by, among other things a Mortgage and Security Agreement and an Assignment of Leases and
Rents, encumbering the borrower's fee interest in the Executive Centre Portfolio
Properties (as defined below).

     The Borrower. The borrower under the Executive Centre Portfolio Loan, NRFC
CINN Investors, LLC, is a special-purpose, bankruptcy-remote entity for which a non-consolidation opinion was obtained at closing. The borrower is sponsored by
NRFC NNN Holdings LLC, which is wholly-owned by NorthStar Realty Finance Limited
Partnership, the operating partnership of NorthStar Realty Finance Corp.
("Northstar"), a publicly-traded REIT with a market capitalization of $200.73 million as of October 2005 (NYSE: "NRF"). NorthStar is an internally-managed commercial real estate company that makes fixed income, structured finance and net lease investments in real estate assets. NorthStar is focused on three core businesses: subordinate real estate debt, real estate securities and net lease properties. NorthStar currently has $2.6 billion in assets under management, and, as of November 29, 2005, had a market capitalization of $194 million.
NorthStar is a repeat sponsor of a Deutsche Bank borrower.

     The Property. The property consists of three Class "A" buildings in an office complex that totals approximately 486,963 square feet of net rentable area (the "Executive Centre Portfolio Properties"). The Executive Centre
Portfolio Properties are located in Springdale, Ohio approximately 15 miles northeast of Cincinnati's central business district and approximately one mile south of Interstate-275, the loop road that connects Cincinnati's metropolitan area to Interstates 71, 74 and 75. As noted in the chart immediately below, the
Executive Centre Portfolio Properties were constructed between 1983 and 1987, and have been continuously upgraded since 1994.

                      EXECUTIVE CENTRE PORTFOLIO PROPERTIES

                                 ALLOCATED      YEAR BUILT/     SQUARE                APPRAISED
PROPERTY NAME                   LOAN AMOUNT   YEAR RENOVATED     FEET    OCCUPANCY     VALUE(3)      UW NCF
-----------------------------   -----------   --------------   -------   ---------   -----------   ----------

Executive Centre I ..........   $18,304,072        1983        173,145   100.0(1)%   $24,427,000   $1,376,411
Executive Centre II .........    18,453,190        1985        174,554   100.0(1)     24,626,000    1,938,462
Executive Centre III ........    14,722,238        1987        139,264    97.7(2)     19,647,000    1,058,826
                                -----------                    -------   ---------   -----------   ----------
TOTAL/WTD. AVG. .............   $51,479,500                    486,963    99.3%      $68,700,000   $4,373,699
                                ===========                    =======   =========   ===========   ==========

(1)  As of October 1, 2005.

(2)  As of October 27, 2005.

(3)  As of October 23, 2005.

     Major Tenant Summary. The following tables shows certain information regarding the largest office tenants based on square feet of the Executive
Centre Portfolio Properties.

          LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT(1)

                                         CREDIT RATING                                      % OF TOTAL      ANNUALIZED
                                           (FITCH/S&P     TENANT   % OF     ANNUALIZED      ANNUALIZED       U/W BASE       LEASE
              TENANT NAME                 /MOODY'S)(2)     NRSF    NRSF   U/W BASE RENT   U/W BASE RENT   RENT PER NRSF   EXPIRATION
--------------------------------------   -------------   -------   ----   -------------   -------------   -------------   ----------

1. General Electric Company (EC I)....    NR/AAA/Aaa3    173,145   35.6%    $1,700,284         32.3%          $ 9.82      12/31/2009
2. General Electric Company (EC III)..    NR/AAA/Aaa3    134,279   27.6      1,229,376         23.4             9.16       3/15/2010
                                                         -------   ----     ----------        -----           ------
   SUBTOTAL GENERAL ELECTRIC COMPANY                     307,424   63.1%    $2,929,660         55.7%          $ 9.53
3. Cincom Systems, Inc. ..............      NR/NR/NR     174,554   35.9%    $2,312,841         43.9%          $13.25      12/31/2011
4. CBRE Management Office.............     NR/BB-/Ba3      1,735    0.4         20,868          0.4            12.03      12/31/2005
                                                         -------   ----     ----------        -----           ------
   TOTAL/AVG                                             483,713   99.3%    $5,263,369        100.0%          $10.88
                                                         =======   ====     ==========        =====           ======

(1)  Annualized underwritten base rent excludes vacant space.

(2)  Credit ratings are of the parent company whether or not the parent company guarantees the lease.

                                      B-49

     Lease Expiration. The following table shows the lease expiration schedule and recently signed leases for the Executive Centre Portfolio Properties:

                          LEASE EXPIRATION SCHEDULE(1)
                                                                               ANNUALIZED % OF
                            EXPIRING    % OF   CUMULATIVE OF   ANNUALIZED UW    TOTAL UW BASE    ANNUALIZED UW
YEAR ENDING DECEMBER 31,      NRSF      NRSF     TOTAL NRSF      BASE RENT           RENT        BASE RENT PSF
-------------------------   --------   -----   -------------   -------------   ---------------   -------------

2005                           1,735     0.4%        0.4%        $   20,868           0.4%           $12.03
2006                               0     0.0         0.4                  0           0.0              0.00
2007                               0     0.0         0.4                  0           0.0              0.00
2008                               0     0.0         0.4                  0           0.0              0.00
2009                         173,145    35.6        35.9          1,700,284          32.3              9.82
2010                         134,279    27.6        63.5          1,229,376          23.4              9.16
2011                         174,554    35.8        99.3          2,312,841          43.9             13.25
2012 and Thereafter                0     0.0        99.3                  0           0.0              0.00
Vacant                         3,250     0.7       100.0%                 0           0.0              0.00
                             -------   -----                     ----------         -----            ------
Total/Wtd. Avg.              486,963   100.0%                    $5,263,368         100.0%           $10.88
                             =======   =====                     ==========         =====            ======

(1)  Annualized underwritten base rent excludes vacant space.

     Reserves. The Executive Centre Portfolio Loan requires on-going monthly deposits in an amount equal to: (a) 1/12 of amount the lender reasonable estimates will be due and payable for annual taxes and insurance premiums for the upcoming year and placed into a tax and insurance reserve unless each tenant is required to pay directly or to reimburse the landlord for such costs and expenses and (b) $8,117 into a replacement reserve (the "Replacement Reserve")
for capital improvements up to a cap of $292,212, however, if any sums are drawn from the Replacement Reserve they are required to be replenished.

     Insurance Requirements. If the Terrorism Risk Insurance Act of 2002
("TRIA") or a similar statute is in effect, the borrower is required to have insurance against acts of terrorism or comprehensive all risk insurance on business income policies, in an amount equal to the lesser of (i) $51,479,500 or
(ii) the full replacement cost of the Executive Centre Portfolio Properties plus
12 months of business interruption insurance (the "Terrorism Coverage Amount").
If TRIA is not in effect, the borrower is required to maintain comprehensive all risk insurance and insurance coverage for terrorism and acts of terrorism to the extent such terrorism insurance is commercially available in an amount equal to the Terrorism Coverage Amount.

     Lockbox; Sweep of Excess Cash Flow. A hard lockbox is in place with respect to the Executive Centre Portfolio Loan. A sweep of all cash flow is required in the event General Electric Company ("GE") under its respective leases and/or
Cincom Systems, Inc. (each of which, a "Primary Tenant," and collectively, the
"Primary Tenants"), tenders notice of non-renewal in accordance with each
Primary Tenant's respective lease (12-months notice for GE in Executive Centre I and Cincom Systems, Inc. in Executive Centre II and six-months for GE in
Executive Centre III). In the event that a Primary Tenant elects not to renew its respective lease, NRFC NNN Holdings LLC ("NRFC NNN"), an affiliate of
Northstar, is required to enter into a master lease for such space or execute a guaranty. In aggregate, the total payments under the master lease, and/or the total liability under the guaranty, shall be $8.01 million allocated as follows:
(i) $5.25 million for the space occupied by GE -- $3.9 million for tenant improvements and leasing commissions and $1.35 million for debt service and (ii)
$2.76 million for the space occupied Cincom Systems, Inc. -- $2.1 million required for tenant improvements and leasing commission and $660,000 for debt service. In addition, if a Primary Tenant does not renew its lease(s), NRFC NNN is required to guaranty the payment of real estate taxes and insurance in the event that the borrower becomes obligated to pay for real estate taxes and insurance due to a Primary Tenant vacating its space for the earlier of 12 months or such time as a replacement tenant is in occupancy and paying rent.
NRFC NNN shall be an acceptable guarantor provided that (a) (i) its net worth is greater than $30 million and (ii) its contingent liabilities (not otherwise covered by Executive Centre Property or liability insurance) as measured in accordance with GAAP are less than $20 million inclusive of any and all contingent liabilities associated with the Executive Centre Loan or (b) (i) the net worth of NRFC NNN is in excess of $47 million and (ii) the contingent liabilities, (not otherwise covered by property or liability insurance) as measured in accordance with GAAP do not exceed 42.5% of the net worth of NRFC
NNN. If NRFC NNN is unable to meet the above

                                      B-50

thresholds, the master lease or guaranty shall be provided by Northstar. If the net worth of Northstar falls below $100 million, Northstar is required to post either (i) a letter of credit satisfactory to lender or (ii) cash in lieu of any such master lease or guaranty provided by Northstar. The total payments under the master lease, the total liability under the guaranty, the total amount of letter of credit or cash, shall be offset on a dollar-for-dollar basis by any cash flow swept as a result of a notice of non-renewal.

     Mezzanine Loan. Provided no event of default exists, the members of the borrower may enter into a mezzanine loan, subject to, among other things (a)
rating agency confirmation, (b) the mezzanine loan is required to be funded and held by Northstar or an affiliate of Northstar reasonably acceptable to the lender, (c) the renewal or the early renewal and extension of the Primary
Tenants leases, (d) the mezzanine loan shall be required to amortize over a period which would mature one year prior to the expiration of the 5-year renewal term(s) of the Primary Tenants leases, (e) the combined LTV and DSCR of the mezzanine loan and the Executive Centre Portfolio Loan in the aggregate may not exceed 90% and 1.10x, respectively and (f) the mezzanine lender shall have executed a satisfactory intercreditor agreement with lender in form and substance reasonably satisfactory to the lender.

     Additional Debt. None permitted, except the mezzanine loan described immediate above and (i) unsecured trade payables and (ii) indebtedness incurred in the financing of equipment and other personal property used on the Executive
Centre Property; provided that any indebtedness incurred pursuant to subclauses
(i) and (ii) above shall be (x) not more than 60 days past due, (y) incurred in the ordinary course of business in the operation of the Executive Centre
Property and (z) not in excess of $1,544,385.

                                      B-51

                        TERRACE AT CONTINENTAL PARK LOAN

                                   [GRAPHIC]

                                      B-52

                        TERRACE AT CONTINENTAL PARK LOAN

                                     [MAP]

                                      B-53

                        TERRACE AT CONTINENTAL PARK LOAN

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
                                 ORIGINAL             CUT-OFF DATE
                                 -----------          ------------
BALANCE:                         $40,500,000           $40,500,000
% OF POOL BY UPB:                2.36%
ORIGINATION DATE:                October 17, 2005
ORIGINATOR:                      CWCapital LLC
COUPON:                          5.2840%
INTEREST ACCRUAL:                Actual/360
TERM:                            120 months
AMORTIZATION:                    Interest only for the initial 36 months of the
                                 term, thereafter amortizing based on a 30-year
                                 schedule.
OWNERSHIP INTEREST:              Fee simple
PAYMENT DATE:                    1st of each month
MATURITY DATE:                   November 1, 2015
SPONSOR:                         Richard C. Lundquist
BORROWER:                        Continental 2361/2381 LLC
CALL PROTECTION/LOCKOUT:         Defeasance is permitted two years from the date
                                 of securitization. The loan is prepayable on
                                 and after August 1, 2015 without penalty.
CUT-OFF DATE LOAN PSF:           $214
UP-FRONT RESERVES(1):            Tax:                  $    44,210
                                 Insurance:            $    44,000
                                 TI/LC:                $    32,310
                                 Replacement:          $     3,310
                                 Debt Service:         $ 1,280,000
                                 Commercial Capital
                                 Rollover Reserve:     $ 1,100,000
ONGOING/SPRINGING RESERVES(1):   Taxes, insurance, tenant improvements and
                                 leasing commissions and replacements.
CASH MANAGEMENT(2):              Hard lockbox
ADDITIONAL SECURED/MEZZANINE
DEBT:                            None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:          Single Asset
PROPERTY TYPE:                   Office
PROPERTY LOCATION:               El Segundo, California
OCCUPANCY(3):                    92.0%
OCCUPANCY AS OF DATE:            July 25, 2005
YEAR BUILT:                      1992
YEAR RENOVATED:                  NAP
COLLATERAL:                      The collateral consists of a Class "A"
                                 four-story building with 189,165 square feet of
                                 office space and four levels of indoor parking.
PROPERTY MANAGEMENT:             Continental Development Corporation (a borrower
                                 affiliate).
APPRAISED VALUE:                 $52,000,000
APPRAISED VALUE DATE(4):         August 1, 2006
CUT-OFF DATE LTV(4):             77.88%
BALLOON LTV(4):                  69.35%
U/W NOI:                         $3,741,579
U/W NCF:                         $3,301,082
ANNUAL DEBT SERVICE:             $2,693,954
U/W NOI DSCR:                    1.39x
U/W NCF DSCR:                    1.23x
--------------------------------------------------------------------------------

(1)  See "Reserves" below.

(2)  See "Lockbox; Sweep of Excess Cash Flow" below.

(3)  Occupancy is based on a July 25, 2005 rent roll, however, subsequently the largest tenant, Commercial Capital, vacated 42,135 of its 61,190 square feet. As a mitigant, a debt service reserve was established as described under "--Resources below." In addition a new tenant has executed a lease with respect to approximately 35,000 square feet of the space vacated by
     Commercial Capital. The current occupancy (calculated based on all executed leases, whether or not currently in occupancy) is 87.8%.

(4)  The Appraised Value of $52,000,000 is the as-stabilized value. The as-is value is $48,200,000. The Cut-Off Date LTV and Balloon LTV were calculated based on the as-stabilized value of $52,000,000

                                      B-54

     The Loan. The 10th largest loan (the "Terrace at Continental Park Loan")
represents approximately 2.36% of the initial pool balance, with a cut-off date principal balance of $40,500,000. The Terrace at Continental Park Loan is
interest-only for the first three years and amortizes on a 30-year schedule thereafter. The Terrace at Continental Park Loan is secured by, among other things a Deed of Trust, Assignment of Leases and Rents, Security Agreement and
Fixture Filing that encumbers the borrower's fee interest in the Terrace at
Continental Park Loan Property (as defined herein).

     The Borrower. The borrower under the Terrace at Continental Park Loan,
Continental 2361/2381 LLC, a California limited liability company, is a single-purpose, bankruptcy-remote entity for which a non-consolidation opinion was obtained at closing. The borrower is sponsored by Richard C. Lundquist. Mr.
Lundquist is president, chief executive officer and 100% owner of Continental
Development Corporation ("CDC") and is responsible for the management, marketing, leasing, construction, and property management activities of CDC's portfolio. CDC is a California development company that developed the property as well as the 2.5 million square feet in the Continental Business Park. Through its subsidiaries, CDC operates as a general contractor, developer, and is owner/operator of 20 real estate assets covering over 3.5 million square feet.

     The Property. The property securing the Terrace at Continental Park Loan
(the "Terrace at Continental Park Property") consists of a 4.12-acre parcel improved with a four-story class "A" building totaling approximately 189,165 square feet of office space and four levels of indoor parking. The improvements were constructed in 1992 by CDC and include a terraced step-back design with two entrance lobbies for each wing connected by a central courtyard. The Terrace at
Continental Park Property is located at 2361-2381 Rosecrans Avenue, a highly visibile location in El Segundo, California, approximately 15 miles southwest of the Los Angeles central business district and 1.5 miles south of LAX. The
Terrace at Continental Park Property is located within the mixed use, master planned Continental Business Park, which is an office, R&D and commercial development which contains approximately 2.5 million square feet of space.

     Major Tenant Summary. The following table shows certain information regarding the ten largest tenants, based on annualized underwritten base rent, of the Terrace at Continental Park Property.

        TEN LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT(1)

                                                                                            % OF TOTAL   ANNUALIZED
                                                                               ANNUALIZED   ANNUALIZED       U/W
                                         CREDIT RATING        TENANT    % OF       U/W          U/W       BASE RENT     LEASE
            TENANT NAME             (FITCH/S&P/ MOODYS)(3)     NSRF     NRSF    BASE RENT    BASE RENT    PER NRSF    EXPIRATION
---------------------------------   ----------------------   --------   ----   ----------   ----------   ----------   ----------

Commercial Capital (non-renew)(2)          NR/NR/NR            42,135   22.3%  $1,213,488      25.5%       $28.80     11/30/2005
Peerless System                            NR/NR/NR            43,579   23.0    1,210,452      25.4         27.78     12/31/2007
Commercial Capital (renew)(2)              NR/NR/NR            19,055   10.1      514,485      10.8         27.00     11/30/2012
ITAS                                       NR/NR/NR            13,166    7.0      331,783       7.0         25.20      1/31/2009
Citigroup                                 AA+/AA-/Aa1           9,853    5.2      328,841       6.9         33.37      8/31/2010
Decrane, Inc                               NR/NR/NR             7,853    4.2      226,166       4.7         28.80      3/16/2007
Peace Corps Regional                       NR/NR/NR             7,072    3.7      196,319       4.1         27.76      2/24/2010
Kirtland & Packard LLP                     NR/NR/NR            12,443    6.6      191,124       4.0         15.36     12/31/2012
Excellence                                 NR/NR/NR             4,794    2.5      149,573       3.1         31.20      7/31/2005
Cole, Raywid                               NR/NR/NR             4,478    2.4      132,728       2.8         29.64      3/31/2008
                                                             --------   ----   ----------      ----        ------
TOTAL WTD. AVG.                                              $164,428   86.9%  $4,494,959      94.3%       $27.34
                                                             ========   ====   ==========      ====        ======

(1)  Annualized Underwritten Base Rent excludes vacant space.

(2)  Hawthorne Savings (d.b.a. Commercial Capital) vacated 42,135 of its 61,190 square feet. The remaining 19,055 square feet was renewed for seven years at base rent of $27.00 per square foot. To mitigate the effect of this downsizing, the Terrace at Continental Park Loan was structured with an upfront $1.28 million debt service reserve and a $1.1 million rollover reserve specifically relating to this space. A 5-year lease for approximately 35,000 square feet of the space previously occupied by
     Commercial Capital has been signed with Konami Digital Entertainment at
     $27.60 per square foot increasing 3% annually.

(3)  Credit ratings are of the parent company whether or not the parent company guarantees the lease.

                                      B-55

    Lease Expiration. The following table shows the lease expiration schedule for the Terrace at Continental Park Property:

                            LEASE EXPIRATION SCHEDULE

                                                                                                        ANNUALIZED
YEAR ENDING                           % OF     CUMMULATIVE     ANNUALIZED U/W     APPROXIMATE % OF         U/W
DECEMBER 31          EXPIRING NRSF    NRSF   % OF TOTAL SRSF    BASE RENT(1)    TOTAL U/W BASE RENT   BASE RENT PSF
------------------   -------------   -----   ---------------   --------------   -------------------   -------------

2005                     50,647       26.8%        26.8%         $1,452,293             30.5%             $28.67
2006                      5,942        3.1         29.9             181,160              3.8               30.49
2007                     51,432       27.2         57.1           1,436,618             30.1               27.93
2008                      4,478        2.4         59.5             132,728              2.8               29.64
2009                     13,166        7.0         66.4             331,783              7.0               25.20
2010                     16,925        8.9         75.4             525,160             11.0               31.03
2011                          0        0.0         75.4                   0              0.0                0.00
2012                     31,498       16.7         92.0             705,609             14.8               22.40
2013 & Thereafter             0        0.0         92.0                   0              0.0                0.00
Vacant                   15,077        8.0        100.0%                  0              0.0                   0
                        -------      -----                       ----------            -----              ------
   TOTAL/WTD. AVG.      189,165      100.0%                      $4,765,352            100.0%             $27.37
                        =======      =====                       ==========            =====              ======

(1)  Annualized Underwritten Base Rent excludes vacant space.

     Reserves. In addition to upfront tax and insurance reserves, the borrower deposited $32,310 for tenant improvements and leasing commissions (the "Rollover
Reserve") and $3,310 for replacement reserves (the "Replacement Reserve"). In addition to the upfront reserves, the borrower is required to make monthly deposits equal to: (a) $3,310 into the Replacement Reserve up to a cap of
$39,725 and (b) $32,310 into the Rollover Reserve until the balance in the account is equal to $389,700 (the "Rollover Reserve Cap"). Once the Rollover
Reserve Cap has been met, monthly deposits will be suspended so long as there is no event of default and the economic occupancy at the Terrace at Continental
Park Property is at least 80%.

     At origination, the borrower deposited $1,280,000 into a debt service reserve (the "Debt Service Reserve") and every six months during the term of the
Terrace at Continental Park Loan, CDC is required to replenish the shortfall so that the balance in the Debt Service Reserve is returned to $1,280,000. The Debt
Service Reserve will be released to the borrower once the following conditions have been satisfied: (i) the Terrace at Continental Park Property has achieved at least 90% economic occupancy based on stabilized leases in place; (ii)
underwritten net cash flow before debt service is at least $3.35 million; (iii)
the DSCR is at least 0.82x at a constant of 10.09% and (iv) the DSCR is 1.20x based on the actual interest rate and 30-year amortization schedule.

     At origination, the borrower deposited $1,100,000 into a leasing reserve
(the "Commercial Capital Rollover Reserve") relating to the 61,190 square foot space that Commercial Capital has vacated. The Commercial Capital Rollover
Reserve may be drawn upon as needed for re-tenanting costs associated with the lease-up of this space. Provided that (i) the Commercial Capital space has a new tenant in occupancy and such tenant is paying market rent and (ii) the underwritten DSCR at the Terrace at Continental Park Property is greater than or equal to 0.82x based on a 10.09% loan constant (based on stabilized net cash flow), any unused funds in the Commercial Capital Rollover Reserve will be released to the borrower.

     Insurance Requirements. The borrower is required to maintain comprehensive all risk insurance and insurance coverage for terrorism and acts of terrorism.

     Lockbox; Sweep of Excess Cash Flow. A hard lockbox is in place with respect to the Terrace at Continental Park Loan.

     Mezzanine Loan. None permitted.

     Additional Debt. None permitted, except for (i) unsecured trade and operational debt incurred in the ordinary course of business, such amount not to exceed $250,000 and (ii) debt incurred in the financing of equipment and other personal property, such amount not to exceed $50,000.

                                      B-56

ANNEX C —
STRUCTURAL AND COLLATERAL TERM SHEET

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE
SEC FOR THE NEW OFFERING TO WHICH THIS FREE WRITING PROSPECTUS RELATES. BEFORE
YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND
OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION
ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY
VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE ISSUER,
ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND
YOU THE PROSPECTUS IF YOU REQUEST IT BY CALLING 1-800-503-4611.

THIS FREE WRITING PROSPECTUS DOES NOT CONTAIN ALL INFORMATION THAT IS REQUIRED
TO BE INCLUDED IN THE BASE PROSPECTUS AND THE PROSPECTUS SUPPLEMENT. THIS FREE
WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY
THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT
PERMITTED.

     THE SECURITIES AND EXCHANGE COMMISSION FILE NUMBER FOR THE REGISTRATION
                     STATEMENT FOR THE ISSUER IS 333-123974

                      STRUCTURAL AND COLLATERAL TERM SHEET
                      $1,581,278,000 (APPROXIMATE BALANCE)    JANUARY [__], 2006
                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2006-C1

APPROXIMATE SECURITIES STRUCTURE:

                               APPROXIMATE                 EXPECTED
                EXPECTED          FACE/       EXPECTED     WEIGHTED
                 RATING          NOTIONAL      CREDIT      AVERAGE        EXPECTED
                 FITCH/           AMOUNT      SUPPORT        LIFE      PAYMENT WINDOW
 CLASS             S&P            ($MM)      (%OF UPB)   (YEARS) (A)        (A)
-------------------------------------------------------------------------------------

PUBLICLY OFFERED CLASSES
A-1 (b)         AAA/AAA          $   53.0     30.000%        2.99        02/06-09/10
A-2 (b)         AAA/AAA             171.0     30.000%        4.72        09/10-01/11
A-3 (b)         AAA/AAA              99.0     30.000%        7.19        01/11-06/15
A-4 (b)         AAA/AAA             570.0     30.000%        9.66        06/15-11/15
A-1A (c)        AAA/AAA             310.2     30.000%        7.68        02/06-12/15
A-M             AAA/AAA             171.9     20.000%        9.86        12/15-12/15
A-J             AAA/AAA             116.0     13.250%        9.86        12/15-12/15
B                AA/AA               36.5     11.125%        9.93        12/15-01/16
C               AA-/AA-              19.3     10.000%        9.94        01/16-01/16
D                A+/A+               12.9      9.250%        9.94        01/16-01/16
E                 A/A                21.5      8.000%        9.94        01/16-01/16
X-P (d)         AAA/AAA               [_]        N/A          N/A            N/A
-------------------------------------------------------------------------------------
PRIVATELY OFFERED CLASSES (E)
-------------------------------------------------------------------------------------
X-C (d)         AAA/AAA           1,718.8        N/A
F                A-/A-               17.2      7.000%
G              BBB+/BBB+             19.3      5.875%
H               BBB/BBB              19.3      4.750%
J              BBB-/BBB-             23.6      3.375%
K               BB+/BB+               6.4      3.000%
L                BB/BB                6.4      2.625%
M               BB-/BB-               8.6      2.125%
N                B+/B+                2.1      2.000%
O                 B/B                 4.3      1.750%
P                B-/B-                6.4      1.375%
Q                NR/NR               23.6         --
           TOTAL SECURITIES:      1,718.8
-------------------------------------------------------------------------------------

(a)  Calculated at 0% CPR, assuming no balloon payment extension.

(b)  Generally Group 1 only.

(c)  Generally Group 2 only.

(d)  Notional amount of interest only class.

(e)  Not offered hereby.

KEY FEATURES:

Co-Lead Managers:                Deutsche Bank Securities Inc.
                                 Morgan Stanley & Co. Incorporated
Co-Manager:                      GMAC Commercial Holding Capital Markets Corp.
Originators:                     GMAC Commercial Mortgage Corporation ("GMACCM") (35.1%)
                                 German American Capital Corporation ("GACC") (32.9%)
                                 CWCapital LLC ("CWCapital") (20.9%)
                                 Morgan Stanley Mortgage Capital Inc. ("MSMC") (11.1%)
Collateral:                      121 Mortgage Loans ($1,718,780,989)
Master Servicer:                 GMACCM
Special Servicer:                CWCapital Asset Management LLC
Trustee:                         Wells Fargo Bank, N.A.
Pricing:                         January 2006
Closing:                         January 2006
Cut-Off Date:                    January 1st, 7th and 15th, 2006
Distribution Date:               10th of each month, or the following business day (commencing
                                 February 10, 2006)
Payment Delay:                   9 days
ERISA Eligible:                  Classes A-1, A-2, A-3, A-4, A-1A, A-M, A-J, B, C, D, E and X-P
                                 are expected to be ERISA eligible subject to certain conditions for eligibility
Structure:                       Sequential pay
Day Count:                       30/360
Tax Treatment:                   REMIC
Rated Final Distribution Date:   November 2045
Clean up Call:                   1.0%
Minimum Denominations:           Publicly Offered Classes: $25,000 & $1
Delivery:                        DTC for publicly offered classes

--------------------------------------------------------------------------------

COLLATERAL FACTS (A) (B):

Cut-Off Date Loan Principal Balance:                         $1,718,780,989
Number of Mortgage Loans / Properties :                             121/216
Average Mortgage Loan Cut-Off Date Balance:                  $   14,204,802
Weighted Average Current Mortgage Rate:                               5.504%
Weighted Average Loan U/W DSCR:                                        1.47x
Weighted Average Loan Cut-Off Date LTV Ratio:                         70.80%
Weighted Average Remaining Term to Maturity Date (months):            108.3
Weighted Average Remaining Amortization Term (months):                347.6
Lockout / Defeasance as % of Total:                                   94.82%
Balloon Loans as a % of Total:                                        92.22%
Single Largest Asset as % of Total:                                    6.18%
Five Largest Assets as % of Total:                                    27.21%
Ten Largest Assets as % of Total:                                     43.31%

(a)  Three mortgage loans were structured as A Notes with pari-passu companion loans. See Ten Largest Loans herein and the related GMAC Commercial
     Mortgage Securities, Inc. Series 2006-C1 Prospectus and Prospectus
     Supplement. All Loan-to-Value ("LTV") and Debt Service Coverage Ratio
     ("DSCR') calculations are based on the combined pari-passu A Notes, unless otherwise noted.

(b)  All DSCR and LTV information presented herein is generally calculated as though any related earnout had been applied to reduce or defease the principal balance of the mortgage loan. In addition, DSCR and LTV have been calculated based on the senior portion of mortgage loans with junior portions or subordinate companion loans.

PROPERTY TYPES:

                          NUMBER OF               LOAN POOL CUT-OFF DATE BALANCE
                          MORTGAGED              -------------------------------
PROPERTY TYPE            PROPERTIES     ($MM)    % BY UPB   WTD. AVG. UWDSCR (A)
--------------------------------------------------------------------------------
Office                        27      $  513.7     29.89%             1.57x
Multifamily                   37         411.2     23.92              1.33
Anchored Retail               76         306.8     17.85              1.59
Hospitality                   10         133.8      7.78              1.46
Special Purpose Retail         1          92.5      5.38              1.41
Manufactured Housing           8          90.5      5.27              1.27
Self Storage                  33          67.3      3.91              1.44
Unanchored Retail             15          48.9      2.85              1.56
Industrial/Warehouse           7          41.9      2.44              1.37
Mixed Use                      2          12.1      0.70              1.41
                             ---      --------    ------              ----
TOTAL / WTD. AVG.            216      $1,718.8    100.00%             1.47X
--------------------------------------------------------------------------------

(a)  The calculation of weighted average UWDSCR does not include any B-Note associated with the mortgage loan.

TEN LARGEST ASSETS:

                                                                               % OF
LOAN                                   PROPERTY TYPE               BALANCE     TOTAL   DSCR    LTV
---------------------------------------------------------------------------------------------------

DDR/Macquarie Mervyn's Portfolio (a)   Anchored Retail          $106,275,000    6.18%  2.06x  65.00%
James Center (b)                       Office                    100,000,000    5.82   1.56   77.92
Seven Springs Village                  Multifamily                93,000,000    5.41   1.46   70.99
Design Center of the Americas (c)      Special Purpose Retail     92,500,000    5.38   1.41   73.90
BellSouth Tower                        Office                     75,933,816    4.42   1.21   77.09
Beyman Multifamily Portfolio (d)       Multifamily                67,625,000    3.93   1.25   77.73
First National Bank Center (e)         Office                     65,000,000    3.78   2.52   36.62
Gateway Business Park                  Office                     52,150,000    3.03   1.20   79.02
Executive Centre Portfolio             Office                     51,479,500    3.00   1.20   74.93
Terrace at Continental Park            Office                     40,500,000    2.36   1.23   77.88
                                                                ------------   -----   ----   -----
TOTAL / WTD. AVG.                                               $744,463,316   43.31%  1.55X  70.87%
---------------------------------------------------------------------------------------------------

(a)  The $106.275mm loan represents a pari passu loan, which, together with two companion loans not in the trust, comprise a $258.4725mm loan. LTV and DSCR are based on the total $258.4725mm loan.

(b)  The $100.0mm loan represents a pari passu loan, which, together with a companion loan not in the trust, comprise a $150.0mm loan. LTV and DSCR are based on the total $150.00mm loan.

(c)  The $92.5mm loan is a pari passu loan, which together with a companion loan not in the trust, comprise a $185.0mm loan. LTV and DSCR are based on the total $185.00mm loan.

(d)  The $67.625mm loan represents two cross collateralized and cross defaulted mortgage loans (the "Empirian on Central Loan" and "Southwind Loan")
     secured by first mortgages on two multifamily complexes. The Empirian on
     Central Loan and Southwind Loan have cut-off date principal balances of
     $39,500,000 and $28,125,000, respectively.

(e)  The total financing amount of the First National Bank Center is $98,000,000
     (the "First National Bank Center Whole Loan") that consists of a
     $65,000,000 pooled portion (the "First National Bank Center Senior
     Portion") and a $33,000,000 non-pooled portion (the "First National Bank
     Center Junior Portion"). The First National Bank Center Whole Loan will be included in the trust with the First National Bank Center Junior Portion backing only the Class FNB Certificates (as such term is defined herein).
     LTV and DSCR are calculated using the First National Bank Senior Portion.
     Using the First National Bank Center Whole Loan, LTV: 55.21%, DSCR: 1.67x.

PROPERTY LOCATION:

                           NUMBER OF              LOAN POOL CUT-OFF DATE BALANCE
                           MORTGAGED              ------------------------------
GEOGRAPHIC DISTRIBUTION   PROPERTIES     ($MM)    % BY UPB   WTD. AVG. UWDSCR(A)
--------------------------------------------------------------------------------

California                     51      $  344.1     20.04%          1.74x
   Southern                    37         259.9     15.12           1.78
   Northern                    14          84.5      4.92           1.60
Florida                        11         232.0     13.50           1.32
Arizona                        16         145.2      8.45           1.69
Virginia                        4         136.2      7.92           1.54
Maryland                        4         108.6      6.32           1.44
Colorado                       10          77.2      4.49           1.29
Other(b)                      120         675.2     39.28           1.36
                              ---      --------    ------           ----
TOTAL / WTD. AVG.             216      $1,718.8    100.00%          1.47X
--------------------------------------------------------------------------------

(a)  The calculation of weighted average UWDSCR does not include any B-Note associated with the mortgage loan.

(b)  Includes 31 states and the District of Columbia.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS, IF CONVEYED PRIOR TO THE TIME
OF YOUR CONTRACTUAL COMMITMENT TO PURCHASE ANY OF THE CERTIFICATES, SUPERSEDES
ANY INFORMATION CONTAINED IN ANY PRIOR SIMILAR MATERIALS RELATING TO THE
CERTIFICATES. THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS PRELIMINARY,
AND IS SUBJECT TO COMPLETION OR CHANGE. THIS FREE WRITING PROSPECTUS IS BEING
DELIVERED TO YOU SOLELY TO PROVIDE YOU WITH INFORMATION ABOUT THE OFFERING OF
THE CERTIFICATES REFERRED TO IN THIS FREE WRITING PROSPECTUS AND TO SOLICIT AN
OFFER TO PURCHASE THE CERTIFICATES, WHEN, AS AND IF ISSUED. ANY SUCH OFFER TO
PURCHASE MADE BY YOU WILL NOT BE ACCEPTED AND WILL NOT CONSTITUTE A CONTRACTUAL
COMMITMENT BY YOU TO PURCHASE ANY OF THE CERTIFICATES, UNTIL WE HAVE ACCEPTED
YOUR OFFER TO PURCHASE CERTIFICATES.

YOU ARE ADVISED THAT THE TERMS OF THE CERTIFICATES, AND THE CHARACTERISTICS OF
THE MORTGAGE LOAN POOL BACKING THEM, MAY CHANGE (DUE, AMONG OTHER THINGS, TO THE
POSSIBILITY THAT MORTGAGE LOANS THAT COMPRISE THE POOL MAY BECOME DELINQUENT OR
DEFAULTED OR MAY BE REMOVED OR REPLACED AND THAT SIMILAR OR DIFFERENT MORTGAGE
LOANS MAY BE ADDED TO THE POOL, AND THAT ONE OR MORE CLASSES OF CERTIFICATES MAY
BE SPLIT, COMBINED OR ELIMINATED), AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY
OF A FINAL PROSPECTUS. YOU ARE ADVISED THAT CERTIFICATES MAY NOT BE ISSUED THAT
HAVE THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. THE UNDERWRITER'S
OBLIGATION TO SELL SUCH CERTIFICATES TO YOU IS CONDITIONED ON THE MORTGAGE LOANS
AND CERTIFICATES HAVING THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. IF FOR
ANY REASON THE ISSUER DOES NOT DELIVER SUCH CERTIFICATES, THE UNDERWRITER WILL
NOTIFY YOU, AND NEITHER THE ISSUER NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION
TO YOU TO DELIVER ALL OR ANY PORTION OF THE CERTIFICATES WHICH YOU HAVE
COMMITTED TO PURCHASE, AND NONE OF THE ISSUER NOR ANY UNDERWRITER WILL BE LIABLE
FOR ANY COSTS OR DAMAGES WHATSOEVER ARISING FROM OR RELATED TO SUCH
NON-DELIVERY.

THIS FREE WRITING PROSPECTUS WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS
(INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF)
REGARDING THE POOL ASSETS AND STRUCTURE, INCLUDING PAYMENTS, INTEREST RATES,
WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS, SPREADS, MARKET
AVAILABILITY AND OTHER MATTERS. THE ACTUAL AMOUNT, RATE OR TIMING OF PAYMENTS ON
ANY OF THE UNDERLYING ASSETS MAY BE DIFFERENT, AND SOMETIMES MATERIALLY
DIFFERENT THAN ANTICIPATED, AND THEREFORE THE PRICING, PAYMENT OR YIELD
INFORMATION REGARDING THE CERTIFICATES MAY BE DIFFERENT FROM THE INFORMATION
PROVIDED HEREIN. THERE CAN BE NO ASSURANCE THAT ACTUAL PRICING WILL BE COMPLETED
AT THE INDICATED VALUE(S). IN ADDITION, PRICING OF THE CERTIFICATES MAY VARY
SIGNIFICANTLY FROM THE INFORMATION CONTAINED IN THIS FREE WRITING PROSPECTUS AS
A RESULT OF VARIOUS FACTORS, INCLUDING, WITHOUT LIMITATION, PREVAILING CREDIT
SPREADS, MARKET POSITIONING, FINANCING COSTS, HEDGING COSTS AND RISK AND USE OF
CAPITAL AND PROFIT. THE PRICING ESTIMATES CONTAINED HEREIN MAY VARY DURING THE
COURSE OF ANY PARTICULAR DAY AND FROM DAY TO DAY. YOU SHOULD CONSULT WITH YOUR
OWN ACCOUNTING OR OTHER ADVISORS AS TO THE ADEQUACY OF THE INFORMATION IN THIS
FREE WRITING PROSPECTUS FOR YOUR PURPOSES.

                                       C-1

                      STRUCTURAL AND COLLATERAL TERM SHEET

--------------------------------------------------------------------------------
                             MORTGAGE POOL OVERVIEW
--------------------------------------------------------------------------------

COLLATERAL FACTS(A)                                          AGGREGATE POOL   LOAN GROUP 1(B)   LOAN GROUP 2(C)
---------------------------------------------------------------------------------------------------------------

Cut-Off Date Loan Principal Balance:                         $1,718,780,989   $1,408,589,714     $310,191,275
Number of Mortgage Loans / Properties:                              121/216           95/189            26/27
Average Mortgage Loan Cut-Off Date Balance:                  $   14,204,802   $   14,827,260     $ 11,930,434
Weighted Average Current Mortgage Rate:                               5.504%           5.508%           5.487%
Weighted Average Loan U/W DSCR:                                        1.47x            1.50x            1.36x
Weighted Average Loan Cut-Off Date LTV Ratio:                         70.80%           70.12%           73.90%
Weighted Average Remaining Term to Maturity Date (months):            108.3            111.1             95.7
Weighted Average Remaining Amortization Term (months):                347.6            347.3            349.6
Lockout / Defeasance as % of Total:                                   94.82%           95.78%           90.46%
Balloon Loans as a % of Total:                                        92.22%           90.50%          100.00%
Single Largest Asset as % of Total:                                    6.18%            7.54%           29.98%
Five Largest Assets as % of Total:                                    27.21%           31.40%           57.35%
Ten Largest Assets as % of Total:                                     43.31%           48.52%           74.38%

(a)  The calculations set forth in this term sheet do not include any B Notes whether or not included in the trust.

(b)  The mortgaged properties included in Loan Group 1 include 171 properties used for commercial purposes and 18 properties used for multifamily residential and manufactured housing purposes.

(c)  The mortgaged properties included in Loan Group 2 include 25 properties used for multifamily residential purposes and 2 properties used for manufactured housing purposes.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS, IF CONVEYED PRIOR TO THE TIME
OF YOUR CONTRACTUAL COMMITMENT TO PURCHASE ANY OF THE CERTIFICATES, SUPERSEDES
ANY INFORMATION CONTAINED IN ANY PRIOR SIMILAR MATERIALS RELATING TO THE
CERTIFICATES. THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS PRELIMINARY,
AND IS SUBJECT TO COMPLETION OR CHANGE. THIS FREE WRITING PROSPECTUS IS BEING
DELIVERED TO YOU SOLELY TO PROVIDE YOU WITH INFORMATION ABOUT THE OFFERING OF
THE CERTIFICATES REFERRED TO IN THIS FREE WRITING PROSPECTUS AND TO SOLICIT AN
OFFER TO PURCHASE THE CERTIFICATES, WHEN, AS AND IF ISSUED. ANY SUCH OFFER TO
PURCHASE MADE BY YOU WILL NOT BE ACCEPTED AND WILL NOT CONSTITUTE A CONTRACTUAL
COMMITMENT BY YOU TO PURCHASE ANY OF THE CERTIFICATES, UNTIL WE HAVE ACCEPTED
YOUR OFFER TO PURCHASE CERTIFICATES.

YOU ARE ADVISED THAT THE TERMS OF THE CERTIFICATES, AND THE CHARACTERISTICS OF
THE MORTGAGE LOAN POOL BACKING THEM, MAY CHANGE (DUE, AMONG OTHER THINGS, TO THE
POSSIBILITY THAT MORTGAGE LOANS THAT COMPRISE THE POOL MAY BECOME DELINQUENT OR
DEFAULTED OR MAY BE REMOVED OR REPLACED AND THAT SIMILAR OR DIFFERENT MORTGAGE
LOANS MAY BE ADDED TO THE POOL, AND THAT ONE OR MORE CLASSES OF CERTIFICATES MAY
BE SPLIT, COMBINED OR ELIMINATED), AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY
OF A FINAL PROSPECTUS. YOU ARE ADVISED THAT CERTIFICATES MAY NOT BE ISSUED THAT
HAVE THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. THE UNDERWRITER'S
OBLIGATION TO SELL SUCH CERTIFICATES TO YOU IS CONDITIONED ON THE MORTGAGE LOANS
AND CERTIFICATES HAVING THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. IF FOR
ANY REASON THE ISSUER DOES NOT DELIVER SUCH CERTIFICATES, THE UNDERWRITER WILL
NOTIFY YOU, AND NEITHER THE ISSUER NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION
TO YOU TO DELIVER ALL OR ANY PORTION OF THE CERTIFICATES WHICH YOU HAVE
COMMITTED TO PURCHASE, AND NONE OF THE ISSUER NOR ANY UNDERWRITER WILL BE LIABLE
FOR ANY COSTS OR DAMAGES WHATSOEVER ARISING FROM OR RELATED TO SUCH
NON-DELIVERY.

THIS FREE WRITING PROSPECTUS WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS
(INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF)
REGARDING THE POOL ASSETS AND STRUCTURE, INCLUDING PAYMENTS, INTEREST RATES,
WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS, SPREADS, MARKET
AVAILABILITY AND OTHER MATTERS. THE ACTUAL AMOUNT, RATE OR TIMING OF PAYMENTS ON
ANY OF THE UNDERLYING ASSETS MAY BE DIFFERENT, AND SOMETIMES MATERIALLY
DIFFERENT THAN ANTICIPATED, AND THEREFORE THE PRICING, PAYMENT OR YIELD
INFORMATION REGARDING THE CERTIFICATES MAY BE DIFFERENT FROM THE INFORMATION
PROVIDED HEREIN. THERE CAN BE NO ASSURANCE THAT ACTUAL PRICING WILL BE COMPLETED
AT THE INDICATED VALUE(S). IN ADDITION, PRICING OF THE CERTIFICATES MAY VARY
SIGNIFICANTLY FROM THE INFORMATION CONTAINED IN THIS FREE WRITING PROSPECTUS AS
A RESULT OF VARIOUS FACTORS, INCLUDING, WITHOUT LIMITATION, PREVAILING CREDIT
SPREADS, MARKET POSITIONING, FINANCING COSTS, HEDGING COSTS AND RISK AND USE OF
CAPITAL AND PROFIT. THE PRICING ESTIMATES CONTAINED HEREIN MAY VARY DURING THE
COURSE OF ANY PARTICULAR DAY AND FROM DAY TO DAY. YOU SHOULD CONSULT WITH YOUR
OWN ACCOUNTING OR OTHER ADVISORS AS TO THE ADEQUACY OF THE INFORMATION IN THIS
FREE WRITING PROSPECTUS FOR YOUR PURPOSES.

                                       C-2

                      STRUCTURAL AND COLLATERAL TERM SHEET

--------------------------------------------------------------------------------
                               STRUCTURAL OVERVIEW
--------------------------------------------------------------------------------

o    Loan Group 1 is comprised of 95 loans. Loan Group 2 is comprised of 26 loans.

o    Generally, the Available Distribution Amount related to Loan Group 1 will be used to pay interest to Class A-1 and A-2, A-3 and A-4, pro rata, until paid in full. Generally, the Available Distribution Amount related to Loan
     Group 2 will be used to pay interest to Class A-1A, until paid in full.
     Generally, the Available Distribution Amount will be used to pay interest to the Class X-C and X-P, pro rata, until paid in full.

o    Generally, the Available Distribution Amount related to Loan Group 1 will be used to pay principal to Class A-1, A-2, A-3 and A-4, in that order, until paid in full, then to pay principal to Class A-1A until paid in full.
     Generally, the Available Distribution Amount related to Loan Group 2 will be used to pay principal to Class A-1A until paid in full, then to pay principal to Class A-1, A-2, A-3 and A-4, in that order, until paid in full.

o    After Class A-1, A-2, A-3, A-4 and A-1A are paid all amounts to which they are entitled to, the remaining Available Distribution Amount related to both groups will be used to pay interest and, after Class A-1, A-2, A-3,
     A-4 and A-1A are paid in full, principal sequentially to Class A-M, A-J, B,
     C, D, E, F, G, H, J, K, L, M, N, O, P and Q.

o    Each class will be subordinate to the Class A-1, A-2, A-3, A-4 and A-1A certificates and to each principal balance class with an earlier alphabetical designation than such class (except for the Class A-M certificates which are senior to the Class A-J certificates). Each of the
     Class A-1, A-2, A-3, A-4 and A-1A certificates will be of equal priority.

o    All Classes will pay interest on a 30/360 basis.

o    Principal losses will be allocated to each Class of certificates in reverse alphabetical order of class designation, starting with Class Q through and including A-J, and then to the Class A-M certificates. Any remaining losses will be allocated to Classes A-1, A-2, A-3, A-4 and A-1A certificates on a pari passu and pro rata basis.

o    The Master Servicer will cover net prepayment interest shortfalls on the loans provided that with respect to any loans with due dates on the related determination date the Master Servicer will only cover net prepayment interest shortfalls up to the master servicing fee at a rate not exceeding one basis point per annum. Net prepayment interest shortfalls (after application of prepayment interest excesses on the mortgage loans and other compensating interest payments from the master servicing fee) will be allocated pro-rata (based on interest entitlements) to all regular certificates.

o    Shortfalls resulting from Master Servicer and Special Servicer modifications, Special Servicer compensation or other extraordinary trust fund expenses will be allocated in reverse alphabetical order to Classes of outstanding principal balance certificates. Any such reduction will also have the effect of reducing the aggregate notional amount of the certificates.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS, IF CONVEYED PRIOR TO THE TIME
OF YOUR CONTRACTUAL COMMITMENT TO PURCHASE ANY OF THE CERTIFICATES, SUPERSEDES
ANY INFORMATION CONTAINED IN ANY PRIOR SIMILAR MATERIALS RELATING TO THE
CERTIFICATES. THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS PRELIMINARY,
AND IS SUBJECT TO COMPLETION OR CHANGE. THIS FREE WRITING PROSPECTUS IS BEING
DELIVERED TO YOU SOLELY TO PROVIDE YOU WITH INFORMATION ABOUT THE OFFERING OF
THE CERTIFICATES REFERRED TO IN THIS FREE WRITING PROSPECTUS AND TO SOLICIT AN
OFFER TO PURCHASE THE CERTIFICATES, WHEN, AS AND IF ISSUED. ANY SUCH OFFER TO
PURCHASE MADE BY YOU WILL NOT BE ACCEPTED AND WILL NOT CONSTITUTE A CONTRACTUAL
COMMITMENT BY YOU TO PURCHASE ANY OF THE CERTIFICATES, UNTIL WE HAVE ACCEPTED
YOUR OFFER TO PURCHASE CERTIFICATES.

YOU ARE ADVISED THAT THE TERMS OF THE CERTIFICATES, AND THE CHARACTERISTICS OF
THE MORTGAGE LOAN POOL BACKING THEM, MAY CHANGE (DUE, AMONG OTHER THINGS, TO THE
POSSIBILITY THAT MORTGAGE LOANS THAT COMPRISE THE POOL MAY BECOME DELINQUENT OR
DEFAULTED OR MAY BE REMOVED OR REPLACED AND THAT SIMILAR OR DIFFERENT MORTGAGE
LOANS MAY BE ADDED TO THE POOL, AND THAT ONE OR MORE CLASSES OF CERTIFICATES MAY
BE SPLIT, COMBINED OR ELIMINATED), AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY
OF A FINAL PROSPECTUS. YOU ARE ADVISED THAT CERTIFICATES MAY NOT BE ISSUED THAT
HAVE THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. THE UNDERWRITER'S
OBLIGATION TO SELL SUCH CERTIFICATES TO YOU IS CONDITIONED ON THE MORTGAGE LOANS
AND CERTIFICATES HAVING THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. IF FOR
ANY REASON THE ISSUER DOES NOT DELIVER SUCH CERTIFICATES, THE UNDERWRITER WILL
NOTIFY YOU, AND NEITHER THE ISSUER NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION
TO YOU TO DELIVER ALL OR ANY PORTION OF THE CERTIFICATES WHICH YOU HAVE
COMMITTED TO PURCHASE, AND NONE OF THE ISSUER NOR ANY UNDERWRITER WILL BE LIABLE
FOR ANY COSTS OR DAMAGES WHATSOEVER ARISING FROM OR RELATED TO SUCH
NON-DELIVERY.

THIS FREE WRITING PROSPECTUS WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS
(INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF)
REGARDING THE POOL ASSETS AND STRUCTURE, INCLUDING PAYMENTS, INTEREST RATES,
WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS, SPREADS, MARKET
AVAILABILITY AND OTHER MATTERS. THE ACTUAL AMOUNT, RATE OR TIMING OF PAYMENTS ON
ANY OF THE UNDERLYING ASSETS MAY BE DIFFERENT, AND SOMETIMES MATERIALLY
DIFFERENT THAN ANTICIPATED, AND THEREFORE THE PRICING, PAYMENT OR YIELD
INFORMATION REGARDING THE CERTIFICATES MAY BE DIFFERENT FROM THE INFORMATION
PROVIDED HEREIN. THERE CAN BE NO ASSURANCE THAT ACTUAL PRICING WILL BE COMPLETED
AT THE INDICATED VALUE(S). IN ADDITION, PRICING OF THE CERTIFICATES MAY VARY
SIGNIFICANTLY FROM THE INFORMATION CONTAINED IN THIS FREE WRITING PROSPECTUS AS
A RESULT OF VARIOUS FACTORS, INCLUDING, WITHOUT LIMITATION, PREVAILING CREDIT
SPREADS, MARKET POSITIONING, FINANCING COSTS, HEDGING COSTS AND RISK AND USE OF
CAPITAL AND PROFIT. THE PRICING ESTIMATES CONTAINED HEREIN MAY VARY DURING THE
COURSE OF ANY PARTICULAR DAY AND FROM DAY TO DAY. YOU SHOULD CONSULT WITH YOUR
OWN ACCOUNTING OR OTHER ADVISORS AS TO THE ADEQUACY OF THE INFORMATION IN THIS
FREE WRITING PROSPECTUS FOR YOUR PURPOSES.

                                       C-3

                      STRUCTURAL AND COLLATERAL TERM SHEET

--------------------------------------------------------------------------------
                      ALLOCATION OF PREPAYMENT PREMIUMS(A)
--------------------------------------------------------------------------------

ALLOCATION OF PREPAYMENT PREMIUMS:

Prepayment premiums and yield maintenance amounts with respect to all loans will be allocated between the Class A-1, A-2, A-3, A-4, A-1A, A-M, A-J, B, C, D, E,
F, G, H and J certificates then entitled to principal distributions and the
Class X-C and X-P certificates as follows:

o    A percentage of all prepayment premiums and yield maintenance amounts with respect to Loan Group 1 will be allocated to Class A-1, A-2, A-3, A-4, A-M,
     A-J, B, C, D, E, F, G, H and J certificates and with respect to Loan Group
     2 will be allocated to the Class A-1A certificates such that the percentage will be equal to the product of (a) with respect to Loan Group 1, a fraction the numerator of which is equal to the amount of principal distributed to such Class A-1, A-2, A-3, A-4, A-M, A-J, B, C, D, E, F, G, H or J certificates on that distribution date and the denominator of which is equal to the sum of the amount of principal distributed to the Class A-1,
     A-2, A-3, A-4, A-M, A-J, B, C, D, E, F, G, H and J certificates on that distribution date, and with respect to Loan Group 2, a fraction the numerator of which is equal to the amount of principal distributed to such
     Class A-1A on such distribution date and the denominator of which is equal to the amount of principal distributed to the Class A-1A on that distribution date, in each case multiplied by (b) a fraction the numerator of which is the excess, if any, resulting from the Pass-Through Rate of the class of certificates currently receiving principal less the relevant discount rate, and the denominator of which is the excess, if any, resulting from the Mortgage Rate of the related Mortgage Loan less the relevant discount rate.

            ---------------------------------------------------------
            Prepayment            (Pass-Through Rate - Discount Rate)
            Premium Allocation  = -----------------------------------
            Percentage              (Mortgage Rate - Discount Rate)
            ---------------------------------------------------------

o    The remaining percentage of such prepayment premiums and yield maintenance amounts will be allocated to the Class X-C certificates and Class X-P certificates based on an [_] ratio through the Distribution Date in [_].
     After the Distribution Date in [_] all prepayment premiums and yield maintenance amounts remaining will be allocated to the X-C certificates.

o    In general, this formula provides for an increase in the allocation of prepayment premiums and yield maintenance premiums to the Class A-1, A-2,
     A-3, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H and J certificates relative to the Class X-C and X-P certificates as discount rates decrease and a decrease in the allocation to such Classes as discount rates rise.

Allocation of Prepayment Premiums Example

Discount Rate Fraction Methodology:

Mortgage Rate                                =   6%
Bond Class Rate                              =   5%
Treasury Rate (or Applicable Discount Rate)  =   4%
% of Principal Distributed to Class          = 100%

BOND CLASS ALLOCATION            CLASS X ALLOCATION
------------------------------   ------------------------------
5% - 4% / 6% - 4% x 100% = 50%   Receives excess premiums = 50%

(a)  For further information regarding the allocation of prepayment premiums, refer to the prospectus supplement.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS, IF CONVEYED PRIOR TO THE TIME
OF YOUR CONTRACTUAL COMMITMENT TO PURCHASE ANY OF THE CERTIFICATES, SUPERSEDES
ANY INFORMATION CONTAINED IN ANY PRIOR SIMILAR MATERIALS RELATING TO THE
CERTIFICATES. THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS PRELIMINARY,
AND IS SUBJECT TO COMPLETION OR CHANGE. THIS FREE WRITING PROSPECTUS IS BEING
DELIVERED TO YOU SOLELY TO PROVIDE YOU WITH INFORMATION ABOUT THE OFFERING OF
THE CERTIFICATES REFERRED TO IN THIS FREE WRITING PROSPECTUS AND TO SOLICIT AN
OFFER TO PURCHASE THE CERTIFICATES, WHEN, AS AND IF ISSUED. ANY SUCH OFFER TO
PURCHASE MADE BY YOU WILL NOT BE ACCEPTED AND WILL NOT CONSTITUTE A CONTRACTUAL
COMMITMENT BY YOU TO PURCHASE ANY OF THE CERTIFICATES, UNTIL WE HAVE ACCEPTED
YOUR OFFER TO PURCHASE CERTIFICATES.

YOU ARE ADVISED THAT THE TERMS OF THE CERTIFICATES, AND THE CHARACTERISTICS OF
THE MORTGAGE LOAN POOL BACKING THEM, MAY CHANGE (DUE, AMONG OTHER THINGS, TO THE
POSSIBILITY THAT MORTGAGE LOANS THAT COMPRISE THE POOL MAY BECOME DELINQUENT OR
DEFAULTED OR MAY BE REMOVED OR REPLACED AND THAT SIMILAR OR DIFFERENT MORTGAGE
LOANS MAY BE ADDED TO THE POOL, AND THAT ONE OR MORE CLASSES OF CERTIFICATES MAY
BE SPLIT, COMBINED OR ELIMINATED), AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY
OF A FINAL PROSPECTUS. YOU ARE ADVISED THAT CERTIFICATES MAY NOT BE ISSUED THAT
HAVE THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. THE UNDERWRITER'S
OBLIGATION TO SELL SUCH CERTIFICATES TO YOU IS CONDITIONED ON THE MORTGAGE LOANS
AND CERTIFICATES HAVING THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. IF FOR
ANY REASON THE ISSUER DOES NOT DELIVER SUCH CERTIFICATES, THE UNDERWRITER WILL
NOTIFY YOU, AND NEITHER THE ISSUER NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION
TO YOU TO DELIVER ALL OR ANY PORTION OF THE CERTIFICATES WHICH YOU HAVE
COMMITTED TO PURCHASE, AND NONE OF THE ISSUER NOR ANY UNDERWRITER WILL BE LIABLE
FOR ANY COSTS OR DAMAGES WHATSOEVER ARISING FROM OR RELATED TO SUCH
NON-DELIVERY.

THIS FREE WRITING PROSPECTUS WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS
(INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF)
REGARDING THE POOL ASSETS AND STRUCTURE, INCLUDING PAYMENTS, INTEREST RATES,
WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS, SPREADS, MARKET
AVAILABILITY AND OTHER MATTERS. THE ACTUAL AMOUNT, RATE OR TIMING OF PAYMENTS ON
ANY OF THE UNDERLYING ASSETS MAY BE DIFFERENT, AND SOMETIMES MATERIALLY
DIFFERENT THAN ANTICIPATED, AND THEREFORE THE PRICING, PAYMENT OR YIELD
INFORMATION REGARDING THE CERTIFICATES MAY BE DIFFERENT FROM THE INFORMATION
PROVIDED HEREIN. THERE CAN BE NO ASSURANCE THAT ACTUAL PRICING WILL BE COMPLETED
AT THE INDICATED VALUE(S). IN ADDITION, PRICING OF THE CERTIFICATES MAY VARY
SIGNIFICANTLY FROM THE INFORMATION CONTAINED IN THIS FREE WRITING PROSPECTUS AS
A RESULT OF VARIOUS FACTORS, INCLUDING, WITHOUT LIMITATION, PREVAILING CREDIT
SPREADS, MARKET POSITIONING, FINANCING COSTS, HEDGING COSTS AND RISK AND USE OF
CAPITAL AND PROFIT. THE PRICING ESTIMATES CONTAINED HEREIN MAY VARY DURING THE
COURSE OF ANY PARTICULAR DAY AND FROM DAY TO DAY. YOU SHOULD CONSULT WITH YOUR
OWN ACCOUNTING OR OTHER ADVISORS AS TO THE ADEQUACY OF THE INFORMATION IN THIS
FREE WRITING PROSPECTUS FOR YOUR PURPOSES.

                                       C-4

                      STRUCTURAL AND COLLATERAL TERM SHEET

--------------------------------------------------------------------------------
                          AVERAGE LIFE TABLE (IN YEARS)
  (PREPAYMENTS LOCKED OUT THROUGH LOCK OUT PERIOD, DEFEASANCE PERIOD AND YIELD
               MAINTENANCE PERIOD THEN RUN AT THE INDICATED CPRS)
--------------------------------------------------------------------------------

                 PREPAYMENT ASSUMPTIONS (CPR)
       -----------------------------------------------
       0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
       ------   -------   -------   -------   --------
 A-1    2.99      2.97      2.96      2.96      2.95
 A-2    4.72      4.71      4.70      4.68      4.48
 A-3    7.19      7.18      7.18      7.18      7.16
 A-4    9.66      9.64      9.61      9.56      9.35
A-1A    7.68      7.68      7.67      7.66      7.53
 A-M    9.86      9.85      9.83      9.81      9.61
 A-J    9.86      9.86      9.86      9.86      9.66
  B     9.93      9.90      9.86      9.86      9.69
  C     9.94      9.94      9.93      9.86      9.69
  D     9.94      9.94      9.94      9.86      9.69
  E     9.94      9.94      9.94      9.94      9.69

THE INFORMATION IN THIS FREE WRITING PROSPECTUS, IF CONVEYED PRIOR TO THE TIME
OF YOUR CONTRACTUAL COMMITMENT TO PURCHASE ANY OF THE CERTIFICATES, SUPERSEDES
ANY INFORMATION CONTAINED IN ANY PRIOR SIMILAR MATERIALS RELATING TO THE
CERTIFICATES. THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS PRELIMINARY,
AND IS SUBJECT TO COMPLETION OR CHANGE. THIS FREE WRITING PROSPECTUS IS BEING
DELIVERED TO YOU SOLELY TO PROVIDE YOU WITH INFORMATION ABOUT THE OFFERING OF
THE CERTIFICATES REFERRED TO IN THIS FREE WRITING PROSPECTUS AND TO SOLICIT AN
OFFER TO PURCHASE THE CERTIFICATES, WHEN, AS AND IF ISSUED. ANY SUCH OFFER TO
PURCHASE MADE BY YOU WILL NOT BE ACCEPTED AND WILL NOT CONSTITUTE A CONTRACTUAL
COMMITMENT BY YOU TO PURCHASE ANY OF THE CERTIFICATES, UNTIL WE HAVE ACCEPTED
YOUR OFFER TO PURCHASE CERTIFICATES.

YOU ARE ADVISED THAT THE TERMS OF THE CERTIFICATES, AND THE CHARACTERISTICS OF
THE MORTGAGE LOAN POOL BACKING THEM, MAY CHANGE (DUE, AMONG OTHER THINGS, TO THE
POSSIBILITY THAT MORTGAGE LOANS THAT COMPRISE THE POOL MAY BECOME DELINQUENT OR
DEFAULTED OR MAY BE REMOVED OR REPLACED AND THAT SIMILAR OR DIFFERENT MORTGAGE
LOANS MAY BE ADDED TO THE POOL, AND THAT ONE OR MORE CLASSES OF CERTIFICATES MAY
BE SPLIT, COMBINED OR ELIMINATED), AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY
OF A FINAL PROSPECTUS. YOU ARE ADVISED THAT CERTIFICATES MAY NOT BE ISSUED THAT
HAVE THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. THE UNDERWRITER'S
OBLIGATION TO SELL SUCH CERTIFICATES TO YOU IS CONDITIONED ON THE MORTGAGE LOANS
AND CERTIFICATES HAVING THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. IF FOR
ANY REASON THE ISSUER DOES NOT DELIVER SUCH CERTIFICATES, THE UNDERWRITER WILL
NOTIFY YOU, AND NEITHER THE ISSUER NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION
TO YOU TO DELIVER ALL OR ANY PORTION OF THE CERTIFICATES WHICH YOU HAVE
COMMITTED TO PURCHASE, AND NONE OF THE ISSUER NOR ANY UNDERWRITER WILL BE LIABLE
FOR ANY COSTS OR DAMAGES WHATSOEVER ARISING FROM OR RELATED TO SUCH
NON-DELIVERY.

THIS FREE WRITING PROSPECTUS WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS
(INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF)
REGARDING THE POOL ASSETS AND STRUCTURE, INCLUDING PAYMENTS, INTEREST RATES,
WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS, SPREADS, MARKET
AVAILABILITY AND OTHER MATTERS. THE ACTUAL AMOUNT, RATE OR TIMING OF PAYMENTS ON
ANY OF THE UNDERLYING ASSETS MAY BE DIFFERENT, AND SOMETIMES MATERIALLY
DIFFERENT THAN ANTICIPATED, AND THEREFORE THE PRICING, PAYMENT OR YIELD
INFORMATION REGARDING THE CERTIFICATES MAY BE DIFFERENT FROM THE INFORMATION
PROVIDED HEREIN. THERE CAN BE NO ASSURANCE THAT ACTUAL PRICING WILL BE COMPLETED
AT THE INDICATED VALUE(S). IN ADDITION, PRICING OF THE CERTIFICATES MAY VARY
SIGNIFICANTLY FROM THE INFORMATION CONTAINED IN THIS FREE WRITING PROSPECTUS AS
A RESULT OF VARIOUS FACTORS, INCLUDING, WITHOUT LIMITATION, PREVAILING CREDIT
SPREADS, MARKET POSITIONING, FINANCING COSTS, HEDGING COSTS AND RISK AND USE OF
CAPITAL AND PROFIT. THE PRICING ESTIMATES CONTAINED HEREIN MAY VARY DURING THE
COURSE OF ANY PARTICULAR DAY AND FROM DAY TO DAY. YOU SHOULD CONSULT WITH YOUR
OWN ACCOUNTING OR OTHER ADVISORS AS TO THE ADEQUACY OF THE INFORMATION IN THIS
FREE WRITING PROSPECTUS FOR YOUR PURPOSES.

                                       C-5

                      STRUCTURAL AND COLLATERAL TERM SHEET

                                      [MAP]

                                     [CHART]

THE INFORMATION IN THIS FREE WRITING PROSPECTUS, IF CONVEYED PRIOR TO THE TIME
OF YOUR CONTRACTUAL COMMITMENT TO PURCHASE ANY OF THE CERTIFICATES, SUPERSEDES
ANY INFORMATION CONTAINED IN ANY PRIOR SIMILAR MATERIALS RELATING TO THE
CERTIFICATES. THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS PRELIMINARY,
AND IS SUBJECT TO COMPLETION OR CHANGE. THIS FREE WRITING PROSPECTUS IS BEING
DELIVERED TO YOU SOLELY TO PROVIDE YOU WITH INFORMATION ABOUT THE OFFERING OF
THE CERTIFICATES REFERRED TO IN THIS FREE WRITING PROSPECTUS AND TO SOLICIT AN
OFFER TO PURCHASE THE CERTIFICATES, WHEN, AS AND IF ISSUED. ANY SUCH OFFER TO
PURCHASE MADE BY YOU WILL NOT BE ACCEPTED AND WILL NOT CONSTITUTE A CONTRACTUAL
COMMITMENT BY YOU TO PURCHASE ANY OF THE CERTIFICATES, UNTIL WE HAVE ACCEPTED
YOUR OFFER TO PURCHASE CERTIFICATES.

YOU ARE ADVISED THAT THE TERMS OF THE CERTIFICATES, AND THE CHARACTERISTICS OF
THE MORTGAGE LOAN POOL BACKING THEM, MAY CHANGE (DUE, AMONG OTHER THINGS, TO THE
POSSIBILITY THAT MORTGAGE LOANS THAT COMPRISE THE POOL MAY BECOME DELINQUENT OR
DEFAULTED OR MAY BE REMOVED OR REPLACED AND THAT SIMILAR OR DIFFERENT MORTGAGE
LOANS MAY BE ADDED TO THE POOL, AND THAT ONE OR MORE CLASSES OF CERTIFICATES MAY
BE SPLIT, COMBINED OR ELIMINATED), AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY
OF A FINAL PROSPECTUS. YOU ARE ADVISED THAT CERTIFICATES MAY NOT BE ISSUED THAT
HAVE THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. THE UNDERWRITER'S
OBLIGATION TO SELL SUCH CERTIFICATES TO YOU IS CONDITIONED ON THE MORTGAGE LOANS
AND CERTIFICATES HAVING THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. IF FOR
ANY REASON THE ISSUER DOES NOT DELIVER SUCH CERTIFICATES, THE UNDERWRITER WILL
NOTIFY YOU, AND NEITHER THE ISSUER NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION
TO YOU TO DELIVER ALL OR ANY PORTION OF THE CERTIFICATES WHICH YOU HAVE
COMMITTED TO PURCHASE, AND NONE OF THE ISSUER NOR ANY UNDERWRITER WILL BE LIABLE
FOR ANY COSTS OR DAMAGES WHATSOEVER ARISING FROM OR RELATED TO SUCH
NON-DELIVERY.

THIS FREE WRITING PROSPECTUS WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS
(INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF)
REGARDING THE POOL ASSETS AND STRUCTURE, INCLUDING PAYMENTS, INTEREST RATES,
WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS, SPREADS, MARKET
AVAILABILITY AND OTHER MATTERS. THE ACTUAL AMOUNT, RATE OR TIMING OF PAYMENTS ON
ANY OF THE UNDERLYING ASSETS MAY BE DIFFERENT, AND SOMETIMES MATERIALLY
DIFFERENT THAN ANTICIPATED, AND THEREFORE THE PRICING, PAYMENT OR YIELD
INFORMATION REGARDING THE CERTIFICATES MAY BE DIFFERENT FROM THE INFORMATION
PROVIDED HEREIN. THERE CAN BE NO ASSURANCE THAT ACTUAL PRICING WILL BE COMPLETED
AT THE INDICATED VALUE(S). IN ADDITION, PRICING OF THE CERTIFICATES MAY VARY
SIGNIFICANTLY FROM THE INFORMATION CONTAINED IN THIS FREE WRITING PROSPECTUS AS
A RESULT OF VARIOUS FACTORS, INCLUDING, WITHOUT LIMITATION, PREVAILING CREDIT
SPREADS, MARKET POSITIONING, FINANCING COSTS, HEDGING COSTS AND RISK AND USE OF
CAPITAL AND PROFIT. THE PRICING ESTIMATES CONTAINED HEREIN MAY VARY DURING THE
COURSE OF ANY PARTICULAR DAY AND FROM DAY TO DAY. YOU SHOULD CONSULT WITH YOUR
OWN ACCOUNTING OR OTHER ADVISORS AS TO THE ADEQUACY OF THE INFORMATION IN THIS
FREE WRITING PROSPECTUS FOR YOUR PURPOSES.

                                       C-6

                      STRUCTURAL AND COLLATERAL TERM SHEET

--------------------------------------------------------------------------------
                          PARI PASSU COMPANION LOANS(A)
--------------------------------------------------------------------------------

                                    A-NOTE
CONTROL                            ORIGINAL
 NUMBER       PROPERTY NAME         BALANCE      TRANSACTION             SERVICER                 SPECIAL SERVICER
-----------------------------------------------------------------------------------------------------------------------

   1     DDR/Macquarie Mervyn's  $106,275,000    GE 2005-C4    Midland Loan Services, Inc.  Midland Loan Services, Inc.
         Portfolio               $106,275,000   GMAC 2006-C1
                                 $ 45,922,500  COMM 2005-FL11
   2     James Center            $100,000,000   GMAC 2006-C1         GMAC Commercial              CWCapital Asset
                                 $ 50,000,000        TBD           Mortgage Corporation            Management LLC
   4     Design Center of the    $ 92,500,000    GE 2005-C4    Midland Loan Services, Inc.  Midland Loan Services, Inc.
         Americas                $ 92,500,000   GMAC 2006-C1

(a)  The schedule above includes only loans with pari passu companion loans, and does not include loans with B Notes only (control numbers 3, 8, 14, 50, 69,
     76 and 84).

THE INFORMATION IN THIS FREE WRITING PROSPECTUS, IF CONVEYED PRIOR TO THE TIME
OF YOUR CONTRACTUAL COMMITMENT TO PURCHASE ANY OF THE CERTIFICATES, SUPERSEDES
ANY INFORMATION CONTAINED IN ANY PRIOR SIMILAR MATERIALS RELATING TO THE
CERTIFICATES. THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS PRELIMINARY,
AND IS SUBJECT TO COMPLETION OR CHANGE. THIS FREE WRITING PROSPECTUS IS BEING
DELIVERED TO YOU SOLELY TO PROVIDE YOU WITH INFORMATION ABOUT THE OFFERING OF
THE CERTIFICATES REFERRED TO IN THIS FREE WRITING PROSPECTUS AND TO SOLICIT AN
OFFER TO PURCHASE THE CERTIFICATES, WHEN, AS AND IF ISSUED. ANY SUCH OFFER TO
PURCHASE MADE BY YOU WILL NOT BE ACCEPTED AND WILL NOT CONSTITUTE A CONTRACTUAL
COMMITMENT BY YOU TO PURCHASE ANY OF THE CERTIFICATES, UNTIL WE HAVE ACCEPTED
YOUR OFFER TO PURCHASE CERTIFICATES.

YOU ARE ADVISED THAT THE TERMS OF THE CERTIFICATES, AND THE CHARACTERISTICS OF
THE MORTGAGE LOAN POOL BACKING THEM, MAY CHANGE (DUE, AMONG OTHER THINGS, TO THE
POSSIBILITY THAT MORTGAGE LOANS THAT COMPRISE THE POOL MAY BECOME DELINQUENT OR
DEFAULTED OR MAY BE REMOVED OR REPLACED AND THAT SIMILAR OR DIFFERENT MORTGAGE
LOANS MAY BE ADDED TO THE POOL, AND THAT ONE OR MORE CLASSES OF CERTIFICATES MAY
BE SPLIT, COMBINED OR ELIMINATED), AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY
OF A FINAL PROSPECTUS. YOU ARE ADVISED THAT CERTIFICATES MAY NOT BE ISSUED THAT
HAVE THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. THE UNDERWRITER'S
OBLIGATION TO SELL SUCH CERTIFICATES TO YOU IS CONDITIONED ON THE MORTGAGE LOANS
AND CERTIFICATES HAVING THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. IF FOR
ANY REASON THE ISSUER DOES NOT DELIVER SUCH CERTIFICATES, THE UNDERWRITER WILL
NOTIFY YOU, AND NEITHER THE ISSUER NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION
TO YOU TO DELIVER ALL OR ANY PORTION OF THE CERTIFICATES WHICH YOU HAVE
COMMITTED TO PURCHASE, AND NONE OF THE ISSUER NOR ANY UNDERWRITER WILL BE LIABLE
FOR ANY COSTS OR DAMAGES WHATSOEVER ARISING FROM OR RELATED TO SUCH
NON-DELIVERY.

THIS FREE WRITING PROSPECTUS WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS
(INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF)
REGARDING THE POOL ASSETS AND STRUCTURE, INCLUDING PAYMENTS, INTEREST RATES,
WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS, SPREADS, MARKET
AVAILABILITY AND OTHER MATTERS. THE ACTUAL AMOUNT, RATE OR TIMING OF PAYMENTS ON
ANY OF THE UNDERLYING ASSETS MAY BE DIFFERENT, AND SOMETIMES MATERIALLY
DIFFERENT THAN ANTICIPATED, AND THEREFORE THE PRICING, PAYMENT OR YIELD
INFORMATION REGARDING THE CERTIFICATES MAY BE DIFFERENT FROM THE INFORMATION
PROVIDED HEREIN. THERE CAN BE NO ASSURANCE THAT ACTUAL PRICING WILL BE COMPLETED
AT THE INDICATED VALUE(S). IN ADDITION, PRICING OF THE CERTIFICATES MAY VARY
SIGNIFICANTLY FROM THE INFORMATION CONTAINED IN THIS FREE WRITING PROSPECTUS AS
A RESULT OF VARIOUS FACTORS, INCLUDING, WITHOUT LIMITATION, PREVAILING CREDIT
SPREADS, MARKET POSITIONING, FINANCING COSTS, HEDGING COSTS AND RISK AND USE OF
CAPITAL AND PROFIT. THE PRICING ESTIMATES CONTAINED HEREIN MAY VARY DURING THE
COURSE OF ANY PARTICULAR DAY AND FROM DAY TO DAY. YOU SHOULD CONSULT WITH YOUR
OWN ACCOUNTING OR OTHER ADVISORS AS TO THE ADEQUACY OF THE INFORMATION IN THIS
FREE WRITING PROSPECTUS FOR YOUR PURPOSES.

                                       C-7

                      STRUCTURAL AND COLLATERAL TERM SHEET

FULL COLLATERAL CHARACTERISTICS

DISTRIBUTION OF DSCR

                                 NUMBER OF                    % OF AGGREGATE
                                  MORTGAGE    CUT-OFF DATE     CUT-OFF DATE
RANGE OF DSCR(A)                   LOANS         BALANCE          BALANCE
------------------------------   ---------   --------------   --------------
1.05-1.19                             5      $   18,646,537         1.08%
1.20-1.29                            51         729,339,451        42.43
1.30-1.39                            16          84,907,209         4.94
1.40-1.49                            22         434,915,800        25.30
1.50-1.69                            13         194,562,689        11.32
1.70-1.99                             6          41,537,088         2.42
2.00-3.00                             8         214,872,216        12.50
                                    ---      --------------       ------
TOTAL                               121      $1,718,780,989       100.00%

DISTRIBUTION OF CUT-OFF DATE PRINCIPAL BALANCE

                                 NUMBER OF                    % OF AGGREGATE
CUT-OFF DATE PRINCIPAL            MORTGAGE    CUT-OFF DATE     CUT-OFF DATE
BALANCE ($)                        LOANS         BALANCE          BALANCE
------------------------------   ---------   --------------   --------------
$ 1,005,767- $4,999,999              44      $  137,371,120         7.99%
  5,000,000-  9,999,999              32         213,878,752        12.44
 10,000,000- 14,999,999              14         166,723,150         9.70
 15,000,000- 24,999,999              13         254,123,016        14.79
 25,000,000- 39,999,999               9         269,846,636        15.70
 40,000,000- 54,999,999               3         144,129,500         8.39
 55,000,000-106,275,000               6         532,708,816        30.99
                                    ---      --------------       ------
TOTAL                               121      $1,718,780,989       100.00%

DISTRIBUTION OF AMORTIZATION TYPE

                                 NUMBER OF                    % OF AGGREGATE
                                  MORTGAGE    CUT-OFF DATE     CUT-OFF DATE
AMORTIZATION TYPE                  LOANS         BALANCE          BALANCE
------------------------------   ---------   --------------   --------------
Interest Only, then Amortizing
   Balloon                           63      $  854,594,834        49.72%
Amortizing Balloon                   38         382,297,551        22.24
Interest Only                        12         348,125,000        20.25
Interest Only/ARD                     3         106,450,000         6.19
Fully Amortizing                      1          19,090,567         1.11
Interest Only, then Amortizing
   Balloon/ARD                        1           5,000,000         0.29
Fully Amortizing with
   Graduated P&I Payment              3           3,223,037         0.19
                                    ---      --------------       ------
TOTAL                               121      $1,718,780,989       100.00%

DISTRIBUTION OF MORTGAGED PROPERTIES BY LOCATION

                                  NUMBER OF                    % OF AGGREGATE
                                  MORTGAGED    CUT-OFF DATE     CUT-OFF DATE
LOCATION                         PROPERTIES       BALANCE          BALANCE
------------------------------   ----------   --------------   --------------
California                            51      $  344,439,336        20.04%
   Southern                           37         259,893,661        15.12
   Northern                           14          84,545,674         4.92
Florida                               11         231,955,567        13.50
Arizona                               16         145,234,319         8.45
Virginia                               4         136,150,000         7.92
Maryland                               4         108,626,634         6.32
Colorado                              10          77,168,392         4.49
Other States*                        120         675,206,743        39.28
                                     ---      --------------       ------
TOTAL                                216      $1,718,780,989       100.00%

*    Includes 31 states and the District of Columbia.

DISTRIBUTION OF MORTGAGED PROPERTIES BY PROPERTY TYPE

                                  NUMBER OF                    % OF AGGREGATE
                                  MORTGAGED    CUT-OFF DATE     CUT-OFF DATE
LOCATION                         PROPERTIES       BALANCE          BALANCE
------------------------------   ----------   --------------   --------------
Office                                27      $  513,701,443        29.89%
Multifamily                           37         411,187,458        23.92
Anchored Retail                       76         306,832,790        17.85
Hospitality                           10         133,781,942         7.78
Special Purpose Retail                 1          92,500,000         5.38
Manufactured Housing                   8          90,529,702         5.27
Self Storage                          33          67,287,972         3.91
Unanchored Retail                     15          48,920,086         2.85
Industrial/Warehouse                   7          41,944,185         2.44
Mixed Use                              2          12,095,412         0.70
                                     ---      --------------       ------
TOTAL                                216      $1,718,780,989       100.00%

(a)  Seven mortgage loans have subordinated B Notes; however the balances of and any debt service on the B Notes are not included in the DSCR or LTV calculations.

(b)  The initial prepayment lockout period for this mortgage loan has expired.

DISTRIBUTION OF CUT-OFF DATE LTV RATIOS

                                 NUMBER OF                    % OF AGGREGATE
RANGE OF CUT-OFF DATE             MORTGAGE    CUT-OFF DATE     CUT-OFF DATE
LTV(%)(A)                          LOANS         BALANCE          BALANCE
------------------------------   ---------   --------------   --------------
33.14-45.00                           6      $  155,231,991         9.03%
45.01-50.00                           1           1,950,000         0.11
50.01-55.00                           3          12,650,000         0.74
55.01-60.00                           4          23,373,245         1.36
60.01-65.00                          12         192,400,210        11.19
65.01-70.00                          20          95,469,011         5.55
70.01-75.00                          23         434,033,936        25.25
75.01-80.00                          51         785,172,596        45.68
80.01-80.09                           1          18,500,000         1.08
                                    ---      --------------       ------
TOTAL                               121      $1,718,780,989       100.00%

DISTRIBUTION OF MORTGAGE INTEREST RATE (%)

                                 NUMBER OF                    % OF AGGREGATE
RANGE OF                          MORTGAGE    CUT-OFF DATE     CUT-OFF DATE
MORTGAGE RATES (%)                 LOANS         BALANCE          BALANCE
------------------------------   ---------   --------------   --------------
4.950-5.249                          24      $  448,310,123        26.08%
5.250-5.499                          39         542,818,384        31.58
5.500-5.999                          50         659,573,704        38.37
6.000-6.499                           3          31,687,785         1.84
6.500-6.999                           1          19,090,567         1.11
7.000-8.250                           4          17,300,425         1.01
                                    ---      --------------       ------
TOTAL                               121      $1,718,780,989       100.00%

DISTRIBUTION OF REMAINING AMORTIZATION TERMS

                                 NUMBER OF                    % OF AGGREGATE
RANGE OF REMAINING                MORTGAGE    CUT-OFF DATE     CUT-OFF DATE
AMORTIZATION TERMS (MOS)           LOANS         BALANCE          BALANCE
------------------------------   ---------   --------------   --------------
Interest Only                        15      $  454,575,000        26.45%
156-240                               7          43,437,816         2.53
241-300                              12         127,647,905         7.43
301-360                              87       1,093,120,268        63.60
                                    ---      --------------       ------
TOTAL                               121      $1,718,780,989       100.00%

DISTRIBUTION OF ORIGINAL TERMS TO MATURITY

                                 NUMBER OF                    % OF AGGREGATE
RANGE OF ORIGINAL TERMS TO        MORTGAGE    CUT-OFF DATE     CUT-OFF DATE
MATURITY (MOS)                     LOANS         BALANCE          BALANCE
------------------------------   ---------   --------------   --------------
60-83                                10      $  272,986,550        15.88%
84-119                                4          35,881,057         2.09
120-239                             103       1,387,599,779        80.73
240-282                               4          22,313,605         1.30
                                    ---      --------------       ------
TOTAL                               121      $1,718,780,989       100.00%

DISTRIBUTION OF REMAINING TERMS TO MATURITY

                                 NUMBER OF                    % OF AGGREGATE
RANGE OF REMAINING TERMS TO       MORTGAGE    CUT-OFF DATE     CUT-OFF DATE
MATURITY (MOS)                     LOANS         BALANCE          BALANCE
------------------------------   ---------   --------------   --------------
55-83                                13      $  302,338,300        17.59%
84-119                               95       1,171,279,585        68.15
120-179                              10         241,940,067        14.08
180-227                               3           3,223,037         0.19
                                    ---      --------------       ------
TOTAL                               121      $1,718,780,989       100.00%

DISTRIBUTION OF PREPAYMENT PROVISIONS

                                 NUMBER OF                    % OF AGGREGATE
                                  MORTGAGE    CUT-OFF DATE     CUT-OFF DATE
PREPAYMENT PROVISIONS              LOANS         BALANCE          BALANCE
------------------------------   ---------   --------------   --------------
Locked Out, then Defeasance         105      $1,578,119,898        91.82%
Locked Out, then Defeasance,
   then Prepayment Penalty%           3          51,630,000         3.00
Locked Out, then > YM and 1%         10          40,363,136         2.35
> YM and 1%                           1          19,090,567         1.11
YM, then Defeasance or YM             1          15,500,000         0.90
Locked Out, then > YM and 2%
(b)                                   1          14,077,388         0.82
                                    ---      --------------       ------
TOTAL                               121      $1,718,780,989       100.00%

THE INFORMATION IN THIS FREE WRITING PROSPECTUS, IF CONVEYED PRIOR TO THE TIME
OF YOUR CONTRACTUAL COMMITMENT TO PURCHASE ANY OF THE CERTIFICATES, SUPERSEDES
ANY INFORMATION CONTAINED IN ANY PRIOR SIMILAR MATERIALS RELATING TO THE
CERTIFICATES. THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS PRELIMINARY,
AND IS SUBJECT TO COMPLETION OR CHANGE. THIS FREE WRITING PROSPECTUS IS BEING
DELIVERED TO YOU SOLELY TO PROVIDE YOU WITH INFORMATION ABOUT THE OFFERING OF
THE CERTIFICATES REFERRED TO IN THIS FREE WRITING PROSPECTUS AND TO SOLICIT AN
OFFER TO PURCHASE THE CERTIFICATES, WHEN, AS AND IF ISSUED. ANY SUCH OFFER TO
PURCHASE MADE BY YOU WILL NOT BE ACCEPTED AND WILL NOT CONSTITUTE A CONTRACTUAL
COMMITMENT BY YOU TO PURCHASE ANY OF THE CERTIFICATES, UNTIL WE HAVE ACCEPTED
YOUR OFFER TO PURCHASE CERTIFICATES.

YOU ARE ADVISED THAT THE TERMS OF THE CERTIFICATES, AND THE CHARACTERISTICS OF
THE MORTGAGE LOAN POOL BACKING THEM, MAY CHANGE (DUE, AMONG OTHER THINGS, TO THE
POSSIBILITY THAT MORTGAGE LOANS THAT COMPRISE THE POOL MAY BECOME DELINQUENT OR
DEFAULTED OR MAY BE REMOVED OR REPLACED AND THAT SIMILAR OR DIFFERENT MORTGAGE
LOANS MAY BE ADDED TO THE POOL, AND THAT ONE OR MORE CLASSES OF CERTIFICATES MAY
BE SPLIT, COMBINED OR ELIMINATED), AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY
OF A FINAL PROSPECTUS. YOU ARE ADVISED THAT CERTIFICATES MAY NOT BE ISSUED THAT
HAVE THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. THE UNDERWRITER'S
OBLIGATION TO SELL SUCH CERTIFICATES TO YOU IS CONDITIONED ON THE MORTGAGE LOANS
AND CERTIFICATES HAVING THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. IF FOR
ANY REASON THE ISSUER DOES NOT DELIVER SUCH CERTIFICATES, THE UNDERWRITER WILL
NOTIFY YOU, AND NEITHER THE ISSUER NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION
TO YOU TO DELIVER ALL OR ANY PORTION OF THE CERTIFICATES WHICH YOU HAVE
COMMITTED TO PURCHASE, AND NONE OF THE ISSUER NOR ANY UNDERWRITER WILL BE LIABLE
FOR ANY COSTS OR DAMAGES WHATSOEVER ARISING FROM OR RELATED TO SUCH
NON-DELIVERY.

THIS FREE WRITING PROSPECTUS WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS
(INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF)
REGARDING THE POOL ASSETS AND STRUCTURE, INCLUDING PAYMENTS, INTEREST RATES,
WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS, SPREADS, MARKET
AVAILABILITY AND OTHER MATTERS. THE ACTUAL AMOUNT, RATE OR TIMING OF PAYMENTS ON
ANY OF THE UNDERLYING ASSETS MAY BE DIFFERENT, AND SOMETIMES MATERIALLY
DIFFERENT THAN ANTICIPATED, AND THEREFORE THE PRICING, PAYMENT OR YIELD
INFORMATION REGARDING THE CERTIFICATES MAY BE DIFFERENT FROM THE INFORMATION
PROVIDED HEREIN. THERE CAN BE NO ASSURANCE THAT ACTUAL PRICING WILL BE COMPLETED
AT THE INDICATED VALUE(S). IN ADDITION, PRICING OF THE CERTIFICATES MAY VARY
SIGNIFICANTLY FROM THE INFORMATION CONTAINED IN THIS FREE WRITING PROSPECTUS AS
A RESULT OF VARIOUS FACTORS, INCLUDING, WITHOUT LIMITATION, PREVAILING CREDIT
SPREADS, MARKET POSITIONING, FINANCING COSTS, HEDGING COSTS AND RISK AND USE OF
CAPITAL AND PROFIT. THE PRICING ESTIMATES CONTAINED HEREIN MAY VARY DURING THE
COURSE OF ANY PARTICULAR DAY AND FROM DAY TO DAY. YOU SHOULD CONSULT WITH YOUR
OWN ACCOUNTING OR OTHER ADVISORS AS TO THE ADEQUACY OF THE INFORMATION IN THIS
FREE WRITING PROSPECTUS FOR YOUR PURPOSES.

                                       C-8

                      STRUCTURAL AND COLLATERAL TERM SHEET

GROUP 1 CHARACTERISTICS

DISTRIBUTION OF DSCR

                                 NUMBER OF                    % OF AGGREGATE
                                  MORTGAGE    CUT-OFF DATE        GROUP 1
RANGE OF DSCR(A)                   LOANS         BALANCE          BALANCE
------------------------------   ---------   --------------   --------------
1.05-1.19                             4      $    4,569,148         0.32%
1.20-1.29                            38         589,873,520        41.88
1.30-1.39                            12          63,154,332         4.48
1.40-1.49                            18         326,420,720        23.17
1.50-1.69                            11         176,862,689        12.56
1.70-1.99                             5          35,387,088         2.51
2.00-3.00                             7         212,322,216        15.07
                                    ---      --------------       ------
TOTAL                                95      $1,408,589,714       100.00%

DISTRIBUTION OF CUT-OFF DATE PRINCIPAL BALANCE

                                 NUMBER OF                    % OF AGGREGATE
CUT-OFF DATE PRINCIPAL            MORTGAGE    CUT-OFF DATE        GROUP 1
BALANCE ($)                        LOANS         BALANCE          BALANCE
------------------------------   ---------   --------------   --------------
$1,005,767- $4,999,999               35      $  104,520,098         7.42%
 5,000,000-  9,999,999               23         149,315,887        10.60
10,000,000- 14,999,999               11         131,845,761         9.36
15,000,000- 24,999,999               10         196,423,016        13.94
25,000,000- 39,999,999                8         242,646,636        17.23
40,000,000- 54,999,999                3         144,129,500        10.23
55,000,000-106,275,000                5         439,708,816        31.22
                                    ---      --------------       ------
TOTAL                                95      $1,408,589,714       100.00%

DISTRIBUTION OF AMORTIZATION TYPE

                                 NUMBER OF                    % OF AGGREGATE
                                 MORTGAGE     CUT-OFF DATE        GROUP 1
AMORTIZATION TYPE                  LOANS         BALANCE          BALANCE
------------------------------   ---------   --------------   --------------
Interest Only, then Amortizing
   Balloon                           49      $  709,680,469        50.38%
Amortizing Balloon                   32         346,920,640        24.63
Interest Only                         6         218,225,000        15.49
Interest Only/ARD                     3         106,450,000         7.56
Fully Amortizing                      1          19,090,567         1.36
Interest Only, then Amortizing
   Balloon/ARD                        1           5,000,000         0.35
Fully Amortizing with
   Graduated P&I Payment              3           3,223,037         0.23
                                    ---      --------------       ------
TOTAL                                95      $1,408,589,714       100.00%

DISTRIBUTION OF MORTGAGED PROPERTIES BY LOCATION

                                  NUMBER OF                    % OF AGGREGATE
                                  MORTGAGED    CUT-OFF DATE        GROUP 1
LOCATION                         PROPERTIES       BALANCE          BALANCE
------------------------------   ----------   --------------   --------------
California                            50      $  334,553,971        23.75%
   Southern                           36         250,008,296        17.75
   Northern                           14          84,545,674         6.00
Florida                               10         211,755,567        15.03
Virginia                               3         130,000,000         9.23
Arizona                               13         117,034,319         8.31
Other States*                        113         615,245,857        43.68
                                     ---      --------------       ------
TOTAL                                189      $1,408,589,714       100.00%

*    Includes 30 states and the District of Columbia.

DISTRIBUTION OF MORTGAGED PROPERTIES BY PROPERTY TYPE

                                  NUMBER OF                    % OF AGGREGATE
                                  MORTGAGED    CUT-OFF DATE        GROUP 1
LOCATION                         PROPERTIES       BALANCE          BALANCE
------------------------------   ----------   --------------   --------------
Office                                27      $  513,701,443        36.47%
Anchored Retail                       76         306,832,790        21.78
Multifamily                           12         148,396,182        10.54
Hospitality                           10         133,781,942         9.50
Special Purpose Retail                 1          92,500,000         6.57
Self Storage                          33          67,287,972         4.78
Unanchored Retail                     15          48,920,086         3.47
Manufactured Housing                   6          43,129,702         3.06
Industrial/Warehouse                   7          41,944,185         2.98
Mixed Use                              2          12,095,412         0.86
                                     ---      --------------       ------
TOTAL                                189      $1,408,589,714       100.00%

(a)  Two mortgage loans have subordinated B Notes; however the balances of and any debt service on the B Notes are not included in the DSCR or LTV calculations.

DISTRIBUTION OF CUT-OFF DATE LTV RATIOS

                                 NUMBER OF                    % OF AGGREGATE
RANGE OF CUT-OFF DATE LTV(%)      MORTGAGE    CUT-OFF DATE        GROUP 1
(A)                                LOANS         BALANCE          BALANCE
------------------------------   ---------   --------------   --------------
33.14-45.00                           6      $  155,231,991        11.02%
45.01-50.00                           1           1,950,000         0.14
50.01-55.00                           1           5,200,000         0.37
55.01-60.00                           3          17,223,245         1.22
60.01-65.00                          10         175,722,822        12.48
65.01-70.00                          18          81,048,646         5.75
70.01-75.00                          20         322,473,936        22.89
75.01-80.00                          35         631,239,073        44.81
80.01-80.09                           1          18,500,000         1.31
                                    ---      --------------       ------
TOTAL                                95      $1,408,589,714       100.00%

DISTRIBUTION OF MORTGAGE INTEREST RATE (%)

                                 NUMBER OF                    % OF AGGREGATE
                                  MORTGAGE    CUT-OFF DATE        GROUP 1
RANGE OF MORTGAGE RATES (%)        LOANS         BALANCE          BALANCE
------------------------------   ---------   --------------   --------------
4.950-5.249                          22      $  421,750,123        29.94%
5.250-5.499                          26         336,431,239        23.88
5.500-5.999                          40         596,406,962        42.34
6.000-6.499                           3          31,687,785         2.25
6.500-6.999                           1          19,090,567         1.36
7.000-8.250                           3           3,223,037         0.23
                                    ---      --------------       ------
TOTAL                                95      $1,408,589,714       100.00%

DISTRIBUTION OF REMAINING AMORTIZATION TERMS

                                 NUMBER OF                    % OF AGGREGATE
RANGE OF REMAINING                MORTGAGE    CUT-OFF DATE        GROUP 1
AMORTIZATION TERMS (MOS)           LOANS         BALANCE          BALANCE
------------------------------   ---------   --------------   --------------
Interest Only                         9      $  324,675,000        23.05%
156-240                               6          29,360,428         2.08
241-300                              12         127,647,905         9.06
301-360                              68         926,906,381        65.80
                                    ---      --------------       ------
TOTAL                                95      $1,408,589,714       100.00%

DISTRIBUTION OF ORIGINAL TERMS TO MATURITY

                                 NUMBER OF                    % OF AGGREGATE
RANGE OF ORIGINAL TERMS TO        MORTGAGE    CUT-OFF DATE        GROUP 1
MATURITY (MOS)                     LOANS         BALANCE          BALANCE
------------------------------   ---------   --------------   --------------
60-83                                 8      $  175,807,673        12.48%
84-119                                3          21,803,668         1.55
120-239                              80       1,188,664,768        84.39
240-282                               4          22,313,605         1.58
                                    ---      --------------       ------
TOTAL                                95      $1,408,589,714       100.00%

DISTRIBUTION OF REMAINING TERMS TO MATURITY

                                 NUMBER OF                    % OF AGGREGATE
RANGE OF REMAINING TERMS TO       MORTGAGE    CUT-OFF DATE        GROUP 1
MATURITY (MOS)                     LOANS         BALANCE          BALANCE
------------------------------   ---------   --------------   --------------
56-83                                10      $  191,082,035        13.57%
84-119                               73         975,784,574        69.27
120-179                               9         238,500,067        16.93
180-227                               3           3,223,037         0.23
                                    ---      --------------       ------
TOTAL                                95      $1,408,589,714       100.00%

DISTRIBUTION OF PREPAYMENT PROVISIONS

                                 NUMBER OF                    % OF AGGREGATE
                                  MORTGAGE    CUT-OFF DATE        GROUP 1
PREPAYMENT PROVISIONS              LOANS         BALANCE          BALANCE
------------------------------   ---------   --------------   --------------
Locked Out, then Defeasance          81      $1,297,506,010        92.11%
Locked Out, then Defeasance,
   then Prepayment Penalty%           3          51,630,000         3.67
Locked Out, then > YM and 1%         10          40,363,136         2.87
> YM and 1%                           1          19,090,567         1.36
                                    ---      --------------       ------
TOTAL                                95      $1,408,589,714       100.00%

THE INFORMATION IN THIS FREE WRITING PROSPECTUS, IF CONVEYED PRIOR TO THE TIME
OF YOUR CONTRACTUAL COMMITMENT TO PURCHASE ANY OF THE CERTIFICATES, SUPERSEDES
ANY INFORMATION CONTAINED IN ANY PRIOR SIMILAR MATERIALS RELATING TO THE
CERTIFICATES. THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS PRELIMINARY,
AND IS SUBJECT TO COMPLETION OR CHANGE. THIS FREE WRITING PROSPECTUS IS BEING
DELIVERED TO YOU SOLELY TO PROVIDE YOU WITH INFORMATION ABOUT THE OFFERING OF
THE CERTIFICATES REFERRED TO IN THIS FREE WRITING PROSPECTUS AND TO SOLICIT AN
OFFER TO PURCHASE THE CERTIFICATES, WHEN, AS AND IF ISSUED. ANY SUCH OFFER TO
PURCHASE MADE BY YOU WILL NOT BE ACCEPTED AND WILL NOT CONSTITUTE A CONTRACTUAL
COMMITMENT BY YOU TO PURCHASE ANY OF THE CERTIFICATES, UNTIL WE HAVE ACCEPTED
YOUR OFFER TO PURCHASE CERTIFICATES.

YOU ARE ADVISED THAT THE TERMS OF THE CERTIFICATES, AND THE CHARACTERISTICS OF
THE MORTGAGE LOAN POOL BACKING THEM, MAY CHANGE (DUE, AMONG OTHER THINGS, TO THE
POSSIBILITY THAT MORTGAGE LOANS THAT COMPRISE THE POOL MAY BECOME DELINQUENT OR
DEFAULTED OR MAY BE REMOVED OR REPLACED AND THAT SIMILAR OR DIFFERENT MORTGAGE
LOANS MAY BE ADDED TO THE POOL, AND THAT ONE OR MORE CLASSES OF CERTIFICATES MAY
BE SPLIT, COMBINED OR ELIMINATED), AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY
OF A FINAL PROSPECTUS. YOU ARE ADVISED THAT CERTIFICATES MAY NOT BE ISSUED THAT
HAVE THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. THE UNDERWRITER'S
OBLIGATION TO SELL SUCH CERTIFICATES TO YOU IS CONDITIONED ON THE MORTGAGE LOANS
AND CERTIFICATES HAVING THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. IF FOR
ANY REASON THE ISSUER DOES NOT DELIVER SUCH CERTIFICATES, THE UNDERWRITER WILL
NOTIFY YOU, AND NEITHER THE ISSUER NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION
TO YOU TO DELIVER ALL OR ANY PORTION OF THE CERTIFICATES WHICH YOU HAVE
COMMITTED TO PURCHASE, AND NONE OF THE ISSUER NOR ANY UNDERWRITER WILL BE LIABLE
FOR ANY COSTS OR DAMAGES WHATSOEVER ARISING FROM OR RELATED TO SUCH
NON-DELIVERY.

THIS FREE WRITING PROSPECTUS WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS
(INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF)
REGARDING THE POOL ASSETS AND STRUCTURE, INCLUDING PAYMENTS, INTEREST RATES,
WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS, SPREADS, MARKET
AVAILABILITY AND OTHER MATTERS. THE ACTUAL AMOUNT, RATE OR TIMING OF PAYMENTS ON
ANY OF THE UNDERLYING ASSETS MAY BE DIFFERENT, AND SOMETIMES MATERIALLY
DIFFERENT THAN ANTICIPATED, AND THEREFORE THE PRICING, PAYMENT OR YIELD
INFORMATION REGARDING THE CERTIFICATES MAY BE DIFFERENT FROM THE INFORMATION
PROVIDED HEREIN. THERE CAN BE NO ASSURANCE THAT ACTUAL PRICING WILL BE COMPLETED
AT THE INDICATED VALUE(S). IN ADDITION, PRICING OF THE CERTIFICATES MAY VARY
SIGNIFICANTLY FROM THE INFORMATION CONTAINED IN THIS FREE WRITING PROSPECTUS AS
A RESULT OF VARIOUS FACTORS, INCLUDING, WITHOUT LIMITATION, PREVAILING CREDIT
SPREADS, MARKET POSITIONING, FINANCING COSTS, HEDGING COSTS AND RISK AND USE OF
CAPITAL AND PROFIT. THE PRICING ESTIMATES CONTAINED HEREIN MAY VARY DURING THE
COURSE OF ANY PARTICULAR DAY AND FROM DAY TO DAY. YOU SHOULD CONSULT WITH YOUR
OWN ACCOUNTING OR OTHER ADVISORS AS TO THE ADEQUACY OF THE INFORMATION IN THIS
FREE WRITING PROSPECTUS FOR YOUR PURPOSES.

                                       C-9

                      STRUCTURAL AND COLLATERAL TERM SHEET

GROUP 2 CHARACTERISTICS

DISTRIBUTION OF DSCR

                                                               % OF
                                 NUMBER OF                  AGGREGATE
                                  MORTGAGE   CUT-OFF DATE    GROUP 2
RANGE OF DSCR(A)                   LOANS        BALANCE      BALANCE
------------------------------   ---------   ------------   ---------
1.13-1.19                             1      $ 14,077,388      4.54%
1.20-1.29                            13       139,465,931     44.96
1.30-1.39                             4        21,752,877      7.01
1.40-1.49                             4       108,495,079     34.98
1.50-1.69                             2        17,700,000      5.71
1.70-1.99                             1         6,150,000      1.98
2.00-2.04                             1         2,550,000      0.82
                                    ---      ------------    ------
TOTAL                                26      $310,191,275    100.00%

DISTRIBUTION OF CUT-OFF DATE PRINCIPAL BALANCE

                                                               % OF
                                 NUMBER OF                  AGGREGATE
CUT-OFF DATE                      MORTGAGE   CUT-OFF DATE    GROUP 2
PRINCIPAL BALANCE ($)              LOANS        BALANCE      BALANCE
------------------------------   ---------   ------------   ---------
$ 2,395,079-$4,999,999                9      $ 32,851,022     10.59%
  5,000,000- 9,999,999                9        64,562,865     20.81
 10,000,000-14,999,999                3        34,877,388     11.24
 15,000,000-24,999,999                3        57,700,000     18.60
 25,000,000-54,999,999                1        27,200,000      8.77
 55,000,000-93,000,000                1        93,000,000     29.98
                                    ---      ------------    ------
TOTAL                                26      $310,191,275    100.00%

DISTRIBUTION OF AMORTIZATION TYPE

                                                               % OF
                                 NUMBER OF                  AGGREGATE
                                  MORTGAGE   CUT-OFF DATE    GROUP 2
AMORTIZATION TYPE                  LOANS        BALANCE      BALANCE
------------------------------   ---------   ------------   ---------
Interest Only, then Amortizing
   Balloon                           14      $144,914,365     46.72%
Interest Only                         6       129,900,000     41.88
Amortizing Balloon                    6        35,376,910     11.40
                                    ---      ------------    ------
TOTAL                                26      $310,191,275    100.00%

DISTRIBUTION OF MORTGAGED PROPERTIES BY LOCATION

                                                                % OF
                                  NUMBER OF                  AGGREGATE
                                  MORTGAGED   CUT-OFF DATE    GROUP 2
LOCATION                         PROPERTIES      BALANCE      BALANCE
------------------------------   ----------   ------------   ---------
Maryland                              3       $105,100,000     33.88%
Arizona                               3         28,200,000      9.09
Colorado                              1         27,200,000      8.77
North Carolina                        3         24,550,000      7.91
Oklahoma                              4         23,235,000      7.49
Florida                               1         20,200,000      6.51
Other States*                        12         81,706,275     26.34
                                    ---       ------------    ------
TOTAL                                27       $310,191,275    100.00%

*    Includes 11 states.

DISTRIBUTION OF MORTGAGED PROPERTIES BY PROPERTY TYPE

                                                                % OF
                                  NUMBER OF                  AGGREGATE
                                  MORTGAGED   CUT-OFF DATE    GROUP 2
LOCATION                         PROPERTIES      BALANCE      BALANCE
------------------------------   ----------   ------------   ---------
Multifamily                          25        262,791,275     84.72%
Manufactured Housing                  2         47,400,000     15.28
                                    ---       ------------    ------
TOTAL                                27       $310,191,275    100.00%

(a)  Five mortgage loans have subordinated B Notes; however the balances of and any debt service on the B Notes are not included in the DSCR or LTV calculations.

(b)  The initial prepayment lockout period for this mortgage loan has expired.

DISTRIBUTION OF CUT-OFF DATE LTV RATIOS

                                                               % OF
                                 NUMBER OF                  AGGREGATE
RANGE OF CUT-OFF                  MORTGAGE   CUT-OFF DATE    GROUP 2
DATE LTV(%)(A)                     LOANS        BALANCE      BALANCE
------------------------------   ---------   ------------   ---------
52.58-60.00                           3      $ 13,600,000      4.38%
60.01-70.00                           4        31,097,753     10.03
70.01-75.00                           3       111,560,000     35.96
75.01-77.50                           3        13,973,956      4.50
77.51-80.00                          13       139,959,566     45.12
                                    ---      ------------    ------
TOTAL                                26      $310,191,275    100.00%

DISTRIBUTION OF MORTGAGE INTEREST RATE (%)

                                                               % OF
                                 NUMBER OF                  AGGREGATE
RANGE OF                          MORTGAGE   CUT-OFF DATE    GROUP 2
MORTGAGE RATES (%)                 LOANS        BALANCE      BALANCE
------------------------------   ---------   ------------   ---------
5.045-5.249                           2      $ 26,560,000      8.56%
5.250-5.499                          13       206,387,145     66.54
5.500-5.999                          10        63,166,742     20.36
7.000-7.412                           1        14,077,388      4.54
                                    ---      ------------    ------
TOTAL                                26      $310,191,275    100.00%

DISTRIBUTION OF REMAINING AMORTIZATION TERMS

                                                               % OF
                                 NUMBER OF                  AGGREGATE
RANGE OF REMAINING                MORTGAGE   CUT-OFF DATE    GROUP 2
AMORTIZATION TERMS (MOS)           LOANS        BALANCE      BALANCE
------------------------------   ---------   ------------   ---------
Interest Only                         6      $129,900,000     41.88%
230-240                               1        14,077,388      4.54
301-360                              19       166,213,887     53.58
                                    ---      ------------    ------
TOTAL                                26      $310,191,275    100.00%

DISTRIBUTION OF ORIGINAL TERMS TO MATURITY

                                                               % OF
                                 NUMBER OF                  AGGREGATE
RANGE OF ORIGINAL TERMS TO        MORTGAGE   CUT-OFF DATE    GROUP 2
MATURITY (MOS)                     LOANS        BALANCE      BALANCE
------------------------------   ---------   ------------   ---------
60-83                                 2      $ 97,178,877     31.33%
84-119                                1        14,077,388      4.54
120-120                              23       198,935,010     64.13
                                    ---      ------------    ------
TOTAL                                26      $310,191,275    100.00%

DISTRIBUTION OF REMAINING TERMS TO MATURITY

                                                               % OF
                                 NUMBER OF                  AGGREGATE
RANGE OF REMAINING TERMS TO       MORTGAGE   CUT-OFF DATE    GROUP 2
MATURITY (MOS)                     LOANS        BALANCE      BALANCE
------------------------------   ---------   ------------   ---------
55-83                                 3      $111,256,265     35.87%
84-119                               22       195,495,010     63.02
120-120                               1         3,440,000      1.11
                                    ---      ------------    ------
TOTAL                                26      $310,191,275    100.00%

DISTRIBUTION OF PREPAYMENT PROVISIONS

                                                               % OF
                                 NUMBER OF                  AGGREGATE
                                  MORTGAGE   CUT-OFF DATE    GROUP 2
PREPAYMENT PROVISIONS              LOANS        BALANCE      BALANCE
------------------------------   ---------   ------------   ---------
Locked Out, then Defeasance          24      $280,613,887     90.46%
YM, then Defeasance or YM             1        15,500,000      5.00
Locked Out, then > YM and
   2% (b)                             1        14,077,388      4.54
                                    ---      ------------    ------
TOTAL                                26      $310,191,275    100.00%

THE INFORMATION IN THIS FREE WRITING PROSPECTUS, IF CONVEYED PRIOR TO THE TIME
OF YOUR CONTRACTUAL COMMITMENT TO PURCHASE ANY OF THE CERTIFICATES, SUPERSEDES
ANY INFORMATION CONTAINED IN ANY PRIOR SIMILAR MATERIALS RELATING TO THE
CERTIFICATES. THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS PRELIMINARY,
AND IS SUBJECT TO COMPLETION OR CHANGE. THIS FREE WRITING PROSPECTUS IS BEING
DELIVERED TO YOU SOLELY TO PROVIDE YOU WITH INFORMATION ABOUT THE OFFERING OF
THE CERTIFICATES REFERRED TO IN THIS FREE WRITING PROSPECTUS AND TO SOLICIT AN
OFFER TO PURCHASE THE CERTIFICATES, WHEN, AS AND IF ISSUED. ANY SUCH OFFER TO
PURCHASE MADE BY YOU WILL NOT BE ACCEPTED AND WILL NOT CONSTITUTE A CONTRACTUAL
COMMITMENT BY YOU TO PURCHASE ANY OF THE CERTIFICATES, UNTIL WE HAVE ACCEPTED
YOUR OFFER TO PURCHASE CERTIFICATES.

YOU ARE ADVISED THAT THE TERMS OF THE CERTIFICATES, AND THE CHARACTERISTICS OF
THE MORTGAGE LOAN POOL BACKING THEM, MAY CHANGE (DUE, AMONG OTHER THINGS, TO THE
POSSIBILITY THAT MORTGAGE LOANS THAT COMPRISE THE POOL MAY BECOME DELINQUENT OR
DEFAULTED OR MAY BE REMOVED OR REPLACED AND THAT SIMILAR OR DIFFERENT MORTGAGE
LOANS MAY BE ADDED TO THE POOL, AND THAT ONE OR MORE CLASSES OF CERTIFICATES MAY
BE SPLIT, COMBINED OR ELIMINATED), AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY
OF A FINAL PROSPECTUS. YOU ARE ADVISED THAT CERTIFICATES MAY NOT BE ISSUED THAT
HAVE THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. THE UNDERWRITER'S
OBLIGATION TO SELL SUCH CERTIFICATES TO YOU IS CONDITIONED ON THE MORTGAGE LOANS
AND CERTIFICATES HAVING THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. IF FOR
ANY REASON THE ISSUER DOES NOT DELIVER SUCH CERTIFICATES, THE UNDERWRITER WILL
NOTIFY YOU, AND NEITHER THE ISSUER NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION
TO YOU TO DELIVER ALL OR ANY PORTION OF THE CERTIFICATES WHICH YOU HAVE
COMMITTED TO PURCHASE, AND NONE OF THE ISSUER NOR ANY UNDERWRITER WILL BE LIABLE
FOR ANY COSTS OR DAMAGES WHATSOEVER ARISING FROM OR RELATED TO SUCH
NON-DELIVERY.

THIS FREE WRITING PROSPECTUS WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS
(INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF)
REGARDING THE POOL ASSETS AND STRUCTURE, INCLUDING PAYMENTS, INTEREST RATES,
WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS, SPREADS, MARKET
AVAILABILITY AND OTHER MATTERS. THE ACTUAL AMOUNT, RATE OR TIMING OF PAYMENTS ON
ANY OF THE UNDERLYING ASSETS MAY BE DIFFERENT, AND SOMETIMES MATERIALLY
DIFFERENT THAN ANTICIPATED, AND THEREFORE THE PRICING, PAYMENT OR YIELD
INFORMATION REGARDING THE CERTIFICATES MAY BE DIFFERENT FROM THE INFORMATION
PROVIDED HEREIN. THERE CAN BE NO ASSURANCE THAT ACTUAL PRICING WILL BE COMPLETED
AT THE INDICATED VALUE(S). IN ADDITION, PRICING OF THE CERTIFICATES MAY VARY
SIGNIFICANTLY FROM THE INFORMATION CONTAINED IN THIS FREE WRITING PROSPECTUS AS
A RESULT OF VARIOUS FACTORS, INCLUDING, WITHOUT LIMITATION, PREVAILING CREDIT
SPREADS, MARKET POSITIONING, FINANCING COSTS, HEDGING COSTS AND RISK AND USE OF
CAPITAL AND PROFIT. THE PRICING ESTIMATES CONTAINED HEREIN MAY VARY DURING THE
COURSE OF ANY PARTICULAR DAY AND FROM DAY TO DAY. YOU SHOULD CONSULT WITH YOUR
OWN ACCOUNTING OR OTHER ADVISORS AS TO THE ADEQUACY OF THE INFORMATION IN THIS
FREE WRITING PROSPECTUS FOR YOUR PURPOSES.

                                      C-10

ANNEX D—
GLOBAL CLEARANCE, SETTLEMENT
AND TAX DOCUMENTATION PROCEDURES

Except in limited circumstances, the globally offered GMAC Commercial Mortgage Securities, Inc. Mortgage Pass-Through Certificates, Series 2006-C1 (the ‘‘global securities’’) will be available only in book-entry form. Investors in the global securities may hold those global securities through any of DTC, Clearstream or Euroclear. The global securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same day funds. Terms used but not defined in this Annex D have the meanings assigned to them in the prospectus supplement and the prospectus.

Secondary market trading between investors holding global securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations. Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding certificates will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream and Euroclear (in that capacity) and as DTC participants.

Non-U.S. holders (as described below) of global securities will be subject to U.S. withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All global securities will be held in book entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold those positions in accounts as DTC participants.

Investors electing to hold their global securities through DTC will follow the settlement practices applicable to similar issues of pass-through certificates. Investors’ securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no ‘‘lock-up’’ or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payments in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired date between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to similar issues of pass-through certificates in same-day funds.

Trading between Clearstream or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear participants will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

Trading between DTC seller and Clearstream or Euroclear purchaser. When global securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day before settlement. Clearstream or Euroclear will instruct the respective depositary, as the case may be, to receive the global securities against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant’s account against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant’s or Euroclear participant’s account. The global securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date. Clearstream participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the global securities are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream participant’s or Euroclear participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global securities to the respective depositary for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date.

Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

Trading between Clearstream or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day before settlement. In these cases, Clearstream or Euroclear will instruct the respective depositary, as appropriate, to deliver the bonds to the DTC participant’s account against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would instead be valued as of the actual settlement date. Finally, day traders that use Clearstream or Euroclear and that purchase global securities from DTC participants for delivery to Clearstream participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a)	borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b)	borrowing the global securities in the U.S. from a DTC participant no later than one day before settlement, which would give the global securities sufficient time to be reflected in their Clearstream or Euroclear account to settle the sale side of the trade; or

(c)	staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day before the value date for the sale to the Clearstream participant or Euroclear participant.

U.S. Federal Income Tax Documentation Requirements

A beneficial owner of global securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. persons, unless (1) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) that beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for non-U.S. Persons (Form W-8BEN ). Beneficial owners of certificates that are non-U.S. persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Withholding) or substitute form. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of that change.

Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI ). A non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form W-8ECI) (Certificate of Foreign Person’s Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States) or substitute form.

Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN ). Non-U.S. Persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Withholding) or substitute form. Form W-8BEN may be filed by the Beneficial Owner or his agent.

Exemption for U.S. Persons (Form W-9 ). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a global security or, in the case of a Form W-8BEN or a Form W-8ECI filer, its agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN is effective for three calendar years and Form W-8ECI is effective for three calendar years.

The term ‘‘U.S. person’’ means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (3) an estate the income of which is includable in gross income for United States tax purposes, regardless of its source or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the global securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities.

ANNEX E

CLASS XP REFERENCE RATE

Distribution Date	Rate	Distribution Date	Rate

E-1

‘‘GMAC06C1.xls’’ is a Microsoft Excel,* Version 5.0 spreadsheet that provides in electronic format certain information shown in Annex A in the prospectus supplement.

Open the file as you would normally open a spreadsheet in Microsoft Excel. After the file is opened, a screen will appear requesting a password. Please ‘‘click’’ the ‘‘read only’’ option. At that point, a securities law legend will be displayed. READ SUCH LEGEND CAREFULLY. To view the data, see the worksheets labeled ‘‘Annex A’’ and ‘‘MF Schedule,’’ respectively.

*	Microsoft Excel is a registered trademark of Microsoft Corporation.

No dealer, salesman or other person has been authorized to give any information or to make any representations not contained in this free writing prospectus and the prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the depositor or by the underwriters. This free writing prospectus and the prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this free writing prospectus and the prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information in this free writing prospectus or therein is correct as of any time since the date of this free writing prospectus.

TABLE OF CONTENTS

Free Writing Prospectus

Summary of Series 2006-C1 Mortgage Pass-Through Certificates and Pool Characteristics	S-6
Series 2006-C1 Mortgage Pool Characteristics	S-8
Summary of Series 2006-C1 Transaction	S-9
Risk Factors	S-24
The Depositor	S-67
The Trust and Transfer of the Mortgage Pool	S-67
The Sponsor	S-70
Other Originators and Sellers	S-73
Description of the Mortgage Pool	S-84
Servicing of the Mortgage Loans	S-129
The Pooling and Servicing Agreement	S-152
Description of the Certificates	S-161
Yield and Maturity Considerations	S-197
Federal Income Tax Consequences	S-213
Method of Distribution	S-217
Legal Matters	S-218
Ratings	S-218
Legal Investment	S-219
ERISA Considerations	S-220
Glossary	S-222
Annex A Characteristics of the Mortgage Loans	A-1
Annex B Significant Mortgage Loans	B-1
Annex C Structural and Collateral Term Sheet	C-1
Annex D Global Clearance, Settlement and Tax Documentation Procedures	D-1
Annex E Class XP Reference Rate	E-1
Prospectus
Prospectus Summary	3
Risk Factors	6
Description of the Trust	12
Yield and Maturity Considerations	18
The Depositor	25
GMAC Commercial Mortgage Corporation	26
Description of the Certificates	26
The Pooling and Servicing Agreements	36
Description of Credit Support	57
Legal Aspects of Mortgage Loans	59
Federal Income Tax Consequences	72
State and Other Tax Consequences	103
ERISA Considerations	103
Legal Investment	109
Use of Proceeds	111
Method of Distribution	111
Legal Matters	113
Financial Information	113
Where You Can Find Additional Information	113
Reports to Certificateholders	113
Incorporation of Information by Reference	114
Rating	114
Glossary	115

$1,581,278,000

(Approximate)

GMAC Commercial
Mortgage Securities, Inc.

Mortgage Pass-Through
Certificates, Series 2006-C1

FREE WRITING PROSPECTUS

Deutsche Bank Securities

Morgan Stanley

GMAC Commercial Holding
Capital Markets Corp.

$1,581,278,000 (APPROXIMATE)
GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
SERIES 2006-C1 MORTGAGE PASS-THROUGH CERTIFICATES